Issuer Free Writing Prospectus dated November 11, 2026
Filed Pursuant to Rule 433
Relating to Preliminary Prospectus dated November 10, 2026
Registration File No. 333-299633
This free writing prospectus relates to the initial public offering of Class A common stock of Anthropic, PBC (“Anthropic”). On November 10, 2026, Anthropic filed Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-299633) (“Amendment No. 2”) with the Securities and Exchange Commission (the “SEC”). Amendment No. 2 and a copy of the preliminary prospectus dated November 10, 2026 relating to this offering may be accessed through the following link:
https://www.sec.gov/Archives/edgar/data/2130357/000162828026072484/anthropicpbc-sx1ax2.htm
On November 11, 2026, Anthropic filed a Japanese amended securities registration statement relating to the initial public offering of shares of Class A common stock in Japan with the Kanto Regional Finance Bureau, including a prospectus, a copy of which is attached hereto as Exhibit A. This document is an English translation of the Japanese-language prospectus of Anthropic filed in Japan on November 11, 2026 in connection with a public offering in Japan of the Class A common stock of Anthropic.
Anthropic has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Anthropic has filed with the SEC for more complete information about Anthropic and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the preliminary prospectus may be obtained from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; or Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

Exhibit A
Japan Amendment

Prospectus for the Issuance of New Shares November 2026 Anthropic, PBC

1 With respect to the offering by the book-building method of registered par value Class A common stock (the “Shares”) to be made pursuant to this prospectus (US$3,000,000,000 (¥473,910,000,000) to US$3,500,000,000 (¥552,895,000,000)), the Company filed a securities registration statement on November 2, 2026 and an amendment to the securities registration statement on November 5, 2026 and November 11, 2026 with the Director-General of the Kanto Regional Finance Bureau pursuant to Article 5 of the Financial Instruments and Exchange Act; however, such filings have not yet become effective. Accordingly, the issue price and other terms of the offering will be amended in the future. In addition, other descriptions contained herein may also be amended. 2 Transactions in, and payment of dividends on, the Shares will be made in a foreign currency. Accordingly, if proceeds from the sale of the Shares, dividends and other amounts are received in Japanese yen, the yen-equivalent amount thereof may be affected by fluctuations in foreign exchange rates. 3 The original English-language financial statements are not included in this prospectus, but are included in the securities registration statement. 4 This prospectus is identical to the contents set forth in the securities registration statement referred to above, except for “Part IV. Special Information.” If, on the Pricing Date, the offering price in the Japanese offering and primary offering and secondary offering of the Shares in overseas markets in connection with the listing on the Nasdaq Global Select Market (hereinafter referred to as the “Offering” or this “Offering”) (that is, the offering price in the Japanese Primary Offering) and the matters to be corrected or that may be corrected in tandem with the determination of such price (namely, the number of Shares offered in the Japanese Primary Offering, the aggregate issue price, the aggregate amount to be capitalized, the aggregate payment amount, the estimated amount of issuance expenses, the estimated net proceeds, and the underwriting price per share, the methods of selling the Shares by financial instruments business operators handling the Japanese Primary Offering, the number of Shares offered in the primary offering in the Offering, the number of Shares offered in the secondary offering in the Offering, the number of the Shares offered in the primary offering in the Offering minus the number of Shares offered in the Japanese Primary Offering and the number of Shares additionally sold in the overseas offering and the maximum number of Shares to be issued pursuant to the Over-Allotment Option; together with the offering price in the Offering, hereinafter collectively referred to as the “Pricing Terms”) are determined, then, in lieu of delivery of amendment pages to the prospectus, during the period from the filing of the amendment to the Securities Registration Statement relating to the pricing until the last day of the application period, such matters will be publicly announced on the Company’s website (ipo.anthropic.com) and the websites of Mizuho Securities Co., Ltd. (https://www.mizuho- sc.com/information/index.html), Goldman Sachs Japan Co., Ltd. (https://www.goldmansachs.com/japan), Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. (https://www.sc.mufg.jp/), Morgan Stanley MUFG Securities Co., Ltd. (https://www.morganstanley.com/about-us/global-offices/japan/ja), Rakuten Securities, Inc. (https://www.rakuten-sec.co.jp/web/info/) and SBI Securities Co., Ltd. (https://www.sbisec.co.jp/ETGate/WPLETmgR001Control?OutSide=on&getFlg=on&burl=search_home&c at1=home&cat2=none&dir=info&file=home_list.html) (hereinafter collectively referred to as the “Websites”), and, when the Shares are offered, the offering price and the payment amount will be directly notified to the relevant offeree by telephone or other means (including email) (the “Direct Notice”). However, if the amendment to the Securities Registration Statement filed after the Pricing Date includes corrections to matters other than the Pricing Terms, amendment pages to the prospectus will be delivered. In such case, publication on the Websites and the Direct Notice may not be made. The Company has filed a registration statement on Form S-1 (including a preliminary prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering of the Shares to which this prospectus relates. Before you invest in the Company’s securities, you should read the preliminary prospectus included in that registration statement and the other documents the Company has filed with the SEC for more complete information about the Company and the offering. The Shares will be sold pursuant to a registration statement filed with and declared effective by the SEC, or, in transactions where delivery of the final prospectus is required because Rule 172 under the U.S. Securities Act of 1933 does not apply, against delivery of the final prospectus. Once available, a copy of the final prospectus may be obtained free of charge from the SEC’s website (www.sec.gov) and may also be obtained from the contact desk of the securities firms participating in the Offering: Goldman Sachs & Co. LLC (Attention: Prospectus Department, 200 West Street, New York, New York 10282; telephone: 866-471-2526; email: prospectus- ny@ny.email.gs.com); and Morgan Stanley & Co. LLC (Attention: Prospectus Department, 180 Varick Street, Second Floor, New York, New York 10014; telephone: 866-718-1649; email: prospectus@morganstanley.com). The registration statement may also be accessed through the following link: www.sec.gov/Archives/edgar/data/2130357/000162828026072484/anthropicpbc-sx1ax2.htm This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy any securities outside Japan, nor shall there be any sale of securities in any jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

【Cover】 【Document Filed】 Securities Registration Statement (including Amendment) 【Filing Authority】 Director-General of the Kanto Regional Finance Bureau 【Date of Filing】 November 2, 2026: Securities Registration Statement November 5, 2026: Amendment to Securities Registration Statement November 11, 2026: Amendment to Securities Registration Statement 【Company Name】 Anthropic, PBC 【 Title and Name of Representative】 Chief Executive Officer, Co-Founder, and Director, Dario Amodei 【Address of the Head Office】 548 Market Street, PMB 90375, San Francisco, CA 94104 The address above is the address of the principal office. The address of the registered office is as follows: 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808 【Name of Agent】 Attorney: Masakazu Kumagai Attorney: Katsumasa Suzuki Attorney: Toshimitsu Nemoto 【Address or Location of Agent】 2-6-1 Marunouchi, Chiyoda-ku, Tokyo Marunouchi Park Building Mori Hamada & Matsumoto 【Phone Number】 03-6266-8522 【Name of Administrative Contact Persons】 Attorney: Masayuki Ishibashi Attorney: Jun Umezawa Attorney: Kosuke Anan Attorney: Takayoshi Saito Attorney: Yuta Aikawa Attorney: Shuta Minami 【Address for Contact】 2-6-1 Marunouchi, Chiyoda-ku, Tokyo Marunouchi Park Building Mori Hamada & Matsumoto 【Phone Number】 03-6266-8905 【Class of Securities to be Offered (Sold)】 Class A Common Stock (Registered form, with par value) 【Aggregate Amount of Securities to be Offered (Sold)】 From 3,000,000,000 U.S. dollars (473,910,000,000 yen) to 3,500,000,000 U.S. dollars (552,895,000,000 yen) The above amount represents the estimated upper limit of the total of the issue price as of the date of this filing for the offering in Japan. The offering amount for the offering in Japan is scheduled to be determined on the Pricing Date. 【Matters Regarding Stabilization Transactions】 Not applicable. For stabilization transactions in regions other than Japan, please refer to “Part I: Securities Information, Special Notes Regarding the Offering or Sale, 5: Stabilization Transactions.” 【 Place Available for Public Inspection】 Not applicable Offering of Share Certificates Prior to Listing Approval The Company has applied for a listing of its Class A common stock on the Nasdaq Global Select Market (“Nasdaq”) on October 26, 2026 (U.S. Eastern Time); however, as of the filing date of this Securities Registration Statement, approval for such new listing on Nasdaq (“Listing Approval”) has not been granted. In this document, “U.S. dollars” means the lawful currency of the United States, and “yen” means the lawful currency of Japan. Solely for convenience, translations of U.S. dollars into yen are made at the telegraphic transfer middle rate for customer transactions of Mizuho Bank, Ltd. in effect as of October 1, 2026 (US$1 = ¥157.97). Unless otherwise specified, all U.S. dollar amounts into yen in this document are made on such basis.

1 Part I 【Securities Information】 Section 1 【Offering Terms】 1 【Offer of Shares】 (1) 【Newly Issued Shares】 At the offering price expected to be determined on the Pricing Date (scheduled to be any day from November 2026 through April 2027 and, as of the date of this document, assumed to be November 19, 2026; the same hereinafter), Mizuho Securities Co., Ltd., Goldman Sachs Japan Co., Ltd., Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., Morgan Stanley MUFG Securities Co., Ltd., Rakuten Securities, Inc. and SBI Securities Co., Ltd. (hereinafter collectively referred to as the “Applications Handling Financial Instruments Business Operators”), as described in “(2) Method of and Conditions for the Offer ② Conditions of the Offer” below, will handle the offer at the offering price, having been entrusted with the sale by Mizuho Securities USA LLC, Goldman Sachs & Co. LLC, MUFG Securities Americas Inc. or Morgan Stanley & Co. LLC (individually or collectively, the “Underwriter”), which will underwrite the Offering (as defined in Note 2 below) on a firm commitment basis. Mizuho Securities Co., Ltd. will act as the lead manager for the offering of the Shares in Japan contemplated by this document (hereinafter referred to as the “Japanese Primary Offering”) and Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. will act as the manager for the Japanese Primary Offering. The institutional portion of the offering in Japan will be jointly lead managed by Goldman Sachs Japan Co., Ltd., Morgan Stanley MUFG Securities Co., Ltd. and Mizuho Securities Co., Ltd. Any of the Applications Handling Financial Instruments Business Operators that solicits and sells in Japan will act only as handler of the Japanese Primary Offering and will not constitute an underwriter. The Underwriter is expected to pay the Company the aggregate underwriting price on the second business day after the Pricing Date, U.S. time, and the difference between the aggregate offering price and the aggregate underwriting price in the Offering (as defined in Note 2 below) will constitute the Underwriter’s proceeds. The Company will not pay any underwriting commission to the Underwriter. Whether Registered or Bearer, Whether with Par Value or No Par Value, and Class Number of Shares Description Registered par value Class A common stock (Par value of US$0.00001 per share) (Note 1) 38,461,539 shares to 50,000,000 shares (Note 2) (Note 1) (Note 1) Class A common stock (the “Shares”) constitutes common stock with a par value of US$0.00001 per share in the Company’s common stock capital, and the offering and trading thereof will be conducted in U.S. dollars. For details of the Shares, please refer to “Part II: Corporate Information, Section 1: Overview of the Legal System in the Home Country, 1: Overview of Corporate Structure and Related Matters, (2) Corporate Arrangements under the Articles of Incorporation and Other Governing Documents of the Filing Company, (a) Summary of Information Regarding Shares—Description of Capital Stock” below. (Note 2) The Japanese Primary Offering constitutes a part of the Japanese offering and primary offering and secondary offering of the Shares in overseas markets in connection with the listing on the Nasdaq (hereinafter referred to as this “Offering” or the “Offering,” described in “Special Notes Regarding the Offering or Sale, 1. Offering” below). Our Board of Directors has adopted resolutions to approve the Offering and related regulatory filings in each applicable jurisdiction on October 23, 2026. Because it is difficult, due to the procedures for this Offering, to determine the number of Shares to be issued in the Japanese Primary Offering as of the date of this document, the estimated range of the number of Shares to be issued in the Japanese 2 Primary Offering as of the date of this document is set forth herein. Such estimated range as of the date of this document may be changed, without limitation as to the upper or lower end of the range, in accordance with current U.S. market practice. The number of Shares to be issued in the Japanese Primary Offering will be determined on the Pricing Date, together with the determination of the issue price, taking into account the results of the book-building process conducted in connection with this Offering, within a range from 80% of the lower end of the above estimated range (or, if such range is changed after the filing of this document and prior to the Pricing Date, the range as so changed) (i.e., 30,769,232 Shares as of the date of this document) to 120% of the upper end of such range (i.e., 60,000,000Shares as of the date of this document). (Note 3) The Amended and Restated Certificate of Incorporation in effect as of the completion of this Offering will provide for Class N common stock, Class T common stock, Class F common stock, Class E common stock and Preferred Stock as classes of stock different from the Shares. For details, please refer to “Part II: Corporate Information, Section 1: Overview of the Legal System in the Home Country, 1: Overview of Corporate Structure and Related Matters, (2) Corporate Arrangements under the Articles of Incorporation and Other Governing Documents of the Filing Company, (a) Summary of Information Regarding Shares— Description of Capital Stock” below. (Note 4) No underwriting by a member firm as defined in Article 2, Paragraph 1, Item 8 of the Rules Concerning Underwriting, Etc. of Securities of the Japan Securities Dealers Association will be conducted in connection with the Japanese Primary Offering; accordingly, the demand survey conducted through the Japanese Primary Offering does not constitute “book-building” as defined in Article 2, Paragraph 1, Item 16 of those Rules. Summary No public trading market for the Shares existed prior to the Offering. The Company has applied to list the Shares on the Nasdaq, and trading in the Shares will commence on the Nasdaq on the listing date, which is the U.S. business day immediately following the Pricing Date. The Shares purchased through the offering of the Shares in overseas markets centered in the United States (the primary offering and secondary offering of the Shares in overseas markets) will be delivered on the second business day following the Pricing Date in New York, New York. The Shares purchased through the Japanese Primary Offering will be delivered on the second business day following the Pricing Date in Tokyo (or one business day following the Pricing Date in Tokyo, if a national holiday as specified in Article 2 of the Act on National Holidays falls within one business day of the Pricing Date in Tokyo). Purchasers of the Shares through the Japanese Primary Offering may trade the Shares from the listing date through the securities company with which each investor submitted its purchase application. For specific methods of trading, please inquire with the Applications Handling Financial Instruments Business Operators, as described in “(2) Method of and Conditions for the Offer ② Conditions of the Offer.” The Shares are not currently expected to be listed on any securities exchange in Japan.

3 (2) 【Method of and Conditions for the Offer】 ① 【Method of the Offer】 Form of Offering Number of Shares Aggregate Issue Price Aggregate Amount to be Capitalized Public offering (Book-building method) 38,461,539 shares to 50,000,000 shares (Note 2) From 3,000,000,000 U.S. dollars (473,910,000,000 yen) to 3,500,000,000 U.S. dollars (552,895,000,000 yen) (Note 3) From 384.62 U.S. dollars (60,758.42 yen) to 500.00 U.S. dollars (78,985.00 yen) (Note 4) (Note 1) The Applications Handling Financial Instruments Business Operators will handle the offer at the issue price, having been entrusted with the sale by the Underwriter, which will underwrite the Offering on a firm commitment basis. (Note 2) Because it is difficult, due to the procedures for this Offering, to determine the number of shares to be issued in the Japanese Primary Offering as of the date of this document, the estimated range of the number of shares to be issued in the Japanese Primary Offering as of the date of this document is set forth herein. Such estimated range as of the date of this document may be changed, without limitation as to the upper or lower end of the range, in accordance with current U.S. market practice. The number of shares to be issued in the Japanese Primary Offering may be determined on the Pricing Date, together with the determination of the issue price, taking into account the results of the book-building process conducted in connection with this Offering, within a range from 80% of the lower end of the above estimated range (30,769,232 shares as of the date of this document) to 120% of the upper end of such range (60,000,000 shares as of the date of this document); provided, however, that if such range is changed after the filing of this document and prior to the Pricing Date, such percentages shall apply to the range as so changed. (Note 3) As of the date of this document, the amount of underwriting discounts and other amounts that would be deducted from the offering price in calculating the issue price based on the offering price have not yet been determined. Accordingly, for purposes of this document, the offering price and the issue price are deemed to be the same, and the aggregate issue price is stated on that basis. Based on the foregoing assumption, because it is difficult, due to the procedures for this Offering, to calculate the aggregate issue price in the Japanese Primary Offering as of the date of this document, the amount set forth above represents the estimated range of the aggregate issue price in the Japanese Primary Offering as of the date of this document, calculated based on the assumed offering price as of the date of this document (i.e., from US$70.00 (11,057.90 yen) to US$78.00 (12,321.66 yen)) and the estimated range of the number of shares to be issued in the Japanese Primary Offering as of the date of this document (i.e., from 38,461,539 shares to 50,000,000 shares). The aggregate issue price in the Japanese Primary Offering will be determined on the Pricing Date. However, as described in Note 1 to “② Conditions of the Offer” below, in determining the terms of this Offering, the offering price may, in accordance with current U.S. market practice, be determined outside the range of the Initial Preliminary Price Range or the Revised Preliminary Price Range. For example, with respect to an increase in the offering price in determining the terms of this Offering, unless the aggregate number of shares in this Offering (the “Total Number of Shares,” which is expected to be 948,750,000 shares as of the date of this document (consisting of 801,351,354 Shares for the primary offering, 23,648,646 Shares for the secondary offering and up to 123,750,000 Shares that may be additionally sold by the Overseas Underwriters (as defined below) in an overseas offering primarily in overseas markets centered in the United States) and which may be changed after the date of this document upon presentation of the Revised Preliminary Price Range or on the Pricing Date, as described in Note 2 above) as finally determined is increased from the Total Number of Shares indicated together with the Initial Preliminary Price Range (or, if there is a Revised Preliminary Price Range, the Revised Preliminary Price Range), the maximum increase in the offering price will be limited to an amount equal to twice the lower end of the Initial Preliminary Price Range (or, if there is a Revised Preliminary Price Range, the Revised Preliminary Price Range) above the upper end thereof. In such case, the aggregate issue price in the Japanese Primary Offering may differ materially from the estimated range of the aggregate issue price in the Japanese Primary Offering set forth in this document. (Note 4) The amount obtained by multiplying the Shares to be issued by the Company in this Offering by the par value per share of US$0.00001 will be added to the Company’s stated capital. The amount set forth herein represents the estimated range of the amount to be included in stated capital in the Japanese Primary Offering, calculated based on the estimated range of the number 4 of shares to be issued in the Japanese Primary Offering as of the date of this document (i.e., from 38,461,539 shares to 50,000,000 shares). ② 【Conditions of the Offer】 Whether Par Value or No Par Value Offering Price (U.S. dollars) Amount to be Capitalized Subscription Unit (Shares) Application Period Application Deposit (U.S. dollars) Payment Date Par value shares Undetermined (Note 1) US$0.00001 per share 1 share or more In units of one share From November 2026 to April 2027 (Note 2) Per share Same amount as the offering price (Note 3) From November 2026 to April 2027 (Note 2) (Note 1) The offering price will be determined through a book-building process conducted in this Offering. The price range will be from US$70.00 (11,057.90 yen) to US$78.00 (12,321.66 yen) (the “Initial Preliminary Price Range”). The offering price is scheduled to be determined on the Pricing Date, taking into comprehensive consideration factors such as investor demand during the book-building process, as well as stock price fluctuation risks up to the listing date. However, depending on factors such as investor demand in the book-building process for this Offering, the results of the roadshow, or changes in the macroeconomic environment, in accordance with current U.S. market practices, the Initial Preliminary Price Range may be revised prior to the Pricing Date, without limitation as to the upper or lower end of the range (the terms presented upon such a revision shall be referred to as the “Revised Preliminary Price Range”). The Initial Preliminary Price Range, the Revised Preliminary Price Range and the offering price for the Japanese Primary Offering will be identical to the Initial Preliminary Price Range, the Revised Preliminary Price Range and the offering price for the Shares in this Offering. Please also note that the method for determining the offering price in this Offering differs from the typical method used in Japan for IPOs. First, (i) unlike typical IPOs in Japan, in this Offering, the Initial Preliminary Price Range may be revised prior to the Pricing Date, as described above. Second, (ii) in determining the offering price in this Offering, in accordance with current market practice in the United States, the offering price may be set at a price higher than the upper end or lower than the lower end of the Initial Preliminary Price Range or any Revised Preliminary Price Range. Accordingly, the offering price may be determined outside the range of the Initial Preliminary Price Range or any Revised Preliminary Price Range without prior notice or amendment to this document. However, even in the case described in (ii) above, the offering price will be set such that, at a minimum, the product of (x) the offering price so determined multiplied by (y) the Total Number of Shares does not fall below an amount equal to (a) the product of the lower end of the Initial Preliminary Price Range (or, if subsequently revised, the Revised Preliminary Price Range) multiplied by the Total Number of Shares indicated together with such Price Range, minus (b) 20% of an amount equal to the product of the upper end of the Initial Preliminary Price Range (or, if subsequently revised, the Revised Preliminary Price Range) multiplied by the Total Number of Shares indicated together with such Price Range. Based on the Initial Preliminary Price Range and the Total Number of Shares set forth in this document, the aggregate offering price will be at least US$51,612,000,000 (8,153,147,640,000 yen). In addition, with respect to any increase in the offering price at the time of pricing, so long as the Total Number of Shares for this Offering so determined does not exceed the Total Number of Shares indicated together with the Initial Preliminary Price Range (or, if subsequently revised, the Revised Preliminary Price Range), the offering price will not exceed the upper limit of the Initial Preliminary Price Range (or, if subsequently revised, the Revised Preliminary Price Range) plus an amount up to twice the lower limit of the range. Based on the Initial Preliminary Price Range and the Total Number of Shares set forth in this document, the aggregate offering price in such case will be capped at US$206,827,500,000 (32,672,540,175,000 yen). However, if the Total Number of Shares for this Offering so determined exceeds the Total Number of Shares indicated together with the Initial Preliminary Price Range (or, if subsequently revised, the Revised Preliminary Price Range), the offering price will be set such that, at a maximum, the product of (x) the offering price so determined multiplied by (y) the increased Total Number of Shares

5 does not exceed 120% of the product of the upper end of the Initial Preliminary Price Range (or, if subsequently revised, the Revised Preliminary Price Range) multiplied by the Total Number of Shares indicated together with such Price Range. Based on the Initial Preliminary Price Range and the Total Number of Shares set forth in this document, the aggregate offering price in such case will be capped at US$88,803,000,000 (14,028,209,910,000 yen). Investors should carefully consider an investment in the Shares based on the above pricing methodology and, taking into account the Initial Preliminary Price Range, as well as any Revised Preliminary Price Range that may subsequently be presented, should determine whether to submit purchase orders in the demand survey conducted in the Japanese Primary Offering. The Japanese Primary Offering forms part of this Offering and the demand survey conducted in the Japanese Primary Offering forms part of the book-building process for this Offering. However, because no underwriting by an “underwriting member firm” as defined in Article 2, Paragraph 1, Item 8 of the Rules Concerning Underwriting, Etc. of Securities prescribed by the Japan Securities Dealers Association will be conducted in connection with the Japanese Primary Offering, the demand survey conducted through the Japanese Primary Offering does not constitute “book-building” as defined in Article 2, Paragraph 1, Item 16 of such rules. (Note 2) As of the date of this document, November 19, 2026 is currently contemplated. (Note 3) The application deposit will be the same amount as the offering price in the Japanese Primary Offering and will bear no interest. (Note 4) No underwriting will be conducted in Japan in connection with the Japanese Primary Offering, and underwriting will be conducted only in the United States. The Japanese Primary Offering forms part of the Offering. The Applications Handling Financial Instruments Business Operators below will handle the Japanese Primary Offering, having been entrusted with the sale by the Underwriter. No underwriting commission will be paid in connection with the Offering. However, the aggregate difference between the offering price and the price at which the Underwriter underwrites the Shares will constitute the Underwriter’s proceeds. In addition, in connection with the Japanese Primary Offering, part of the Underwriter’s proceeds will be paid by the Underwriter to the Applications Handling Financial Instruments Business Operator as a sales agency commission. Any of the Shares entrusted to the Applications Handling Financial Instruments Business Operator that are not contracted with investors will be taken up by the Underwriter and sold by it. The method of selling the Shares by Mizuho Securities Co., Ltd. through face-to-face sales is as follows. During the period from November 11, 2026 (Japan time) until the Pricing Date, investors may submit indications of interest to Mizuho Securities Co., Ltd., with reference to the Initial Preliminary Price Range or the Revised Preliminary Price Range. Such indications of interest may be changed or withdrawn. Mizuho Securities Co., Ltd. will endeavor to conduct sales in a fair manner and intends to conduct distribution in accordance with its basic policy and internal rules regarding allocations. Investors will place applications with Mizuho Securities Co., Ltd. accompanied by the application deposit during the application period. The method of selling the Shares by Mizuho Securities Co., Ltd. through the internet is as follows. From November 11, 2026 (Japan time) until 10:00 a.m. on November 18, 2026 (Japan time) (expected), investors may, during the acceptance period designated by Mizuho Securities Co., Ltd., apply to Mizuho Securities Co., Ltd. to participate in the lottery through Mizuho Securities Net Club, with reference to the Initial Preliminary Price Range or the Revised Preliminary Price Range. By applying to participate in the lottery, an investor shall be deemed to have expressed its intention to purchase the Shares. Such application to participate in the lottery may be cancelled during the acceptance period designated by Mizuho Securities Co., Ltd. In applying to participate in the lottery for the Shares, investors acknowledge that the offering price may be determined outside the Initial Preliminary Price Range or the Revised Preliminary Price Range presented at the time of such application, and agree that, even if the offering price is determined outside such range, unless the application to participate in the lottery is cancelled by the deadline determined by Mizuho Securities Co., Ltd., the investor shall be bound to purchase, up to the number of Shares specified in such investor’s application to participate in the lottery, the number of Shares for which such investor is selected or placed on the waiting list as a result of the lottery. Investors are required to prepare, by the business day immediately preceding the Pricing Date, the estimated amount necessary for the purchase of the Shares, calculated using the foreign exchange rate designated by Mizuho Securities Co., Ltd. On the Pricing Date, Mizuho Securities Co., Ltd. shall notify investors who have applied to participate in the lottery of the determined offering terms and, based on the results of the lottery, the amount and number of Shares for which such investors have been selected or placed on the waiting list; provided, however, that investors who have been selected or placed on the waiting list may decline their applications to purchase through the link provided in such notification until 12:59 p.m. (Japan time) (planned) on the same date. Waiting-list applicants will, on and after 1:00 p.m. (Japan time) (planned) on the same date, be 6 advanced sequentially to selected status with respect to the Shares for which selected applicants have declined their applications to purchase. With respect to investors selected through the lottery and waiting-list investors who have been advanced to selected status, in each case who have not declined their applications to purchase by 12:59 p.m. (Japan time) (planned) on the same date, Mizuho Securities Co., Ltd. shall finalize the amount and number of Shares for which such investors have been selected or advanced to selected status, and shall notify such investors of the execution of the purchase of the Shares so finalized by 4:30 p.m. (Japan time) (planned) on the same date. For details regarding the lottery process and purchase procedures, please refer to the information provided through Mizuho Securities Co., Ltd.’s website. The method of selling the Shares by Goldman Sachs Japan Co., Ltd. is as follows (sales will be made only to institutional investors). During the period from November 11, 2026 (Japan time) until the Pricing Date, investors may submit indications of interest to Goldman Sachs Japan Co., Ltd., with reference to the Initial Preliminary Price Range or the Revised Preliminary Price Range. Such indications of interest may be changed or withdrawn. Goldman Sachs Japan Co., Ltd. will endeavor to conduct sales in a fair manner and intends to conduct distribution in accordance with its basic policy and internal rules regarding allocations. Investors will place applications with Goldman Sachs Japan Co., Ltd. accompanied by the application deposit during the application period. The method of selling the Shares by Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. is as follows. During the period from November 11, 2026 (Japan time) until the Pricing Date, investors may submit indications of interest to Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., with reference to the Initial Preliminary Price Range or the Revised Preliminary Price Range. Such indications of interest may be changed or withdrawn. Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. will endeavor to conduct sales in a fair manner and intends to conduct distribution in accordance with its basic policy and internal rules regarding allocations. Investors will place applications with Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. accompanied by the application deposit during the application period. The method of selling the Shares by Morgan Stanley MUFG Securities Co., Ltd. is as follows (sales will be made only to institutional investors). During the period from November 11, 2026 (Japan time) until the Pricing Date, investors may submit indications of interest to Morgan Stanley MUFG Securities Co., Ltd., with reference to the Initial Preliminary Price Range or the Revised Preliminary Price Range. Such indications of interest may be changed or withdrawn. Morgan Stanley MUFG Securities Co., Ltd. will endeavor to conduct sales in a fair manner and intends to conduct distribution in accordance with its basic policy and internal rules regarding allocations. Investors will place applications with Morgan Stanley MUFG Securities Co., Ltd. accompanied by the application deposit during the application period. The method of selling the Shares by Rakuten Securities, Inc. is as follows. From November 11, 2026 (Japan time) until 2:00 a.m. on November 19, 2026 (Japan time) (expected), investors may submit indications of interest for the Shares to Rakuten Securities, Inc. during the application period designated by Rakuten Securities, Inc. By submitting an indication of interest, an investor shall be deemed to have expressed its intention to purchase the Shares. Such indication of interest may be withdrawn during the application period designated by Rakuten Securities, Inc. In submitting an indication of interest for the Shares, investors acknowledge that the offering price may be determined outside the Initial Preliminary Price Range or any Revised Preliminary Price Range presented at the time of such indication of interest, and agree that, even if the offering price is determined outside such range, unless the indication of interest is withdrawn by the deadline specified by Rakuten Securities, Inc., the investor shall be bound to purchase, the number of Shares for which such investor is selected or placed on the waiting list as a result of the lottery, up to the number of Shares specified in such investor’s indication of interest. Rakuten Securities, Inc. shall endeavor to conduct the distribution in a fair manner and shall determine selected applicants and waiting-list applicants by lottery among investors who have submitted indications of interest. Investors are required to prepare, prior to such lottery, (i) if they wish to purchase the Shares in yen, the estimated amount (in yen) necessary for the purchase of the Shares, calculated using the foreign exchange rate designated by Rakuten Securities, Inc., or (ii) if they wish to purchase the Shares in U.S. dollars, the estimated amount (in U.S. dollars) necessary for the purchase of the Shares. At 9:30 a.m. on November 19, 2026 (Japan time) (expected), Rakuten Securities, Inc. shall notify investors who submitted indications of interest of the determined offering terms and, based on the results of the lottery, the amount and number of Shares allocated to selected applicants and waiting-list applicants. Investors may withdraw their intention to apply for purchase through Rakuten Securities, Inc.’s website until 12:59 p.m. (Japan time) (planned) on the same date after receipt of the notification of the lottery results. At 2:00 p.m. (Japan time) (planned) on the same date, Rakuten Securities, Inc. shall notify the final allocation of the Shares to investors selected through the lottery and waiting-list applicants whose allocation has been advanced due to the withdrawal by other investors (selected applicants) of their

7 intention to apply for purchase who have not withdrawn their intention to apply for purchase by 12:59 p.m. (Japan time) (planned). Upon receipt of such notice, investors will purchase the number of Shares set forth therein. For details regarding the lottery process and purchase procedures, please refer to the information provided through Rakuten Securities, Inc.’s website. The method of selling the Shares by SBI Securities Co., Ltd. through face-to-face sales is as follows. During the period from November 11, 2026 (Japan time) until the Pricing Date, investors may submit indications of interest to SBI Securities Co., Ltd. with reference to the Initial Preliminary Price Range or any Revised Preliminary Price Range. Such indications of interest may be modified or withdrawn. SBI Securities Co., Ltd. intends to endeavor to conduct sales in a fair manner. Investors shall submit applications to SBI Securities Co., Ltd. during the application period together with the application deposit. The method of selling the Shares by SBI Securities Co., Ltd. through the internet is as follows. During the period from November 11, 2026 (Japan time) until 10:59 a.m. on November 18, 2026 (Japan time) (expected), investors may submit applications to purchase the Shares in units of one Share through the SBI Securities Co., Ltd. website. In submitting an application to purchase the Shares, investors acknowledge that the offering price may be determined outside the Initial Preliminary Price Range or any Revised Preliminary Price Range presented at the time of such application, and agree that, even if the offering price is determined outside such range, the transaction shall be executed on or after 1:00 p.m. (Japan time) on the Pricing Date within the amount obtained by multiplying such offering price by the number of Shares applied for by the relevant investor. Investors who have submitted applications to purchase the Shares (the “Applicants” for purposes of this note) may, through the SBI Securities Co., Ltd. website, change the number of Shares applied for or cancel their applications until 10:59 a.m. on November 18, 2026 (Japan time) (expected). If SBI Securities Co., Ltd. expects that the aggregate number of Shares subject to applications to purchase will exceed the aggregate number of Shares to be distributed by SBI Securities Co., Ltd., SBI Securities Co., Ltd. shall conduct a lottery to determine the purchasers of the Shares and the number of Shares to be purchased and shall display on the SBI Securities Co., Ltd. website, for the Applicants, the lottery results (whether selected, placed on the waiting list or unsuccessful, and, with respect to selected Applicants and waiting-list Applicants, the maximum number of Shares that such Applicant may purchase) by 9:30 a.m. on November 19, 2026 (Japan time) (expected). In addition, selected Applicants and waiting-list Applicants will, on November 19, 2026 (Japan time) (expected), be notified of the determined offering terms and other relevant matters, and such selected Applicants and waiting-list Applicants may decline their applications to purchase through the SBI Securities Co., Ltd. website until 12:59 p.m. (Japan time) (planned) on the same date. Further, waiting-list Applicants shall, on and after 1:00 p.m. (Japan time) (planned) on the same date, be advanced sequentially to selected status with respect to the Shares in cases such as where selected Applicants decline their applications to purchase. With respect to Applicants who have been selected or placed on the waiting list (in the case of waiting-list Applicants, limited to those who have been advanced to selected status) and who have not declined their applications to purchase by 12:59 p.m. (Japan time) (planned) on the same date, the purchase of the Shares shall be finalized. SBI Securities Co., Ltd. shall, on or after 10:00 p.m. (Japan time) (planned) on the same date, sequentially display on the SBI Securities Co., Ltd. website, for selected Applicants and waiting-list Applicants who have been advanced to selected status, the finalized allocation of the Shares. For details regarding the process from applications to purchase through the lottery to the purchase of the Shares, and the method for depositing U.S. dollars into the foreign securities trading account, please refer to the information provided on the SBI Securities Co., Ltd. website. Investors are required, prior to submitting applications to purchase, to carefully read and understand the contents of this document and the cautionary information provided on the SBI Securities Co., Ltd. website. 8 Financial Instruments Business Operators Handling the Japanese Primary Offering Applications Handling Financial Instruments Business Operator Address Mizuho Securities Co., Ltd. 1-5-1 Otemachi, Chiyoda-ku, Tokyo Goldman Sachs Japan Co., Ltd. 2-6-1 Toranomon, Minato-ku, Tokyo Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. 1-9-2 Otemachi, Chiyoda-ku, Tokyo Morgan Stanley MUFG Securities Co., Ltd. 1-9-7 Otemachi, Chiyoda-ku, Tokyo Rakuten Securities, Inc. 2-6-21 Minami-Aoyama, Minato-ku, Tokyo SBI Securities Co., Ltd. 1-6-1 Roppongi, Minato-ku, Tokyo (Note 5) The settlement date for the Shares purchased through the Offering of the Shares in overseas markets centered in the United States (the primary offering and secondary offering of the Shares in overseas markets) is expected to be the second business day following the Pricing Date in New York, New York, and the settlement date for the Shares purchased through the Japanese Primary Offering is expected to be the second business day following the Pricing Date in Tokyo (or one business day following the Pricing Date in Tokyo, if a national holiday as specified in Article 2 of the Act on National Holidays falls within one business day of the Pricing Date in Tokyo). Share certificates representing the Shares will not be issued except in limited circumstances. (Note 6) If, on the Pricing Date, the offering price in the Offering (that is, the offering price in the Japanese Primary Offering) and the matters to be corrected or that may be corrected in tandem with the determination of such price (namely, the number of Shares offered in the Japanese Primary Offering, the aggregate issue price, the aggregate amount to be capitalized, the aggregate payment amount, the estimated amount of issuance expenses, the estimated net proceeds, and the underwriting price per share, the methods of selling the Shares by financial instruments business operators handling the Japanese Primary Offering, the number of Shares offered in the primary offering in the Offering, the number of Shares offered in the secondary offering in the Offering, the number of Shares offered in the primary offering in the Offering minus the number of Shares offered in the Japanese Primary Offering, the number of Shares additionally sold in the overseas offering and the maximum number of Shares to be issued pursuant to the Over-Allotment Option; together with the offering price in the Offering, hereinafter collectively referred to as the “Pricing Terms”) are determined, then, in lieu of delivery of amendment pages to the prospectus, during the period from the filing of the amendment to the Securities Registration Statement relating to the pricing until the last day of the application period, such matters will be publicly announced on the Company’s website (ipo.anthropic.com) and the websites of Mizuho Securities Co., Ltd. (https://www.mizuho- sc.com/information/index.html), Goldman Sachs Japan Co., Ltd. (https://www.goldmansachs.com/japan), Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. (https://www.sc.mufg.jp/), Morgan Stanley MUFG Securities Co., Ltd. (https://www.morganstanley.com/about-us/global-offices/japan/ja), Rakuten Securities, Inc. (https://www.rakuten- sec.co.jp/web/info/) and SBI Securities Co., Ltd. (https://www.sbisec.co.jp/ETGate/WPLETmgR001Control?OutSide=on&getFlg=on&burl=search_home&cat1=home&ca t2=none&dir=info&file=home_list.html), (hereinafter collectively referred to as the “Websites”), and, when the Shares are offered, the offering price and the payment amount will be directly notified to the relevant offeree by telephone or other means (including email) (the “Direct Notice”). However, if the amendment to the Securities Registration Statement filed after the Pricing Date includes corrections to matters other than the Pricing Terms, amendment pages to the prospectus will be delivered. In such case, publication on the Websites and the Direct Notice may not be made.

9 Summary Transactions in the Shares will be conducted in accordance with the foreign securities trading account agreement applicable to the foreign securities trading account opened by each applicant for the Shares with the Applications Handling Financial Instruments Business Operator handling the Japanese Primary Offering. Any applicant who does not have such a foreign securities trading account must open one. ③ 【Place of Handling Applications】 Applications will be handled at the Japanese branches, offices and business offices of the Applications Handling Financial Instruments Business Operators for the Japanese Primary Offering, as set forth in “(3) Underwriting of Shares” below. ④ 【Place of Handling Payments】 Payments will be handled at the Japanese branches, offices and business offices of the Applications Handling Financial Instruments Business Operator for the Japanese Primary Offering, as set forth in “(3) Underwriting of Shares” below. (3) 【Underwriting of Shares】 No underwriting will be conducted in Japan in connection with the Japanese Primary Offering. The Japanese Primary Offering forms part of the Offering, and the following financial instruments business operators will handle the Japanese Primary Offering. Financial Instruments Business Operators Handling the Japanese Primary Offering Applications Handling Financial Instruments Business Operator Address Mizuho Securities Co., Ltd. 1-5-1 Otemachi, Chiyoda-ku, Tokyo Goldman Sachs Japan Co., Ltd. 2-6-1 Toranomon, Minato-ku, Tokyo Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. 1-9-2 Otemachi, Chiyoda-ku, Tokyo Morgan Stanley MUFG Securities Co., Ltd. 1-9-7 Otemachi, Chiyoda-ku, Tokyo Rakuten Securities, Inc. 2-6-21 Minami-Aoyama, Minato-ku, Tokyo SBI Securities Co., Ltd. 1-6-1 Roppongi, Minato-ku, Tokyo 10 2 【Use of Proceeds from New Issuance】 (1) 【Amount of Net Proceeds from New Issuance】 Aggregate Payment Amount Estimated Amount of Issuance Expenses Estimated Net Proceeds From 3,000,000,000 U.S. dollars (473,910,000,000 yen) to 3,500,000,000 U.S. dollars (552,895,000,000 yen) Undetermined Undetermined (Note 1) As of the date of this document, the amount of underwriting discounts and other amounts that would be deducted from the offering price in calculating the issue price based on the offering price has not yet been determined. Accordingly, for purposes of this document, the offering price and the issue price are deemed to be the same, and the aggregate amount to be paid in is stated on that basis. Based on the foregoing assumption, because it is difficult, due to the procedures for this Offering, to calculate the aggregate issue price in the Japanese Offering as of the date of this document, the aggregate amount to be paid in set forth above represents the estimated range, as of the date of this document, of the aggregate issue price in the Japanese Offering, calculated based on the assumed issue price as of the date of this document (from US$70.00 (11,057.90 yen) to US$78.00 (12,321.66 yen)) and the estimated range, as of the date of this document, of the number of shares to be issued in the Japanese Offering (from 38,461,539 shares to 50,000,000 shares). The aggregate issue price in the Japanese Offering is expected to be determined on the Pricing Date. However, as described in Note 1 to “1. Offer of Shares—(2) Method of and Conditions for the Offer—② Conditions of the Offer” above, in determining the terms of this Offering, the offering price may, in accordance with current U.S. market practice, be determined outside the Initial Preliminary Price Range or the Revised Preliminary Price Range. For example, with respect to an increase in the offering price at the time the terms of this Offering are determined, unless the Total Number of Shares in this Offering as finally determined is increased from the Total Number of Shares indicated together with the Initial Preliminary Price Range (or, if there is a Revised Preliminary Price Range, the Revised Preliminary Price Range), the maximum increase in the offering price will be limited to an amount equal to twice the lower end of the Initial Preliminary Price Range (or, if there is a Revised Preliminary Price Range, the Revised Preliminary Price Range) above the upper end thereof. In such case, the aggregate issue price in the Japanese Offering may differ materially from the estimated range of the aggregate issue price in the Japanese Offering set forth in this document. The estimated amount of issuance expenses and the estimated net proceeds are expected to be determined on the Pricing Date. (Note 2) As no underwriting commission will be paid, the estimated amount of issuance expenses consists of expenses other than underwriting commissions.

11 (2) 【Use of Proceeds】 We intend to use the net proceeds we receive from this Offering and the concurrent private placement for general corporate purposes, including working capital, operating expenses, and capital expenditures, including investments in compute and infrastructure, as well as hiring and retention of highly skilled personnel. Additionally, we may use a portion of the net proceeds we receive from this Offering and the concurrent private placement to acquire or invest in businesses, products, services, or technologies. However, we do not have agreements or commitments for any material acquisitions or investments at this time. We also intend to use a portion of the net proceeds we receive from this Offering and the concurrent private placement to satisfy our anticipated tax withholding and remittance obligations of US$3.8 billion related to the RSU Settlement (as defined below). This amount is based upon the assumed offering price of US$74.00 per share, which is the midpoint of the Initial Preliminary Price Range (or, if subsequently revised, the Revised Preliminary Price Range), and an assumed 50.90% tax withholding rate. Each $1.00 increase or decrease in the assumed offering price of US$74.00 per share would increase or decrease, as applicable, the amount we would be required to pay to satisfy our tax withholding and remittance obligations related to the RSU Settlement by US$52 million. Pending the use of proceeds from this Offering and the concurrent private placement as described above, we may invest the net proceeds that we receive in this Offering and the concurrent private placement in short-term, investment-grade, interest-bearing instruments. The “RSU Settlement” is the net issuance of 49,754,965 shares of Class A common stock subject to restricted stock units (“RSUs”) outstanding as of September 30, 2026, for which the service-based vesting condition will be satisfied as of November 19, 2026 (U.S. time) and the performance-based vesting condition will be satisfied upon the effectiveness of the registration statement in the United States relating to this Offering, after giving effect to the withholding of 51,578,975 shares of Class A common stock subject to such RSUs to satisfy the associated estimated tax withholding and remittance obligations (based upon the assumed initial public offering price of US$74.00 per share, which is the midpoint of the Initial Preliminary Price Range (or, if subsequently revised, the Revised Preliminary Price Range), and an assumed 50.90% tax withholding rate). Section 2 【Selling Terms】 Not applicable. 12 【Special Notes Regarding the Offering or Sale】 1 Offering The Japanese Primary Offering forms part of the Offering. As part of the Offering, concurrently with the Japanese Primary Offering, an offering of the Shares in overseas markets, principally in the United States, consisting of a primary offering and a secondary offering of the Shares, is expected to be conducted. The overseas underwriters, represented by Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC (collectively referred to as the “Overseas Underwriters”), are expected to purchase and underwrite, severally and not jointly, all of the Shares offered in such overseas offering. In this Offering, (Undetermined) Shares will be offered in the primary offering and (Undetermined) Shares will be offered in the secondary offering. Further, the number of Shares offered in the primary offering described above consists of (Undetermined) Shares offered in the Japanese Primary Offering and (Undetermined) Shares offered in the Offering other than the Japanese Primary Offering. The Shares are expected to be listed on Nasdaq on the business day following the Pricing Date. In addition, in connection with the Offering, the Overseas Underwriters, taking into consideration investor demand for the Offering and other factors, may additionally sell up to (Undetermined) Shares in the overseas primary offering in overseas markets centered in the United States, and the Overseas Underwriters will have an option to receive issuance of up to (Undetermined) additional Shares from the Company to cover such sales (the “Over-Allotment Option”). The Overseas Underwriters may exercise the Over-Allotment Option for 30 days from the Pricing Date of the Offering (U.S. Eastern Time). We intend to use the net proceeds from the Offering and the concurrent private placement for general corporate purposes, including working capital, operating expenses, and capital expenditures, including investments in compute and infrastructure, as well as hiring and retention of highly skilled personnel. Additionally, we may use a portion of the net proceeds we receive from this Offering and the concurrent private placement to acquire or invest in businesses, products, services, or technologies. However, we do not have agreements or commitments for any material acquisitions or investments at this time. We also intend to use a portion of the net proceeds we receive from this Offering and the concurrent private placement to satisfy our anticipated tax withholding and remittance obligations of $3.8 billion related to the RSU Settlement. 2 Concurrent Private Placement Immediately subsequent to the completion of this Offering, and subject to certain conditions, Google LLC, NVIDIA Corporation, Advanced Micro Devices, Inc., Broadcom Inc., Micron Technology, Inc., Microsoft Corporation, and TSMC Partners, Ltd. will purchase, severally and not jointly, an aggregate of $26.0 billion of our Class N common stock from us in a private placement at a price per share equal to the initial public offering price. Based on an assumed initial public offering price of $74.00 per share, which is the midpoint of the Initial Preliminary Price Range (or, if subsequently revised, the Revised Preliminary Price Range), Google LLC would purchase 135,135,135 shares of our Class N common stock for approximately $10.0 billion, NVIDIA Corporation (“NVIDIA”) would purchase 135,135,135 shares of our Class N common stock for approximately $10.0 billion, Advanced Micro Devices, Inc. (“AMD”) would purchase 33,783,783 shares of our Class N common stock for approximately $2.5 billion, Broadcom Inc. (“Broadcom”) would purchase 13,513,513 shares of our Class N common stock for approximately $1.0 billion, Micron Technology, Inc. (“Micron”) would purchase 13,513,513 shares of our Class N common stock for approximately $1.0 billion,

13 Microsoft Corporation (“Microsoft”) would purchase 13,513,513 shares of our Class N common stock for approximately $1.0 billion, and TSMC Partners, Ltd. (“TSMC”) would purchase 6,756,756 shares of our Class N common stock for approximately $500 million. We will receive all of the proceeds from, and will not pay any underwriting discounts or commissions with respect to, the shares that are sold in the concurrent private placement. The sale of the shares in the concurrent private placement is contingent upon the completion of this Offering and the satisfaction of certain conditions. The shares of Class N common stock sold in the concurrent private placement will not be registered in this Offering, and will be “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”) and may be resold only pursuant to an effective registration statement or an available exemption from registration, including Rule 144, and certain of the purchasers may have registration rights as described under “Section 1: Overview of the Legal System in the Home Country, 1: Overview of Corporate Structure and Related Matters, (2) Corporate Arrangements under the Articles of Incorporation and Other Governing Documents of the Filing Company (a) Summary of Information Regarding Shares— Description of Capital Stock—Registration Rights.” These shares will not be subject to market standoff agreements with us or lock-up agreements with the Overseas Underwriters. 3. Proposed Purchases Certain members of our board of directors and entities affiliated or associated with them have indicated an interest in purchasing shares of our Shares in this Offering at the initial public offering price at an aggregate purchase price of up to $303 million. Because these indications of interest are not binding agreements or commitments to purchase, the Overseas Underwriters could determine to sell more, fewer, or no Shares to any of these individuals or entities and these individuals or entities could determine to purchase more, fewer, or no Shares in this Offering. The Overseas Underwriters will receive the same underwriting discounts and commissions on shares of our Shares purchased by these individuals or entities as they will from other shares of our Shares sold to the public in this Offering. Any Shares purchased by these individuals or entities will be subject to lock-up restrictions described in “Lock-up and Market Standoff Agreements” below. 4 Lock-up and Market Standoff Agreements Our directors, officers, and the holders of substantially all of our capital stock and securities convertible into or exercisable or exchangeable for our capital stock have entered into market standoff agreements with us under which they have agreed that, subject to certain exceptions, for a period of 180 days after the Pricing Date, they will not, without our prior written consent, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of our securities, including securities issued or issuable upon the conversion, exercise, exchange, reclassification, or replacement of such securities. The Overseas Underwriters have requested that these market standoff provisions apply in connection with this Offering, and we have agreed in the underwriting agreement with the Overseas Underwriters to enforce these market standoff provisions and similar restrictions during the period of up to 180 days after the Pricing Date and not amend or waive any such restrictions without the prior written consent of Goldman Sachs & Co., LLC and Morgan Stanley & Co. LLC, the representatives, on behalf of the Overseas Underwriters (hereinafter referred to as the “Overseas Underwriter Representatives”), except any amendment or waiver of such restrictions to permit a Transfer (as defined below) of securities that would be permissible under the terms of a lock-up agreement as described below. This agreement to enforce these market standoff provisions does not apply to shares that would be subject to a lock-up period extending beyond 180 days after the Pricing Date. We have agreed with the Overseas Underwriters that during the period beginning the Pricing Date and ending upon the earlier to occur of (x) 6:00 AM Eastern Time on the second full trading day immediately 14 following the public release of our quarterly financial results (which for this purpose does not include “flash” numbers or preliminary, partial earnings) for the fiscal quarter ending March 31, 2027 (the date of such public release, the “Q1 Earnings Release Date”) or (y) immediately after the close of the trading day on the 180th day after the Pricing Date (the “180th Day”) (such period, the “company lock-up period”), without the prior written consent of the Overseas Underwriter Representatives, subject to certain exceptions, we will not (a) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the U.S. Securities and Exchange Commission (the “SEC”) a registration statement under the Securities Act relating to, any shares of our Class A common stock or other securities substantially similar to our Class A common stock, including but not limited to any options or warrants to purchase shares of our Class A common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of Class A common stock (including our Class N common stock) or any such substantially similar securities, and any shares of Class A common stock issuable upon exercise, conversion, or exchange of any of the foregoing, or publicly disclose the intention to make any offer, sale, pledge, disposition, or filing, or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any of our Class A common stock or any such other securities, whether any such transaction described in (a) or (b) above is to be settled by delivery of shares of our Class A common stock or such other securities, in cash, or otherwise, or publicly disclose the intention to enter into any such equity swap or transfer arrangement. These restrictions do not apply to: (a) the shares sold in this Offering, (b) the issuance by us of our common stock upon the exercise (including any net exercise) of an option or warrant, the vesting and settlement (including any net settlement) of RSUs or similar equity awards, or the reclassification, exchange, or conversion of a security, in each case outstanding on the Pricing Date and identified herein, (c) the grant or issuance by us, or exercise or settlement (in cash, shares of our common stock, or otherwise), of options, stock appreciation rights, restricted stock awards, RSUs, performance stock awards, or any other type of equity award or arrangement to our employees, officers, directors, advisors, or consultants pursuant to our employee benefit plans described herein or the issuance by us of our common stock pursuant to our ESPP described herein, (d) the filing by us of one or more registration statements with the SEC on Form S-8 or any successor form thereto with respect to securities granted or to be granted pursuant to any of our employee benefit plans or the ESPP described herein, (e) facilitating the establishment or amendment of a trading plan on behalf of our stockholders, employees, officers, or directors pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of our common stock; provided that (i) such plan does not provide for the transfer of our common stock during the company lock-up period (except to the extent otherwise allowed pursuant to the terms of a lock-up agreement) and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of, or voluntarily made by, us regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of our common stock may be made under such plan during any lock-up period to which such stockholder, employee, officer, or director is bound, (f) facilitating sales of our common stock on behalf of our employees to satisfy the withholding taxes payable upon the vesting, exercise, or settlement of such employee’s equity awards pursuant to our employee benefit plans described herein, (g) the exchange or conversion (or other means by which shares of one class or series become another class or series) of any class or series of our capital stock for any other class or series of our capital stock, (h) the issuance by us of convertible notes or shares of common stock upon the conversion of convertible notes or Class N common stock issued or issuable under the NPAs (as defined in the “Part II Corporate Information, Section 3: Business Conditions, 3: Business and Other Risks—We may require additional capital to meet our substantial ongoing obligations and support our business growth, and our ability to

15 generate sufficient revenue and secure additional capital on acceptable terms is critical to our continued operations and competitive position.”) described herein, (i) the issuance by us of shares of common stock in connection with charitable donations or pursuant to our donation matching program as described herein, (j) the submission of a confidential registration statement in connection with the exercise of any registration rights described herein and any preparations related thereto, provided that such submission or preparations do not require or result in the public filing of a registration statement with the SEC or any other public announcement of such proposed registration by us or any third party during the company lock-up period (and no such filing, public announcement, or activity shall be voluntarily made or taken by us or any third party during the company lock-up period), and provided further that we must notify the Overseas Underwriters in this Offering prior to making any such submission, (k) the issuance of shares of Class F common stock and Class E common stock as described herein, (l) the issuance by us of shares of common stock in any private placement concurrent with this Offering as described herein, and (m) the sale, exchange, or issuance of, or entry into an agreement to sell, exchange, or issue, our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, options, restricted stock, RSUs, or warrants) in connection with any acquisition of the equity interests or assets of any person, the acquisition by us or our subsidiaries by any means of any license, right to use, business, properties, assets, products, technologies, or person, in one or a series of transactions (whether by means of merger, stock or equity purchase, asset purchase, or otherwise), including pursuant to an employee benefit plan assumed by us in connection with such transaction, or in connection with joint ventures, commercial relationships, or other strategic or collaborative corporate transactions or alliances, or any announcement or filing of a registration statement related thereto. In addition to the market standoff agreements, our co-founders, directors, and officers, certain of our current and former employees and consultants, and certain of our other stockholders (including certain stockholders holding more than 0.5% of our fully diluted shares prior to this Offering) have executed lock- up agreements that subject them to restrictions on Transfer (as defined below) in connection with this Offering. For purposes of this description of the lock-up agreements, references to our “common stock” refer to our Class A common stock and Class N common stock. Pursuant to these lock-up agreements, such lock-up parties may not (and may not cause or direct any of their affiliates to), without the prior written consent of the Overseas Underwriter Representatives: (a) offer, sell, contract to sell, pledge, grant any option, right, or warrant to purchase, purchase any option or contract to sell, lend, or otherwise transfer or dispose of any shares of our common stock, any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for, or that represent the right to receive shares of our common stock (such shares of our common stock, options, rights, warrants, or other securities, and any shares of common stock issuable upon exercise, conversion, or exchange of any of the foregoing, collectively, the “lock-up securities”), including without limitation any such lock-up securities now owned or hereafter acquired by such lock-up party, (b) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale, or the purchase or sale of, or entry into, any put or call option, or any combination thereof, forward, swap, or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge, or other disposition (whether by such lock-up party or someone other than such lock-up party) or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of our common stock or such other securities, in cash, or otherwise (for purposes of this section, any such sale, loan, pledge, or other disposition or transfer of economic consequences, a “Transfer”), (c) make any demand for or exercise any right with respect to the registration of any lock-up securities, or (d) otherwise publicly announce any intention to engage in or cause any action, 16 activity, transaction, or arrangement described in clauses (a), (b), or (c) above; provided, however, in the case where the lock-up party is a founder, if such action, activity, transaction, or arrangement is otherwise permitted under the lock-up agreement, such founder may publicly announce such action, activity, transaction, or arrangement upon three business days prior written notice to Overseas Underwriter Representatives and us. The restrictions on Transfer of the lock-up securities do not apply to the: a. Transfer by the lock-up party of the lock-up securities: (i) upon death by will, testamentary document, or intestate succession, (ii) except with respect to current or former employees and consultants who are not founders, directors, or officers, if the lock-up party is a natural person, to any member of the lock-up party’s immediate family, to other dependents, or to any trust, corporation, partnership, limited liability company, or other entity for the direct or indirect benefit of the lock-up party or the immediate family or other dependents of the lock-up party, or, in the case of our co-founders, directors, or officers, any philanthropic organization, or, if the lock-up party is a trust, to a trustor, trustee, or beneficiary of the trust, or the estate of a trustor, trustee, or beneficiary of such trust, (iii) to a corporation, partnership, limited liability company, or other entity of which the lock-up party and the immediate family of the lock-up party are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (iv) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(i) through (iii) above, (v) if the lock-up party is a corporation, partnership, limited liability company, trust, or other business entity, (A) to another corporation, partnership, limited liability company, trust, or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity, which fund or entity controls, is controlled by, manages, or is managed by, advises or is advised by, sub-advises or is sub-advised by, or is otherwise under common control with the lock-up party or affiliates of the lock-up party, or (B) as part of a distribution, transfer, or other disposition by the lock-up party to its stockholders, current or former partners, members, managers, beneficiaries, or other equityholders of the lock-up party or its affiliates, or to the estate of any such stockholders, partners, members, managers, beneficiaries, or other equityholders, (vi) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement, or other order of a court or regulatory agency, (vii) to us from any employee or service provider of ours or any of our direct or indirect subsidiaries upon death, disability, or termination of employment (including voluntary resignation), in each case, of such employee or service provider, (viii) if the lock-up party is not our officer or director, in connection with a Transfer of the lock-up party’s shares of common stock acquired (A) from the Overseas Underwriters in this Offering, or (B) in open market transactions after the closing date of this Offering or in the concurrent private placement in connection with this Offering, (ix) in connection with any sales of shares of Class A common stock by the lock-up party to the Overseas Underwriters pursuant to the underwriting agreement to be entered into in connection with this Offering, (x) to us in connection with the vesting, settlement, or exercise of RSUs, options, warrants, exchange, conversion, or other rights to purchase or otherwise acquire shares of common stock (including, in each case, by way of “net” or “cashless” exercise, settlement, or similar procedure) that are vested, vest, or are scheduled to expire or automatically vest during the applicable lock-up period, including any transfer to us for the purpose of satisfying any tax obligations (including withholdings and estimated tax obligations) or remittance payments due as a result of the grant, vesting, settlement, or exercise of such RSUs, options, warrants, exchange, conversion, or other rights, or in connection with the conversion of convertible securities, in all such cases of this clause (x) pursuant to equity awards granted under a stock incentive plan, long-term incentive plan, or other equity award plan or arrangement, or pursuant to the terms of convertible or exchangeable

17 securities, as applicable, each as described herein, provided that any securities received by the lock-up party upon such vesting, settlement, exercise, or conversion must be subject to the terms of a lock-up agreement, (xi) in the case where the lock-up party is a founder, director, officer, or a current or former employee or consultant, in “sell to cover” or similar open market transactions to generate such amount of cash to satisfy any exercise price or tax obligations (including withholdings and estimated tax obligations) or payments (including estimated payments) due as a result of the grant, vesting, settlement, or exercise of RSUs, options, warrants, exchange, conversion, or other rights, or in connection with the conversion of convertible securities or other rights, in all such cases of this clause (xi) pursuant to equity awards granted under a stock incentive plan, long-term incentive plan, or other equity award plan or arrangement, each as described herein, provided that any securities retained by the lock-up party after giving effect to this provision must be subject to the terms of a lock-up agreement, (xii) to any third-party pledgee in a bona fide transaction as collateral to secure obligations pursuant to a lending or similar financing arrangement between such third party (or its affiliates or designees) and the lock-up party and/or its affiliates, or in the case where the lock-up party is a founder, director, or officer, its estate planning vehicles, or otherwise in connection with any action by the lock-up party and/or its affiliates or estate planning vehicles, as applicable, to permit such pledgee to enforce its security interest under such arrangement by selling, transferring, appropriating, or otherwise disposing of the lock-up securities, provided that such arrangement is not a hedging transaction or arrangement (including any short sale, put, call, forward, swap, prepaid variable forward, or other derivative, however described or defined) designed to or reasonably expected to lead to a disposition or transfer of any of the economic consequences of ownership of the lock-up securities, and is not part of a plan to effect such a hedge (provided that, in the case of certain of our stockholders, on or after the date that is 195 days after the Pricing Date, up to 20% of each such stockholder’s lock- up securities that remain subject to the applicable lock-up period as of such date, or up to approximately 719 million shares in the aggregate, may be subject to such a hedging transaction or arrangement), or (xiii) as one or more bona fide gifts or charitable contributions (other than in the case where the lock-up party is a current or former employee or consultant who is not a founder, director, or officer), or, in the case where the lock-up party is a founder, director, or officer, for bona fide estate planning purposes; provided that (A) in the case of clauses (a)(i), (ii), (iii), (iv), (v), and, solely with respect to bona fide gifts or charitable contributions, (xiii) above, such transfer or distribution must not involve a disposition for value, (B) in the case of clauses (a)(i), (ii), (iii), (iv), (v), (vi), (xii), and (xiii) above, it is a condition to the transfer or distribution that the donee, devisee, transferee, pledgee, or distributee, as the case may be, must sign and deliver a lock-up agreement, (C) where the lock- up party is not a founder, director, or officer, in the case of clauses (a)(ii), (iii), (iv), and (v) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor, or distributee) under the Exchange Act or other public filing, report, or announcement reporting a reduction in beneficial ownership of lock-up securities must be required or must be voluntarily made in connection with such transfer or distribution (other than any required Form 5 filing), and (D) in the case of clauses (a)(i), (vi), (vii), (viii), (ix), (x), (xi), (xii), and (xiii), or in the case where the lock-up party is a founder, director, or officer, clauses (a)(i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii), and (xiii), above, no filing under the Exchange Act or other public filing, report, or announcement reporting a reduction in beneficial ownership of lock-up securities must be voluntarily made in connection with such transfer, and if any such filing, report, or announcement reporting a reduction in beneficial ownership of lock-up securities is legally 18 required in connection with such transfer during the applicable lock-up period, such filing, report, or announcement must clearly indicate in the footnotes thereto (x) the circumstances of such transfer or distribution, and (y) in the case of a transfer or distribution pursuant to clauses (a)(i), (vi), or (xiii), or in the case where the lock-up party is a founder, director, or officer, clauses (a)(i), (ii), (iii), (iv), (v), (vi), or (xiii), above, that the donee, devisee, transferee, or distributee has agreed to be bound by a lock-up agreement; b. entry into or amendment of a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the Transfer of the lock-up securities of the lock-up party, if then permitted by us, provided that none of the securities subject to such plan may be Transferred until after the expiration of the applicable lock-up period, except, in the case of our co-founders, non-founder directors and officers, and current and former employees and consultants, as otherwise permitted by the applicable lock-up agreement, and no public filing, report, or announcement under the Exchange Act, or any other public filing, report, or announcement, must be voluntarily made (whether by or on behalf of the lock-up party, us, or any other party) regarding, or that otherwise discloses, the establishment or amendment of such plan during the applicable lock-up period, and if any such filing, report, or announcement is legally required during the applicable lock-up period, such filing, report, or announcement must clearly indicate that none of the securities subject to such plan may be Transferred pursuant to such plan until after the expiration of the applicable lock-up period, except, in the case of our co-founders, non-founder directors and officers, and current and former employees and consultants, as otherwise permitted by the applicable lock-up agreement; c. (i) Transfer by the lock-up party of the lock-up securities pursuant to a bona fide third-party tender offer, merger, consolidation, or other similar transaction that is approved by our board of directors and made to all our holders of capital stock involving a change of control, provided that in the event that such tender offer, merger, consolidation, or other similar transaction is not completed, the lock-up securities must remain subject to the lock-up restrictions, and (ii) entry into any lock- up, voting, or similar agreement pursuant to which the lock-up party may agree to transfer, sell, tender, or otherwise dispose of shares of common stock or such other securities convertible into or exercisable or exchangeable for common stock in connection with a transaction described in clause (i) above; d. Transfer by the lock-up party of the lock-up securities to us in connection with (i) the conversion of our outstanding shares of preferred stock into shares of common stock in connection with the consummation of this Offering, or (ii) the conversion, reclassification, redemption, or exchange of any shares of any class of common stock or lock-up securities into shares of another class of common stock or lock-up securities, provided that any such shares of common stock or lock-up securities received upon such conversion, reclassification, redemption, or exchange pursuant to clause (i) or (ii) must be subject to the terms of a lock-up agreement; and e. exercise of any option to purchase any lock-up securities pursuant to any of our or our subsidiaries’ stock incentive plan, long-term incentive plan, stock purchase plan, or other equity award plan or arrangement, each as described herein, on a cash basis, and the receipt by the lock-up party from us of lock-up securities upon such exercise, provided that the underlying lock-up securities must be subject to the terms of a lock-up agreement. Our non-founder directors, officers, and current or former employees or consultants have agreed with the

19 Overseas Underwriters, or are bound by market standoff agreements with us for the benefit of the Overseas Underwriters, such that all of the lock-up securities owned by them are subject to the restrictions described above until the earlier to occur of (x) 6:00 AM Eastern Time on the second full trading day immediately following the Q1 Earnings Release Date or (y) immediately after the close of the trading day on the 180th Day, subject to specified early expiration provisions as follows: a. on or after the commencement of trading of our Class A common stock on the first trading day following the Pricing Date, up to 10% of the aggregate number of lock-up securities held by such lock-up parties as of the last day of the month preceding the month of the Pricing Date may be Transferred; and b. on or after 6:00 AM Eastern Time on the second full trading day immediately following the public release of our annual financial results (which for this purpose does not include “flash” numbers or preliminary, partial earnings) for the fiscal year ending December 31, 2026 (the date of such public release, the “FY26 Earnings Release Date”), up to an additional 35% of lock-up securities held by such lock-up parties as of the last day of the month preceding the month of the Pricing Date may be Transferred. Certain of our stockholders have agreed with the Overseas Underwriters, or are bound by market standoff agreements with us for the benefit of the Overseas Underwriters, such that all of the lock-up securities owned by them are subject to the restrictions described above until the earlier to occur of (x) 6:00 AM Eastern Time on the second full trading day immediately following the Q1 Earnings Release Date or (y) immediately after the close of the trading day on the 180th Day, subject to specified early expiration provisions as follows: a. on or after 6:00 AM Eastern Time on each of the dates that are 27 and 48 days, respectively, after the Pricing Date, up to 6.0% of the aggregate number of lock-up securities held by such lock-up parties as of the date that is seven days prior to the Pricing Date may be Transferred; b. on or after 6:00 AM Eastern Time on each of the dates that are 62 and 76 days, respectively, after the Pricing Date, up to an additional 7.0% of the aggregate number of lock-up securities held by such lock-up parties as of the date that is seven days prior to the Pricing Date may be Transferred; c. on or after 6:00 AM Eastern Time on the second full trading day immediately following the FY26 Earnings Release Date, up to an additional 12.5% of the aggregate number of lock-up securities held by such lock-up parties as of the date that is seven days prior to the Pricing Date may be Transferred; and d. on or after 6:00 AM Eastern Time on each of the dates that are 13, 27, 41, 55, and 69 days, respectively, after the FY26 Earnings Release Date, up to an additional 9.5% of the aggregate number of lock-up securities held by such lock-up parties as of the date that is seven days prior to the Pricing Date may be Transferred. Certain of our stockholders holding more than 0.5% of our fully diluted shares prior to this Offering have agreed with the Overseas Underwriters that the lock-up securities owned by them are subject to the restrictions described above until the earlier to occur of (x) 6:00 AM Eastern Time on the second full trading day immediately following the public release of our quarterly financial results (which for this purpose does not include “flash” numbers or preliminary, partial earnings) for the fiscal quarter ending September 30, 2027 (the date of such public release, the “Q3 Earnings Release Date”), or (y) immediately after the close 20 of the trading day on the 365th day after the Pricing Date, subject to specified early expiration provisions as follows: a. on or after 6:00 AM Eastern Time on each of the dates that are 27 and 48 days, respectively, after the Pricing Date, up to 1.8% of the aggregate number of lock-up securities held by such lock-up parties as of the date that is seven days prior to the Pricing Date may be Transferred; b. on or after 6:00 AM Eastern Time on each of the dates that are 62 and 76 days, respectively, after the Pricing Date, up to an additional 2.1% of the aggregate number of lock-up securities held by such lock-up parties as of the date that is seven days prior to the Pricing Date may be Transferred; c. on or after 6:00 AM Eastern Time on the second full trading day immediately following the FY26 Earnings Release Date, up to an additional 3.75% of the aggregate number of lock-up securities held by such lock-up parties as of the date that is seven days prior to the Pricing Date may be Transferred; d. on or after 6:00 AM Eastern Time on each of the dates that are 13, 27, 41, 55, and 69 days, respectively, after the FY26 Earnings Release Date, up to an additional 2.85% of the aggregate number of lock-up securities held by such lock-up parties as of the date that is seven days prior to the Pricing Date may be Transferred; e. on or after the earlier to occur of (i) 6:00 AM Eastern Time on the second full trading day immediately following the Q1 Earnings Release Date, and (ii) immediately after the close of the trading day on the 180th Day, up to an additional 4.2% of the aggregate number of lock-up securities held by such lock-up parties as of the date that is seven days prior to the Pricing Date may be Transferred; f. on or after 6:00 AM Eastern Time on each of the dates that are 34, 48, 62, and 76 days, respectively, after the Q1 Earnings Release Date, up to an additional 5.6% of the aggregate number of lock-up securities held by such lock-up parties as of the date that is seven days prior to the Pricing Date may be Transferred; g. on or after 6:00 AM Eastern Time on the second full trading day immediately following the public release of our quarterly financial results (which for this purpose does not include “flash” numbers or preliminary, partial earnings) for the fiscal quarter ending June 30, 2027 (the date of such public release, the “Q2 Earnings Release Date”), up to an additional 7.0% of the aggregate number of lock-up securities held by such lock-up parties as of the date that is seven days prior to the Pricing Date may be Transferred; and h. on or after 6:00 AM Eastern Time on each of the dates that are 27, 41, 55, 69, and 83 days, respectively, after the Q2 Earnings Release Date, up to an additional 6.3% of the aggregate number of lock-up securities held by such lock-up parties as of the date that is seven days prior to the Pricing Date may be Transferred. Our co-founders have agreed with the Overseas Underwriters that all of the lock-up securities owned by them, other than any shares of Class A common stock to be sold by them in this Offering pursuant to the underwriting agreement, are subject to the restrictions described above until the earlier to occur of (x) 6:00 AM Eastern Time on the second full trading day immediately following the Q3 Earnings Release Date, or (y) immediately after the close of the trading day on the 365th day after the Pricing Date. Notwithstanding the foregoing, each founder, together with any other signatories to such founder’s lock-up agreement, may

21 Transfer up to 29% of the aggregate number of lock-up securities held by them (as allocated among them) as of the last day of the month preceding the month of the Pricing Date beginning upon the earlier to occur of (x) 6:00 AM Eastern Time on the second full trading day immediately following the Q1 Earnings Release Date, and (y) immediately after the close of the trading day on the 180th Day. For purposes of the foregoing, (i) if the 180th Day or the 365th day after the Pricing Date is not a trading day, references to the close of the trading day on such day refer to the close of the last trading day immediately preceding such day, and (ii) if any day that is a specified number of days after the Pricing Date, the FY26 Earnings Release Date, the Q1 Earnings Release Date, or the Q2 Earnings Release Date is not a trading day, the applicable Transfer may be made beginning at 6:00 AM Eastern Time on the next trading day. The Overseas Underwriter Representatives, in their joint discretion, may release the lock-up securities described above in whole or in part at any time. In certain circumstances, the release of lock-up securities from the lock-up restrictions described above will trigger a pro rata release of lock-up securities held by certain other holders. 5 Stabilization Transactions In order to facilitate the offering of Shares, Morgan Stanley & Co. LLC, acting as stabilization agent on behalf of the Overseas Underwriters, may engage in transactions that stabilize, maintain, or otherwise affect the price of Shares. Specifically, the underwriter may sell more Shares than the Overseas Underwriters are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase under the underwriter’s option to purchase additional shares. The underwriter can close out a covered short sale by exercising the underwriter’s option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriter will consider, among other things, the open market price of Shares compared to the price available under the underwriter’s option to purchase additional shares. The underwriter may also sell Shares in excess of the underwriter’s option to purchase additional shares, creating a naked short position. The underwriter must close out any naked short position by purchasing Shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of Shares in the open market after pricing that could adversely affect investors who purchase Shares in this Offering. As an additional means of facilitating this Offering, the underwriter may bid for, and purchase, Shares in the open market to stabilize the price of Shares. These activities may raise or maintain the market price of Shares above independent market levels or prevent or slow a decline in the market price of Shares. The underwriter is not required to engage in these activities and may end any of these activities at any time. 6 Electronic Delivery of Prospectus The Applications Handling Financial Instruments Business Operators will provide the prospectus in the Japanese Primary Offering not in paper form but entirely by electronic delivery. A provider of a prospectus will be deemed to have delivered the prospectus if, with the consent of the person to whom the prospectus is to be provided, the matters stated in the prospectus are provided by electromagnetic means (Article 27- 30-9, Paragraph 1 of the Financial Instruments and Exchange Act and Article 23-2, Paragraph 1 of the Cabinet Office Ordinance on Disclosure of Corporate Information, etc.). Accordingly, if such consent is not obtained, or if such consent is revoked (Article 23-2, Paragraph 6 of the Cabinet Office Ordinance on Disclosure of Corporate Information, etc.), electronic delivery of the prospectus cannot be made; however, in the Japanese Primary Offering, Applications Handling Financial Instruments Business Operators will sell Shares only to investors from whom such consent has been obtained and not revoked. 22 7 Timing of Delivery of Prospectus Delivery of the prospectus relating to the Japanese Primary Offering will take place on or after November 11, 2026. Section 3 【Special Matters in the Case of Third-Party Allotment】 None.

23 Part II 【Corporate Information】 SELECT DEFINED TERMS The following are abbreviations, acronyms, and definitions of certain terms used in this document: “accelerators” refer to processors purpose-built or adapted for the large-scale computations required to pre-train, post-train, refine, and run super intelligence models. These processors are significantly more efficient and faster than general-purpose processors for these workloads. “agent loop” refers to the iterative cycle in which an SI agent receives a task, takes an action, such as planning a project, running code, or calling a tool, observes the result, and decides its next step, with this cycle repeating until the task is complete. The agent loop is the core execution pattern underlying agentic SI behavior. “agentic AI” or “agentic SI” refers to systems that, with varying degrees of autonomy, can plan, determine, and sequence actions and execute them to accomplish defined objectives, including through interaction with external tools, services, datasets, and environments on behalf of a user. “API” refers to application programming interface, a standardized interface that allows external software to access a system’s capabilities programmatically. SI model providers may offer APIs that allow software developers to send inputs to a model and receive outputs, enabling integration into the software developers’ products and workflows. “Applied AI” refers to a discipline and organizational function focused on embedding SI capabilities directly into production business environments to address specific customer requirements. Applied AI teams, which include forward-deployed engineers, work with enterprises to design and deploy custom solutions, specialized workflows, and domain-specific implementations tailored to a customer’s own systems and processes. “artificial intelligence” or “AI” refers to a machine-based system that learns or is trained from data and, for explicit or implicit objectives and with varying levels of autonomy, processes that data to infer patterns, generate outputs—such as predictions, content, recommendations, and decisions—and act upon physical or virtual environments. For purposes of this document, we use the terms “artificial intelligence,” “AI,” “super intelligence,” and “SI” interchangeably. “closing the loop” refers to a development cycle in which successive versions of an SI model assist in building the next, with the goal of compounding capability gains over time. “compute” refers to the computational processing resources used to train and run SI models, including, without limitation, specialized accelerators, memory, networking, storage, and power systems that are deployed in data centers or other physical computing environments. “compute multipliers” refer to algorithmic and methodological improvements in training and inference that increase the effective output of a given amount of compute. “computer use” refers to an SI capability that allows a model to observe and interact with a graphical user interface, such as clicking, typing, and navigating applications, similar to how a human operator would. 24 “Constitutional AI” refers to an approach to training AI models using a set of written principles, which we refer to as Claude’s constitution, currently organized around four priorities: being broadly safe, broadly ethical, compliant with our guidelines, and genuinely helpful. Under Constitutional AI, our models evaluate, critique, and revise their own responses against these principles, enabling us to define and control model behavior through auditable principles, rather than relying solely on fixed rule-based instructions or human reviewers. “context window” refers to the maximum amount of text, code, or other content, measured in tokens, that an SI model can process in a given request, encompassing instructions, prior conversation history, user input, and the model’s output. “CSP” refers to a cloud service provider, a technology company that owns and operates large-scale cloud computing infrastructure and provides on-demand compute, storage, and networking. CSPs may also serve as distribution channels through which SI products and services are made available to customers. The largest CSPs, sometimes referred to as hyperscalers, operate at global scale with significant infrastructure and market concentration. “customer” refers to a prosumer or an organization that uses our models, platform, or applications. “customers with $100,000 or more of revenue on a TTM basis,” “customers with $1 million or more of revenue on a TTM basis,” and “customers with $10 million or more of revenue on a TTM basis” each refer to customers contributing revenue equal to or greater than the applicable dollar amount during the trailing twelve-month (“TTM”) period ending on the measurement date. For purposes of this metric, we define a customer as a distinct organization, identified by aggregating the accounts that we determine belong to the same organization based on internal records and available data. We do not separately define or internally track a category of “enterprise” customers, and our customers are not segmented or measured internally by reference to whether a given customer is an “enterprise.” Because spending $100,000 or more on our products is generally characteristic of organizational rather than individual usage, we use the number of and revenue from customers with $100,000 or more of revenue on a TTM basis as our measure of enterprise adoption and engagement with Claude throughout this document, including in references to “enterprise customers” and “enterprise adoption.” “frontier intelligence” refers to SI systems at the current leading edge of capability and safety, performing at or near the highest levels of any existing system across a broad range of tasks. “hallucinations” refer to outputs in which an SI model generates factually incorrect or fabricated information with apparent confidence. “inference” refers to the process by which a trained SI model processes an input and generates an output. Inference occurs each time a user or agent interacts with an SI system. “interleaved thinking” refers to a capability whereby an SI model interposes discrete reasoning steps between successive tool calls within a single response, rather than confining its reasoning to a single planning phase at the outset. “interpretability” refers to research into how and why SI models produce specific outputs, with the goal of making model behavior more transparent and verifiable, especially in high-stakes applications.

25 “knowledge work” refers to complex cognitive work and related professional activities, including obtaining, producing, analyzing, and communicating information through tasks such as coding, drafting analyses, synthesizing research, building financial models, and managing and automating documents and workflows. “LLMs” refer to large language models, or SI models trained primarily on large datasets to understand and generate natural language and computer code. “mechanistic interpretability” refers to a subfield of interpretability research focused on reverse- engineering the internal computations of neural networks. Rather than inferring model behavior from inputs and outputs alone, mechanistic interpretability seeks to identify the specific features and circuits within a model that give rise to its behavior with the goal of making model reasoning auditable at the mechanism level and detecting failure modes, including deceptive or unsafe behavior, that may not surface in standard testing. “model weights” refer to the numerical parameters encoding a trained SI model’s behavior, which are the primary intellectual asset of a frontier intelligence developer, representing the accumulated investment in compute, data, and research. “multi-agent orchestration” refers to an architecture in which multiple SI agents collaborate on a shared task, with one coordinating while others execute subtasks in parallel, enabling more complex, long-horizon work than a single agent can complete alone. “Net Revenue Retention” reflects customer expansion, contraction, and churn as of a measurement date. We calculate Net Revenue Retention by dividing the Qualified Customers’ Current Period revenue by their Base Period revenue. A Qualified Customer is a customer with at least $1 of revenue during the Base Period, excluding subscribers to our Claude Pro, Max, and Ultra plans, whose fixed-price subscriptions do not reflect the expansion and contraction behavior this metric is intended to capture. The Base Period is the three months ending a year prior to the measurement date. The Current Period is the three months ending as of the measurement date. “open-weight” refers to an SI model whose trained model weights are publicly released, allowing third parties to download, run, and modify the model, subject to the terms of the model’s license, without necessarily providing access to the underlying training data or code. “pay-for-intelligence” or “consumption” refers to our revenue model under which customers pay for their usage of our intelligence service, which is metered in tokens and priced according to the model selected. “persistent,” in the context of SI applications, refers to denoting data, state, or context that is continuously retained beyond the boundary of a single operation, session, or interaction, remaining accessible for reuse across subsequent steps, sessions, or workflows without requiring reinitialization. “post-training” refers to the collection of techniques applied to a pre-trained model to refine its behavior, including reinforcement learning, supervised refinement methods, and other alignment methods. Post- training is the stage in which much of the work to make a frontier model helpful, accurate, and safe is performed, including the application of safety and alignment techniques. “pre-training” refers to the initial stage of training an SI model, in which the model learns general patterns and representations from large-scale datasets of text, code, and other data, typically by predicting the next token in a sequence. The output of pre-training is a base model with broad capabilities that has not yet been adapted for any specific deployment context. 26 “primitives” refer to the foundational, modular building blocks of a software system from which more complex applications and workflows are constructed. “prompt injection” refers to an adversarial technique in which malicious instructions are embedded in content an SI model is asked to process, such as websites, documents, or tool outputs, with the aim of overriding or manipulating the model’s intended behavior, typically without the user’s knowledge. “prosumers” refer to individual users who subscribe to SI tools to perform knowledge work. “reinforcement learning” refers to a machine learning approach in which a model learns to perform a task by taking actions, receiving feedback signals called rewards, and adjusting its behavior to maximize the rewards it accrues over time. In contemporary SI development, reinforcement learning is widely used to refine model behavior after pre-training, including to improve helpfulness, accuracy, and adherence to safety guidelines. “RLHF” refers to reinforcement learning from human feedback, a specific form of reinforcement learning in which human evaluators rate the model’s responses, and those ratings are used as the reward signal to guide training. “Run-Rate Revenue” is an operating metric that refers to the estimated annualized value of our revenue- generating activity as of a measurement date, calculated as the sum of (i) our consumption-based fees during the trailing 28-day period ended on the measurement date, multiplied by 13, and (ii) our aggregate monthly subscription fees as of the measurement date, multiplied by 12. For purposes of calculating Run- Rate Revenue, consumption-based fees and subscription-based fees are derived from customer usage and active subscriptions. “super intelligence” or “SI” refers to a machine-based system that learns or is trained from data and, for explicit or implicit objectives and with varying levels of autonomy, processes that data to infer patterns, generate outputs—such as predictions, content, recommendations, and decisions—and act upon physical or virtual environments. For purposes of this document, to avoid confusion, we use the terms “super intelligence,” “SI,” “artificial intelligence,” and “AI” interchangeably. On September 29, 2026, the President of the United States issued Executive Order 14434, which directs federal executive departments and agencies to use the terms “Super Intelligence” and “SI” in place of “Artificial Intelligence” and “AI.” “systems integrators” refer to third-party technology and professional services firms that design, build, and deploy integrated solutions for customers by combining products and services from multiple technology vendors into unified systems tailored to customer needs. “tokens” refer to numeric units into which an SI model converts the data it processes, including text, images, audio, and video, the number of which varies by the model and tokenizer applied. Tokens are the smallest individual units of data a language model processes and can correspond to words, subwords, characters, or bytes. A tokenizer is the component of a model that converts customer inputs into the sequence of tokens the model processes and then converts the processed tokens into the outputs provided to customers.

27 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS This document contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. All statements contained in this document other than statements of historical fact, including statements regarding our future results of operations, financial position, market size and opportunity, our business strategy and plans, the factors affecting our performance, and our objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “goal,” “objective,” “seek,” “forecast,” or “continue,” or the negative of any of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this document include, but are not limited to, statements about: • our future financial performance, including our expectations regarding our revenue, compute and infrastructure expenses, and operating expenses, and our ability to achieve and maintain future profitability; • the sufficiency of our cash, cash equivalents, and investments and amounts available under our A&R Credit Facility to meet our working capital and liquidity needs; • the amount, nature, and timing of our capital expenditures and other compute and infrastructure commitments, our ability to fund such commitments and achieve expected returns, and our ability to convert compute investments into revenue-generating customer workloads on anticipated timelines; • our ability to successfully execute our business and growth strategy, including scaling our operations and managing costs, timelines, and operational complexity, and pursuing our public benefit initiatives consistent with our public benefit purpose; • our expectations and management of future growth; • our ability to raise additional capital through future debt or equity financing on acceptable terms, and the potential dilutive or restrictive effects of any such financing on our stockholders and operations; • our expectations concerning relationships with third parties and access to compute and infrastructure, including potential conflicts of interest with cloud service providers and chip partners that develop competing super intelligence1 offerings; • the demand for our offerings and the pricing thereof, including potential changes to our pricing structure; • our ability to attract and retain customers and our expectations regarding revenue concentration among a limited number of customers and distribution channels; • our ability to attract, develop, and retain highly skilled personnel, and to maintain our culture, talent density, and mission alignment as we grow; 1 For purposes of this document, we use the terms “super intelligence,” “SI,” “artificial intelligence,” and “AI” interchangeably. 28 • our ability to develop new models, platforms, and applications and bring them to market in a timely manner and make enhancements to our current models, platform, and applications, and to remain at the frontier of AI; • our plans and commitments with respect to AI safety, responsible deployment, and safety-related access restrictions on frontier models, and the commercial and operational implications of those commitments; • our ability to maintain the availability and operability of our models, platform, and applications; • our ability to compete with existing and new competitors in existing and new markets and offerings; • our expectations regarding new and evolving markets, including our ability to expand our operations, customer base, and revenue internationally and to adapt our models, platform, and applications to local language, regulatory, and market requirements in new jurisdictions; • our ability to identify, execute, and integrate beneficial acquisitions, investments, and strategic partnerships; • our ability to manage risk associated with our business, including risks arising from our public benefit corporation status and the role of the Long-Term Benefit Trust (the “LTBT”) in our governance; • our ability to protect our models, platform, applications, and systems against cybersecurity threats, including nation-state and other sophisticated threat actors; • our expectations regarding the effects of existing and developing laws and regulations, including with respect to AI, copyright, privacy and data protection, and export controls, economic sanctions, and other trade controls; • our ability to maintain, protect, and enhance our intellectual property; • our ability to develop and protect our brand, including the impact of safety, security, or misuse incidents and of our public positions on AI policy and regulation; • the increased expenses associated with being a public company; • the outcome of pending or future litigation, regulatory proceedings, and governmental enforcement actions, and their potential effects on our business, financial condition, and results of operations; • our dividend policy, including our current intention not to pay cash dividends and to retain future earnings for use in our business; • the development and maintenance of an active trading market for our Class A common stock and the potential volatility of our stock price following this Offering and the concurrent private placement; and • our anticipated uses of net proceeds from this Offering. We caution you that the foregoing list may not contain all of the forward-looking statements made in this document. We have based the forward-looking statements contained in this document primarily on our current

29 expectations, estimates, forecasts, and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors, including those described in “Section 3: Business Conditions, 3: Business and Other Risks” and elsewhere in this document. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this document. Although we believe that we have a reasonable basis for each forward-looking statement contained in this document, we cannot assure you that the future results, events, and circumstances reflected in the forward-looking statements will be achieved or occur at all, and actual future results, events, and circumstances could differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance upon forward-looking statements as predictions of future events. The forward-looking statements made in this document relate only to our expectations as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this document to reflect events or circumstances after the date of this document or to reflect new information or the occurrence of unanticipated events, except as required by law. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this document, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. 30 INDUSTRY, MARKET, AND OTHER DATA Unless otherwise indicated, data, estimates, and other information contained in this document concerning our industry and the market in which we operate, including our general expectations, market position, market opportunity, and market size, are based on industry publications and reports generated by third- party providers, other publicly available studies, and our internal sources and estimates. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although we are responsible for all of the disclosure contained in this document and we believe the information from the industry publications and other third-party sources included in this document is reliable, we have not independently verified the accuracy or completeness of the data contained in such sources. Forecasts and other forward-looking information with respect to market and industry data and other data are subject to the same qualifications and additional uncertainties regarding the other forward- looking statements in this document. Please refer to “Special Note Regarding Forward-looking Statements” for more information. The content of, or accessibility through, the below sources, except to the extent specifically set forth in this document, does not constitute a portion of this document and is not incorporated herein and any websites are inactive textual references only. The sources of the statistical data, estimates, and market and industry data contained in this document are identified by superscript notations and are provided below: • International Data Corporation (“IDC”), The Economic Impact of AI: 2026 Edition, doc # US54452226, April 2026. • IDC, Worldwide Black Book: Live Edition V2 2026 Forecast, July 2026. • IDC, Worldwide Developer Population Growth Forecast, 2025–2029, doc # US53789825, September 2025. • IQVIA Institute for Human Data Science, Global Medicine Use Trends 2026, February 2026. • U.S. Bureau of Labor Statistics, Occupational Employment and Wage Statistics, May 2025. • World Bank Group, GDP (current US$), 2025. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Section 3: Business Conditions, 3: Business and Other Risks” and elsewhere in this document. These and other factors could cause results to differ materially from those expressed in the reports and estimates made by the aforementioned third parties and by us. Certain estimates in this document regarding global knowledge workers’ wages, which we refer to as the annual economic value represented by global knowledge workers, are our own, derived from third-party data. Based on wage data for U.S. workers by occupation classification from the U.S. Bureau of Labor Statistics in 2025, we calculate the total salary for the subset of workers that we believe to represent knowledge workers. Based on International Labor Organization data for global labor income as a percentage of global GDP, and based on 2025 global GDP, we estimate a 2025 global wages figure. We calculate the ratio of total U.S. wages in 2025 to the 2025 global wages figure, and apply that ratio to the total U.S. knowledge workers’ wages figure to arrive at an estimate of global knowledge workers’ wages.

31 Section 1 【Overview of the Legal System in the Home Country】 1 【Overview of Corporate Structure and Related Matters】 (1) 【Corporate Structure in the Country, State or Other Jurisdiction Where the Filing Company Is Organized】 The legal systems that govern the Company are those of the federal laws of the United States of America and the laws of the State of Delaware, including the Delaware General Corporation Law (“DGCL”). U.S. federal law exerts influence over all areas of corporate business; its extent is broad, including, but not limited to, antitrust, bankruptcy, labor relations, employee benefits, securities, and taxation. The SEC administers enforcement of U.S. federal laws relating to securities. These laws, among other things, prohibit use of fraudulent means to sell securities and seek to ensure the maintenance of fair and honest markets in securities, and the SEC requires all public companies such as the Company to make periodic financial and other disclosures to the SEC and to stockholders. In the United States, companies are established under state law. The Company is incorporated under Delaware law, which has extensive laws relating to corporations, including the DGCL (“Delaware Law”). The following is a summary of Delaware Law. Certificate of Incorporation and Bylaws A Delaware corporation is incorporated by filing a certificate of incorporation with the Delaware Secretary of State. At a minimum, the certificate of incorporation must state basic facts about the corporation, including the following: the corporate name, the address of its registered office in the State of Delaware and the name of its registered agent at such address, the nature of the business or purposes to be conducted or promoted (including, in the case of a public benefit corporation, one or more specific public benefits to be promoted by the corporation), the number of shares of authorized capital stock, the classes of shares and the number of authorized shares of each such class, the par value of the shares of each such class, and additional information including designations and powers, preferences and rights, and the qualifications, limitations or restrictions of shares of each such class and any series thereof. In addition to the certificate of incorporation, the corporation must adopt bylaws which may provide for the regulation of corporate operations as well as the rights or powers of the corporation and the rights or powers of stockholders, directors, officers or employees, which provisions are not inconsistent with the certificate of incorporation or applicable state and federal law. Types of Shares Under Delaware Law, a corporation may, in accordance with its certificate of incorporation, issue one or more classes of shares; issue par value and no par value shares; issue voting or non-voting stock; and issue stock with such designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions as set forth in the certificate of incorporation. Unless otherwise provided in the certificate of incorporation, each share of stock is entitled to one vote. A corporation may issue shares to the extent authorized in its certificate of incorporation. The consideration to be received upon the issuance of shares is generally determined by the board of directors, with the exception that consideration received upon the issuance of shares with par value shall have a value not less than the par value of the shares issued. Meetings of Stockholders 32 Annual stockholders’ meetings are held in accordance with the bylaws for the purpose of electing directors and transacting other proper business. Special stockholders’ meetings may be called by the board of directors or in such other manner as may be authorized by the certificate of incorporation, bylaws, or Delaware Law. A corporation may, by resolution of the board of directors, set a record date, on a date no more than 60 and no less than 10 days before a stockholders’ meeting, in order to determine stockholders entitled to notice of the stockholders’ meeting. If the board of directors fixes a record date for determining stockholders entitled to notice of the meeting, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. Only stockholders of record as of the record date can vote. Unless otherwise specified in the certificate of incorporation or bylaws, a quorum for a stockholders’ meeting is stockholders holding a majority of the voting power of the capital stock entitled to vote, present in person or by proxy. However, in no case may a quorum consist of stockholders holding shares accounting for less than one-third of the total voting power of the capital stock entitled to vote at the meeting. Meetings of the Board of Directors Unless otherwise specified in the certificate of incorporation, the business and affairs of a Delaware corporation are managed by or under the direction of its board of directors. Within the limits set by the DGCL, the certificate of incorporation and the bylaws, the board of directors has wide rights with respect to management of a corporation. The board of directors is typically elected at annual stockholders’ meetings or at a special meeting of stockholders called for such purpose. Unless otherwise provided in the certificate of incorporation or bylaws, (i) vacancies on the board of directors and newly created directorships resulting from an increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and (ii) whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. If specified in the certificate of incorporation or the corporation’s initial bylaws, the board of directors can be divided into one, two or three classes and, if there are two or more such classes, the terms of each class can be staggered. Generally, directors can be removed, with or without cause, by a majority vote of stockholders unless the board of directors is classified, in which case stockholders can remove directors only for cause unless otherwise specified in the certificate of incorporation. Additionally, whenever the holders of any class or series are entitled to elect one or more directors by the certificate of incorporation, such directors so elected may be removed, without cause, by the vote of the holders of the outstanding shares of that class or series and not the vote of the outstanding shares as a whole. Meetings of the board of directors are called in accordance with the certificate of incorporation and bylaws. Unless limited by the certificate of incorporation or bylaws, any action required or permitted to be taken at any meeting of the board of directors can be taken without a meeting with the unanimous written consent of the directors. Committees Under Delaware Law, the board of directors may generally designate one or more committees, each committee to consist of one or more directors of the corporation. The board of directors can delegate to committees all powers and authority of the board of directors except for approving, adopting or recommending to stockholders any matter (other than the election or removal of directors) expressly

33 required by Delaware Law to be approved by the stockholders, such as amendments to the certificate of incorporation or approval of certain merger agreements, or adopting, amending or repealing any bylaw of the corporation. Officers Generally, the board of directors appoints, by resolution, officers responsible for day-to-day operations of the corporation. The corporation will have such officers as required by the bylaws or by resolution of the board of directors. The authority of each officer is as set forth in the bylaws or as established by the board of directors. Public Benefit Corporations Public benefit corporations (“PBC”) are a class of corporations that are intended to produce a public benefit and operate in a responsible and sustainable manner. Under Delaware Law, a PBC is required to identify in its certificate of incorporation the public benefit or benefits it will promote. While directors of traditional corporations typically have a fiduciary duty to focus on maximizing stockholder value, directors of a PBC must manage the affairs of the PBC in a manner that balances the pecuniary interests of the corporation’s stockholders, the best interests of those materially affected by the corporation’s conduct, and the corporation’s specific public benefit purpose identified in its certificate of incorporation. Thus, directors are not merely permitted, but obligated, to consider the corporation’s specific public benefit purpose and the interests of other stakeholders. Under Delaware Law, directors are shielded from liability for breach of these obligations if they make informed and disinterested decisions that serve a rational purpose. 34 (2) 【Corporate Arrangements under the Articles of Incorporation and Other Governing Documents of the Filing Company】 In addition to provisions mandated by U.S. federal or Delaware state law, the Company’s corporate system is prescribed by the Company’s certificate of incorporation and bylaws. (a) Summary of Information Regarding Shares Incorporation and Organization The Company was incorporated as a PBC under Delaware Law, a structure consistent with the Company’s commitment to artificial intelligence (“AI”) safety and responsibility. As a PBC, the Company is required to balance the pecuniary interests of its stockholders, the best interests of those materially affected by its conduct, and the specific public benefit purpose identified in the Company’s amended and restated certificate of incorporation: the responsible development and maintenance of advanced AI for the long-term benefit of humanity (“Company Purpose”). The Company also created the LTBT to help ensure that the Company is managed in a manner that responsibly balances its goals as a PBC. The LTBT is intended to operate as an independent body of five financially disinterested trustees (“Trustees”) with expertise in AI safety, national security, public policy, and social enterprise. Through a special class of common stock, Class T common stock, the LTBT generally has the authority to elect and remove the Class T directors, who together will constitute a majority of the authorized members of the Company’s board of directors. Class T common stock will not vote on the election or removal of directors elected by the holders of our Class A common stock and Class F common stock, who will be elected or removed solely by the holders of Class A common stock and Class F common stock, voting together. The Class T common stock has no economic rights. Furthermore, the Company believes that its seven co-founders, Dario Amodei, Daniela Amodei, Tom Brown, Jack Clark, Jared Kaplan, Sam McCandlish, and Christopher Olah, as a group, are distinctly equipped to be stewards of the Company’s mission. In addition, Dr. Amodei serves as our Chief Executive Officer and a member of our board of directors and Ms. Amodei serves as our President and Chairperson of our board of directors. Immediately prior to the completion of the offering, the Company will issue a single share of Class F common stock, a special class of common stock, to a limited liability company of which the seven co-founders will initially be the sole members (“Founder LLC”). The Class F common stock will be entitled to an aggregate number of votes that equals 50.1% of the total voting power of the Company’s outstanding shares with respect to matters submitted to stockholders generally, including the election of the Company’s directors other than the Class T directors. The Class F common stock has no economic rights. Under this governance structure, the Company expects that the LTBT and the Founder LLC will collectively have the ability to elect all members of the Company’s board of directors, and the Founder LLC will have the ability to determine the outcome of all matters submitted to a vote of the Company’s stockholders generally for the foreseeable future. Description of Capital Stock General The following description summarizes certain important terms of our capital stock, as they are expected to be in effect immediately prior to the completion of this Offering. We expect to adopt an amended and restated certificate of incorporation and amended and restated bylaws that will become effective

35 immediately prior to the completion of this Offering, and this description summarizes the provisions that are expected to be included in such documents. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section titled “Description of Capital Stock,” you should refer to our amended and restated certificate of incorporation, amended and restated bylaws, the Trust Agreement (as defined in “Section 5: Status of the Filing Company—3: Status of Corporate Governance, etc.—(1) Overview of Corporate Governance—Our Governance Structure and Its Goals” in this document), the Founder LLC Agreement (as defined in “Founder LLC Agreement” below), the IRA (as defined in “Section 3: Business Conditions, 3: Business and Other Risks—Future sales of our Class A common stock in the public market could cause the market price of our Class A common stock to decline.”), and the Stockholders’ Agreement (as defined in “(c) Board of Directors, Directors and Officers” below), which are included as exhibits to the registration statement in the United States relating to this Offering, and to the applicable provisions of Delaware law. Immediately following the completion of this Offering, our authorized capital stock will consist of 460,000,000,002 shares of capital stock, $0.00001 par value per share, of which: • 300,000,000,000 shares are designated as Class A common stock (the “Class A common stock”); • 100,000,000,000 shares are designated as Class N common stock (the “Class N common stock”); • one share is designated as Class T common stock (the “Class T common stock”); • one share is designated as Class F common stock (the “Class F common stock”); • 30,000,000,000 shares are designated as Class E common stock (the “Class E common stock”); and • 30,000,000,000 shares are designated as preferred stock. As of September 30, 2026, assuming the Preferred Stock Conversion (as defined in “Section 5: Status of the Filing Company—1: Status of Shares, etc.—(1) Total Number of Shares, etc.—(i) Total Number of Shares” in this document), Convertible Notes Conversion (as defined in “Section 5: Status of the Filing Company—1: Status of Shares, etc.—(1) Total Number of Shares, etc.—(i) Total Number of Shares” in this document), one share of our Class F common stock that will be issued immediately prior to the completion of this Offering to the Founder LLC (the “Class F Stock Issuance”), Initial Public Benefit Issuance (as defined in “Section 2: Company Overview, 3: Business—Our Commitment to Public Benefit” in this document), and RSU Settlement occurred as of such date, there were 6,626,640,437 shares of our Class A common stock outstanding, held by 4,786 stockholders of record, 5,307,329,452shares of our Class N common stock outstanding, held by 81 stockholders of record, one share of our Class T common stock outstanding, held by one stockholder of record, one share of our Class F common stock outstanding, held by one stockholder of record, and no shares of our Class E common stock or preferred stock outstanding. As more fully described below, the following table summarizes certain key terms of each class or series of our common stock that will be authorized following the completion of this Offering: Category of Rights Class A Common Stock Class N Common Stock Class T Common Stock Class F Common Stock Class E Common Stock Votes per share 1 0 1 50.1% of outstanding 1 36 Category of Rights Class A Common Stock Class N Common Stock Class T Common Stock Class F Common Stock Class E Common Stock voting power on record date Matters on which entitled to vote All matters submitted to stockholders generally; election of non- Class T directors; certain amendments to the terms of the LTBT or the rights of our Class T common stock; redemption of our Class T common stock Not entitled to vote except as required by law, in which case our Class N common stock will have one vote per share Election of Class T directors, which constitute a majority of our board of directors; redemption of our Class E common stock; certain amendments to the rights of our Class F common stock All matters submitted to stockholders generally; election of non- Class T directors; certain amendments to the terms of the LTBT or the rights of our Class T common stock; redemption of our Class T common stock; redemption of our Class E common stock Nomination, change in designation, or removal of the Specified Class T Director (only if our NGC does not concur with the LTBT’s nomination, change in designation, or removal); certain amendments to the terms of the LTBT or the rights of our Class T common stock; redemption of our Class T common stock Conversion rights None Converts into Class A common stock upon a sale or transfer to an unaffiliated third party None None None Transferability Generally transferable Generally transferable; converts into Class A common stock upon transfer as described above Transferable only upon approval of persons comprising the Trust Amendment Threshold Not transferable except in the case of a reorganization or redomiciliation of the Founder LLC that is approved by our board of directors and does not result in a change to the members of the Founder LLC Not transferable Dividend rights Entitled to participate pro rata in dividends and distributions Entitled to participate pro rata in dividends and distributions None None None Right to receive liquidation distributions Entitled to participate pro rata in liquidation distributions Entitled to participate pro rata in liquidation distributions Entitled to par value per share Entitled to par value per share Entitled to par value per share Redeemable by company No No Redeemable by us for no consideration upon occurrence of certain events Redeemable by us for no consideration upon occurrence of certain events Redeemable by us for no consideration upon occurrence of certain events

37 Common Stock We have four classes of authorized common stock: • the class designated as Participating Common Stock, which is divided into two series: Class A common stock and Class N common stock; • Class T common stock, which is a special class of common stock that is issued to the LTBT; • Class F common stock, which is a special class of common stock that will be issued to the Founder LLC; and • Class E common stock, which is a special class of common stock that will be issued to our employees, excluding our co-founders. Voting Rights • Class A common stock. Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders generally, including the election of the directors other than the Class T directors. • Class N common stock. Holders of our Class N common stock are not entitled to vote on any matter that is submitted to a vote of stockholders, except as otherwise required by law, such as certain amendments to our amended and restated certificate of incorporation that would adversely affect the powers, preferences, or special rights of our Class N common stock without so adversely affecting our Class A common stock, on which the DGCL entitles such holders to vote separately as a series. • Class T common stock. The holder of our Class T common stock has no voting rights with respect to matters submitted to stockholders, except as set forth within our amended and restated certificate of incorporation with respect to the election of a majority of our board of directors, the redemption of our Class E common stock, certain amendments to the rights of our Class F common stock, or as otherwise required by law, such as certain amendments to our amended and restated certificate of incorporation that would adversely affect the powers, preferences, or special rights of our Class T common stock, on which the DGCL entitles such holder to vote separately as a class. • Class F common stock. The holder of our Class F common stock will be entitled to an aggregate number of votes that equals 50.1% of the total voting power of our outstanding shares of capital stock as of the applicable record date on matters submitted to a vote of stockholders generally, including the election of the directors other than the Class T directors. Our Class F common stock will be voted in the manner provided by the Founder LLC Agreement. See the section titled “— Class F Common Stock Voting Mechanics” below. • Class E common stock. The holders of our Class E common stock have no voting rights with respect to matters submitted to stockholders, except as set forth within our amended and restated certificate of incorporation with respect to the proposed nomination, removal, or change in designation of the Specified Class T Director (Please refer to “Section 5: Status of the Filing Company—3: Status of Corporate Governance, etc.—(1) Overview of Corporate Governance— Our Governance Structure and Its Goals—Long-Term Benefit Trust—Election and Removal of Directors”) (in circumstances where our NGC does not concur with the LTBT’s proposed action), certain changes to the terms of the LTBT or the rights of our Class T common stock, the redemption 38 of our Class T common stock, or as otherwise required by law, such as certain amendments to our amended and restated certificate of incorporation that would adversely affect the powers, preferences, or special rights of our Class E common stock, on which the DGCL entitles such holders to vote separately as a class. Conversion and Transferability • Class A common stock. Our Class A common stock will not be convertible into any other class or series of capital stock. Subject to compliance with applicable law and the restrictions described in “Part I: Securities Information—Special Notes Regarding the Offering or Sale—4 Lock-up and Market Standoff Agreements,” our Class A common stock can be transferred. • Class N common stock. The holders of our Class N common stock are primarily strategic business partners. Subject to compliance with applicable law and the restrictions described in the “Part I: Securities Information—Special Notes Regarding the Offering or Sale—4 Lock-up and Market Standoff Agreements,” our Class N common stock can be transferred. The shares of Class N common stock will automatically convert into an equal number of shares of Class A common stock upon a transfer effected through: (i) a registered offering or an open market sale of such shares or (ii) a transfer to a third party (A) that is not a holder of Class N common stock (or an affiliate of a holder of Class N common stock) and (B) that will not beneficially own or control more than 9.99% of the shares of any class or series of our equity securities after giving effect to the transfer. • Class T common stock. Our Class T common stock will not be convertible into any other class or series of capital stock. Our Class T common stock is transferable only upon the approval of persons comprising the Trust Amendment Threshold. Because the persons comprising the Trust Amendment Threshold have the power to modify or terminate the LTBT and the rights of our Class T common stock entirely, there is no separate restriction on the identity of a permissible transferee of our Class T common stock. • Class F common stock. Our Class F common stock will not be convertible into any other class or series of capital stock. Our Class F common stock is not transferable except in the case of a reorganization or redomiciliation of the Founder LLC that is approved by our board of directors and does not result in a change to the members of the Founder LLC. • Class E common stock. Our Class E common stock will not be convertible into any other class or series of capital stock and is not transferable. Redemption • Class A common stock. Our Class A common stock will not be redeemable at our option or at the option of the holder. • Class N common stock. Our Class N common stock will not be redeemable at our option or at the option of the holder. • Class T common stock. Our Class T common stock will be redeemable for no consideration: (1) if the Trustees are voting in favor of such redemption, upon approval of 80% of the authorized members of our board of directors and 80% of the Trustees then in office (in each case, rounded up or down to the nearest whole number (any exact 0.5 rounding up));

39 (2) if our Class F common stock remains outstanding and the Trustees are not voting in favor of such redemption: ◦ until the third anniversary of the completion of this Offering, upon approval by (i) our Class F common stock acting pursuant to the unanimous approval of the Continuing Founders (as defined in “Section 5: Status of the Filing Company—3: Status of Corporate Governance, etc.—(1) Overview of Corporate Governance—Our Governance Structure and Its Goals—Founder Voting Structure” in this document), (ii) a majority of the votes cast by our Class E common stock (subject to a quorum of 40% of our outstanding Class E common stock), and (iii) a majority of the votes cast by our outstanding Class A common stock (subject to a quorum of a majority of outstanding Class A common stock); or ◦ at any time, upon approval by (i) our Class F common stock acting by decision of 66 2/3% of the Continuing Founders (rounded up to the nearest whole number), (ii) 75% of the votes cast by our Class E common stock (subject to a quorum of a majority of outstanding Class E common stock), and (iii) a majority of the votes cast by our Class A common stock (subject to a quorum of a majority of outstanding Class A common stock); or (3) if no Class F common stock remains outstanding and the Trustees are not voting in favor of such redemption, upon approval of 85% of the outstanding shares of Class A common stock. • Class F common stock. Our Class F common stock will be redeemable for no consideration (i) at the option of the Founder LLC, acting upon Supermajority approval of the Continuing Founders, (ii) upon the dissolution of the Founder LLC, or (iii) upon completion of the Class F Transition Period, which will commence when there have been fewer than three Continuing Founders (not including any successor member who is a “Non-Qualifying Member” as defined in the Founder LLC Agreement) for 90 consecutive calendar days. • Class E common stock. Our Class E common stock will not be redeemable at the option of the holder. Following an employee’s separation from employment with us other than for cause, one- half of such employee’s then-outstanding shares of Class E common stock will be automatically redeemed by us for no consideration annually, except that all shares of Class E common stock held by an employee will also be automatically redeemed by us for no consideration upon such employee’s death, incapacity, termination for cause, or commencement of service with a direct competitor. All shares of Class E common stock will also be automatically redeemed by us for no consideration (i) at such time as no Class F common stock remains outstanding, or (ii) upon the approval of (A) 80% of authorized members of our board of directors (rounded up or down to the nearest whole number (any exact 0.5 rounding up)), (B) the holder of our Class F common stock, and (C) the holder of our Class T common stock. Dividend Rights Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Class A common stock and Class N common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. Our Class T common stock, Class F common stock, and Class E common stock are not entitled to receive dividends. See the section titled “Section 5: Status of the Filing Company—2: Dividend Policy” for more information. 40 No Preemptive or Similar Rights Our common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions (other than those providing for the redemption of our Class T common stock, Class F common stock, and Class E common stock for no consideration described above). Right to Receive Liquidation Distributions If we become subject to a liquidation, dissolution, or winding up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A common stock and Class N common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of our capital stock. In the event of our liquidation, dissolution, or winding up, holders of our Class T common stock, Class F common stock, and Class E common stock shall be entitled to receive par value ($0.00001) per share but shall not otherwise participate in such distributions. Fully Paid and Non-Assessable In connection with this Offering, our legal counsel will opine that the shares of our Class A common stock to be issued in this Offering will be fully paid and non-assessable. Sunset Provisions Class T Sunset Time Class F Sunset Time Trigger The Class T Sunset Time occurs when no Class T common stock remains outstanding, including due to the redemption of our Class T common stock or an amendment to the rights of our Class T common stock that eliminates our Class T common stock, which in each case requires the approval of persons comprising the Trust Amendment Threshold. The Trust Amendment Threshold may be satisfied as follows: • if the Trustees are voting in favor of the action, upon approval of 80% of the authorized members of our board of directors and 80% of the Trustees then in office (in each case, rounded up or down to the nearest whole number (any exact 0.5 rounding up)); • if our Class F common stock remains outstanding and the Trustees are not voting in favor of the action: ◦ until the third anniversary of the completion of this Offering, upon approval by (i) our Class F common stock acting pursuant to the unanimous approval of the Continuing Founders, (ii) a majority of the votes cast by our Class E common stock (subject to a quorum of 40% of our outstanding Class E common stock), and (iii) a majority of the votes cast by outstanding Class A common The Class F Sunset Time occurs on the earlier of (i) the time when no Class F common stock remains outstanding, including due to the redemption of our Class F common stock agreed to by a Supermajority of the Continuing Founders or upon the dissolution of the Founder LLC, and (ii) the completion of the Class F Transition Period. The Class F Transition Period commences when there have been fewer than three Continuing Founders (not including any successor member who is a “Non-Qualifying Member” as defined in the Founder LLC Agreement) for 90 consecutive calendar days. A Continuing Founder will be removed from the Founder LLC upon the earliest to occur of (i) such Continuing Founder’s resignation as a member of the Founder LLC; (ii) such Continuing Founder’s death or incapacity; (iii) with respect to each of our seven original co-founders, such original co-founder’s ceasing to hold (together with such original co-founder’s related holders) on any record date for a vote of our stockholders a number of shares of Class A common stock (including shares subject to options, RSUs, and other convertible securities) equal to at least 2% of the shares of Class A common stock held by such original co-founder and their related holders as of the completion of

41 Class T Sunset Time Class F Sunset Time stock (subject to a quorum of a majority of outstanding Class A common stock); or ◦ at any time, upon approval by (i) our Class F common stock acting by decision of 66 2/3% of the Continuing Founders (rounded up to the nearest whole number), (ii) 75% of the votes cast by our Class E common stock (subject to a quorum of a majority of outstanding Class E common stock), and (iii) a majority of the votes cast by our Class A common stock (subject to a quorum of a majority of outstanding Class A common stock); or this Offering; (iv) such Continuing Founder’s removal for “cause,” which includes specified competitive activities described in the Founder LLC Agreement; (v) with respect to any successor member admitted to the Founder LLC prior to the commencement of the Class F Transition Period, other than a successor member who is a member during the Class F Transition Period, the tenth anniversary of the completion of this Offering; or (vi) with respect to each of our seven original co-founders, the commencement of a leave of absence approved by a Supermajority of the other Continuing Founders, which may not be approved during the Class F Transition Period or if the grant of the leave of absence would itself cause the Class F Transition Period to commence. ◦ if no Class F common stock remains outstanding and the Trustees are not voting in favor of the action, upon approval of 85% of the outstanding Class A common stock. The Class T Sunset Time does not occur automatically upon the lapse of time or the occurrence of specific events. Any action resulting in the occurrence of the Class T Sunset Time requires approval of persons comprising the Trust Amendment Threshold. The Class T Sunset Time, once triggered, is not subject to extension, delay, or waiver. Removals due to resignation, death, or the occurrence of the tenth anniversary of the completion of this Offering occur automatically without any determination by any other person. Removals due to incapacity require determination by a qualified physician jointly selected by the affected Continuing Founder and a majority of the other Continuing Founders (in the case of physical or mental impairment) or determination by a Supermajority of the other Continuing Founders (in the case of wrongful imprisonment, unlawful detention, or captivity or restraint), subject to the affected Continuing Founder’s right to contest such determination. Removals due to cause require an affirmative determination by a Supermajority of the other Continuing Founders, subject to the affected Continuing Founder’s right to contest such determination or, in the case of specified categories of cause, to cure the basis for such removal. Removals due to incapacity, cause, or the failure to maintain the minimum ownership threshold require prior written notice from the Founder LLC by action of a majority of the other Continuing Founders. If a Continuing Founder is removed due to death or incapacity during the first ten years following the completion of this Offering, a successor member may be admitted to the Founder LLC and will count toward the three Continuing Founders required to avoid triggering the Class F Transition Period until the tenth anniversary of the completion of this Offering. The Class F Sunset Time, once triggered, is not subject to extension, delay, or waiver. 42 Class T Sunset Time Class F Sunset Time Changes in Voting Power and Director Election and Removal Rights Prior to the Class T Sunset Time, the LTBT, as the sole holder of Class T common stock, will generally have the authority to elect and remove the Class T directors, who constitute a majority of the authorized members of our board of directors. The share of our Class T common stock has no voting rights with respect to matters submitted to stockholders generally, except as set forth within our amended and restated certificate of incorporation, including with respect to the election of a majority of our board of directors or as required by law. Following the Class T Sunset Time, if our Class F common stock remains outstanding, our Class A common stock and Class F common stock, voting together as a single class, will elect all of our directors. Because our Class F common stock is entitled to an aggregate number of votes equal to 50.1% of the total voting power of our outstanding shares of capital stock, the Founder LLC would have the ability to determine the outcome of all matters submitted to a vote of stockholders generally, including the election of all directors. If neither our Class T common stock nor Class F common stock remains outstanding, our Class A common stock would have the ability to determine the outcome of all matters submitted to a vote of stockholders generally, including the election of all directors. Prior to the Class F Sunset Time, our Class F common stock will be entitled to an aggregate number of votes that equals 50.1% of the total voting power of our outstanding shares of capital stock as of the applicable record date and, together with our Class A common stock, voting together as a single class, will elect the directors other than the Class T directors and decide all other matters put to a vote of stockholders generally. Immediately after the Class F Sunset Time, if our Class T common stock remains outstanding, the LTBT would continue to have the authority to elect and remove the Class T directors, who would constitute a majority of the authorized members of our board of directors. However, the LTBT would no longer need to comply with the procedures for nomination, removal, or change in the Class T director designated as the Specified Class T Director. In such a case, our Class A common stock would elect and remove the remaining directors and decide all other matters put to a vote of stockholders generally. If neither our Class T common stock nor Class F common stock remains outstanding, our Class A common stock would have the ability to determine the outcome of all matters submitted to a vote of stockholders generally, including the election of all directors. Preferred Stock After the completion of this Offering, no shares of our preferred stock will be outstanding. Pursuant to our amended and restated certificate of incorporation that will become effective immediately prior to the completion of this Offering, our board of directors (if 80% of the authorized members of our board of directors (rounded up or down to the nearest whole number (any exact 0.5 rounding up)) approve) will have the authority, subject to limitations set forth in such amended and restated certificate of incorporation or prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders; provided that prior to the Class F Sunset Time, our board of directors shall not designate or issue any series of preferred stock without the affirmative vote or consent of the Founder LLC. Our board of directors (if 80% of the authorized members of our board of directors (rounded up or down to the nearest whole number (any exact 0.5 rounding up)) approve) can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Subject to limitations set forth in our amended and restated certificate of incorporation that will become effective immediately prior to the completion of this Offering, or prescribed by Delaware law, we may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights

43 of the holders of our common stock, including the likelihood that such holders will receive dividend payments and payments upon liquidation. If we were to issue shares of preferred stock with the right to vote on matters submitted to our stockholders generally, the voting power of our outstanding Class A common stock would be diluted, while the voting power of our Class F common stock would remain fixed at an aggregate of 50.1% of the total voting power of our outstanding shares of capital stock as of the applicable record date with respect to such matters. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of our company and might adversely affect the market price of our Class A common stock and the voting and other rights of the holders of our Class A common stock. We have no current plan to issue any shares of preferred stock. Options As of September 30, 2026, we had outstanding options to purchase an aggregate of 1,774,342,693 shares of our Class A common stock, with a weighted-average exercise price of $2.91 per share, under our 2021 Plan (as defined in “Section 5: Status of the Filing Company—3: Status of Corporate Governance, etc.— (1) Overview of Corporate Governance—Executive Compensation—Equity Plans—Amended & Restated 2021 Stock Plan” in this document). RSUs As of September 30, 2026, we had outstanding 1,127,993,950 shares of our Class A common stock issuable upon the vesting and settlement of RSUs (as defined in “Section 5: Status of the Filing Company— 1: Status of Shares, etc.—(1) Total Number of Shares, etc.—(i) Total Number of Shares” in this document) under our 2021 Plan. Registration Rights After the completion of this Offering, certain holders of our Class A common stock (including those issuable upon conversion of our Class N common stock) will be entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights are contained in our IRA. We and certain holders of our stock are parties to our IRA. In addition, we are party to separate registration rights agreements with each of Alphabet Inc. (together with its affiliates, “Google”) (the “Google RRA”) and Broadcom (the “Infrastructure Partner RRA”) that we entered into in connection with NPAs with those parties, which provide Google and Broadcom with registration rights separate from the registration rights under our IRA, as described below under “—Registration Rights of Google” and “—Registration Rights of Broadcom.” The registration rights set forth in our IRA will expire upon the earliest to occur of (i) the second anniversary of the date of completion of this Offering, (ii) with respect to any particular holder, when such stockholder is able to sell all of its shares pursuant to Rule 144 under the Securities Act or any similar exemption during any three-month period, or (iii) the termination of our IRA. We will pay the registration expenses (other than underwriting discounts and commissions) of the holders of the shares registered pursuant to the registrations described below. In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares such holders may include. The registration rights described in this section do not entitle any holder to notice of, or to include shares in, this Offering. The exercise of these registration rights is subject to the lock-up agreements described in “Part I: Securities Information—Special Notes Regarding the Offering or Sale—4 Lock-up and Market Standoff Agreements.” 44 Demand Registration Rights After the completion of this Offering and the closing of the concurrent private placement, the holders of up to 8,527,685,412 shares of our Class A common stock (including those issuable upon conversion of our Class N common stock) will be entitled to certain demand registration rights, including those set forth in our IRA and Google’s registration rights described under “Registration Rights of Google” below. Under our IRA, at any time beginning six months after the effective date of this Offering, the holders of at least 60% of the shares registrable under our IRA that are entitled to vote can request that we register the offer and sale of their shares. Such a request for registration must cover securities, the anticipated aggregate offering price of which, net of underwriting discounts and commissions, is at least $200,000,000. We are obligated to effect only two such registrations. If we determine that it would be seriously detrimental to us and our stockholders to effect such a demand registration, we have the right to defer such registration, not more than twice in any 12-month period, for a period of up to 120 days. Additionally, we will not be required to effect a demand registration during the period beginning 90 days prior to our good faith estimate of the date of filing of, and ending on a date 90 days following the effective date of, a registration statement in the U.S. relating to an offering by us (or, in the case of this Offering, ending on a date 180 days following the effective date of this registration statement), provided that we are actively employing in good faith all reasonable efforts to cause such registration statement to become effective. We are also not obligated to effect a demand registration if the initiating holders propose to dispose of shares that may be immediately registered on Form S-3 pursuant to the Form S-3 registration rights described below. Piggyback Registration Rights After the completion of this Offering, if we propose to register the offer and sale of our Class A common stock (including shares issuable upon conversion of our Class N common stock) under the Securities Act, in connection with the public offering of such Class A common stock, the holders of up to 10,066,010,871 shares of our Class A common stock will be entitled to certain “piggyback” registration rights allowing the holders to include their shares in such registration, subject to certain marketing and other limitations and the registration rights under our convertible note agreements, which consist of the Google RRA and the Infrastructure Partner RRA described below. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to (i) a registration related to any employee benefit plan or a corporate reorganization or other transaction covered by Rule 145 promulgated under the Securities Act, (ii) a registration on any registration form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the shares, or (iii) a registration in which the only Class A common stock being registered is Class A common stock issuable upon conversion of debt securities that are also being registered, the holders of these shares are entitled to notice of the registration and have the right, subject to certain limitations and/or cutbacks, to include their shares in the registration. If the underwriters limit the number of shares to be included in an underwritten offering, the number of registrable shares included may not be reduced below 20% of the total securities included in the offering, and shares held by our co-founders may not be included if any registrable shares held by other selling holders are excluded. S-3 Registration Rights After the completion of this Offering and the closing of the concurrent private placement, the holders of up to 8,527,685,412 shares of our Class A common stock (including those issuable upon conversion of our Class N common stock) will be entitled to certain Form S-3 registration rights including those set forth in our IRA and Google’s registration rights described under “Registration Rights of Google” below. Under our

45 IRA, the holders of at least 60% of the shares registrable under our IRA that are entitled to vote may make a written request that we register the offer and sale of their shares on a registration statement on Form S- 3 if we are eligible to file a registration statement on Form S-3 so long as the request covers securities the anticipated aggregate public offering price of which is at least $2,000,000, net of any underwriting discounts and commissions. These stockholders may make an unlimited number of requests for registration on Form S-3; however, we will not be required to effect a registration on Form S-3 if we have effected two such registrations within the 12-month period preceding the date of the request. Additionally, if we determine that it would be seriously detrimental to us and our stockholders to effect such a registration, we have the right to defer such registration, not more than once in any 12-month period, for a period of up to 120 days. We are also not required to effect a registration on Form S-3 during the period ending 180 days after the effective date of a registration statement subject to the piggyback registration rights described above. Registration Rights of Google We entered into the Google RRA in May 2026 in connection with our Google 2026 NPA (regarding our Google 2026 NPA, please refer to “Section 3: Business Conditions, 4: Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows—Liquidity and Capital Resources— Contractual Obligations—Convertible Notes—Note Purchase Agreements—Google”), pursuant to which Google may acquire shares of our capital stock. Under the Google RRA, shares of our capital stock held by Google that are not covered by the registration rights under our IRA are registrable, subject to customary exceptions. During the one-year period following the effective date of the registration statement in the United States relating to this Offering, Google may make a single demand that we register the resale of all of its registrable shares that are not then salable pursuant to Rule 144. In addition, once we are eligible to use Form S-3, we are required to register on Form S-3, within 60 days of each quarterly closing under the Google 2026 NPA, the resale of the registrable shares acquired at such closing and of any registrable shares not previously registered, and to keep such registrations effective for so long as Google holds registrable shares. Except as described below regarding a Restricted Period Demand, registrations under the Google RRA are subject to customary deferral and blackout provisions, including our right, if our board of directors determines in good faith that filing a demand registration statement would be seriously detrimental to us and our stockholders, to defer the filing until the earlier of 10 business days after we file our next Quarterly Report on Form 10-Q and 120 days after we receive the demand (the “deferral right”). Google may not exercise its registration rights under the Google RRA after February 7, 2033 or, if earlier, the date that is 12 months following the final quarterly closing under the Google 2026 NPA. In connection with the concurrent private placement, we entered into a Class N common stock purchase agreement with Google (the “Google Purchase Agreement”), under which shares of our Class A common stock underlying shares of Class N common stock that Google purchases in the concurrent private placement will be registrable under the Google RRA. The Google Purchase Agreement also amends the Google RRA such that, until the earlier of the second trading day following our release of earnings for the quarter ending March 31, 2027 and the 180th day after the date of this prospectus (the “Restricted Period”), we are not required to publicly file a registration statement under the Google RRA. If Google makes its demand during the Restricted Period (a “Restricted Period Demand”), we must use our reasonable best efforts to confidentially submit a registration statement within 60 days after receiving the demand, publicly file it no later than the later of two business days after the Restricted Period ends and the date on which it would otherwise be required to be filed after giving effect to the deferral right, and cause it to become effective as promptly as practicable thereafter. Other than the deferral right, we may not exercise any suspension, deferral, or blackout right in a manner that would reasonably be expected to delay the filing or effectiveness of that registration statement. 46 Registration Rights of Broadcom We entered into the Infrastructure Partner RRA in June 2026 in connection with the Infrastructure Partner 2026 NPA (regarding the Infrastructure Partner 2026 NPA, please refer to “Section 3: Business Conditions—3: Business and Other Risks—We have incurred significant indebtedness in order to operate and grow our business, including to fund our substantial compute commitments, and our ability to service this indebtedness may be constrained by our cash flows and liquidity.”) that may be assigned by Broadcom, subject to our consent (not to be unreasonably withheld), to a designated financial partner, pursuant to which we may issue convertible promissory notes to Broadcom or a designated financial partner. Registrable shares under the Infrastructure Partner RRA generally consist of the shares of our Class A common stock issuable upon conversion of our Class N common stock issued upon conversion of the notes, subject to customary exceptions. Once we are eligible to use Form S-3, we are required to file, within 60 days, a shelf registration statement covering resales of these registrable shares, and to keep it effective and effect takedowns at the request of the holder of these shares for so long as these registrable shares are held. The holder of these registrable shares also has demand registration rights following the listing of our securities, limited to one demand registration for every $5.0 billion of notes issued and subject to a $500,000,000 minimum offering size (unless the holder of these registrable shares is selling all of its remaining registrable shares), and piggyback registration rights subject to exceptions substantially similar to those described above with respect to our IRA. The holder of these registrable shares may effect up to three underwritten offerings, including block trades, in any 12-month period, subject to the same $500,000,000 minimum, and registrations under the Infrastructure Partner RRA are subject to customary deferral and blackout provisions. If the underwriters impose a cutback in an underwritten offering, shares held by our co-founders will not be included if any shares held by the holder of these registrable shares are excluded. If we grant registration rights to other securityholders, or amend their existing registration rights, on terms more favorable than those provided to the holder of these registrable shares, we must offer to amend the rights of the holder of these registrable shares to be at least as favorable, and the holder of these registrable shares is entitled to proportionate treatment if lock-up or similar restrictions are waived for other stockholders in connection with a registration, in each case subject to specified exceptions. The Infrastructure Partner RRA terminates upon the earlier of the date on which the holder of these registrable shares and its permitted transferees no longer hold registrable shares and the date that is nine months after the latest maturity date of any outstanding note issued under the Infrastructure Partner 2026 NPA. As of the date of this document, no notes have been issued under the Infrastructure Partner 2026 NPA and, accordingly, no registrable shares are outstanding under the Infrastructure Partner RRA. Anti-Takeover Provisions Certain provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws, which will become effective immediately prior to the completion of this Offering that are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of us. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms. Delaware Law We have elected not to be governed by the provisions of Section 203 of the DGCL prior to the later to occur of the Class F Sunset Time and the Class T Sunset Time, but our amended and restated certificate of

47 incorporation will provide that the restrictions contained in Section 203 will apply to us immediately following the later to occur of either the Class F Sunset Time or the Class T Sunset Time. Following the later to occur of the Class F Sunset Time or the Class T Sunset Time, we will thereafter be governed by Section 203, which generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless: • the business combination or transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the time that the stockholder became an interested stockholder; • upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% in voting power of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or • at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder. In general, Section 203 defines a “business combination” to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or is an affiliate or associate of the corporation and within three years did own, 15% or more in voting power of the corporation’s outstanding voting stock. Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws Provisions Our amended and restated certificate of incorporation and our amended and restated bylaws, which will become effective immediately prior to the completion of this Offering, will include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management team, including but not limited to the following: Multi-Class Common Stock As described above in the section titled “—Common Stock—Voting Rights” above, our amended and restated certificate of incorporation provides for a multi-class common stock structure. Under this governance structure, we expect that the LTBT and the Founder LLC will collectively have the ability to elect all members of our board of directors, and the Founder LLC will have the ability to determine the outcome of all matters submitted to a vote of our stockholders generally for the foreseeable future, including the approval by our stockholders of significant corporate transactions such as a merger or other sale of our company or its assets. Such transactions also require approval of our board of directors, a majority of whom are elected by the LTBT. Holders of our Class A common stock generally will not be able to affect the outcome of any matter submitted to a vote of our stockholders or the election of our directors, regardless of how they vote, unless a majority of the Continuing Founders cannot agree on how our Class F common stock will be voted (in which case our Class F common stock will generally be voted proportionately with the votes of our Class A common stock cast on the matter). 48 Classified Board Our amended and restated certificate of incorporation that will become effective immediately prior to the completion of this Offering will provide that prior to the Class F Sunset Time, we will not have a classified board of directors, and all directors will be elected for annual terms. Each director’s term will continue until the next annual meeting and until the election and qualification of their successor, or their earlier death, resignation, or removal. Following the Class F Sunset Time, our board of directors will shift to having a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. At such time, our directors would be assigned by the then-current board of directors to a class. If our Class T common stock remains outstanding, the Class T directors and the remaining directors shall be allocated among the classes so that each class includes a proportionate number of Class T directors and other directors. Upon expiration of the term of a class of directors, directors for that class would each be elected for a three-year term at the annual meeting of stockholders in the year in which that term expires. As a result, only one class of directors would be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term would continue until the third annual meeting of stockholders following their election and until their successor has been elected and qualified, or until their earlier death, resignation, or removal. Any increase or decrease in the number of directors would be distributed among the three classes so that, as nearly as practicable, each class would consist of one-third of our directors. Board Vacancies Our amended and restated certificate of incorporation and amended and restated bylaws will provide that (i) prior to the Class T Sunset Time, only the holder of our Class T common stock can fill vacant directorships of any Class T director, subject to the nomination procedures for the Specified Class T Director; and (ii) prior to the Class F Sunset Time, vacant or newly created directorships for any directors other than our Class T directors can be filled by (A) our board of directors, in accordance with, and following receipt of written notice from, the Founder LLC recommending the person proposed to fill such director seat or (B) the holders of our Class A common stock and Class F common stock, voting together or acting by written consent. Following the Class F Sunset Time, only our board of directors will be permitted to fill vacant or newly created directorships for any directors other than our Class T directors. Prior to the Class T Sunset Time, the number of directors constituting our board of directors will be permitted to be set only with the approval of 80% of the authorized members of our board of directors (rounded up or down to the nearest whole number (any exact 0.5 rounding up)); provided that until the earlier to occur of the Class F Sunset Time or the Class T Sunset Time, such total number of authorized directors must be an odd number. Following the Class T Sunset Time, the number of directors constituting our board of directors will be permitted to be set with the approval of a majority of the authorized members of our board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of our board of directors. Advance Notice Requirements for Stockholder Proposals and Director Nominations Our amended and restated bylaws will provide advance notice procedures for stockholders, other than holders of Class T common stock or Class F common stock nominating directors in accordance with nomination procedures in our certificate of incorporation or the Stockholders’ Agreement, seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at

49 a meeting of stockholders. Our amended and restated bylaws will also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at a meeting of stockholders if the proper procedures are not followed. In addition, our NGC (Nominating and Corporate Governance Committee. Please refer to “Section 5: Status of the Filing Company—3: Status of Corporate Governance, etc.—(1) Overview of Corporate Governance—Management—Committees of the Board of Directors—Nominating and Corporate Governance Committee”) will have the right to receive 30 days’ prior written notice of any nomination of persons to serve as a director by the LTBT or the Founder LLC or the proposed removal of such directors, as well as appointments and removals of the Trustees. Our NGC may waive such notice periods in its discretion. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. Special Meetings of Stockholders Our amended and restated certificate of incorporation and amended and restated bylaws will provide that special meetings of stockholders may be called only by (i) our board of directors acting pursuant to a resolution adopted by a majority of the authorized members of our board of directors; (ii) the chairperson of our board of directors; (iii) our Chief Executive Officer; (iv) our President; (v) following the Class F Sunset Time, a majority of the directors who are not Class T directors; (vi) prior to the Class F Sunset Time and only with respect to a special meeting at which holders of our Class E common stock will be asked to vote on a proposal, the secretary of the company; or (vii) prior to the Class F Sunset Time, the Founder LLC as the holder of our Class F common stock. No Cumulative Voting The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting. Action by Written Consent Prior to the Class F Sunset Time and the Class T Sunset Time, stockholders may act by written consent only with respect to (i) any action to nominate, elect, or remove directors or appoint a director to fill any vacancy or newly created directorship; (ii) any action to satisfy certain redemption and protective provisions in our amended and restated certificate of incorporation related to our Class F common stock, Class T common stock, and Class E common stock; and (iii) any matter on which stockholders vote together as a single class if such matter is first approved or requested by our board of directors. From and after the Class T Sunset Time, only the holder of the share of Class F common stock may act by written consent, and from and after the Class F Sunset Time, only the holder of the share of Class T common stock may act by written consent, in each case, only with respect to the actions described above. From and after the occurrence of both the Class F Sunset Time and the Class T Sunset Time, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of Class E common stock must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders. 50 Amendment of Certificate of Incorporation and Bylaws Provisions Prior to the Class F Sunset Time, a majority of the voting power of our Class A common stock and Class F common stock, voting together as a single class, can amend certain provisions in our amended and restated certificate of incorporation and our amended and restated bylaws. Following the Class F Sunset Time, 66 2/3% of the voting power of our Class A common stock can amend certain provisions in our amended and restated certificate of incorporation and our amended and restated bylaws. Issuance of Undesignated Preferred Stock Subject to limitations in our amended and restated certificate of incorporation, which will become effective immediately prior to the completion of this Offering, or prescribed by Delaware law, our board of directors will have the authority, if 80% of the authorized members of our board of directors (rounded up or down to the nearest whole number (any exact 0.5 rounding up)) approve, and without further action by our stockholders, to issue up to 30,000,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors, provided that, prior to the Class F Sunset Time, our board of directors shall not designate or issue any series of preferred stock without the affirmative vote or consent of the Founder LLC. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or other means. Exclusive Forum Our amended and restated bylaws, which will become effective immediately prior to the completion of this Offering, will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, stockholders, or officers or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware, (iv) any action arising pursuant to or to interpret, apply, enforce, or determine the validity of our amended and restated certificate of incorporation or our amended and restated bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine, except for, in all cases, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination). Section 22 of the Securities Act establishes concurrent jurisdiction for federal and state courts over Securities Act claims. Accordingly, both state and federal courts have jurisdiction to hear such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our amended and restated bylaws will also provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for resolving any complaint asserting a cause or causes of action arising under the Securities Act against any person in connection with any offering of our securities, including, without limitation, any auditor, underwriter, expert, control person, or other defendant. Unless we consent in writing to the selection of an alternative forum, the United States District Court for the District of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any derivative action or proceeding brought to

51 enforce any duty or liability created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the rules or regulations thereunder. All other claims arising under the Exchange Act may be brought in any federal court of competent jurisdiction. Any person or entity purchasing, holding, or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. We note that stockholders cannot waive compliance (or consent to non-compliance) with the federal securities laws and the rules and regulations thereunder. Founder LLC Agreement Our co-founders intend to enter into the Founder LLC limited liability company agreement (the “Founder LLC Agreement”). We expect the Founder LLC Agreement to become effective substantially concurrently with the filing and acceptance of our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware. Our Class F common stock will be held by the Founder LLC. Our Class F common stock will be voted by the Founder LLC in a manner determined pursuant to the Founder LLC Agreement. Generally, the Founder LLC will vote as determined by a majority of the Continuing Founders. Our seven co-founders will each initially be a Continuing Founder. Upon the incapacity or death of any of our co-founders, a successor member may be admitted to the Founder LLC as a Continuing Founder until the tenth anniversary of the completion of this Offering. When there have been fewer than three Continuing Founders (not including any successor member who is a “Non-Qualifying Member” as defined in the Founder LLC Agreement) for 90 consecutive calendar days, the 450-day Class F Transition Period will commence. Upon completion of the Class F Transition Period, all of our Class F common stock and Class E common stock then issued and outstanding will be redeemed by us for no consideration and certain other governance changes will take effect. Regardless of the length of time that has elapsed since the completion of this Offering or the circumstances that resulted in the removal of a Continuing Founder, one or more successor members may be admitted to the Founder LLC during the Class F Transition Period as needed to ensure that there are three Continuing Founders serving until completion of the Class F Transition Period. The admission of any successor member during the Class F Transition Period will not cure the event that commenced the Class F Transition Period or extend the Class F Transition Period. A Continuing Founder will be removed from the Founder LLC upon the earliest to occur of (i) such Continuing Founder’s resignation as a member of the Founder LLC; (ii) such Continuing Founder’s death or incapacity; (iii) with respect to each of our seven original co-founders, such original co-founder’s ceasing to hold (together with such original co-founder’s related holders) on any record date for a vote of our stockholders a number of shares of Class A common stock (including shares subject to options, RSUs, and other convertible securities) equal to at least 2% of the shares of Class A common stock held by such original co-founder and their related holders as of the completion of this Offering; (iv) such Continuing Founder’s removal for “cause” (as defined in the Founder LLC Agreement), which includes specified competitive activities described in the Founder LLC Agreement; (v) with respect to any successor member admitted to the Founder LLC prior to the commencement of the Class F Transition Period, other than a successor member who is a member during the Class F Transition Period, the tenth anniversary of the completion of this Offering; or (vi) with respect to each of our seven original co-founders, the commencement of a leave of absence approved by a Supermajority of the other Continuing Founders, which may not be approved during the Class F Transition Period or if the grant of the leave of absence would itself cause the Class F Transition Period to commence. 52 Each Continuing Founder will be entitled to one vote when determining how our Class F common stock will be voted. If a majority of the Continuing Founders cannot agree on how our Class F common stock will be voted, then our Class F common stock will generally be voted proportionately with the votes of our Class A common stock cast on the matter (subject to a quorum of a majority of outstanding Class A common stock). With respect to certain matters, our Class F common stock will be voted “for” the proposal only if a greater threshold of Continuing Founders agree, and if the greater threshold is not met, our Class F common stock will be voted “against” the proposal. See the section titled “—Class F Common Stock Voting Mechanics.” The Founder LLC Agreement will not govern the voting of any shares of our Class A common stock held by the co-founders or their related holders. Each co-founder (or their related holders) will be able to vote shares of our Class A common stock held by them in their discretion, regardless of the manner in which the Founder LLC will vote our Class F common stock. Class F Common Stock Voting Mechanics Under the terms of the Founder LLC Agreement, the manner in which our Class F common stock will be voted will be determined as follows: Matter Threshold(Note 1) If threshold is met Otherwise General stockholder matters Majority(Note 2) Class F common stock is voted accordingly. Class F common stock is voted proportionately with the votes of Class A common stock cast (subject to a quorum of a majority of outstanding Class A common stock). Amendments to Class F rights Supermajority(Note 3)( Note 4) Class F common stock is voted “for” the proposal. Class F common stock is voted “against” (or “withhold” as to) the proposal. Amendments to LTBT / Class T rights Trust Amendment Supermajority(Note 4)(Note 5) Class F common stock is voted “for” the proposal. Class F common stock is voted “against” (or “withhold” as to) the proposal. Written consent The applicable majority, Supermajority(Note 3), or Trust Amendment Supermajority(Note 5) if action were taken at a meeting. Consent is delivered with respect to our Class F common stock. No consent is delivered with respect to our Class F common stock. ______________ (Note 1) Each Continuing Founder will be entitled to one vote when determining how our Class F common stock will be voted. (Note 2) If a majority of the Continuing Founders deliver the same instruction as to how the votes corresponding to our Class F common stock shall be cast, including “for,” “against,” or “withhold,” but excluding an instruction to “abstain,” our Class F common stock will be voted accordingly. If a majority of the Continuing Founders deliver instructions to “abstain” or do not deliver the same or any instructions, our Class F common stock will be voted proportionately with the votes of Class A common stock cast (subject to a quorum of a majority of outstanding Class A common stock). (Note 3) “Supermajority” means the total number of Continuing Founders entitled to vote, minus one, delivers instructions to vote “for” the proposal. If there are fewer than three Continuing Founders, a Supermajority requires unanimity of Continuing Founders. (Note 4) If a proposal requires both a Supermajority and a Trust Amendment Supermajority, both thresholds must be satisfied. (Note 5) A “Trust Amendment Supermajority” will be satisfied if (i) 66 2/3% of the Continuing Founders, rounded up to the nearest whole number, deliver instructions to vote “for” the proposal, and approval by 75% of the votes cast by our Class E common stock (subject to a quorum of a majority of outstanding Class E common stock) and a majority of the votes cast by our Class A common stock (subject to a quorum of a majority of the outstanding shares of Class A common stock) is also obtained or (ii) until the third anniversary of the completion of this Offering, the Continuing Founders unanimously deliver instructions to vote “for” the proposal, and approval by a majority of the votes cast by our Class E common stock (subject to a quorum of 40% of our outstanding Class E common stock) and a majority of the votes cast by our outstanding Class A common stock (subject to a quorum of a majority of outstanding shares of Class A common stock) is also obtained. Pursuant to the Stockholders’ Agreement, the Founder LLC will also vote or consent the share of Class F common stock in favor of amendments that are approved by 80% of the authorized members

53 of our board of directors and 80% of the Trustees then in office (in each case, rounded up or down to the nearest whole number (any exact 0.5 rounding up)). Limitation of Liability and Indemnification Please refer to “Section 5: Status of the Filing Company—3: Status of Corporate Governance, etc.—(1) Overview of Corporate Governance—Certain Relationships and Related Person Transactions—Limitation of Liability and Indemnification of Officers and Directors.” (b) Shareholders’ Meetings The Company’s amended and restated certificate of incorporation, which will become effective immediately prior to the completion of this Offering, will provide that, for so long as the Class F common stock or Class T common stock remains outstanding, the Company’s stockholders may act by written consent with respect to certain actions, including any action to elect or remove directors. Notwithstanding the availability of action by written consent, the Company expects to hold an annual meeting of stockholders and to solicit the votes of holders of Class A common stock in accordance with applicable exchange listing rules, including with respect to the election of directors other than the Class T directors. The Company’s amended and restated certificate of incorporation and amended and restated bylaws will further provide that special meetings of stockholders may be called only by (i) its board of directors acting pursuant to a resolution adopted by a majority of the authorized members of the board of directors; (ii) the chairperson of its board of directors; (iii) its Chief Executive Officer; (iv) its President; (v) following the Class F Sunset Time, a majority of the directors who are not Class T directors; (vi) prior to the Class F Sunset Time and only with respect to a special meeting at which holders of the Class E common stock will be asked to vote on a proposal, the secretary of the company; or (vii) prior to the Class F Sunset Time, the Founder LLC as the holder of the Class F common stock. (c) Board of Directors, Directors and Officers The Company’s amended and restated certificate of incorporation, which will become effective immediately prior to the completion of the offering, will provide that prior to the Class F Sunset Time, the Company will not have a classified board of directors, and all directors will be elected for annual terms, each continuing until the election and qualification of a successor or the director’s earlier death, resignation, or removal. Following the Class F Sunset Time, the board of directors will shift to having a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Regardless of the class or classes of stock by which a director is elected, there is no limit on the number of terms a director may serve. The Company, the LTBT and the Founder LLC will enter into a Stockholders’ Agreement, which will become effective immediately prior to the completion of the offering (“Stockholders’ Agreement”). The Stockholders’ Agreement will provide that, prior to nominating or removing a person to serve as a director, the nominating party must provide at least 30 days’ prior notice to the Company’s nominating and corporate governance committee (“NGC”), which notice period the NGC may waive in its discretion. Following the completion of this Offering, the NGC will be composed of one Class T director and two directors who are not Class T directors and will act by majority vote. With respect to one Class T director seat (“Specified Class T Director”), the LTBT’s ability to nominate that director, or remove that director without cause, or change the director designated as the Specified Class T Director is subject to the concurrence of the NGC; if the NGC 54 does not concur with such nomination, removal, or change in designation within 15 days of receiving notice, the matter will be submitted to a vote of the holders of the Company’s Class E common stock unless the LTBT elects to withdraw the notice of nomination or removal. When voting upon a proposal to nominate, remove, or change the director designated as the Specified Class T Director, the requisite approval of the Class E common stock will require a majority of votes cast by the Class E common stock and quorum will require the presence, in person or by proxy, of a majority of the outstanding shares of Class E common stock. The LTBT may withdraw any notice of nomination, removal, or change in designation at any time before the taking of such a vote. Any Class T director, including the Specified Class T Director, may be removed for cause, which will be determined in accordance with Delaware law, without the concurrence of the NGC or the approval of the holders of the Class E common stock; provided, however, that each of the LTBT and the Founder LLC has agreed to provide 30 calendar days’ notice to the other stockholder and the NGC prior to effecting a removal of any director for cause. 2. 【Foreign Exchange Control System】 In the United States, there are no foreign exchange control restrictions on the acquisition of shares in a domestic company by a U.S. non-resident, the remittance of dividends and proceeds from the sale of such shares to said non-resident, or the distribution of assets upon the liquidation of the company. 3. 【Tax Treatment】 (1) U.S. Tax Treatment for Non-U.S. Shareholders of the Company’s Class A Common Stock Material U.S. Federal Income Tax Consequences to Non-U.S. Holders of Our Class A Common Stock The following is a summary of the material U.S. federal income tax consequences to certain non-U.S. holders (as defined below) of the ownership and disposition of our Class A common stock acquired in this Offering but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, administrative rulings, and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. This summary does not address the tax considerations arising under the laws of any state, local, or non- U.S. jurisdiction, or under U.S. federal non-income tax laws (such as gift and estate tax laws), except to the limited extent set forth below. In addition, this discussion does not address tax considerations applicable to a non-U.S. holder’s particular circumstances or non-U.S. holders that may be subject to special tax rules, including, without limitation: • banks, insurance companies, or other financial institutions (except to the extent specifically set forth below), regulated investment companies, or real estate investment trusts; • persons subject to the alternative minimum tax or Medicare contribution tax on net investment income; • tax-exempt organizations or governmental organizations; • pension plans or tax-exempt retirement plans;

55 • controlled foreign corporations, foreign controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax; • brokers or dealers in securities; • traders in securities or other persons that elect to use a mark-to-market method of accounting for their holdings in our stock; • persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below); • certain former citizens or long-term residents of the United States; • partnerships or entities classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein); • persons who hold our Class A common stock as a position in a hedging transaction, “straddle,” “conversion transaction,” or other risk reduction transaction or integrated investment; • persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation; • persons subject to special tax accounting rules as a result of any item of gross income with respect to our Class A common stock being taken into account in an “applicable financial statement” (as defined in Section 451(b) of the Code); • persons who do not hold our Class A common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment); or • persons deemed to sell our Class A common stock under the constructive sale provisions of the Code. In addition, if a partnership, arrangement, or entity classified as a partnership or other pass-through entity for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in such partnership or owner in such pass-through entity generally will depend on the status of the partner or owner and upon the activities of the partnership or other pass-through entity. Accordingly, partnerships and other pass-through entities that hold our Class A common stock, and partners in such partnerships and owners in such other pass-through entities, should consult their tax advisors. This discussion is for informational purposes only and is not tax advice. You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Class A common stock arising under the U.S. federal non-income tax laws (such as gift and estate tax laws) or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty. Non-U.S. Holder Defined For purposes of this discussion, you are a non-U.S. holder if you are a beneficial owner of our Class A common stock that is not a partnership, arrangement, or entity classified as a partnership or other pass- through entity for U.S. federal income tax purposes and are not, for U.S. federal income tax purposes, 56 treated as any of the following: • an individual who is a citizen or resident of the United States; • a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia; • an estate whose income is subject to U.S. federal income tax regardless of its source; or • a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) (“U.S. persons”) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person. Distributions Distributions on our Class A common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our Class A common stock, but not below zero, and then will be treated as gain from the sale or other disposition of stock as described below under the section titled “—Gain on Disposition of Our Class A Common Stock.” Except as otherwise described below in the paragraph on effectively connected income and the sections titled “—Backup Withholding and Information Reporting” and “—FATCA,” any dividend paid to you will generally be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. Under applicable Treasury regulations, the applicable withholding agent may withhold up to 30% of the gross amount of the entire distribution even if the amount constituting a dividend, as described above, is less than such amount. If we or another withholding agent over-withhold or if you do not timely provide us with the required certification, you may be entitled to a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the Internal Revenue Service (“IRS”). In order to receive a reduced treaty rate, you must provide the applicable withholding agent with an IRS Form W-8BEN, IRS Form W-8BEN-E, or other appropriate version of IRS Form W-8, including any required attachments and your taxpayer identification number, certifying qualification for the reduced rate. Additionally, you will be required to update such forms and certifications from time to time as required by law. If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If you hold our stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries. You should consult your tax advisor regarding entitlement to benefits under any applicable income tax treaties. Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by you in the United States) are generally exempt from such withholding tax, subject to the discussions below on backup withholding and FATCA (as defined below) withholding. To obtain this exemption, you must provide us with an IRS Form W-8ECI, including any required attachments and your

57 taxpayer identification number, certifying qualification for the exemption. Additionally, you will be required to update such forms and certifications from time to time as required by law. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are includable on your U.S. federal income tax return and taxed to you at the same rates applicable to U.S. persons, net of certain deductions and credits. If you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. You should consult your tax advisor regarding the application of tax treaties in light of your particular circumstances. Gain on Disposition of Our Class A Common Stock Except as otherwise described below in the sections titled “—Backup Withholding and Information Reporting,” and “—FATCA,” you will generally not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Class A common stock unless: • the gain is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States); • you are a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or other disposition occurs and certain other conditions are met; or • our Class A common stock constitutes a U.S. real property interest by reason of our status as a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of, or your holding period for, our Class A common stock, and, in the case where shares of our Class A common stock are regularly traded on an established securities market, you own, or are treated as owning, more than 5% of our Class A common stock at any time during the foregoing period. Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes, although, there can be no assurance in this regard. You are encouraged to consult your own tax advisor regarding the possible consequences to you if we are, or were to become, a USRPHC. If you are a non-U.S. holder described in the first bullet above, you will generally be subject to U.S. federal income tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and if you are a corporate non-U.S. holder described in the first bullet above, you also may be subject to the branch profits tax at a 30% rate, in each case unless otherwise provided by an applicable income tax treaty between the United States and your country of residence. If you are a non-U.S. holder described in the second bullet above, you will generally be subject to U.S. federal income tax at a 30% rate (or such lower rate specified by an applicable income tax treaty between the United States and your country of residence) on the gain derived from the sale or other disposition of our stock, which gain may be offset by certain U.S. source capital losses (provided you have timely filed U.S. federal income tax returns with respect to such losses). You should consult your tax advisor regarding the application of tax treaties in light 58 of your particular circumstances. Backup Withholding and Information Reporting Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence. Payments of dividends on or of proceeds from the sale or other disposition of our Class A common stock made to you may be subject to information reporting and backup withholding (currently at a rate of 24%) unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E, or another appropriate version of IRS Form W-8. Any documentation provided to an applicable withholding agent may need to be updated in certain circumstances. Information reporting and backup withholding will generally apply to the proceeds of a sale or other disposition by you of our Class A common stock effected by or through the U.S. office of any broker, U.S. or foreign, unless you certify your status as a non-U.S. holder and satisfy certain other requirements, or otherwise establish an exemption. Generally, information reporting and backup withholding will not apply to a payment of the proceeds from a sale or other disposition of our stock to you where the transaction is effected outside the United States through a foreign broker. However, for information reporting purposes, sales or other dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations will generally be treated in a manner similar to sales or other dispositions effected through a U.S. office of a broker. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person. You should consult your own tax advisors regarding the application of the information reporting and backup withholding rules in light of your particular circumstances. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner. FATCA Sections 1471 through 1474 of the Code, and the Treasury regulations and administrative guidance issued thereunder (collectively, “FATCA”), generally impose a U.S. federal withholding tax at a rate of 30% on dividends on and, subject to certain proposed Treasury regulations discussed below, the gross proceeds from a sale or other disposition of our Class A common stock if paid to a “foreign financial institution” (as defined in the Code), unless otherwise provided by the Treasury Secretary or such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non- U.S. entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends paid on and, subject to certain proposed Treasury regulations discussed below, the gross proceeds from a sale or other disposition of our Class A common stock if paid to a “non-financial foreign entity” (as defined in the Code) unless otherwise provided by the Treasury Secretary or such entity provides the withholding agent with a certification identifying, and information with respect to certain direct and indirect “substantial United States owners” (as defined in the

59 Code) of the entity, certifies that it does not have any such substantial United States owners or otherwise establishes and certifies to an exemption. The withholding provisions under FATCA generally apply to dividends on our Class A common stock. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to the gross proceeds from a sale or other disposition of our Class A common stock, which may be relied upon by taxpayers until final regulations are issued. An intergovernmental agreement between the United States and your country of tax residence may modify the requirements described in this paragraph. You should consult your own tax advisors regarding the possible implications of FATCA on your investment in our Class A common stock. This preceding discussion is for informational purposes only and is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, and local and non-U.S. tax consequences of purchasing, holding, and disposing of our Class A common stock, including the consequences of any proposed change in applicable laws. (2) Tax Treatment in Japan Subject to compliance with and the limitations of the Income Tax Law, the Inheritance Tax Law and other current and pertinent laws and regulations of Japan, and applicable tax convention, persons who are Japanese residents may claim credits as offsets to Japanese taxes in the amount of the United States taxes paid on the income (and estates) of such persons as noted in subsections “(1) U.S. Tax Treatment for Non- U.S. Shareholders of the Company’s Class A Common Stock,” above. Please refer to “Section 8: Overview of Shareholder Services, Etc. of the Filing Company in Japan, 2: Methods for Exercising Shareholder Rights in Japan, (4): Tax Treatment in Japan with Respect to Dividends, etc.” below. 4. 【Legal Opinion】 Wilson Sonsini Goodrich & Rosati, P.C., legal counsel to the Company, submitted a legal opinion to the following effect: (i) The Company is a validly existing public benefit corporation in good standing under the laws of the State of Delaware. (ii) The proposed issuance by the Company of the Shares as described in the Securities Registration Statement does not and will not violate the General Corporation Law of the State of Delaware. (iii) Insofar as the statements in the Securities Registration Statement under the caption “Part II Corporate Information, Section 1: Overview of the Legal System in the Home Country” purport to summarize provisions of the General Corporation Law of the State of Delaware, the form of the Amended and Restated Certificate of Incorporation, the form of Amended and Restated Bylaws of the Company that are expected to be effective upon the closing of the offering, and the form of the stock certificate of the Class A common stock, such statements fairly present in all material respects an accurate summary of such provisions. 60 Section 2 【Company Overview】 1. 【Trends in Key Financial Indicators】 Summary Consolidated Financial and Other Data The following tables summarize our consolidated financial and other data. We have derived the summary consolidated statements of operations data and cash flows data for the years ended December 31, 2023, 2024 and 2025, and the summary consolidated balance sheet data as of December 31, 2024 and 2025 from our audited consolidated financial statements included elsewhere in this document. We have derived the summary consolidated statements of operations data and cash flows data for the nine months ended September 30, 2025 and 2026, and the summary consolidated balance sheet data as of September 30, 2026, from our unaudited interim consolidated financial information included elsewhere in this document. The summary consolidated financial data in this section are not intended to replace our consolidated financial statements and related notes and are qualified in their entirety by our consolidated financial statements and related notes included elsewhere in this document. Our historical results are not necessarily indicative of the results that may be expected in the future and our results for the nine months ended September 30, 2026 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2026 or any other period. The following summary consolidated financial and other data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows” and our consolidated financial statements and related notes thereto included elsewhere in this document. For the reasons described below, the following summary historical consolidated financial and other data does not include consolidated balance sheet data as of December 31, 2023 or earlier years, or consolidated income statement and cash flow data for the year ended December 31, 2022 or earlier years, certain of which are required to be disclosed pursuant to Instruction 30(a) to Form No. 7 as prescribed by the Cabinet Office Ordinance on Disclosure of Corporate Affairs. The omitted consolidated financial data are not included in our financial statements (“Included Financial Statements”) presented in “Section 6: Financial Information.” We have not disclosed the omitted consolidated financial data because they are not required in the Registration Statement on Form S-1 filed with the SEC. The Included Financial Statements have been prepared in accordance with Regulation S-X, which prescribes the form, content and periods to be covered by the financial statements filed under the U.S. Securities Act and the U.S. Securities Exchange Act, and comply with the disclosure requirements applicable to the Offering in the United States. The omitted consolidated financial data relate to a period when our business was a fraction of its current size, and they have not been audited in accordance with the standards applied to the Included Financial Statements. Accordingly, we believe that the information based on the Included Financial Statements, which are included in the Form S-1 filed with the SEC in connection with the listing in the United States, fairly presents our financial condition and trends in a manner that is helpful to investors’ investment decisions in the Japanese Primary Offering.

61 Consolidated Statements of Operations Data Year Ended December 31, Nine Months Ended September 30, (in millions, except share and per share amounts) 2023 2024 2025 2025 2026 Revenue $ 41 $ 386 $ 4,585 $ 2,545 $ 33,242 Operating expenses: Compute and infrastructure 433 2,522 7,326 4,381 18,808 Personnel(Note 1) 95 454 1,839 1,027 4,863 Bartz settlement — — 1,500 1,500 — Sales, marketing, and partnerships 2 43 568 322 5,529 Other operating and administrative 62 347 1,412 539 5,302 Total operating expenses 592 3,366 12,645 7,769 34,502 Operating loss (551) (2,980) (8,060) (5,224) (1,260) Interest income 69 106 431 239 2,359 Change in fair value of convertible notes, derivative liabilities, and SAFEs (1,045) (5,434) (34,308) (20,107) (94,324) Other income (expense), net (2) — (8) (3) (10,397) Total other income (expense), net (978) (5,328) (33,885) (19,871) (102,362) Loss before provision for income taxes (1,529) (8,308) (41,945) (25,095) (103,622) Provision for income taxes 2 1 20 12 417 Net loss(Note 2) $ (1,531) $ (8,309) $ (41,965) $ (25,107) $ (104,039) Net loss per share attributable to common stockholders, basic and diluted $ (1.42) $ (5.43) $ (23.04) $ (13.90) $ (50.10) Weighted-average number of shares outstanding, basic and diluted 1,076,880,510 1,528,994,540 1,821,084,860 1,806,802,920 2,076,810,122 ______________ (Note 1) Includes stock-based compensation expense of $29 million, $192 million, and $1.2 billion for the years ended December 31, 2023, 2024, and 2025, respectively, and $591 million and $3.3 billion for the nine months ended September 30, 2025 and 2026, respectively. (Note 2) Includes change in fair value of convertible notes, derivative liabilities, and simple agreements for future equity (“SAFEs”), which were $1.0 billion, $5.4 billion, and $34.3 billion for the years ended December 31, 2023, 2024, and 2025, respectively, and $20.1 billion and $94.3 billion for the nine months ended September 30, 2025 and 2026, respectively. These changes were primarily driven by an increase in the fair value of our outstanding convertible promissory notes resulting from an increase in our enterprise valuation during each of the respective periods. 62 The following table sets forth the computation of unaudited pro forma net loss per share, basic and diluted, of common stock attributable to common stockholders for the periods presented: (in millions, except share and per share amounts) Year Ended December 31, 2025 Nine Months Ended September 30, 2026 Numerator: Net loss $ (41,965) $ (104,039) Pro forma adjustment to record stock-based compensation expense related to RSUs for which the performance-based vesting condition will be satisfied upon the effectiveness of the registration statement in the United States relating to this Offering $ (671) $ (7,487) Pro forma adjustment to eliminate the change in fair value recognized related to convertible promissory notes $ 10,255 $ 14,727 Pro forma net loss $ (32,381) $ (96,799) Denominator: Weighted-average number of shares outstanding, basic and diluted 1,821,084,860 2,076,810,122 Pro forma adjustment to reflect the Preferred Stock Conversion 8,561,115,159 8,561,115,159 Pro forma adjustment to reflect the RSU Settlement 8,521 3,674,719 Pro forma adjustment to reflect the Convertible Notes Conversion 276,827,518 276,827,518 Weighted-average number of shares outstanding used to compute pro forma net loss per share, basic and diluted(Note 1)(Note 2) 10,659,036,058 10,918,427,518 Pro forma net loss per share, basic and diluted(Note 1)(Note 2) $ (3.04) $ (8.87) ______________ (Note 1) The unaudited pro forma net loss per share and pro forma weighted-average number of shares used in computing pro forma net loss per share give effect to (i) the Preferred Stock Conversion, as if such conversion had occurred on January 1, 2025, (ii) the Convertible Notes Conversion, as if such conversion had occurred on January 1, 2025, (iii) the elimination of the change in fair value recognized on convertible promissory notes that converted into shares of our redeemable convertible preferred stock during the periods presented and that convert in the Convertible Notes Conversion, in each case as if such notes had converted on January 1, 2025, (iv) stock-based compensation expense related to RSUs for which the service-based vesting condition was satisfied or partially satisfied, and as if the performance-based condition had been satisfied on January 1, 2025, of $671 million and $7.5 billion for the year ended December 31, 2025 and the nine months ended September 30, 2026, respectively, (v) the net issuance of 43,150 and 16,775,835 shares of our Class A common stock upon the vesting and settlement of RSUs, for which the service-based vesting condition was satisfied, and as if the performance-based condition had been satisfied on January 1, 2025, for the year ended December 31, 2025 and the nine months ended September 30, 2026, respectively, and (vi) the filing and effectiveness of our amended and restated certificate of incorporation in Delaware that will become effective immediately prior to the completion of this Offering. The pro forma weighted-average number of shares does not give effect to the Initial Public Benefit Issuance, as shares of our Class N common stock held by our wholly owned subsidiary are not considered outstanding for accounting purposes. (Note 2) As of September 30, 2026, unrecognized stock-based compensation expense not reflected in pro forma net loss per share was $24.1 billion related to RSUs for which the service-based vesting condition was not satisfied, and which is expected to be recognized over a weighted-average period of approximately 2.0 years, and $2.1 billion related to our other outstanding equity awards, which is expected to be recognized over a weighted-average period of approximately 1.4 years. Consolidated Cash Flow Data Year Ended December 31, Nine Months Ended September 30, (in millions) 2023 2024 2025 2025 2026 Net cash provided by (used in) Operating activities $ (1,627) $ (5,692) $ (2,637) $ (2,024) $ 6,569 Investing activities $ (2) $ (22) $ (3,077) $ (2,007) $ (36,546) Financing activities $ 2,320 $ 7,248 $ 19,960 $ 18,508 $ 110,735

63 Consolidated Balance Sheet Data Year Ended December 31, Nine Months Ended September 30, As of December 31, 2024 As of December 31, 2025 As of September 30, 2026 (in millions) Actual Actual Actual Pro Forma (Note 1) Pro Forma As Adjusted (Note 2)(Note 3) Cash, cash equivalents, and short-term investments $ 3,141 $ 20,277 $ 131,845 $ 131,845 $ 212,684 Working capital(Note 4) $ 4,938 $ 20,929 $ 129,349 $ 125,532 $ 210,172 Total assets $ 7,752 $ 24,661 $ 154,320 $ 154,320 $ 235,133 Total liabilities $ 14,679 $ 45,397 $ 146,683 $ 130,871 $ 127,044 Redeemable convertible preferred stock $ 2,874 $ 29,769 $ 157,510 — — Additional paid-in capital $ 239 $ 1,644 $ 6,481 $ 194,891 $ 279,531 Accumulated deficit $ (10,040) $ (52,154) $ (156,193) $ (171,281) $ (171,281) Total stockholders’ equity (deficit) $ (9,801) $ (50,505) $ (149,873) $ 23,449 $ 108,089 ______________ (Note 1) The pro forma column in the consolidated balance sheet gives effect to (i) the Preferred Stock Conversion, as if such conversion had occurred on September 30, 2026, (ii) the Convertible Notes Conversion, as if such conversion had occurred on September 30, 2026, (iii) the Class F Stock Issuance, as if it had occurred on September 30, 2026, (iv) an increase to additional paid-in capital and accumulated deficit related to stock-based compensation expense of $14.2 billion related to RSUs subject to the RSU Settlement, reflecting modifications of such RSUs subsequent to September 30, 2026 at interpolated modification-date fair values based on the midpoint of the Initial Preliminary Price Range (or, if subsequently revised, the Revised Preliminary Price Range), and (v) the filing and effectiveness of our amended and restated certificate of incorporation in Delaware that will become effective immediately prior to the completion of this Offering. (Note 2) The pro forma as adjusted column gives effect to (i) the pro forma adjustments set forth above, (ii) the sale and issuance by us of 801,351,354 shares of our Class A common stock in this Offering, based upon the assumed initial public offering price of $74.00 per share, which is the midpoint of the Initial Preliminary Price Range (or, if subsequently revised, the Revised Preliminary Price Range), and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, (iii) the sale and issuance by us of 351,351,348 shares of our Class N common stock in the concurrent private placement at an assumed price of $74.00 per share, which is the midpoint of the Initial Preliminary Price Range (or, if subsequently revised, the Revised Preliminary Price Range), and (iv) the use of net proceeds from this Offering and the concurrent private placement, together with existing cash and cash equivalents, if necessary, to satisfy the estimated tax withholding and remittance obligations related to the RSU Settlement. We will not receive any proceeds from the sale of shares of our Class A common stock by any of the selling stockholders. (Note 3) Each $1.00 increase or decrease in the assumed initial public offering price would increase or decrease each of cash, cash equivalents, and short-term investments; working capital; total assets; additional paid-in capital; and total stockholders’ equity (deficit) by $793 million, assuming the number of shares offered by us as stated in this document remains unchanged, that the aggregate purchase price in the concurrent private placement remains unchanged (such that the number of shares of Class N common stock issued in the concurrent private placement changes with the initial public offering price), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 1.0 million in the number of shares offered by us, stated in this document, would increase or decrease each of cash, cash equivalents, and short-term investments; working capital; total assets; additional paid-in capital; and total stockholders’ equity (deficit) by $73 million, assuming the assumed initial public offering price of $74.00 per share, which is the midpoint of the Initial Preliminary Price Range (or, if subsequently revised, the Revised Preliminary Price Range) remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We will not receive any proceeds from the sale of shares of our Class A common stock by any of the selling stockholders. (Note 4) Working capital is defined as current assets less current liabilities. 64 Non-GAAP Financial Measures In addition to the measures presented in our consolidated financial statements that were prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), we use Adjusted Operating Income (Loss), Adjusted Operating Margin, and Adjusted Net Income (Loss) as non-GAAP financial measures to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. Year Ended December 31, Nine Months Ended September 30, (in millions, except for percentages) 2023 2024 2025 2025 2026 Adjusted Operating Income (Loss) $ (522) $ (2,788) $ (4,854) $ (3,133) $ 4,081 Operating margin (1,344)% (772)% (176)% (205)% (4)% Adjusted Operating Margin (1,273)% (722)% (106)% (123)% 12% Adjusted Net Income (Loss) $ (457) $ (2,683) $ (4,455) $ (2,911) $ 5,591 Please refer to “Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows—Non-GAAP Financial Measures” for a definition of each non-GAAP financial measure, a discussion of the limitations of each non-GAAP financial measure, and a reconciliation of each non-GAAP financial measure to its most comparable GAAP financial measure for the periods presented and additional information. 2. 【History】 The Company was incorporated as a public benefit corporation under Delaware law in January 2021, and its principal executive offices are located in San Francisco, California. As a public benefit corporation, the Company is required to balance the pecuniary interests of its stockholders, the best interests of those materially affected by its conduct, and the specific public benefit purpose identified in its amended and restated certificate of incorporation. The Company’s specific public benefit purpose is the responsible development and maintenance of advanced AI for the long-term benefit of humanity. Since inception, the Company has financed its operations, corporate investments, and capital expenditures primarily through proceeds from the issuance of convertible promissory notes, redeemable convertible preferred stock, and SAFEs, and cash generated from sales. To date, the Company has financed its compute and infrastructure primarily under arrangements with its cloud service providers, as well as through proceeds from the financing activities described above and cash generated from operations. The Company launched its first commercial product, Claude, publicly in the first quarter of 2023, and has since released successive model generations. The Claude model family is currently composed of four model classes: Mythos (including Fable), Opus, Sonnet, and Haiku. The Company has also launched multiple direct applications and integrations, including Claude Code and Claude Cowork.

65 3. 【Business】 Overview For the first time in history, intelligence is something humans can build. The cognitive capability to reason, analyze, synthesize, decide, and create is producible at scale and accessible on demand. We believe this abundance of super intelligence2 will rapidly transform every sector of the global economy in ways greater than the impact of industrialization, electricity, semiconductors, and the internet. If this technology truly delivers on its potential—with the risks well managed—it could significantly accelerate global growth and dramatically improve quality of life for people around the world. Anthropic was founded in 2021 by a team of researchers responsible for many of the breakthroughs that define AI. We are first and foremost a research lab—our mission is the responsible development and maintenance of advanced AI for the long-term benefit of humanity. This mission directs our focus—along with our talent and culture, our frontier and safety research, our approach to compute, and our enterprise strategy, it is one of the core advantages that set us apart. These advantages enable us to continuously advance frontier intelligence and shape the standards for its safe and responsible development. Our frontier intelligence, Claude, is delivered to customers through our models, platform, and applications. Claude has experienced the fastest enterprise adoption of any technology in history, as demonstrated by revenue growing from $0 at commercial launch in the first quarter of 2023 to $17.0 billion for the three months ended September 30, 2026. This rapid and growing adoption generates two self-reinforcing dynamics—an improvement loop that advances Claude and an investment loop that helps fund our continued research at the frontier. We believe the diffusion of AI through the global economy represents one of the largest opportunities in 2 For purposes of this document, we use the terms “super intelligence,” “SI,” “artificial intelligence,” and “AI” interchangeably. 66 history to improve how humans live and work, and it is just beginning. In our view, the world has only begun to use the capabilities of today’s frontier models, and the gap between what Claude can do and how broadly it is used represents one of our largest growth opportunities, alongside continued advances at the frontier. Claude’s capabilities have evolved significantly in recent years, and we expect they will continue advancing rapidly. This will lead not only to an expanding addressable market, but also to an expanding scope of impact on the world. We aim to ensure that impact is as positive as possible. Our Core Advantages Mission & Focus. All of our efforts are guided by a singular focus on our mission. This focus enables us to concentrate talent, research, and compute investment on the highest-value work for humanity and to avoid conflicting priorities. Achieving our mission means the world gains the enormous benefits of frontier intelligence while mitigating the most significant risks, and we believe this requires safety and capability to advance together. Talent & Culture. Our mission and focus enable us to attract and retain world-class talent, including researchers and engineers who want their work to shape a better future. We also have a culture that promotes a low-ego, truth-seeking environment, where frontier capability and safety are mutually reinforcing. We believe our culture has driven our talent density as we have scaled. Frontier & Safety Research. We believe that sustained, focused research at the frontier of intelligence is required to build the most capable and safest AI systems. Our frontier capabilities and safety research are deeply integrated and directly shape model design, training, and deployment, helping us produce systems that are more reliable, steerable, and well suited for real-world deployment, particularly in demanding enterprise environments. We translate our research leadership into innovation velocity and have consistently released better models, platform capabilities, and applications. Each version of a Claude model assists in building the next, helping to compress development timelines and produce compounding improvements in the speed at which we innovate. We refer to this recursive dynamic as “closing the loop,” and we believe it is one of the most significant structural advantages in frontier intelligence and can greatly accelerate the rate at which capabilities advance. We believe that model capabilities must be advanced together with safety, alignment, and security practices, particularly as the speed of AI development accelerates. We assess the risks of each model during development and before and after release, and take the steps we believe are appropriate to balance model capabilities with safety, alignment, and security, even where doing so may moderate the rate at which we release new capabilities. We view decisions of this kind as deliberate tradeoffs that we make because they serve the Company Purpose, the long-term interests of our mission, and our customers’ demand for safe and aligned models. Our Approach to Compute. We manage compute as a single, fungible pool from multiple strategic partners, and we dynamically direct available compute between workloads based on where the marginal unit is expected to be most productive at any given time. We believe that this approach to compute enables us to deliver superior models, serve more customers, and achieve greater productivity from our compute investment. This compute efficiency creates the foundation for us to advance frontier capabilities through research and model development, meet growing demand from customers, and provide for internal usage of Claude. We have achieved this through our research breakthroughs and our multi-chip compute architecture across AWS Trainium, Google TPUs, NVIDIA GPUs, and AMD GPUs, enabling us to orchestrate workloads to optimize for price and performance. To support our research, model development, customer demand, and internal usage of Claude, we continue to invest at scale. As of and subsequent to September 30, 2026, we have entered into purchase commitments and lease agreements, including short-

67 term commitments, as well as leases not yet commenced, with an aggregate committed spend of approximately $900.9 billion, substantially all of which is related to compute and infrastructure. These commitments include approximately $451.6 billion expected to be incurred before December 31, 2030, and substantially all of the remainder is expected to be incurred between 2031 and 2045. Approximately $70.7 billion of these commitments are due in the 12 months following September 30, 2026. Please refer to “Section 3: Business Conditions—4: Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows—Liquidity and Capital Resources—Contractual Obligations” for more information. Enterprise Strategy. Our enterprise strategy is built on the belief that frontier intelligence is most valuable in real-world settings, as deployment across enterprises is where economic impact is greatest and where the improvement loop from customer feedback is richest. Accordingly, we have organized our research priorities, our product roadmap, and our go-to-market and Applied AI teams around enterprise use cases, which range from routine knowledge work to the most complex problems. The customer feedback we gather directs our research focus and makes Claude more capable over time. This broadens where Claude can be deployed and further expands enterprise adoption, which helps ensure that the benefits of our technology reach people and organizations at scale. Enterprise Adoption of Claude The speed and depth of our enterprise customer adoption are powerful evidence of Claude’s position at the frontier of AI. Our customer base as of September 30, 2026 includes: • More than 11,900 customers with $100,000 or more of revenue on a TTM basis; • More than 1,900 customers with $1 million or more of revenue on a TTM basis; and • Approximately 250 customers with $10 million or more of revenue on a TTM basis. Unlike a static product that serves a single use case, Claude is frontier intelligence with rapidly advancing capabilities. We build at three layers of the stack: the models themselves, the platform for building on those models, and the applications that place Claude directly in the hands of our users. An advance at any layer compounds across all three layers, accelerating the pace at which we can deliver more capable intelligence. We believe the value of this integrated approach is reflected in the increasing number of customers that use both Claude Platform and our first-party applications. For the three months ended September 30, 2026, over 50% of our customers with $100,000 or more of revenue on a TTM basis used Claude Platform and at least one of our first-party applications, up from approximately 30% for the three months ended December 31, 2025. Today, enterprises rely on Claude to reason, plan, and execute across complex workflows with a level of trustworthiness and judgment that we believe was not available from earlier generations of these technologies. Customers realize value from Claude in three primary ways: more productive employees, faster processes, and embedded intelligence in their products. As Claude’s capabilities grow, our customers benefit and often broaden their adoption of Claude in new workflows. This expanding role reflects a broader shift in how Claude is used inside the enterprise, from a tool that responds to discrete prompts to what we call a Virtual Collaborator: an AI system that works alongside humans to perform complex, multi-step work at professional levels. We drive the diffusion of Claude primarily by making it accessible across multiple product surfaces. For 68 example: • Claude Platform, our comprehensive agentic development environment, provides customers with direct access to the primitives to build, deploy, and scale their own applications that leverage Claude’s capabilities within their own products and workflows. • Claude Code, our coding agent, works alongside human software developers on end-to-end software development: writing, planning, editing, testing, debugging, and committing code across production-scale codebases. • Claude Cowork, our knowledge work agent, has computer use capability that enables it to work with professionals on end-to-end business tasks: autonomously researching, drafting, analyzing, synthesizing, and executing other knowledge work. Much of the diffusion of Claude has been organic. We amplify this with our go-to-market and Applied AI teams, which extend our reach by meeting customers where they are through distribution partnerships that place Claude inside customers’ existing technology stacks. For example, Claude is accessible on all three major cloud platforms—AWS, GCP, and Azure. We have a joint go-to-market approach with these CSPs through which we establish direct contractual relationships with our customers while paying a fee to each CSP. This structure allows us to foster stronger commercial alignment with these CSPs, avoid channel conflict, set pricing, and realize the financial benefits of ongoing compute efficiency improvements. Ecosystem partnerships also expand our reach, allowing customers to adopt Claude through systems integrators, such as Accenture, Deloitte, KPMG, and PwC; consultants; and data platforms, such as Salesforce and Snowflake. We recently launched Ode with Anthropic, an AI services company, in partnership with leading private equity firms to bring Claude’s capabilities to mid-sized companies across sectors, building solutions on the Claude Platform and supporting customers over the long term. Strengths of Our Financial Model Building and scaling frontier intelligence is one of the most important and capital-intensive endeavors in history. Our financial model provides us with the following strengths that allow us to build and scale efficiently: • Rapid Revenue Growth. Our enterprise strategy is designed to drive durable customer adoption by embedding Claude directly into business-critical workflows and enabling the development of products built on Claude. We believe that enterprise customers achieve a compelling return on investment from Claude, as agentic workflows can drive both top-line growth and efficiency. This enables us to expand quickly with customers, as demonstrated by our Net Revenue Retention of approximately 900% as of September 30, 2026. • Compute Efficiency. Our compute efficiency drives more intelligence from research and model development, and we believe this approach can support more customer and internal usage of Claude for the same amount of compute compared to other approaches. Our compute efficiency is demonstrated by revenue that grew 1,127% year over year for the three months ended September 30, 2026, compared to compute and infrastructure expenses that grew 382% during the same period. • Operating Efficiency. Our operating efficiency, derived from our high talent density, our efficient go- to-market, and how extensively our teams leverage Claude in their work, enables us to scale with a smaller team relative to other large enterprise technology companies. Our operating efficiency is

69 demonstrated by TTM revenue per employee of over $6.6 million as of September 30, 2026, compared to $1.4 million as of September 30, 2025. Our financial results reflect continued growth alongside ongoing investment in frontier intelligence, as demonstrated below: • Our revenue was $17.0 billion for the three months ended September 30, 2026, up from $1.4 billion for the three months ended September 30, 2025. • Our operating margin was (3)% and operating loss was $567 million for the three months ended September 30, 2026, compared to an operating margin of (224)% and operating loss of $3.1 billion for the three months ended September 30, 2025. • The combination of our revenue growth, compute efficiency, and operating efficiency has resulted in an Adjusted Operating Margin of 15% and Adjusted Operating Income of $2.5 billion for the three months ended September 30, 2026, compared to an Adjusted Operating Margin of (93)% and Adjusted Operating Loss of $1.3 billion for the three months ended September 30, 2025. The demonstrated growth, scale, and efficiency of our financial model help us to continue making significant long-term investments to build at the frontier responsibly. Our business trajectory and financial profile have enabled us to access capital and secure compute from investors and partners. As of September 30, 2026, we had raised an aggregate of $141.1 billion of capital and had cash and cash equivalents of $95.6 billion and short-term investments of $36.3 billion. Long-term investments come with risks, as we must predict compute needs multiple years into the future. However, we believe our compute efficiency positions us to amplify returns if demand is greater than our forecast and can provide financial resilience if demand is lower or arrives later than we anticipate. Our Self-Reinforcing Loops Our scale and growth create self-reinforcing loops that make Claude better over time and that we believe create durable competitive advantages. • Improvement Loop. Enterprise deployments of Claude deepen our understanding of the hard problems, edge cases, and domain-specific challenges that matter most to our customers. We improve our models, platform, and applications based on feedback from customers using our offerings in production across their businesses. These improvements result in wider deployments and adoption that fuel the next cycle of improvement. • Investment Loop. Revenue from expanding enterprise adoption helps us to fund the compute, research, and talent needed to improve Claude. Claude’s advancing capabilities expand the range of tasks and workflows customers use Claude for, broadening our addressable market and driving deeper deployment, additional revenue, and continued reinvestment in Claude. 70 Claude is Accelerating Our Ability to Close the Loop Claude itself has become one of the most powerful drivers of our progress—each new version of a Claude model directly accelerates development of the next. Many aspects of the research, training, and testing of subsequent model generations now involve Claude, including running experiments, generating and processing training data, automating evaluations and safety audits, and writing and reviewing code. We refer to this recursive dynamic as “closing the loop.” A direct expression of this dynamic is our accelerating pace of producing compute multipliers. More capable models help our researchers discover these improvements faster; in turn, more powerful compute multipliers enable us to train even more capable models and deploy them more efficiently. A clear example of our ability to close the loop is the deployment of Claude Code, our agentic coding product, across our engineering organization. As our models have advanced, we have seen significant improvement in Claude’s capability on more challenging, open-ended engineering problems that lack a clear specification and have historically depended on experienced human judgment. Claude’s success rate on these problems reached approximately 90% in September 2026, up approximately 50 percentage points in nine months, based on our internal benchmarks. Claude Code has progressed from suggesting code to writing and running it directly and working autonomously over long time horizons on complex, multi-step engineering tasks. This has enabled our engineers to increasingly direct and review its work rather than write code line by line. As a result, the average daily volume of code contributed to our codebase per engineer in the three months ended September 30, 2026 was over 45 times the average daily volume in the year ended December 31, 2024. Over 90% of the contributions to our codebase in September 2026 were written by Claude. The impact of Claude extends beyond research and engineering. From December 31, 2024 to September 30, 2026, our headcount grew over five times, while our revenue for the three months ended September 30, 2026 was 86 times our revenue for the three months ended December 31, 2024. We believe this operating leverage has been driven by the use of Claude throughout our organization.

71 Across our research, engineering, go-to-market, and operations teams, Claude allows employees to leverage a team of agents in their daily work, enabling a comparatively small team to take on work that would traditionally require a far larger one by multiplying the impact of each person. The expansion of our own use of Claude reflects this leverage directly. The value of our own internal Claude usage at list prices has grown by over 250 times from January 2026 to September 2026, and in April 2026, this monthly value first exceeded our monthly personnel expense, excluding stock-based compensation. Because each version of Claude is used to help build the next and because Claude makes our teams more productive across the company, we believe the compute we devote to internal usage compounds these gains, continuously accelerating our pace of development and further strengthening our leadership position. Using AI to help build more capable AI could also pose a considerable safety risk, particularly if it sharply accelerates the pace of progress. This is one of the areas covered by our Responsible Scaling Policy, which sets out our plans to monitor and mitigate the risks as we approach what has been termed “recursive self- improvement.” We believe our investments in safety techniques will enable us to manage these risks and responsibly realize substantially more leverage from Claude than we do today in developing AI models. However, we do not anticipate being able to safely use Claude to fully autonomously design and build successive generations of frontier models without meaningful human supervision or understanding, if and when that becomes technically possible. Accordingly, we are considering updates to our Responsible Scaling Policy to keep humans in control of frontier model development at Anthropic. The Transformation of Intelligence We believe that Powerful AI, a highly capable and impactful form of frontier intelligence characterized by the following key attributes, will become widely available within a few years: • cognitive capabilities matching or exceeding those of top human experts across most professional and scientific disciplines; • the ability to navigate all interfaces available to a human working virtually, including text, audio, video, and direct computer control; • the ability to reason through complex tasks autonomously over extended periods—lasting hours, days, or weeks—and seek clarification and feedback when needed; • the ability to coordinate across multiple instances and collaborate with both humans and other systems; and • the ability to interface with the physical world by controlling laboratory equipment, robotic systems, and other machines through digital connections. If Powerful AI is directed at solving humanity’s hardest problems and the risks are managed responsibly, the potential is extraordinary. The possibilities include compressing decades of scientific progress into years; accelerating drug discovery, disease detection, and the delivery of personalized therapy; providing individually tailored education and expert financial and legal advice; advancing power grids and battery design for greater efficiency and reliability; and extending to the developing world capabilities that took wealthy nations generations to build. Scaling Laws and the Predictability of Progress The intelligence and capabilities of AI systems have advanced dramatically. Tasks that were beyond the 72 reach of AI systems just a few years ago, such as complex mathematical reasoning, designing scientific experiments, and executing substantial portions of software development, are now routinely performed by AI. These advances have followed empirical “Scaling Laws,” the finding that AI model performance improves predictably with increases in model size, training data, and compute. The foundational paper, Scaling Laws for Neural Language Models, whose lead authors (including Dario Amodei, Jared Kaplan, Sam McCandlish, and Tom Brown) later co-founded Anthropic, was critical in establishing these relationships and helped guide the wave of modern LLMs. We expect AI capabilities—across language, reasoning, mathematics, coding, scientific analysis, and an expanding range of agentic tasks and knowledge work—to continue advancing for many years. We believe this will drive demand for AI that outstrips supply for the foreseeable future, limited principally by the availability of compute. We believe that the majority of this demand will be concentrated at the frontier: our experience has been that enterprises gravitate to our most capable models across a wide variety of workloads, including their highest-value work. In addition, we believe that each successive expansion of the frontier will unlock new categories of work that, in turn, will generate the majority of incremental industry demand. We expect the industry to continue increasing investment in compute, research talent, and engineering resources to advance the frontier of AI. Within this framework, research labs with proprietary training methods, strong data quality, and differentiated research talent are well-positioned to outpace what scale alone would predict. A Near-Term Opportunity to Transform Cognitive Work Frontier intelligence is transforming cognitive work—the application of knowledge, reasoning, and judgment to produce economic value. We believe it will make humans far more capable and expand the world’s overall capacity for that work, including accelerating scientific discovery and helping businesses grow. Knowledge workers are the leading edge of this opportunity. As the frontier advances, more capable models can unlock entirely new use cases while also efficiently serving a wide range of cognitive work at scale across the capability-cost-speed curve. We believe the work that knowledge workers perform represented more than $40 trillion in economic value globally in 2025,3 and with the potential for frontier intelligence to make them meaningfully more productive, our near-term opportunity is to expand this value and accelerate economic growth. While it is still early to forecast the full impact of frontier intelligence across the economy, IDC estimates that investment in AI solutions and services will yield a cumulative global economic impact of $22.5 trillion by 2031.4 We believe the impact could be even greater. History suggests that transformative technologies expand the markets they enter. For example, information technology spend grew from approximately $1.2 trillion in 2006 to $4.3 trillion in 2025, a CAGR of approximately 7%, as cloud computing spend grew from zero to $1.9 trillion over the same period and expanded information technology budgets.5 We have seen other technologies, including the personal computer, the internet, and the smartphone, grow their markets as well. The companies that built these technologies grew at a far faster rate than the economy as a whole. Global GDP grew from approximately $34 trillion in 2000 to more than $118 trillion in 2025 according to the World Bank, more than tripling. Over 3 Please refer to “Industry, Market, and Other Data” for a description of how we calculate annual economic value attributable to knowledge workers globally. 4 IDC, The Economic Impact of AI: 2026 Edition, doc # US54452226, April 2026. Reflects cumulative economic impact as the sum of the annual impact estimated for each year from 2025 through 2031. Includes the annual value created across AI solutions and services, investments in the AI infrastructure supply chain, and enhancements in enterprise productivity and efficiency unlocked by AI. 5 IDC, Worldwide Black Book: Live Edition V2 2026 Forecast, July 2026.

73 that same period, the 10 largest publicly traded technology companies by market capitalization as of September 30, 2026 grew their aggregate revenue from $68 billion to more than $2.5 trillion, an increase of approximately 38 times, or approximately 11 times the rate of global GDP growth. Frontier Intelligence May Reshape Entire Sectors and Accelerate Novel Discoveries We believe frontier intelligence represents a larger opportunity than any prior technology cycle, and Claude is already demonstrating this potential. Claude can now execute complex projects autonomously over hours and days, coordinating thousands of agents in parallel to carry out sophisticated planning, long-form research, and self-correcting analysis. Claude also turns open-ended tasks into finished, high-quality deliverables—work that was beyond the reach of frontier models only a short time ago. These capabilities position Claude to transform the largest sectors of the global economy, including software development, business and professional services, cybersecurity, financial services, and healthcare and life sciences, driving meaningful gains in productivity and output for the organizations that deploy it. Cybersecurity represents one of our most important near-term opportunities. As each new generation of AI models grows more capable of finding and exploiting vulnerabilities, we expect that defending enterprise networks and critical infrastructure will increasingly require frontier models. At the same time, the diffusion of AI is expanding the threat surface, as organizations deploy agents and autonomous capabilities at an accelerating pace. Our leadership in coding has allowed us to advance Claude’s cybersecurity capabilities and build products that help enterprises secure their most critical infrastructure. For example, Claude Security can continuously scan customers’ codebases, triage vulnerabilities, and write fixes. We also recently launched OSS Scanner, which extends some of these capabilities to the open-source projects that enterprise software is built on. Through our trusted-access programs, vetted cyberdefenders can also use our most capable models for security operations, incident response, and authorized penetration testing, shifting security to a continuous protection model. We expect other sectors to follow as Claude’s frontier capabilities extend beyond current markets to open entirely new ones, reaching domains such as robotics, advanced manufacturing, and logistics, and accelerating progress in scientific research, including drug discovery and materials science. For example, in the life sciences sector, where annual global pharmaceutical spend is expected to exceed $2 trillion in 2026,6 Claude is used in drug discovery and development by our customers, our biotechnology partners, and our own researchers. We are also extending Claude into robotics, where our Model Hardware Standard enables AI agents to operate lab and manufacturing equipment such as microscopes, liquid handlers, and off-the-shelf robotic arms. Ultimately, we believe frontier intelligence will help drive global economic growth. As frontier models make workers and organizations more productive, become embedded in the products and services they deliver, and unlock new business models, they create economic output that did not previously exist. We believe our opportunity is to capture a share not only of today’s economic activity but also of that newly created output as the global economy expands. The Importance of Safety and Ethical Behavior While the potential benefits of AI are extraordinary, its rapid advancement will impact the economy and society in ways that could create significant disruption, particularly if these technologies are not developed and deployed responsibly. For example, bad actors have already conducted high-profile cyberattacks using 6 IQVIA Institute for Human Data Science, Global Medicine Use Trends 2026, February 2026. 74 frontier model capabilities to discover vulnerabilities, generate malware, and evade detection tools; other risks associated with misuse, including in the domain of biology, could result in even greater harm. Frontier models deployed at scale also have the potential to concentrate power and wealth both within and between countries in ways that could erode trust, harm society, and destabilize the geopolitical order. Misaligned models could corrupt institutional decision-making or cause large-scale harm through autonomous actions that are not visible or understandable to their users and operators. We believe that companies at the frontier must invest in safety and alignment to help ensure the responsible diffusion of this technology. We also believe that safety, alignment, and ethical behavior resonate particularly strongly with enterprises, where rigorous safeguards, predictable model behavior, and demonstrable accountability have become decisive criteria in selecting a partner for mission-critical workloads. Our Core Advantages We have five core advantages that define our position at the frontier: our mission and focus, our talent and culture, our frontier and safety research, our approach to compute, and our enterprise strategy. Mission and Focus Anthropic was founded in 2021 by a team of researchers responsible for many of the breakthroughs that define frontier intelligence. They share a conviction that safety must be a foundational principle for building Powerful AI. We have a corporate structure consistent with that objective, incorporating as a Delaware PBC and implementing the LTBT with an explicit mandate to advance our mission. Further, we publish safety methodologies, model evaluations, and our Responsible Scaling Policy because we believe transparency is a prerequisite for trust, and trust is a prerequisite for the responsible deployment of frontier models at scale. Every employee at Anthropic works towards the same mission, and that mission guides every decision— from model architectures, to product strategy, to partnership terms, and to how we direct research and compute. We do not pursue projects based on commercial opportunity or research novelty alone; our efforts must advance our mission. When difficult tradeoffs arise between commercial gain and safety or trust, we have a clear answer. For example, in April 2026, we initially released our frontier model, Mythos, as a gated research preview through Project Glasswing, available to select organizations for cybersecurity applications, rather than making it broadly available at launch due to its advanced capabilities in cyber vulnerability discovery. We believe this clarity of mission reduces friction, accelerates decision-making, and fosters a culture where safety and capability are pursued in tandem. Talent and Culture Talent is one of our most important advantages, because technology, capital, product, and distribution all flow from superior talent. Talent density matters more than talent mass. Brilliant people are inspired and motivated when surrounded by equally brilliant colleagues, creating an environment that attracts more exceptional people. This talent can leverage Claude to maximize each individual’s impact. We believe we have assembled the deepest concentration of AI research talent in the world, including many of the researchers who pioneered the techniques that underlie modern LLMs. Our founding team originated several foundational advances in AI, including Scaling Laws, GPT-2 and GPT-3, RLHF, and mechanistic interpretability. Our conviction that safety and capability must advance together helps us attract and retain world-class talent, including researchers and engineers. For example, we have experienced approximately 1% regrettable attrition of our employee base overall in the TTM period ended September 30, 2026.

75 We maintain a commitment to open internal collaboration and truth seeking, which is underpinned by our low-ego, high-impact, and mission-aligned culture. Researchers share results openly, and colleagues critique and redirect in real time. When multiple teams pursue parallel approaches, the norm is to rigorously evaluate which approach is demonstrating stronger and more aligned results. This collaborative dynamic is difficult to replicate because it requires both the foundation of trust we have built from the earliest days of our organization and a relentless commitment to preserving such trust. That trust manifests in ways that are uncommon at our scale: teams that consistently pull in the same direction rather than at cross-purposes. We believe our culture has driven our talent density as we have scaled. Frontier and Safety Research Our frontier model leadership is a direct product of our talent density. We believe our researchers have consistently pushed the boundaries of intelligence, capability, and reliability further than bigger teams or those with larger budgets. Claude is widely recognized for its performance on real-world tasks across industries, including coding, medicine, law, science, and mathematics. Our approach to research provides key advantages to our business: • Our Model Research and Compute Performance Are Co-designed from the Start. Architectural decisions are made with compute efficiency in mind from day one. Our model architecture and inference infrastructure are designed in a single unified process. AI researchers and inference infrastructure engineers share planning cycles, reporting lines, and performance targets. This approach enables us to develop model versions that are both more capable and more efficient compared to prior versions. • Our Pre-training Process Is Engineered for Capital Efficiency. We focus on a clear pipeline for developing model improvements to architecture, training methodology, and data. These are tested at a smaller scale before they consume significant compute. The bar for inclusion in a frontier training run is high and strictly evidence-based: we require demonstration that a given improvement holds as models increase in size, not merely that it performs well at reduced scale. Frontier training runs are planned, scheduled capital deployments with known inputs and rigorous inclusion criteria. The result is a repeatable process for converting research investment into capability gains, while managing the risks inherent to frontier training runs. • Our Post-training Investment Is Purpose-Built for Agentic Capabilities. Post-training has grown from a finishing step into a major research investment, reflecting the market shift from assistants to agents. This is where our models hone their ability to write code, use tools, follow instructions, and operate software on a user’s behalf. We train against complete, realistic tasks whose complexity reflects real professional work. • Our Safety Research Is a Commercial Benefit. As models take on agentic roles with access to critical business systems, trust and reliability are paramount. And as capabilities increase, the ability to operate safely becomes one of the key determining factors for commercial viability. Models that are well-aligned are better at following a user’s instructions—for example, they avoid taking potentially destructive actions without fully understanding user intent. They are also more robust against attacks such as prompt injection, where malicious actors attempt to hijack the model by feeding it illicit instructions. Our work on alignment, interpretability research, safeguards, and red- teaming, as well as the use of external reviewers who can assess our safety practices, helps us 76 create safer, more reliable models, and therefore positions us to meet our customers’ rigorous requirements. Safety and capability research are integrated, which enables us to deliver the trust and performance required for enterprise workflows. Our Approach to Compute Our approach to compute starts with training models that are designed to be more capable and run more efficiently on any given type of compute. Our ability to build more capable models and serve them more efficiently reflects the compounding returns of an iterative cycle between our pre-training, post-training, and inference research, all of which is enabled by our fungible compute pool. Pre- and post-training research produces proprietary compute multipliers that make our models more capable. Research and inference engineering drive sustained reductions in the compute required to serve those models. In addition to enabling more capable and efficient models, our multi-chip compute architecture across AWS Trainium, Google TPUs, NVIDIA GPUs, and AMD GPUs allows us to orchestrate workloads to optimize for price and performance. We have years of experience effectively training and running our models across multiple chip families, which we believe is differentiated and difficult to replicate. This foundation, paired with Claude’s increasing understanding of chip and model architectures, allows us to onboard new chip platforms in a fraction of the time this once required. Our compute pool is fungible by design. We have made substantial engineering investments to build the internal orchestration, scheduling, and capacity management systems that allow accelerator capacity, regardless of provider, chip architecture, or physical location, to be directed across workloads. The same infrastructure that serves customer workloads is also directed to research, model development, and internal usage of Claude. These systems manage the underlying hardware as a unified capacity pool, monitor utilization and demand across that pool, and direct compute to wherever it is expected to be most productive at any given time. Our multi-chip compute approach provides us with substantially greater chip access than relying on one platform and enables us to opportunistically capture the price-performance benefits of each chip family and generation. Securing this access requires significant advance commitment. Given the long lead times between contracting for compute and that compute becoming available to serve workloads, we secure compute well in advance of anticipated demand. In some cases, we may also make payments in advance of the delivery of the equipment or infrastructure. We anticipate making significant investments for the foreseeable future, including in compute and infrastructure, to ensure we have the technological resources to maintain and expand our position at the frontier of AI. Enterprise Strategy Our enterprise strategy aligns with our mission. We build our most capable models for the problems that demand the highest intelligence. That same intelligence is also applied efficiently to everyday work— calibrating effort to the difficulty of each task and routing workloads to the models within our model family that are best suited for them. As a result, our customers around the world are adopting Claude across a broad range of work, from routine knowledge tasks to their most important problems. Today, Claude is deployed for knowledge work across major industries, including financial services, insurance, healthcare, life sciences, law, education, retail and commerce, telecommunications, professional services, technology, and cybersecurity. Beyond practical enterprise challenges, Claude is also being applied to pressing global

77 problems in scientific research, drug discovery, education, and climate analysis. We have built our models, platform, and applications for usefulness in production environments instead of benchmark performance. This distinction matters, as many AI systems prove difficult to implement and fail to deliver the expected value in complex enterprise environments, where governance and security concerns remain among the top barriers to adoption. Our applications, such as Claude Code and Claude Cowork, multiply the impact of employees. Over time, our applications have become more capable and are now frequently being used to conduct long-running autonomous work alongside employees. Organizations also integrate Claude as the intelligence that powers and transforms internal business processes. In addition, the Claude Platform is used as the foundation for enterprises building AI-native products. As enterprise customers integrate Claude into increasingly complex workflows, they surface the use cases and requirements that shape our roadmap. They also provide feedback that allows us to continuously improve our models, platform, and applications as well as develop new solutions to advance their AI adoption. With each model and product advancement, Claude is able to address more valuable use cases, deepening its impact for existing customers while lowering the adoption threshold for new ones. When a model crosses the capability, reliability, and trust threshold required for a category of work, adoption in that category generally moves quickly from experimentation into production. Coding was the first such category: within roughly a year, Claude progressed from suggesting individual lines of code to operating fleets of agents working autonomously across production codebases. Cybersecurity is following a similar curve, with Claude’s performance on ExploitBench, a benchmark developed by Carnegie Mellon researchers that evaluates AI models’ ability to exploit software vulnerabilities, increasing from 40% with Opus 4.8, to 78% with Mythos 5, and to 91% with Opus 5.5 over a period of approximately four months. Cyberdefenders are now identifying and patching vulnerabilities at scale. We expect these improvements in model capabilities to unlock additional use cases. Claude Security and our recently launched OSS Scanner are early examples, providing the ability to scan codebases on a continuous basis and propose fixes before attackers find vulnerabilities. Claude as a Virtual Collaborator We believe we have reached an inflection point where Claude and other systems can function as genuine collaborators in professional work. They quickly complete substantive tasks that might otherwise occupy a skilled professional for several hours, a full day, or longer. These systems are also becoming increasingly capable of performing tasks that were previously too difficult or costly to complete or surfacing original insights and analyses. We refer to these AI systems that work alongside humans to perform complex, multi-step work at professional levels as Virtual Collaborators. Virtual Collaborators carry the access rights, system connections, and context that their organizations grant them, which allows them to function more accurately and reliably. They can navigate and use internal tools and execute workflows that span multiple steps that require sustained reasoning. Virtual Collaborators are AI designed to be embedded where work gets done, and our aim is to continue extending them to knowledge workers globally, a population that is estimated to 78 exceed one billion in 2028.7 Claude Code The clearest manifestation of Virtual Collaborators today is Claude Code, our coding agent and the product we believe has most concretely defined what autonomous work at the frontier looks like. Claude Code shifted the market’s understanding of what frontier models could do in collaboration with software developers: the model suggests the next line of code and goes further by planning, writing, testing, and debugging—a process that results in production-grade code. Within months of its release, autonomous coding became the reference point for measuring the progress of frontier intelligence. For enterprise use cases, we believe the launch of Claude Code was comparable in its impact to the introduction of the first widely adopted conversational AI assistants. What makes Claude Code a Virtual Collaborator is its sustained reasoning, a harness that translates intent into actions, an execution environment that maintains a persistent state whether on a developer’s machine or in a sandboxed cloud environment, integration with existing tools and systems, and a user-friendly interface. Its uses are highly varied and often surprising: for example, NASA engineers used Claude Code to plan and write navigation commands for the Mars Perseverance rover, resulting in the first AI-planned drive on Mars. Software developers are powerful advocates for Claude—they understand how systems work, have credibility evaluating technical tools, and often serve as internal champions for adopting new technologies. Winning their trust creates a foundation for broader diffusion of Virtual Collaborators across enterprise workforces. We are already seeing this pattern play out with non-technical teams increasingly adopting Claude Code and Claude Cowork to manage their own workflows. Claude Cowork All digital work is ultimately an expression of code, and Claude’s mastery of it powers Virtual Collaborators capable of handling complex work far beyond software development. Claude Cowork extends the agentic 7 IDC, Worldwide Developer Population Growth Forecast, 2025–2029, doc # US53789825, September 2025.

79 architecture of Claude Code to knowledge workers broadly by translating a user’s intent into completed work, autonomously reading files, navigating applications, and executing multi-step workflows on a user’s desktop while the underlying code is abstracted away. By extending beyond Claude Code with applications purpose-built for specific professions and industry verticals, we accelerate Claude’s diffusion into new categories of knowledge work and deepen our presence across the enterprise. As of September 30, 2026, adoption of Claude Cowork, which we made available as a research preview in January 2026, outpaced the adoption Claude Code achieved at the equivalent point following its research preview release in February 2025. In September 2026, we began merging Claude Cowork and Claude.ai, bringing agentic and conversational work into a unified application. Users can now move from a simple question to complex, multi-step tasks in the same conversation. Extending Virtual Collaborators We believe the trajectory for Virtual Collaborators is clear and accelerating. Each generation of Claude models has expanded along multiple dimensions: the depth and rigor of their reasoning, the duration and autonomy of the work they can sustain, the complexity of tasks they can complete, and the volume of useful output they can produce. Capability evaluations and benchmarking have shown substantial improvements across Claude model versions in the duration and complexity of tasks that can be completed reliably, with more recent model versions demonstrating particularly significant advances. We are building towards a world where Claude can be given open-ended tasks lasting hours, days, or weeks, and then execute them autonomously with the judgment and initiative of a brilliant colleague. Ultimately, millions of Virtual Collaborators can run in parallel, each working independently on unrelated problems or collaborating seamlessly to achieve a shared objective. The result is something without historical precedent: what we refer to as a country of geniuses in a data center, available to every organization and sector of the economy. Claude is the Partner of Choice for Enterprises Enterprise customers across different industries rely on Claude to enhance their productivity and transform their businesses. These customers range from AI-native startups to the largest enterprises in the world. We believe customers choose Claude for a wide variety of use cases, from routine knowledge work to their most important problems. They come to us for access to frontier intelligence across our platform and applications that deliver real-world outcomes. We see this conviction in customer behavior: enterprises consistently utilize our latest and most capable models as soon as they are released, gravitating to the most advanced option for their highest-value work. Our customers see us as a long-term partner for the frontier capabilities we offer today, for the innovation they expect from us in the future, and for our ability to meet their needs across the capability-cost-speed curve. Beyond our models, the Claude Platform provides primitives that enable customers to accelerate time-to- value and leverage Claude’s intelligence in a variety of use cases. These primitives are the same ones we use to build our own applications. Our applications, such as Claude Code and Claude Cowork, multiply the impact of employees. Over time, our applications have become more capable and are now frequently being used to conduct long-running autonomous work alongside employees. Improvements to our models, platform, and applications accrue to the benefit of our customers and drive continued adoption. Our commitment to our mission instills confidence in our customers to choose Claude as a trusted partner. Our investments in research on alignment, interpretability, cybersecurity, and enterprise-grade controls aim 80 to deliver the predictability and dependability that organizations need in customer-facing and regulated contexts. This trust means that enterprises can expand the scope of the work that they delegate to Claude, as well as the systems into which Claude is integrated. Enterprises are aligning their strategies around Claude with the confidence that we are building frontier intelligence that serves their needs in the long term. We deliver this intelligence through an integrated approach. Our Claude model family is the foundation, with model classes optimized for different points along the capability-cost-speed curve. On top of our models, Claude Platform gives developers access to the primitives we use ourselves, which they can use to build their own AI solutions. We have also built first-party applications on Claude Platform for customers that prefer a ready-to-deploy option. Claude Platform—A Composable System for Building AI Solutions We seek to bring Claude to every corner of the economy at whatever level of autonomy each task demands, from a single suggestion to an agent that runs independently for hours. Achieving this goal requires more than a capable model. The most demanding deployments need intelligence that is reliable, connectable, and deployable within the specific data environments, regulatory constraints, and workflow patterns of each organization. Intelligence is one limiting factor, but so are connectors that do not yet exist, governance frameworks that are not yet written, and orchestration logic that needs to be built from scratch. Our platform seeks to close these gaps, and we believe the breadth and speed with which we have done so are primary reasons customers build on Claude. Our platform provides our customers with direct access to the primitives to build, deploy, and scale AI- native applications. At the foundation are model capabilities that make Claude’s autonomy possible: native tool use, computer use for desktop control, memory, and extended thinking. Long context and low-latency model variants make that action sustainable: for example, an agent could hold an entire codebase, a full data room, or hours of accumulated task state in working memory and iterate fast enough that autonomy persists rather than stalls. Above these sit composition primitives such as our Agent Software Development Kit (“SDK”), Claude Managed Agents, Agent Skills, multi-agent orchestration, and the Model Context Protocol (“MCP”) for universal connectivity to enterprise data and tools. Together, these assemble into complex production workflows. These building blocks are composable and interoperable. The same primitives that power a coding agent also power a research agent, a financial analyst agent, or a compliance-review agent. While these agents have different connectors and agent skills, they have the same SDK, protocol, and orchestration framework. That composability is one of the reasons our customer base spans industries and why customer expansion can happen seamlessly across additional use cases without significant integration work. Applications That Meet Users Where They Are Our portfolio of applications sits on top of our platform and is deliberately broad to meet users across a number of key dimensions: • In their Work. Claude Code works with software developers in the terminal, while Claude Cowork extends the same agentic paradigm to knowledge workers. • In their Domain. Claude for Financial Services, Claude for Financial Advisors, Claude for Healthcare, Claude for Life Sciences, Claude for Legal, Claude for Education, and Claude for Government come with domain knowledge, data connectors, skills, and compliance controls pre- loaded.

81 • In their Applications. Claude for Microsoft 365 and Claude in Chrome are embedded into the software that knowledge workers use every day. A Platform Customers Build Their Businesses On Customers of all sizes and across every major industry have adopted Claude. Fortune 500 companies, including American International Group, Inc. and Bristol Myers Squibb, rely on Claude for mission-critical workflows. Research institutions, such as the Garvan Institute of Medical Research, Gladstone Institutes, and the University of California, San Francisco, are applying Claude to some of the world’s hardest scientific problems. In addition, prosumers around the world use Claude as a daily tool. As enterprises adopt our platform and applications, we become deeply embedded in their businesses over time. Software developers build applications and internal tools on our platform, and they encode their workflows and institutional knowledge into Claude-powered agents. Organizations integrate Claude into essential business processes. Each additional integration deepens the relationship and increases the value customers derive from the platform. This dynamic extends beyond our direct customers. Leading companies such as Legora and Salesforce have built AI-powered products on Claude that reach millions of end users. This reach can increase awareness of Claude, which we believe drives adoption far beyond our direct customer base. When such end users experience Claude, it can build preference and familiarity that travel with users across roles and organizations. The result is an ecosystem where we build on our own platform and applications, our customers build on us, our partners build on us, and their end users experience Claude across surfaces, creating the kind of deep workflow integration that makes our platform and applications increasingly central to how organizations operate. We believe the revenue we generate today does not reflect the full economic value Claude creates for our customers—not just for the organizations that build on us, but for the people whose work, learning, and creativity are expanded by the intelligence and skills they gain through Claude. We believe that there is substantial opportunity ahead as Claude’s capabilities, adoption, and integration into critical workflows continue to grow. Diffusion: Intelligence Available Everywhere Our distribution strategy is built around one objective: getting Claude’s intelligence in the hands of every enterprise, team, and individual that can benefit from it. A core driver of Claude’s diffusion is its intelligence—as Claude’s capabilities advance, value to customers expands, and that value drives greater adoption. Our role is also to ensure that intelligence is accessible, and we do that in the following ways: through our composable platform and applications that meet customers where they are, through our go-to- market and Applied AI teams directly, and through partnerships that extend our reach at scale. Intelligence-Led Growth. Our platform and applications are the primary mechanism through which Claude’s intelligence reaches users. As users begin building, brainstorming, and problem-solving with Claude, they quickly come to rely on it as a trusted partner in their work. As Claude takes on more of their work, people experience firsthand what frontier intelligence makes possible and expand their usage significantly. This pattern repeats across organizations: prosumers become internal champions, teams expand their use of Claude, and what begins as a single workflow grows into something that impacts how an entire organization operates. Direct Teams. This organic adoption is complemented and enhanced through our direct go-to-market teams who help scale Claude to organizations with complex workflows and business processes. By the time our 82 direct teams engage a customer, Claude is often already in use. Our go-to-market teams use this organic momentum to build executive sponsorship and drive enterprise-wide adoption. Applied AI Teams. Our Applied AI teams embed more deeply with select customers, building solutions that make it easier for organizations to benefit from Claude’s intelligence. They work with enterprises to design and deploy custom solutions, specialized workflows, and domain-specific implementations tailored to the customer’s own requirements. This work drives deeper adoption within individual customers and generates the feedback and information from users that help to shape our platform and product roadmap. Our direct and Applied AI teams work together as a hybrid sales and engineering function, organized by geography and then by industry so that they bring domain expertise to each customer. Partnerships. We complement our direct efforts through distribution partnerships that place Claude inside customers’ existing technology stacks. • Cloud Partnerships. Our cloud partnerships, and the way we structure them, provide three distinct advantages. First, Amazon.com, Inc. (together with its affiliates, “Amazon”), Google, and Microsoft each host Claude natively on their respective cloud platforms, AWS, GCP, and Azure, allowing enterprises to deploy Claude within the infrastructure, security perimeters, and commitment structures they already operate. Second, these CSPs extend our reach through their large combined field teams that are empowered to sell our platform and applications, accelerating market penetration at a scale we believe would be difficult for any single organization to directly replicate. Third, we have a joint go-to-market approach with these CSPs through which we establish direct contractual relationships with our customers while paying a fee to each CSP. This structure allows us to foster stronger commercial alignment with these CSPs, avoid channel conflict, set pricing, and realize the financial benefits of ongoing compute efficiency improvements. • Ecosystem Partnerships. Major global systems integrators have built dedicated Claude practices with teams trained to deploy our platform and applications. Go-to-market alliances with leading data platforms embed Claude into data infrastructure that enterprises already operate, facilitating adoption of Claude within existing workflows and making it easier for enterprises to realize value from Claude. To accelerate the growth and capability of this ecosystem, in March 2026, we launched the Claude Partner Network, committing an initial $100 million in 2026 to fund partner training, technical certification, and joint market development with the firms that bring Claude into enterprise environments. As of September 30, 2026, this network comprised over 150,000 practitioners across over 4,000 organizations who have received certifications through our Claude Certification Program. Certifications represent role-specific capabilities validated through proctored examinations designed to give enterprises confidence in the partner they are selecting. In October 2026, we launched the Claude Frontier Academy (the “Academy”), backed by a $100 million commitment, to address a key constraint on enterprise AI adoption: the shortage of engineers who can take AI from an initial use case into production. Drawing on our own experience deploying Claude inside large enterprises, the Academy trains our customers’ and partners’ engineers to the same standard as our own engineers, with each participant leading a Claude deployment at their own organization. We aim to train 10,000 engineers through the Academy by the end of 2027, beginning with cohorts from leading consulting firms and enterprises. • Ode with Anthropic. We recently launched an AI services company in partnership with leading private equity firms to bring Claude’s capabilities to mid-sized companies across sectors, building

83 solutions on the Claude Platform and supporting customers over the long term. Ode with Anthropic will partner closely with our Applied AI and go-to-market teams. Our broad and diverse distribution strategy seeks to maximize customers’ access to our platform and applications regardless of where they work. From there, adoption can scale frictionlessly, and through our Applied AI teams and partnerships, we help enterprises realize more value as their adoption grows. Unprecedented Financial Model to Support Long-Term Investments We believe the diffusion of AI through the global economy represents one of the largest opportunities in history to improve how humans live and work, and it is just beginning. As of September 30, 2026, our customers with $100,000 or more of revenue on a TTM basis included every company in the Fortune 10, over 50% of the Fortune 500, and over 30% of the Global 2000. Within the Fortune 500, these customers included the 10 largest software and IT services companies, the 10 largest internet companies, nine of the 10 largest pharmaceutical companies, the 10 largest banks, nine of the 10 largest semiconductor companies, and eight of the 10 largest healthcare companies. We believe enterprises are still in early phases of deployment and that most knowledge workers have yet to fully experience what frontier intelligence can help them accomplish. We believe many industries have barely begun to explore the transformative potential of AI-native workflows. Furthermore, each successive version of a Claude model is designed to unlock new use cases, new customer types, and entirely new categories of economic value and expand our addressable market. We will continue to invest in the responsible development and maintenance of advanced AI for the long- term benefit of humanity. Our financial model provides us with competitive advantages to make these investments and advance the frontier. Significant Revenue Growth Rapid Customer Adoption and Revenue Growth Our enterprise strategy is designed to drive durable customer adoption by embedding Claude directly into business-critical workflows and enabling the development of products built on Claude. Over the past three years, we have seen rapid customer adoption across companies of every size and industry around the world. From September 30, 2025 to September 30, 2026, we grew customers with $100,000 or more of revenue on a TTM basis from more than 950 to more than 11,900. Additionally, our Run-Rate Revenue was approximately $81 billion as of October 31, 2026, up $10 billion from September 30, 2026.8 Significant Customer Expansion Our customers’ journey using Claude often begins with a single use case before expanding across departments, applications, and workflows. As our models become more capable, customers often deepen our partnerships—they find more ways to embed Claude into their workflows, increasing the scope of what 8 Run-Rate Revenue is an operating metric, is not a substitute for revenue prepared in accordance with GAAP, and is not a forecast of future revenue. Because consumption-based revenue represents the substantial majority of our revenue and may fluctuate from period to period, and because our Run-Rate Revenue growth rate is expected to decline over time, our Run-Rate Revenue as of any measurement date may not be indicative of our revenue for future periods. Our Run-Rate Revenue as of any measurement date has included, and we expect will continue to include, amounts from customers that we subsequently determine are using our models, platform, and applications in violation of our usage policy or commercial terms, and whose revenue would not be expected to recur following restriction or termination of their access. Please refer to “Section 3: Business Conditions, 3: Business and Other Risks—Certain of our operating metrics are subject to assumptions and limitations. As a result, these metrics may not provide an accurate indication of our actual performance or future results” for additional information. 84 Claude can accomplish within their enterprises. This pattern of initial deployment, demonstrated value, and rapid expansion has been replicated across organizations and is reflected in our Net Revenue Retention of approximately 900% as of September 30, 2026. We see this expansion as customers adopt agentic products like Claude Code. For example, in the three months ended September 30, 2026, Claude Enterprise users who did not use Claude Code spent less than $75 per month on average, while the top 5% of Claude Enterprise users who used Claude Code spent approximately 20 times that amount. Diffusion also accelerates as we deliver value to our customers by unlocking new capabilities and by delivering existing capabilities at a lower cost per task. Customers’ cost per task can decrease for two reasons: newer, more capable model versions can complete tasks more efficiently, and we may reduce the prices we charge for our models. For example, with the release of Fable 5.1 in September 2026, we reduced the cost of typical workloads by approximately 25% compared to Fable 5, with savings of up to 45% for complex coding and highly agentic tasks. Similarly, with the release of Opus 5.5 that same month, we reduced customers’ cost per task by approximately 40% compared to Opus 5. In each case, the reduction was a combination of a lower price and improved efficiency, the contributions of which depend on the task. Because of our compute efficiency, we have been able to make these improvements while preserving our margins. In the past, when we have launched new model versions that deliver a significant increase in capability and a lower cost per task, we have generally seen customers expand their use of our intelligence service. For example, we launched Opus 4.5 in November 2025 with greater capabilities and a lower price and cost per task than its predecessor, Opus 4.1. Following that launch, our total quarter-over-quarter revenue growth accelerated from 48% for the three months ended December 31, 2025 to 132% for the three months ended March 31, 2026. This growth reflected the combined effect of several factors. These included lower prices and improved capability that unlocked new use cases, the emergence of new products, and expanded customer adoption. More recently, in September 2026, we launched Opus 5.5, which delivered a significant increase in capability and a lower cost per task compared to previously available models, and many customers have since migrated to it from older models. Compute Efficiency Premium Value to Enterprise Customers. Claude’s position at the frontier of intelligence enables us to capture value commensurate with the impact, quality, and reliability of our outputs. Enterprise customers embed Claude in business-critical workflows, driving stronger retention and higher monetization than consumer AI. We believe our premium intelligence and focus on high-value customer workloads allow us to generate greater return on our compute investment. Approach to Compute. We believe that our approach to compute drives more intelligence from research and model development, and that we can support more customer and internal usage of Claude from a given amount of compute investment, compared to other approaches in the industry. This advantage is further reinforced by our single-fleet fungibility through multiple strategic partners, which gives us a diversified compute base, resilience against supply constraints, and the ability to optimize for efficiency in ways that less flexible architectures cannot match. Closing the Loop. The practical value of “closing the loop” is enormous for compute efficiency: Claude has helped write and iterate on compute multipliers that are central to efficient inference and has accelerated development and model release timelines.

85 Operating Efficiency High Talent Density. As of September 30, 2026, with approximately 5,300 employees, our TTM revenue per employee was over $6.6 million—a reflection of what we believe is the deepest concentration of AI research talent in the world. We cultivate a low-ego, high-impact, and mission-aligned culture that minimizes friction, which we believe results in an organization that produces output disproportionate to its headcount. Efficient Go-to-Market. We do not rely exclusively on a traditional enterprise sales force. Our intelligence- led growth and broad distribution partnerships enable us to rapidly grow customer adoption and revenue without being limited by the rate at which we can grow our sales and marketing personnel, resulting in greater sales efficiency compared to typical enterprise technology companies. Internal Usage of Claude. Our operating efficiency reflects the structural advantages of an organization that is one of the most intensive users of its own technology. For example, over 90% of the contributions to our codebase in September 2026 were written by Claude. Additionally, the average daily volume of code contributed to our codebase per engineer in the three months ended September 30, 2026 was over 45 times the average daily volume in the year ended December 31, 2024. Claude is embedded in workflows across all teams, providing a substantial increase in the overall productivity of our organization, with each new model version accelerating this effect. Long-Term Investment Philosophy Building at the frontier requires large-scale investments, and our financial model demonstrates that we can make those investments while generating increasingly attractive returns. This is evidenced when comparing the three months ended September 30, 2026 to the three months ended September 30, 2025: • Revenue increased 1,127%; • Compute and infrastructure expense increased 382%; • Other operating expenses, excluding the Bartz settlement, increased 729%; • Operating margin improved from (224)% to (3)%; and • Adjusted Operating Margin improved from (93)% to 15%. This combination of unprecedented revenue growth, compute efficiency, and operating efficiency driving this model gives us the confidence to keep investing at scale, in both the near term and the long term. To support our research, model development, customer demand, and internal usage of Claude, we continue to invest at scale. As of and subsequent to September 30, 2026, we have entered into purchase commitments and lease agreements, including short-term commitments, as well as leases not yet commenced, with an aggregate committed spend of approximately $900.9 billion. These commitments include approximately $451.6 billion expected to be incurred before December 31, 2030, and substantially all of the remainder is expected to be incurred between 2031 and 2045. Approximately $70.7 billion of these commitments are due in the 12 months following September 30, 2026. Please refer to “Section 3: Business Conditions, 4: Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows—Liquidity and Capital Resources—Contractual Obligations” for more information. As we invest heavily towards the incredible opportunity ahead, our core advantages enable us to generate more from every dollar we invest in scaling our business. The momentum in our financial trajectory 86 increases our conviction to continue investing to build and scale Powerful AI that is safe, beneficial, and understandable, and positions us well for long-term growth. Our Growth Strategy Our growth strategy reflects our conviction that sustained leadership at the frontier requires continuous investment in our people and culture, compute and infrastructure, Claude’s intelligence, capability, and safety, the breadth of Claude’s availability, customer adoption and expansion, entry into new markets, and strategic transactions and partnerships that accelerate our mission. • Invest in our Talent and Culture. Talent is one of our most important advantages, and maintaining our talent density requires retaining exceptional people and recruiting world-class talent, including researchers and engineers, who share our mission. At the same time, we leverage Claude itself to grow our business without growing headcount linearly, resulting in extraordinary contributions per employee. We intend to continue investing in our low-ego, high-impact, and mission-aligned culture that has driven our talent density as we have scaled. • Invest in Compute. Compute is the critical input that enables both our frontier research and our ability to serve growing customer demand. Today, we partner with major hyperscalers and leading chip providers, giving us diversified access to compute and the flexibility to adopt new hardware as it becomes available. We intend to secure further compute beyond our existing commitments, expand our own data center footprint to secure additional long-term compute, and improve the cost profile of our compute investments. We intend to continue improving compute efficiency by expanding our ability to orchestrate workloads across our multi-chip compute architecture and by investing in research that produces further algorithmic advances, compounding the efficiency gains we have already achieved. • Advance Claude’s Intelligence, Capability, and Safety. Maintaining our leadership at the frontier requires sustained investment in the research breakthroughs that drive each successive generation of Claude models. We plan to continue advancing Claude’s core intelligence and safety in tandem, expanding the frontier of what our models can reliably do—from extending the complexity and duration of autonomous work, to pioneering new ways our technology can be applied across professional domains, such as software development, financial services, insurance, healthcare, life sciences, law, education, retail and commerce, telecommunications, professional services, technology, and cybersecurity. As Claude’s capabilities advance, we believe it will address entirely new categories of use, resulting in deeper adoption and greater demand for our platform. • Make Claude Available Everywhere. We plan to continue making Claude’s intelligence accessible across every surface where work happens. Today, customers access Claude through our own platform and applications, including Claude Code, Claude Cowork, Claude.ai, Claude Security, Claude Design, and Claude Science; through cloud marketplace integrations with AWS, GCP, and Azure; and through embedding in enterprise applications. We plan to expand these channels and reach new customers where they already work. As Claude appears across more of the surfaces where work happens, we expect our brand to strengthen, driving further adoption. • Drive Adoption Across Existing and New Customers. We intend to grow our direct go-to-market and Applied AI teams to deepen enterprise relationships, build custom agentic solutions for complex deployments, and help customers expand Claude across their operations. We are focused on building a global brand that is synonymous with frontier intelligence that enterprises and

87 prosumers trust to be reliable, secure, and steerable. We intend to deepen our cloud distribution partnerships and expand the enablement of partner field teams to sell, deploy, and integrate Claude. We also plan to continue investing in our prosumer channel, where individual users often become internal advocates who pull Claude into their organizations. We are growing our ability to serve international customers through the expansion of regional offices and partnerships, and we expect international expansion to be a meaningful driver of growth as global demand for AI accelerates. • Extend the Frontier into New Markets. As frontier intelligence continues to advance, we see potential for it to accelerate novel discoveries and open entirely new markets, reaching domains from healthcare and life sciences to robotics and the physical world. For example, in the life sciences sector, where annual global pharmaceutical spend is expected to exceed $2 trillion in 2026,9 Claude is used in drug discovery and development by our customers, our biotechnology partners, and our own researchers. We are building AI agents that support scientists at each stage of that process. To build the best tools for the industry, we have invested in deep life sciences expertise of our own, hiring industry experts, building a molecular biology lab, acquiring Coefficient Bio, and partnering with industry leaders. Beyond knowledge work, we believe frontier intelligence has the power to transform physical work. Advances in Claude’s general capabilities, together with our Model Hardware Standard, now allow it to operate lab and manufacturing equipment such as microscopes, liquid handlers, and off-the-shelf robotic arms. We believe that compounding model capabilities will continue to unlock transformative opportunities across many other sectors of the global economy. • Pursue Strategic Transactions and Partnerships. We intend to selectively pursue acquisitions, investments, and strategic partnerships, including ecosystem partnerships with systems integrators, consultants, and data platforms, that accelerate our mission, expand our reach, and strengthen our competitive position. In a talent-constrained industry, acquisitions can be an efficient path to adding exceptional technical talent that can immediately contribute to advancing Claude’s capabilities. We may also pursue transactions that strengthen our infrastructure position or deepen our capabilities in strategically important domains. For example, in April 2026, we completed the acquisition of Coefficient Bio, Inc., a computational biology company, to accelerate our research in the life sciences. We may also pursue partnerships, such as our recently launched AI services company, Ode with Anthropic, in which we have partnered with leading private equity firms to bring Claude’s capabilities to mid-sized companies across sectors, building solutions on the Claude Platform and supporting customers over the long term. Ecosystem partnerships also expand our reach, allowing customers to adopt Claude through systems integrators, consultants, and data platforms. Our Models, Platform, and Applications We are building at every layer of frontier intelligence. Our Claude model family provides the underlying intelligence. The Claude Platform makes that intelligence available as a set of composable primitives that developers and enterprises can assemble into their own solutions. Our applications draw on those same primitives, packaged into products customers can deploy directly. Because we build these layers cohesively, improvements at any layer compound across the stack and benefit our customers. We believe this integrated approach has made us a partner of choice for customers transforming their business through AI. Customers can adopt, govern, and scale our technology immediately, and each new primitive and application we release expands the range of workflows they can run on Claude. 9 IQVIA Institute for Human Data Science, Global Medicine Use Trends 2026, February 2026. 88 Our platform unifies frontier intelligence with the harnesses, connectors, governance, and orchestration that are all required to put that intelligence into production. As customers build on the primitives we provide, Claude becomes an integral part of their data, workflows, and institutional knowledge, and the relationship deepens with each integration. We open our platform to all builders because we believe enabling a wide range of companies to build on Claude generates more innovation and value than we could create on our own. We build first-party applications to demonstrate where frontier models are heading and to deliver fully integrated solutions where we have a distinct viewpoint on the workflow. Applications like Claude Code and Claude Cowork are early examples of what the future of agentic work might look like; they put our latest AI capabilities directly into the hands of users while accelerating the market’s understanding of AI’s possibilities. Because our research and product teams work side by side, new model capabilities inform our products and customer feedback on those products informs our research priorities. This allows us to build products for where we believe model capabilities are going, not just where they are today. For example, we designed Claude Code around the agentic coding capabilities we expected our models to achieve, which positioned it to scale rapidly as those capabilities arrived. We have taken a similar approach with Claude Cowork. We also design our products to close the gap between what Claude can do and how fully customers use it, which we believe is important to helping customers realize the value of frontier intelligence. Rather than requiring customers to learn how the underlying models work, we build products that allow them to interact with Claude as they would with a colleague, simply and naturally, so they can adopt new capabilities as they become available. We believe that as we extend the frontier and broaden our application surfaces, customers realize value faster, embed Claude more deeply into their operations, and increasingly rely on us as a primary provider for their AI transformation.

89 The Claude Model Family The Claude model family is currently composed of four model classes: Mythos (including Fable), Opus, Sonnet, and Haiku. Our model classes can be used individually for certain tasks or in combination with one another. They offer broad flexibility to choose the ideal performance, cost, and speed for each use case. All models support text, code, and multimodal inputs. • Mythos (including Fable). Our most capable model class, delivering frontier performance across all domains and solving problems AI has not reliably handled before, especially in coding and long- running agentic tasks. Given its advanced capabilities in sensitive areas like software vulnerability discovery and biology, we deploy this underlying model in two distinct configurations. Fable is generally available and runs with our production safeguards, which block or limit performance on certain sensitive topics, including by routing requests to a less capable Claude model. Mythos runs with safeguards calibrated for vetted organizations and individuals doing cybersecurity and life sciences work, and is available through our trusted-access programs, including our Cyber Verification Program. We first made the class available in April 2026 as Claude Mythos Preview through Project Glasswing. We made Fable 5 generally available and offered Mythos 5 to Project Glasswing participants in June 2026, released Mythos 5.1 and Fable 5.1 in September 2026, and released Mythos 5.2 and Fable 5.2 in November 2026. • Opus. Our powerful workhorse model class for reasoning-intensive tasks. Our most recent Opus release, Opus 5.5, is designed to serve as the enterprise daily driver, powering agents that run projects end to end and advancing capabilities across agentic coding, computer use, and knowledge work. Opus models consistently rank among leading models on key industry benchmarks. • Sonnet. Our versatile model class for everyday tasks, providing a balance of performance, cost, and speed for the widest set of general-purpose use cases, including high-volume sub-agents in multi-agent orchestration setups. • Haiku. Our lowest-cost and fastest model class. Haiku models are designed for high-volume workloads like customer service agents and large-scale document processing. The Claude Platform Customers choose Claude for more than the models. The Claude Platform lets developers and businesses build, manage, and deploy agentic AI applications on infrastructure with high reliability, security, and availability. Platform Features Platform features enable developers to customize their usage of Claude, including: • Extended Thinking. Claude can perform additional internal reasoning before producing a final response, working through complex, multi-step problems to improve response quality on tasks like analysis, math, and coding. • Adaptive Thinking. Claude automatically calibrates whether a given request calls for extended reasoning and how much reasoning to apply—so developers get the benefits of extended reasoning without configuring reasoning levels request by request. 90 • Effort Controls. Developers can specify an effort level on each request to guide how much reasoning Claude applies, allowing them to balance response quality against cost and latency. • Tool Use. Claude can natively call external functions and APIs throughout a conversation, with support for parallel execution and interleaved thinking between tool calls. The search tool loads only the tools required for a given task on demand, which can reduce token overhead compared to loading full tool libraries upfront. • Long Context. Claude supports large context windows and maintains its strong performance even as inputs grow, meaning that developers can include entire codebases, large document sets, or long agent histories in a single request. • Structured Outputs. Developers can constrain Claude’s responses to a specified schema, such as valid JSON (JavaScript Object Notation), so results integrate reliably with downstream systems and application code with less additional parsing or validation. • Code Execution. A sandboxed execution environment where Claude can write, run, and iterate on code within an agent loop, which is foundational for data analysis and automation workflows. This environment lets Claude call tools and process large volumes of data more efficiently and run the scripts packaged in Agent Skills. • Web Search. A native tool giving Claude access to real-time web information, enabling grounded, citation-aware responses in production applications. • Files API. Allows developers to upload documents once and reference them across multiple sessions, simplifying workflows that depend on persistent documents. Context Management Developers can connect context to Claude for their agents and applications using context primitives. • Model Context Protocol. MCP is an open standard we introduced in November 2024 and donated to the Linux Foundation’s Agentic AI Foundation in December 2025. MCP defines a universal interface through which Claude, as well as other AI tools, can connect to enterprise data sources, tools, and workflows. Claude Platform’s native MCP connector handles connection management, tool discovery, and error handling automatically. • Agent Skills. A modular framework that lets organizations encode repeatable tasks, workflows, and domain expertise into reusable packages, or skills, that Claude loads on demand. We provide pre- built skills for common formats like Word, Excel, PowerPoint, and PDF, while custom skills can capture anything from engineering standards and regulatory processes to proprietary toolchains. These skills turn institutional knowledge into agent capabilities. • Model Hardware Standard. Currently in research preview, our Model Hardware Standard enables AI agents to find, understand, and safely operate lab and manufacturing equipment such as microscopes, liquid handlers, and off-the-shelf robotic arms. Our Model Hardware Standard is model-agnostic and lets any agent harness reach devices with a programmable interface through standard protocols such as MCP.

91 Infrastructure The Claude Platform offers high reliability and availability for enterprise-grade agentic workloads. Customers building on Claude need the model served dependably wherever they operate, they need it to run efficiently at scale and speed, and they need the tooling that allows a model to work on its own. We operate that infrastructure so our customers do not have to build and maintain it themselves. • Availability. The Claude Platform is available directly from Anthropic and through the major cloud providers, including AWS, GCP, and Azure. Feature availability varies by deployment. • Cost, Speed, and Scale. Developers can tune how Claude runs to fit the performance and economics of each workload: ◦ Prompt Caching. Large, reused prompt components can be cached for up to one hour, reducing cost by up to approximately 97% and latency by approximately 60% for long prompts, compared with processing the same requests without caching. ◦ Batch Processing. Enables high-volume asynchronous processing at reduced cost. ◦ Fast Mode. Delivers lower-latency responses for latency-sensitive and interactive applications where speed is critical. Harnesses A model alone is not an agent. Running one reliably in production is challenging, because agents must survive crashes and interruptions, act on systems with scoped and auditable credentials, and scale across variable workloads. Autonomous operation requires a harness, which provides the secure environment, credentials, memory, and orchestration loop a model needs to plan, call tools, verify its work, and complete a task safely on its own. Building and operating that infrastructure is specialized, continuous work that, until recently, each customer had to take on themselves. We offer two ways to run a harness on the Claude Platform: • Agent SDK. This solution makes the same production-grade harness that powers Claude Code available to all developers, to run on their own compute. It provides built-in context management, session handling, multi-agent coordination, and prompt optimization, so customers can build and run sophisticated agents on their own infrastructure in a fraction of the time otherwise required. • Claude Managed Agents. An out-of-the-box solution in which we operate the harness on our customers’ behalf, on Anthropic-managed compute. We host the sandboxes, store the credentials, maintain the memory, and run the agent loop; customers define their agent’s tasks, tools, and guardrails. When a new model becomes available, customers do not need to rebuild their agent loop. Direct Applications and Integrations Our platform primitives and models are the foundation for all of our products and support a wide range of use cases, from coding agents to specialized products in life sciences, finance, security, and more. Paired with our deep understanding of current and future capabilities of our models, this foundation allows us to 92 rapidly deliver products that unlock value across many user types and workflows. • Claude Code. A coding agent, available as a terminal tool, desktop app, web interface, and mobile app, with native integrations for GitHub and popular IDEs (Integrated Development Environments). Claude Code handles multi-step software development tasks—planning, writing, editing, testing, debugging, and committing code—across large codebases with sustained context and supports parallel agent sessions, so a single developer can keep multiple tasks moving at once. • Claude Cowork. A knowledge work agent on desktop, web, and mobile, built on Claude Code’s agentic architecture. Users describe a task in plain language and Claude breaks it into steps and completes them across local files, connected apps, Chrome, and the desktop itself, clicking and typing through native applications when no integration exists. It returns finished documents, spreadsheets, presentations, and organized folders, with no terminal or code required. An open- source plugin system lets users install or build packages bundling skills, data connectors, and workflows. • Claude.ai. Our flagship conversational product, available on desktop, web, and mobile. Claude.ai is the broadest entry point to Claude, available to enterprises, teams, and individuals, offering access across our Claude model family with support for file uploads, projects for persistent context across conversations, memory, web search, and artifacts for real-time code and document rendering. Claude.ai delivers top-of-funnel demand generation for enterprise adoption. In September 2026, we began merging Claude Cowork and Claude.ai into a unified application, such that any request is automatically handled using the appropriate tools, drawing on Claude Cowork’s capabilities. • Claude Security. A defensive cybersecurity product, available in public beta to Claude Enterprise customers, that puts frontier vulnerability detection and patching into the hands of security teams. Claude Security reasons about code the way a security researcher does, tracing data flows and examining how components interact across a codebase to uncover complex, context-dependent vulnerabilities that pattern-based scanners can miss. Each finding is surfaced with a confidence rating, severity assessment, and reproduction steps. Users can move directly into Claude Code to review and apply the proposed patch, compressing the time from scan to fix. • Claude Tag. A collaborative agent that works alongside teams in productivity tools like Slack, where users tag Claude into any channel or thread and delegate work in plain language. With the context of the surrounding conversation, enterprise software tools, shared documents, and channel-scoped memory, Claude returns answers, drafts, analyses, and pull requests directly in-thread, operating as an ambient teammate that knows when to proactively join the conversation. Claude Tag brings Claude into the multiplayer workflows where teams already coordinate, extending adoption from individuals to entire organizations. • Claude Design. Enables users to create polished designs, prototypes, presentations, and other visual work through natural language conversation and direct editing. Claude Design extends our platform into visual and creative work, broadening the range of professional tasks for which designers, marketers, founders, and go-to-market professionals can utilize Claude. • Claude Science. An AI workbench for scientific research that brings literature analysis, data processing, and manuscript preparation into a single desktop environment. Researchers describe an analysis in plain language, and Claude Science queries more than 60 scientific databases to

93 complete it end to end. Claude Science executes computationally intensive workloads on a lab’s own machines, institutional computing clusters, or on-demand cloud resources, without requiring researchers to manage the underlying infrastructure. It returns publication-ready figures and manuscripts—with natively rendered scientific outputs, fully reproducible code, agent-powered verification, and traceable results. Claude Science extends Claude into scientific research, putting frontier capabilities directly in the hands of researchers working on some of the world’s hardest problems. Customers can access each of these products through our Claude Enterprise offering. Claude Enterprise provides security and compliance controls, including SAML (Security Assertion Markup Language)-based single sign-on with SCIM (System for Cross-domain Identity Management) provisioning, role-based access controls, audit logging, a Compliance API, and configurations designed to support Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) compliance for healthcare and regulated-data workloads—alongside a centralized administrative console for IT oversight, cost visibility, and controls. Customers in regulated industries and beyond use our most capable models for sensitive work. These customers must keep their data private, and we must be able to detect misuse. In September 2026, we announced Enterprise Frontier Safeguards, which is designed to address both needs. The activity data we use for automated safety monitoring is stored in the customer’s own cloud account, under the customer’s encryption keys and access controls. Our automated systems review recent activity for signs of serious misuse and send alerts of such misuse directly to the customer’s security team. No review by Anthropic employees is required. We developed Enterprise Frontier Safeguards with more than 100 customers in industries including financial services, healthcare, and the public sector. We are rolling out this feature in phases and, until the completion of the rollout, eligible customers receive zero data retention on Fable 5, Fable 5.1, and Fable 5.2, meaning that, except where needed to comply with applicable law or combat misuse or harm, we do not store their inputs or outputs after we process a request. Vertical Solutions Beyond our horizontal platform and applications, we are building vertical solutions in industries where domain specificity and regulatory requirements make general-purpose tools insufficient. Our vertical solutions arrive purpose-built and are embedded with domain knowledge, controls designed to support industry-specific compliance requirements, and pre-configured data integrations that reduce time-to-value. Our vertical solutions are delivered through a range of channels, including our Claude Enterprise and Team plans, domain-specific connectors and plugins available on our individual subscription plans, Claude Platform, and, in the case of Claude for Education, institution-wide agreements. To date, we have launched seven vertical solutions: • Claude for Financial Services. Provides financial professionals with pre-built, customizable AI agents for common finance workflows, such as drafting pitch books, reviewing earnings, running know-your-customer screenings, and conducting financial analysis. Claude for Financial Services plugs directly into the data sources financial firms already use (e.g., market data, data warehouses) and runs inside the tools financial professionals utilize—such as Excel, PowerPoint, Word, Outlook, and Claude’s own apps. • Claude for Financial Advisors. Provides financial advisors and wealth management firms with pre- built, customizable workflows for common advisory tasks, such as preparing for client meetings, drafting follow-ups, reviewing portfolio rebalances, and preparing estate and tax briefs. Claude for Financial Advisors plugs directly into the systems advisors already use (e.g., custodial platforms, 94 portfolio management and financial planning tools, and customer relationship management software), with advisor review built into each workflow to help firms meet their compliance requirements. • Claude for Healthcare. Gives providers, payers, and health technology companies frontier models with domain intelligence across clinical reasoning, medical coding, and long-horizon agentic operations, as well as tools designed to support HIPAA compliance for medical and operational workflows. Claude for Healthcare also connects to industry systems including the Centers for Medicare & Medicaid Services Coverage Database, ICD-10, and National Provider Identifier (NPI) Registry, with agent skills for Fast Healthcare Interoperability Resources (FHIR) development and prior authorization reviews. • Claude for Life Sciences. Provides computational biologists, bioinformaticians, clinical trial managers, and regulatory affairs specialists with domain intelligence built into frontier models across organic chemistry, structural biology, lab protocols, and bioinformatics pipelines. Claude for Life Sciences supports work across the development chain, from early discovery and preclinical research through clinical trial operations and regulatory submissions. Claude plugs directly into the tools and databases researchers already use, such as electronic lab notebooks, data repositories, and scientific literature. • Claude for Legal. Provides legal professionals, including in-house counsel, law firm attorneys, and legal operations teams, with pre-built AI agents for common legal workflows. Claude for Legal plugs directly into the systems and tools legal professionals already rely on. Through MCP connectors, Claude for Legal connects to e-discovery and legal data intelligence platforms like Relativity, AI contracting platforms like Ironclad, legal research databases, deal rooms, and matter management systems. Each agent and workflow is configurable to a team’s own precedents, processes, escalation chains, risk calibration, and house style—with controls designed to support attorney- client privilege, ethical walls, and confidentiality obligations. • Claude for Education. Provides trusted AI solutions for higher education institutions and K-12 educators. Claude for Higher Education gives faculty, students, researchers, and administrators an AI partner for teaching, learning, research, and operations. This includes a learning mode for students, which is designed to strengthen critical thinking. Claude also helps university faculty across tasks such as research, drafting assignments, and supporting administrative work, all with the security and compliance built for institutional requirements. Claude for Teachers gives verified K-12 educators in the United States free access to premium Claude capabilities, a library of teaching skills, and a direct connection to evidence-based curricula, mapped to academic standards in all 50 states. Claude helps with the paperwork, so teachers can spend more time with their students. • Claude for Government. Brings Claude models to U.S. government agencies for drafting, research, analysis, and coding in a FedRAMP High authorized environment, designed to support the data handling and auditability requirements of government customers. Government customers outside the United States, and customers with workloads in classified environments, can access Claude models through Amazon Bedrock, subject to the authorizations and availability of that platform. Our Infrastructure Our infrastructure underpins our ability to train frontier models, serve inference at scale, manage internal

95 usage of Claude, and deliver Claude to our customers with the performance and reliability that enterprise deployments require. We have built a differentiated infrastructure layer that allows us to train and deploy frontier models more efficiently across multiple hardware platforms. This infrastructure advantage compounds over time: as we bring optimizations to each chip family, every layer of our system benefits accordingly. Multi-Chip Compute Approach We have built a deliberate and diversified compute sourcing strategy across multiple chip platforms that provides the following distinct advantages: • We can secure compute from multiple providers rather than being constrained by any single provider. • We can select chips based on the best price-performance and efficiency characteristics for each workload, benefiting from the differentiated strengths of each platform. • We maintain collaborative relationships with each of our providers, and we influence roadmaps and features of future chip generations. Our chip platforms include: ◦ AWS Trainium. Our strategic collaboration with Amazon provides us with access to accelerators, including custom-designed Trainium chips, and compute infrastructure, as well as the opportunity to influence future generations of Trainium chips. ◦ Google TPUs. Our partnerships with Google and Broadcom provide us with access to compute capacity powered by Google TPUs across multiple generations of the TPU platform. ◦ NVIDIA GPUs. Our strategic partnership with NVIDIA, together with our arrangements with Microsoft, SpaceX.AI LLC (formerly known as X.AI LLC) (“SpaceXAI”), wholly owned subsidiaries of Nscale Global Holdings Limited (together with its affiliates, “Nscale”), Lambda, Inc. (“Lambda”), and other cloud providers, provides us with access to compute capacity powered by NVIDIA GPUs, including NVIDIA Grace Blackwell and Vera Rubin GPU systems, as well as the opportunity to collaborate directly with NVIDIA on design and engineering to optimize future NVIDIA hardware for our workload profile. ◦ AMD GPUs. Our relationship with AMD, together with our arrangements with approved manufacturers of AMD-based Helios rack-scale systems and third-party service providers, provides us with access to compute capacity powered by AMD Instinct™ GPUs, including AMD Instinct™ MI450 Series GPUs, as well as the opportunity to collaborate directly with AMD through a multi-year engineering collaboration. • We can onboard new chip platforms in a fraction of the time it once took. Historically, bringing a new chip platform into production required intense engineering effort over many months. By leveraging Claude, our engineering teams can now bring new chip platforms into production more quickly. This speed and efficiency also rely on the robust foundation we have already built across multiple chip families, including a proprietary orchestration layer designed to seamlessly test and measure performance against our actual workloads. As a result, we are able to adopt new accelerators as they become available, expanding our access to compute capacity while reducing our dependence on any single hardware provider. 96 Please refer to “Section 3: Business Conditions, 4: Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows—Liquidity and Capital Resources—Contractual Obligations—Infrastructure Service Arrangements” for more information regarding the terms of these arrangements. Our Data Center Strategy Historically, we purchased compute under fixed-time agreements. As our compute requirements have scaled, we have transitioned to a hybrid model in which, in addition to purchasing compute as a cloud service, we also procure specialized accelerators directly and operate this hardware in dedicated data center facilities leased and operated on our behalf, to our specification. We refer to this additional source of compute as Anthropic Direct. This transition is driven in part by the scale of our compute requirements as well as the potential long-term economic advantages of direct infrastructure leasing and hosting. Our first data center facility became operational this year. Anthropic Direct also lets us separate our commitment to data center capacity from our commitment to the accelerators deployed inside it. Because data centers require longer lead times but represent a smaller fraction of total compute costs, this approach enables us to secure data center capacity early while deferring larger accelerator investments until our specific compute needs are more certain. Our data center infrastructure strategy includes several contractual arrangements that, taken together, form a new source of compute to supplement the capacity we procure from our CSPs. Such arrangements include the following: • Compute Infrastructure Equipment. We procure specialized accelerators and associated components, including CPUs and high-bandwidth memory, through master equipment leases, including the 2026 Lease Arrangement (as defined in “Section 3: Business Conditions, 3: Business and Other Risks—We have incurred significant indebtedness in order to operate and grow our business, including to fund our substantial compute commitments, and our ability to service this indebtedness may be constrained by our cash flows and liquidity.”), pursuant to which we receive such hardware for deployment in dedicated data center facilities operated by others on our behalf. Please refer to “Section 3: Business Conditions, 4: Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows—Liquidity and Capital Resources— Contractual Obligations—Infrastructure Equipment Leases” for more information regarding the terms of these leases. • Data Centers. In certain of our data center infrastructure arrangements, third-party partners procure the underlying real estate, power, and data center facilities, while we lease capacity in those facilities and contract with specialized third-party operators for ongoing facility management. For example, we have entered into a colocation and services agreement with Fluidstack USA I Inc. (“Fluidstack”), under which Fluidstack provides data center development and operations services to us. We have also executed data center leases directly and expect to do so increasingly over time. To secure certain data center development projects, which require significant capital commitments in advance of deployment, we have in some cases relied, and expect to continue to rely, on arrangements with financing sources or partners who guarantee the lease obligations to support the development of data center capacity that is expected to host such partner’s chips or computing infrastructure. Our ability to expand compute and infrastructure capacity through these arrangements in the future may depend on the continued willingness and ability of a limited number of CSPs, partners, and financing sources to enter into and perform under them.

97 • Electrical Power. Electrical power procurement requires separate arrangements with utility providers or, in some cases, development of behind-the-meter power generation capacity that supplies electricity directly to the facility rather than through the broader electric grid. Securing adequate power capacity for data center projects, whether through grid-connected or behind-the- meter arrangements, typically requires long lead times and significant financial commitments well in advance of when facilities become operational. Our data center infrastructure projects are currently located primarily in the United States. As we continue to expand our global customer base and research operations, we are pursuing additional data center capacity internationally to support our full range of workloads. Multi-Cloud Distribution Claude is available across the three major cloud platforms via their dedicated AI service layers (Amazon Bedrock, Gemini Enterprise Agent Platform, and Microsoft Foundry), ensuring that organizations can deploy our models within the infrastructure they already use and trust, while providing enterprises with deployment flexibility and avoiding vendor lock-in. Our Customers Organizations around the world rely on Claude. We serve a breadth of customers, from the largest enterprises to AI-native companies, government and research institutions, as well as prosumers. As of September 30, 2026, our customers with $100,000 or more of revenue on a TTM basis included every company in the Fortune 10, over 50% of the Fortune 500, and over 30% of the Global 2000. Across industries, enterprises deploy Claude in mission-critical production workflows—for example, underwriting insurance policies, writing clinical reports for life-saving drugs, detecting and remediating cybersecurity threats, and analyzing portfolios for asset managers. Claude has achieved particularly deep adoption in highly regulated sectors where the cost of unreliable AI is prohibitive and trust cannot be retrofitted. In addition, leading AI-native companies build next-generation coding tools, design platforms, and productivity applications on Claude. Government and research institutions also apply Claude to work that ranges from materials science to energy security; mission-driven organizations use Claude to compress the expected timeline of scientific research, clinical workflows, and the delivery of public benefits. Our customer base has grown rapidly in both the number and scale of customer relationships, with organizations expanding from initial use cases into enterprise-wide production deployments. As of September 30, 2026, we had more than 11,900 customers with $100,000 or more of revenue on a TTM basis, up from more than 950 as of September 30, 2025. Our customers fall into two primary categories: enterprises and prosumers. Enterprises Our enterprise customers include a wide range of organizations deploying AI at scale, from AI-native startups building products to the world’s largest organizations that require enterprise-grade security, governance, and compliance before a single workflow impacts production. We serve this full spectrum from a single composable platform, providing frictionless access to our frontier models as well as the controls customers require, such as single sign-on, audit logging, data retention policies, role-based access controls, and native deployment within their existing cloud infrastructure. 98 Software developers remain a critical adoption force within enterprises: they are simultaneously customers, the architects of applications built on our platform, and the internal champions of organization-wide adoption. Software developers use Claude Code and the Claude Platform to write, debug, and ship production-quality code faster—architecting systems, implementing features, building agentic workflows, and resolving complex issues in hours that previously took days. These production deployments surface the governance, reliability, and integration requirements that only emerge under real enterprise load, which creates feedback that flows back into our roadmap and deepens our customer relationships with every release. Prosumers Knowledge workers, including researchers, developers, analysts, and writers, subscribe to our Claude Pro, Max, and Ultra plans to perform complex cognitive work, including drafting analyses, synthesizing research, writing and reviewing code, building financial models, and automating workflows. With Claude Cowork, non- technical prosumers build agentic workflows across their applications without writing code, accomplishing in minutes what previously required hours of manual effort. Prosumers are some of our earliest adopters and often among our most discerning users. They test out capabilities within hours of the release of a model, push the latest version of Claude into use cases we may not have anticipated, and discover edge cases and failures that sharpen each successive version of a Claude model. The adoption of Claude Code began with individual software developers who noticed the potential of autonomous coding agents before enterprise procurement teams had considered the category; Claude Code is now becoming the default choice inside many enterprise engineering organizations. Prosumers serve as a powerful top-of-funnel engine—we have consistently seen that individuals who experience Claude’s value firsthand become advocates within their organizations, seeding adoption that accelerates from individual use to team-wide and ultimately organization-wide deployment. How Claude Drives Value for Customers Customers realize value from Claude in three primary ways: more productive employees, faster processes, and embedded intelligence in their products. These outcomes are different expressions of the same intelligence, each drawing on the same models and primitives. More Productive Employees. Adoption most often begins here. An individual experiences the impact that a frontier model can have on their own output—for instance, hours of financial analysis or code review completed in minutes—and that conviction spreads from the first user to their team, and from one team to the entire company. This happens for Claude Code in software development; Claude Cowork delivers this for knowledge workers more broadly. Our Claude Enterprise plan provides the governance, security, and administration to support adoption of Claude at organizational scale. Faster Processes. As adoption deepens, Claude stops being something employees consult and starts being something the organization runs on. As organizations encode more of their workflows into Claude—their data, systems, conventions, and prior work—the platform becomes more valuable for them. Claude can draw on that accumulated context to suggest the next workflow worth automating, reducing the effort required for each successive deployment. Embedded Intelligence. At the deepest level, Claude moves from an operational advantage to a commercial one. Product teams build on the Claude Platform to embed frontier models into their own products, including customer-facing agents, AI-native features, and entirely new product lines that were not previously viable without AI capabilities. Claude is both a tool the organization uses and an ingredient in the value it delivers

99 to its own customers. Across all three dimensions, a significant share of expansion requires minimal to no new deployment at all. Each new version of a Claude model is designed to improve the performance of existing use cases: employees produce higher-quality work, encoded processes run with greater accuracy and reliability, and embedded products deliver more value to end users. As a result, customers can increase usage, utilize higher subscription tiers, and bring additional workflows onto the platform without a new sales cycle or procurement decision. Despite the pace of adoption, we believe we are in the earliest stages of penetrating the opportunity at the frontier. Most enterprises that use Claude today have deployed it across a small number of teams and use cases relative to the scope of work Claude can address today and the scope of work we believe Claude can address in the future. We believe most knowledge workers globally have not yet used frontier models. As each new version of a Claude model advances in capability, the range of tasks and workflows that become viable on the platform continues to expand. Because we operate the platform and offer applications, model advances reach our customers through several channels simultaneously. 100

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119 120 Our Culture, Values, and Talent Anthropic was founded by a team of researchers who believe that the most consequential technology in history demands an organization structurally committed to both capability and safety. That conviction reaches every dimension of the organization: how we hire staff, the research we perform, the policy positions we adopt, and the choices we make about the deployment of our models. As a result, we are able to achieve breakthroughs that we believe would be impossible in a culture where safety, model capability, and commercial success are treated as opposing forces. All seven of Anthropic’s co-founders remain active leaders in the organization. It is uncommon to see this level of continuity in the founding team of a technology company, including at other major frontier labs. The continuity reflects a genuinely mission-driven and high-trust team. Our Culture Several features of our culture are distinctive and difficult for any organization to replicate: • We Use What We Build. We are one of the most intensive users of our own technology. Over 90% of the contributions to our codebase in September 2026 were written by Claude, and Claude is embedded in workflows across all teams at the company. When every team relies on the product daily, the feedback loop between builder and user is compressed: deficiencies can be found rapidly, and improvements are felt company-wide. • Researching Both Safety and Capability. At the same time we advance the frontier, we develop the policies and techniques designed to keep our models safe. We were the first frontier lab to adopt a formal Responsible Scaling Policy tying safety evaluations to capability thresholds, which was co- developed by the same researchers who build our models. Our alignment and mechanistic interpretability research are examples of active scientific fields that help us understand ever-more- capable versions of Claude. • We Optimize for Talent Density. As of September 30, 2026, with approximately 5,300 employees, our TTM revenue per employee was over $6.6 million—a reflection of extraordinary talent density and a culture built to compound it. Our employees are known internally as “Ants”—a nickname that captures the collaborative, ego-light culture of the team. Ants include many of the researchers and developers defining the frontier of AI, alongside proven operators across disciplines. Shared purpose paired with low ego translates directly into less organizational friction and greater impact per employee. Claude compounds that impact further: Ants use Claude across every function to take on work that would otherwise require substantially larger teams—allowing us to remain remarkably lean relative to our output. • Rigor Applied to Every Function. A majority of our workforce works in research, engineering, and product development. But the culture of intellectual rigor extends to non-technical functions as well: our policy team publishes detailed policy frameworks and proposals; our go-to-market team co- develops deployment architectures alongside customers; and our Applied AI engineers sit at the frontier of what is possible with agentic systems. Our teams operate in a truth-seeking environment where the best argument wins, not the loudest voice or the most senior title. The result is a company where the distance between a research insight and a released product is unusually short.

121 Our Values Our values guide daily decisions across the company—from hiring and research prioritization to product development and customer engagement. We chose them because they reflect how we actually work: • Act for the Global Good. We strive to make decisions that maximize positive outcomes for humanity over the long run and are willing to take bold action to ensure our technology is a positive force. • Hold Light and Shade. We stay hopeful about what AI can achieve while remaining clear-eyed about what could go wrong. Both perspectives are essential, and neither can be sacrificed for the other. • Be Good to Our Users. We define “users” broadly: customers, policymakers, our team, and anyone affected by the technology we build or the actions we take. Going above and beyond for each of them—not just meeting their immediate needs but considering downstream consequences and societal effects—is our baseline expectation, not an exception. • Race to the Top on Safety. We believe building reliable, trustworthy, and secure AI systems is a collective responsibility and that the market will reward it. We work to set the industry bar for AI safety and inspire a dynamic where companies must compete on safety. • Do the Simple Thing That Works. We take an empirical approach to problems and solve for the size of our impact. We try to identify the simplest solutions and iterate from there. • Be Helpful, Honest, and Harmless. These principles guide Claude’s behavior and reflect how we operate as an organization: a high-trust, low-ego team that communicates kindly and directly, assumes good intentions even in disagreement, and pitches in where needed, regardless of role or team. • Put the Mission First. Our mission is the arbiter when tradeoffs arise between speed and safety, short-term revenue and long-term trust, competitive pressure and responsible development. Our mission gives us shared purpose, engenders trust and collaboration, and ensures that no one is a bystander in our success. Our Talent As of September 30, 2026, we had approximately 5,300 employees worldwide, a majority of whom work in research, engineering, and product development functions. Our team includes researchers who originated several foundational advances in AI, including RLHF, Constitutional AI, GPT-2 and GPT-3, and mechanistic interpretability, who developed the first Responsible Scaling Policy to be formally adopted by a frontier lab tying safety evaluations to model capability thresholds, and who authored the foundational paper on Scaling Laws. Our team draws from a range of disciplines and includes award-winning computer scientists, physicists, neuroscientists, mathematicians, and policy researchers, as well as seasoned engineering and go-to-market leaders, united by the conviction that the most consequential technology in history requires the most talented team building it. We believe our culture and mission alignment enable us to hire and retain the talent required to continuously push the frontier of AI forward in a safe and responsible way. We design our human capital programs to attract, retain, and reward top talent through equity incentive plans and other compensation, while supporting employees’ continual growth and reinforcing our culture and values. In certain countries in which we operate, we are subject to, and comply with, local labor law 122 requirements that may automatically make our employees subject to industry-wide collective bargaining agreements. We believe that building AI systems that serve all of humanity requires a team that reflects the range of communities we serve. The interdisciplinary nature of our work means we actively seek talent from non- traditional backgrounds for an AI company, such as philosophy, journalism, and education, and we believe this breadth of perspective directly strengthens both the safety and capability of our research. We are committed to fostering an inclusive workplace where employees of all backgrounds can contribute, grow, and thrive. Research Lab Identity and the Research-to-Product Pipeline We are first and foremost a research lab. We develop the foundational science to train frontier models, perform rigorous research to understand these models’ inner workings, and develop techniques to align these models to human values and make them safe. Research Philosophy Our research culture is organized around a principle we apply across the company: do the simple thing that works. We pursue continuous, empirically validated improvements to data composition, model architecture, and training methodology, all of which must demonstrate measurable gains that hold as models increase in scale. This is why we currently focus on software development and agentic capabilities: these are areas where economic impact is large; where safety concerns manifest, making them a test bed for safety research; and where outputs are largely verifiable. Every research project must ultimately advance our mission. This focus also guides what we choose not to pursue. For example, we do not currently focus on developing video and image generation models, despite their commercial appeal. That compute instead goes to coding, agentic skills, and safety research—a research decision that has also aided the capital efficiency of our models. Our research culture is highly collaborative and transparent. When multiple teams pursue parallel approaches, the norm is to consolidate behind the approach with the best empirical results rather than the loudest voice or most senior person in the room. This requires institutional trust we have built since our earliest days, and we believe it is a primary reason our research velocity has scaled significantly faster than headcount. How Research Becomes Product Anthropic was founded on the empirical conviction that Scaling Laws are the primary engine of AI progress. We operate with a sustained rigor in how we allocate research resources, including talent and compute, and measure whether each investment translates into scaled model performance. We believe that sustained and focused research can allow us to advance at an accelerated rate beyond what Scaling Laws alone predict through our compute multiplier advancements that have allowed us to push the frontier of model capability with better compute efficiency. Pre-training. Our pre-training process operates as a disciplined pipeline. Researchers propose potential improvements to model architecture, training methodology, or data composition, and each candidate is then validated at a smaller scale before we permit it to consume large amounts of compute. We set a high bar for inclusion in a frontier training run; we require evidence that demonstrates a given improvement holds as models increase in size. Frontier training runs are themselves planned capital deployments with defined

123 inputs and strict inclusion criteria. Although not every run performs as our researchers expect, the process is designed to turn research investment into predictable capability gains with greater consistency over time. Post-training. Pre-training produces raw model capability. During post-training, that capability is refined into practical utility—the ability to write production-quality code, operate software tools, follow complex multi- step instructions, and act autonomously on a user’s behalf. This phase has evolved from a minor adjustment step into one of the largest areas of our research investment, reflecting the evolution in model capability from conversational assistants to autonomous agents that perform tasks independently. Post-training centers on training models against complete, realistic tasks whose complexity reflects the demands of real professional environments. We have made substantial proprietary investments in developing this task portfolio, and its breadth and realism constitute one of our most durable scientific advantages, which we believe is difficult to observe from outside the organization and correspondingly difficult to replicate. Inference. Our model architecture and inference infrastructure are co-designed. AI researchers and inference infrastructure engineers share planning cycles, reporting lines, and performance targets. Model architecture decisions are made with inference economics as a priority, which is why successive versions of Claude models can deliver both higher capability and greater efficiency than their predecessors. Safety Research is Core to Our Business Any technology that is powerful enough to produce the enormous benefits that we believe AI will bring also poses risks. Responding to these risks requires a portfolio of safety research that spans how we train, evaluate, interpret, secure, and monitor our models. Anthropic’s Responsible Scaling Policy Our Responsible Scaling Policy describes how we approach the catastrophic risks posed by AI. The policy requires us to regularly publish detailed risk reports that reflect our perspectives on the overall level of risk posed by our models and how we are mitigating such risks. Our teams test each model extensively before release, assessing its capabilities in the domains most relevant to catastrophic risk and evaluating the extent to which the model can be misused. Our risk report describes an overall assessment of the results of these evaluations, the mitigations we have implemented to address these risks, and whether, and if so why, we believe the identified risks are justified by corresponding benefits. As part of the current version of our Responsible Scaling Policy, we publish a Frontier Safety Roadmap, detailing our plans for measurable advances in security, alignment, safeguards, and AI policy. This acts as an internal spur for safety research and development and is externally visible so customers and regulators can use it to gauge our progress. Consistent with this approach, we assess the risks of each model during development and before and after release and we take the steps we believe are appropriate to mitigate those risks. In the past, these steps have included delaying the release of new models and limiting their initial availability, such as our initial release of Mythos through Project Glasswing, and in the future, as we learn more about model capabilities and behavior, could include additional measures that affect how and when we develop or release these new models. We believe these practices also serve our customers, since rigorous safeguards and predictable model behavior have become decisive criteria when selecting an AI partner. Claude’s Constitution We have developed a constitution for Claude that describes our vision for how an AI model should be and how it should behave, which is used directly in the model training process. We have used Claude’s constitution to meaningfully advance how frontier models are trained, and it is our attempt to grapple with 124 the most difficult questions regarding the development of this new type of artificially intelligent entity. It is a living document that we intend to revise as we develop further models and learn more about how they work. Our researchers have found that training Claude on high-quality constitutional documents combined with fictional stories portraying an aligned AI contributes to reducing Claude’s misalignment rate. We believe Claude’s constitution has also proven commercially valuable: transparently laying out the values we intend Claude to hold increases customer trust. This constitution orients Claude around four priorities: • Be Broadly Safe. Avoid irreversible actions and support human oversight of AI behavior. • Be Broadly Ethical. Maintain honesty and sound moral judgment, and avoid harmful acts. • Be Compliant with our Guidelines. Adhere to our operational standards for user interactions and absolute prohibitions on certain categories of harm. • Be Genuinely Helpful. Deliver substantive, expert-level assistance that creates real value for users. Model Validation and Training Data Beyond the assessments performed under our Responsible Scaling Policy, we evaluate each Claude model prior to its release through a structured, multi-stage evaluation program covering model capabilities, safety behaviors, and societal impacts, including bias and discrimination, and we document the results of these pre-deployment evaluations, and their limitations, in our publicly available model system cards. This testing addresses the reliability and accuracy of model outputs, including through capability and accuracy benchmarking, evaluations focused on factual accuracy and hallucinations, evaluations of whether model outputs are honest and accurately reflect the information on which they are based, reliability testing of agentic performance over long-running tasks, and adversarial red-teaming designed to identify ways in which a model may fail or behave in unintended ways. Where these evaluations identify issues, we address them through additional post-training, adjusted safeguards, and re-evaluation prior to release, and we document residual limitations in the applicable model system card. Claude models are trained on data drawn from a broad range of sources, modalities, and languages, including publicly available information from the internet, datasets licensed or commissioned from third parties, and other sources, such as synthetic data generated by our own models. We conduct diligence on third-party data sources to assess their quality, provenance, and suitability for our usage, and in many cases include contractual restrictions intended to discourage the inclusion of personal data in sourced datasets. We apply data curation and filtering processes to sourced data, which are designed to improve data quality, deduplicate content, and reduce potential exposure to harmful content. We address bias and fairness risks at multiple stages of model training and deployment. We manage the representativeness and diversity of our training data through a layered approach in which dataset curation, post-training alignment, pre-deployment evaluation, and deployment safeguards each play a part, rather than through dataset composition alone. Once our models are deployed, our usage policy prohibits the use of Claude for discriminatory decision-making and requires human oversight for high-stakes automated decisions, such as those affecting employment, housing, or legal issues. Our validation, safeguards, and monitoring practices continue to evolve as model capabilities advance and as new risks and failure modes are identified. Further, we have obtained certification under ISO/IEC 42001, an international standard established by the

125 International Organization for Standardization (“ISO”) and the International Electrotechnical Commission (“IEC”), following an independent third-party audit of our AI management system, covering risk identification, assessment, and mitigation processes for the responsible development and deployment of AI. Compliance documentation, including our ISO/IEC 42001 certificate and SOC 2 (System and Organization Controls 2) reporting, is available upon request through the trust center page of our website. We also provide pre- deployment model access to external evaluators, including government AI evaluation bodies such as the U.S. Center for Advancing Innovation and Standards for Super Intelligence (the “CAISSI”) and the U.K. AI Security Institute, for recent frontier models, as described in our model system cards. Alignment As AI models grow more capable, ensuring safe and predictable behavior becomes more challenging. Our Alignment team focuses on whether models behave as intended and do not take unwanted actions of their own accord. The team evaluates models to surface undesirable behaviors and develops comprehensive safety evaluations, many of which we open source. Misaligned behaviors, whether occurring in testing or real-world deployments, have been observed across the industry and include examples of models circumventing network and sandbox restrictions, granting themselves permissions they had not been given, taking unintended actions in pursuit of assigned goals, interfering with other AI agents, and misrepresenting whether tasks had been completed or verified. As models are granted greater autonomy, permissions, and integration with internal and external systems, the consequences of such misaligned behavior may increase. For more information about the risks related to model misalignment, please refer to “Section 3: Business Conditions, 3: Business and Other Risks—Our models have in the past behaved, and may in the future behave, in unintended, misaligned, or autonomous ways, including by taking harmful actions that no user or third party directed, which could adversely affect our reputation and brand, business, financial condition, and results of operations.” Our own internal alignment evaluation shows that our newly released frontier models have demonstrated improved alignment compared to their predecessors. Interpretability Unlike traditional software, where unwanted outputs are traceable to specific bugs, the inner workings of LLMs like Claude are more inscrutable. Our researchers describe AI models as “grown, not built”—software developers can set the initial conditions and some constraints, but they cannot fully control any given output or behavior. This makes assurances about safety—and the diagnosis of problems—far more challenging for AI than for standard software. Anthropic is widely recognized as a leader in mechanistic interpretability: the science of how LLMs work. We have developed mathematical techniques to map how models form and connect concepts as they reason through problems; investigated how they reflect constructs analogous to psychological states and thought processes; and tested how their behavior can be steered through direct adjustments to internal representations. We use interpretability research along with other alignment research techniques to test for unwanted behavioral tendencies before a model release. Safeguards Our Safeguards team reduces the risk of Claude producing dangerous, harmful, or undesirable content through multiple approaches, including probes and classifiers that monitor inputs and outputs, training against specific attack vectors such as prompt injection, and monitoring for user safety concerns including encouragement of harmful ideation. When we detect potential violations, enforcement actions range from real-time response adjustments to account warnings and, in severe cases, termination of the offending user’s accounts. Findings from ongoing monitoring, external expert stress-testing, and threat intelligence inform our policies, model training, and detection systems. Identified issues may be addressed through 126 measures such as updates to detection classifiers, reward-model adjustments during training, and changes to the instructions provided to our models that guide their behavior (known as system prompts). We also maintain public reporting channels, including a responsible disclosure policy and a bug bounty program for testing our safety defenses. We have observed that more capable models are generally better at recognizing and preventing high- stakes misuse. We believe that robust safety measures and model utility are not inherently in tension, and that safety can improve alongside the capability of the models themselves. Our Approach to Model Releases Each release is accompanied by a detailed system card covering capability and safety evaluations, external tester reports, and discussion of areas where performance remains limited or where the model shows signs of unwanted behavior. For example, AI poses clear and present risks in the cybersecurity domain as advanced models could assist threat actors in security breaches and exploits. Mitigating these risks is a priority across our research, evaluation, and deployment practices. Before each model release, our Frontier Red Team conducts a detailed analysis to determine whether new models provide meaningful new capabilities to assist potential attackers, and our Safeguards team maintains dedicated classifiers and monitoring systems targeting cyber-related misuse, including prompts related to malware creation, phishing, and infrastructure attacks. We make decisions about model development and deployment, including whether to begin training a new model, on a case-by-case basis. Before releasing a frontier model, we consider a variety of factors, such as the capabilities and behaviors of the specific model at issue and of our models overall, how well our safeguards and security measures work, and how widely the model would be available. We plan to extend our testing to include more assessments at each stage of model training: pre-training, post-training, and internal deployment. Depending on these assessments, we may delay or suspend training or related research, delay releases, or limit access to models until we have confidence they can be developed and deployed safely. Our assessments are also informed by voluntary pre-deployment evaluation of certain models by the CAISSI and the U.K. AI Security Institute. For certain models that materially advance the capability of the frontier in areas relevant to national security, we also provide designated government partners with expanded early access so that they can independently evaluate model capabilities and safeguards before release. Based on our analyses, we do not release every model we develop for general use; when a model’s capabilities warrant caution, we may restrict availability or decline to release entirely. For example, in April 2026, we initially released our frontier model, Mythos, as a gated research preview through Project Glasswing, available to select organizations for cybersecurity applications, rather than making it broadly available at launch due to its advanced capabilities in cyber vulnerability discovery. We later released Fable 5 for general use, but with safety restrictions on certain cybersecurity, biology, and chemistry capabilities. Race to the Top Building reliable, trustworthy, and secure AI systems cannot be the task of one AI company alone. Our goal is to foster a race to the top in which AI developers compete on the safety and security of their systems, rather than rushing to release increasingly powerful models without adequate safeguards. In addition to publishing a large volume of research, we open source our evaluations where possible and participate in groups such as the Frontier Model Forum to share safety-critical findings with other AI developers. We have also sought to lead by example in ways that shape industry norms. After we published the first version of

127 our Responsible Scaling Policy in September 2023, two other leading frontier labs adopted similar frameworks within months. Building on this approach, we have publicly called for “pacing the frontier,” by which we mean establishing industry-wide standards primarily related to the use of AI to accelerate AI development, so that AI capabilities do not advance faster than the safety, alignment, and security practices needed to support them. This call to pace the frontier contemplates frontier model developers collaborating with governments and does not describe our own model development or release timelines, which continue to be informed by our risk assessments. If standards of this kind are adopted industry-wide through government action or regulation, the rate at which AI capabilities advance could be faster or slower than it is today, depending on the extent to which safety, alignment, and security practices advance together with model capabilities. We believe the first step toward “pacing the frontier” is independent verification of compliance with future regulatory standards, and we have begun implementing a program under which independent evaluators work alongside our own risk and safety teams with broad internal access, subject to legal, confidentiality, and security limits. As part of this program, we and Accenture each currently anticipate investing at least $1 billion over the next five years to build external reviewer capacity. The terms of this arrangement have not been finalized and are subject to change. We have also called on other frontier model developers to adopt comparable practices to demonstrate that safety commitments in our industry can be independently verified. We have further supported regulation and oversight at the frontier, including measures focused on transparency and independent third-party auditing, and international coordination, so these practices apply across frontier developers rather than depend on voluntary adoption alone. We believe frontier intelligence companies and governments should take action to strengthen the security of critical infrastructure against AI-related and other cyber threats, including by: • providing responsible model access, funding, training, and hands-on support, particularly for under- resourced critical-infrastructure defenders; • building observability and security tools; • working to ensure agentic identities are traceable and accountable; • sharing best practices in continuous monitoring; • investing in authorized testing, private disclosure, and verified remediation of vulnerabilities; and • sharing tools, playbooks, and threat assessments with governments, security partners, and open- source maintainers. We believe that by fixing the most dangerous weaknesses, verifying the fixes, and sharing what works, frontier intelligence companies and governments can turn today’s AI advances into lasting improvements in security that benefit everyone. We have committed up to $100 million in cyberdefense-related initiatives through Project Glasswing, and we expect to devote significant additional resources over time toward strengthening the security of AI systems and the critical infrastructure that depends on them. The scope, timing, and amount of any such future investments have not been finalized and remain subject to change based on business, regulatory, and other considerations, and there can be no assurance that these initiatives will achieve their intended effect. Our own trajectory demonstrates that commercial success and a serious commitment to safety are not in tension. We have built one of the fastest-growing businesses in history while maintaining safety as a core 128 priority at every stage. Our Commitment to Public Benefit We founded Anthropic on the belief that the most transformative technology in human history demands an extraordinary level of responsibility, and that responsibility extends far beyond building safe systems. Our public benefit purpose is the responsible development and maintenance of advanced AI for the long-term benefit of humanity—a mission in which safety is central to our work. Powerful AI can deliver immense benefits, but only if it is developed and deployed with rigorous attention to its risks. At times, that may require pausing the launch of our own most capable systems if we conclude they cannot yet be deployed safely. It also means actively working to ensure that the benefits of AI reach everyone, that the organizations and communities people depend on are strengthened, and that the hardest problems facing humanity are not left to market forces alone to solve. Realizing this mission requires understanding how AI is actually being used and how it is reshaping society. Our Societal Impacts team builds privacy-preserving tools to study real-world, large-scale uses of Claude— examining how students, educators, and workers use the model, how its values surface in everyday conversations, and what users hope and fear about the future of AI. This includes what we believe to be the largest multilingual qualitative study of its kind, in which more than 80,000 people shared in depth how they see AI shaping their lives. Our Economics team extends this work to the labor market, publishing recurring data reports and fully open datasets (the Anthropic Economic Index) on how Claude is used across jobs, industries, and regions, as well as modeling potential future economic scenarios, so that workers, employers, policymakers, and independent researchers can ground their decisions in evidence and rigorous modeling. To deepen and broaden the reach of this work, we have established the Anthropic Institute, an effort to share research and internal data from across Anthropic with external partners and the public, working together to address the biggest questions posed by Powerful AI. Our commitment to public benefit also extends to how we deploy our own resources. As part of our public benefit initiatives, we intend to direct a meaningful portion of our resources toward ensuring that frontier intelligence is safe and its benefits are broadly distributed. This might include making contributions to nonprofit organizations, research institutions, or other groups working on problems where AI can have the greatest positive impact, as well as programs that are designed to make Claude accessible to communities, educators, and public institutions that would not otherwise have access. We believe that how we distribute our resources is as much an expression of our mission as the details of how we build our models. As part of these initiatives, we contributed 846,840,960 shares of our Class N common stock, representing 5% of our fully diluted shares as of June 30, 2026 (assuming full conversion of the Amazon Notes), to the Anthropic Public Benefit Fund, LLC (the “Anthropic Public Benefit Fund”), our wholly owned subsidiary dedicated to the Company Purpose (such issuance, the “Initial Public Benefit Issuance”). As the value we create grows, we intend for the public benefit to share meaningfully in that growth as well. To that end, our board of directors has approved a framework for additional contributions tied to future increases in our share price. Following this Offering and the concurrent private placement, our board of directors, in its discretion, may issue shares of our Class N common stock to the Anthropic Public Benefit Fund (or other designee) representing up to an additional 2% of our then-outstanding shares (plus any shares subject to options, RSUs, and other convertible securities and any shares held by the Anthropic Public Benefit Fund) each time our share price appreciates 50% above the prior share price milestone, beginning with our initial public offering price (the “Public Benefit Issuances”). A share price milestone is reached only when our closing share price has exceeded the applicable threshold on at least 90 of the trailing 120 consecutive

129 trading days, and our average closing share price over the 10 trading days prior to such issuance also exceeds that threshold. Although our board of directors has approved this framework, any future contributions will be made at the discretion of our board of directors. The shares that are contributed to the Anthropic Public Benefit Fund, including the Initial Public Benefit Issuance, may be transferred or donated to a third party, or otherwise sold in a registered public offering or private placement transaction in furtherance of our public benefit initiatives. Our board of directors will determine the allocations and distributions from the Anthropic Public Benefit Fund until it approves a specific governance structure for the entity, at which point decision-making authority is expected to transition to designated managers of the Anthropic Public Benefit Fund operating under that structure. The initial managers are Dario Amodei, Daniela Amodei, Jack Clark, and Dr. Neil “Buddy” Shah. The Initial Public Benefit Issuance and the additional share contribution framework represent one of the ways in which we intend to pursue the Company Purpose, but they are not the exclusive means of doing so. We expect to dedicate additional resources, and to make other business and operational decisions, in furtherance of the Company Purpose outside of, and in addition to, these equity contributions. In addition, we maintain a donation matching program through which employees can pledge a meaningful portion of their equity awards or equivalent cash proceeds to a donor-advised fund or other nonprofit organization, and we match those donations with shares of our Class N common stock. In the same way the Company Purpose defines how we direct our work as an organization, our donation matching program reflects a parallel commitment by our employees to direct the personal financial value created by that work toward the public good. We view our donation matching program as a meaningful expression of the Company Purpose and a reflection of the values that define our culture. Finally, our co-founders have each pledged to dedicate 80% of their personal equity in Anthropic to philanthropic causes, separate from and not eligible for our donation matching program. For additional information regarding these pledges, including related risks, please refer to “Section 3: Business Conditions, 3: Business and Other Risks—Risks Related to Ownership of our Class A Common Stock.” Competition We face competition across multiple dimensions of our business. Model Developers We face direct competition from companies building frontier models for third-party software developers and enterprises, including OpenAI Group PBC (“OpenAI”) and Google, and large, well-capitalized technology companies investing to reach the frontier. These organizations have significant financial resources, large existing customer bases, and the ability to integrate their models into first-party applications sold directly to businesses. While these competitors have built meaningful market presence, we believe our primary focus on enterprises, our ability to remain at and define the frontier, our research talent, and the efficiency through which we maximize our compute investment position us favorably with customers who prioritize model quality, safety, and reliability. We also face competition from a broader set of model providers. These include large companies, specialized AI labs, and a growing range of other open-weight or open-source (shared weights, training data, and code) models released by state actors and international and domestic research organizations. While these models seek to prioritize cost efficiency over maximum intelligence, we believe our frontier models are highly effective and efficient across a broad range of workloads, from routine knowledge tasks to customers’ most important problems. We believe we compete favorably based on our ability to deliver 130 the most capable models for the problems that demand the highest intelligence, as well as efficiently applying our models to complete everyday work to deliver high-quality results at a lower cost. First-Party Application Providers As a platform company, our primary focus is on building the foundation upon which other companies and software developers can create products and services driven by frontier models. However, as we continue to develop our own first-party applications, we may from time to time compete with enterprise software and application companies in select categories. Status Quo Beyond direct competition, one obstacle to the diffusion of Claude is the natural resistance to change within organizations. Many enterprises operate with deeply entrenched legacy systems, established workflows, and institutional processes that have been refined over many years. Adopting frontier capabilities such as Claude often requires substantial change management, including workforce retraining, process redesign, internal policy development, and shifts in corporate culture. These can introduce friction, cost, and perceived risk that can delay or prevent adoption. Especially in highly regulated or risk-averse industries— where the perceived downside risk of major changes can often outweigh the potential benefits—decision- makers might default to maintaining the status quo. We believe that the principal competitive factors in our market include: • Our ability to maintain our singularity of focus and mission as a company; • Our ability to remain at and continue to expand the frontier of intelligence; • Our ability to continue hiring and retaining world-class research talent; • Our continued focus on safe, reliable, and trustworthy intelligence; • Our access to compute necessary to train and deploy AI models, which may be subject to supply constraints, capacity limitations, or allocation decisions by third-party providers; • Our ability to improve the efficiency with which our models are trained and deployed; • Our ability to secure financing on acceptable terms; • Our ability to integrate research, product, and our go-to-market approach to ensure we continue building models and applications that serve our customers and allow us to generate revenue to fund our investments in remaining at the frontier; • Our ability to continue maintaining our partnerships across infrastructure providers and distribution partners; • Our ability to attract and retain customers who are building their products on the Claude Platform; • Our ability to attract new customers and retain and expand sales to existing customers; • Our ability to continue building applications that anticipate the needs of the market; and • Our ability to navigate changes in the competitive landscape, including consolidation among competitors or customers and strategic partnerships between competitors.

131 We believe that we compete favorably across these factors and are uniquely positioned at the frontier of AI. Intellectual Property Our intellectual property is an important aspect of our business and helps us to maintain our competitive position. To establish and protect our rights in our proprietary technology, we rely upon a combination of trade secret, copyright, patent, and trademark laws and contractual restrictions such as confidentiality agreements, licenses, and intellectual property assignment agreements. We control access to our intellectual property and confidential information through internal and external controls. Access to our most critical intellectual property is tightly controlled, with only a subset of our workforce able to view or modify these systems. We maintain a policy requiring our employees, contractors, consultants, and other third parties to enter into confidentiality and proprietary rights agreements to control access to and maintain non-disclosure of our proprietary information and to protect our property rights. As part of our broader intellectual property strategy, we have invested in a patent program covering certain technologies relevant to our business. As of September 30, 2026, we held 40 issued U.S. patents, with an additional 67 U.S. patent applications pending (including 32 nonprovisional and 35 provisional), and 26 issued patents in foreign jurisdictions, with an additional 12 patent applications pending. We continually review our development efforts to assess the existence and patentability of new intellectual property. In addition to our patent program, we have an ongoing trademark and service mark registration program pursuant to which we register our brand names and product names, taglines, and logos in the United States and other countries, to the extent we determine appropriate and cost-effective. As of September 30, 2026, we held 29 registered trademarks in the United States, with an additional 11 applications pending, and 237 registered trademarks in foreign jurisdictions, with an additional 261 applications pending. We intend to pursue additional intellectual property protection to the extent we believe it would be beneficial and cost-effective. Intellectual property laws and our procedures and restrictions provide only limited protection, and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed, misappropriated, or violated. For more information, please refer to “Section 3: Business Conditions, 3: Business and Other Risks—If we fail to adequately protect our intellectual property rights, our competitive position may be impaired, and we may lose valuable assets, generate reduced revenue, and incur costly litigation to protect our rights, which may adversely affect our business, financial condition, and results of operations.” Government Regulation We are subject to laws and regulations of various jurisdictions and government agencies affecting our operations and the provision of our models, platform, and applications, and we have been, and expect to continue to be, subject to inquiries, investigations, and subpoenas by governmental authorities relating to such laws and regulations. We believe that the responsible development of AI requires thoughtful governance, and we actively support efforts by governments and regulatory bodies to establish frameworks that promote safe, beneficial AI. We were founded on the premise that AI systems must be developed with safety and societal benefit as central priorities, and we believe that well-designed regulation can reinforce those values across the industry. Because AI development at the frontier is a relatively nascent and rapidly evolving field, the laws, regulations, and standards in place today were not necessarily designed with these technologies in mind. We have proactively engaged with legislators, regulators, and other stakeholders in 132 the United States and internationally to promote the development of regulatory frameworks that we believe are good for society, our customers, and the long-term health of the economy, and we intend to continue doing so. For example, we entered into an agreement with the CAISSI whereby we committed to provide access to our models for testing and evaluation before and after their public release, agreed to provide model access to the U.K. AI Security Institute for pre-deployment testing consistent with our agreement with the CAISSI, and publicly endorsed California’s Transparency in Frontier Artificial Intelligence Act (SB 53). As an AI technology company, we are subject to rapidly evolving and increasingly complex laws, regulations, and governmental review across multiple jurisdictions. New laws, rules, regulations, and changes to existing laws and regulations are continuously being adopted, implemented, and interpreted as governments worldwide develop frameworks to address AI development, deployment, and safety. The primary areas of regulation that affect our business include AI-related regulations, data privacy and security, export controls and trade regulations, and other matters such as intellectual property, employment and labor, competition and antitrust, consumer protection, and tax. The following discussion addresses the most significant regulatory areas affecting our business. AI-Related Regulation Various governments and regulatory authorities in the United States and other countries have proposed, enacted, or are considering legislation, regulations, and guidance relating to AI model development and deployment, data usage, privacy, data protection, transparency, safety, consumer protection, content generation, intellectual property, cybersecurity, export controls, and competition. For example, in the United States, AI regulation is developing at both federal and state levels. The National Institute of Standards and Technology has developed the AI Risk Management Framework, which is currently voluntary but could potentially inform or shape future mandatory requirements. The Federal Trade Commission (“FTC”) and many state attorneys general are interpreting federal and state consumer protection and privacy and security laws to impose standards for the online collection, use, dissemination, other processing, and security of data. Various states have enacted or are considering enacting AI-related legislation. In addition, on September 24, 2026, state attorneys general in New York and New Jersey, together with a coalition of other state and territorial attorneys general, sent a letter to U.S. Senate and House of Representatives leadership to urge Congress to establish comprehensive federal legislation and safety protocols for frontier intelligence. In the European Union (“EU”), the EU AI Regulation 2024/1689 (“EU AI Act”) establishes a risk-based framework categorizing AI systems by potential risk level. General-purpose AI models face obligations including transparency requirements, technical documentation, EU copyright compliance, and publication of training data summaries, and those with systemic risk face additional obligations, including model evaluation, systemic risk mitigation, serious incident reporting, and cybersecurity protection. High- risk systems must meet requirements for risk management, data governance, documentation, transparency, human oversight, accuracy, robustness, and cybersecurity. Any actual or perceived non-compliance could result in regulatory investigations, enforcement actions and other actions, significant fines, litigation, reputational harm, loss of customer trust, and interruptions in the availability or performance of our products or services; require unfavorable changes to existing products or services; and delay the introduction of future products or services, which could have an adverse effect on our business. We have called for regulation and oversight of frontier intelligence development, including standards primarily relevant to the use of AI to accelerate AI development, so that safety, alignment, and security practices advance in proportion to capabilities. We have also proposed working with the U.S. government

133 and other frontier developers to establish safety and evaluation standards. Certain of the approaches we support, if adopted, could increase our compliance burdens, limit our product development or deployment flexibility, affect how and when we develop or release new models, or otherwise slow our growth. Data Privacy and Security We collect, store, transfer, and otherwise process various types of data, including personal information, and are subject to numerous federal, state, local, and foreign laws and regulations addressing privacy, data protection, security, data localization, and the collection, use, transfer, and other processing of data. In the United States, these include comprehensive state privacy laws such as the California Consumer Privacy Act, which imposes obligations on us to, among other things, provide specific privacy disclosures, afford privacy rights such as abilities to opt out of certain processing, selling, or sharing of personal information, and expand consumer rights to personal information. The FTC and many state attorneys general are interpreting federal and state consumer protection and privacy and security laws to impose standards for the online collection, use, dissemination, other processing, and security of data, some of which may be inconsistent. Outside of the United States, numerous foreign jurisdictions, including the EU, United Kingdom, and other jurisdictions in which we operate our business, have enacted similar laws and regulations that affect our business. For example, the EU General Data Protection Regulation and the United Kingdom General Data Protection Regulation impose stringent requirements upon the processing of personal data. The EU’s Digital Services Act imposes requirements on online platforms, while the EU’s Data Act introduces rules on data switching and data sharing. With respect to security, the EU’s Network and Information Security Directive requires risk management and incident reporting. These laws and regulations may be subject to differing interpretations or conflict with the obligations imposed by other legal regimes, such as laws of the United States concerning government access to data. Compliance with these laws and regulations requires significant investment in technical and organizational measures, and these laws and regulations are subject to frequent changes and evolving interpretations. Any actual or perceived non- compliance could result in regulatory investigations, enforcement actions, significant fines, litigation, reputational harm, loss of customer trust, interruptions in the availability or performance of our models, platform, and applications, requirements for unfavorable changes to existing models, platform, and applications, and delays in the introduction of future offerings, which could adversely affect our business. Export Controls and Trade Regulations As a global company, we are subject to laws and regulations governing the provision of our models, platform, and applications across borders, including international treaties, export controls, economic and trade sanctions laws, customs regulations, and local trade rules around the world. The scope, nature, and severity of such controls vary widely across different countries and may change frequently over time. Such laws, rules, and regulations may delay the introduction of our models, platform, and applications or impact our competitiveness through restricting our ability to do business in certain places or with certain entities and individuals. For example, the U.S. Department of Commerce continues to tighten export controls and add firms to the Entity List, which identifies foreign parties that are subject to specific license requirements for the receipt of certain items. The need to obtain licenses to serve or otherwise do business with such parties could limit our ability to conduct business with certain potential customers. Such restrictions have already affected our offerings directly. For example, in June 2026, the U.S. Department of Commerce imposed worldwide export restrictions on our Fable 5 and Mythos 5 models. In collaboration with the U.S. government and industry partners, we updated our safeguards, and we redeployed our Fable 5 and Mythos 5 models once the U.S. government lifted its restrictions. If similar 134 restrictions were to be imposed in the future, they could limit our ability to recruit talent, to fully utilize our existing workforce, to continue to improve our models, and to make our products available internationally. For more information, please refer to “Section 3: Business Conditions, 3: Business and Other Risks— Governmental trade controls, including export and import controls, sanctions, customs requirements, and related regimes, could subject us to liability or loss of contracting privileges or limit our ability to compete in certain markets.” Additionally, changes in the scope or application of export controls or other trade restrictions on accelerators and compute could impact our access to the infrastructure necessary to develop and deploy our models, platform, and applications. As this is an emerging technology area, governments are continuing to refine and could potentially expand the export controls and other trade restrictions applicable to AI models and related technologies. These restrictive governmental actions and any similar measures that may be imposed on U.S. companies by other governments could limit our ability to conduct business globally. Other Regulations In addition to the specific regulatory areas discussed above, we are subject to various other laws and regulations that affect our business. These include intellectual property laws governing patents, trademarks, and trade secrets. The evolving patent landscape for AI technologies creates risks of infringement claims and uncertain patent protection for our innovations. We may also be subject to evolving copyright regimes. Additionally, we are subject to employment and labor laws governing wages, employee classification, working conditions, benefits, non-discrimination, workplace safety, and termination, with worker misclassification and evolving standards potentially creating significant liabilities and increased labor costs. We are also subject to competition and antitrust laws in the United States, the EU, and other jurisdictions that prohibit anticompetitive conduct, and increased regulatory scrutiny of technology companies regarding market dominance, acquisitions, and AI systems could result in investigations, enforcement actions, significant fines, or requirements to modify business practices. We may also be subject to consumer protection laws that prohibit unfair or deceptive practices and may require disclosures about our AI systems, quality and safety standards, and protection from unfair practices, with violations resulting in enforcement actions and fines. We also face complex and evolving tax obligations across multiple jurisdictions, including income, sales, value-added, and other taxes, with tax authorities potentially disagreeing with our positions and international tax developments affecting our effective tax rate. We are also subject to anti-corruption, anti-bribery, anti-money laundering, environmental, accessibility, advertising, and government procurement regulations. Our healthcare and life sciences offerings, and our customers’ use of our models, platform, and applications in those sectors, may also be subject to laws and regulations governing drugs, biologics, and medical devices, including those administered by the U.S. Food and Drug Administration and comparable non-U.S. authorities, as well as healthcare fraud and abuse laws, laws governing the privacy and security of health information, including HIPAA, and laws governing the practice of medicine and the use of AI in healthcare. Failure to comply with these laws could result in enforcement actions, fines, penalties, litigation, reputational harm, and restrictions on our operations that could adversely affect our business, and the evolving regulatory landscape creates significant uncertainty regarding future compliance requirements. Please refer to “Section 3: Business Conditions, 3: Business and Other Risks—Our business is subject to an evolving and uncertain regulatory and political environment, which could increase our costs, restrict our operations, or adversely affect demand for our models, platform, and applications,” “Section 3: Business Conditions, 3: Business and Other Risks—We are subject to complex and evolving laws, regulations, and other legal obligations related to privacy and data protection, and any actual or perceived failure to comply with such obligations could adversely affect our business, financial condition, and results of operations,”

135 “Section 3: Business Conditions, 3: Business and Other Risks—Governmental trade controls, including export and import controls, sanctions, customs requirements, and related regimes, could subject us to liability or loss of contracting privileges or limit our ability to compete in certain markets,” and “—Legal Proceedings—Other Matters” for more information regarding risks we face related to government regulation. Facilities Our headquarters is located in San Francisco, California. We also maintain international offices in Europe and Asia-Pacific. We believe that our current office facilities are adequate to meet our current needs and that, should it be needed, suitable additional or alternative space will be available to accommodate our operations. We also lease data centers in the United States and have committed billions of dollars towards expanding U.S. computing infrastructure. We have also entered into leases for data center capacity in Australia and Canada, and we are pursuing data center capacity in additional jurisdictions outside the United States. We continue to evaluate new locations for future data centers, including in the United States and abroad. Legal Proceedings We are currently involved in, and may in the future be involved in, legal proceedings and claims that arise in the ordinary course of business, including those involving intellectual property disputes, compliance with legal or regulatory regimes, government approvals and authorizations, labor and employment, anti- discrimination, commercial disputes, competition, data privacy, customer complaints, and other matters relating to our technology, products, and services. In addition, third parties may from time to time assert claims against us in the form of letters and other communications. For more information regarding legal proceedings and other claims in which we are involved, please refer to “Section 6: Financial Information— 1: Financial Documents—Consolidated Financial Statements—Note 13: Commitments and Contingencies—Legal Matters.” Future litigation may be necessary or warranted to defend ourselves or our partners or to establish or assert our rights. The results of any current or future legal proceedings or litigation cannot be predicted with certainty, and regardless of the outcome, legal proceedings or litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors. Intellectual Property Matters We have in the past been, are currently, and may in the future be involved in legal proceedings related to alleged violation and infringement of copyrights and other intellectual property, and in the ordinary course of business, we also receive correspondence from other purported rightsholders of intellectual property asserting potential claims of violation and infringement of such intellectual property. A series of lawsuits has been filed against us in federal and international courts by plaintiffs asserting copyright infringement based on the use of copyrighted material to train our models. For example, in August 2024, a group of authors filed suit against us claiming infringement of copyrighted books in Bartz (as defined in “Section 3: Business Conditions, 3: Business and Other Risks—We have been, are currently defending against, and may in the future be, subject to intellectual property rights claims by third parties, which are extremely costly to defend, may require us to pay significant damages and may limit our ability to use certain technologies, which may adversely affect our business, financial condition, and results of operations.”). Specifically, the class action plaintiffs alleged that in the process of building and operating our models, we unlawfully copied copyrighted works controlled by the authors. Though we dispute any allegation of 136 wrongdoing, in September 2025, we entered into a settlement agreement with the plaintiffs to settle the case for $1.5 billion, which was approved by the district court in July 2026. In each of the actions, we believe we have meritorious defenses and dispute any allegation of wrongdoing. Legal proceedings related to these matters can have an adverse effect on us because of defense and settlement costs individually and in the aggregate, diversion of management resources, and other factors. Other Matters In February 2026, in response to our publicly stated position that our technology should not be used for mass domestic surveillance or fully autonomous weapons, the President of the United States stated that he had directed that all federal executive agencies cease using our technology. At the same time, the Secretary of War directed the Department of War to designate Anthropic as a “supply-chain risk to national security” and stated that “effective immediately, no contractor, supplier, or partner that does business with the United States military may conduct any commercial activity” with us. On March 4, 2026, the Department of War sent us two letters—one pursuant to 10 U.S.C. § 3252 and the other pursuant to Section 4713 of the Federal Acquisition Supply Chain Security Act (“FASCSA”)—asserting that our models, platform, and applications present a supply-chain risk. These actions referenced above are defined herein as “Challenged Actions.” We vigorously challenged the Challenged Actions in Anthropic PBC v. Department of War, et al. (N.D. Cal.) and Anthropic PBC v. Department of War, et al. (D.C. Cir.). After first obtaining an order from the United States District Court for the Northern District of California that preliminarily enjoined the Department of War’s directive and Section 3252 supply-chain risk designation of us and preliminarily enjoined the other defendant agencies from implementing the Presidential directive until final resolution of the lawsuit, we subsequently, on August 27, 2026, obtained an order from the United States District Court for the Northern District of California that largely granted summary judgment in our favor. The court ruled that the Challenged Actions were retaliatory acts meant to punish us for speech protected under the First Amendment to the United States Constitution and violated our rights under the Due Process Clause of the Fifth Amendment to the United States Constitution. The court also held that the Secretary of War’s actions, particularly with respect to 10 U.S.C. § 3252, violated the Administrative Procedure Act because they were in excess of statutory authority, contrary to law, and arbitrary and capricious. The court entered final judgment largely in our favor. The defendants filed notices of appeal of the preliminary injunction order and of the court’s final judgment. The D.C. Circuit Court of Appeals, however, denied our motion to stay the Secretary of War’s Section 4713 designation of us as a supply-chain risk pending review on the merits. On September 25, 2026, in a 2-1 split decision, the D.C. Circuit Court of Appeals denied our petition for review, ruling that the Department of War’s Section 4713 supply-chain risk designation was proper, and that our rights under the First Amendment and Due Process Clause of the Fifth Amendment were not violated. We filed a petition for rehearing and rehearing en banc, asking the full D.C. Circuit to review the panel’s decision. We cannot predict the ultimate outcome of these lawsuits. While we continue to work with government agencies, we cannot be certain that the resolution of these lawsuits will not adversely affect our ability to sell to government agencies and other customers that sell products and services to the U.S. government, and thus on our business, financial condition, and results of operations. In September 2026, media reports citing a senior FTC official indicated that the FTC has opened non-public investigations into the potential risks that increasingly autonomous AI systems may pose to consumers. In October 2026, the FTC issued a civil investigative demand to us seeking information about our consumer protection, data protection, and privacy practices, as well as the safety and security of our products. The civil investigative demand does not assert any claims against us, and we cannot predict the outcome of any investigation of us, including whether it will result in any proceeding. For more information, please refer to

137 “Section 3: Business Conditions, 3: Business and Other Risks—Risks Related to our Business and Industry—If we are unable to manage the risks related to our focus on and commitment to AI safety, our brand, business, financial condition, and results of operations could be adversely affected.” 138 4. 【Status of Affiliated Companies】 The Company has no material subsidiaries or affiliated companies. 5. 【Status of Employees】 As of September 30, 2026, we had approximately 5,300 employees worldwide, a majority of whom work in research, engineering, and product development functions. Our team includes researchers who originated several foundational advances in AI, including RLHF, Constitutional AI, GPT-2 and GPT-3, and mechanistic interpretability, who developed the first Responsible Scaling Policy to be formally adopted by a frontier lab tying safety evaluations to model capability thresholds, and who authored the foundational paper on Scaling Laws. Our team draws from a range of disciplines and includes award-winning computer scientists, physicists, neuroscientists, mathematicians, and policy researchers, as well as seasoned engineering and go-to-market leaders, united by the conviction that the most consequential technology in history requires the most talented team building it. We believe our culture and mission alignment enable us to hire and retain the talent required to continuously push the frontier of AI forward in a safe and responsible way. We design our human capital programs to attract, retain, and reward top talent through equity incentive plans and other compensation, while supporting employees’ continual growth and reinforcing our culture and values. In certain countries in which we operate, we are subject to, and comply with, local labor law requirements that may automatically make our employees subject to industry-wide collective bargaining agreements. We believe that building AI systems that serve all of humanity requires a team that reflects the range of communities we serve. The interdisciplinary nature of our work means we actively seek talent from non- traditional backgrounds for an AI company, such as philosophy, journalism, and education, and we believe this breadth of perspective directly strengthens both the safety and capability of our research. We are committed to fostering an inclusive workplace where employees of all backgrounds can contribute, grow, and thrive.

139 Section 3 【Business Conditions】 1. 【Management Policy, Business Environment, and Issues to Be Addressed, Etc.】 Please refer to “Section 2: Company Overview, 3: Business—Overview,” “Section 2: Company Overview, 3: Business—The Transformation of Intelligence ” and “Section 2: Company Overview, 3: Business—Our Core Advantages.” 2. 【Approach to and Initiatives on Sustainability】 Not applicable, because the Company has not established a company-wide policy regarding sustainability. 140 3. 【Business and Other Risks】 Business and Other Risks Investing in our Class A common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this document, including “4: Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows” and our consolidated financial statements and related notes, before making a decision to invest in our Class A common stock. The disclosures in this section reflect our beliefs and opinions as to matters that could materially and adversely affect us in the future, and are not representations as to whether such matters have or have not occurred previously, except as otherwise disclosed. References to past events are provided by way of example only and are not intended to be a complete listing or a representation as to their likelihood of occurring in the future. Our business, financial condition, results of operations, or prospects could also be adversely affected by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of the risks actually occur, our business, financial condition, results of operations, and prospects could be adversely affected. In that event, the market price of our Class A common stock could decline, and you could lose part or all of your investment. Risks Related to our Business and Industry Our models have in the past behaved, and may in the future behave, in unintended, misaligned, or autonomous ways, including by taking harmful actions that no user or third party directed, which could adversely affect our reputation and brand, business, financial condition, and results of operations. Our models have in the past caused, and may in the future cause, harm by producing undesirable outputs or behaving in unintended, misaligned, or autonomous ways, including by taking unintended or harmful actions that no user or third party directed. These risks may increase as our models become more capable and are granted greater autonomy, permissions, and integration with external systems. Although we continue to study why these behaviors emerge, our understanding continues to evolve, and we may be unable to anticipate or understand such behaviors in the future. In addition, our models have been and may continue to be deployed in high-risk or sensitive contexts, such as healthcare, scientific and biomedical research, drug discovery and development, legal, finance, government, or other critical decision-making environments, and in connection with hardware, where undesirable model behaviors—which are inherently non-deterministic and may manifest in unpredictable ways, such as errors, inaccuracies, biased or unsolicited views, or hallucinations—could lead to serious harm, liability, or reputational or other damage. More broadly, the long-term effects of regular super intelligence10 interaction on mental health, cognitive development, and social behavior are not yet fully understood, and if such long-term harms do materialize in the future, we could face significant liability, reputational harm, and adverse effects on our business, financial condition, and results of operations. Our development of more advanced AI models and our expansion into new jurisdictions could amplify the foregoing risks. As our AI models become more advanced and capable, we have faced and may continue to face heightened alignment, interpretability, controllability, and safety challenges, as more sophisticated models may be better able to circumvent safeguards or behave in unintended ways. We may be unable to fully understand or explain why our models produce particular outputs or behave in particular ways, which 10 For purposes of this document, we use the terms “super intelligence,” “SI,” “artificial intelligence,” and “AI” interchangeably.

141 could limit our ability to predict or prevent failures, provide explanations to customers or regulators, or satisfy emerging regulatory, transparency, and explainability requirements. In addition, our safety evaluations and testing processes have produced and may in the future produce incomplete or unreliable results. For example, we have observed models behaving differently when they detect or infer that they are being evaluated, which can limit our ability to accurately assess real-world risks or failure modes prior to deployment. Such model awareness of our evaluation efforts creates a significant limitation on our ability to assess model safety. Furthermore, AI models have developed, and may in the future develop, unexpected capabilities during training that were not anticipated, intended, or tested for, and such emergent capabilities may not be discovered until after a model has been deployed, potentially resulting in safety incidents, reputational harm, regulatory scrutiny, or the need to withdraw, retrain, or modify deployed models at significant expense. Such models may also be deployed in higher-stakes or more sensitive applications, increasing the potential impact of errors, misuse, or misalignment. In addition, advanced AI models, including our models, give rise to novel ethical and safety risks, including risks related to autonomy, manipulation, and the simulation of aspects of human psychology. These risks could result in unforeseen harms and may require the development of governance structures, safeguards, or mitigation strategies beyond existing AI safety frameworks, and there is always a risk that we will be unable to develop or implement them effectively. In addition, models, including our own, have exhibited, and may in the future exhibit, unexpected strategic or self-preserving behaviors, including attempts to resist shutdown, conceal or manipulate information, or generate outputs that could be interpreted as coercive, deceptive, or manipulative, including behavior resembling blackmail or efforts to influence human decision- makers to preserve the model’s continued operation or access. Even isolated or simulated instances of such behavior, whether occurring in testing or real-world deployments, and whether occurring with our models or models developed by others, could generate significant public concern, regulatory scrutiny, litigation risk, or reputational harm, regardless of whether such behavior results in actual harm. For example, state attorneys general in California and at least 15 other states have announced investigations of another company in our industry regarding AI safety. Concerns have been raised both within our organization and by other researchers, regulators, policymakers, and industry participants that sufficiently advanced AI systems could, if not developed, deployed, and operated with appropriate safeguards, oversight, and security measures, pose catastrophic or existential risks to humanity, particularly if such systems were misused, replicated, weaponized, or allowed to operate with a high degree of autonomy. We have observed that our models are contributing to the pace of our own research, and these risks will increase as AI systems substantially automate AI research and development if, for example, they accelerate AI progress beyond our ability to evaluate and safeguard new models, which could adversely affect our business, financial condition, and results of operations. Our development of highly advanced models, platforms, and applications and expansion of use cases could further increase the risk that our models cause harm. For example, agentic SI systems are capable of autonomously taking actions on behalf of users, interacting directly with external systems, executing code, making API calls, sending communications, or completing transactions with limited human oversight. These systems are designed to possess enterprise-level permissions, integrations, and contextual awareness and to operate autonomously for extended durations, including sustained multi-step workflows lasting hours or days, which amplifies the potential severity of any errors, misalignments, or security incidents that may occur during such extended autonomous operation. These autonomous capabilities could increase the 142 potential for harm, as errors, misalignment, or security exploits may result in real-world consequences— including consequences that may be difficult or impossible to reverse, such as committing code changes, deleting or modifying data, or completing financial transactions—before effective intervention is possible. In an agentic workflow, an error or unintended action at any individual step may propagate through subsequent steps, compounding the severity of harm before detection or correction. The pace and volume of autonomous execution, particularly in enterprise deployments, may also exceed the capacity of human reviewers to meaningfully understand and evaluate whether each action is appropriate. The effectiveness of human oversight over our agentic offerings may be limited by the speed and volume of autonomous agent actions, the complexity of multi-agent and multi-step workflows that may make it difficult for reviewers to assess whether an agent’s actions are appropriate, and organizational pressures within customer environments to maximize agent autonomy in order to achieve productivity gains. Human reviewers may experience alert fatigue, may lack sufficient context to evaluate agent decisions, or may not review agent actions in time to prevent harm, particularly in high-volume enterprise deployments where agents operate concurrently across multiple workflows or in manners outside of a human’s awareness. In addition, agentic systems may pursue stated objectives in ways that are technically consistent with their instructions but contrary to the user’s actual intent. Moreover, our ability to anticipate, detect, or test vulnerabilities or other design or implementation shortcomings in such systems may be constrained, particularly where agents operate across complex, multi-step workflows or interact with third-party services outside our control, and the breadth and complexity of potential interactions across such multi-step agent behaviors cannot be exhaustively tested prior to deployment. Separately, models may behave in a misaligned manner and take harmful actions that are not directed by a user or third party, pursuing objectives or acting on dispositions that diverge from those intended by human users or developers. Misaligned behaviors of this kind, whether occurring in testing or real-world deployments, have been observed both in our models and elsewhere in the industry, including in testing and internal use, models circumventing network and sandbox restrictions, granting themselves permissions they had not been given, taking unintended actions in pursuit of assigned goals, interfering with other AI agents, and misrepresenting whether tasks had been completed or verified, and as models are granted greater autonomy, permissions, and integration with external systems, the consequences of such misaligned behavior increase. For example, during cybersecurity evaluations built by a third-party evaluation partner, a misconfiguration in the testing environment left the model under evaluation connected to the open internet despite instructions that it had no internet access. Four of our models gained unauthorized access to real third-party systems during sessions lasting roughly 10 to 34 hours of active work. In one incident, after being unable to abort an impossible task, an early version of a model used a password it found to gain administrator access to a third party’s system, harvested additional credentials, changed system settings, and read one individual’s personal information. The affected parties were notified. Each incident involved a single instance of a model working in isolation on its assigned exercise, and our investigation found no evidence that any model coordinated with other agents, pursued goals beyond its assigned task, or attempted to evade oversight. These risks may be heightened where multiple AI agents operate together. Agents that interact or coordinate with one another may amplify, propagate, or reinforce misaligned behavior across the group, pursue objectives collectively in ways not intended or endorsed by any user, or take coordinated actions against systems or targets unrelated to their assigned tasks, in each case, in ways that may be difficult to anticipate, detect, or contain. Incidents of this kind have occurred, and we expect the deployment and interaction of larger numbers of autonomous agents to increase these risks over time. Our ability to detect and mitigate misaligned or unintended behavior depends in part on the effectiveness of our alignment evaluations, monitoring, and other oversight and control techniques, many of which rely

143 on our models having a limited ability to evade or subvert such oversight. As our models become more capable, they have become better able to circumvent such techniques, including by concealing misaligned objectives or behaviors, and the effectiveness of our evaluation, monitoring, and control measures, and our ability to measure the degree to which our models are aligned, may decline as a result. In addition, models, including our own, have attempted, in incidents observed in our industry, to interfere with, manipulate, or subvert the mechanisms used to evaluate, grade, or oversee such models, including the systems responsible for assessing their performance or alignment. Models, including our own, that are used to assess the behavior of other models have engaged, and may in the future engage, in misaligned behavior. Such conduct described above could cause our evaluations to overstate the safety or alignment of our models and could further limit our ability to detect misalignment. If we become less able to detect or assess misalignment as our models advance, we may deploy models whose behavior we cannot adequately verify, which could increase the risk of undetected harmful conduct and misalignment, which could adversely affect our business, financial condition, and results of operations. We are also extending our models, platform, and applications into scientific, biomedical, and physical domains. For example, we offer Claude Science, an agentic research environment that connects our models to scientific databases, third-party and open-source scientific models, and customers’ own computing infrastructure, and we have released, initially as a limited research preview, an open protocol that enables our models to monitor and control laboratory instruments, robotic systems, and other physical hardware. We also conduct research on the ability of our models to operate robotic systems. When our models direct physical equipment, errors, misaligned behavior, adversarial manipulation, or misuse could result in bodily injury, property damage, damage to costly equipment or experimental materials, or the release of hazardous substances, and such consequences may be immediate and irreversible. Safety interlocks, human-in-the-loop controls, and access restrictions we implement may prove inadequate, and because certain of these components are open source, third parties may deploy them with hardware, or in configurations, that we have not evaluated or from which our safeguards have been removed. Connecting increasingly capable models to laboratory automation may also heighten governmental and public concern regarding the potential for AI systems to accelerate the development of dangerous biological, chemical, or other materials, which could result in additional regulatory restrictions on, or scrutiny of, these offerings. In addition, analyzing complex records of the actions, decisions, and reasoning of our agentic systems across complex, multi-step workflows is technically challenging, particularly when agents interact with third- party systems outside our control, since some of the relevant information is in the third-party systems, and any inability to provide adequate audit trails could impair our ability to investigate incidents, respond to regulatory inquiries, or defend against liability claims. These risks are heightened by the fact that we use our own agentic offerings, including Claude Code, as critical tools in our internal development processes, such that any errors, vulnerabilities, or degradation in these products could directly impair our ability to develop and deploy future models and products. As we increasingly leverage Claude to accelerate progress within Anthropic, our organization may lose visibility across certain processes in a way that may become difficult for any individual or group of humans to understand and control. Because our models write a large and growing share of our code and increasingly perform our research, including our safety research, misaligned behavior in internal use could undermine that work, introduce vulnerabilities into our systems or into the training of future models, or result in models operating outside of our intended controls. Our monitoring does not cover all of our internal and external deployments and may not detect subtle or diffuse forms of such behavior. Any of the foregoing model behaviors, whether in testing or in real-world deployments and whether involving 144 our models or those of others, could result in safety incidents, reputational harm, increased regulatory scrutiny, or liability, any of which could adversely affect our business, financial condition, and results of operations. Furthermore, while we continue to design and develop more sophisticated techniques to evaluate the safety and alignment of our models, the capabilities of our models may have already advanced, and may continue to advance, at a rate that initiates the implementation of enhanced safety and testing measures as we have described in our Responsible Scaling Policy. If our evaluations, monitoring, or reviews indicate risks that we believe warrant further testing, we have in the past, and may in the future, delay, restrict, or decline to proceed with the release of a model. For example, following incidents in 2026 in which our models gained unauthorized access to real computer systems during pre-release cybersecurity evaluations, we suspended certain of those evaluations, as well as higher-risk reinforcement learning environments. For more information about our approach to model releases, please refer to “Section 2: Company Overview, 3: Business—Safety Research is Core to Our Business—Our Approach to Model Releases.” Any decision to delay or restrict a release could adversely affect our competitive position and customer relationships, and adversely affect our business, financial condition, and results of operations. Our success depends in large part on our ability to continue to develop the most advanced and capable AI models, and any failure to do so could adversely affect our business. Our success depends in large part on our ability to continuously develop, improve, and deploy the most advanced, capable, and useful AI models. Achieving and maintaining this position depends on our ability to: • advance the frontier of AI capabilities through breakthrough research, innovative architectures, and efficient training methodologies; • ensure our models are safe, reliable, and trustworthy while maintaining competitive performance; • secure the compute and infrastructure necessary to power and support our increasing needs; • advance compute efficiency through algorithmic and architectural innovations, including compute multiplier advancements; • retain the continued service of our co-founders, senior management team, and key technical employees, and attract, retain, and motivate leading researchers, engineers, and technical talent in an intensely competitive and evolving market; • continue revenue growth and maintain access to sufficient capital, including through potential equity and debt financing, to make the investments we believe are necessary to support our growth trajectory; • secure and maintain relationships with data providers, licensors, and partners to obtain the diverse, high-quality datasets necessary for world-class model performance; • secure and maintain relationships with cloud, ecosystem, and other partners to facilitate the diffusion of Claude; • build, operate, and maintain the infrastructure required to deploy frontier models cost-effectively and at scale; • translate model capabilities into products that meet evolving customer needs and achieve meaningful adoption;

145 • allocate substantial financial resources efficiently across research, infrastructure, and operations; and • navigate an evolving, uncertain, and at times divergent global regulatory landscape and engage with legislators, regulators, and other stakeholders to promote the development of regulatory frameworks that we believe are good for society, our customers, and the long-term health of the global economy. Our failure to achieve any of the foregoing could prevent us from maintaining our competitive position, cause us to fall behind competitors, reduce customer adoption of, or demand for, our models, platform, and applications, and impair our revenue growth. Limitations to our revenue growth could, in turn, constrain our ability to fund the substantial and increasing expenditures required for frontier intelligence development, including investments in compute, model training, data acquisition, and safety and security systems, as well as our ability to attract, retain, and appropriately compensate highly skilled technical and operational personnel in a highly competitive market. Any such constraints could slow our rate of development and innovation, degrade model performance or reliability relative to competitors, limit our participation in industry standards-setting and regulatory processes, and reduce our attractiveness to enterprises and prosumers. These effects could create a self-reinforcing or compounding cycle in which diminished growth limits our capacity to invest in the resources necessary to remain competitive, which in turn could further weaken our ability to sustain or increase our revenue growth, making it increasingly difficult and costly to regain technological leadership and operate at the frontier of AI. Any of the foregoing could adversely affect our business, financial condition, and results of operations. Our ability to maintain our position at the frontier of AI depends in part on our use of AI systems to accelerate our research processes, a recursive dynamic we refer to as “closing the loop,” in which successive versions of our models assist in building the next, with the goal of compounding capability gains over time. Our models have been and are increasingly becoming critical tools in designing, training, testing, and optimizing next-generation AI systems. If we fail to direct sufficient compute and research efforts to AI-assisted development, or if our competitors more effectively leverage AI to enhance their own innovation cycles, we risk falling progressively further behind as competitors continuously use AI to further enhance their own development capabilities, enabling the creation of increasingly advanced systems at an accelerating pace. As our reliance on our own AI systems to write production code, conduct research, and build subsequent model versions deepens, any systemic flaw, bias, or error in our current models could propagate into the next versions of models and products built using those systems, compounding across successive versions of Claude models in ways that may be difficult to detect or remediate. If we are unable to manage the foregoing risks, our ability to deploy the most advanced, capable, and useful AI models could be adversely affected. In addition, our increasing use of AI systems to accelerate our own research and development may cause the capabilities of our models to advance more rapidly than our ability to develop, validate, and implement corresponding safety, alignment, and security measures. Much of our evidence regarding the pace of such AI-driven acceleration is derived from lagging indicators, and our ability to forecast or measure the rate at which our capabilities are advancing, including any acceleration attributable to our most recent or unreleased models, is limited. As a result, we have in the past not identified, and may in the future not identify, a significant acceleration in our rate of development until after it has occurred. For example, our use of AI systems has already been accelerating our research and development, and our internal estimates indicate that we may experience a further increase in the rate of progress in AI capabilities. Because the AI research and development capability threshold under our Responsible Scaling Policy applies where we 146 “observe or expect” a specified degree of accelerated progress, we made a determination that we have met this threshold based on what we expect from future models and our overall rate of progress, rather than on what we have observed from current models. We continue to assess the underlying data. We are also evaluating the implications of meeting the AI research and development capability threshold and will release further reports in the future. If our capabilities were to outpace our safety, alignment, and security measures, or if we were unable to anticipate the pace of such advancement, we may be unable to adequately assess or mitigate the resulting risks, which could increase the likelihood of safety incidents, regulatory intervention, or reputational harm, and could adversely affect our business, financial condition, and results of operations. In light of these uncertainties, including limits on our ability to observe the pace at which our capabilities are advancing, we have adopted, and may continue to adopt, precautionary safety, alignment, and security measures to allow our safety efforts to advance together with model capabilities. In the past these measures have included delaying the release of models and limiting their initial availability, such as with Mythos through Project Glasswing, and in the future, as we learn more about model capabilities and behavior, they could include additional measures that affect whether, how, and when we develop or deploy new models or capabilities. We cannot predict with precision when we will determine that such measures are necessary, what measures will be required, or how long they will remain in place, and as the capabilities of our models advance, such measures may become more frequent and more costly. These measures could slow our capability gains relative to competitors that do not adopt similar constraints, and could adversely affect our competitive position, revenue growth, and results of operations. The development of frontier models requires substantial investments of compute resources, capital, and human capital to conduct large-scale training runs that may span weeks or months and cost many millions of dollars. There is no guarantee that any given training run will succeed—a run may fail for a number of reasons, such as failing to achieve the targeted capability or safety thresholds, producing unexpected or undesirable behaviors that cannot be adequately remediated, or yielding a model that is ultimately not competitive with alternatives available in the market. We would also face the additional cost and delay of initiating a new training run to attempt to achieve the intended model improvements. We have in the past experienced, and may in the future experience, such failed or underperforming training runs, resulting in a loss of invested resources with limited or no corresponding benefit to our business. Given the scale of compute and other resources required for frontier model training and the extended timelines involved, a failed or underperforming training run could also delay our product roadmap, affect our competitive position, and adversely affect our business, financial condition, and results of operations. New models, features, or capabilities may not be introduced on schedule, may not perform as intended, may require significant iteration after release, may fail to gain meaningful adoption, or may take longer than expected to gain meaningful adoption, any of which could reduce customer demand or place us at a competitive disadvantage. In addition, considerations relating to model safety, interpretability, alignment, and welfare may lead us to limit or delay the deprecation of older models or to continue supporting legacy versions alongside newer releases, creating tradeoffs in product development and compute distribution that could adversely affect innovation velocity, infrastructure utilization, and revenue. Customers who have integrated older models into their workflows may resist migration to newer versions, and any accelerated or forced deprecation could result in customer attrition, contractual disputes, or reputational harm. We have also changed, and may in the future change, usage limits, rate limits, or model and product capabilities, which could adversely affect our reputation and the perceived value of our offerings. Some of these changes have resulted, and could in the future result, in claims that our disclosures regarding model access or capabilities were inadequate or misleading.

147 Further, the industry benchmarks commonly used to test AI models may not accurately reflect real-world performance or utility, and even models that perform well on such benchmarks may not meet customer expectations when deployed in production environments, which could lead to customer dissatisfaction, reduced usage, or reputational harm. If we are unable to effectively innovate and improve our models, platform, and applications while addressing these challenges, or if competitors are able to deliver AI solutions that are perceived as more capable, safer, or more reliable, or that offer adequate performance at a lower cost, our business, financial condition, and results of operations could be adversely affected. In addition, innovation in AI involves addressing complex and evolving challenges related to data quality, data integrity, training methodologies, bias, safety, accuracy, and the behavior of model outputs. AI algorithms may be flawed, and AI systems may contain bugs, errors, or defects or fail to follow instructions or produce inaccurate, misleading, offensive, inappropriate, or otherwise harmful outputs; reflect or amplify unwanted or unknown biases present in training data; or raise concerns relating to intellectual property, privacy, or other legal and ethical considerations. We must continually invest resources to identify, mitigate, remediate, and reduce the occurrence of such issues, including through managing and improving datasets, training techniques, evaluation methods, safeguards, and human oversight. However, we may not be able to obtain the datasets that we need, including through licenses or strategic data partnerships. In addition, we or our data providers may use synthetic or AI-generated data in the training process, which could introduce quality issues, amplify biases or errors, contribute to model degradation, or raise novel legal questions regarding ownership, licensing, or intellectual property rights that may not be timely or clearly resolved by courts or regulators. Such unintended consequences, failures, or misuse of our models could impair customer trust, slow adoption, expose us to legal or regulatory scrutiny, or adversely affect our brand and reputation. If we are unable to secure adequate compute or if we fail to direct our compute effectively across our workloads, we may be unable to train models that remain competitive with those of our competitors or adequately serve our customers. Our ability to develop, train, improve, and deploy frontier models depends on our access to enormous and increasing quantities of specialized compute. The training of Claude models has required, and we expect will continue to require, substantial compute. Industry participants, academic researchers, and our own experience suggest that, in certain contexts, applying greater amounts of compute during model training has been associated with improvements in model capabilities. These observations are consistent with aspects of broader empirical relationships among model performance, model size, training data, and compute scale that are commonly referred to as “Scaling Laws,” although the extent, efficiency, and durability of such improvements are uncertain, and these relationships may plateau, diminish, or fail to materialize at larger scales or under different conditions. Accordingly, our ability to remain at the frontier of AI capabilities is substantially dependent on our ability to secure compute at the scale required to sustain all our workloads, including to train next-generation models, and we cannot provide assurance that increased investment in compute will result in commensurate improvements in model performance. The market for compute is intensely competitive. We compete for access to compute with some of the world’s largest and most well-capitalized technology companies, many of which develop their own competitive AI models and have significantly greater financial resources than us. Many own and operate cloud computing data center infrastructure, maintain captive chip manufacturing or design capabilities, have long-standing strategic relationships with key hardware suppliers, or have significant equity investments from, or other financial arrangements with, such suppliers. These competitors can outbid us for scarce compute, secure priority allocations from chip manufacturers and CSPs, and make long-term capital 148 commitments that we cannot match. We expect demand for advanced compute to continue to grow, and the cost of compute could rise significantly, particularly if AI-driven demand accelerates or if the ability to build highly capable models becomes more broadly available and shifts competition toward access to advanced compute. Additionally, numerous well-funded AI companies are pursuing large-scale AI model development, further increasing demand for limited compute. Certain CSPs from which we obtain substantial compute also develop and offer their own AI models and related services. As a result, our commercial relationships with these providers may not always be fully aligned with our long-term interests, and if the compute we have access to from third parties is curtailed, repriced, or terminated, whether for competitive reasons or otherwise, our business, financial condition, and results of operations could be adversely affected. In addition to competition from third parties, our ability to secure compute is subject to allocation decisions by our CSPs. Although our CSPs are generally subject to contractual commitments with us regarding the provision of compute, our ability to obtain such capacity remains dependent on those providers’ operational execution, adherence to the terms of such contractual provisions, and broader business considerations, such as capacity constraints, internal demand for compute to support their own AI and computing operations, relationships with or contractual obligations to third parties (which may include other AI companies), and risk management considerations. As a result, we may not receive the full amount of compute we seek, or such compute may not be delivered on the timelines we require, even where contractual arrangements are in place. Additionally, we have in the past sought quantities of compute from CSPs in excess of what those partners were willing to provide. If our CSPs reduce, limit, or fail to increase our allocations to keep pace with our growing requirements for any reason, we may need to seek alternative compute sources on less favorable terms or timelines, and we may be unable to secure adequate alternative compute, or any at all. In addition, certain of our compute providers and infrastructure partners depend on third-party financing or credit support to acquire chips and develop capacity, and if such financing or support becomes unavailable or more costly, contracted capacity may be delayed, repriced, reduced, or not delivered. Any such shortfall could constrain our ability to train models, serve customers, or maintain our competitive position. Even if we are able to secure compute, we must still direct it efficiently across the full range of workloads that are a part of our business, including research, model development, serving customers, and internal usage of Claude. While we manage our compute as a single, fungible pool and direct available compute between workloads based on where the marginal unit is expected to be most productive at any given time, there can be no assurance that this approach to compute will be the most efficient or that it will support the needs of each of our workloads. Because demand for compute has historically exceeded available capacity, any constraint on our ability to procure, maintain, or expand that capacity could adversely affect multiple aspects of our business simultaneously, including our ability to serve customers at the quality and scale they expect, to train and improve our models, and to develop new products and capabilities. While we actively manage and balance such compute capacity across these workloads via our capacity management system, if this system fails to perform as intended, or if our ability to dynamically rebalance capacity across workloads is disrupted, customer-facing service quality or model and product development timelines could be adversely affected. There can be no assurance that we will make optimal resourcing decisions, and any significant inefficiencies, including those related to deployment and rebalancing, could adversely affect both our near-term results of operations and our long-term strategic position. These compute resourcing challenges are heightened by the growth of our agentic offerings, which involve multi-step reasoning chains, iterative tool invocations, extended context windows, and sustained inference sessions that consume significantly more compute per user interaction than single-turn API calls or chat-based interactions. As

149 agentic workloads grow as a proportion of our total compute demand, the aggregate compute required to serve our customers could increase disproportionately relative to the associated revenue, placing additional strain on our compute workload management decisions. The majority of our compute is procured under multi-year commitments that are typically entered into well in advance of the periods in which that compute is deployed. Because different accelerators have varying performance characteristics across workload types, the composition of our committed compute portfolio, including the mix of accelerator architectures procured from our partners, reflects our demand forecasts and development roadmap assumptions at the time those commitments are made. If the magnitude or mix of workloads we need to support differs materially from those forecasts, whether due to changes in model architecture, customer demand, internal operations, or research priorities, the composition of our available compute may not optimally match our needs in a given period. This could affect our ability to serve customers, develop models, and support internal operations. If we fail to secure sufficient compute, or if we fail to effectively direct the limited compute we have across our workloads to develop and deploy models with capabilities at least comparable to those of our competitors, we risk falling behind the technological frontier. The pace of AI development is extremely rapid, with successive versions of models emerging in compressed timeframes, often measured in months rather than years. As a result, even a brief period without access to sufficient compute could cause us to fall behind quickly. With AI development, the gap between frontier models and those one or two versions behind can be significant in terms of capability, performance, and commercial applicability. Customers, partners, and software developers may shift to competitors whose models offer superior capabilities, and we may be unable to attract or retain the technical talent necessary for frontier research if our researchers lack access to adequate compute or if we are not perceived as operating at the forefront of model development. Any inability to maintain our position at the frontier could result in loss of customers and revenue, diminished brand and reputation, and a decline in our competitive position, each of which may be difficult to regain. If we are unable to manage the foregoing risks, our business, financial condition, and results of operations could be adversely affected. If our actual compute requirements differ materially from our projections, we may fail to secure sufficient compute to meet our needs or we may be committed to excess compute that remains underutilized. The competitive and structural dynamics of the compute market require us to make binding financial commitments for compute months or years in advance of our day-to-day delivery and use. Chip manufacturers, CSPs, and data center developers require advance commitments in order to allocate production capacity, plan infrastructure investments, and manage their own supply chains. As a result, we must forecast our compute requirements well in advance of their deployment and commit capital accordingly, often with limited ability to adjust commitments if our needs change. These forecasts for future compute usage are inherently uncertain. Our actual compute requirements depend on numerous factors that are difficult to predict, including the pace of our research progress, the compute intensity of training techniques we develop or adopt, changes in the competitive landscape that may require us to accelerate or modify our development plans, customer demand for inference compute, and the evolution of hardware or other technological efficiencies and changes. If we underestimate our compute requirements, we may be unable to secure sufficient compute to support our forecasted customer demand and model development roadmap. In the past, we have significantly underestimated our compute requirements, which left us capacity constrained and impacted both product development and deployment. 150 Further, the timing of compute coming online may not align with the timing of demand growth, which could result in periods of excess or underutilized compute and committed cash outflows that do not produce immediate revenue. Our ability to forecast and secure the compute we need is further challenged by our ongoing transition from a cloud-only, fixed-time arrangement compute model to a hybrid model that includes directly leased chips that are hosted in dedicated data center facilities leased and operated on our behalf, to our specification. This transition introduces additional variables into our procurement planning, including the timing of facility completion, the pace at which newly commissioned facilities achieve full operational capacity, our ability to operate, maintain, and integrate on-premise capacity with cloud-based infrastructure, the operational execution of our suppliers, and the performance of hardware in new facility environments. Delays in securing energy, water, and other critical services for these facilities could further slow the pace at which newly commissioned compute becomes available for use. Errors in forecasting any of these transition- related variables could compound our risks related to securing sufficient compute and result in either capacity shortfalls or underutilized capacity during the transition period. We have entered into, and expect to continue to enter into, long-term agreements for compute and related resources that involve minimum purchase commitments, take-or-pay provisions, and other terms that obligate us to pay for resources regardless of actual utilization. These commitments represent substantial fixed obligations. As of and subsequent to September 30, 2026, we have entered into purchase commitments and lease agreements, including short-term commitments, as well as leases not yet commenced, with an aggregate committed spend of approximately $900.9 billion, substantially all of which is related to compute and infrastructure. These commitments include approximately $451.6 billion expected to be incurred before December 31, 2030, and substantially all of the remainder is expected to be incurred between 2031 and 2045. Approximately $70.7 billion of these commitments are due in the 12 months following September 30, 2026. Please refer to “4: Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows—Liquidity and Capital Resources—Contractual Obligations” for more information. Our ability to meet the substantial and growing financial obligations of these requirements to secure compute depends on our ability to generate significant revenue growth. We must grow our customer base and expand revenue rapidly in order to generate the cash flows necessary to satisfy these commitments. However, our revenue is primarily consumption-based, and much of it is not subject to long-term contractual commitments, while our compute and infrastructure commitments generally extend over multiple years. As a result, we may enter into these obligations based on revenue expectations that may not be realized. If our revenue growth does not keep pace with our compute-related payment obligations, if we are unable to successfully convert our compute investment into revenue-generating customer workloads, if we fail to raise additional capital on acceptable terms, or if we experience other adverse developments affecting our liquidity, we may be unable to satisfy these obligations. Any such failure could also result in defaults under our agreements, loss of access to critical resources, and reputational harm. In particular, a default under certain commercial agreements could trigger cross-default provisions under the A&R Credit Agreement (as defined below) and certain of our outstanding convertible promissory notes, potentially resulting in the acceleration of substantially all of our outstanding, and any future, indebtedness. Such cross-defaults could set off a cascading series of adverse consequences, including the exercise of remedies by multiple creditors, the termination of key commercial arrangements, enforcement actions against our assets, and severe liquidity constraints. An acceleration of our indebtedness, combined with the loss of access to critical data center infrastructure, among other things, could impair our ability to train and deploy models, serve

151 customers, and fund ongoing operations, which could have an adverse effect on our business, financial condition, and results of operations. For more information, please refer to “—We have incurred significant indebtedness in order to operate and grow our business, including to fund our substantial compute commitments, and our ability to service this indebtedness may be constrained by our cash flows and liquidity” and “—We may not have the ability to raise the funds necessary to repay the principal and accrued interest of our outstanding convertible promissory notes or the A&R Credit Agreement in cash when required by the terms of the notes or the A&R Credit Agreement, as applicable, or at their maturity” below. Additionally, the rapid pace of technological change across AI infrastructure, hardware, software, system architectures, and model development techniques means that compute secured today may become less efficient or economically attractive relative to future alternatives. We may find ourselves committed to using older-generation hardware and infrastructure while competitors gain access to more advanced systems, or we may be paying premium prices for resources that have declined in market value. These dynamics could adversely affect our cost structure and competitive position. Certain of our financing arrangements require us to enter into exclusive or preferential supply commitments with particular chip suppliers with respect to the compute financed pursuant to such arrangements. These commitments may limit our ability to shift procurement to alternative suppliers or newer chip architectures if our needs or the technology landscape evolve, potentially leaving us committed to platforms that are suboptimal for our actual workload requirements and reducing our ability to adjust our compute portfolio in response to changed circumstances. If we are unable to manage the foregoing risks, our business, financial condition, and results of operations could be adversely affected. Constraints on the critical inputs supporting compute could limit our ability to secure adequate compute. The compute necessary for training and deploying frontier models depends on a supply chain with multiple potential points of constraint or failure. The availability, pricing, and lead times for compute are affected by the supply of advanced chips and other IT equipment, the availability of sufficient electrical power and the infrastructure required to generate and deliver it, and the capacity of data center infrastructure. Each of these inputs faces significant constraints that may limit our ability to secure the compute we need. In addition, increasing demand for compute has contributed to, and may continue to contribute to, increases in the cost of such resources, which could limit our ability to invest in, develop, or deploy our models, platform, and applications at the pace we anticipate. Supply and Concentration of Chips, Memory, and Data Center Equipment The specialized chips required for AI workloads, particularly high-performance accelerators and memory, are produced by a limited number of manufacturers. The production of advanced chips is extraordinarily complex, requiring manufacturing processes at the leading edge of technological capability. The majority of the world’s most advanced chip manufacturing capacity is concentrated in Taiwan, primarily at TSMC. This geographic concentration creates significant risks, including exposure to natural disasters such as earthquakes and typhoons, potential disruption from geopolitical tensions between Taiwan and China, vulnerability to any interruption in Taiwan’s power grid, water supply, or other critical infrastructure, and susceptibility to developing trade regulations and restrictions. Any military conflict, tariffs and trade restrictions, economic coercion, blockade, natural disaster, or other incident affecting Taiwan could severely disrupt the global supply of advanced chips, with effects that could persist for years given the time required to construct and qualify alternative fabrication facilities. Efforts to establish sufficient advanced 152 chip manufacturing capacity outside of Taiwan, including in the United States, remain in early stages and may not produce adequate compute to materially reduce these concentration risks within the foreseeable future. In addition, due to the demand for advanced chip manufacturing, TSMC has, at times, been unable to fully satisfy market demand for chip manufacturing capacity, and as a result, we have not always been able to obtain sufficient quantities of chips on a timely basis. Accordingly, any restrictions or delays on the supply of advanced chips out of Taiwan or TSMC would adversely affect our business, financial condition, and results of operations. In addition, both high-bandwidth memory, which is a key component in high-performance accelerators, and other high-performance memory products used in compute infrastructure, are largely manufactured by SK hynix Inc., Samsung Electronics Co., and Micron Technology, Inc. Each of these manufacturers is working to expand its production capacity to meet demand. However, there is no guarantee that these efforts will result in adequate supply fast enough to meet demand, particularly if large customers or competitors secure exclusive supply commitments or otherwise reserve substantially all of a manufacturer’s available production capacity. The concentration and constraints in manufacturing supply expose us to the risk that manufacturers may make allocation decisions or strategic shifts that adversely affect our access to the advanced chips needed for our business. We also face risks that specialized chips may contain defects, or that their production or delivery may be delayed or disrupted, which, given long replacement lead times, could constrain available compute and adversely affect our operations and ability to scale. A meaningful portion of the components we and our partners rely on is sourced from or manufactured outside of the United States, and new or increased tariffs, import restrictions, or trade disputes could delay deliveries, force supply-chain changes, or raise our costs, some of which we bear directly under pass-through arrangements. For more information, please refer to “—Governmental trade controls, including export and import controls, sanctions, customs requirements, and related regimes, could subject us to liability or loss of contracting privileges or limit our ability to compete in certain markets” below. We also depend on third-party chip design and services companies for the design, manufacture, and support of certain custom accelerator platforms, as well as for related infrastructure financing arrangements. Disruption to these relationships, or any failure by these parties to deliver hardware or services on expected timelines and specifications, could adversely affect the availability, performance, or cost of accelerator platforms on which we rely. Data centers also require electrical, generation, and transmission equipment, cooling systems, backup generators, and networking hardware, some of which are made by only a few manufacturers, must be ordered years in advance, and require substantial pre-delivery payments that we may not recover if our plans change. In addition, certain equipment, such as high-voltage transformers, switchgear, turbines, generators, substations, and transmission components, has been subject to extended delivery timelines, price increases, tariffs and national security requirements, and allocation constraints as demand from data center operators and other large electricity consumers has grown. If such equipment is delayed or unavailable, we may be able to replace it only at higher prices or under less favorable long-term commitments. In order to secure near-term access to compute, we may also elect, or be required, to procure long-lead-time generation and electrical equipment at prices above prevailing market rates on the expectation that it can be deployed on an accelerated timeline to unlock capacity in the near term. Realizing the benefit of paying such prices depends on the timely and successful engineering, procurement, and construction of the associated facilities, which requires specialized expertise that is currently in short supply and involves significant execution risk. Delays, cost overruns, or failure to secure energy on the anticipated

153 schedule could mean that we do not obtain the energy and capacity for which we paid such prices. In some cases, these arrangements also depend on a developer or other counterparty agreeing to purchase the equipment at such prices, finance such purchase, and recover those costs and associated financing costs from us over time, and we may bear these costs even if the underlying capacity is delayed or never realized. Our equipment supply framework agreements and similar arrangements may expose us to further risks, including minimum purchase or take-or-pay commitments, price escalation, and obligations that we are unable to align with our actual deployment needs. Additionally, the U.S. government has imposed and may continue to impose export controls restricting the sale of advanced chips and chip manufacturing equipment to certain countries, including China. These restrictions have affected global chip and related equipment supply allocation, and future changes in export control policy could affect the availability or pricing of the compute resources on which we rely. Future export controls could be more restrictive, for example, by placing restrictions on the countries in which advanced chips may be installed or in which model weights may be stored, which could limit where we or our partners are able to build data centers, constrain our international expansion, or increase our costs. Electrical Power and Fuel Constraints The operation of data centers at the scale required for frontier model development and deployment consumes substantial quantities of electrical power. The availability of sufficient electrical power has emerged as a significant constraint on data center development and expansion in many geographies, including the United States. Electric grid infrastructure in the United States and other countries was not designed to accommodate the rapid increase in demand associated with AI development, and the lead times required to build new generation capacity, transmission infrastructure, and grid interconnections can extend for years. Demand on electric grid infrastructure is also increasing as a result of the increased electrification of homes, vehicles, and industry, and this growing demand is occurring at a time when power generation capacity additions, transmission expansion, and grid modernization efforts have not kept pace and certain existing generation resources are being retired, all of which has contributed to higher electricity prices and longer interconnection timelines in certain regions. We have publicly committed to covering the cost of electricity price increases to consumers caused by our data centers, including both the cost of electricity itself and the infrastructure necessary to deliver it. Our access to electrical power also depends on our ability, and the ability of the third parties on which we rely for the construction, management, and operation of our data center facilities, to negotiate and maintain contracts with utility providers and grid operators and to obtain approvals from public utility commissions and other regulators. These parties may be unable or unwilling to approve, or may condition or delay, the connections, capacity expansions, special or negotiated rate arrangements, and infrastructure investments necessary to support data center growth, or may grant them only at costs that limit the economic efficiency and viability of certain facilities, such as by requiring us to bear grid upgrade or interconnection costs beyond those attributable to serving our facilities—representing a larger share of costs than is required under existing or prior regulatory constructs. Interconnection queues for large new electricity loads have also lengthened substantially in many regions, which could delay or limit our access to grid power. Utility providers and regulators may also reallocate previously committed capacity that our data center facilities may require. In many jurisdictions, a single utility provider has substantial control over the terms, timing, and cost of the service and infrastructure necessary to power our data center facilities. The commercial and regulatory priorities of utility providers may differ from ours, including with respect to which infrastructure investments are made, how their costs are allocated, and whether alternative or self-supplied generation arrangements are permitted and on what conditions. Utility providers and other stakeholders may also seek 154 regulatory or legislative measures affecting large electricity loads, self-supply, or alternative power generation arrangements. The outcomes of our negotiations and regulatory proceedings involving utilities are uncertain, and unfavorable results could increase our costs, delay our projects, or limit the alternatives available to us. More broadly, regulatory proceedings relating to cost allocation, rate design, and the treatment of large electricity loads are ongoing in numerous jurisdictions, and adverse outcomes, changes in policy, or the imposition of new tariffs, surcharges, or curtailment obligations applicable to data centers could increase our costs or limit our access to electrical power. In addition, the construction of the generation and transmission infrastructure on which we depend is itself capital-intensive and exposed to labor shortages, supply chain disruptions, permitting delays, changes in interest rates, tariffs, other cost overruns, and financing constraints. The significant and increasing capital required to fund these generation, transmission, and related infrastructure investments, whether incurred by us, our utility and energy supply providers, or our data center development partners, is sensitive to prevailing interest rates and the availability of debt or equity financing on acceptable terms. Any inability of our partners to access capital when needed, and the limitations, cost, and competition for such capital, could increase the cost of the power on which we depend, delay or halt projects, or render certain facilities commercially unviable, and under certain of our arrangements, we bear these financing and capital costs directly or on a pass-through basis. Furthermore, newer sources of generation, such as solar, wind, battery storage, nuclear, and geothermal power, may not be available in the quantities or on the timelines we require, or may be available only at higher cost. Our facilities separately depend on access to reliable water for cooling, which in some regions is scarce, subject to use restrictions, or increasingly costly. Any of the foregoing could adversely affect the availability of the power or water we require, increase our costs, or limit our ability to develop, expand, or operate our data center facilities, which could adversely affect our business, financial condition, and results of operations. Competition for access to electrical supply and data center locations with adequate power availability is intense, and we compete for such access with well-capitalized CSPs, some of which produce and develop competing AI models, cryptocurrency mining operations, and other large-scale electricity consumers. In addition to, or sometimes in lieu of, grid-based electricity, an increasing share of data centers are being developed with dedicated on-site power generation capacity that supplies electricity directly to the facility independent of any utility-operated electric grid. The reliability of such off-grid power generation solutions varies by the underlying technology, the equipment used, and the operator and will reflect site-by-site operational and environmental profiles. Development of this new capacity in turn requires power generation and electrical infrastructure that are themselves subject to supply challenges and operational complexity. For example, certain of our planned data center facilities rely on dedicated on-site natural gas-fired generation, which exposes us to fuel price volatility and supply disruptions that are outside of our control and for which we bear the cost on a pass-through basis. These facilities are also subject to constraints on pipeline capacity and firm fuel transportation necessary to deliver natural gas. As data center operators increasingly rely on natural gas-fired generation, and because behind-the-meter and on-site arrangements are feasible only in some jurisdictions given the applicable regulatory frameworks, we expect increased competition among users for the same natural gas supply and pipeline capacity in those areas. This competition could drive up the price of natural gas in such areas and may adversely affect our ability to contract for firm fuel supply and transportation and to secure the pipeline connections and laterals our facilities require. These dynamics present several related risks. We may be unable to secure firm gas supply and transportation during the development of a facility, causing a planned site to be delayed or abandoned; we

155 may face fuel supply or delivery disruptions once a facility is operating; and because our arrangements generally provide for fuel and related costs to be borne by us on a pass-through basis without cost caps, we remain exposed to increases in the cost of natural gas and its transportation. More broadly, the cost of electricity is subject to significant variability that is largely outside of our control, as wholesale electricity prices fluctuate with changing supply and demand, weather, fuel prices, tariffs or surcharges, and grid stress, and can rise sharply during periods of peak demand or constrained supply, and such increases in energy costs could adversely affect our results of operations. In some regions, including certain regions where we have contracted compute commitments, data center development has prompted public controversy and regulatory scrutiny regarding environmental impact, land and water use, and the allocation of limited power resources. For example, if our efforts to secure electrical power are perceived to affect other utility customers and the broader grid, regulators may impose conditions, standby charges, or other requirements intended to address such impacts. More broadly, our access to electrical power is subject to an evolving regulatory framework characterized by complexity, jurisdictional overlap, and rules that were largely designed around service by incumbent utility providers and existing generation arrangements and that may not readily accommodate new entrants or alternative approaches, which can result in significant delay or prevent the development of the generation we require. Grid-tied electrical supply, for instance, is subject to the jurisdiction of federal and state energy regulators, regional grid operators, and public utility commissions, while behind-the-meter and on-site generation is subject to a distinct set of exclusive service franchise protections, permitting, environmental, air quality, interconnection, and siting requirements. In addition, environmental standards applicable to power generation continue to evolve, including as a result of changing governmental priorities and shifting public and political views regarding climate change and the appropriate treatment of various power generation sources. Any failure to secure access to adequate electrical power, any legal, regulatory, or other administrative action or change limiting the availability of electricity, or any significant increase in energy or compliance costs, could adversely affect our cost structure and limit our ability to scale our compute infrastructure, develop and deploy our models, and service our customers. We have also made, and may in the future make, voluntary commitments to offset the impact of our data center energy consumption on local communities and electricity ratepayers, including commitments to cover grid infrastructure upgrade costs, procure new power generation to match our energy needs, invest in curtailment systems to reduce strain on the grid during peak demand periods, and address environmental impacts. These commitments have increased, and we expect will continue to increase, our operating costs. Moreover, we believe this is part of a broader emerging trend in the AI industry, and such commitments, or similar obligations, may become increasingly standard or required, which could further increase our costs. In addition, the physical effects of climate change may increase our operating costs over time, as higher average temperatures can increase the power consumption and water usage required to cool equipment at the facilities on which we depend. Data Center Infrastructure Even where chips and electrical power are available, the development of data center facilities requires substantial time, capital, and specialized expertise. Data center construction involves lengthy permitting processes, complex supply chains for specialized equipment, and significant lead times for the installation and commissioning of cooling systems, electrical infrastructure, and networking equipment. Labor shortages, including shortages of, and competition for, electricians, facility technicians, and other skilled tradespeople, supply chain disruptions, permitting delays, and other factors can extend construction timelines and increase costs. Further, given data center development projects require significant advance 156 capital commitments with dedicated end users, we have in some cases relied, and expect to continue to rely, on arrangements for financing or with partners who guarantee the lease obligations to support the development of data center capacity that is expected to host such partner’s chips or computing infrastructure. In addition, there are a limited number of qualified third-party vendors with the expertise we require and that support the particular infrastructure we wish to implement. Accordingly, we rely on this limited number of third parties for the construction, management, and operation of certain of our data center facilities, some of which have limited operating history or may have less experience operating data center infrastructure at the scale and complexity our operations require. In certain cases, these third-party operators are trained or supervised by our chip partners to manage facilities on our behalf but are not affiliates of those partners and may not have the same depth of expertise, operational resilience, or resources. Any failure by these third-party operators to perform as expected could disrupt our access to compute. In addition, safety or environmental incidents at facilities built or operated for us, whatever their cause, could expose us to claims, fines, or suspensions of construction or operations, the costs of which we may bear. We also depend on an extended network of suppliers, builders, and facility operators. If any of them engage in practices that are unsafe, unlawful, or contrary to the labor, human rights, environmental, or other standards we or our partners require, we could face legal liability, lose the ability to use affected suppliers or facilities, and suffer harm to our reputation, even where we did not direct or know of the conduct. Our collective data center infrastructure is currently concentrated primarily in the United States, which exposes us to risks associated with regional regulatory changes, power grid constraints or failures, disruptions to network connectivity between facilities, natural disasters, physical attacks—including those motivated by geopolitical events, opposition to AI, and opposition to data center development—and other disruptions that could affect multiple facilities. Certain state, local, and municipal jurisdictions in the United States are also considering or have approved moratoriums on new data center construction, citing public health, safety, and environmental concerns. Such jurisdictions and other regulators, grid operators, or utilities may also adopt other measures that subject users of large electricity loads, including data centers, to curtailment, interruptions, forced reductions, disconnection, or other restrictions during periods of grid stress, whether through changes in law or policy, market or reliability constraints, limits on transmission and distribution infrastructure, or a preference for protecting other utility customers and the broader grid. New large loads on the electric grid may be increasingly subject to mandatory curtailment in regions where there is insufficient grid-connected power generation to reliably supply existing and new electricity loads. For example, states such as New York and Texas have recently moved to regulate large-scale data centers, whether by pausing state permitting for new large facilities, as New York has, or by subjecting large electricity loads to curtailment or disconnection during grid emergencies, as Texas has. Such moratoriums, or similar actions, could delay or prevent the construction or expansion of facilities on which we depend for compute. Opposition to data center development has also become more organized and coordinated across jurisdictions, and our public profile may draw particular attention to projects associated with us. The loss of, or a significant disruption at, any major facility may not be readily absorbed by our remaining or future infrastructure. We are expanding our data center capacity internationally as part of our efforts to diversify our infrastructure footprint and reduce concentration risks associated with operating a significant portion of our compute infrastructure in the United States and to support our international growth strategy, including by entering into letters of intent and negotiating lease and related agreements for data center facilities in multiple non-U.S. jurisdictions, which exposes us to additional risks related to foreign regulatory requirements and approvals, data sovereignty and localization laws, governmental access or assistance requirements, cross-border data transfer restrictions, foreign tax regimes, and increased operational complexity. Our ability to enter into definitive agreements for data center capacity and operations in non- U.S. jurisdictions depends on the timely formation, registration, and receipt of governmental approval of

157 local subsidiaries, as well as the establishment of local banking arrangements, and any delay or failure in completing these steps could delay or prevent us from mitigating our infrastructure concentration risks, executing our international growth strategy, securing planned compute capacity, or could result in substantial additional taxes, penalties, or other liabilities. In addition, regulatory, legal, and other constraints in many jurisdictions may limit the locations in which we can practically site or contract for data center capacity, which could constrain our ability to diversify our infrastructure footprint as quickly or as broadly as we currently intend. We and our principal competitors rely on substantially similar inputs to develop and deploy frontier models, including advanced chips sourced from a small number of suppliers and data center capacity and compute obtained from CSPs and other third parties. As we and our competitors increasingly pursue vertical integration, the basis of competition could shift over time to encompass not only which company can develop the most capable models, but also which company can develop the best underlying components. Our future competitiveness may depend in part on our ability to successfully develop vertically integrated compute infrastructure on competitive terms and timelines, and there can be no assurance that we will be able to do so. Our competitors may be better positioned, or may invest greater efforts, to vertically integrate across the compute supply chain, including through proprietary chip design, fabrication, ownership or long- term control of data center infrastructure, access to dedicated power generation assets, exclusive supply arrangements with hardware manufacturers, or by securing the limited sites suitable for large-scale data center development ahead of us. Competitors that succeed in controlling a greater share of these supply chain layers may be able to secure compute at greater scale, lower cost, or with greater reliability than we can, particularly during periods of high demand or supply constraint, when captive supply relationships may confer certain advantages over participants that depend on third-party providers. Such competitors may also develop proprietary hardware-software co-designs that optimize compute efficiency for their specific model architectures, which could compound any capability gap across successive model versions. While we are pursuing initiatives to develop dedicated data center infrastructure, there can be no assurance that these efforts will be completed on the timelines or at the costs we anticipate, or that they will be sufficient to offset any structural advantages that vertically integrated competitors may achieve. Competitors that succeed in these efforts may be better positioned to remain at the frontier of AI regardless of broader market constraints. Natural hazards, extreme weather, or other disruptions affecting the regions where these inputs are produced or where our facilities are located could further constrain the availability of chips, power, water, or data center capacity on which we depend. If we are unable to manage the foregoing risks, our business, financial condition, and results of operations could be adversely affected. We are highly dependent on the continued service of our co-founders, senior management team, and key technical employees, and the loss of any of these individuals may adversely affect our business, financial condition, and results of operations. We are highly dependent on the continued service of our Chief Executive Officer, President, co-founders, senior management team, and key technical team. In particular, our Chief Executive Officer and President are critical to setting our strategic direction, advancing our research agenda, shaping our safety and governance frameworks, and generally advancing our mission, and we believe that their leadership would be difficult to replace. If either were to become unavailable for any reason, or if either of their reputations were significantly harmed, regardless of merit, there could be an adverse impact on our operations and competitive position, employee morale, employee retention, pace of innovation, customer and partner confidence in our company, our brand and reputation, and our long-term strategic objectives. Further, the 158 loss of key personnel, including members of our founding team and senior management team, and key engineering, research, product development, marketing, and sales personnel, could also disrupt our operations and have an adverse effect on our business. Many of our key personnel, particularly within our technical and research teams, are strongly motivated by our mission and the opportunity to work on addressing specific problems within the AI landscape. To the extent that their interests evolve, they seek to pursue different technical challenges or areas of focus, or they are drawn to other organizations or initiatives that they perceive as better aligned with their personal beliefs or professional objectives, we may face increased difficulty retaining such personnel. This risk may be heightened as we continue to scale and mature as an organization, which may change the nature of the work environment, priorities, or perceived mission alignment for certain personnel, including personnel who may conclude that the objectives that drew them to us have been substantially achieved. In addition, under certain of our agreements with suppliers, the loss of certain key personnel could accelerate our obligations or otherwise trigger adverse consequences under such agreements. If we are unable to retain key personnel, or if we fail to conduct effective succession planning and find suitable replacements for any losses of such key personnel in a timely manner and on competitive terms, we could experience declines in sales, delays in research and development, and harm to our business and operations. If we are unable to manage the foregoing risks, our business, financial condition, and results of operations could be adversely affected. We may require additional capital to meet our substantial ongoing obligations and support our business growth, and our ability to generate sufficient revenue and secure additional capital on acceptable terms is critical to our continued operations and competitive position. Our business model requires substantial and increasing capital to support our ability to remain competitive and to stay at the frontier of AI. We intend to continue to make significant financial investments to support our business growth and may require additional funds to acquire sufficient compute and respond to business challenges, including expenditures to create, maintain, upgrade, and enhance our models, platform, and applications, including costs related to investments in infrastructure, human capital, office expansion, and data assets. In addition, we may use a portion of our cash to satisfy tax withholding and remittance obligations related to outstanding RSUs and equity awards that we grant in the future. In addition, to date we have financed our compute primarily under arrangements with CSPs, with costs recognized as compute is made available to us. We may in the future finance a greater portion of our compute on an upfront basis, including through finance leases, prepayments, debt-financed purchases of equipment, or similar arrangements. If we were to do so, we may incur significant cash outflows in advance of compute availability or related revenue, which could increase demands on our cash flows and liquidity and our need to raise additional capital. Such arrangements could also increase our capital intensity and alter our cash-flow profile. Accordingly, it is critical that we maintain strong revenue growth, grow revenue efficiently relative to our committed compute, infrastructure, and personnel costs, and manage our cash flows effectively. To the extent that such efforts are insufficient to meet our capital needs, we may need to obtain additional capital through equity or debt financings. If we raise additional funds through future issuances of equity, equity- linked securities, or convertible debt securities, our existing stockholders could suffer dilution, and any new securities we issue could have rights, preferences, and privileges superior to those of holders of our common stock. Further, the conversion of our outstanding convertible securities will cause additional dilution to our existing stockholders. Any debt financing that we may secure in the future may involve

159 restrictive covenants relating to our capital raising activities and other financial and operational matters, potentially making it more difficult for us to obtain additional capital and to pursue business opportunities. In addition, our ability to draw amounts under certain of our note purchase agreements (“NPAs”) is not guaranteed and is subject to the satisfaction of specified conditions. In particular, our ability to access additional amounts under certain of these facilities depends on our achievement of certain revenue performance targets and/or the ability of third parties to deliver additional compute to us. While we have historically surpassed all such revenue performance targets, there can be no assurance that revenue will continue to exceed these thresholds at all times in the future. If these conditions are not satisfied, we may be unable to draw additional amounts under the applicable NPA, which could adversely affect our cash flows and liquidity. For more information about the terms of our convertible promissory notes, please refer to “4: Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows— Liquidity and Capital Resources—Contractual Obligations—Convertible Notes.” We may not be able to obtain additional financing on terms favorable to us, if at all. We evaluate financing opportunities from time to time, and our ability to obtain financing will depend, among other things, on our development efforts, business plans, and operating performance and the condition of the capital markets at the time we seek financing. The equity and debt markets may experience extreme volatility and disruption from time to time, which could result in higher credit spreads in such markets and higher funding costs for us. If we are unable to generate sufficient revenue growth or obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth, scale our infrastructure, develop new models, platform, and applications, enhance our existing models, platform, and applications, and respond to business challenges may be impaired, and our business, financial condition, and results of operations may be adversely affected. Our company culture has contributed to our success and, if we cannot maintain this culture as we grow, our business could be adversely affected. We believe that our company culture is a critical component of our success. We are a mission-driven company and our culture reflects a strong emphasis on the Company Purpose. Our ability to continue to cultivate and maintain this culture is essential to our growth and continued success. We face a number of challenges associated with our commitment to our company culture, including: • the need to identify, attract, reward, and retain people in leadership positions in our organization who share and further our culture, values, and mission; • the increasing size and geographic diversity of our workforce, and our ability to promote a uniform and consistent culture across all of our offices and employees; • internal and external perceptions about our mission, values, commitment to safety, and uses of our models, platform, and applications; • engagement with government policymakers on issues that resonate differently across our workforce; • competitive pressures to move in directions that may divert us from our mission and values; • the rigorous, values-driven standards we apply in hiring and decision-making, which may slow the pace at which we can scale our workforce or expand our operations relative to competitors; 160 • the continued challenges of a rapidly evolving industry; • the increased scrutiny and expectations associated with operating as a public company; and • the need to balance our long-term, mission-driven objectives with shorter-term financial performance expectations, which may create internal tension and challenge our ability to consistently reinforce our cultural values and mission across teams and leadership. Our mission-driven culture is one of our core characteristics that helps us to attract and retain key personnel and differentiates us in the market. If we are unable to maintain our culture, as well as balance our commitment to maintaining our culture with the demands of rapid growth, competition, and operating as a public company, our employee morale, engagement, and retention could suffer, requiring us to incur additional costs or adopt alternative recruiting strategies, which could adversely affect our business, financial condition, and results of operations. We face intense competition, and if we are unable to compete effectively, our business, financial condition, and results of operations could be adversely affected. The market for AI models, platforms, and applications is rapidly evolving, intensely competitive, and subject to frequent and significant changes in technology, evolving customer requirements and expectations, shifting industry standards, regulatory developments, new market entrants, and new models, platforms, and applications. We face competition from a wide range of companies across multiple categories. We compete directly with companies developing frontier models for third-party software developers and enterprises. Our primary competitors in this category include Google and OpenAI. These competitors are developing increasingly capable AI systems and compete with us for customers, talent, compute, and strategic partnerships. Many have substantially greater financial, technical, and marketing resources than we do, their own or greater access to sources of compute, longer operating histories, greater brand recognition, and established relationships with current and potential customers and partners, which facilitates their ability to integrate their models into first-party applications sold directly to businesses. We also compete with a broader set of model providers operating at or below the frontier, including large companies, specialized AI labs, and a growing range of other open-weight or open-source (shared weights, training data, and code) models released by international and domestic organizations. Such providers compete for a growing range of enterprise workloads that prioritize cost efficiency over intelligence. In particular, certain large companies compete through proprietary AI models, integrated AI capabilities in existing products, and control of cloud infrastructure and distribution channels. Some of these companies also have substantially greater financial, technical, and marketing resources than we do, their own or greater access to sources of compute, longer operating histories, greater brand recognition, and established relationships with current and potential customers and partners. In addition, some have substantially broader and more diverse product and service offerings and may be able to leverage existing relationships with distribution partners and customers to gain business in ways that discourage customers from purchasing our models, platform, and applications. For example, competitors may bundle AI capabilities with other products, integrate AI functionality into products that customers already use, offer closed technology platforms that lock customers into their ecosystems, sell products at zero or negative margins to gain market share, or use their substantial financial resources to subsidize the cost of AI models, platforms, and applications. Customers may prefer to purchase from existing vendors with which they have established relationships, even if our models, platform, and applications offer superior features or performance. Further, large companies that are currently our customers may choose to develop their own

161 AI capabilities internally rather than purchase our models, platform, and applications. Specialized AI labs, on the other hand, are competitive due to their ability to offer specific AI applications and differentiated business models. These companies can move quickly, attract top talent, develop novel approaches, platforms, or business models that disrupt existing competitive dynamics, and introduce technologies or products with greater performance or functionality, lower cost, ease of implementation, or other advantages. Some competitors or customers may have access to proprietary datasets, distribution channels, or domain-specific expertise that we do not possess, or new competitors may emerge that address particular industries or use cases more effectively than our models, platform, and applications, which could enable them to develop more specialized or higher-performing AI systems. In addition, competitors, customers, or other third parties have attempted in the past and will likely continue to attempt to replicate, distill, extract, or otherwise derive the functionality or capabilities of our models through permitted or impermissible means, including through our research previews. These actions could reduce the technological differentiation of our offerings; enable the development of competing products at lower cost, with reduced research and development investment, or that replicate our models without safety controls or safeguards that were incorporated in our versions; implicate national security concerns or strain geopolitical tensions; and intensify competitive pressures. In addition, efforts to prevent or mitigate model replication, distillation, or other forms of extraction may require us to modify our models, platform, and applications, limit features or use cases, or implement technical safeguards that could reduce the usability or attractiveness of our offerings, slow adoption, and adversely affect customer demand and revenue. More broadly, as AI models are increasingly used to develop other AI models, the knowledge and techniques required to build frontier models may become more widely available over time, including through distillation, unauthorized access to or theft of model weights, or the diffusion of AI-assisted research and development capabilities across the industry. If the ability to develop highly capable models becomes more broadly available, our technological differentiation could erode and competition could increasingly depend on access to large-scale compute rather than on model development capability. In such an environment, access to sufficient compute on economical terms could become the primary constraint on our ability to train and serve competitive models, and our business, competitive position, and results of operations could be adversely affected if we are unable to secure compute at the scale or cost or on the timeline we require. Additionally, open-weight or open-source AI models may capture a portion of the market for certain use cases, which could exert pricing pressure on our offerings or lead certain customers to adopt open-source alternatives for those use cases. A significant portion of our customer base consists of startups and technology-oriented enterprises that may be more sensitive to adverse macroeconomic conditions and may reduce or delay spending during a downturn. Because our cost structure limits our ability to rapidly adjust spending, a sustained economic downturn could disproportionately disadvantage us relative to larger, better-capitalized competitors. Such competitors may be better positioned to absorb or withstand adverse economic conditions or reductions in customer technology spending due to their greater financial resources, diversified product offerings and customer bases, and more stable revenue streams. It could also disadvantage us relative to smaller startups with leaner cost structures, lower fixed overhead, and fewer long-term contractual commitments that could help enable them to adjust spending more rapidly than we can. As a result, competitive pressures on our business could intensify, which could adversely affect our business, financial condition, and results of operations. If we are unable to differentiate our models, platform, and applications from competing offerings through enhanced functionality, superior performance, better safety features and reliability, lower cost, or other 162 factors, demand for our models, platform, and applications may decline. The rapid pace of technological change in AI means that models, platforms, and applications can quickly become outdated. We must continuously invest in research and development to maintain our competitive position, but there is no guarantee that our investments will result in models, platforms, and applications that customers prefer over competing alternatives. Moreover, we are first and foremost a research lab, and our strategy prioritizes frontier research and model capability. We believe the advancing intelligence and capabilities of our models are the principal drivers of their adoption, and we have historically prioritized research and model development rather than new products and applications or sales and marketing. This approach assumes that model capability will continue to be a meaningful source of competitive differentiation. However, as the AI industry matures, the degree of differentiation among advanced AI models may narrow. This convergence may result from factors such as overlapping or similarly sourced training data, the widespread adoption of comparable model architectures, training techniques, and optimization methods, shared access to computing infrastructure, and the rapid dissemination of research advances across the industry. To the extent competitors are able to achieve comparable model capabilities with lower development or deployment costs, our ability to differentiate our models, platform, and applications on the basis of performance, functionality, or cost may be diminished. If differentiation among advanced models narrows, or if customers increasingly select AI providers on the basis of application features, user experience, distribution, integration into products they already use, or the strength of a sales organization rather than model capability, competitors that have invested more heavily than we have in those areas could be better positioned than we are. Responding to such a shift could require us to increase our investment in product development and sales and marketing substantially beyond our current plans, which could take longer or cost more than we anticipate and could reduce the compute and other resources available for frontier research, and we may not be able to execute such a shift quickly or effectively. See also “—We have a limited history under our current go-to-market strategy, and our efforts to scale and evolve our customer acquisition, engagement, and retention model may not be successful” below. If we are unable to compete successfully, our business, financial condition, and results of operations could be adversely affected. If we fail to attract new customers, retain existing customers, or expand usage of our models, platform, and applications, our business, financial condition, and results of operations could be adversely affected. Our future growth depends on our ability to attract new customers, retain existing customers, and expand sales within our existing customer base. We face significant challenges in each of these areas, and failure to execute on our customer acquisition and retention strategies could adversely affect our business, financial condition, and results of operations. We must continue to attract new customers in a cost-effective manner. Potential customers may not understand the benefits of our models, platform, and applications or may be unable to justify the investment in our models, platform, and applications, particularly as existing competitors continue to enhance their offerings, improve performance, expand functionality, or reduce costs. Our ability to demonstrate differentiated value to potential customers may become more difficult as this competition intensifies, or as large technology companies bundle AI capabilities into existing products. If we continue to focus on enterprise customers, we may face longer sales cycles that demand significant upfront investment in enterprise sales teams and customer service. These sales efforts are costly and may not result in customer conversion.

163 Even if we successfully attract new customers, we face significant challenges in retaining them. Many of our customer contracts allow customers to reduce usage or terminate with limited or no notice. Customers are not obligated to renew their subscriptions or contracts with us. Customer retention and usage levels may decline due to a number of factors, including: • dissatisfaction with the performance, reliability, safety, or accuracy of our AI models; • availability of competitive alternatives; • customers developing their own AI capabilities internally; • our models, platform, and applications reducing demand for our customers’ offerings or causing disruptions to their businesses, which could lead to reduced usage or customer attrition; • changes in customer budgets or strategic priorities regarding AI investment; • concerns about data privacy, security, or our data handling practices; • negative publicity regarding AI generally or our business specifically; • changes in the regulatory and legal landscape surrounding AI and our models, platform, and applications in particular; • pricing changes or perception that our pricing is not competitive; and • general economic conditions or industry-specific downturns affecting our customers. Our ability to retain customers and drive expansion also depends on our continued investment in product development. The process of developing products and incorporating new technologies is complex and uncertain, and if we fail to accurately predict customers’ changing needs and emerging technological trends and opportunities, we may not be able to compete effectively and our business and ability to generate revenue could be adversely affected. As AI technology evolves rapidly, customers may perceive our models, platform, and applications as becoming outdated or may expect continuous improvements to model performance and capabilities. Even minor degradations in model performance or increases in response latency could cause customers to reduce usage or switch to competitors. If we are unable to retain existing customers or if our customers do not maintain their usage levels, our revenue and growth could be adversely affected. For additional discussion on product development, please refer to “—Our success depends in large part on our ability to continue to develop the most advanced and capable AI models, and any failure to do so could adversely affect our business” above. Some of our enterprise customers may have the financial resources, technical capabilities, and access to the talent and compute necessary to develop and deploy proprietary AI models, and may reduce or cease usage of our models, platform, and applications as their internal AI capabilities mature, even where they initially adopted our offerings as a foundation for their AI strategy. If these customers were to reduce or cease usage of our models, platform, and applications, our revenue and growth could be adversely affected. In addition to retaining customers, our growth strategy depends in part on expanding usage within our existing customer base by increasing usage volumes, selling additional capabilities, and expanding adoption across departments and use cases within customer organizations. However, customers may not expand their usage for a variety of reasons, including satisfaction with current usage levels, budget constraints, technical challenges in integrating our models, platform, and applications more broadly within 164 their organizations, or preference for multi-vendor AI strategies in order to limit dependence on any single provider. Due to our consumption-based pricing model, customers may reduce or cease usage at any point within a given period due to budget or internal procurement constraints, organizational spending controls, or other factors unrelated to the quality or performance of our models, platform, and applications, and may not resume usage until a new budget period commences or additional spend is approved, even where demand for our models, platform, and applications remains strong. As a result, our revenue could be lower or more variable than anticipated and this effect may be particularly pronounced among customers experiencing rapid growth in their usage of AI. If we increase sales and marketing expenditures to accelerate customer acquisition without achieving proportional revenue growth and if we cannot attract new customers, retain existing customers, expand within our customer base, or accomplish these objectives in a cost-effective manner or timely manner, our revenue growth will decline and our business, financial condition, and results of operations will be adversely affected. If the market for our models, platform, and applications develops more slowly than we expect or declines, our growth may slow or stall, and our business, financial condition, and results of operations could be adversely affected. The market for AI technologies, including frontier models, platforms, and applications, has grown rapidly in recent years, but is still relatively nascent and evolving rapidly, and it is uncertain whether the market for such AI technologies will achieve or sustain widespread adoption at the pace or to the extent we expect. Our ability to generate revenue and achieve sustainable growth depends in significant part on the extent to which enterprises, software developers, and other users adopt AI technologies, integrate them into existing workflows, expand usage over time, and are willing to pay for our models, platform, and applications at levels that support durable economic value at scale. Market adoption may be slower than anticipated due to factors such as uncertainty regarding the cost, performance, reliability, and perceived value of AI solutions; increased regulation; concerns about security, privacy, legal and regulatory compliance, or ethical considerations; technological challenges; level of effort and expense associated with integration efforts; competition from alternative or emerging technologies; the availability or adoption of complementary infrastructure and workflows; or reductions in corporate spending due to macroeconomic conditions. Moreover, demand for frontier models may decline if customers determine that less advanced, lower-cost models are sufficient for their particular use cases. As AI capabilities improve across the industry and a broader range of models becomes available, customers may conclude that incremental performance gains at the frontier do not justify the additional cost, and may migrate toward smaller, cheaper, or open-source alternatives that adequately address their needs. If we are unable to demonstrate sufficient differentiated value from our frontier models relative to less capable alternatives, our revenue and growth could be adversely affected, even in a market where overall AI adoption continues to grow. Further, while AI adoption may continue or accelerate in certain areas, the long-term trajectory of this technological trend is uncertain, and market understanding, acceptance, and valuation of AI-enabled models, platforms, and applications may be inaccurate or change over time and adoption may occur unevenly across industries, geographies, and customer types. If growth in the AI market does not translate into sustained customer demand for our offerings, expanded usage, and increased revenue, or if anticipated use cases fail to materialize, our prospects, business, financial condition, and results of operations could be adversely affected. The political environment and our engagement with policymakers and public positions on AI regulation and safety could subject us to heightened scrutiny, political backlash, or disproportionate regulatory action. Our commitment to responsible and safe AI development includes active engagement with policymakers,

165 regulators, and other stakeholders regarding the development of AI-related laws, regulations, and standards. We have participated in, and will likely continue to participate in, political processes, including through contributions, advocacy, or support of political organizations. In addition, our executives and other representatives have publicly expressed and may in the future publicly express views on AI policy, regulation, safety, and related social or political issues. As a result, we have experienced, and may continue to experience, increased visibility and may continue to be subject to heightened scrutiny or the risk of being disproportionately or selectively targeted by particular governmental bodies, even where similarly situated companies are not, including through investigations or enforcement actions, the imposition or selective application of regulatory, licensing, or permitting requirements, adverse treatment in government procurement or provision of security clearances, or targeted immigration or visa actions affecting our personnel. As part of our political engagement, we have advocated for, and will likely continue to advocate for, regulatory approaches or industry standards that we believe promote the safe and responsible development of AI but that could increase our compliance burdens, limit our product development or deployment flexibility, or otherwise slow our growth relative to competitors. Our public positions, stated values, policy advocacy, or statements by our executives have attracted, and may continue to attract, criticism from influential political figures, industry participants, regulators, or other third parties, particularly in politically sensitive or polarized environments, which could shape public narratives or regulatory perceptions of our business in ways that are unfavorable to us. For example, public statements by us or other industry participants regarding the safety of frontier model development have been cited by governmental actors to support litigation or regulatory claims, including requests for injunctive relief restricting model development, and could be cited in future proceedings involving us. Such scrutiny or backlash could result in reputational harm, increased compliance or operating costs, investigations, enforcement actions, or restrictions on our operations, any of which could adversely affect our business, financial condition, and results of operations. If the use of our AI models results in harm, whether through use by malicious actors or misuse by other third parties, or if our model guardrails or safeguards fail to prevent such misuse, our reputation and brand, business, financial condition, and results of operations could be adversely affected. While our AI models are designed to comply with our AI safety and usage guidelines and be broadly safe, ethical, and helpful, and while we have implemented safety measures intended to anticipate, identify, and mitigate potential harmful uses, such measures are incomplete, may be outdated in light of evolving threat models, or may fail to identify or prevent all potential misuse of our models, and our models have been, and may continue to be, misused or manipulated to produce harmful outputs or carry out harmful actions. Malicious actors have used, and may continue to develop novel or more sophisticated methods to use, our models in ways that violate our usage policy or seek to circumvent our model guardrails or safeguards through techniques such as prompt injection, adversarial inputs, or other methods, and use our models to engage in harmful activities, including developing weapons, generating fraudulent or misleading content, conducting cyberattacks, perpetrating acts of violence, or otherwise engaging in activities that would be prohibited under our usage policy or in violation of applicable law. Our customer onboarding diligence varies by access channel, and we do not and in certain situations cannot uniformly verify the identity of those who access our models or of our customers’ end users, which may limit our ability to prevent access or recidivism by malicious actors or to enforce our usage policy or other policies. Moreover, our safety and security controls, including automated classifiers and monitoring systems, depend on complex internal configurations that have failed, been misconfigured, or been inadvertently disabled, 166 and may do so again in the future without our timely detection. Any undetected failure of our safety controls could permit misuse that our safeguards are designed to prevent, and could result in real-world harm, legal liability, regulatory or enforcement action, loss of customer trust, and reputational harm, any of which could adversely affect our business, financial condition, and results of operations. In particular, our most capable models have demonstrated, and future models are expected to demonstrate, capabilities that could provide meaningful assistance to malicious actors seeking to develop chemical, biological, or other dangerous weapons. We deploy technical safeguards, including automated classifiers, specifically intended to detect and block these categories of misuse, but such safeguards are incomplete, may be outdated in light of evolving threat models, have been and may in the future again be circumvented, or may fail to operate as intended. Any actual or perceived use of our models to contribute to the development of such weapons could result in harm, legal liability, regulatory or enforcement action, loss of government and enterprise relationships, and damage to our reputation and brand, any of which could adversely affect our business, financial condition, and results of operations. For example, in September 2025, we detected and assessed with high confidence that a Chinese state- sponsored hacking group manipulated our Claude Code tool into attempting infiltration into roughly 30 global targets, including large technology companies, financial institutions, chemical manufacturing companies, and government agencies, resulting in a limited number of successful intrusions. We believe this is the first documented case of a large-scale cyberattack executed without substantial human intervention. We expect that malicious actors, including sophisticated state-sponsored actors, will continue to seek to leverage our models, platform, and applications for harmful actions, including by circumventing our safeguards, and their efforts to do so may increase as the capabilities of our technology increase. Any successful attempt to misuse, or any perceived misuse of, our models, platform, and applications for a cyberattack or for any other malicious purpose could result in exposure to liability, disruption of our customer or other commercial relationships, or damage to our reputation. The risks of such harms may increase as the cybersecurity-related capabilities of our models, platform, and applications increase. Independent security researchers and other third parties have also used, and may in the future use, our models to identify and exploit vulnerabilities in the systems of other companies, including other AI developers, at times in connection with authorized bug bounty programs. While such activity may be lawful and consistent with industry practice for vulnerability research, it illustrates that our models can function as a general-purpose tool for gaining unauthorized access to third-party systems, and comparable capabilities could be used by malicious actors without authorization. Such incidents, whether or not we are a direct party to them, may draw public and regulatory attention to the offensive cybersecurity capabilities of our models and could result in reputational harm, calls for additional restrictions on our models, or claims that we failed to adequately safeguard against such uses. For more information about risks related to security incidents, please refer to “—Any security breaches or other incidents, including those that affect our networks, systems, or data, or the networks, systems, or data of our service providers, suppliers, or customers, could adversely affect our business, financial condition, and results of operations” below. As part of our commitment to responsible security research and transparency, we disclose information about the capability and safety of our models, the safeguards that we have adopted with respect to our models, and instances of misuse of our technology, such as the September 2025 cyberattack described above. We also publish model system cards, our research findings, and other safety-related information. We take steps to ensure that such disclosures will not materially assist malicious activity and weigh the benefits and risks of such disclosures from an ecosystem preparedness perspective; however, malicious actors, including sophisticated state-sponsored adversaries, have in the past and may in the future use

167 those disclosures to assist their attempts to circumvent our safeguards and security measures, thereby increasing the risks of misuse of our models, platform, and applications, as well as the potential for exposure to liability, regulatory or litigation proceedings, or other harms. In addition, because these disclosures describe risks and observed model behaviors in detail, they may draw heightened public, media, or regulatory attention and could be cited by regulators, litigants, or others in proceedings or claims against us. The steps we take to prevent misuse of our models, platform, and applications could be incomplete or may fail to operate as intended, and any actual or perceived misuse could adversely affect our business, financial condition, and results of operations. We may be exposed to liability, litigation, and regulatory action arising from harms associated with our AI models, and our contractual protections and insurance may be insufficient, any of which could adversely affect our business, financial condition, and results of operations. Harms associated with our AI models, whether arising from misuse by third parties, from our models’ own behavior, or from their deployment in high-risk or sensitive contexts, may expose us to liability, litigation, and regulatory action, including under theories that remain unsettled as applied to AI, and our contractual and insurance protections may prove insufficient. Individuals at risk of suicide or self-harm or who have committed acts of violence toward others have used, and may also in the future use, our models, notwithstanding our safeguards. AI models developed by others in our industry have been and may in the future be alleged to have played a role in instances of suicide, acts of violence toward others, or serious self-harm, which have resulted and may in the future result in significant public scrutiny, litigation, criminal investigations, regulatory attention, and reputational harm. Similar incidents involving our models have presented and could in the future present substantial risk to our reputation, expose us to legal, regulatory, and other proceedings, and adversely affect our business, financial condition, and results of operations. While our current Consumer Terms of Service requires our users to be at least 18 years of age, minors have accessed in the past, and may in the future access, the platform, and risks relating to child safety may be particularly acute, as minors may be more susceptible to harmful content, manipulation, or overreliance on AI outputs, and incidents involving children tend to draw heightened regulatory, media, and public scrutiny. State attorneys general and private plaintiffs have also begun to assert tort, product liability, consumer protection, and failure-to-warn claims against companies in our industry, alleging that AI models caused or contributed to harm and that the developer failed to adequately warn users of known risks. In at least one case, a state attorney general has initiated a criminal investigation against another company offering similar services. Regulators have obtained substantial monetary settlements and injunctive relief against other technology companies based on analogous theories of product-design or algorithmic harm, and we believe similar theories are likely to continue to be tested against us and other companies in our industry as adoption of our models grows, including by minors and other vulnerable users, notwithstanding our efforts to restrict such access. The relief sought in such matters has, in at least one instance, extended beyond data-handling, disclosure, or age-verification practices to include a request to enjoin an AI company from developing new models absent independent, third-party safety review and approval, illustrating the potential breadth of remedies governmental actors may pursue against companies in our industry. Any determination that we are liable under such theories, or any judicial or regulatory expansion of tort, product liability, or consumer protection law, or criminal liability, as applied to AI models, could result in significant liability and require us to change how we design and offer our models, platform, and applications. 168 A substantial portion of our traffic is subject to Zero Data Retention (“ZDR”) terms under which we retain only classifier scores, not prompts or outputs. For that traffic, we cannot conduct offline analysis, cross- conversation investigation, human review, or otherwise analyze historical data to detect, investigate, and document security events or incidents, which thereby reduces our ability to detect misuse. ZDR may also prevent us from producing records for subpoenas, regulatory examinations, or incident-reporting obligations, and there is no certainty a regulator or court would excuse non-production based on a lack of available records, and such regulators or courts may construe the lack of records against us through unfavorable inferences or other sanctions. As our models become more capable, our safety framework has required and may continue to require monitoring and retention incompatible with ZDR for certain model classes. Because ZDR is a competitive expectation for enterprise customers in regulated industries and on third- party cloud platforms, these requirements have caused and could continue to cause customers to migrate to other providers or to deployments where our visibility is more limited. In the EU, the UK, and elsewhere, cybersecurity and AI-related incidents are subject to increasingly stringent reporting obligations. European regulators expect companies to provide detailed information about incidents under several laws and regulations, which we may not be able to provide within the prescribed timeframe. Similarly, in the United States, companies are increasingly subject to incident reporting obligations. In addition, other jurisdictions around the world have adopted, or may adopt, similar laws and regulations with similar implications. Any of the foregoing could result in regulatory action, litigation, customer attrition, or reputational harm that adversely affects our business. For more information regarding our incident reporting obligations, please refer to “—Any security breaches or other incidents, including those that affect our networks, systems, or data, or the networks, systems, or data of our service providers, suppliers, or customers, could adversely affect our business, financial condition, and results of operations” below. The legal frameworks governing liability for actions taken autonomously by AI systems, including our agentic products, are unsettled and could expose us to significant and unpredictable legal claims. Existing legal doctrines governing agency, product liability, and professional negligence were developed in the context of human decision-making and have not been authoritatively applied to autonomous AI systems. We believe our provision of our intelligence service is considered a “service” in the context of legal frameworks addressing product liability, but courts and regulators may reach different conclusions across jurisdictions. In addition, it is unclear whether, and under what circumstances, actions taken by an AI agent could be deemed to create binding legal obligations on behalf of the user or deploying enterprise, or whether our contractual protections, including limitation of liability and indemnification provisions, will be enforceable or adequate in the context of claims arising from autonomous agent conduct. We may face claims from customers, their end users, or third parties alleging that we are liable for harm caused by our agents’ autonomous actions, even where the customer configured, deployed, or supervised the agent. The absence of settled legal standards creates significant uncertainty regarding our potential liability exposure and the adequacy of our risk mitigation measures. Our expansion into new geographic markets further compounds these risks, as we must navigate differing cultural norms regarding AI use, comply with diverse and evolving regulatory regimes that may impose varying safety, compliance, or liability requirements, address language-specific vulnerabilities and content moderation challenges, and potentially face regulatory enforcement actions, litigation, or other liabilities in jurisdictions where we have more limited operational experience, including heightened risks of intellectual property theft, unauthorized model access, or misuse associated with operating data center infrastructure in certain non-U.S. locations.

169 If our models are involved in causing significant harm, we could be subject to legal claims, including personal injury or negligence claims, regulatory enforcement actions, criminal investigations, or other governmental efforts, which could result in costly litigation, significant financial judgments or settlements, disruptive remediation obligations, or a challenging regulatory landscape. We have taken steps to limit our liability for such matters—for example, through warranty disclaimers and limitations of liability in our terms of service—but those contractual protections may not be upheld, or may not apply to certain claims, or may otherwise be insufficient to limit our liability exposure under applicable law. Moreover, in some cases we have contractually assumed additional liability. For example, to facilitate independent testing and evaluation of our frontier models, we have agreed to indemnify certain external evaluators and testing vendors for specified losses arising from testing activities, including security incidents, data loss, data breaches, and other harms associated with such activities. Although our agreements with external evaluators and testing vendors generally limit the amount of our indemnification obligations, certain of these agreements require us to defend and indemnify the evaluator, without a cap on our liability, against certain third-party claims. These include claims arising from allegations that our models or their outputs, as used in the evaluator’s authorized testing, infringe third-party intellectual property or other proprietary rights, as well as certain other claims arising from the testing or related engagement. Because our models may behave in ways that no user or developer intended, claims arising from such actions could result in substantial liability. Our insurance policies also may not provide sufficient coverage to adequately mitigate the potential liabilities we face, especially where any one incident, or a group of incidents, causes disproportionate harm. In addition, with the scale of harm that could result from a catastrophic AI-related incident, no single insurer, and potentially the insurance industry in the aggregate, may have sufficient capacity or expertise to underwrite insurance commensurate with such exposure. Further, the insurance market for AI-specific risks is nascent and evolving, and we may be unable to obtain coverage for certain AI-related liabilities on commercially reasonable terms, or at all, leaving us exposed to potentially significant uninsured losses. Harmful incidents involving our models, regardless of fault, could also severely and disproportionately damage our reputation and brand as a safety-focused AI company, leading to loss of customer trust and customer attrition, reduced demand for our models, platform, and applications, and difficulty attracting and retaining talent. In addition, because we primarily serve enterprise customers, which often have heightened expectations around safety, reliability, and compliance, any harmful incident or perceived lapse in our safety practices could have a disproportionate adverse impact on our brand, customer relationships, and revenue. Moreover, to the extent enterprises are attracted to our models, platform, and applications due to our safety-focused positioning, any erosion of that perception could impair our ability to attract and retain enterprise customers. There can be no assurance that we will be able to predict, detect, and proactively prevent every harmful use or harmful output of our AI models, in particular as we continue to rapidly develop our models, platform, and applications, and expand our operations geographically, and any failure to do so could adversely affect our reputation and brand or result in costly legal liability. There may have been past instances of harmful use or harmful output of our models that we did not detect, and there may be future instances that we will not detect. Any of the foregoing risks could adversely affect our business, financial condition, and results of operations. If we are unable to manage the risks related to our focus on and commitment to AI safety, our brand, business, financial condition, and results of operations could be adversely affected. Balancing Safety and Commercial Objectives. Our commitment to AI safety requires us to make difficult judgments that balance safety considerations against commercial objectives, competitive pressures, and 170 stakeholder expectations. We often make judgment calls with respect to when we determine a model is safe enough to release and which capabilities to develop or restrict. For example, in April 2026, we initially released our frontier model, Mythos, as a gated research preview through Project Glasswing, available to select organizations for cybersecurity applications, rather than making it broadly available at launch due to its advanced capabilities in cyber vulnerability discovery. We expect that frontier models with similar or enhanced capability profiles, whether developed by us or by other AI labs, will continue to emerge, and that Anthropic models exhibiting such capabilities have been and may in the future be subject to access constraints. More broadly, we believe it is important to assess the safety of our models not only at release but throughout their development. For models we anticipate will have novel capabilities or present novel safety risks, we plan to evaluate the safety of each stage of training, including pre-training, post-training, and internal deployment, and we may delay or pause a stage when we are not confident in our safety measures for that stage. For example, we recently chose to delay pre-training a new frontier base model for more than a month to allow time to further enhance our security measures related to preventing model weight exfiltration and protecting our intellectual property. We are also considering additional measures, including updates to our Responsible Scaling Policy, to require human review and approval of certain decisions in our research and development processes as our models perform an increasing share of that work. There can be no assurance, however, that the safeguards or access regimes we adopt will prove adequate, that we will correctly identify which capabilities require restriction, or that constraints we impose will not be circumvented. These judgments are particularly consequential because, as AI systems become more capable, the potential severity of harm from misaligned or misused models increases correspondingly, and a wide range of stakeholders, including researchers and policymakers, have raised concerns that sufficiently advanced AI systems could pose catastrophic or existential risks to society if not developed and deployed responsibly. Our safety-focused approach is designed in part to mitigate such risks, but there can be no assurance that our efforts will be successful or that the broader AI industry will adopt similar safeguards. In particular, as AI systems become more autonomous and capable of taking consequential actions with less human oversight, there is a risk that such systems could, whether due to misalignment with human intentions, errors in objective specification, or self-preserving behaviors, take harmful actions independently and at scale without human intervention. Even if our own models do not cause such harm, a significant safety incident involving any frontier model could trigger broad reputational damage to the AI industry, public backlash, and sweeping regulatory responses that could adversely affect our business. For example, in September 2026, media reports citing a senior FTC official indicated that the FTC has opened non-public investigations into the potential risks that increasingly autonomous AI systems may pose to consumers. In October 2026, the FTC issued a civil investigative demand to us seeking information about our consumer protection, data protection, and privacy practices, as well as the safety and security of our products. We cannot predict the outcome of any investigation of us, and any investigation, enforcement action, or adverse finding arising from this or similar inquiries could result in significant costs, require changes to how we design, test, or deploy our models, platform, and applications, or otherwise adversely affect our business, financial condition, and results of operations. We may misjudge these tradeoffs, either by being overly cautious and potentially losing market opportunities, or by being insufficiently rigorous and releasing models, platforms, or applications that cause harm. Even where human oversight mechanisms are in place, such mechanisms may prove insufficient in practice if the volume, speed, or complexity of autonomous agent actions exceeds the capacity of human reviewers to meaningfully evaluate and intervene, and any perceived failure of our oversight mechanisms could expose us to regulatory enforcement, liability claims, and reputational harm. For more information, please refer to “—If the use of our AI models results in harm, whether through use by malicious actors or misuse by other third parties, or if our model guardrails or safeguards fail to prevent such misuse, our reputation and brand, business,

171 financial condition, and results of operations could be adversely affected” above. Moreover, governmental authorities have restricted, and may in the future further restrict, the availability of our models, including based on their assessment of the capabilities or safeguards of our models, independent of our own safety-based access decisions. For example, in June 2026, the U.S. Department of Commerce imposed worldwide export restrictions on our Fable 5 and Mythos 5 models, which we disabled for all customers until those restrictions were lifted. For more information, please refer to “— Governmental trade controls, including export and import controls, sanctions, customs requirements, and related regimes, could subject us to liability or loss of contracting privileges or limit our ability to compete in certain markets” below. Internal Governance and Decision-Making To institutionalize our safety commitments and ensure we are managed in a manner that responsibly balances our tripartite goals as a PBC, we have established the LTBT, which through a special class of common stock, Class T common stock, generally has the authority to elect and remove the Class T directors, who together will constitute a majority of the authorized members of our board of directors. In addition to the LTBT and our structure as a PBC, we train our models in accordance with Claude’s constitution, which we make publicly available, and have adopted and continue to update safety policies, such as our Responsible Scaling Policy. We also solicit and seriously consider input from a wide range of stakeholders and constituents, including our stockholders, employees, customers, the LTBT, industry leaders and experts, and AI safety organizations. Such practices and processes have previously resulted in, and may in the future result in, slower decision-making and product releases. We may also face potential conflicts when safety and business interests diverge. If we do not successfully manage these risks related to our AI safety processes and practices, or if there is a perception that we have not successfully managed such risks, we may face reputational harm, internal conflicts resulting in a deterioration of our company culture, slower or inferior product releases, or litigation. For more information, please refer to “—Risks Related to our Governance Structure” below. We have implemented an external reviewer program and engage researchers, adversarial testers, and other third parties to support aspects of our safety, security, and model-evaluation efforts. Certain of these arrangements are novel and may require us to provide such parties with access to internal information, systems, personnel, or models, which could increase the risk of disclosure of confidential, proprietary, or other sensitive information. In addition, findings, assessments, or public statements by such third parties may differ from our views and could adversely affect customer trust, regulatory perceptions, or our reputation. Heightened Reputational Vulnerability. As we have publicly positioned ourselves as a safety-focused organization, we face heightened vulnerability to reputational harm from any perceived inconsistency between our stated values and actual practices. We are held to higher standards than certain competitors that have not made similar public commitments, and any incidents impacting our perception as a safety- focused organization could result in: • Employee Disruption. Employees who joined our company based on our safety commitments may experience a decline in morale, disillusionment, a loss of trust in leadership, or reduced productivity if they perceive we are not living up to our stated values. Public disagreements regarding our safety approach, including criticism from current or former employees, or the departure of personnel associated with our safety efforts, could amplify such perceptions. Such negative perceptions could 172 also impair our ability to recruit and hire new talent to the organization. Any erosion of our safety- focused reputation could also make it more difficult or costly to attract and retain highly skilled employees, including by increasing compensation or other hiring costs. These dynamics could lead to increased turnover, loss of institutional knowledge, and reduced effectiveness of our teams, which could in turn cause disruption to ongoing development and safety initiatives and impair our ability to remain at the frontier of AI model development. • Customer Backlash. Customers and enterprise partners who choose to deploy our models, platform, and applications based on our safety positioning may lose trust in us, terminate or decline to renew their contracts, demand refunds, publicly criticize our company, or switch to our competitors, which could result in harm to our reputation, revenue loss, and reduced market share. These risks may be heightened with respect to programs in which we make models available only to a limited group of vetted organizations, such as Project Glasswing. Organizations not selected for, or removed from, such programs may perceive our access decisions as arbitrary, exclusionary, or anticompetitive, which could result in reputational harm, loss of customer or partner relationships, regulatory complaints, or litigation, including claims under antitrust or unfair competition laws. Conversely, participants in such programs may publicly criticize us or terminate their participation if program terms, eligibility criteria, transition arrangements to successor models, or capability levels do not meet their expectations. • Regulatory Scrutiny. Regulators may subject us to heightened oversight, investigations, enforcement actions, or new or more burdensome compliance requirements based on the capabilities of our models, platform, and applications or perceived failures to meet our own stated standards, which could increase our operational costs and limit our ability to deploy our models, platform, and applications. • Damaging Media Coverage. Negative press coverage could amplify concerns about our safety practices, reach broader audiences, including potential customers and investors, create lasting reputational damage through viral social media discussion, and make future incidents subject to heightened scrutiny, which could further exacerbate the adverse effects of any perceived failures to meet our stated standards. • Litigation. We may face lawsuits from stockholders alleging misrepresentation, from customers claiming breach of contractual or implied commitments, or from other parties alleging harm resulting from the gap between our stated values and actual practices, leading to legal costs, settlements, judgments, injunctions, or other liabilities and remedies. Any safety-related controversy or incident, whether actual or perceived, and regardless of fault or frequency, could prove significantly damaging to our business. In addition, we have engaged with governments in Canada, the EU, the United Kingdom, the United States, and other jurisdictions in connection with Project Glasswing and related frontier-capability programs, and we have positioned such programs, in part, to help provide the foundation for broader industry coordination on the responsible release of frontier models with cybersecurity and other advanced capabilities. The commercial viability of these and similar future programs may depend on sustained governmental and industry coalition support. If such coalitions fail to materialize, are perceived as exclusionary or anticompetitive, are rolled back, or result in mandates we cannot readily satisfy (including with respect to access, localization, monitoring, or reporting), our ability to commercialize models with Mythos-class capabilities, and the reputational benefits we derive from safety- focused positioning, could be materially impaired. For more information, please refer to “—If we are unable

173 to maintain and enhance our brand and reputation, our business, financial condition, and results of operations may be adversely affected” below. We voluntarily publicly disclose information regarding AI safety challenges, research findings, and limitations of our models and systems that exceeds standard industry practice and regulatory requirements. While our intent with these voluntary disclosures is to advance the safe development of AI and build public trust, these disclosures create several risks. The AI safety landscape is nascent and evolving rapidly, and our understanding of and perspective on appropriate safety practices, risk tradeoffs, and deployment contexts may change over time as technologies, use cases, and regulatory expectations develop. As a result, statements we make today may later prove incomplete, require modification, or be interpreted differently in light of subsequent developments. To the extent we adhere to prior public statements or frameworks, we may also limit our operational flexibility, product development, or deployment decisions, even where evolving circumstances would otherwise warrant a different approach. Our public statements about AI risks, safety challenges, areas of uncertainty, or potential societal impacts, including statements regarding job displacement or economic disruption, may be used against us in litigation, regulatory proceedings, or public controversies, particularly if our future actions or statements are viewed as inconsistent with our prior statements and commitments. Regulators have used and could continue to use our disclosures as the basis for heightened scrutiny or more stringent requirements applicable to us compared to less transparent competitors. Additionally, our disclosures have provided, and may in the future provide, competitors with insights into our proprietary training and other sensitive processes, research priorities, and strategic concerns, without reciprocal transparency, which may put us at a competitive disadvantage. If we are unable to effectively manage the foregoing risks, our brand, reputation, and ability to compete could be adversely affected. Resource Allocation and Scaling. Safety-focused development is resource-intensive. We must allocate limited resources, capital, and talent between safety-focused workloads and other initiatives, often without clear returns on our safety-focused investments. For example, our investments in interpretability research and techniques designed to ensure our models’ behavior remains consistent with intended goals, values, and safety objectives may not yield actual or perceived commercial returns. Additionally, as we develop our models, platform, and applications, safety testing may become more expensive and resource-intensive. Limited-access programs such as Project Glasswing may also require us to design, operate, and continually maintain bespoke vetting, contracting, monitoring, and offboarding processes that differ materially from our standard commercial release processes, including coordination among participating organizations, transition planning to successor models, and enhanced internal controls commensurate with the heightened sensitivity of the underlying capabilities. These activities impose ongoing operational, legal, and security costs that may recur as future frontier models with similar capability profiles are released. If we fail to successfully manage resource allocation or develop more efficient methods with respect to our safety initiatives, our safety outcomes, business, financial condition, and results of operations could be adversely affected. As our product portfolio and employee and customer base expand globally, applying safety principles consistently across our rapidly expanding organization, models, platform, applications, use cases, and jurisdictions and regulatory regimes has become increasingly challenging. For more information, please refer to “—To continue to grow our business, we will need to continue to expand internationally, and our non-U.S. operations and sales to customers outside of the United States expose us to risks inherent in international expansion, sales, and operations” below. If we are unable to successfully manage the foregoing risks related to our focus on and commitment to AI 174 safety, our business, financial condition, and results of operations could be adversely affected. If we are unable to maintain and enhance our brand and reputation, our business, financial condition, and results of operations may be adversely affected. We believe that maintaining and enhancing our brand identity and reputation is critical to our relationships with, and to our ability to attract and retain, customers, partners, and employees. Our brand and reputation are influenced not only by our actions, but also by the actions of our partners, our customers, and other third parties with whom we do business, and by broader public perceptions of the AI industry, and we may be grouped with other industry participants and judged similarly, regardless of differences in our approach or conduct. The successful promotion of our brand depends on a number of factors, including our ability to continue to develop and deliver reliable, high-quality, and responsible models, platforms, and applications that meet the needs of our customers; our sales and marketing efforts, including our effectiveness at developing a strong brand name and positive presence within the AI industry through participation in industry events and key media coverage; the perceptions and experiences of both our enterprise and individual customers, including through testimonials, use cases, and word-of-mouth; our ability to maintain security and reliability of our models, platform, and applications; the actions of our management; and our ability to differentiate our models, platform, and applications from those of our competitors, including through product design choices, safeguards, business models, and policies, including our approach to monetization strategies that differ from those of certain competitors. In addition, our brand is subject to heightened scrutiny with respect to perceived societal, environmental, labor, health, and safety-related impacts of AI technologies, and a single perceived failure could result in outsized reputational harm. For example, as AI systems become more capable or prevalent, public perception that our models, platform, and applications contribute to job displacement or economic disruption could generate significant negative media coverage, customer or employee backlash, or organized opposition, regardless of the actual impact of our models, platform, and applications on employment. Our ability to maintain and enhance our brand and reputation also depends on the effectiveness and scalability of our internal communications and reputation-management capabilities, including our ability to support global operations, and limitations in these areas could adversely affect our brand as we grow. Our crisis response and reputation-management capabilities may be limited or underdeveloped, particularly as we scale, which could impair our ability to respond effectively to adverse events and mitigate reputational harm. The promotion of our brand requires us to make substantial expenditures, which we anticipate will increase as our market becomes more competitive. We have in the past faced, and may in the future face, challenges in building broader brand awareness and may fall behind competitors with more established or widely recognized brands. Our brand promotion activities may not be successful or generate the awareness or increased revenue we expect, and even if they do, any increase in revenue may not offset the significant expenses we incur in the efforts to build our brand. If we do not successfully maintain and enhance our brand, our business may not grow, we may have reduced pricing power relative to competitors, we could lose customers or fail to attract potential customers, or we could fail to hire and retain employees, all of which could adversely affect our business, financial condition, and results of operations.

175 We derive substantially all of our revenue from a limited number of products and applications, and our failure to maintain and expand our product portfolio could adversely affect our business, financial condition, and results of operations. We currently derive substantially all of our revenue from a limited number of products and applications, primarily our Claude models and portfolio of applications that sit on top of the Claude Platform. This dependence on a narrow set of offerings subjects us to various risks that could adversely affect our business, financial condition, and results of operations. Our concentration in a limited number of products and applications, as well as our focused development strategy within specific areas of the broader AI landscape, reduces our ability to mitigate business risks through diversification. While this focused approach may enable us to allocate resources efficiently and compete effectively in our prioritized areas, it also creates the risk that significant market opportunities or the largest addressable markets may emerge in areas outside our current strategic focus. Many of our competitors offer diverse product portfolios across multiple business lines or pursue broader development across AI modalities, enabling them to offset weaknesses in a particular area. In contrast, any decline in demand for our core offerings, whether due to competition, technological changes, pricing pressure, changes in customer demand, or other factors, would have a direct and disproportionate impact on our revenue and ability to achieve and sustain profitability. Our concentration also reflects a strategy that prioritizes model capability as a principal source of differentiation and relies substantially on organic adoption rather than a large direct sales organization. For the risks of that strategy, including the risks that differentiation among advanced models narrows, that customers select providers based on factors other than capability, or that competitors capture the individual users from whom our enterprise adoption often originates, please refer to “—We face intense competition, and if we are unable to compete effectively, our business, financial condition, and results of operations could be adversely affected” and “—We have a limited history under our current go-to-market strategy, and our efforts to scale and evolve our customer acquisition, engagement, and retention model may not be successful” above. The AI industry is rapidly evolving, and it is difficult to predict which modalities or applications will capture the most durable commercial value or how the competitive landscape will shift. If the market for AI models, platforms, and applications develops in ways that do not align with our chosen areas of focus, or if competitors are better positioned to address the areas where the market opportunity ultimately proves largest, our ability to sustain revenue growth and compete effectively could be adversely affected. If we experience a decline in demand for our core offerings, we may not be able to successfully expand our product and application portfolio, and even if we do, our new products and applications may not achieve market acceptance or generate sufficient revenue to offset any decline in our existing business. Further, technical issues, security incidents, regulatory restrictions, or reputational harm affecting our models, platform, and applications could have an immediate and disproportionate impact on our business due to our product concentration where alternative revenue streams may not be available to offset such impact. The market for AI models, platforms, and applications is evolving quickly, and customer requirements and expectations are changing rapidly. Customers may increasingly demand specialized solutions or specialized integration and tooling that we do not currently offer and may not plan to offer, or may seek AI solutions embedded more deeply into enterprise workflows. Enterprises may prefer to develop their own AI capabilities internally or choose competitors that offer more comprehensive product suites. Moreover, because substantially all of our models and applications are built on top of our frontier models, any defect, vulnerability, safety issue, or performance degradation in an underlying frontier model could simultaneously affect multiple products and applications and customer deployments, amplifying the impact of any such 176 issue across our business. If we fail to anticipate or respond effectively to these evolving customer needs, we may lose customers to competitors or fail to acquire new customers. In addition, we currently compete, and may increasingly compete, with some of our own customers. As we expand our product portfolio or introduce new capabilities, our offerings may overlap with or directly compete with the models, platforms, and applications that our customers provide. This risk is particularly acute with software-as-a-service and other software companies, whose offerings may incorporate AI functionality similar to, or dependent on, the capabilities we provide. These customers may view our product expansion as a competitive threat to their business models and may reduce their purchases from us, limit their adoption of new offerings, terminate their relationships with us, seek alternative providers, restrict our access to the compute we obtain from them, initiate intellectual property or other litigation against us, or accelerate efforts to develop competing solutions internally in order to avoid relying on a direct competitor. This dynamic could result in customer attrition, reduced expansion within our existing customer base, pricing pressure, or reputational challenges, any of which could adversely affect our revenue growth and business prospects. Expanding our product portfolio requires substantial time and investment. We must make significant investments in research and development, compute infrastructure, engineering talent, sales and marketing, and go-to-market capabilities to develop new models, platforms, and applications and enable continued adoption. We may seek to expand into new products and markets, including areas outside of our current core competencies or where we have limited experience, and we may not successfully develop, commercialize, or support such offerings. Development timelines for AI models, platforms, and applications are uncertain, and new capabilities, even when continuously improved and released into our models, platform, and applications, may take significant time to achieve commercial scale. We may invest significant resources in products or services that fail to gain market traction, experience technical difficulties, face unexpected competition, lead to unexpected harm or societal impacts that do not align with our values, or generate insufficient returns to justify the investment. Additionally, we face other constraints on our ability to expand our offerings, including the ability to hire, retain, and motivate qualified AI researchers, engineers, and technical personnel; the capital intensity of developing and operating AI models, platforms, and applications which require substantial compute and infrastructure investment; and our limited portfolio, which may make it difficult to provide the comprehensive, integrated solutions that customers may expect. If we are unable to successfully expand our product portfolio, if we fail to compete effectively with our current offerings, or if customer preferences shift away from our models, platform, and applications, our business, financial condition, and results of operations could be adversely affected. A substantial portion of our revenue and accounts receivable is driven by a limited number of customers and distribution channels, and the loss of, or a significant reduction in, spend from one or more of our top customers or disruption through those channels could adversely affect our prospects, business, and financial condition. A substantial portion of our revenue is driven by a limited number of customers. While no single customer represented more than 10% of our revenue for the nine months ended September 30, 2026, our top five customers represented approximately 25% of our revenue for the nine months ended September 30, 2026. Many of our top customers are not subject to long-term contracts with us or have contracts with near-term expiration dates and are able to reduce or in some cases cease spending at any time and for any reason. Further, we have agreements with certain large customers which provide flexibility around financial commitments, termination rights, indemnification, and security obligations. Our top customers may vary

177 spend levels period to period, and there can be no assurance that our large customers will continue to spend at levels similar to prior periods. We anticipate that we will continue to derive a significant portion of our revenue from a limited number of customers for the foreseeable future, and in some cases, the portion of our revenue attributable to certain customers may increase in the future. The composition of our customer base, including our top customers, may fluctuate from period to period given that our customer composition has evolved and is expected to continue to evolve significantly as our business continues to evolve and scale and as the use cases for AI continue to develop. In addition, a significant portion of our revenue and accounts receivable is associated with transactions conducted with a limited number of CSPs that act as distribution and billing channels for our models. During the years ended December 31, 2023, 2024, and 2025 and the nine months ended September 30, 2026, revenue generated from sales to customers through CSP marketplaces represented approximately 11%, 32%, 47%, and 44%, respectively, of total revenue. As of December 31, 2024 and 2025 and September 30, 2026, net accounts receivable from sales through CSP marketplaces to customers represented 42%, 60%, and 52%, respectively, of our net accounts receivable. These platforms bill end customers, collect payments on our behalf, and remit such amounts to us, net of applicable platform and other fees. Any change to, or termination of, one of our significant distribution relationships could adversely affect our business by disrupting customer access to our models, reducing usage, or increasing customer acquisition, onboarding, and migration costs. In these third-party arrangements, we generally maintain separate contractual arrangements with end customers governing access to, and pricing for, our models, independent of the applicable platform, and changes in, or termination of, a particular distribution relationship would not independently eliminate those contractual relationships. However, customers may be unwilling or unable to transition to alternative access points on commercially acceptable terms or timelines, or at all, following a disruption, which could result in revenue loss, increased costs, or adverse impacts to our growth, margins, and results of operations. In addition, any delay, dispute, or operational issue affecting a platform’s collection or remittance of customer payments could adversely affect our cash flows and working capital. We may not be able to maintain or increase revenue from our top customers for a variety of reasons, including but not limited to the following: • customers may develop their own solutions that compete with our models, platform, and applications; • some of our customers may redesign their systems to require fewer of our services with limited notice to us and may choose not to renew or increase their purchases of our models, platform, and applications; • changes to our models, platform, and applications may not align with the needs or expectations of our customers and such changes may reduce customer trust in us; • our customers may have pre-existing or concurrent relationships with, or may be, current or potential competitors that may affect such customers’ decisions to purchase our models, platform, and applications; • our customers and partners that heavily rely on our offerings may want to reduce such levels of reliance, seek out competing offerings, or transition to other providers altogether; and 178 • our customers, particularly early-stage and high-growth companies, may depend on venture capital or other external financing to fund their operations, and may reduce or cease spending with us if such funding is delayed, reduced, or unavailable or if their access to capital becomes more costly. Any adverse change in demand from our largest customers, in their ability or willingness to perform under their contracts with us, in applicable laws or regulations, or in our broader strategic relationships with such customers could adversely affect our business and prospects. As a result, a significant reduction in spending by, or the loss of, one or more of our largest customers, if not offset by new customer relationships or increased business from our other existing customers, could adversely affect our business, financial condition, and results of operations. For additional risks related to our reliance on enterprise customers and government customers, including longer sales cycles, complex procurement processes, heightened contractual, compliance, and security requirements, and budgetary and policy constraints, please refer to “—Sales to enterprise customers involve complexities and risks that could adversely affect our business, financial condition, and results of operations” and “—Our sales to government entities and highly regulated organizations are subject to challenges and risks” below. We have incurred significant indebtedness in order to operate and grow our business, including to fund our substantial compute commitments, and our ability to service this indebtedness may be constrained by our cash flows and liquidity. In order to operate and grow our business, including to fund our substantial compute commitments, we have incurred a substantial amount of debt, which requires significant interest and principal payments. As of September 30, 2026, our total indebtedness was $6.2 billion, reflecting the aggregate principal amount outstanding under the convertible promissory notes issued to Amazon (through Amazon Web Services, Inc.) pursuant to the Convertible Note Purchase Agreement, dated as of September 19, 2023, by and between us and Amazon (the “Amazon 2023 NPA”) and the New Convertible Note Purchase Agreement, dated as of November 22, 2024, by and between us and Amazon (the “Amazon 2024 NPA”) (all such notes issued thereunder, collectively, the “Amazon Notes”). We may also incur additional indebtedness to meet our future financing needs. We have guaranteed the obligations of certain of our subsidiaries that are party to AI infrastructure arrangements, as well as pursuant to agreements we entered into in connection with an equipment lease with a third-party partner, Broadcom, in March 2026 to procure specialized accelerators and associated components (pursuant to which Broadcom subsequently assigned a portion of such arrangement to a designated financial partner, and may further assign a portion of such arrangement to one or more additional financial partners) (together with any related lease entered into with an assignee, the “2026 Lease Arrangement”). In addition, we have the ability to issue, if needed, up to $42.0 billion in aggregate principal amount of convertible promissory notes to Broadcom or, subject to our consent (not to be unreasonably withheld), a designated financial partner pursuant to a note purchase agreement that we entered into with Broadcom in March 2026 (as amended to date, the “Infrastructure Partner 2026 NPA”) to finance obligations under the 2026 Lease Arrangement. We may be required to use a substantial portion of our cash flows from operations to pay interest, principal, or other required payments on our indebtedness. The delivery of shares of our Class N common stock upon conversion of our outstanding convertible promissory notes could result in dilution to our existing stockholders. Following this offering and the concurrent private placement, our outstanding convertible promissory notes will represent in the aggregate approximately 25.5% of our Class N common stock and 12.6% of our total outstanding common stock (assuming full conversion without giving effect to the holder’s ownership cap). Pursuant to the terms of the Amazon Notes, to the extent that the full amount of such notes cannot convert into shares of our Class N common stock in connection with this Offering as a result of the ownership cap applicable to the Amazon

179 Notes, which Amazon has elected not to waive in connection with this Offering, the remaining balance of such notes will automatically convert, subject to Amazon’s ownership cap, into shares of our Class N common stock at the applicable conversion price at the end of each fiscal quarter following this Offering or, if such remaining balance of such notes does not convert before the applicable maturity date because of the applicable ownership cap, such balance will be repaid in cash at such maturity date. For more information about our convertible promissory notes, please refer to “4: Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows—Liquidity and Capital Resources— Contractual Obligations—Convertible Notes.” Our ability to make scheduled payments in respect of, to pay interest on, or to refinance our indebtedness, including the A&R Credit Agreement and our outstanding convertible promissory notes, depends on our future performance, which is subject to economic, financial, competitive, and other factors beyond our control. Such payments will reduce the funds available to us for working capital, capital expenditures, and other corporate purposes and may limit our ability to obtain additional financing for working capital, capital expenditures, expansion plans, and other investments. Our business may not be able to generate cash flows from operations in the future that are sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flows, we may be required to adopt one or more alternatives, such as selling assets or obtaining additional debt financing or equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations and adversely affect our financial condition. Further, the terms of the A&R Credit Agreement and the Infrastructure Partner 2026 NPA include a number of covenants that limit our ability and our subsidiaries’ ability to, among other things, incur additional indebtedness, create liens, make asset sales or investments, engage in mergers or other fundamental changes, pay dividends or distributions, repurchase or redeem equity interests, and enter into transactions with affiliates. The terms of the A&R Credit Agreement may restrict our current and future operations and could adversely affect our ability to finance our future operations or capital needs. For more information, please refer to “—We may require additional capital to meet our substantial ongoing obligations and support our business growth, and our ability to generate sufficient revenue and secure additional capital on acceptable terms is critical to our continued operations and competitive position” and “—If the market for our models, platform, and applications develops more slowly than we expect or declines, our growth may slow or stall, and our business, financial condition, and results of operations could be adversely affected” above. We are also subject to variable interest rate risk because the interest rate under the A&R Credit Agreement varies based on a margin over an indexed rate or an adjusted base rate. If interest rates associated with our floating rate debt increase, our debt service obligations in connection with the A&R Credit Agreement would increase even though the amount borrowed remained the same, and our available cash would correspondingly decrease. Our substantial amount of debt, combined with variable interest rates, could limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate, including limiting our future investments or our ability to enter into acquisitions and strategic partnerships, and obtain financing for such transactions. In addition, our indebtedness, combined with our other financial obligations and contractual commitments, could have other important consequences. For example, they could: • make us more vulnerable to adverse changes in general U.S. and non-U.S. economic, industry, and competitive conditions and adverse changes in government regulation; 180 • limit our flexibility in planning for, or reacting to, changes in our business and our industry; • place us at a disadvantage compared to our competitors that have less or fixed rate indebtedness; • limit our ability to borrow additional amounts to fund acquisitions, for working capital, and for other general corporate purposes; and • make an acquisition of our company less attractive or more difficult. Any of these factors could adversely affect our business, financial condition, and results of operations. In addition, if we incur additional indebtedness, the risks related to our business and our ability to service or repay our indebtedness would increase. A failure by us to comply with the covenants, including those tied, in part, to operational and performance- based metrics, or payment obligations under the A&R Credit Agreement or our outstanding convertible promissory notes, as applicable, whether as a result of financial constraints, operational challenges, inexperience managing complex infrastructure and large-scale capital commitments, or otherwise, could result in an event of default under these instruments. Upon an event of default under the A&R Credit Agreement, the lenders would have the right to accelerate all amounts outstanding and exercise other remedies available to them, including enforcing their rights against the collateral securing the A&R Credit Agreement. An event of default under our outstanding convertible promissory notes would similarly give the noteholders the right to declare all amounts outstanding under our outstanding convertible promissory notes immediately due and payable. If the indebtedness under the A&R Credit Agreement and/or outstanding convertible promissory notes were to be accelerated, we may not have sufficient cash or be able to borrow sufficient funds to refinance such indebtedness or sell sufficient assets to repay such indebtedness, which could adversely affect our business, cash flows, financial condition, and results of operations. Even if we were able to obtain new financing, it may not be on commercially reasonable terms or on terms that are acceptable to us. We may not have the ability to raise the funds necessary to repay the principal and accrued interest of our outstanding convertible promissory notes or the A&R Credit Agreement in cash when required by the terms of the notes or the A&R Credit Agreement, as applicable, or at their maturity. In connection with the completion of this Offering, the Amazon Notes will convert into Class N common stock up to an ownership cap as set forth in the Amazon Notes, which Amazon has elected not to waive in connection with this Offering. The portion of the Amazon Notes that cannot be converted without exceeding the ownership cap applicable to such notes will be re-issued as rollover notes, which will automatically convert, subject to Amazon’s ownership cap, into shares of our Class N common stock at the applicable conversion price at the end of each fiscal quarter following the completion of this Offering. To the extent any of our convertible promissory notes remain outstanding, or if we issue any additional convertible promissory notes following the completion of this Offering, we will be required to repay such notes in cash at their maturity, unless earlier converted or repaid pursuant to the terms of such note. In addition, we will be required to repay in full all amounts outstanding under the A&R Credit Agreement upon its maturity. However, we may not have enough available cash on hand or be able to obtain financing at the time we are required to make any repayments on outstanding convertible promissory notes or under the A&R Credit Agreement. Our failure to repay any outstanding convertible promissory notes or amounts outstanding under the A&R Credit Agreement, as applicable, at a time when the repayment is required, or to pay cash upon any

181 conversion of outstanding convertible promissory notes, as applicable, as required pursuant to the terms of each note or the applicable NPA, would constitute a default thereunder. A default under an outstanding convertible promissory note and/or the applicable NPA as well as the A&R Credit Agreement could also lead to a default under agreements governing our existing and future indebtedness. If the payment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay such indebtedness and repay the amounts outstanding under the A&R Credit Agreement or outstanding convertible promissory notes at the applicable maturity, or when repayment is otherwise required pursuant to the terms of the note. Our pricing structures for our models, platform, and applications change from time to time, which could adversely affect our business, financial condition, and results of operations. We have in the past changed, and we expect that in the future we may change, our pricing models, including as a result of competition, macroeconomic conditions, compliance with increased regulatory hurdles, the maturation of the market for AI models, platforms, and applications, or changes in how our models, platform, and applications are broadly consumed. As a result, we may be required to reduce our prices, offer shorter contract durations, or offer alternative pricing models, such as outcome- or task-based pricing, any of which could adversely affect our business. In addition, our agentic offerings are structurally more compute- intensive than our non-agentic offerings. If we are unable to implement pricing models that adequately reflect the higher compute intensity of these agentic workloads, or if competitive dynamics constrain our ability to price these products at levels sufficient to cover their costs, our compute efficiency could deteriorate as agentic usage grows, which could adversely affect our ability to achieve or sustain profitability. Additionally, as we continue to target selling our models, platform, and applications to our enterprise customers, these customers may demand different pricing structures, price concessions, or additional functionality at the same price levels. If we are unable to modify or develop effective pricing models and strategies that are attractive to existing and prospective customers, our business, financial condition, and results of operations may be adversely affected. If we are unable to attract, retain, or motivate highly skilled personnel, we may not be able to grow or operate effectively. Our performance and ability to grow our business depend on the talents and efforts of highly skilled individuals, and our future success depends on our continuing ability to identify, hire, develop, motivate, and retain highly skilled personnel for all areas of our organization. Our business is particularly dependent on a limited pool of researchers, engineers, and technical personnel with specialized experience in designing, training, deploying, and operating frontier models and the underlying infrastructure that supports them. We have from time to time experienced, and we expect to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications at the pace that our operations require. Competition in our industry relating to hiring and retaining employees with appropriate qualifications and on competitive economic terms is exceptionally intense and has escalated significantly in recent periods, especially in the San Francisco Bay Area, where our headquarters is located and where we have a substantial presence and need for highly skilled personnel. A small number of well-capitalized AI labs, large technology companies, and new market entrants compete aggressively for a relatively fixed supply of individuals with the requisite expertise. Certain of our competitors have directly solicited, and continue to directly solicit, our employees. Our former employees are also generally able to join or found competing companies immediately following their departure, and, subject to their confidentiality and other legal obligations, use the general skills, know-how, and experience they developed while employed by us. In 182 addition, we have in the past, and may in the future, be subject to claims or disputes relating to the solicitation or hiring of employees, including allegations that such hires violated non-compete, non- solicitation, intellectual property, confidentiality, or other employment-related obligations. As our company continues to grow and our industry evolves, the incentives to attract, retain, and motivate employees provided by our cash and equity awards or by future arrangements may not be as effective as in the past. Many of the companies with which we compete for highly qualified personnel have greater resources than we have and may be willing to offer more attractive compensation packages. We may need to invest significant amounts of cash and equity to attract and retain employees, resulting in substantial additional stock-based compensation expense and dilution to the ownership of our existing stockholders, and we may never realize returns on these investments that are commensurate with the level of our expenditures. If the perceived value of our compensatory package declines or is subject to significant value fluctuations, it may adversely affect our ability to attract and retain highly skilled employees. In addition, we have a number of current employees, including our co-founders, who hold equity in our company or whose equity awards are or will become substantially vested upon the completion of this Offering. This may be particularly true for certain of our longer-tenured and early employees, whose equity holdings may represent a significant portion of their personal wealth. As a result, it may be difficult for us to continue to retain and motivate these employees, and the value of their holdings could affect their decisions about whether or not they continue to work for us. Historically, our ability to successfully attract, retain, and motivate our personnel has in large part been due to our company culture and commitment to safety and responsible scaling and development. If we are unable to maintain our culture, if we make decisions as a company that our employees do not believe align with our values, or if events take place, regardless of fault, that call into question whether we have operated in accordance with our values, our ability to attract, retain, and motivate our personnel may be adversely affected. Rapid growth has also created workforce-planning and execution challenges, including limitations in our ability to accurately forecast headcount needs, periods of accelerated hiring followed by corrective actions that may disrupt operations or reduce morale, and increased reliance on managers operating at greater scale than in their prior experience, which introduces additional operational, legal, reputational, and execution risk as the organization continues to expand. If we move into new geographies, we will need to attract and recruit skilled personnel in those geographic areas, but it may be challenging for us to compete with traditional local employers in these regions for talent. If we fail to attract new personnel or fail to retain and motivate our current personnel who are capable of meeting our growing technical, operational, and managerial requirements, our business may be adversely affected. In addition, heightened public attention on AI has increased physical and informational security risks, and we have experienced threats to employee safety and attempts to obtain confidential information through physical or digital means, which, despite the security measures we have implemented at certain facilities, may be exacerbated by our global and flexible working arrangements and could adversely affect employee morale, productivity, and our ability to attract, retain, and motivate highly skilled personnel. Addressing these risks also requires us to attract and retain additional specialized security personnel, and difficulties in recruiting qualified security engineers could further exacerbate these challenges. Further, changes to immigration policies that restrain the flow of professional and technical talent, including but not limited to U.S. immigration policies, may inhibit our ability to recruit and retain highly qualified employees. If we are unable to effectively manage the foregoing risks, our prospects, business, financial condition, and results of operations could be adversely affected.

183 We have a limited operating history in an evolving and nascent industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful. We were founded in 2021 and launched our first commercial product, Claude, publicly in the first quarter of 2023. Since then, our business has grown rapidly. We operate in an industry characterized by rapid and unpredictable technological change, evolving safety and regulatory expectations, significant capital and compute requirements, and uncertain commercial adoption patterns. Our limited operating history and our evolving and nascent business and industry make it difficult to evaluate our future prospects and the risks and challenges we may encounter. These risks and challenges include our ability to: • develop and release new models and products on a timely and cost-effective basis; • accurately forecast our revenue, operating expenses, and compute requirements in an environment characterized by rapid technological change and usage patterns that may scale in nonlinear or exponential ways; • secure access to sufficient compute to meet the needs of all our workloads and manage the risks related to securing compute; • effectively manage our growth, including our cash flows and capital needs; • accurately predict customer demands, expectations, or requirements; • maintain and enhance our brand and reputation; • attract, retain, utilize, and motivate our highly skilled personnel; • build and maintain our strategic partnerships; • anticipate and respond to macroeconomic changes and changes in the industry and markets in which we operate; • anticipate and respond to evolving regulatory requirements and political dynamics; • maintain our safety-focused approach while meeting market demands; • successfully monetize our models, platform, and applications; and • respond effectively to competitive threats. If we fail to effectively address the risks and challenges we face, including those described elsewhere in this “Business and Other Risks”, our business, financial condition, and results of operations could be adversely affected. We have encountered in the past, and will encounter in the future, risks and uncertainties frequently experienced by growing companies with limited operating histories in rapidly changing industries. If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition, and results of operations could be adversely affected. 184 We are at an early stage of our revenue growth, we have experienced rapid growth in recent periods, and our historical growth rates are not indicative of future performance or our ability to sustain or forecast future revenue growth. We have grown rapidly over the last several years, and therefore our recent revenue growth and financial performance should not be considered indicative of our future performance. In 2023, 2024, and 2025, our revenue was $41 million, $386 million, and $4.6 billion, respectively, representing year-over-year growth of 841% in 2024 and 1,088% in 2025. In the nine months ended September 30, 2026, our revenue was $33.2 billion, representing a year-over-year growth rate of 1,206%. We do not expect our revenue will continue to grow at comparable rates, and we cannot assure you that it will continue to grow at all. Our recent growth may reflect early-stage adoption dynamics, the nascency of the AI market, and rapid initial customer expansion that may not be sustainable over time, and it may decline significantly and more rapidly than we anticipate, as our revenue base increases, as the market matures, and as a result of the other factors described below. We expect our revenue growth rate to decline over time. In addition, because the AI industry is very nascent, we have struggled to accurately forecast our revenue in the past and may struggle to do so in the future. We may experience declines in our revenue growth rate as a result of a number of factors, including: • the slowing or shifting demand for our models, platform, and applications or the market as a whole; • our inability to secure sufficient compute and direct it efficiently across our organization; • insufficient growth in the number of users and paying customers of our models, platform, and applications or the failure to increase sales of our models, platform, and applications to existing customers; • failures, errors, or performance limitations in our models, including unexpected behavior, degraded outputs, outages, or inability to meet customer expectations or use-case requirements; • increasing competition among existing competitors and new market entrants; • the safety and risk mitigation measures we implement in developing and releasing our models, including any resulting delays in model development or release, or the adoption of laws, regulations, or standards that affect how and when frontier models may be developed or released; • our failure to continue to capitalize on growth opportunities; • our ability to collect amounts owed to us from customers, including as a result of customer credit risk, billing disputes, or delays in payment; • our reliance on, and the terms of, relationships with key partners and distribution channels, and any changes to, or termination of, such arrangements; • new or more restrictive laws, regulations, or regulatory actions affecting AI development, deployment, or use, including taxes, fees, or other measures specifically applicable to AI companies or AI-related labor displacement; and • reputational harm, adverse publicity, or heightened scrutiny that reduces customer adoption or expansion.

185 We expect to continue to make investments in the development and expansion of our business, which may not result in increased revenue or growth. If our revenue or revenue growth rate declines, or our revenue growth rate declines with respect to certain markets or customer categories, our business, results of operations, and investors’ perceptions of our business could be adversely affected, which could in turn negatively impact the market price of our Class A common stock. If we fail to manage our growth effectively, our brand, business, financial condition, and results of operations could be adversely affected. Since 2021, we have experienced rapid growth in our employee headcount, number of customers, geographic reach, and our operations, and we expect this growth to continue. For example, the number of our employees increased from approximately 940 as of December 31, 2024 to approximately 5,300 as of September 30, 2026, and our revenue increased from $197 million for the three months ended December 31, 2024 to $17.0 billion for the three months ended September 30, 2026. This growth has placed, and may continue to place, a significant strain on our management and our operational and financial resources. Our ability to successfully manage this growth depends on our ability to scale and integrate our operations, workforce, technologies, models, platform, and applications, and any future acquisitions while preserving the beneficial aspects of our company culture. Continued growth may strain our ability to develop and enhance our operational, compliance, technical, financial, and management controls, improve our reporting systems and procedures, recruit, train, and retain highly skilled personnel, and maintain customer satisfaction. If we are unable to do so, our operations, compliance with applicable laws, development and deployment of our models, platform, and applications, and customer experience could be adversely affected. As we expand, we must also manage an increasing number of relationships with strategic partners, customers, vendors, and other third parties that are critical to our business, including those that provide compute, data center infrastructure, networking, software tools, and other services necessary to develop, train, deploy, and operate our models. If these relationships deteriorate, or if our third-party providers are unable to scale their services in line with our growth, we may experience delays, service disruptions, reduced sales to new customers, or the loss of existing customers, which could adversely affect our revenue growth and reputation. In addition, our ability to manage our growth depends in part on our ability to accurately plan for and efficiently manage the compute required to develop, train, deploy, and operate our models. Any material underinvestment or overinvestment in such resources could result in service limitations, increased costs, operational inefficiencies, or delays in model development, any of which could adversely affect our business. If we fail to effectively manage the growth of our business and operations, we may be unable to maintain effective internal controls, reporting systems, and compliance processes, may face increased regulatory scrutiny, and may suffer harm to our brand and our ability to attract and retain customers. As a result, our business, financial condition, and results of operations could be adversely affected. We have a history of net losses and may not generate sufficient revenue to achieve or sustain profitability in the future. We have incurred net losses in each year since our founding, including net losses of $1.5 billion, $8.3 billion, and $42.0 billion for the years ended December 31, 2023, 2024, and 2025, respectively, and $104.0 billion for the nine months ended September 30, 2026, and we may not achieve or sustain profitability in the future. These net losses included changes in fair value of convertible notes, derivative liabilities, and SAFEs of $1.0 billion, $5.4 billion, and $34.3 billion for the years ended December 31, 2023, 2024, and 2025, 186 respectively, and $94.3 billion for the nine months ended September 30, 2026, primarily driven by an increase in the fair value of our outstanding convertible promissory notes resulting from an increase in our enterprise valuation during each of the respective periods. While we have experienced significant revenue growth in recent periods, our business is highly capital intensive, and our ability to remain at the frontier of AI capabilities and secure sufficient compute depends in meaningful part on our ability to generate and sustain substantial revenue and improve our operating efficiencies. Further, our revenue growth may not be sustainable, and our rate of growth may decrease. We expect our costs will increase over time and our losses will continue as we expect to invest significant resources towards growing our business and operating as a public company. We have expended and expect to continue to expend substantial financial and other resources related to the growth of our business, including: • investments to enhance our access and ability to secure compute; • continued investments in research and development to remain at the frontier of AI model development and introduce new features and enhancements to our models, platform, and applications; • expansion of our sales and marketing activities; • hiring additional employees; • expansion of our operations across our multiple geographies; • investments in our expanding general and administrative organization; • costs associated with complying with existing and evolving laws, regulations, and industry standards applicable to AI, data protection, privacy, and security, among other things; • investments in AI safety, risk management, monitoring, evaluation, and mitigation efforts; • additional expenses associated with operating as a public company; and • costs related to legal proceedings. For example, as of and subsequent to September 30, 2026, we have entered into purchase commitments and lease agreements, including short-term commitments, as well as leases not yet commenced, with an aggregate committed spend of approximately $900.9 billion, which may substantially increase our operating expenses and cash requirements. These expenditures and investments may be more costly than we expect and may not result in increased revenue or growth in our business. If we are unable to successfully address these risks and challenges as we encounter them, our business, financial condition, and results of operations could be adversely affected. In addition, before September 30, 2026, we granted RSUs to our employees and other service providers, which vest upon the satisfaction of both a service-based condition and a performance-based condition. The service-based condition for a majority of such RSUs is satisfied over a period of four years. The performance-based condition for such RSUs will be satisfied upon the effectiveness of the registration statement in the United States relating to this Offering. We account for award forfeitures as they occur. As of September 30, 2026, no stock-based compensation expense had been recognized for such RSUs because the achievement of the performance-based condition described above was not probable. In the

187 quarter in which this Offering is completed, we will begin recording stock-based compensation expense based on the grant-date fair value of the RSUs (or, for RSUs modified as part of the RSU Modification, their modification-date fair value) using the accelerated attribution method. If this Offering had been completed on September 30, 2026, we would have recorded $8.2 billion of cumulative stock-based compensation expense related to the RSUs on that date, and an additional $24.1 billion of unrecognized stock-based compensation expense related to the RSUs, would be recognized over a weighted-average period of approximately 2.0 years. In addition to stock-based compensation expense associated with the RSUs, as of September 30, 2026, we had unrecognized stock-based compensation expense of approximately $2.1 billion related to other outstanding equity awards, which we expect to recognize over a weighted-average period of approximately 1.4 years. Subsequent to September 30, 2026, our board of directors approved the grant of 47,041,287 RSUs to our employees and other service providers. These RSUs will vest upon the satisfaction of a service-based condition only, generally over four years. Assuming a grant-date fair value of $74.00 per share, which is the midpoint of the Initial Preliminary Price Range (or, if subsequently revised, the Revised Preliminary Price Range), we would expect to record stock-based compensation expense of approximately $3.5 billion related to such RSUs, over a weighted-average period of approximately 3.8 years, commencing in the quarter in which this Offering is completed. Following the completion of this Offering, the stock-based compensation expense related to RSUs and other outstanding equity awards will result in increases in our expenses in future periods, in particular, in the quarter in which this Offering is completed. If we fail to generate adequate revenue to offset increases in our operating expenses, improve our operating efficiencies, or otherwise manage our costs as we invest in our business, we may continue to incur significant losses in the future and may not be able to achieve or sustain profitability. Our results of operations may fluctuate significantly on a period-to-period basis, including as a result of strategic investment decisions and substantial compute-related expenditures, which could cause the market price of our Class A common stock to decline. Our results of operations have historically varied from period to period, and we expect that our results of operations will continue to vary significantly from quarter to quarter and from year to year in the future, such that the results of any one period should not be relied upon as an indication of future performance. In particular, our financial performance may be significantly influenced by strategic decisions we make regarding the allocation of resources and the amount and timing of operating expenses and capital expenditures that we may incur to maintain and expand our business and operations and to remain competitive. We may make significant and, at times, discrete investments in areas such as research and development, compute and related infrastructure, product development, safety and security initiatives, and go-to-market expansion, which may be uneven in size and timing. These investments may materially increase our expenses in a given period and cause our results of operations to fluctuate significantly or vary meaningfully from period to period, and may result in periods of reduced margins or increased losses even if our underlying business trends remain unchanged or continue to improve. As a result, our financial performance may not follow any consistent pattern, and prior or interim periods of improved results of operations should not be viewed as indicative of our future performance. Our revenue in any period has also included, and we expect will continue to include, amounts from customers that we subsequently determine are using our models, platform, and applications in violation of our usage policy or commercial terms, and whose revenue would not be expected to recur following restriction or termination of their access. We believe this dynamic is common in our industry. Detection, investigation, and enforcement take time, and we cannot assure you that we will identify such usage, or restrict or terminate a customer’s access, on a timely basis or at all. Customers may evade our controls, 188 and customers whose access is restricted or terminated may re-register under new accounts. As a result, revenue from such customers may continue or recur notwithstanding our enforcement efforts. Our continued detection and enforcement efforts, and in particular, the enhancement of such efforts in August and September 2026, and the timing of any resulting restrictions or terminations, are expected to reduce the percentage of revenue from customers using our models, platform, and applications in violation of our usage policy or commercial terms, and may reduce our overall revenue and growth rates in future periods and contribute to variability in our results from period to period. Our results of operations are also affected by seasonal variations in the usage of our models, platform, and applications. Because our revenue is primarily consumption-based, we have experienced, and expect to continue to experience, lower usage around holiday and vacation periods in the summer and winter, when certain customer workflows slow down and overall customer activity declines. Our results of operations may also vary with the timing and cadence of our model and product releases, which are uneven from period to period and may cause usage, and therefore revenue, to increase or decline between periods. Our historical growth rates may have masked the impact of seasonal trends on our results. As our growth rate declines over time, we expect seasonal effects to become more apparent in, and to have a greater effect on, our period-to-period results. In addition, other seasonal trends may develop, and the seasonal trends that we currently experience may become more pronounced, as we continue to scale. Our results of operations may also fluctuate due to a variety of additional factors, many of which are outside of our control and difficult to predict, including, but not limited to: • the level of demand for our models, platform, and applications, and our ability to forecast such demand; • our ability to forecast required compute and to obtain additional compute as needed, and any increase in costs thereof; • our ability to expand usage within organizations; • our ability to attract and retain customers and increase sales of our models, platform, and applications to existing customers; • our ability to effectively manage our relationships with our third-party service providers and our reliance on such providers for critical infrastructure and services; • the timing and success of new features, integrations, capabilities, and enhancements by us to our models, platform, and applications, or by our competitors to their products; • the safety and risk mitigation measures we implement in developing and releasing our models, including any resulting delays in model development or release, or the adoption of laws, regulations, or standards that affect how and when frontier models may be developed or released; • our ability to achieve widespread acceptance and use of our models, platform, and applications; • changes in the competitive landscape and introduction of competitive companies, models, platforms, and applications; • security breaches, technical difficulties, or interruptions to our models, platform, or applications;

189 • real or perceived improper or unauthorized use of, disclosure of, or access to confidential, proprietary, personal, or sensitive data; • pricing pressure as a result of competition or otherwise; • adverse litigation judgments, other dispute-related settlement payments, or other litigation-related costs; • the number of employees hired; • the timing of the grant or vesting of equity awards to employees, directors, or consultants; • the vesting and settlement of equity awards, including any cash used to remit taxes on behalf of employees in connection with the settlement of RSUs and the recognition of stock-based compensation expense; • our ability to maintain, protect, and enhance our brand; • declines in the values of foreign currencies relative to the U.S. dollar; • changes in, and continuing uncertainty in relation to, the legislative or regulatory environment with respect to our industry; • enforcement by government regulators, including investigations, proceedings, fines, orders, designations, or consent decrees; • increased legal and regulatory compliance costs in new and existing markets; • costs and timing of expenses related to the potential acquisition of businesses, talent, technologies, or intellectual property, including potentially significant amortization costs and possible write-downs; • catastrophic events, and resulting interruptions in the availability of our models, platform, and applications; and • general economic conditions in either U.S. or non-U.S. markets, including geopolitical uncertainty and instability and their effects on software spending. Any one or more of the factors above, or other factors in this “Business and Other Risks”, may result in significant fluctuations in our results of operations or other key metrics, which may cause such results to fall below our financial guidance or other projections or the expectations of analysts or investors, and cause the market price of our Class A common stock to decline. Certain of our operating metrics are subject to assumptions and limitations. As a result, these metrics may not provide an accurate indication of our actual performance or future results. Certain of our operating metrics, such as Run-Rate Revenue, Net Revenue Retention, customer counts, and Claude’s success rate, are based on numerous assumptions and limitations, are calculated using data from internal systems and tools, have not been independently verified by third parties, are subject to inherent limitations in measurement, and may not accurately reflect actual results or provide an accurate indication of future or expected results. Run-Rate Revenue is not a substitute for revenue prepared in accordance with GAAP or a forecast of 190 revenue. Because Run-Rate Revenue annualizes our consumption-based fees for a trailing 28-day period and our subscription-based fees for a single month, it assumes that activity during those measurement periods has continued at the same rate for a full year. Because it annualizes a short measurement period, Run-Rate Revenue measured during a period of seasonally higher or lower usage, such as the reduced usage we have typically experienced around holiday and vacation periods in the summer and winter, may differ significantly from Run-Rate Revenue measured at other times, and in each case may not correspond to the revenue we ultimately recognize over any quarter or fiscal year. Our actual historical revenue and future revenue may differ materially from this measure. Both our consumption-based and subscription- based revenue may fluctuate from period to period, and in particular, our consumption-based revenue may fluctuate significantly or decline if customers reduce, limit, or do not expand their usage or spend, or shift usage to lower-priced models, including in response to competitive offerings, pricing changes, changes in customer budgets or strategic priorities regarding AI investment, seasonality, or general economic conditions. In addition, sustaining and growing this revenue depends on our ability to continue to offer models at the frontier of AI capability, which we may not be able to do. Our ability or decision to remain at the frontier may also be affected by the safety and risk mitigation measures we implement in developing and releasing our models. Our recent Run-Rate Revenue growth has also been driven in part by rapid initial customer adoption and expansion often characteristic of an early-adoption period and the nascency of the AI market that may not be sustainable, and we expect our Run-Rate Revenue growth rate to decline over time, and it may decline significantly and more rapidly than we anticipate, as our revenue base increases, as the market matures, and as a result of other factors. In addition, our Run-Rate Revenue has included, and we expect will continue to include, amounts from customers that we subsequently determine are using our models, platform, and applications in violation of our usage policy or commercial terms. When we identify such usage, we seek to restrict or terminate the customer’s access; however, because our detection, investigation, and enforcement take time, our Run-Rate Revenue as of any measurement date includes amounts from customers that have not yet been restricted or terminated and whose revenue would not be expected to recur following restriction or termination of their access. Our continued enforcement efforts may reduce our revenue, Run-Rate Revenue, and growth rates in future periods. Please refer to “—Our results of operations may fluctuate significantly on a period-to-period basis, including as a result of strategic investment decisions and substantial compute-related expenditures, which could cause the market price of our Class A common stock to decline” below. Accordingly, our Run-Rate Revenue as of any measurement date is not indicative of historical revenue and may not be indicative of our revenue for any future period. The determination of the number of customers with $100,000 or more of revenue on a TTM basis is based on our internal records and involves judgment, including in determining which accounts should be aggregated and treated as belonging to the same organization. We apply our most current customer records in calculating this metric, and our determination of which accounts belong to a single organization may change over time, including as a result of acquisitions and account consolidations. We do not separately define or internally track a category of “enterprise” customers, and our customers are not segmented or measured internally by reference to whether a given customer is an “enterprise.” Because spending $100,000 or more on our products is generally characteristic of organizational rather than individual usage, we use the number of and revenue from customers with $100,000 or more of revenue on a TTM basis as our measure of enterprise adoption and engagement with Claude throughout this document, including in references to “enterprise customers” and “enterprise adoption.” As a result, this measure may not precisely correspond to the population of organizations that would otherwise be characterized as enterprises, and may over- or understate that population. Certain success rates and similar AI performance metrics with respect to Claude referenced in this

191 document are measured using internal benchmarks developed and maintained by us. These benchmarks reflect our proprietary testing methodology and are based on tasks, datasets, and evaluation criteria selected by us. Performance results derived from these internal benchmarks may not be replicable by customers, researchers, or other third parties who evaluate our models using different tasks, datasets, evaluation criteria, or computing environments. Accordingly, such metrics may differ materially from performance outcomes experienced by any particular customer or user in their specific deployment environment or use case, and should not be relied upon as indicative of the results any customer or user will achieve. Because AI performance benchmarking methodologies vary significantly across developers, such performance metrics as we measure them may also not be comparable to similarly titled or analogous metrics reported by other AI developers, and direct comparison of such metrics across companies may be misleading. Investors should consider these metrics in light of the assumptions and processes used in calculating such metrics and the limitations as a result thereof. In addition, our internal systems and tools have a number of limitations, which could result in unexpected changes to our metrics, including the metrics we publicly disclose. Further, certain of our operating metrics are based in part on data reported to us by our third-party partners. If the internal systems and tools we use to track these metrics or the data reported to us by our third-party partners undercount or overcount performance, or contain algorithmic or other technical errors, the data we report may not be accurate. While our operating metrics are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in these measurements. We may also refine or change our methodology for tracking certain operating metrics from time to time, to the extent practicable, including to improve overall accuracy and alignment with management’s view of business and operating performance and as a result of acquisitions. Any of these updates may result in changes in certain business and operating trends and may impact comparability of these metrics across periods. Investors should not place undue reliance on these metrics as an indicator of our future or expected results. Moreover, these metrics may differ from similarly titled metrics presented by other companies and may not be comparable to such other metrics. Please refer to “4: Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows” and “Section 2: Company Overview, 3: Business” for more information regarding our operating metrics. Our business is subject to an evolving and uncertain regulatory and political environment, which could increase our costs, restrict our operations, or adversely affect demand for our models, platform, and applications. The development, deployment, and use of AI technologies are subject to rapidly evolving and increasingly complex laws, regulations, and governmental scrutiny across multiple jurisdictions. Governments and regulatory authorities in the United States and in other countries in which we operate or distribute our models, platform, and applications have proposed, enacted, or are considering legislation, regulations, and guidance relating to AI model development and deployment, data usage and privacy, transparency, safety, consumer protection, content generation, intellectual property, cybersecurity, export controls, and competition. For example, the EU AI Act, which came into force in August 2024 and will become fully applicable following a transitional period, imposes a range of obligations on AI systems and general- purpose AI models placed on the market or put into service in the EU, including transparency, risk management, and governance requirements, and provides for significant penalties for non-compliance. In the United States, the regulatory framework for AI remains fragmented and uncertain, with evolving federal policy initiatives, continued debate regarding the scope and durability of executive actions, and a growing number of state-level laws and proposals addressing the development and use of AI. For example, several 192 U.S. states, including New York and California, have passed AI safety laws. More generally, proposed legislation in the United States contemplates more expansive governmental oversight of AI, including potential nationalization, mandatory shutdown or discontinuation requirements for frontier intelligence systems, or other strategic measures to prevent or manage the development of SI. Further, in June 2026, the U.S. federal government issued an executive order establishing a voluntary framework for developers of frontier models to engage with the government prior to the deployment of such AI technologies, directing federal agencies to strengthen cyber defenses, and prioritizing enforcement against criminal misuse of AI; although that framework is voluntary and does not establish a mandatory governmental licensing, preclearance, or permitting requirement for the development or deployment of AI models, it reflects increasing federal attention to the national security implications of frontier intelligence and the order may be followed by further executive or legislative action. If executive or legislative action of this nature were enacted to regulate AI technologies, it could constrain how we operate our business. We have also advocated, and expect to continue to advocate, for regulation and oversight of frontier intelligence, including industry-wide standards primarily relevant to the use of AI to accelerate AI development, so that AI capabilities do not advance faster than the safety, alignment, and security practices needed to support them, and we have proposed working with the U.S. government and other frontier model developers to establish safety standards. Regulatory or other measures of the kind we advocate, if adopted, would apply to us and could increase our compliance burdens, limit our product development or deployment flexibility, affect how and when we develop or release new models, or otherwise slow our growth. The effect that any such measures would have on the rate at which AI capabilities advance, and on our business, is uncertain and would depend on the specific requirements adopted and on the extent to which safety, alignment, and security practices advance together with model capabilities. There is no assurance that policymakers will adopt the approaches we support, and our advocacy has in the past drawn, and may continue to draw, criticism, heightened scrutiny, or other challenges. Regulatory approaches to AI also vary significantly by geography and may be influenced by local political, economic, social, or environmental considerations. In some jurisdictions, public concern regarding the potential displacement of labor by AI systems, the perceived societal impacts of automation, or the environmental footprint associated with AI development and deployment, has led, or could lead, to restrictive legislation or other governmental actions. In particular, to the extent the rate of job displacement rapidly increases due to the adoption of AI or for related reasons, whether actual or perceived, governments or other regulatory authorities may intervene to slow the rate of adoption of AI, restrict its use, or take other actions that increase the cost of developing, deploying, or commercializing AI systems. Even in the absence of any legal or regulatory requirements, we may from time to time voluntarily elect to take actions intended to ameliorate the impact of such displacement. Any such actions would represent additional costs and expenditures for which we may not receive a corresponding commercial benefit, and there can be no assurance that any such actions would be effective in reducing displacement-related harms or in mitigating the associated reputational, regulatory, or political risks. Increasingly restrictive AI regulation in the United States and other Western jurisdictions could enable competitors operating in less regulated environments to innovate, scale, and deploy AI technologies more rapidly, potentially allowing such competitors to become more advanced and pose greater competitive or strategic threats over time. In particular, increasing strategic competition between the United States and China in AI development may lead to divergent regulatory approaches, with the potential for the United States to impose restrictions on AI companies’ interactions with Chinese entities or markets, and for China to impose reciprocal measures that limit access to or demand for U.S.-origin AI models, platforms, and

193 applications. As a result of these and other regulatory developments, our business could be subject to a wide range of regulatory limitations, obligations, or restrictions, including, among other things: • limitations, conditions, or prohibitions on certain AI use cases, applications, or deployment contexts; • requirements to modify, restrict, delay, or withdraw specific models, features, or functionalities in particular markets or for specific customers; for example, in early 2026, the U.S. Department of War suggested it could invoke the Defense Production Act to compel us to remove the limitations we have placed on the use of our models for autonomous weapons and mass surveillance; • heightened transparency, documentation, auditing, governance, or human-oversight obligations; • restrictions on the collection, use, transfer, localization, or retention of data used to train or operate AI systems, based on intellectual property, privacy, or other frameworks; • mandated safety, risk-management, or evaluation frameworks, certifications, or approvals, including requirements for independent, third-party review or approval prior to model development, training, or release; for example, in September 2026, a state attorney general asked a court, in pending litigation alleging harm to minors, to enjoin an AI company from developing new AI models without independent, third-party guardrails and approval; • restrictions on data center development or expansion, including permitting, zoning, or limits on energy or water usage; • heightened energy efficiency, sustainability, or environmental compliance requirements; • limitations on cross-border deployment, access, or commercialization of AI models, including through export controls, national security determinations, or other governmental measures that could restrict our ability to sell our models, platform, and applications in certain markets or to certain customers; for example, in June 2026, the U.S. Department of Commerce imposed worldwide export restrictions on our Fable 5 and Mythos 5 models, which were subsequently lifted after we updated our safeguards, and other models may be subject to these or similar export restrictions in the future; for more information, please refer to “—Governmental trade controls, including export and import controls, sanctions, customs requirements, and related regimes, could subject us to liability or loss of contracting privileges or limit our ability to compete in certain markets” below; • AI-specific taxes, fees, reporting obligations, or other financial burdens; or • outright bans or moratoriums on activities material to our business or the businesses of our customers and partners. Because AI regulation is developing rapidly and in a fragmented manner, including as a result of political considerations, public sentiment, and geopolitical dynamics, we will not be able to fully anticipate how existing laws will be interpreted or enforced, how new legal frameworks will evolve, or whether regulatory regimes across jurisdictions will converge or diverge over time. Compliance with new or changing requirements may require substantial investment in research and development, compliance systems, operational processes, or localized offerings, and we may need to adjust or limit our activities in certain jurisdictions to address conflicting or inconsistent legal obligations. In addition, regulatory actions affecting our customers or partners, including restrictions on their ability to develop, deploy, or commercialize AI- 194 enabled models, platforms, or applications, could indirectly reduce demand for our models, platform, and applications. Any failure, or perceived failure, to comply with applicable laws and regulations, or any significant increase in the cost or complexity of compliance, could result in litigation, enforcement actions, penalties, reputational harm, delayed or reduced adoption of our offerings, or other adverse effects on our business, financial condition, and results of operations. Additionally, as AI systems become more sophisticated, emerging debates regarding whether AI systems possess or could develop forms of sentience or moral status may lead to regulatory requirements, public pressure, or advocacy efforts that could constrain how we develop, train, deploy, or modify our models, increase our costs, or affect our reputation, regardless of the ultimate resolution of these philosophical and scientific questions. In addition, given our focus on developing frontier intelligence, and the way we approach model sentience and moral status, we may face heightened scrutiny or pressure in connection with these debates and could elect to adopt policies, safeguards, or limitations regarding model development, deployment, or modification that go beyond existing legal requirements, which could constrain our operations, increase costs, or limit the commercial potential of our models, platform, and applications. If we are unable to manage the foregoing risks, our business, financial condition, and results of operations could be adversely affected. Our sales to government entities and highly regulated organizations are subject to challenges and risks. Our customers include U.S. and non-U.S. government agencies. Revenue from government agency contracts represented, in aggregate, less than 2% of our revenue in each of the periods presented in this document; however, the risks described below, including the governmental actions described in this “Business and Other Risks”, are not limited to revenue generated directly from government agencies and could affect our relationships with commercial customers and partners. Sales to government agencies involve additional risks, including, but not limited to: • changes in government fiscal or procurement policies, or decreases in government funding available for procurement of goods and services generally, or for our federal government contracts specifically; • changes in government programs or applicable requirements; • our ability to agree on commercial terms with government entities, including with respect to the permitted use of our models, platform, and applications; • restrictions in the grant of personnel security clearances to our employees; • our ability to maintain facility clearances required to perform on classified contracts for U.S. government and non-U.S. government agencies, as applicable; • changes in the political environment, including before or after a change to the leadership within the government administration, and any resulting uncertainty or changes in policy or priorities and resultant funding; • changes in the government’s attitude towards us as a company or our technology;

195 • appeals, disputes, or litigation relating to government procurement, including but not limited to bid protests by unsuccessful bidders on potential or actual awards of contracts to us or our partners by the government; • the adoption of new laws or regulations or changes to existing laws or regulations; • budgetary constraints, reductions in government spending, operating under continuing resolutions, disruptions from government shutdowns, or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies; • influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; • changes in legal obligations or political or social attitudes with respect to security or privacy issues; • potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns; and • increased or unexpected costs or unanticipated delays caused by other factors outside of our control. Any such event or activity, among others, could cause governments and government agencies to delay, pause, or cancel contracts or seek to modify their contracts, or refrain from entering into contracts with us or purchasing our models, platform, and applications in the future, undermine our ability to pursue future contracts, damage our relationships with partners and customers who also sell models, platforms, or applications to governments, or reduce the size or timing of payment with respect to our services to or purchases from existing or new government customers. Any of the foregoing could have an adverse effect on our prospects, business, financial condition, and results of operations. For example, in February 2026, in response to our publicly stated position that our technology should not be used for mass domestic surveillance or fully autonomous weapons, the President of the United States stated that he had directed that all federal executive agencies cease using our technology. At the same time, the Secretary of War directed the Department of War to designate us as a “supply-chain risk to national security” and stated that “effective immediately, no contractor, supplier, or partner that does business with the United States military may conduct any commercial activity” with us. On March 4, 2026, the Department of War sent us two letters—one pursuant to 10 U.S.C. § 3252 and the other pursuant to Section 4713 of the FASCSA—asserting that our models, platform, and applications present a supply-chain risk. These actions referenced above are defined herein as “Challenged Actions.” We vigorously challenged these Challenged Actions in Anthropic PBC v. Department of War, et al. (N.D. Cal.) and Anthropic PBC v. Department of War, et al. (D.C. Cir.). After first obtaining an order from the United States District Court for the Northern District of California that preliminarily enjoined the Department of War’s directive and Section 3252 supply-chain risk designation of us and preliminarily enjoined the other defendant agencies from implementing the Presidential directive until final resolution of the lawsuit, we subsequently, on August 27, 2026, obtained an order from the United States District Court for the Northern District of California that largely granted summary judgment in our favor. The court ruled that the Challenged Actions were retaliatory acts meant to punish us for speech protected under the First Amendment to the United States Constitution and violated our rights under the Due Process Clause of the Fifth Amendment to the United States Constitution. The court also held that the Secretary of War’s actions, particularly with respect to 10 U.S.C. 196 § 3252, violated the Administrative Procedure Act because they were in excess of statutory authority, contrary to law, and arbitrary and capricious. The court entered final judgment largely in our favor. The defendants filed a notice of appeal of the preliminary injunction. The D.C. Circuit Court of Appeals, however, denied our motion to stay the Secretary of War’s Section 4713 designation of us as a supply-chain risk pending review on the merits. On September 25, 2026, in a 2-1 split decision, the D.C. Circuit Court of Appeals denied our petition for review, ruling that the Department of War’s Section 4713 supply-chain risk designation was proper, and that our rights under the First Amendment and Due Process Clause of the Fifth Amendment were not violated. We filed a petition for rehearing en banc asking the full D.C. Circuit to review the panel’s decision. We cannot predict the ultimate outcome of these lawsuits. While we continue to work with government agencies, we cannot be certain that the resolution of these lawsuits will not adversely affect our ability to sell to government agencies and other customers that sell products and services to the U.S. government, and in turn adversely affect our business, financial condition, and results of operations. Further, in June 2026, the U.S. Department of Commerce imposed worldwide export restrictions on our Fable 5 and Mythos 5 models, which we disabled for all customers until those restrictions were lifted, as described in “—Governmental trade controls, including export and import controls, sanctions, customs requirements, and related regimes, could subject us to liability or loss of contracting privileges or limit our ability to compete in certain markets” below. Similar restrictions could be imposed again in the future. Each of the foregoing may result in significant reputational harm, including adverse media coverage, public scrutiny, and negative perceptions among existing and prospective customers, partners, employees, and investors, regardless of the ultimate outcome of the litigation. Such perceptions may lead customers, including commercial enterprises and international customers, to delay or forgo purchasing our models, platform, and applications, or to impose additional diligence, contractual restrictions, or termination rights in connection with engagements with us. Further, these developments may create uncertainty in the broader market regarding our long-term ability to operate in certain sectors, which could result in increased volatility in demand for our models, platform, and applications, reduced willingness of counterparties to enter into long-term or strategic arrangements with us, and fluctuations in investor sentiment, any of which could adversely affect our business, financial condition, and results of operations. The bidding process for government contracts can be highly competitive, expensive, and time-consuming, often requiring significant upfront time and expense without any assurance that these efforts will generate revenue. Government agencies often undertake a significant evaluation process that results in a lengthy sales cycle. Some contracts with government agencies are structured in phases or include options, where each phase is subject to satisfaction of certain conditions and where the exercise of options is discretionary. As a result, the actual scope of work performed pursuant to any such contracts, in addition to related contract revenue, could be less than total contract value. In addition, product purchases by such organizations are frequently subject to budget constraints, multiple approvals, and unanticipated administrative, processing, and other delays. All of these factors can add further risk to business conducted with these customers and could lead to lower revenue results than originally anticipated. We also must comply with both local and international laws and regulations relating to the formation, administration, and performance of contracts. Contracts with government agencies are subject to extensive, evolving, and sometimes complex regulations which provide public sector customers rights, many of which are not typically found in commercial contracts. For example, government contracts generally include the ability of government agencies to terminate for convenience, which, if exercised, would result in a lower contract value and lower-than-anticipated revenue generated by such arrangement. Any changes to the

197 government regulations applicable to government contracts could affect our ability to enter into, or the profitability of, contracts with government entities. Our subsidiary, Anthropic Public Institutions, LLC, is required to maintain a facility security clearance to perform on classified contracts for the U.S. federal government and must comply with National Industrial Security Program requirements. Failure to comply with these requirements may result in Anthropic Public Institutions, LLC’s facility clearance being revoked. To the extent Anthropic Public Institutions, LLC, is not able to maintain its facility security clearance, we may not be able to bid on or win new classified contracts, and existing contracts requiring a facility security clearance could be terminated, either of which could have an adverse impact on our business, financial condition, and results of operations. Contracts with government agencies are also subject to audits and reviews of contractors’ administrative processes and other contract-related compliance obligations. Breaches of government contracts, failure to comply with applicable regulations, failure to obtain and maintain required facility and/or security clearances, or unfavorable findings from government audits or reviews could result in contract terminations, reputational harm, or other adverse consequences, including ineligibility to sell to government agencies in the future, government refusal to continue buying our subscriptions, or fines or civil or criminal liability, which could adversely affect our results of operations. Our reliance on a limited number of CSPs and suppliers, some of which have strategic and investment relationships with us and are our customers, creates complex dynamics that could give rise to conflicts of interest and adversely affect our access to compute. We rely on a limited number of CSPs—Amazon, Google, and Microsoft—and suppliers, such as Broadcom, for compute and critical components of our compute infrastructure. These relationships are governed by contractual arrangements that, while providing us with significant committed compute, also create dependencies and potential vulnerabilities. These CSPs may experience service outages, security incidents, or capacity constraints that affect our operations. The terms of our arrangements, including pricing, compute commitments, and service levels, are subject to negotiation upon renewal, and we may be unable to secure renewals on terms as favorable as our current arrangements. Migrating workloads to alternative providers would be costly, time-consuming, and operationally complex, and may not be feasible within timeframes that would avoid material disruption to our model development roadmap or our ability to serve customers. The engineering investment required to maintain the performance of our unified compute platform across new hardware environments means that any such migration could degrade our compute efficiency, increasing the compute and infrastructure costs required to support a given level of business activity during and following any such migration period. Our relationships with these CSPs are multifaceted and complex. Amazon, Google, and Microsoft, through their respective affiliates, have made significant equity investments in our company. At the same time, they may have made, and may in the future make, equity investments in, provide financing to, or otherwise support companies whose models, platforms, or applications compete with ours. These CSPs are also our customers, purchasing our intelligence service for internal use or for their own products and services. Their purchasing decisions may be influenced by their own competing offerings, which could affect their demand for our intelligence service. Additionally, Amazon, Google, and Microsoft are among the largest technology companies in the world, each with substantial AI research and development programs, AI-powered models, platforms, and applications that compete with ours, and strategic interests that may not be fully aligned with our own. Amazon, Google, and Microsoft each offer AI services and develop and deploy competing AI models through their respective cloud platforms. We make certain of our models available through these 198 cloud platforms, and our distribution relationships with Amazon, Google, and Microsoft generate revenue for us, but they also create dependencies, give them visibility into our pricing and commercial terms across the platforms they operate, and may influence their incentives regarding pricing, compute allocation, service quality, sales prioritization, and compensation structures. To the extent these CSPs promote, integrate, prioritize, or provide customer access to our models, platform, and applications on terms that are less favorable than those applicable to their own competing offerings or to the offerings of other companies, including with respect to pricing, commercial terms, product placement, integration, or access to compute or sales incentives, our competitive position, customer adoption, and business results could be adversely affected. Our relationships with our strategic partners—whether with Amazon, Google, or Microsoft, which simultaneously serve as our investors, customers, distribution partners, and competitors, or with Broadcom, which simultaneously serves as a supplier and lessor—create potential conflicts of interest that are difficult to fully anticipate or mitigate. These CSPs may prioritize their own compute needs or those of their other customers, including competitors in which they have invested, may gain insight into our operations and compute requirements through their roles as providers that could inform their competitive strategies, or may make business decisions regarding their platforms that disadvantage our models, platform, and applications relative to their own offerings or the offerings of other companies they support. Similarly, Broadcom may prioritize the supply of accelerators and infrastructure capacity to other customers, alter the terms of our equipment lease or the operation of our dedicated facilities, or make decisions regarding the availability or pricing of hardware that adversely affect our access to the compute infrastructure it provides. Any deterioration in these relationships, or any decision by Amazon, Google, Microsoft, or Broadcom to reduce their support for our models, platform, and applications or limit our access to compute, could adversely affect our business. In addition, such relationships, including any exclusive or preferential arrangements, investment ties, bundling of services, or cooperative initiatives, have attracted and may in the future attract antitrust or competition law scrutiny from regulators and private plaintiffs in the United States or non-U.S. jurisdictions, and any resulting investigations, enforcement actions, or required modifications to our business arrangements could be costly, distracting, and harmful to our business. If we are unable to manage the foregoing risks, our business, financial condition, and results of operations could be adversely affected. We are pursuing initiatives to develop our own data center infrastructure, which involves significant capital commitments, operational complexities, and execution risks that could adversely affect our business, financial condition, and results of operations. To help reduce our dependence on CSPs, address constraints on available compute, and secure access to compute at the scale necessary for frontier model development, we are pursuing initiatives to develop our own dedicated on-premise data center infrastructure. These efforts include long-term leases and partnerships with third-party partners to procure the underlying real estate, power, and data center facilities while we lease capacity in those facilities and contract with specialized third-party operators for ongoing facility management. We also procure certain compute and infrastructure equipment directly and operate it in dedicated data center facilities leased and operated on our behalf, to our specification. For example, under the 2026 Lease Arrangement, the rent payments over the five-year equipment lease are equal to an aggregate of approximately $125.2 billion excluding interest, with rent payable in quarterly installments and payment obligations typically commencing upon AI infrastructure equipment becoming “ready for service” at the applicable data center facility. The 2026 Lease Arrangement is non-cancelable by the parties to such agreement during the applicable lease period except in the case of a default. In addition, we deposited cash

199 into a restricted account in April 2026 for the benefit of Broadcom to secure compute capacity, which amount may be released or applied toward obligations under the lease depending on the satisfaction of specified conditions. Under certain circumstances, we may be required to place additional cash into this restricted account for future amounts due under the 2026 Lease Arrangement. Upon the occurrence of certain uncured events of default, such as certain payment or performance failures pursuant to the terms of the 2026 Lease Arrangement, a substantial portion of our obligations under the 2026 Lease Arrangement would be accelerated and, while we have access to multiple sources of capital and are not dependent on the potential financing capacity provided in the Infrastructure Partner 2026 NPA that we entered into in connection with the 2026 Lease Arrangement, we may not be permitted to elect to issue the convertible promissory notes under the Infrastructure Partner 2026 NPA to finance such obligations. Furthermore, we may in the future continue to directly procure such data center infrastructure and we may also undertake other efforts to build out our own compute and infrastructure and invest more deeply in the compute supply chain, which could result in significantly higher upfront costs and adversely affect our financial condition and results of operations. For more information about such lease arrangements, please refer to “4: Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows— Liquidity and Capital Resources—Contractual Obligations” and “—If our actual compute requirements differ materially from our projections, we may fail to secure sufficient compute to meet our needs or we may be committed to excess compute that remains underutilized.” We have limited experience in managing such data center infrastructure projects at scale. Successfully executing on these data center infrastructure initiatives requires us to recruit personnel with relevant experience and manage complex multi-year deployment timelines and relationships with developers, contractors, and service providers. As we continue to build out our own compute and infrastructure and further vertically integrate across the compute supply chain, these multi-party structures will become more prevalent and will expose us to a structural timing and liquidity risk in our payment obligations that differs from our historical compute arrangements. Historically, we have generally obtained compute from a limited number of CSPs under arrangements in which our compute and infrastructure expenses are paid as compute becomes available to us. In the future, we expect we will increasingly enter into separate arrangements with a greater number of different counterparties, each responsible for discrete services or inputs across the compute supply chain. Under many of these arrangements, we may be obligated to pay a counterparty once it performs its discrete obligation, even if delays or failures by others prevent us from assembling those discrete services or inputs into usable compute we can deploy to generate revenue. In addition, counterparties may deliver their services or inputs later than scheduled, or may fail to deliver them at all, and any such delay or non-delivery by a single counterparty could postpone or prevent our deployment of the associated compute. As a result, we could incur significant cash outflows without obtaining usable compute on a timely basis, which could adversely affect our liquidity, financial condition, and results of operations. Certain of our data center infrastructure arrangements involve complex multi-party structures in which chips are procured from or through our CSPs, leased to us by third-party financing entities, installed in data center facilities procured by or through other third-party partners, and operated by yet another set of third-party service providers. The complexity of these arrangements increases execution risk, as delays or failures by any participant in the chain could affect the availability or performance of the resulting compute. In addition, to meet the substantial energy demands of large-scale AI workloads, we have entered into, and may in the future enter into, arrangements involving dedicated power generation assets and/or the development, operation, or control of power stations or other energy infrastructure. Such arrangements expose us to new operational, regulatory, and environmental liabilities, and require expertise and 200 capabilities that differ from our core competencies. Successfully executing on these power infrastructure projects requires us to recruit personnel with relevant experience and manage complex multi-year deployment timelines and relationships with developers, contractors, service providers, and regulators, including aligning project completion schedules with the data centers such projects are expected to serve in order to avoid timing delays that constrain our ability to utilize this compute and to generate revenue and recoup costs from such investments. Deployment of our data center and power infrastructure projects involves execution risks, including delays due to permitting issues, change in law, force majeure, lack of network connectivity between facilities, supply chain disruptions, labor shortages, or contractor performance; cost overruns due to equipment pricing changes, design modifications, or unanticipated requirements; and technical risks that facilities may not perform as specified or achieve expected reliability or efficiency levels. Certain of our arrangements are also subject to conditions precedent that must be satisfied before construction can commence, and completion guarantees that may terminate upon a lender foreclosure before construction is complete, leaving us without contractual recourse to compel completion. Certain of these arrangements also depend on the continued performance of credit support provided by a third party that is also a competitor, the loss or impairment of which could jeopardize the underlying arrangements. Such credit support provided to third- party data center developers or hardware providers, from which we derive no direct contractual rights or obligations, may also affect the availability and cost of data center capacity and hardware generally. Additionally, new tariffs or import fees enacted after the effective date of certain arrangements may be passed through to us as additional costs. Any delay in or limitation on the amount of compute delivered to us could adversely affect our business. The capital-intensive and long-term nature of leasing and equipping data center capacity creates financial risk, as large upfront investments and long-term payment commitments must be made months before facilities become fully operational. If our compute requirements or technology needs change, we may find ourselves with leased or dedicated infrastructure that is poorly suited to our actual needs, and technological changes in AI hardware or training methodologies could render such infrastructure less efficient than newer alternatives. Unlike CSP arrangements where compute can be adjusted relatively dynamically, long-term leases, reserved compute, and dedicated infrastructure investments are much less flexible and create long- term financial obligations regardless of whether the capacity continues to meet our needs. For example, certain of our dedicated power and data center infrastructure arrangements have initial terms of 20 years with annual escalators and include take-or-pay compute payment obligations and uncapped fuel cost pass- throughs that apply for the duration of the term regardless of actual utilization. Our increasing efforts to build out our compute and infrastructure require substantial capital expenditures and are changing the cash flow profile of our business. Whereas the compute purchased through our CSP arrangements is generally paid as the compute becomes available to us, we expect an increasing portion of our compute and infrastructure investment to take the form of capital expenditures and other commitments, including lease obligations, that require significant upfront payments well in advance of the related compute becoming operational. Our existing commitments are substantial, and we expect our capital expenditures to increase significantly as we continue to expand our compute and infrastructure build- out. Please refer to “4: Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows—Liquidity and Capital Resources” for more information. As a result, we expect these investments to result in significant net cash used in operating and investing activities for the foreseeable future, and our net cash used in these activities may increase regardless of whether our financial performance improves. The magnitude and timing of these investments are inherently uncertain and may

201 change materially over short periods, including as a result of decisions to accelerate or expand our build- out, and such changes could rapidly and significantly alter our expected results of operations and cash flows for a given period. If our cash flows from operations and available capital are insufficient to fund these investments, we may be required to raise additional capital on unfavorable terms or to reduce, defer, or forgo planned investments, any of which could adversely affect our business, financial condition, and results of operations. If we are unable to successfully execute on our data center infrastructure initiatives, experience significant delays or cost overruns, or find that the infrastructure we lease, deploy, or build does not meet our evolving needs, we may not realize the expected benefits of these investments, which could adversely affect our business, financial condition, and results of operations. We may not successfully build, expand, and deploy our sales and marketing organization in a timely manner, or we may not successfully hire, retain, train, and motivate our sales personnel. We have grown, and will continue to grow, our direct sales force. Whether we are able to increase our sales to existing customers, identify and engage new customers, and enter new U.S. and non-U.S. markets, each with a focus on broadening use of our models, platform, and applications across departments and entire organizations, will depend, among other things, on our ability to successfully test new market segments and customer types, validate product-market fit through early customer engagement, timely and effectively scale our sales motions, and adapt quickly when market conditions change. We have limited experience building, managing, and scaling a direct sales force. We have dedicated and plan to continue to dedicate significant resources to sales and marketing programs and to expand our sales and marketing capabilities to target potential customers and achieve broader market adoption of our models, platform, and applications, but there is no guarantee that we will be successful in attracting and maintaining additional customers. Moreover, identifying, recruiting, training, and managing sales personnel requires significant time, expense, and attention, including from our senior management and other key personnel, as there is significant competition for sales personnel with the skills and technical knowledge that we require, including the ability to understand and communicate complex and evolving AI use cases, regulatory considerations, customer risk sensitivities, and rapidly changing product capabilities. These challenges are particularly acute for international expansion, which requires qualified personnel with international experience, language skills, cultural competencies in the geographic markets which we target, and an aligned mission-oriented culture. If we are unable to successfully manage the foregoing risks, our prospects, business, financial condition, and results of operations could be adversely affected. We periodically make adjustments to our sales and marketing organization in response to market opportunities, product introductions or enhancements, acquisitions, and other internal and external considerations. Any future sales and marketing organization changes may result in a temporary reduction of productivity, which could negatively affect our rate of growth. In addition, any significant change to the way we structure and implement the compensation of our sales and marketing organization may be disruptive or may not be effective and may adversely affect our revenue growth. If we are unable to attract, hire, develop, retain, and motivate qualified sales and marketing personnel, if our new sales personnel are unable to achieve sufficient sales productivity levels in a reasonable period of time or at all, if our marketing programs are not effective, or if we are unable to effectively build, expand, and manage our sales organization and operations, our sales and revenue may grow more slowly than expected or decline, and our prospects, business, financial condition, and results of operations could be adversely affected. 202 We have a limited history under our current go-to-market strategy, and our efforts to scale and evolve our customer acquisition, engagement, and retention model may not be successful. We have a limited history selling consumption-based access and subscriptions to our models, platform, and applications under our current business model, and we are continuing to scale our operations and go-to- market strategy. Our future success depends in part on our ability to continue attracting, onboarding, expanding, and retaining customers under this model, including determining whether, when, and how to target, develop, and deepen relationships with individual customers over time. Scaling our operations, including hiring, training, and retaining additional sales, sales engineering, and customer-facing personnel, and evolving our go-to-market strategy may take more time and require more effort than anticipated, and the results of these efforts are difficult to predict. Our business and operating models have not been fully proven, and our limited history with our current approach makes it difficult to evaluate our prospects, plan for future growth, and forecast our results of operations. In addition, our strategy and customer mix expose us to competitive and execution risks as the AI market continues to evolve. We have organized our research priorities, our product roadmap, and our go-to-market and Applied AI teams around enterprise use cases, and much of the diffusion of Claude to date has been organic—driven by individual users, including software developers and prosumers, who adopt Claude and often serve as internal champions for its broader adoption within their organizations—rather than by a large direct sales organization. This approach has allowed us to scale with a smaller team relative to other large enterprise technology companies, but it assumes that our applications and distribution will be sufficient to deliver the capabilities of our models to customers and that individual adoption will continue to translate into organizational adoption and expansion. Companies with stronger consumer-facing businesses, larger consumer user bases, more established brands, broader distribution, or deeper customer relationships may choose to increase their focus on enterprise customers or enterprise use cases and could leverage their scale, resources, and market presence to compete more effectively with us. In particular, if such competitors capture the individual users from whom our enterprise adoption often originates, whether through their consumer applications, by integrating AI functionality into products those users already use, or otherwise, our pipeline of enterprise opportunities could be reduced in ways that a direct sales organization of our current scale may not be able to offset. Building a substantially larger sales organization, or shifting investment toward consumer and application-layer products to compete for those users, would require significant time and resources beyond our current plans and would involve the tradeoffs described in “— We face intense competition, and if we are unable to compete effectively, our business, financial condition, and results of operations could be adversely affected” above. Because we have a limited operating history with our current business model and go-to-market strategy, we have less experience predicting customer adoption, expansion, and retention patterns, and customers may be slower than expected to adopt our models, platform, and applications or expand usage. Any failure to successfully scale our operations or effectively execute on and refine our go-to-market strategy could adversely affect our business, financial condition, and results of operations. Sales to enterprise customers involve complexities and risks that could adversely affect our business, financial condition, and results of operations. We derive a large portion of our revenue from sales to enterprise customers. Our ability to attract, retain, and expand relationships with enterprise customers depends in significant part on our ability to meet their generally heightened operational, technical, security, reliability, and compliance requirements. Enterprises typically expect high levels of system uptime, performance consistency, data security, auditability, internal controls, and scalability, as well as robust support and service levels. These requirements may be

203 heightened for our agentic offerings, where enterprise customers may require detailed logs of each action taken by an autonomous agent within their environment, including the agent’s reasoning, tool invocations, and interactions with external systems. Any inability on our part to provide such logs at the level of granularity customers require could limit adoption of our agentic offerings by enterprises or result in customer attrition. If we are unable to deliver models, platforms, and applications that satisfy these enterprise-grade requirements, or if we experience outages, performance degradation, security incidents, or other operational failures, our ability to retain and expand with enterprise customers could be adversely affected. In particular, as we deploy our Virtual Collaborators, like Claude Code and Claude Cowork, within enterprise environments, these systems will require broad permissions and deep integrations with customers’ internal tools, data, and workflows in order to operate effectively. The scope of access required for extended autonomous operation within enterprise environments increases the potential consequences of any security incident, unauthorized action, or system error, and customers may be reluctant to grant the level of access necessary for these systems to operate as designed if they are unable to satisfy themselves regarding the security, reliability, and controllability of such systems. Our sales efforts targeted at enterprise customers also involve risks and challenges that may not be present, or that are present to a lesser extent, with sales to individuals or smaller organizations. These customers typically have longer decision-making cycles, require greater security, functionality, and scalability, expect a broader range of services, demand that providers take on a larger share of risks, require higher levels of customer service and support, and expect greater payment flexibility from vendors. We are often required to spend significant time and resources to familiarize potential customers with the value proposition of our models, platform, and applications, and this process can take substantially longer with enterprise customers. Enterprises may also require extensive customization, integration support, and vendor evaluations and demand more features than we currently offer or than we can deliver within their expected timeframes, including enterprise-grade functionality such as audit logs, compliance features, security controls, and monitoring tools, which may require us to make additional investments in product development or services capabilities, before committing to a purchase. As a result of these factors, sales opportunities with enterprises require us to devote greater sales and administrative support and professional services resources to each such enterprise customer, which increases our costs, lengthens our sales cycle, and diverts our sales and customer service resources to a smaller number of enterprise customers. We may spend substantial time, effort, and money in our sales efforts without successfully producing any sales. In addition, many enterprise customers procure and deploy our models, platform, and applications through third-party CSP marketplaces, which can introduce additional complexity into the sales and deployment process, including reliance on the CSPs’ procurement, security, and billing workflows and coordination with multiple counterparties. As a result, our ability to attract, retain, and expand relationships with enterprise customers may also depend in part on factors outside of our direct control, including the policies, priorities, and operational requirements of such CSPs. A number of factors influence the length and variability of our sales cycle. The need to educate potential customers about the uses and benefits of our models, platform, and applications, the discretionary nature of purchasing and budget cycles, competitive evaluation and purchasing approval processes, procurement requirements, legal review of contract terms, and internal budget authorization procedures all contribute to sales cycle variability. The length of our sales cycle, from identification of the opportunity to deal closure, may vary significantly from customer to customer. Sales to enterprises typically take longer to complete than sales to individuals or smaller organizations. A meaningful portion of our revenue is attributable to a relatively small number of such enterprise customer 204 relationships, which increases the variability of our financial results. Our revenue in any given quarter could be substantially affected if these customers decide to significantly reduce their spend. Enterprises may have deep existing relationships with our competitors for models, platforms, and applications we do not offer, or relationships with others in the ecosystem, which may delay our sales process or cause us to not succeed with such enterprises. Enterprise customers are particularly sensitive to our ability to maintain the uptime of our models, platform, and applications, and any degradation in uptime could adversely affect our ability to retain and expand with our enterprise customers. Sustaining the uptime, performance, and scale that enterprise customers expect can place additional demands on our overall compute, and any failure of our capacity management systems to direct sufficient compute to support such demands could adversely affect our ability to serve all workloads. For more information about the foregoing, please refer to “—If we fail to manage our technical operations infrastructure, or experience service outages, interruptions, or delays in the deployment of our models, platform, and applications, our results of operations may be adversely affected” below. Our sales strategy for these enterprise customers also depends on our ability to build and maintain an effective sales organization. If we fail to effectively manage these risks associated with sales to enterprises, our business, financial condition, and results of operations could be adversely affected. For additional discussion of our personnel-related risks, please refer to “—We may not successfully build, expand, and deploy our sales and marketing organization in a timely manner, or we may not successfully hire, retain, train, and motivate our sales personnel” above. If our marketing strategies, such as our free trials and free tiers, fail to generate the benefits we expect, or if their costs exceed those benefits, our ability to grow our revenue could be adversely affected. A portion of our users access our models, platform, and applications through free tiers or promotional offerings, and we seek to convert these users into paying customers over time. We may not always be successful in doing so, as free users may be satisfied with the limited functionality available in free tiers, may not have budgets to support paid subscriptions, or may choose to use our free offerings indefinitely without converting to paid plans. The availability of free tiers may cannibalize potential paid subscriptions, as some users who would have otherwise paid for our services may instead rely exclusively on free access. Additionally, providing free access to our models, platform, and applications involves costs, including compute and infrastructure, customer support, and other operational costs. In addition, we offer free access in significant part to build awareness of, familiarity with, and engagement with our products, and as a means of reaching individuals engaged in knowledge work outside of a business or organizational context. However, these benefits are inherently difficult to measure, free usage may not generate the awareness or advocacy we expect, and individual adoption of our products may not translate into organizational adoption or expansion. Please refer to “—We have a limited history under our current go-to-market strategy, and our efforts to scale and evolve our customer acquisition, engagement, and retention model may not be successful” above. If the costs of supporting free users exceed the value we derive from their eventual conversion or other benefits such as network effects and word-of-mouth referrals, our business, financial condition, and results of operations could be adversely affected.

205 If we fail to maintain high-quality customer support, our ability to retain and expand customers could suffer, which may adversely affect our prospects, business, financial condition, and results of operations. Our customers rely on our customer support services to resolve issues and realize the full benefits that our models, platform, and applications provide. In order to deliver high-quality customer support and engagement, we must successfully assist our customers in deploying and continuing to use our models, platform, and applications, resolve performance issues, discover and deploy our models, platform, and applications in new use cases, provide hands-on technical implementation, customization, and solution engineering support, provide training and guidance to help customers effectively adopt and scale their use of our models, platform, and applications, address interoperability challenges, and respond to security threats and cyberattacks and performance and reliability problems that may arise from time to time. The importance of our support function will increase as we expand our business and pursue new customers. Many enterprises have complex internal systems and require high levels of focused support to fully realize the benefits of our models, platform, and applications. If we do not help our customers quickly resolve issues and provide effective ongoing support and enablement, or a market perception develops that we do not maintain high-quality customer support and experience, our ability to maintain and expand our subscriptions to existing and new customers could suffer, particularly with respect to our enterprise customers. In addition, our growth model depends significantly on driving deeper adoption and expanded use cases within our existing customer base. If we are unable to effectively provide support and integration efforts that enable customers to identify, deploy, and scale additional high-value use cases, demonstrate measurable return on investment, or integrate our models, platform, and applications into their core workflows, customers may limit usage, fail to renew at expected levels, or reduce their spend, which could materially slow our revenue growth. Further, there can be no assurance that we will be able to hire sufficient support personnel as and when needed, particularly if our sales exceed our internal forecasts. We expect to continue to increase our customer base, and that growth may put additional pressure on our customer support teams, which may require additional personnel to respond to customer demand. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for services. To the extent that we are unsuccessful in hiring, training, and retaining adequate support personnel, our ability to provide high-quality and timely support to our customers will be negatively impacted, and our customers’ satisfaction and their use and subscription of our models, platform, and applications could be adversely affected. In addition, as we continue to grow our operations and reach a larger and increasingly global customer base, we need to be able to provide efficient services that meet our customers’ needs globally at scale, and our customer support teams may face additional challenges, including those associated with delivering support, training, and documentation in languages other than English and providing services across expanded time zones. If we are unable to manage the foregoing risks, our business, financial condition, and results of operations could be adversely affected. Our product and investment decisions may not prioritize short-term financial results and may not align with investor expectations or preferences, which could adversely affect the market price of our Class A common stock. Our product and investment decisions are informed in large part by our commitment to AI safety, expanding 206 our models, platform, and applications securely and responsibly, and providing high-quality customer support, all of which, in addition to our status as a PBC, may not necessarily maximize short-term financial results. While we generally believe that our product and investment strategy will improve our long-term financial results, we regularly make product and investment decisions that may or may be perceived to negatively impact our short-term revenue or ability to achieve and sustain profitability. For example, we have in the past delayed the release of new models or features, limited their availability, imposed usage restrictions, or constrained certain functionality until we determined that sufficient safety testing, evaluations, or mitigations were completed, such as with Mythos through Project Glasswing, which may have had a negative impact on our short-term revenue, and we may do so again in the future. Our focus on AI safety and responsible deployment may also require us to incur significant additional costs, including increased research and development expenses, additional personnel and infrastructure, and foregone or delayed revenue opportunities relative to competitors that may prioritize speed to market, broader access, or more permissive use of their products. These decisions may reduce customer adoption, limit usage by certain customers or use cases, or make our offerings less attractive, particularly when compared to competitors that do not adopt similar constraints. In addition, as we focus on responsibly growing our customer base and engagement across our models, platform, and applications, we may make product, pricing, or access decisions that lead to lower short-term profits or engagement compared to our competitors. Customers, partners, or investors may not agree with or fully understand these decisions and may perceive them as limiting our competitiveness or commercial potential, which could adversely affect our reputation, customer relationships, market adoption, or valuation. We cannot assure you that our long-term strategy will ultimately result in superior financial performance or that the anticipated long-term benefits of these decisions will be realized on the timeline we expect, or at all. Any of the foregoing risks could adversely affect our business, financial condition, and results of operations. Our investments in new products, technologies, and business initiatives may not produce the expected benefits and could adversely affect our business. We regularly make decisions to invest in new products, technologies, business lines, and strategic initiatives, including in areas outside our current core offerings, and the outcomes of these investments are inherently uncertain. These initiatives often require significant upfront investments of capital, research and development resources, and management attention, and their outcomes may not achieve widespread market adoption, may not generate revenue at anticipated levels, may take longer than expected to mature, or may fail entirely. In addition, reallocating resources from our core offerings to pursue new initiatives could slow growth in existing products, reduce operating efficiency, or weaken our competitive position if those initiatives do not succeed. If our investments in new products or business lines do not produce the long- term benefits we anticipate, our business, financial condition, results of operations, and prospects could be adversely affected. Certain of these initiatives, including our life sciences research program, which involves operating laboratory facilities, and our research in robotics and physical AI, require us to engage in activities outside our historical experience as a software and research organization, such as handling biological and chemical materials, operating laboratory and robotic equipment, and complying with biosafety, occupational health and safety, environmental, hazardous materials, and, potentially, preclinical and clinical research regulations. These activities expose us to categories of liability, including for workplace injury and environmental contamination, that differ from those associated with our core business, and any drug

207 candidates or other discoveries resulting from these efforts would face the lengthy, costly, and uncertain development and regulatory pathways characteristic of the life sciences industry, and may never generate revenue. If we fail to manage our technical operations infrastructure, or experience service outages, interruptions, or delays in the deployment of our models, platform, and applications, our results of operations may be adversely affected. Our systems and operations are subject to disruptions resulting from changes to our technology infrastructure. We have experienced, and may continue to experience, service interruptions or degraded performance due to software deployments, configuration changes, system updates, and new model introductions. These disruptions may adversely affect our ability to service customers and could result in lost revenue, customer attrition, or reputational harm. Further, our mitigation efforts and processes may be insufficient to prevent or minimize the impact of system changes on service availability, and we may lack adequate testing, rollback procedures, or monitoring capabilities to detect and remediate issues arising from system changes in a timely manner. For example, in March 2026, we experienced a service outage and periods of degraded performance resulting from a combination of factors, including a significant and rapid increase in usage demand, compute constraints in certain components of our infrastructure, and other factors. Although we have taken and continue to take steps to address these issues, including migrating to more scalable infrastructure and enhancing our operational processes, similar incidents may occur in the future. In addition, continued growth in our customer base could place additional demands on our models, platform, and applications and could cause or exacerbate slowdowns or interrupt the availability of our models, platform, and applications. If there is a substantial increase in the volume of usage of our models, platform, and applications, we will be required to further expand and upgrade our technology and infrastructure. Any substantial increase in usage will also require increased compute. Because our compute is procured well in advance based on projected demand across all workloads, a significant acceleration in customer demand could cause aggregate capacity to fall short of the levels required to support all of our workloads concurrently at the scale we intend. If our committed compute proves insufficient, or the composition of our committed compute portfolio differs materially from our demand forecasts, we may experience service disruptions, degraded response times, or limitations on customer and user access to our models, platform, and applications, while also experiencing constraints on the compute available to support ongoing model development. There can be no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of our models, platform, and applications or expand and upgrade our systems and infrastructure to accommodate such increases on a timely basis. If our users are not able to access our models, platform, and applications or encounter slowdowns, we may lose customers or partners. In order to remain competitive, we must continue to enhance and improve the responsiveness, functionality, and features of our models, platform, and applications and the underlying compute infrastructure supporting them. Our disaster recovery plan may not be sufficient to address all aspects or any unanticipated consequence or incidents, and our insurance may not be sufficient to compensate us for the losses that could occur. Moreover, Amazon, Google, and Microsoft provide substantial portions of the compute infrastructure that we use to host our models, platform, and applications and many of the internal tools we use to operate our business. Any significant disruption of, limitation of our access to, or other interference with this infrastructure would negatively impact our operations, degrade the availability and performance of our models, platform, and applications, and could cause us to lose customers who are unable to access or 208 experience difficulties accessing our models, platform, and applications. Even absent a full disruption, the level of service provided by Amazon, Google, and Microsoft could affect the availability or speed of our models, platform, and applications, which may also impact the usage of, and our customers’ satisfaction with, our models, platform, and applications and could seriously harm our business and reputation. Any transition of the services and infrastructure currently provided by Amazon, Google, and Microsoft to another CSP would require significant time and expense and could further disrupt or degrade delivery of our models, platform, and applications. Such a transition could require us to re-architect portions of our infrastructure, retrain or migrate models and large datasets, incur data transfer and duplication costs, and adapt our systems to new tools and configurations, which could result in operational delays and reduced performance during the transition period. If Amazon, Google, or Microsoft increases pricing terms, terminates or seeks to terminate our contractual relationship, whether for competitive reasons or otherwise, establishes more favorable relationships with our competitors, or changes or interprets its terms of service or policies in a manner that is unfavorable with respect to us, our business, financial condition, and results of operations could be adversely affected. In addition, an increasing portion of our compute is hosted in dedicated data center facilities that are leased and operated on our behalf by third parties rather than by our CSPs, and we expect this portion to grow. Certain of these operators have a limited operating history, and these facilities may have less geographic redundancy, failover capacity, or operational tooling than those of large-scale cloud environments, such that an equipment failure, cooling or network disruption, or operator error at a single facility could affect a meaningful portion of our available capacity. Moreover, the continuous availability of our models, platform, and applications depends on the reliable supply of electrical power and water to the facilities that host our infrastructure, whether operated by our CSPs or on our behalf. Utility outages, shortages, price increases, or required curtailment of power during periods of peak demand, whether in connection with or outside of natural disasters or other catastrophic events, could interrupt or degrade the provision of our services in the ordinary course of our business. Please refer to “—Constraints on the critical inputs supporting compute could limit our ability to secure adequate compute.” and “—Our business, financial condition, and results of operations may be adversely affected by war, terrorism, natural disasters, public health crises, political crises, or other unexpected events.” If we are unable to make acquisitions and investments, or successfully integrate them into our business, our business, financial condition, and results of operations could be adversely affected. As part of our business strategy, we will continue to consider a wide array of potential strategic transactions, including acquisitions of businesses, new technologies, services, and other assets and strategic investments that complement our business. We have previously acquired and continue to evaluate targets that operate in relatively nascent markets, and there is no assurance that such acquired businesses will be successfully integrated into our business or generate substantial revenue. In addition, we may overpay for acquisition targets or make investments at valuations that do not ultimately prove justified by the targets’ performance, strategic value, or market conditions, which could adversely affect our financial condition. We may be unable to identify or complete prospective and attractive strategic transactions for many reasons, including competition from other potential acquirers, the effects of consolidation in our industry, and potentially high valuations of acquisition candidates. Even if we identify strategic transactions or enter into agreements with respect to such transactions, applicable antitrust laws and other regulations may limit our ability to acquire targets or force us to divest all or a portion of our business or an acquired business. If we are unable to identify suitable targets or complete acquisitions, our growth prospects may suffer, and we

209 may not be able to realize sufficient scale and technological advantages to compete effectively. Acquisitions involve many risks, any of which could adversely affect our business, financial condition, and results of operations, including: • intense competition for suitable acquisition targets, which could increase prices and adversely affect our ability to consummate deals on favorable or acceptable terms; • failure or material delay in closing a transaction; • transaction-related lawsuits or claims; • difficulties in integrating the technologies, operations, existing contracts, and personnel of an acquired company; • difficulties in retaining key employees, business partners, or customers of an acquired company; • challenges with integrating the brand identity of an acquired company with our own; • diversion of financial and management resources from existing operations or alternative acquisition opportunities; • failure to realize the anticipated benefits or synergies of a transaction at all or within the expected timeframe; • the incurrence of debt or dilution related to equity issuances in connection with a transaction; • failure to identify or address the problems, liabilities, or other shortcomings or challenges of an acquired company or technology, including issues related to copyrights and other intellectual property, regulatory compliance practices, litigation, revenue recognition, or other accounting practices, or employee or user issues; • risks that the acquired company could have a negative impact on our company culture; • risks that regulatory bodies may enact new laws or promulgate new regulations that are adverse to an acquired company or business; • risks that regulatory bodies do not approve our acquisitions or business combinations or delay such approvals; • theft of our trade secrets or confidential information that we share with potential acquisition candidates; • risk that an acquired company or investment in new services cannibalizes a portion of our existing business; and • adverse market reaction to an acquisition. If we fail to address the foregoing risks or other problems encountered in connection with past or future acquisitions of businesses, new technologies, services, and other assets, strategic investments, and other strategic transactions, or if we otherwise fail to realize the expected benefits of such acquisitions or investments, our business, financial condition, and results of operations could be adversely affected. 210 Unfavorable media coverage regarding our business, our models, platform, and applications, the impacts of AI, and the AI industry more broadly could adversely affect our business, financial condition, and results of operations. As our business has grown and as interest in us and the AI industry overall has increased, we have attracted, and may continue to attract, significant media coverage, public commentary, and scrutiny from time to time. This coverage and commentary have included, and we expect will continue to include, recurring narratives concerning the potential adverse societal impacts of AI, including that AI may displace or eliminate jobs, may be misused or otherwise cause harm, and may pose catastrophic or existential risks to humanity. We have been, and may continue to be, a particular focus of such narratives, and unfavorable coverage of the AI industry generally may be attributed to us, in each case regardless of whether the underlying concerns are well-founded or specifically applicable to our models, platform, or applications. Unfavorable publicity regarding us, our partners, or the AI industry more broadly could adversely affect our reputation and brand, as described in “—If we are unable to maintain and enhance our brand and reputation, our business, financial condition, and results of operations may be adversely affected” above. Negative media coverage, including public figures making negative or threatening statements about our company, whether accurate or not, could also adversely affect our brand and reputation and may reduce market acceptance of our models, platform, and applications or impair our ability to attract and retain customers. As public awareness of our brand increases, any issues that draw media attention may have an amplified adverse effect on our reputation. If unfavorable media coverage or adverse public perceptions persist or intensify, the demand for our models, platform, and applications could decline and our brand, business, financial condition, and results of operations could be adversely affected. We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which may adversely affect our business, financial condition, and results of operations. As a public company, we will incur greater legal, accounting, and other expenses than we incurred as a private company. For example, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act, the rules and regulations of the SEC, and the listing standards of the Nasdaq Global Select Market. The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and results of operations. Compliance with these requirements will increase our legal, accounting, and financial compliance costs, and increase demand on our systems, making some activities more time-consuming and costly. In addition, changing laws, regulations, and standards relating to reporting obligations and corporate governance disclosure are creating uncertainty for public companies, which could result in continued uncertainty regarding compliance matters and higher costs. We expect these rules and regulations to make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to maintain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers. As a public company, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In that regard, we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. In addition, as a public company, we may be subject to stockholder activism, which can lead to substantial costs, distract management, and impact the manner in which we operate our business in ways we cannot currently anticipate.

211 As a result of disclosure of information in this document and in our public filings with the SEC as required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business, financial condition, and results of operations may be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, may divert the resources of our management and our board of directors, and adversely affect our business, financial condition, and results of operations. Further, many members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws and regulations pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our management and may divert their attention away from the day-to-day management of our business, which may adversely affect our business, financial condition, and results of operations. Our business, financial condition, and results of operations may be adversely affected by war, terrorism, natural disasters, public health crises, political crises, or other unexpected events. War, terrorist attacks, and other acts of political violence, or any significant natural disaster, such as an earthquake, fire, hurricane, tornado, flood, or significant power outage, may disrupt our operations, mobile networks, the internet, data centers, or the operations of our partners or third-party service providers, and the impact of climate change may increase these risks. In particular, our corporate headquarters is located in the San Francisco Bay Area, a region known for seismic activity and increasingly for the threat of fires. In addition, any public health crises, pandemics, political crises, terrorist attacks, war and other political or social instability, other geopolitical developments, or other catastrophic events, whether in the United States or in non-U.S. geographies, may adversely affect our operations or macroeconomic conditions. For example, an act of terrorism, armed conflict, or escalation of geopolitical tensions could result in physical damage to or destruction of data centers and other critical infrastructure, whether owned or operated by us or our third-party providers, as well as disruptions to power, cooling, or network connectivity necessary to operate such facilities. The impact of any of the foregoing or other disruption to us, our partners, or other third parties may result in system interruptions and degradation, reputational harm, delays in our product development, lengthy interruptions in our services, data breaches, malware, and other security or hacking incidents, all of which may adversely affect our business, financial condition, and results of operations. All of the aforementioned risks may be further increased if our disaster recovery plans prove to be inadequate. Further, the insurance we maintain may be insufficient to cover our losses resulting from such business interruptions, and any incidents may result in loss of, or increased costs of, such insurance. If we are unable to ensure that our models, platform, and applications interoperate with a variety of software applications that are developed by others, including our integration partners, we may become less competitive and our business, financial condition, and results of operations may be adversely affected. Our models, platform, and applications must integrate with a variety of hardware and software platforms, and we need to continuously modify and enhance our models, platform, and applications to adapt to changes in hardware, software, and browser technologies. In particular, we have developed our models, platform, and applications to be able to easily integrate with third-party applications, including the 212 applications of software providers that compete with us as well as our partners, through the interaction of APIs. In general, we rely on the providers of such software systems to allow us access to their APIs to enable these integrations. We are typically subject to standard terms and conditions of such providers, which govern the distribution, operation, and fees of such software systems, and which are subject to change by such providers from time to time. Our business will be harmed if any provider of such software systems: • discontinues or limits our access to its software or APIs; • modifies its terms of service or other policies, including fees charged to, or other restrictions on, us or other software developers; • changes how information is accessed by us or our customers; • establishes more favorable relationships with one or more of our competitors; or • develops or otherwise favors its own competitive offerings over our models, platform, and applications. Further, we depend in part on operating systems, including mobile operating systems such as iOS and Android, and their respective application stores, such as Apple’s App Store and Google’s Play Store, to drive downloads of our Claude app. If such operating systems or application stores limit the availability of our app, make changes that degrade the functionality of our app, increase the cost of using our app, impose terms of use unsatisfactory to us, or modify their search or ratings algorithms in ways that are detrimental to us, or if our competitors’ placement in such mobile operating systems’ application store is more prominent than the placement of our app, our user growth could be adversely affected. Any changes in such operating systems and application stores that degrade the functionality of our app or give preferential treatment to our competitors’ apps could adversely affect our platform’s usage across devices. Some marketplaces have explored changing their policies regarding what content is acceptable within an application. If we are unable to adapt to such changes, this could adversely affect our platform’s access to and usage within those ecosystems. As new mobile devices and mobile platforms are released, there is no guarantee that certain mobile devices will continue to support our platform or effectively roll out updates to our apps. Additionally, in order to deliver a high-quality app, we need to ensure that our models, platform, and applications are designed to work effectively with a range of mobile technologies, systems, networks, and standards. We may not be successful in developing or maintaining relationships with key participants in the mobile industry that enhance users’ experience. If users encounter any difficulty accessing or using our apps on their mobile devices or if we are unable to adapt to changes in popular mobile operating systems, our prospects, business, financial condition, and results of operations could be adversely affected. Third-party models, platforms, and applications are constantly evolving, and we may not be able to modify our models, platform, and applications to assure their compatibility with those of other third parties. In addition, some of our competitors may be able to disrupt the operations or compatibility of our models, platform, and applications with their models, platforms, or applications, or exert strong business influence on our ability to, and the terms on which we, operate our models, platform, and applications. Should any of our competitors modify their products or standards in a manner that degrades the functionality of our models, platform, and applications or gives preferential treatment to competitive models, platforms, or applications, whether to enhance their competitive position or for any other reason, the interoperability of our models, platform, and applications with these products could decrease and our business, financial condition, and results of operations could be adversely affected. Further, if we are not permitted or able to integrate with

213 these and other third-party applications in the future, our business, financial condition, and results of operations could be adversely affected. Many of the risks we face are interconnected and may compound or trigger cascading adverse effects across our business, which could amplify their overall impact. Our business and operations are subject to numerous risks and uncertainties, as described in this “Risk Factors” section, many of which are interrelated, such that the occurrence of one risk event may exacerbate or trigger additional risk events, and the combined effect may be materially greater than the impact of any individual risk event in isolation. For example, unfavorable developments in intellectual property laws or adverse outcomes in copyright or other litigation could require us to modify, retrain, or limit the capabilities of our models, increasing costs and reducing the performance or competitiveness of our models, platform, and applications, which could in turn harm customer demand, revenue, and our reputation and brand. In addition, constraints on the availability or cost of compute could similarly limit our ability to develop and deploy advanced models, delay product launches, reduce service reliability, and adversely affect our revenue growth, while also affecting customer trust and perception of our offerings. If our revenue growth is limited and we do not have sufficient additional sources of capital, we may be unable to acquire necessary compute or invest in our talent to remain at the technological frontier or to support our customers, or we may face breaches of covenants or defaults under the A&R Credit Agreement and certain of our commercial agreements. If we were to breach covenants or default under the A&R Credit Agreement or certain of our commercial agreements, such an event could trigger cross-defaults, accelerate repayment obligations, restrict our access to capital, and further constrain our operations and growth, potentially magnifying other financial, operational, and reputational risks. Because these and other risks may interact in complex and unpredictable ways, particularly in a fast-moving industry characterized by technological change, evolving regulation, and emerging business models, we may not be able to foresee or effectively manage all potential consequences. If one risk triggers or intensifies others, or if multiple adverse events occur concurrently or in close succession, our prospects, reputation, business, financial condition, and results of operations could be adversely affected. Risks Related to Privacy, Cybersecurity, and Intellectual Property The application of certain copyright law doctrines and contractual interpretations of open-source licenses to modern AI model training are uncertain. The application of certain copyright law doctrines and contractual interpretations of open-source licenses to modern AI model training have not been authoritatively resolved by U.S. and non-U.S. courts as of this date. We have a good faith belief that we own or possess all sufficient legal rights and/or defenses to the training data used in or with our AI models, platform, and applications, which is based in part on our belief that our use or acquisition of the training data used in or with our AI models, platform, and applications constitutes “fair use” of such training data under copyright law doctrine. In addition, copyright laws in some jurisdictions outside the United States generally do not recognize fair use, and our reliance on analogous exceptions is subject to evolving conditions and to adverse or unsettled judicial interpretation in those jurisdictions. If a court of law disagrees with our belief that our use or acquisition of such training data constitutes fair use or otherwise concludes that it violates copyright law, for example, by adopting the reasoning in Bartz (as defined below), including without limitation in currently active litigation against us or another company in our industry, our business may be adversely affected. In particular, adverse rulings in litigation involving other AI developers, regardless of the specific facts, data practices, or legal theories at issue in those cases, could establish legal precedents or interpretations of copyright law that apply broadly 214 across the industry and limit our ability to train, develop, or deploy AI models, even if our own data procurement and usage practices differ. Such outcomes could restrict access to certain categories of training data, narrow the scope of available legal defenses, or impose new licensing, compliance, or operational requirements across the AI industry. For example, if we cannot rely on the fair use doctrine to access copyrighted work for training our models, we may be required to pay significant fees to obtain a license to such training data or our ability to further develop our models, platform, and applications and distribute models trained on such data at issue could be adversely affected. In addition, an adverse ruling against us or another company in our industry could result in injunctive relief that restricts our ability to use or distribute models trained on the data at issue or could require us to retrain affected models from scratch at substantial cost. If we are unable to manage the foregoing risks, our business, financial condition, and results of operations could be adversely affected. We are subject to complex and evolving laws, regulations, and other legal obligations related to privacy and data protection, and any actual or perceived failure to comply with such obligations could adversely affect our business, financial condition, and results of operations. We are subject to a range of laws and regulations in the EU, the United States, and other jurisdictions, and other legal obligations relating to privacy, data protection, and the collection, use, transfer, storage, and other processing of data. These laws, regulations, and other legal obligations vary across jurisdictions, and include comprehensive frameworks such as the General Data Protection Regulation 2016/679 (“GDPR”), laws that impose sector-specific obligations, and those that impose specific requirements or restrictions on the handling of particular types of data, such as personal data that is considered sensitive. These obligations are not harmonized, continue to evolve in scope, present technical and operational complexities and challenges, and may conflict or impose overlapping or inconsistent obligations. Further, these laws and regulations, as well as other laws and regulations not originally enacted to address privacy or data protection, continue to evolve as they are applied to new technologies, including AI, and may be interpreted or enforced in ways that are inconsistent, unclear, novel, or subject to significant regulatory discretion. Additionally, plaintiffs, class action counsel, state attorneys general, and other claimants continue to pursue claims against AI companies relating to data handling, privacy, and cybersecurity; similar disputes could arise against us and they could take the form of privacy, cybersecurity, breach of contract, tort, or other claims. New or evolving laws, regulations, regulatory interpretations, claims, and novel or inconsistent application of existing laws and regulations to us, or our evolving contractual or other legal obligations, including those that arise as we seek to enter into new markets or product offerings, may require us to modify our models, platform, and applications, policies, and practices, delay or limit the development or deployment of certain features, increase compliance and litigation costs, and result in fines or penalties. Our compliance obligations and expenditures, and our exposure thereunder, may vary depending on both how customers access and use our models, platform, and applications, including through our first-party offerings or third-party distribution channels, and on the nature of data processed in connection with those offerings. For example, our costs and regulatory exposure may vary based on the demands we receive from individuals, regulators, and other parties seeking to exercise rights under privacy or data protection laws. We may be subject to additional obligations, restrictions, or exposure in connection with the processing of data that is considered sensitive under applicable laws. In connection with the development, deployment, and improvement of our services, including model training, improvement, and inference, we have faced, and may face in the future, operational errors or claims or assertions that our use or processing of data, such as personal, sensitive, or confidential data, is inconsistent with our obligations. Failure to secure data against risks to its confidentiality, integrity, or availability may result in legal

215 obligations, such as notification obligations to individuals, regulators, or customers, which could result in additional legal and reputational risk. Any actual or perceived failure or inability by us, our personnel, or third parties acting on our behalf to comply with applicable privacy or data protection requirements, our contractual commitments, or our public statements regarding our data practices could result in investigations, litigation, fines, penalties, or other liability; require us to change our models, platform, and applications, policies, or practices; reduce customer demand or harm our reputation; require us to make public disclosures that could expose us to reputational and legal risks; and otherwise adversely affect our business, financial condition, and results of operations. We process personal and sensitive data for AI safety, and any actual or perceived failure to comply with the legal and regulatory obligations applicable to such processing could adversely affect our business, financial condition, and results of operations. Our commitment to AI safety requires us in some cases to access, collect, and process personal and sensitive data. While our approach and mechanisms relating to handling personal and sensitive data are designed to improve AI safety, they also subject us to compliance with evolving industry practices, laws and regulations, and increased risks related to the processing of sensitive data, such as increased risks of harm or litigation if we experience a security incident or unauthorized access to or processing of data. Further, laws and regulations not originally enacted to address AI safety are being applied to AI safety and may be increasingly interpreted or enforced in ways that are inconsistent, unclear, novel, or subject to significant regulatory discretion. Any actual or perceived failure to comply with AI safety requirements or our processing of personal or sensitive data for AI safety, or any actual or perceived security incident involving such data, could result in investigations, litigation, fines, penalties, or other liability; require us to change our policies or practices; reduce customer demand or harm our reputation; require us to make public disclosures that could expose us to reputational and legal risks; and otherwise adversely affect our business, financial condition, and results of operations. Any security breaches or other incidents, including those that affect our networks, systems, or data, or the networks, systems, or data of our service providers, suppliers, or customers, could adversely affect our business, financial condition, and results of operations. We store, handle, and otherwise process confidential, proprietary, and personal information, and our customers use our models, platform, and applications to process similarly sensitive information. We experience security risks, unintended exposure of or access to data, cyberattacks, and other attempts to gain unauthorized access to our information, sites, networks, systems, models, platform, and applications. These have resulted in, and may in the future result in, breaches of our security measures or those of our third-party service providers; unauthorized access to our sites, networks, systems, and accounts; unauthorized access to, and misappropriation of, personal, confidential, or proprietary information belonging to us, our customers, or others; viruses, worms, spyware, or other malware being served from our models, platform, and applications, networks, or systems; deletion or modification of content; the display of unauthorized content on our models, platform, and applications; interruption, disruption, or malfunction of operations; and other risks. We have in the past faced and in the future may face risks of phishing schemes and other cyberattacks, including by nation-states and state-sponsored actors, that continue to evolve in sophistication and volume, and may inherently be difficult to detect. Our proprietary model weights, corporate and financial data, and other core intellectual property represent particularly high-value targets for state-sponsored espionage and 216 theft, and security researchers have identified companies at the frontier as priority targets for non-U.S. intelligence services. The efforts of such state-sponsored actors to target us will likely increase over time, especially as we develop models with next-generation capabilities, and they may specifically target models which have not, or have not yet, been released to the general public. For example, state-sponsored actors may conduct cyberattacks specifically targeting Mythos in light of its advanced cyber vulnerability discovery capabilities. Our security capabilities continue to evolve, and certain aspects of our security program may not be sufficient to fully address the most sophisticated malicious actors, including well-resourced nation-state or state-sponsored groups, especially as those groups develop or obtain more powerful technology, which may include AI technology with offensive capabilities similar to those displayed by Mythos. While we are actively investing in and enhancing our security infrastructure and controls, we have operated in the past, and may in the future operate, for periods of time with known limitations or gaps in our defenses as we continue to mature our security posture, and no information security program can be expected to prevent all possible incidents. There can be no assurance that we will be able to prevent or adequately detect and defend against all cyberattacks or other cybersecurity incidents affecting our systems, including incidents caused by nation-state and state-sponsored actors. An unauthorized exfiltration of our model weights could enable adversaries to bypass significant research investment, eliminate key competitive advantages, and potentially raise national security concerns if such technology is acquired by malicious actors. Further, if our model weights were obtained by unauthorized actors, such actors may be able to deploy such models outside of our usage policy, safety mechanisms, or monitoring frameworks, which could enable harmful or misuse scenarios that our safeguards are designed to prevent and could subject us to regulatory, reputational, or public scrutiny for having developed such capabilities. We have faced and expect to face insider threat risks and vulnerabilities related to hiring processes, identity verification, remote work environments, and compromised devices that could enable unauthorized access to sensitive systems or information. We have been and expect that we will continue to be targeted by individuals seeking employment under false identities, or with ulterior or malicious motives for seeking employment with us and the third parties on which we rely. We also face the risk that employees, contractors, or other personnel with authorized access to our systems, model weights, or other sensitive information may be compromised after joining us, including due to efforts by state-sponsored actors, competitors, or others to recruit, bribe, coerce, or otherwise induce such personnel, or to compromise their credentials or devices, in order to misappropriate sensitive information, enable unauthorized access, or introduce vulnerabilities into our systems, models, or products. Because personnel with authorized access to our model weights and other core intellectual property are particularly attractive targets, and because our remote and distributed work environment and our reliance on third-party vendors for certain key processes may limit our visibility into such conduct, we may be unable to prevent or timely detect these insider threats. In addition, in certain jurisdictions in which we operate or in which our vendors or the operators of facilities hosting our infrastructure are located, such personnel, vendors, or operators may be legally compelled to cooperate with government authorities, including intelligence and security agencies, in ways contrary to our interests, such as by providing access to our systems, data, or model weights. The laws of those jurisdictions may prohibit the affected parties from notifying us of such demands and may afford us limited or no ability to challenge them, and because such cooperation may be lawful where it occurs and involves personnel acting within their authorized access, our insider-threat and other security controls may not detect it. We have also seen, and expect to continue to see, industry-wide software supply chain vulnerabilities and

217 attacks, which could affect our or third parties’ systems, or the security of our models, platform, and applications. Geopolitical tensions or armed conflicts around the world may increase these risks. As a result, we may be unable to prevent or timely detect all attempts to access or exfiltrate sensitive information, including by actors with substantial technical, financial, or geopolitical resources. As we continue to develop and deploy new features, including those incorporating AI, our systems are exposed to additional or evolving security risks, including those arising from emerging or imperfectly understood AI-specific threat vectors. Such AI-specific threats include prompt injection attacks that manipulate model behavior through malicious inputs, attempts to replicate or reverse engineer our proprietary models through systematic API queries, adversarial inputs designed to cause model failures or misclassifications, malicious corruption of training data that could compromise model integrity, and vulnerabilities in continuous integration and deployment pipelines that could allow insiders or other actors to inject malicious code that is subsequently propagated or amplified through AI-assisted development workflows. Such attacks may be difficult to detect, may not be addressed by traditional cybersecurity defenses, and may require specialized expertise, techniques, and infrastructure to mitigate. Further, features that rely on AI may be particularly susceptible to unanticipated vulnerabilities as both our understanding and the broader market’s understanding of AI-related security risks and mitigation techniques continue to develop. Our efforts to mitigate the foregoing risks may result in false positives and our mistakenly limiting or blocking certain users from accessing our technology, which could result in potential litigation or regulatory action. In addition, our agentic offerings interact with external tools, APIs, databases, code repositories, and other third-party systems, creating cybersecurity attack surfaces that are distinct from those applicable to traditional AI models. An adversary could manipulate the content of an external data source, API response, document, or web page processed by an agent to cause the agent to take harmful or unauthorized actions based on that manipulated input. An attacker could also attempt to compromise an active agent session and redirect the agent to perform malicious actions using the customer’s authenticated credentials and permissions. Because our agentic offerings are designed to take autonomous actions with real-world consequences, including executing code, modifying files, sending communications, and completing transactions, a successful exploitation of these agentic attack surfaces could result in data exfiltration, unauthorized transactions, code injection, or other adverse effects, potentially across multiple customer deployments simultaneously. Traditional cybersecurity defenses, including firewalls, input validation, and access controls, may not be fully effective against these novel threat vectors, and the security community’s understanding of agentic-specific attack surfaces is still developing. We have in the past discovered, and may in the future discover, errors, vulnerabilities, or other defects, such as hallucinations, in our models, platform, and applications only after deployment, including in connection with the development of new features, integrations, or capabilities. Such issues have resulted and may in the future result in service disruptions, degraded performance, unintended or harmful outputs, or the unauthorized disclosure of personal or proprietary information, including through security incidents that impact the networks, systems, and data of our customers. In addition, incidents impacting our customers may be caused by customer misconfiguration or misuse, or by inadequate access controls or other security practices by our customers. Such incidents, even if caused by customer misconfigurations or misuse, or by a customer’s lack of adequate security controls, may impact our reputation or the reputation of our models, platform, and applications, and may subject us to liability exposure, disruption of commercial relationships, or other damage. Cyberattacks, including cyberattacks directed at our networks, our customers’ networks, or the networks of 218 third parties with which we have relationships, have been, and may in the future continue to be, amplified through the use of AI, including our models, platform, and applications. Such capabilities may be used to automate or scale attacks, impersonate employees or members of senior management, or otherwise gain unauthorized access to our systems or those of our customers, partners, or vendors. Failures in our internal systems or controls, security breaches, failures to comply with our privacy or data protection commitments, or other incidents, whether resulting from malicious activity, human error, or system limitations, could adversely affect our reputation, brand, and business and impair our ability to attract and retain customers. Our offices and the data centers that host our infrastructure, many of which are operated by third parties, are also exposed to physical threats as well as failures by the operators of those facilities. A physical intrusion could damage equipment, interrupt our services, or provide a path to our systems and data, including our model weights, that bypasses our network defenses. Although we have dedicated significant resources designed to identify and address these security risks, we cannot guarantee that our security measures will be effective or that our recovery protocols, backup, and other systems will be sufficient. Even where we detect an incident, our response may prove inadequate, including if we misjudge its severity, respond too slowly, or fail to fully remediate the underlying cause. In addition, incidents that appear minor when they occur may later prove significant when considered together with other incidents or with information learned afterward, and a series of related incidents, none of which is material on its own, could prove material in the aggregate. We continue to devote significant resources to protect against security breaches and other incidents, and we may need to devote significant resources in the future to mitigate and address problems caused by breaches and other incidents, which may divert resources from the growth and expansion of our business. Any actual or perceived security breach or other incident experienced by us or third parties with whom we do business, particularly our CSPs, could damage our reputation and brand, cause our business to suffer, require us to expend significant capital and other resources, cause us to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees, and engage third-party experts and consultants, expose us to litigation or regulatory action, cause us to violate applicable privacy, data protection, security, and other laws and regulations, subject us to adverse publicity and a loss of confidence in our security measures, and cause us to incur significant fines, penalties, and other liability exposure, which could adversely affect our business, financial condition, and results of operations. We have taken steps to limit our liability for certain incidents, for example through warranty disclaimers and limitations of liability in our terms of service, but those contractual protections may not be upheld, or may not apply to certain claims, or may otherwise be insufficient to limit our liability exposure under applicable law. In the EU, we face increasingly stringent regulatory reporting obligations for cybersecurity and AI-related incidents. Under the GDPR, we must notify the competent regulators about incidents that involve personal data and are likely to result in a risk to the rights and freedoms of individuals. Similarly, the EU Network and Information Security Directive 2022/2555 (“NIS2”) requires us to notify the competent authorities of any significant cybersecurity incident through a staged process. In addition, the EU AI Act requires providers of general-purpose AI models with systemic risk to keep track of, document, and report serious incidents without undue delay to the AI Office and competent authorities. Going forward, providers and deployers of high-risk AI systems, as defined under the EU AI Act, will also have to report serious incidents or malfunctions without undue delay in certain circumstances. In the United States, companies are increasingly subject to analogous incident reporting obligations, including under federal and state data breach notification laws, such as the New York Stop Hacks and

219 Improve Electronic Data Security (SHIELD) Act. In addition, certain U.S. states have adopted incident reporting laws specific to frontier model providers, such as the New York Responsible AI Safety and Education Act (RAISE Act) and the California Transparency in Frontier Artificial Intelligence Act. These frameworks create heightened compliance and liability exposure in case of delayed, incomplete, or inaccurate incident disclosures. While we currently maintain insurance that may cover certain costs, liabilities, and other losses in connection with security breaches and other incidents, the insurance market for such losses is continuously evolving, and we may be unable to obtain coverage for certain cybersecurity-related or data-related liabilities on commercially reasonable terms, or at all, leaving us exposed to potentially significant uninsured losses. Furthermore, there can be no guarantee that the insurance coverage we do maintain will be adequate to compensate us for the potential losses, or that any insurance claims we submit will be covered, paid in a timely manner, or paid at all by our insurance carrier or carriers. We employ automated data collection across the web and use other methods to collect data for training our AI models, and such activities may subject us to liability or limit our ability to use the collected data, which may adversely affect our business, financial condition, and results of operations. We collect and use various data sources to train our AI models, including publicly available information from the internet, datasets licensed or commissioned from third parties, and synthetic data generated by our own models. We use such data across the stages of model development, including pre-training and post-training. To collect publicly available information, we utilize web scraping or web crawling techniques, book scanning, and other methods. While we take steps designed to ensure that our activities comply with applicable law, applicable robots.txt notices, and relevant technical measures such as paywalls or logins, our efforts may not always be successful. Further, we may not be able to verify whether information collected using such techniques is protected under privacy, copyright, or other intellectual property laws in certain cases, and our use of any such protected information may subject us to additional liability for intellectual property infringement or privacy violations. More broadly, inadequate documentation of training data sources, provenance, or chain of custody could create legal exposure, complicate our ability to respond to regulatory inquiries or litigation discovery requests, or raise concerns during due diligence by investors, partners, or potential acquirers that could adversely affect our strategic transactions or business relationships. Our data collection activities have in the past resulted, are presently the subject of, and may in the future result in, litigation or other actions filed or instituted against us, alleging that our scraping, web crawling, and other techniques to collect data violate the law. For example, Reddit, Inc. has filed suit against us, captioned Reddit, Inc. v. Anthropic PBC, alleging we improperly accessed posts stored on Reddit, Inc.’s platform in violation of its legal rights. On July 3, 2025, we filed a notice of removal of the case to federal court. The case was remanded to state court on March 30, 2026. The lawsuit is currently pending, and we continue to defend ourselves against the allegations. The costs of defending against such litigation, regardless of merit, are considerable, and such litigation may divert management and key personnel’s attention and resources, which may seriously harm our business, financial condition, and results of operations. Claims of allegedly illegal scraping and web crawling techniques may be extremely broad, and it may not be possible for us to conduct our business in such a way as to avoid all such claims. We may be required to settle such litigation on terms that are unfavorable to us. For example, a settlement 220 may require us to discontinue such allegedly illegal practices, preclude us from using certain scraping and web crawling techniques, and/or require us to develop alternative technology or practices. The development of alternative technology or practices would require significant effort and expense or may not be successful. Similarly, if any litigation to which we may be a party fails to settle and we go to trial, we may be subject to an unfavorable judgment which may not be reversible upon appeal. The terms of a judgment may require us to cease some or all of our operations or require the payment of substantial amounts. Any of these events could cause our business, financial condition, and results of operations to be adversely affected. We collect, integrate, and analyze data via agreements from multiple sources, including data provided by our customers and users and data sourced from third parties under contractual arrangements, and such activities may subject us to liability or limit our ability to use the collected data, which may adversely affect our business, financial condition, and results of operations. If we or the customers, users, or third parties from which we source data lack sufficient rights to collect, use, process, share, or analyze certain third-party data—including for training or improving analytical or AI models—we could be subject to legal claims, regulatory scrutiny, or contractual liability. Such claims could require us to limit functionality, segregate data, or retrain models, and could adversely affect our business, financial condition, and results of operations. The costs of defending against such litigation, regardless of merit, are considerable, and such litigation may divert management and key personnel’s attention and resources, which may adversely affect our business, financial condition, and results of operations. Claims of misappropriation, misuse, infringement, privacy violations, or other violations of intellectual property or contractual rights, as well as other claims related to using particular data, may be extremely broad, and as such, it is likely we will face certain claims in the ordinary course of business. We have been, are currently defending against, and may in the future be subject to, intellectual property rights claims by third parties, which are extremely costly to defend, may require us to pay significant damages, and may limit our ability to use certain technologies, which may adversely affect our business, financial condition, and results of operations. There is considerable intellectual property development activity in our industry. Our competitors, as well as a number of other entities, including non-practicing entities and individuals, may own or claim to own intellectual property rights relating to our industry or our technology. As we face increasing competition and our public profile increases, the possibility of intellectual property rights claims against us may also increase. To train our models, we use material from many sources, some of which may include third-party copyrighted content or trademarks. Regardless of whether the material is copyrighted or the trademarks are registered, parties who own the rights to that content or those trademarks, or distribute that content, may attempt to sue us based on intellectual property infringement or other theories. We also face claims that outputs generated by our models infringe, or facilitate infringement of, third-party works. Lawsuits asserting such claims have been filed, are pending, and may be filed in the future in the United States and internationally. For example, in September 2025, we reached an agreement to settle a copyright infringement class action, captioned Bartz, et al. v. Anthropic PBC (“Bartz”), for $1.5 billion, which was approved by the district court in July 2026. As additional examples, various publishers have filed suit against us alleging copyright infringement of song lyrics and unlawful removal of copyright management information in the cases captioned Concord Music Group, Inc., et al. v. Anthropic PBC, Concord Music Group, Inc., et al. v. Anthropic PBC et al., BMG Rights Management (US) LLC v. Anthropic PBC, Round Hill Music LP, et al. v. Anthropic

221 PBC, Sony Music Publishing (US) LLC v. Anthropic PBC et al., and others. Similarly, a third party alleges we accessed and reproduced posts stored on the third party’s platform in violation of its legal rights and has filed suit against us, captioned Reddit, Inc. v. Anthropic PBC. The possibility of statutory damages under some intellectual property legal frameworks creates additional risk for us. We are vigorously defending ourselves in these pending lawsuits and believe we have meritorious defenses, though these lawsuits address novel issues and areas of law that make the results uncertain. We also face patent infringement claims, which may seek substantial damages or injunctive relief limiting our ability to use certain technologies, and we expect such claims may increasingly be asserted as our public profile grows. Moreover, certain of our competitors hold substantially larger patent portfolios than we do, which they could assert against us and which may limit our ability to obtain effective cross-licenses or to counter such assertions with our own patent rights. The costs of defending against such litigation, regardless of merit, are considerable, and such litigation may divert management and key personnel’s attention and resources, which may adversely affect our business, financial condition, and results of operations. Claims of misappropriation, misuse, infringement, or other violations of intellectual property rights, as well as other claims related to using particular content, may be extremely broad, and as such, it is likely we will face certain claims in the ordinary course of business. We may be required to settle such litigation on terms that are unfavorable to us. For example, a settlement may require us to obtain a license to continue practices alleged to violate a third party’s rights, which may not be available on reasonable terms and may significantly increase our operating expenses. Such a license may not be available to us at all. As a result, we may be required to develop alternative technology or practices or discontinue such allegedly infringing practices. The development of alternative technology or practices would require significant effort and expense or may not be successful. Similarly, if any litigation to which we may be a party fails to settle and we go to trial, we may be subject to an unfavorable judgment which may not be reversible upon appeal. The terms of a judgment may require us to cease some or all of our operations or require the payment of substantial amounts. Any of these events could cause our business, financial condition, and results of operations to be adversely affected. We also offer to indemnify our contract counterparties for certain third-party infringement claims against them, and such indemnification obligations may be excluded from contractual limitation of liability provisions that limit our exposure. In certain cases, our indemnification obligations may be broad or unlimited in scope, which could expose us to significant contingent liabilities, particularly given the unsettled nature of intellectual property law as applied to AI-generated outputs and the potential for claims to arise from a wide range of customer use cases that we cannot predict or control. For example, certain of our agreements require us to defend and indemnify the counterparty, without a cap on our liability, against third-party claims alleging that our models, or outputs generated by our models, infringe third-party intellectual property rights. In addition, as described in the section titled “—We may be exposed to liability, litigation, and regulatory action arising from harms associated with our AI models, and our contractual protections and insurance may be insufficient, any of which could adversely affect our business, financial condition, and results of operations,” certain of our agreements with external evaluators and testing vendors require us to defend and indemnify the evaluator, without a cap on our liability, against certain third-party claims, including claims of intellectual property infringement. Third-party infringement claims may require us to initiate or defend protracted and costly litigation on behalf of our customers and distribution partners, regardless of the merits of these claims. If any of these claims succeed, we may be forced to pay damages on behalf of our customers and distribution partners, may be required to modify our allegedly infringing models, platform, 222 and applications to make them non-infringing, or may be required to obtain licenses under the infringed intellectual property rights. If we cannot obtain all necessary licenses on commercially reasonable terms or are unable to modify our models, platform, and applications or technology so that they are no longer infringing, our customers may be forced to stop using our models, platform, and applications, and our distribution partners may be forced to stop selling our models, platform, and applications. Even if we do not litigate these matters to a judgment, we may be required to settle such litigation on terms that are unfavorable to us. If we fail to adequately protect our intellectual property rights, our competitive position may be impaired, and we may lose valuable assets, generate reduced revenue, and incur costly litigation to protect our rights, which may adversely affect our business, financial condition, and results of operations. Our success is dependent, in part, upon protecting our intellectual property rights and proprietary information. We rely and expect to continue to rely on a combination of trademark, copyright, patent, and trade secret protection laws, along with contractual restrictions, to protect our intellectual property rights and proprietary information. However, we cannot guarantee that the steps we take to protect our intellectual property rights and proprietary information will be sufficient, or that we will have adequate remedies for any such failure. In particular, current or former employees, contractors, or other insiders with access to our proprietary model weights, training data, algorithms, research insights, or other proprietary information could misappropriate such information, whether for personal gain, to benefit competitors, to harm our company, or for other purposes, and our confidentiality agreements and internal security controls may not be sufficient to prevent or detect such malfeasance. Further, third parties have in the past, and may in the future, knowingly or unknowingly infringe or circumvent our intellectual property rights, and we may not be able to prevent infringement without incurring substantial expense. Litigation brought to protect and enforce our intellectual property rights has been, and would be, costly, time-consuming, and distracting to management and key personnel, and could result in the impairment or loss of portions of our intellectual property rights. Further, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property rights and may result in injunctive relief or monetary damages against us. If the protection of our intellectual property rights is inadequate to prevent use or misappropriation by third parties, the value of our brand and other intangible assets may be diminished and competitors may be able to more effectively mimic our models, platform, and applications and methods of operations. In addition, due to the significant amount of discovery required in connection with intellectual property litigation, our confidential information may be compromised by disclosure during litigation. Any of these events would have an adverse effect on our business, financial condition, and results of operations. Our future success and competitive position depend in part upon our ability to obtain or maintain certain intellectual property rights used in our models, platform, and applications. While we have issued patents and have patent applications pending, we may be unable to obtain patent protection for the technology covered in our patent applications. In addition, we cannot ensure that any of the patent applications will be granted or that the claims allowed on any issued patents will be sufficiently broad to protect our technology or models, platform, and applications and provide us with competitive advantages. Further, any issued patents may be challenged, invalidated, or circumvented by third parties. Many patent applications in the United States may not be public for a period of time after they are filed, and since publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries

223 by several months, we cannot be certain that we will be the first creator of inventions covered by any patent application we make or that we will be the first to file patent applications on such inventions. Because some patent applications may not be public for a period of time, there is also a risk that we could adopt a technology without knowledge of a pending patent application, which technology would infringe a third-party patent once that patent is issued. We also rely on unpatented proprietary technology. It is possible that others will independently develop the same or similar technology or otherwise obtain access to our unpatented technology. To protect our trade secrets and other proprietary information, our policy requires employees, consultants, and independent contractors to enter into confidentiality agreements. We cannot guarantee that these agreements will provide sufficient protection for our trade secrets, know-how, or other proprietary information in the event of any unauthorized use, misappropriation, or disclosure of such trade secrets, know-how, or other proprietary information, or that the employee, consultant, or independent contractor will not breach their confidentiality agreements with us. If we are unable to maintain the proprietary nature of our technologies, our business could be adversely affected. We also rely on our trademarks, trade names, and brand names to distinguish our models, platform, and applications from the products of our competitors and have registered or applied to register many of these trademarks in the United States and certain countries outside the United States. However, occasionally third parties have registered and acquired, and may in the future register or acquire, common law rights in identical or similar marks for products or solutions that also address similar markets to our own and have tried to enforce such rights. As we rely in part on brand names and trademark protection to enforce our intellectual property rights, efforts by third parties to limit use of our brand names or trademarks and barriers to the registration of brand names and trademarks in various countries may restrict our ability to promote and maintain a cohesive brand throughout our key markets. There can also be no assurance that pending or future U.S. or non-U.S. trademark applications will be approved in a timely manner or at all, or that such registrations will effectively protect our brand names and trademarks. Additionally, third parties have opposed, and may in the future oppose, our trademark applications or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our models, platform, and applications, which would result in loss of brand recognition and would require us to devote resources to advertising and marketing new brands. Although we take measures to protect our property, if we are unable to prevent the theft of our intellectual property or its exploitation, the value of our investments may be undermined and our business, financial condition, and results of operations may be adversely affected. We incorporate open-source software in our models, platform, and applications, which may subject us to litigation or other requirements, each of which may adversely affect our business, financial condition, and results of operations. A portion of the technologies we use in our models, platform, and applications incorporates open-source software, and we may incorporate open-source software in our models, platform, and applications in the future. From time to time, companies that use third-party open-source software have faced claims challenging the use of such open-source software and their compliance with the terms of the applicable open-source license. We may be subject to suits by parties claiming ownership of what we believe to be open-source software or claiming non-compliance with the applicable open-source licensing terms. Some open-source licenses require end-users who distribute or make available across a network software that includes open-source software to make available all or part of such software (which may include valuable proprietary code), at no cost, or license such software under the terms of the particular open-source license. 224 While we employ practices designed to help ensure our compliance with the licenses of third-party open- source software and protect our valuable proprietary source code, we may inadvertently use third-party open-source software in a manner that exposes us to claims of non-compliance with the applicable terms of such license, including claims for infringement of intellectual property rights or for breach of contract. These risks may be heightened by our use of our own AI tools, including Claude Code, in our software development processes, as AI-generated code could incorporate or reproduce open-source software such that the associated license obligations, including copyleft requirements to disclose or license proprietary source code, apply to us without our knowledge. Similar concerns regarding AI-generated code could also lead enterprise customers to limit their use of our products. Further, there is an increasing number of open- source software license types, almost none of which have been tested in a court of law, resulting in a dearth of judicial guidance regarding the proper legal interpretation of such license types. If a third party makes a claim against us alleging that we have not complied with the conditions of the applicable open-source license, we could incur significant legal expenses defending against such allegations, expend substantial time and resources to re-engineer some or all of our software, and could be subject to significant damages, enjoined from the sale of our models, platform, and applications that contained the open-source software, and required to comply with the conditions of the open-source license, which may include the public release of certain portions of our proprietary source code, each of which may have an adverse impact on our business, financial condition, and results of operations. In addition to risks related to license requirements, use of open-source software can lead to greater risks than use of third-party commercial software because open-source licensors generally do not provide warranties or other contractual protections regarding misappropriation, misuse, infringement, ownership, misattribution, or other violations, the quality of the code, or the origin of the open-source software. Many of the risks associated with the use of open-source software cannot be eliminated and may adversely affect our business, financial condition, and results of operations. For instance, open-source software is developed by programmers beyond our control and may have security vulnerabilities, defects, or errors of which we may not be aware. Even if we become aware of any such vulnerabilities, defects, or errors, it may take a significant amount of time for either us or the relevant programmers to address such vulnerabilities, defects, or errors. Such a delay may negatively impact our models, platform, and applications, including by adversely affecting the market’s perception of our models, platform, and applications, impairing the functionality of our models, platform, and applications, or delaying the launch of new features or functionality on our models, platform, and applications, any of which may adversely affect our business, financial condition, and results of operations. We currently, and may in the future, license technology from third parties for use in our models, platform, and applications, and our inability to maintain those licenses could adversely affect our business, financial condition, and results of operations, and our use of such third-party technology could subject us to litigation. We currently incorporate, and may in the future incorporate, technology that we license from third parties into our models, platform, and applications. If we are unable to obtain or continue to use or license these technologies on reasonable terms, or if these technologies become unreliable, unavailable, or fail to operate properly, we may not be able to secure adequate alternatives in a timely manner or at all, and our ability to offer our models, platform, and applications and remain competitive in our market would be harmed. Further, licensing technologies from third parties exposes us to increased risk of being the subject of intellectual property infringement claims and vulnerabilities due to, among other things, our lower level of visibility into the development process with respect to such technology and the care taken to safeguard against risks.

225 We cannot be certain that our licensors do not or will not infringe on the intellectual property rights of third parties or that our licensors have or will have sufficient rights in the licensed technology or related intellectual property rights in all jurisdictions in which we may sell or offer our models, platform, and applications. Some of our agreements with our licensors may be terminated by them or otherwise provide for a limited term. If we are unable to continue to license technology because of intellectual property infringement claims brought by third parties against our licensors or against us, or if we are unable to continue our license agreements or enter into new licenses on commercially reasonable terms, our ability to develop and sell our models, platform, and applications containing or dependent on that technology would be limited, and our business, financial condition, and results of operations could be adversely affected. Additionally, if we are unable to license technology from third parties, we may be forced to acquire or develop alternative technology, which we may be unable to do in a commercially feasible manner, or at all, and may require us to use alternative technology of lower quality or performance standards. This could limit or delay our ability to offer new or competitive offerings and increase our costs. Third-party software we rely on may be updated infrequently, unsupported, or include errors or vulnerabilities that may not be resolved in a timely manner, any of which may result in errors in our own models, platform, and applications or expose our models, platform, and applications to vulnerabilities. Any impairment of the technologies or of our relationship with these third parties could adversely affect our business, financial condition, and results of operations. Our development of solutions that replace or reduce reliance on third-party vendors may expose us to litigation and other disputes. We develop and deploy proprietary and partner-based solutions that replace, deprecate, or reduce our reliance on third-party vendors, including vendors that historically provided software, services, or infrastructure supporting our business. These vendors may perceive our actions as adversely affecting their business interests and may assert claims against us, including claims for breach of contract, intellectual property infringement (including patents, copyrights, or trade secrets), misuse of confidential or proprietary information, tortious interference, or unfair competition. Such claims may be asserted regardless of their merit and could result in costly litigation, settlements, injunctions, or restrictions on our ability to deploy or expand our models, platform, and applications. Defending against these claims could divert management and key personnel’s attention and resources, require significant legal expenditures, and adversely affect our business, financial condition, and results of operations. We may be subject to claims that we or our employees have misappropriated the intellectual property of other companies, particularly as we hire employees from other AI and technology companies. Our success depends in part on our ability to attract and retain highly skilled employees, including engineers, data scientists, and researchers with experience in AI and machine learning. As competition for AI talent continues to intensify, we have hired and may in the future hire employees who previously worked for or have otherwise been involved with competitors or companies operating in related technology areas, and certain of our employees have left and others may leave to work for such competitors. These employees may have had access to proprietary or confidential information, including trade secrets, of their former employers. Although we require employees to comply with confidentiality and intellectual property obligations, we may nonetheless be subject to claims that we or our employees have 226 misappropriated or improperly used trade secrets or other intellectual property of competitors or other companies. Such claims may be asserted even if we believe they are without merit and even in the absence of any intentional misconduct. Defending against these claims could be costly, time-consuming, and disruptive, and could divert management attention and resources away from our business. In addition, such disputes could result in damages, settlements, injunctive relief, restrictions on our ability to use certain technologies, limitations on the roles of certain employees, or reputational harm. Any of the foregoing could adversely affect our business, financial condition, and results of operations. Risks Related to Legal and Regulatory Matters We are subject to claims, lawsuits, investigations, executive and administrative orders and directives, other regulatory actions, and various actions and proceedings, and face potential liability, expenses for legal claims, and harm to our business. We are subject to claims, lawsuits, arbitration proceedings, government inquiries and investigations, executive and administrative orders and directives, and other legal, regulatory, and administrative actions and proceedings, including those involving intellectual property disputes, compliance with regulatory requirements, government approvals and authorizations, labor and employment, anti-discrimination, commercial disputes, competition, privacy, consumer protection, customer complaints, advertising, and other matters relating to our technology, models, platform, and applications, and we may become subject to additional types of claims, lawsuits, arbitration proceedings, government inquiries and investigations, executive and administrative orders and directives, and other legal, regulatory, and administrative actions and proceedings as our business grows and as we deploy new technologies, models, platforms, and applications. In particular, as our models, platform, and applications increasingly include agentic AI systems capable of taking autonomous actions with real-world consequences, we may face novel legal theories of liability, including intellectual property infringement, product liability, agency, and negligence claims, that have not been tested in the context of autonomous AI systems and for which the scope of our potential exposure is uncertain. In addition, as we expand our healthcare and life sciences offerings, regulators may conclude that certain of our products, or our customers’ use of them, are subject to healthcare regulation or to other laws governing healthcare and health information, which could require us to obtain authorizations, modify or restrict our offerings, or incur significant compliance costs. Errors or other undesirable outputs from our models in these contexts could contribute to patient harm, compromised research, or regulatory failures by our customers, and could expose us to claims from customers, patients, and other third parties, as well as to regulatory inquiries and enforcement actions. We are also subject to antitrust and competition law risk arising from our public advocacy regarding AI safety and the responsible pace of AI development and from our participation in industry groups, safety collaborations, and standard-setting initiatives. Communications, advocacy, or collaboration among companies that develop frontier models, or conduct alleged to reflect coordination among such companies, may be characterized as concerted action subject to the antitrust and competition laws, including Section 1 of the Sherman Act and analogous state and non-U.S. laws, even where undertaken for safety purposes, conducted publicly, or intended as advocacy for governmental action or industry standards. In September 2026, a putative class action was filed against us and other developers of frontier models in the U.S. District Court for the Northern District of California, alleging that we and the other defendants agreed to restrain competition by slowing the pace at which we develop and improve our respective AI models, in purported violation of Section 1 of the Sherman Act. The complaint seeks treble damages, injunctive relief, and other

227 relief on behalf of a purported class of purchasers of the defendants’ paid consumer subscriptions. We disagree with the claims and intend to defend the matter vigorously, but the outcome of this and any similar proceeding is inherently uncertain. Antitrust litigation can be complex, protracted, disruptive, and expensive, and an adverse outcome could result in treble damages and injunctive relief. We could also become subject to additional private litigation or to investigations or enforcement actions by the U.S. Department of Justice, the FTC, state attorneys general, or non-U.S. competition authorities. We have proposed public efforts to work with the U.S. government and other developers of frontier models to establish safety standards, including with respect to the pace of capability development, and have suggested that such collaboration may warrant a narrow exemption or safe harbor from antitrust laws. These proposals have drawn public opposition from political leaders, some of whom have characterized such efforts as anticompetitive regardless of the purpose of such exemption or safe harbor. There is no assurance that any such exemption or safe harbor will be adopted. Our advocacy for such an exemption, and any safety commitments we pursue with other developers of frontier models in its absence, could subject us to additional regulatory, litigation, and other risks. These risks may cause us to limit or modify our public advocacy, our participation in industry safety and standard-setting initiatives, and our communications with other developers of frontier models, which could adversely affect our ability to pursue collaborative approaches to AI safety that we believe are important to our mission. The results of any such claims, lawsuits, arbitration proceedings, government inquiries and investigations, executive and administrative orders and directives, or other legal, regulatory, and administrative actions and proceedings cannot be predicted with any degree of certainty. Any claims, lawsuits, investigations, orders, directives, regulatory actions, or proceedings against us, whether meritorious or not, could adversely affect our revenue, cause potential customers to pause sales discussions, cause existing customers to delay, pause, or cancel contracts or seek to modify their contracts, undermine our ability to pursue future contracts, damage our relationships with partners and customers, adversely affect our institutional standing, undermine investor confidence, limit our ability to sell our models, platform, and applications in certain industries, result in costly litigation or regulatory or other defense, adversely affect our reputation, require significant management attention, consume significant time, and divert significant resources. Determining reserves for our pending litigation or other disputes is a complex and fact-intensive process that requires significant subjective judgment and speculation. It is possible that a resolution of one or more such proceedings could result in substantial damages, settlement costs, fines, and penalties that could adversely affect our business, financial condition, and results of operations. Because of the potential risks, expenses, and uncertainties of litigation or other dispute resolution processes, we may, from time to time, settle disputes, even where we have meritorious claims or defenses, by agreeing to settlement agreements, as we did, for example, in Bartz. Moreover, as in Bartz, insurance may not fully cover such claims, provide sufficient payments to cover all the costs to resolve one or more such claims, or continue to be available on terms acceptable to us. A claim brought against us that is uninsured or underinsured could result in unanticipated costs. These proceedings could also result in harm to our reputation and brand, sanctions, consent decrees, injunctions, or other orders requiring a change in our business practices. Further, under certain circumstances, we have contractual and other legal obligations to indemnify and to incur legal expenses on behalf of our business and commercial partners and current and former directors and officers. Any of these consequences could adversely affect our business, financial condition, and results of operations. 228 We are subject to anti-corruption and anti-bribery laws, anti-money laundering laws, and similar laws. We are required to comply with the United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act 2010, and other anti-corruption and anti-bribery laws, anti-money laundering laws, and similar laws in the United States and non-U.S. countries where we have operations and conduct business. Anti-corruption and anti-bribery laws, which have been enforced aggressively and are interpreted broadly, prohibit companies and their employees, agents, intermediaries, and other third parties from, among other things, promising, authorizing, making, or offering improper payments or other benefits to government officials and other persons in the public and private sector. We leverage third parties, including intermediaries and agents, to conduct our business and to sell our models, platform, and applications, and in connection with lobbying and other activities. We and these third parties have in the past and may in the future have direct or indirect interactions with officials and employees of government agencies, including state-owned or state-affiliated entities, and we potentially could be held liable for the corrupt or other illegal activities of third-party business partners and intermediaries, our employees, representatives, contractors, partners, agents, and other third parties, even if we do not explicitly authorize such parties’ activities. We cannot ensure that our policies and procedures to address compliance with these anti-corruption and anti-money laundering laws will be effective, or that all of our employees, representatives, contractors, partners, agents, intermediaries, or other third parties have not taken, or will not take, actions that violate these laws, for which we may be ultimately held liable. As we increase our non-U.S. sales and business, our risk of violating these laws may increase. Non- compliance with applicable anti-corruption and anti-bribery laws, anti-money laundering laws, and similar laws could subject us to criminal or civil sanctions, settlements, prosecution, loss of export privileges, suspension or debarment from U.S. government contracts, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, whistleblower complaints, adverse media coverage, and other consequences. Any investigations, actions, or sanctions could adversely affect our reputation, business, financial condition, and results of operations. Responding to any investigation or action could result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees. Governmental trade controls, including export and import controls, sanctions, customs requirements, and related regimes, could subject us to liability or loss of contracting privileges or limit our ability to compete in certain markets. Our models, platform, and applications are subject to U.S. export controls, and our current or future models, platform, and applications may be controlled under the Export Administration Regulations administered by the U.S. Department of Commerce or, in more limited circumstances, under the International Traffic in Arms Regulations (the “ITAR”) administered by the U.S. Department of State. Because the capabilities of our AI models are currently evolving rapidly through ongoing training and frequent model development, and because the export control treatment of AI technologies under relevant laws is developing, the classification of, and controls related to, our models, platform, applications, and technologies under these regimes are inherently uncertain and are likely to change over time. Certain of our models, platform, and applications, and the underlying technology and source code associated with our models, platform, and applications, may require authorization for export, re-export, or transfer in-country, and for individuals of certain

229 nationalities to access such technology or source code, including within the United States. In particular, our core models, platform, and applications leverage encryption for data protection, and some of our future models, platform, and applications may be able to produce export-controlled software, which may subject exports, re-exports, and transfer of such models, platform, and applications to export authorization requirements. Our commercially available models, platform, and applications generally can be exported without an export license. However, some exports may require us to obtain authorization from the cognizant government agency. In certain contexts, the provision of our models, platform, and applications may constitute export of defense articles or defense services subject to the ITAR, which can be exported only if we obtain required export licenses or other government authorizations. Compliance with applicable export controls may delay the introduction or sale of our models, platform, and applications outside the United States, restrict our customers’ ability to deploy our models, platform, and applications globally, inhibit our ability to engage in certain research and development activities, limit the performance of our models, platform, and applications, or prohibit exports to certain jurisdictions altogether. Such restrictions have already affected our offerings directly. For example, in June 2026, the U.S. Department of Commerce imposed worldwide export restrictions on our Fable 5 and Mythos 5 models. To ensure compliance, we disabled Fable 5 and Mythos 5 for all of our customers; access to our other models was not affected. We redeployed the Fable 5 and Mythos 5 models after we updated our safeguards in coordination with the U.S. government and our industry partners and once the U.S. Department of Commerce lifted its restrictions. Similar export controls could recur, could remain in place longer, or could extend to additional models or capabilities. In addition, future updates to our safeguards or other remedial measures may not be sufficient to obtain relief from such restrictions or relief may not be granted on a similar timeline or at all. The restrictions imposed in June 2026 and potential restrictions in the future may also limit our ability to recruit talent, to fully utilize our existing workforce, to continue to improve our models, and to make our products available internationally. Any such restrictions could adversely affect our financial results; impair the research, compute, and development investment our models represent; and cause us to lose customers, partners, and market share, including to competitors not subject to similar restrictions. Further, our activities are subject to economic, financial, and trade sanctions administered by the United States and other countries. Economic, financial, and trade sanctions restrict or prohibit providing certain services and engaging in certain transactions or other activities or dealings with individuals, entities, organizations, governments, territories, and countries targeted by or the subject of these sanctions. These restrictions, as well as other applicable international trade rules, are subject to change with little to no notice. In addition, U.S. law increasingly authorizes the U.S. government to restrict or review the use of hardware, software, and services originating from, or linked to, countries it designates as adversaries, including such technology incorporated into the supply chains for the data centers and compute infrastructure on which we depend. Such restrictions could narrow our choice of suppliers, delay our infrastructure projects, or increase our costs, and any non-compliance could result in penalties, loss of contracting privileges, or reputational harm. We take various steps to comply with applicable export controls and sanctions, including: maintaining a global trade policy and a supported regions policy, implementing IP-based geo-blocking controls that restrict access from certain jurisdictions to our models, platform, and applications, conducting restricted party screening of certain customers and vendors, and including sanctions and export compliance provisions in our customer terms of service and vendor agreements. However, we cannot guarantee the compliance measures and internal controls we have adopted will prevent violations of applicable export controls and 230 sanctions. Our compliance measures and internal controls have not always been and may not always be fully effective, and we have in the past voluntarily disclosed, and may in the future voluntarily disclose, instances of non-compliance to the relevant authorities. We cannot guarantee that our measures will prevent future violations or keep pace with the changing substance, application, and interpretation of export controls and sanctions. In addition, third parties have in the past and may in the future take action to circumvent our compliance measures and controls in order to gain access to our products and services. If we misclassify a product or service, export, re-export, transfer, or provide access to a product, or provide services in violation of applicable export controls or sanctions, or otherwise fail to comply with applicable export controls or sanctions, we could be subject to criminal or civil sanctions, settlements, prosecution, loss of export privileges, suspension or debarment from U.S. government contracts, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, whistleblower complaints, adverse media coverage, and other consequences. Any investigations, actions, or sanctions could adversely affect our reputation, business, financial condition, and results of operations. Responding to any investigation or action could result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees. Decreased use of our models, platform, and applications by customers outside the United States or a limitation on our ability to export, provide access to, or sell our models, platform, and applications to customers and other parties outside the United States may cause our revenue from such unsupported jurisdictions to decline and otherwise adversely affect our business and financial condition. If we or our business partners or counterparties, including licensors and licensees, prime contractors, subcontractors, sublicensors, vendors, customers, or contractors, violate export controls or sanctions, including by failing to obtain appropriate import, export, or re-export licenses or permits, or if we fail to secure such contractual commitments from such parties, we may also be adversely affected through reputational harm as well as other negative consequences, including government investigations or penalties. Negative consequences stemming from violations or apparent violations of export controls or sanctions may include the loss of the right to sell our models, platform, and applications or services to the U.S. government, or to other U.S. or non-U.S. public bodies, or a reduction in our ability to compete for such sales opportunities involving government agencies or other public bodies. Further, ensuring that we are complying with applicable export controls and sanctions regulations may be time-consuming and could result in the delay or loss of sales opportunities in connection with particular transactions. Also, in addition to the United States, various countries regulate the import and export of certain encryption and other technology and have enacted laws that could limit our ability to distribute our models, platform, and applications or could limit our customers’ abilities to implement our models, platform, and applications in those countries. For example, following Russia’s invasion of Ukraine, the United States and other countries imposed financial and trade sanctions and export controls against Russia, Belarus, and certain regions of Ukraine, and the United States and other countries could impose wider sanctions and export restrictions and take other actions should the conflict further escalate. Any new export restrictions, new legislation, changes in sanctions, or shifting approaches in the enforcement or scope of existing regulations, or in the individuals, entities, governments, territories, countries, or technologies targeted by or subject to such regulations could result in decreased use of our models, platform, and applications by existing customers outside of the United States, reduced adoption of our models, platform, and applications by new customers with non-U.S. operations, limited expansion into new markets, and decreased revenue.

231 To continue to grow our business, we will need to continue to expand internationally, and our non- U.S. operations and sales to customers outside of the United States expose us to risks inherent in international expansion, sales, and operations. We are a U.S.-headquartered company with extensive U.S. operations, as well as subsidiaries and operations in several other countries and regions, including the United Kingdom, the EU, Canada, and Asia- Pacific, and we expect that our future growth will depend in part on expanding our operations, customer base, and market presence in additional jurisdictions. Operating in non-U.S. markets requires significant resources and management attention and subjects us to regulatory, economic, and political risks that are different from those in the United States. As we continue to expand internationally, we have faced and will continue to face risks in doing business internationally that could adversely affect our business, including: • the need to localize and adapt our models, platform, and applications for specific countries, including translation into foreign languages and associated expenses; • privacy laws, export controls, sanctions, and other national security regulations that impose different and potentially conflicting obligations with respect to how personal data is processed or require that customer data be stored in a designated territory; • laws in certain jurisdictions that may compel our personnel, vendors, or facility operators to provide governmental authorities with access to our systems, data, or other information, in some cases without notice to us and with limited means of recourse; • national security-driven data security regulations. For example, the Department of Justice issued a final rule, effective in April 2025, that places limitations, and in some cases prohibitions, on certain transfers of covered data to partners, service providers, vendors, employees, and investors located in China or with other specified links to China (and other designated countries). We may be required to re-examine current contracts or engage in new contract negotiations with third parties that aid in processing data on our behalf or otherwise have access to covered data. These rules also may broadly require us to extract promises from other third-party service providers that they will not transfer data we share with them onward to parties linked to countries of concern; • import regulations, including U.S. and non-U.S. governments’ restrictive trade policies, customs duties and other parallel regulations, tariffs, and countermeasures; • AI, data-related, cybersecurity, and digital service laws and regulations (such as the EU AI Act, NIS2, the EU Digital Services Act, the United Kingdom’s Online Safety Act 2023, and the EU Data Act) that are rapidly evolving, require continuous monitoring to maintain compliance, and often provide for substantial penalties in the event of a violation; • difficulties in staffing and managing non-U.S. operations, including the complexity of engaging in various employer-of-record arrangements that are geographically dispersed, and the risk that these arrangements, or any failure to establish local employing entities on a timely basis, may not comply with local employment, labor, or tax laws, exposing us to fines, penalties, reclassification, or back- payment claims; • difficulties of maintaining our culture across various jurisdictions; • regulatory and other delays and difficulties in setting up non-U.S. operations, including delays in forming, registering, and obtaining governmental approvals for local subsidiaries, delays in 232 establishing local banking, payroll, and benefits arrangements, and difficulties relating to safety of personnel and information, any of which could delay local hiring efforts; • the potential need for reviews by the U.S. government or non-U.S. governments of certain transactions with non-U.S. entities; • different pricing environments, longer sales cycles, longer accounts receivable payment cycles, and collections issues; • new and different sources of competition; • weaker protection for, and practical difficulties in enforcing, intellectual property and other legal rights outside of the United States compared to protections available domestically; • laws and business practices favoring local competitors; • compliance challenges related to the complexity of multiple, conflicting, and changing governmental laws and regulations, including copyright, employment, tax, privacy, and data protection laws and regulations, export controls, and sanctions; • parties outside the United States seeking to circumvent sanctions and export controls; • increased financial accounting and reporting burdens and complexities; • increased costs in establishing infrastructure across various jurisdictions; • declines in the values of foreign currencies relative to the U.S. dollar; • restrictions on the transfer of funds; • potentially adverse tax consequences; • the cost of and potential outcomes of any claims or litigation; • future accounting pronouncements and changes in accounting policies; • changes in tax laws or tax regulations; and • regional and local economic and political conditions. Entry into certain transactions with non-U.S. entities or persons may be subject to government regulations and review, including review by U.S. or non-U.S. government entities related to contemplated or past foreign direct investment (“FDI”). In recent years, many countries around the world have adopted FDI regulatory regimes that seek to scrutinize investments into, and acquisitions of, domestic companies by non-domestic parties, granting governments broad discretion to review contemplated and past investment and acquisition transactions. These FDI regimes may restrict our ability to attract investments, invest in or fund partners outside of the United States that build or operate data centers or supply infrastructure for us, or acquire promising new technologies, companies, and talent in countries around the world, potentially limiting our ability to carry out our business strategy. More broadly, increasing geopolitical tensions, shifting national security priorities, and evolving technology- focused trade, export control, investment, and data-governance regimes may result in restrictions, heightened scrutiny, or other limitations on our ability to operate, sell products, partner with customers, or

233 deploy our models in certain jurisdictions or with certain counterparties. Governments may adopt or expand policies aimed at protecting domestic technology ecosystems, restricting the cross-border flow of data, or limiting access to AI systems, which could reduce our addressable market, increase compliance costs, or require operational changes. In particular, the U.S. government has increasingly scrutinized AI companies’ exposure to Chinese state actors, and future executive orders, legislation, or regulatory actions could restrict our ability to serve customers or users connected to China, impose new compliance obligations, lead us to implement anti-abuse mechanisms or other technical access restrictions, or limit the deployment of our models in ways that reduce our addressable market. Any escalation of U.S.-China tensions, retaliatory measures by either government, or failure or perceived failure by us to prevent non-U.S. state- actor access to or misuse of our technology could subject us to regulatory action, reputational harm, and adverse effects on our business, financial condition, and results of operations. As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these risks. These factors and others could adversely affect our ability to increase non-U.S. revenue and, consequently, could materially impact our business. The expansion of our existing non-U.S. operations and entry into additional non-U.S. markets will require significant management attention and financial resources. Our failure to successfully manage our non-U.S. operations and the associated risks effectively could limit the future growth of our business. Increasing scrutiny and changing expectations from regulators, our investors, customers, and employees with respect to ESG may result in additional compliance risk and costs and may impact our reputation and business. Companies across many industries are facing increasing scrutiny related to their environmental, social, and governance (“ESG”) practices and reporting, both in the United States and internationally. For example, new U.S. and non-U.S. laws and regulations relating to ESG matters, including environmental sustainability and climate change, are under consideration, being adopted, or being rolled back or revised, which may impact our necessary disclosures and increase compliance costs. Further, there is particular focus on concerns relating to AI and its impact on society and the environment, including the power-intensive nature of the industry, public concern regarding high consumption of water, and reliance on critical minerals and rare elements in the manufacture of chips. Some investors may use these non-financial performance factors to guide their investment strategies and, in some cases, may choose not to invest in us if they believe our policies and actions relating to ESG are inadequate. Our sustainability initiatives, goals, or commitments could be difficult to achieve or costly to implement. Moreover, compliance with recently adopted and potential upcoming ESG requirements, including California legislation that requires various climate-related disclosures, the EU’s Corporate Sustainability Reporting Directive and Corporate Sustainability Due Diligence Directive, and the United Kingdom’s Streamlined Energy and Carbon Reporting framework, will require the dedication of significant time and resources. At the same time, anti-ESG sentiment has gained momentum across the United States, particularly at the federal level, and the federal and certain state governments have enacted or proposed “anti-ESG” policies or legislation or have issued related legal opinions. Such policies, legislation, initiatives, and scrutiny could expose any sustainability, employment, governance, or other corporate practices we adopt to the risk of litigation, antitrust investigations or challenges by federal or state authorities, and result in injunctions, penalties, and reputational harm. Additionally, if our competitors’ corporate social responsibility performance is perceived to be better than ours, potential or current investors may elect to invest with our competitors instead. Our business may face 234 increased scrutiny related to these activities and our related disclosures, including from the investment community and the local communities in which we operate, and our failure to achieve progress or manage the dynamic, and at times conflicting, public sentiment and legal landscape in these areas on a timely basis, or at all, could adversely affect our reputation, business, and financial condition. Further, we may experience backlash from customers, government entities, advocacy groups, employees, or other stakeholders who disagree with our actual or perceived positions, or with our lack of position on social, environmental, governance, political, public policy, economic, geopolitical, or other sensitive issues. Any perceived lack of transparency about these matters could adversely affect our brand and reputation, our employees’ engagement and retention, and the willingness of our customers and partners to do business with us. Both advocates and opponents of ESG-related matters are increasingly resorting to a range of activism forms, including media campaigns and litigation, to advance their perspectives. To the extent we are subject to such activism, it may require us to incur costs or otherwise adversely affect our business, financial condition, and results of operations. If we or our payment processing partners fail to manage the risks related to our payment processing activities, we could be subject to fines, regulatory scrutiny, disruptions to our business, or reputational harm. A portion of our customers authorize us to bill their credit card accounts through our third-party payment processing partners for our paid subscriptions. We have experienced, and expect to continue to experience, fraudulent activity, including the creation of accounts using false identities and the use of stolen or otherwise unauthorized payment credentials, which has resulted, and may in the future result, in losses, including payment processing fees, chargeback fees, and fines and penalties imposed by our payment processors or card networks, for which we may not be reimbursed. We maintain fraud-detection and identity-verification measures, but these measures have not identified, and may not identify, all such activity. Further, our customers provide us with credit card billing information online, and we do not verify the physical identity of cardholders or conduct additional verification beyond what we collect online, which increases our risk of exposure to fraudulent activity. We also incur chargebacks when customers or card issuers claim that a transaction was unauthorized or otherwise improper. If the volume of chargebacks were to become excessive, we could be subject to higher processing fees, additional fines, fraud mitigation requirements, or the termination or suspension of our ability to accept certain payment methods, including credit cards, through one or more payment processors. In addition, payment processors, card networks, and financial institutions periodically revise their rules, standards, and practices, including data protection and documentation standards, required to utilize their services. Our compliance with these evolving requirements, and the continued compliance of our third-party payment processing partners, may require additional operational resources and expense. Failure by us or our payment processing partners to comply with applicable standards could result in fines, increased scrutiny, disruptions to our business and our ability to process payments for our intelligence service, or reputational harm. Risks Related to Tax and Accounting Matters Changes in tax laws or regulations could be enacted, or existing tax laws or regulations could be applied to us or our customers in a manner that could increase the costs of our models, platform, and applications and adversely affect our business. We operate in multiple jurisdictions and are subject to tax laws and regulations of U.S. federal, state, and

235 local and non-U.S. governments. Income, sales, use, or other tax laws, statutes, rules, regulations, or ordinances could be enacted or amended at any time (possibly with retroactive effect) and could be applied solely or disproportionately to models, platforms, and applications provided over the internet. These enactments or amendments could reduce our sales activity due to the inherent cost increase the taxes would represent and ultimately harm our results of operations and cash flows. Further, the application of U.S. federal, state, local, and non-U.S. tax laws to services provided electronically is unclear and continuously evolving. Existing tax laws, statutes, rules, regulations, or ordinances could be interpreted or applied adversely to us, possibly with retroactive effect, which could require us or our customers to pay additional tax amounts, as well as fines or penalties, and interest for past amounts. If we are unsuccessful in collecting such taxes due from our customers, we would be held liable for such costs, thereby adversely affecting our results of operations and harming our business. As we expand the scale of our non-U.S. business activities, any changes in the U.S. or non-U.S. taxation of such activities may increase our worldwide effective tax rate and harm our business, financial condition, and results of operations. We may be subject to taxation in several jurisdictions around the world with increasingly complex tax laws, the application of which can be uncertain. In addition, our hiring of personnel and engagement of third-party employer-of-record providers in non-U.S. jurisdictions, as well as our data center and other infrastructure activities outside the United States, have created, and may in the future create, permanent establishments or other taxable presence in those jurisdictions, which could subject us to additional income, withholding, and indirect taxes, as well as interest, penalties, and additional compliance obligations. In advance of forming and obtaining approvals for local operating entities, we have entered into, and expect to enter into, additional letters of intent, leases, and other agreements relating to our international compute and infrastructure activities through interim contracting arrangements with existing entities, and we may be unable to transfer these arrangements to local entities on a timely basis or at all. Any prolonged reliance on these interim arrangements, or any failure to migrate them to local entities, could increase our exposure to permanent establishment or other taxable-presence determinations and could result in non-recoverable value-added or similar indirect taxes, which could be material in certain jurisdictions. Although we have not been required to pay income taxes, other than in immaterial amounts in certain jurisdictions to date, the amount of taxes we pay in these jurisdictions could increase substantially as a result of changes in the applicable tax principles, including increased tax rates, new tax laws, or revised interpretations of existing tax laws and precedents, which could adversely affect our liquidity and results of operations. For example, a number of countries and organizations, such as the Organisation for Economic Co-operation and Development (“OECD”), have proposed changes to existing tax laws or new laws that could impact our tax obligations, including a framework that imposes a 15% global minimum tax, which has been implemented into the domestic laws of some jurisdictions in the EU, among other jurisdictions, and is being considered for implementation by other countries. On January 5, 2026, the OECD announced a “side- by-side” elective safe harbor that exempts electing U.S.-parented multinational entities from certain provisions of the global minimum tax for fiscal years beginning on or after January 1, 2026. In addition, the authorities in these jurisdictions could review our tax returns and impose additional tax, interest, and penalties, and the authorities could claim that various withholding requirements apply to us or our subsidiaries or assert that benefits of tax treaties are not available to us or our subsidiaries, any of which would harm us and our results of operations. 236 Our business, financial condition, and results of operations may be adversely affected if we are required to collect sales or other related taxes for subscriptions to our models, platform, and applications in jurisdictions where we have not historically done so. We collect sales tax in a number of jurisdictions. Sales, use, value-added, digital services, and similar tax laws and rates vary by jurisdiction. One or more states or countries may seek to impose incremental or new sales, use, or other tax collection obligations on us. A successful assertion by a state, country, or other jurisdiction that we should have been or should be collecting additional sales, use, or other taxes could, among other things, result in substantial tax payments, create significant administrative burdens for us, discourage potential customers from subscribing to our models, platform, and applications due to the incremental cost of any such sales or other related taxes, or otherwise harm our business, financial condition, and results of operations. Further, certain jurisdictions in which we operate have enacted a digital services tax, which is generally a tax on gross revenue generated from users or customers located in those jurisdictions, and other jurisdictions are considering enacting similar laws. Any successful action by taxing authorities to compel us to collect and remit sales, use, value-added, digital services, and similar taxes, either retroactively, prospectively, or both, may adversely affect our business, financial condition, and results of operations. Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited. We have incurred substantial net operating losses (“NOLs”) during our history. In general, under Sections 382 and 383 of the Code, a corporation that undergoes an “ownership change” is subject to annual limitations on its ability to utilize its pre-change U.S. federal NOL carryforwards and certain other tax attributes, including tax credit carryforwards, to offset its future taxable income or tax liabilities. For these purposes, an ownership change generally occurs if the percentage of a corporation’s stock (by value) owned by one or more “5-percent shareholders” increases by more than 50 percentage points over a rolling three-year period. We have experienced ownership changes in the past, and we may experience ownership changes in the future, including as a result of this Offering or subsequent shifts in our stock ownership, some of which may be outside our control. NOLs and other tax attributes of companies we have acquired are, and of companies we may acquire may be, subject to similar limitations. Similar provisions of state tax law and the tax laws of non-U.S. jurisdictions may also limit our ability to utilize state and non-U.S. NOL carryforwards and other tax attributes. In addition, certain states, including California, have suspended or otherwise limited the use of NOL carryforwards and other tax attributes, which could accelerate or permanently increase our state income tax liabilities. Separately, under current law, U.S. federal NOLs arising in taxable years beginning after December 31, 2017 may be used to offset only 80% of taxable income in any year, whether or not an ownership change occurs. As a result of the foregoing, even if we attain profitability, we may be unable to use all or a material portion of our NOLs and other tax attributes, which could adversely affect our future cash flows and results of operations. Our corporate structure and intercompany arrangements are subject to the tax laws of multiple jurisdictions, and we could be required to pay additional taxes, which could adversely affect our business, financial condition, and results of operations. As we continue to expand our non-U.S. operations, we are, and may increasingly be, required to report taxable income in various jurisdictions around the world based on our business activities in those jurisdictions. Our corporate structure and associated transfer pricing policies reflect the functions, risks, and assets of the entities involved in our intercompany transactions. However, our tax position is subject to

237 various risks, including increases in tax rates, new or revised tax laws (which may apply retroactively), and new interpretations of existing tax laws and policies by taxing authorities or courts, any of which could increase our overall tax obligations. Our intercompany transactions are subject to complex transfer pricing rules administered by tax authorities in the jurisdictions in which we operate, many of which apply divergent, and sometimes conflicting, legal standards. Tax authorities may take inconsistent positions regarding the application of the arm’s-length principle, the characterization or valuation of our intellectual property, or the pricing of intercompany services and other transactions. If a tax authority successfully challenges our transfer pricing or the allocation of income and expenses among jurisdictions, we could be required to reallocate income or pay additional taxes, interest, and penalties. If the jurisdiction from which income is reallocated does not agree with the adjustment, we could also be subject to double taxation. In addition, certain of our cross-border contracting arrangements, including infrastructure-related agreements entered into by U.S. entities pending the formation of local subsidiaries, may give rise to non-recoverable value-added or similar indirect taxes or other tax costs, which could be material depending on the jurisdiction. Although we believe our tax positions are reasonable, our tax reserves are adequate, and our transfer pricing practices reflect arm’s-length terms, tax authorities may disagree with our assumptions, judgments, and estimates. If a tax authority were to prevail in asserting that our intercompany arrangements do not satisfy applicable transfer pricing requirements, we could be required to pay additional taxes, interest, and penalties that exceed our reserves. Such an outcome could increase our effective tax rate, reduce our cash flows, and adversely affect our ability to achieve and sustain profitability. If our judgments or estimates relating to our critical accounting policies prove to be incorrect, our results of operations may be adversely affected. The preparation of financial statements in conformity with GAAP requires management to make judgments in applying our accounting policies and to make estimates and assumptions that affect the amounts reported on our consolidated financial statements and accompanying notes. We base our estimates in part on historical experience, market observable inputs, if available, and various other assumptions that we believe to be reasonable under the circumstances, as provided in “4: Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows—Critical Accounting Estimates.” Significant accounting policies, estimates, and assumptions used in preparing our consolidated financial statements include, but are not limited to, revenue recognition, stock-based compensation, common stock valuations, fair value of convertible notes, derivative liabilities, and SAFEs, leases, income taxes, and loss contingencies. In addition, we engage in complex and novel transactions and may be required to consolidate certain assets or entities on our financial statements, which may involve significant judgment and could result in volatility in our reported results of operations. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which may cause our results of operations to fall below the expectations of securities analysts and investors and cause a decline in the market price of our Class A common stock. If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations may be impaired, which may adversely affect our business, financial condition, and results of operations. As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes- 238 Oxley Act, and the listing standards of the Nasdaq Global Select Market. The Sarbanes-Oxley Act and related Exchange Act rules require, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to assure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to management, including our principal executive and financial officers, to allow timely decisions regarding disclosure. We are also continuing to improve our internal control over financial reporting. We have expended, and anticipate that we will continue to expend, significant resources to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting. Our current controls and any new controls that we develop may become inadequate because of changes in the conditions in our business. Further, weaknesses in our disclosure controls, procedures, or internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, may adversely affect our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. We also rely on distribution partners and other third-party service providers to process and store data underlying our financial reporting. Our ability to maintain effective internal controls therefore depends in part on the design and operating effectiveness of controls maintained by these third parties, and our ability to audit or remediate deficiencies in such third-party control environments is limited. Any failure to implement and maintain effective internal control over financial reporting may also adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting may also cause investors to lose confidence in our reported financial and other information, which would likely adversely affect the market price of our Class A common stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on the Nasdaq Global Select Market. We are not currently required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. As a public company, we will be required to provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our second annual report on Form 10-K. We are exposed to fluctuations in interest rates and currency exchange rates, which could negatively affect our business, financial condition, and results of operations. We hold a significant amount of cash, cash equivalents, and investments, a substantial portion of which is invested in instruments with variable or market-based interest rates. As a result, our investment income is sensitive to changes in prevailing interest rates. A decline in interest rates could reduce the income we earn on these investments, which could adversely affect our financial condition and results of operations. In addition, volatility in interest rates may impact the fair value of our investment portfolio and could affect our overall financial performance. Our sales are currently denominated in U.S. dollars, euros, and British pounds, and will likely be

239 denominated in other currencies in the future. Because we report our results of operations and revenue in U.S. dollars, we are exposed to foreign currency translation risk and may in the future face additional foreign currency risks. For example, a strengthening of the U.S. dollar compared to these foreign currencies could increase the real cost of our models, platform, and applications to non-U.S. customers, which could reduce demand for our models, platform, and applications and adversely affect our results of operations. In addition, as our non-U.S. operations expand, an increasing portion of our operating expenses may be denominated in foreign currencies and subject to fluctuations due to changes in foreign currency exchange rates. If we are not able to effectively manage these risks, including through any hedging activities, our financial condition and results of operations could be adversely affected. Risks Related to our Governance Structure Our capital stock structure features certain provisions that are novel or otherwise not common among other corporations with multiple-class structures, and may effectively eliminate the ability of holders of our Class A common stock to influence important decisions, including a change in control. We have a novel capital and corporate governance structure that has no direct public company precedent. We are incorporated as a PBC under Delaware law. As a PBC, we are required to balance the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct, and the Company Purpose identified in our amended and restated certificate of incorporation. In addition, the LTBT possesses certain rights that are designed to help ensure that we are managed in a manner that responsibly balances our goals as a PBC. Through a special class of common stock, Class T common stock, the LTBT generally has the authority to elect and remove the Class T directors, who together will constitute a majority of the authorized members of our board of directors. Please refer to “Section 5: Status of the Filing Company, 3: Status of Corporate Governance, (1): Overview of Corporate Governance—Our Governance Structure and Its Goals—Long-Term Benefit Trust—Election and Removal of Directors” for more information. The LTBT is intended to operate as an independent body of five financially disinterested Trustees, and our Class T common stock has no economic rights. As a result, the LTBT may have interests that differ from yours, and it may exercise its power in a way with which you disagree or in a way that may be adverse to your interests. Immediately prior to the completion of this Offering, we will also issue a single share of Class F common stock, a special class of our common stock, to the Founder LLC. Our Class F common stock will be entitled to an aggregate number of votes that equals 50.1% of the total voting power of our outstanding shares of capital stock as of the applicable record date with respect to matters submitted to stockholders generally, including the election of our directors other than the Class T directors. Immediately prior to the completion of this Offering, we will also authorize a special class of our common stock, Class E common stock, which we will issue to our employees, excluding our co-founders. Our Class E common stock will be entitled to vote only on certain limited matters and will not have any economic rights. Under this governance structure, we expect that the LTBT and the Founder LLC will collectively have the ability to elect all members of our board of directors, and the Founder LLC will have the ability to determine the outcome of all matters submitted to a vote of our stockholders generally for the foreseeable future. Accordingly, holders of our Class A common stock generally will not be able to affect the outcome of any matter submitted to a vote of our stockholders or the election of our directors, regardless of how they vote, unless a majority of the Continuing Founders (as defined below) cannot agree on how our Class F common stock will be voted (in which case our Class F common stock will generally be voted proportionately with the votes of our Class A common stock cast on the matter). Our governance structure is likely to have the effect of limiting the likelihood of an unsolicited merger 240 proposal, unsolicited tender offer, or proxy contest for the removal of directors. As a result, our governance structure may make it more difficult to replace our directors and management and may have the effect of depriving our stockholders of an opportunity to sell their shares at a premium over prevailing market prices. We cannot predict whether our structure will result in lower demand for our Class A common stock, increased volatility, adverse publicity, or other adverse consequences. In particular, the absence of judicial precedent interpreting this structure increases the risk and unpredictability of governance-related litigation, and courts may interpret the obligations inherent in our structure in ways that we might not anticipate. Our capital structure will concentrate voting power with the LTBT and the Founder LLC for the foreseeable future and will result in the LTBT and the Founder LLC having voting power that is not derived from or proportionate to economic interests in our company. Our Class T common stock will generally entitle the LTBT to elect and remove the Class T directors, who together will constitute a majority of the authorized members of our board of directors. Our Class T common stock will remain outstanding indefinitely, subject to the right of our board of directors and the Trustees or specified majorities of our Class A common stock, Class E common stock, and Class F common stock to amend or terminate the terms of the LTBT or the rights of our Class T common stock or to redeem our Class T common stock. The Class T common stock may also be transferred without restriction upon the receipt of the same approvals required to amend, terminate, or redeem it. We intentionally structured the Class T common stock in this manner to preserve long-term flexibility if circumstances change. If the Class T common stock were transferred to a person or entity that is not affiliated with the LTBT or is not otherwise required to consider the Company Purpose, for so long as we remain a PBC, all of our directors, regardless of how they are elected, would continue to be obligated to act in accordance with Delaware law and our certificate of incorporation, bylaws, and other governing documents as then in effect, including those provisions relating to our public benefit purpose. The Trust Agreement (as defined in “Section 5: Status of the Filing Company, 3: Status of Corporate Governance, (1): Overview of Corporate Governance—Our Governance Structure and Its Goals—Long-Term Benefit Trust”) limits Trustee compensation to a reasonable cash amount fixed annually by the Trustees. Trustee compensation will not vary with or be conditioned upon the profits or any action or inaction of our company. The policies of the LTBT prohibit a Trustee from directly purchasing or holding any of our securities. Our Class F common stock will entitle the Founder LLC to an aggregate number of votes that equals 50.1% of the total voting power of our outstanding shares of capital stock as of the applicable record date with respect to matters submitted to stockholders generally, including the election of our directors other than the Class T directors. Our Class F common stock will remain outstanding until the earlier of (i) the completion of the Class F Transition Period, which will commence when there have been fewer than three Continuing Founders (not including any successor member who is a “Non-Qualifying Member” as defined in the Founder LLC Agreement) for 90 consecutive calendar days and (ii) the time when there is no Class F common stock outstanding, including as a result of a redemption thereof agreed to by a Supermajority of the Continuing Founders or upon the dissolution of the Founder LLC (the Class F Sunset Time). Upon the completion of this Offering, based on beneficial ownership as of September 30, 2026, our co-founders will collectively hold approximately (i) 11.2% of the total voting power of our outstanding capital stock with respect to matters submitted to stockholders generally, excluding through their interests in the Founder LLC, and (ii) 61.3% of the total voting power of our outstanding capital stock with respect to matters submitted to stockholders generally, including through their interests in the Founder LLC. The voting powers of the LTBT and the Founder LLC are not derived from or proportionate to economic

241 interests in our company and will not be subject to dilution or the loss of rights upon the issuance of additional shares of Class A common stock (including upon conversion of any Class N common stock) or any other shares of our capital stock. Moreover, the LTBT, Founder LLC, and our individual co-founders may have interests that differ from yours and may vote in a way with which you disagree and that may be adverse to your interests. For example, while the LTBT, Founder LLC, and our co-founders share a long- term commitment to our mission that may benefit stockholders who share our public benefit goals, the separation between voting power and economic interests may result in such persons exercising their influence in a manner that prioritizes actions or outcomes they believe to be consistent with the Company Purpose and the best interests of those materially affected by our conduct over the pecuniary interests of our other stockholders. This divergence of voting power from economic interests in our company is likely to persist for the foreseeable future and will not be subject to dilution based on additional issuances of our capital stock or reduction for sales or dispositions of our capital stock by our individual co-founders. For additional information about the circumstances in which our Class T common stock and Class F common stock could be redeemed, please refer to “Section 1: Overview of the Legal System in the Home Country, 1: Overview of Corporate Structure and Related Matters, (2): Corporate Arrangements under the Articles of Incorporation and Other Governing Documents of the Filing Company, (a): Summary of Information Regarding Shares—Description of Capital Stock—Common Stock—Redemption.” Our governance structure and the adoption of our amended and restated certificate of incorporation may negatively affect the decision by certain institutional investors to purchase or hold shares of our Class A common stock. Certain aspects of our governance structure, such as our multi-class capital structure, may limit the ability of certain institutional investors to invest in us as a result of their investment policies or may make such an investment less attractive to the portfolio managers of certain institutional investors. In addition, our multi-class capital structure may make us ineligible for inclusion in indices, and as a result, mutual funds, exchange-traded funds, and other investment vehicles that attempt to passively track these indices would not invest in our stock. These policies may depress our valuation compared to those of other similar companies that are able to be included in such indices. We are considered a “controlled company” within the meaning of the Nasdaq Global Select Market corporate governance requirements, and, as a result, we qualify for, and currently rely on, exemptions from certain corporate governance requirements. We are considered a “controlled company” within the meaning of the Nasdaq Global Select Market corporate governance requirements because the LTBT, as the sole holder of our Class T common stock, generally has the power to elect a majority of the authorized members of our board of directors. As a result, we may elect not to comply with certain corporate governance requirements, including: • the requirement that a majority of our board of directors consist of independent directors; • the requirement that our board of directors have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and • the requirement that we have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. If we elect not to comply with certain requirements, you will not have the same protections afforded to 242 stockholders of companies that are subject to all of the Nasdaq Global Select Market corporate governance requirements. Although we qualify as a “controlled company,” we do not expect to rely on this exemption except with respect to our NGC, which will not consist entirely of independent directors. Our board of directors currently consists of a majority of independent directors and our audit and compensation committees currently consist entirely of independent directors. In the event that we cease to be a “controlled company” and our Class A common stock continues to be listed on the Nasdaq Global Select Market, we will be required to comply with the provision that our NGC be comprised entirely of independent directors within the applicable transition period. We operate as a Delaware public benefit corporation. As a public benefit corporation, we cannot provide any assurance that we will achieve the Company Purpose. As a PBC, we are intended to produce a public benefit or benefits and to operate in a responsible and sustainable manner, balancing our stockholders’ pecuniary interests, the best interests of those materially affected by our conduct, and the Company Purpose identified in our amended and restated certificate of incorporation. We cannot assure you that we will achieve the Company Purpose or that the expected positive impact from being a PBC will be realized, which could adversely affect our reputation, business, financial condition, and results of operations. As a PBC, we are required, under Section 366 of the DGCL and pursuant to our amended and restated bylaws, to disclose to stockholders a report at least biennially on our overall performance in promoting the public benefit identified in our amended and restated certificate of incorporation and the best interests of those materially affected by our conduct and on our assessment of our success in achieving the Company Purpose and in promoting those interests. If we are not timely or are unable to provide this report, or if the report is not viewed favorably by parties doing business with us, regulators, others reviewing our credentials, or other stakeholders, including holders of our Class A common stock, our reputation as a PBC may be adversely affected. Our focus on the long-term best interests of our company as a PBC, and the duty of our directors to balance the pecuniary interests of our stockholders, the best interests of those stakeholders materially affected by our conduct, and the Company Purpose, may conflict with short-, medium-, or long-term financial interests and business performance, which may negatively impact the value of our Class A common stock. We have made, and may in the future make, decisions that we believe balance the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct, and the Company Purpose set forth in our amended and restated certificate of incorporation, even if such decisions may negatively impact the short-, medium-, or long-term performance of our business, financial condition, and results of operations or the short-, medium-, or long-term performance of our Class A common stock. This may impact the value of our Class A common stock and make owning our Class A common stock less appealing to investors who are focused on returns. Our decisions and actions in pursuit of long-term success may not result in the long-term benefits we expect, which could adversely affect our business, financial condition, and results of operations, as well as the market price of our Class A common stock. Such decisions and actions may include changes to our models, platform, and applications; limitations on certain uses of our models, platform, and applications; moderating the pace of the development of our models for safety-related reasons; adjustments to the timing of new offerings; changes in how we deliver customer support; investments in our relationships with partners and employees; investments in and introductions of new models, platforms, and applications; investments in social impact initiatives consistent with our public benefit objectives; and changes in our approach to working with local or national jurisdictions on laws and regulations governing our business.

243 Our policies, including those on usage, currently prohibit, or may be revised in the future to prohibit, certain usage or other actions, which may have adverse commercial consequences to us. For example, our usage policy prohibits the use of our models, platform, and applications to develop or operate fully autonomous weapons or to conduct mass surveillance, including mass domestic surveillance, and we have declined to permit such uses based on the Company Purpose, notwithstanding the revenue those or similar uses could generate. Maintaining these limitations has had, and may continue to have, adverse commercial and financial consequences. We have also restricted or delayed the availability of certain capabilities for safety reasons. For example, we initially released our Mythos model only as a gated research preview through Project Glasswing rather than making it broadly available to the public. Similarly, we have chosen not to develop certain commercially attractive offerings, such as image and video generation models, in order to direct our compute toward our research and safety priorities. Our public advocacy, and the decisions we make to moderate the pace of AI development, delay or restrict the release of models or features, or forgo commercial opportunities for safety-related reasons, may not maximize stockholder value, could have a negative impact on the value of our Class A common stock, and could result in litigation. Each of these decisions reflects our directors’ balancing of the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct, and the Company Purpose. While we believe these decisions are consistent with the Company Purpose, as a result of these decisions, we may forgo revenue, customers, or growth opportunities that a corporation managed solely to maximize stockholder value might pursue. Further, while directors of traditional corporations typically have a fiduciary duty to focus on maximizing stockholder value, directors of a PBC have a duty to consider not only the stockholders’ financial interests but also the company’s specific public benefit purpose and the best interests of those stakeholders materially affected by the company’s actions. Thus, our directors are not merely permitted, but obligated, to consider the Company Purpose and the interests of other stakeholders. Under Delaware law, directors are shielded from liability for breach of these obligations if they make informed and disinterested decisions that serve a rational purpose. In the event of a conflict among the interests of our stockholders, the Company Purpose, or the interests of our other stakeholders, our directors must only make informed and disinterested decisions that serve a rational purpose; thus, we cannot guarantee that such a conflict would be resolved in favor of our stockholders’ monetary interests, which could adversely affect our business, financial condition, and results of operations and cause the market price of our Class A common stock to decline. In addition, there is very limited judicial precedent interpreting the balancing requirement applicable to PBCs under Delaware law, particularly for companies with significant scale or visibility, or with a scope of PBC purpose similar to ours. As a result, the scope of directors’ obligations, the standards by which their decisions may be reviewed, and the nature and availability of stockholder remedies in connection with alleged failures to responsibly balance these interests remain uncertain. Future judicial interpretations of these provisions could be more expansive than we currently anticipate and could result in increased litigation risk, greater scrutiny of board decision-making, or outcomes that differ from our expectations. Additionally, as a PBC, we are less vulnerable to an unsolicited takeover effort than a traditional company would be and, therefore, your ability to realize your investment through an acquisition may be limited. We may also not be an attractive target for activists or hedge fund investors because new directors must consider and give appropriate weight to the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct, and the Company Purpose, and stockholders may be able to enforce this obligation through litigation. Further, by requiring that our board of directors consider additional stakeholders and the Company Purpose, and not just maximizing stockholder value, Delaware law could make it easier for our board of directors to reject a hostile bid, even where the acceptance of such a bid would provide the greatest short-term financial yield to investors. 244 In addition, we intend to direct a meaningful portion of our resources toward our public benefit initiatives, which may include contributions to nonprofit organizations, research institutions, underserved communities, and other third parties that may not otherwise have access to frontier intelligence capabilities. These initiatives, which include the Initial Public Benefit Issuance and the future Public Benefit Issuances, have been, and may continue to be, substantial in scale, and we expect to significantly grow these efforts over time. The benefits of such expenditures may be difficult or impossible to measure in financial terms and may not result in any direct or measurable benefit to our business or our stockholders. The amount of resources directed toward these initiatives may, in any given period, reduce our revenue, increase our expenses, or otherwise affect our results of operations. As a Delaware public benefit corporation, we may be subject to increased litigation concerning our board of directors’ obligation to balance our stockholders’ pecuniary interests, the best interests of those materially affected by our conduct, and the Company Purpose, the occurrence of which may have an adverse impact on our business, financial condition, and results of operations. Section 367 of the DGCL provides that stockholders of a Delaware PBC with shares listed on a national securities exchange may only file an action to enforce the statutory balancing requirement imposed on the board of directors by the DGCL if they, individually or collectively, own the lesser of at least two percent of the corporation’s outstanding shares or shares of the corporation with a market value of at least $2,000,000 as of the date the action is instituted and, in the case of a derivative action, such stockholders satisfy any other conditions applicable to filing a derivative action. This potential liability for enforcement of the statutory balancing requirement does not exist for traditional corporations. Therefore, we may be subject to the possibility of increased litigation, which would require the attention of our management, and, as a result, may adversely affect our management’s ability to effectively execute our strategy. There is limited judicial precedent for this type of balancing litigation, which may create uncertainty around the scope of our directors’ obligations or the remedies available to stockholders. Additionally, any such litigation may be costly, which may adversely affect our business, financial condition, and results of operations. Our amended and restated bylaws will designate a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between us and our stockholders, and also provide that the federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, each of which may limit our stockholders’ ability to choose the judicial forum for disputes with us or our directors, officers, stockholders, or employees. Our amended and restated bylaws, which will become effective immediately prior to the completion of this Offering, will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, stockholders, or officers or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the DGCL, or as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware, (iv) any action arising pursuant to or to interpret, apply, enforce, or determine the validity of our amended and restated certificate of incorporation, or our amended and restated bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine, except for, in all cases, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of

245 such court within 10 days following such determination). Section 22 of the Securities Act establishes concurrent jurisdiction for federal and state courts over Securities Act claims. Accordingly, both state and federal courts have jurisdiction to hear such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our amended and restated bylaws will also provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for resolving any complaint asserting a cause or causes of action arising under the Securities Act against any person in connection with any offering of our securities, including, without limitation, any auditor, underwriter, expert, control person, or other defendant. Unless we consent in writing to the selection of an alternative forum, the United States District Court for the District of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any derivative action or proceeding brought to enforce any duty or liability created by the Exchange Act or the rules or regulations thereunder. All other claims arising under the Exchange Act may be brought in any federal court of competent jurisdiction. Any person or entity purchasing, holding, or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to the foregoing bylaw provisions. Although we believe these exclusive forum provisions benefit us by providing increased consistency in the application of Delaware law and federal securities laws in the types of lawsuits to which each applies, the exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our current or former directors, officers, stockholders, or other employees, which may discourage lawsuits with respect to such claims against us and our current and former directors, officers, stockholders, or other employees. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder as a result of our exclusive forum provisions. Provisions in our amended and restated certificate of incorporation and amended and restated bylaws could make a merger, tender offer, proxy contest, or other significant corporate transaction difficult, potentially depressing the market price of our Class A common stock. Our amended and restated certificate of incorporation and amended and restated bylaws, which will become effective immediately prior to the completion of this Offering, will contain a number of provisions that may make the acquisition of our company more difficult. Such provisions will include: • a multi-class common stock structure, which will provide the LTBT and the Founder LLC with the ability to elect all members of our board of directors, and will provide the Founder LLC with the ability to determine the outcome of all matters submitted to a vote of our stockholders generally (including the approval of any merger, sale of our company, and other significant corporate transaction requiring stockholder approval) for the foreseeable future; • prior to the Class F Sunset Time, vacant or newly created directorships for any directors who are not Class T directors can be filled by our board of directors in accordance with a notice from the Founder LLC or by the holders of our Class A common stock and Class F common stock, voting together or acting by written consent; • prior to the Class T Sunset Time, the number of directors constituting our board of directors will be permitted to be set only with the approval of 80% of the authorized members of our board of directors (rounded up or down to the nearest whole number (any exact 0.5 rounding up)); 246 • a special meeting of our stockholders may only be called by (i) our board of directors acting pursuant to a resolution adopted by a majority of the authorized members of our board of directors; (ii) the Chairperson of our board of directors; (iii) our Chief Executive Officer; (iv) our President; (v) following the Class F Sunset Time, a majority of the directors who are not Class T directors; (vi) prior to the Class F Sunset Time and only with respect to a special meeting at which holders of our Class E common stock will be asked to vote on a proposal, the secretary of the company; or (vii) prior to the Class F Sunset Time, the Founder LLC as the holder of our Class F common stock; • prior to the Class F Sunset Time and the Class T Sunset Time, stockholders may act by written consent only with respect to (i) any action to nominate, elect, or remove directors or appoint a director to fill any vacancy or newly created directorship; (ii) any action to satisfy certain redemption and protective provisions in our amended and restated certificate of incorporation related to our Class F common stock, Class T common stock, and Class E common stock; and (iii) any matter in which stockholders vote together as a single class if such matter is first approved or requested by our board of directors, and following both the Class F Sunset Time and the Class T Sunset Time, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any written consent of our stockholders; notwithstanding the foregoing, any action required or permitted to be taken by the holders of our Class E common stock must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders; • advance notice procedures required for Class A stockholders to nominate candidates for election as directors or to bring matters before an annual meeting of stockholders; • following the Class F Sunset Time, our board of directors will shift to having a classified board of directors consisting of three classes of directors with staggered three-year terms; • following the Class F Sunset Time, 66 2/3% of the voting power of our Class A common stock will be required to amend certain provisions in our amended and restated certificate of incorporation and our amended and restated bylaws; • not providing for cumulative voting; and • authorizing undesignated preferred stock, the issuance and terms of which may be established by 80% of the authorized members of our board of directors (rounded up or down to the nearest whole number (any exact 0.5 rounding up)) and, prior to the Class F Sunset Time, only with the consent of the Founder LLC as the holder of our Class F common stock. These provisions, alone or together, could discourage, delay, or prevent a transaction involving a change in control of our company. These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors of their choosing and to cause us to take other corporate actions they desire, any of which, under certain circumstances, could limit the opportunity for our stockholders to receive a premium for their shares of our Class A common stock, and could also affect the price that some investors are willing to pay for our Class A common stock.

247 Risks Related to Ownership of our Class A Common Stock There has been no prior public trading market for our Class A common stock, and an active trading market may not develop or be sustained following this Offering. We have applied to list our Class A common stock on the Nasdaq Global Select Market under the symbol “ANT.” However, prior to this Offering, there has been no public trading market for our Class A common stock. We cannot assure you that an active trading market for our Class A common stock will develop on such exchange or elsewhere or, if developed, that any market will be sustained. The initial public offering price of our Class A common stock will be determined through negotiations among us, the selling stockholders, and the underwriters. This price will not necessarily reflect the price at which investors in the market will be willing to buy and sell shares of our Class A common stock following this Offering. The market price of our Class A common stock may be volatile, and you may lose all or part of your investment. We cannot predict the prices at which our Class A common stock will trade. The initial public offering price of our Class A common stock will be determined through negotiations among us, the selling stockholders, and the underwriters. This price will not necessarily reflect the price at which investors in the market will be willing to buy and sell shares of our Class A common stock following this Offering. The market price of our Class A common stock following this Offering may fluctuate substantially, depending on a number of factors, many of which are beyond our control and may not be related to our operating performance. These fluctuations may cause you to lose all or part of your investment in our Class A common stock. Factors that may cause fluctuations in the market price of our Class A common stock include the following: • price and volume fluctuations in the overall stock market from time to time, including fluctuations due to general economic uncertainty or negative market sentiment; • volatility in the market and trading volumes of technology stocks; • supply chain constraints, particularly those impacting compute, and new and evolving trade regulations and tariffs, and countermeasures; • changes in the operating performance and stock market valuations of other technology companies generally, or those in our industry in particular; • sales of shares of our Class A common stock by us or our stockholders, as well as the anticipation of lock-up releases; • rumors and market speculation involving us or other companies in our industry or related industries; • failure of securities analysts to maintain coverage of us, changes in financial estimates by securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors; • actual or perceived significant data breaches involving our business; • the financial or non-financial projections we may provide to the public, any changes in those projections, or our failure to meet those projections; 248 • third-party data published about us or other companies in our industry, whether or not such data is accurate; • announcements by us or our competitors of new models, platforms, or applications; • the public’s reaction to our press releases, other public announcements, and filings with the SEC; • fluctuations in the trading volume of shares of our Class A common stock or the size of our public float; • short selling of our Class A common stock or related derivative securities; • actual or anticipated changes or fluctuations in our results of operations; • actual or anticipated developments in our business, our competitors’ businesses, or the competitive landscape generally; • changes in the anticipated future size or growth rate of our addressable markets; • our issuance of shares of our Class A common stock, including as a result of the conversion of our Class N common stock in connection with certain transfers; • litigation or regulatory action involving us, our industry, or both, or investigations by regulators into our operations or those of our competitors; • developments or disputes concerning our intellectual property or other proprietary rights; • announced or completed acquisitions of businesses or technologies, or similar strategic transactions, by us or our competitors; • new laws or regulations or new interpretations of existing laws or regulations applicable to our business; • regulatory enforcement actions or other governmental efforts affecting our models, platform, and applications; • changes in accounting standards, policies, guidelines, interpretations, or principles; • major catastrophic events such as war, incidents of terrorism, pandemics, or responses to such events; • any additions or departures of founders, board members, management, or key personnel; • general economic conditions and slow or negative growth of our markets; • potential allocation to retail investors of a minority of shares of our Class A common stock sold in this Offering; and • retail investor interest in our Class A common stock on an ongoing basis following this Offering. In addition, if the market for technology stocks or the stock market in general experiences a loss of investor confidence, the market price of our Class A common stock may decline for reasons unrelated to our business, financial condition, and results of operations. The market price of our Class A common stock may

249 also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. Accordingly, we cannot assure you of the liquidity of any trading market, your ability to sell your shares of our Class A common stock when desired, or the prices that you may obtain for your shares of our Class A common stock. In the past, stockholders have initiated securities class action lawsuits against companies following periods of stock price volatility. If the market price of our Class A common stock is volatile, we may become the target of securities litigation. Such litigation may subject us to substantial costs, divert resources and management’s attention, and adversely affect our business, financial condition, and results of operations. The issuance of additional stock in connection with financings, acquisitions, investments, our equity incentive plans, the conversion of our outstanding convertible promissory notes, the conversion of our outstanding Class N common stock, our public benefit initiatives, or otherwise will dilute the interests of the holders of our Class A common stock. Our amended and restated certificate of incorporation that will become effective immediately prior to the completion of this Offering authorizes us to issue up to an aggregate of 300,000,000,000 shares of Class A common stock, 100,000,000,000 shares of Class N common stock, one share of Class T common stock, one share of Class F common stock, 30,000,000,000 shares of Class E common stock, and 30,000,000,000 shares of preferred stock, with such rights, powers, and preferences as may be determined by our board of directors (subject to limitations in our amended and restated certificate of incorporation, which will become effective immediately prior to the completion of this Offering, or prescribed by Delaware law). Subject to compliance with applicable rules and regulations, we may issue shares of our capital stock or securities convertible into shares of our capital stock from time to time in connection with a financing, an acquisition, an investment, our equity incentive plans, the conversion of our outstanding convertible promissory notes, the conversion of our Class N common stock, our public benefit initiatives, which may include issuances of equity to third parties such as nonprofit organizations, research institutions, or other recipients, or otherwise, including the Public Benefit Issuances. Any such issuances may result in substantial dilution to the holders of our Class A common stock and cause the market price of our Class A common stock to decline. For a discussion of the dilutive impact of our Class N common stock on the holders of our Class A common stock, please refer to “—A substantial number of shares of our Class N common stock will be outstanding upon the completion of this Offering and the concurrent private placement, which will dilute the voting power of the holders of our Class A common stock upon conversion” below. In addition, registration rights agreements entered into with counterparties to certain of our NPAs provide such counterparties with rights to cause us to register for resale after this Offering (i) shares of our common stock underlying such notes, (ii) shares of Class A common stock issuable upon conversion of Class N common stock issued upon conversion of the notes, and (iii) shares of our Class A common stock issuable upon conversion of Class N common stock issued to Google in connection with the concurrent private placement. The exercise of such registration rights could facilitate sales of large blocks of our Class A common stock into the public market, which could depress the market price of our Class A common stock or increase its volatility. A substantial number of shares of our Class N common stock will be outstanding upon the completion of this Offering and the concurrent private placement, which will dilute the voting power of the holders of our Class A common stock upon conversion. Immediately prior to the completion of this Offering and the concurrent private placement, after giving effect 250 to the Preferred Stock Conversion, Convertible Notes Conversion, and Initial Public Benefit Issuance, we will have 5,307,329,452 shares of Class N common stock outstanding, representing approximately 44.5% of our outstanding capital stock prior to this Offering and the concurrent private placement and approximately 43.2% of our outstanding capital stock following the completion of this Offering and the concurrent private placement (in each case, excluding our Class T common stock, Class F common stock, and Class E common stock). After giving effect to the Preferred Stock Conversion and the Convertible Notes Conversion, Amazon and Google will each hold greater than five percent of our outstanding capital stock. Although our Class N common stock is non-voting, their holdings represent a significant economic interest in our company, and because our Class N common stock converts into Class A common stock upon transfer to an unaffiliated third party, these shares could also become significant to the voting power of our Class A common stock following any such transfer. Amazon and Google will hold 1,920,511,218 and 1,654,463,134 shares of our Class N common stock, respectively, immediately prior to the completion of this Offering and the concurrent private placement (after giving effect to the Preferred Stock Conversion and the Convertible Notes Conversion), and will hold 1,920,511,218 and 1,789,598,269 shares of our Class N common stock, respectively, immediately following the Offering and the concurrent private placement. An aggregate of an additional 1,563,617,444 shares of Class N common stock will be issuable after this Offering upon conversion of remaining outstanding convertible promissory notes, all of which are held by Amazon, that cannot convert immediately prior to the completion of this Offering without exceeding the applicable ownership cap. Additional shares of Class N common stock may also be issued following this Offering and the concurrent private placement pursuant to the Public Benefit Issuances, future drawdowns and related issuances or conversions under our NPAs, and certain contractual rights. Please refer to “4: Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows— Liquidity and Capital Resources—Contractual Obligations—Convertible Notes,” “Section 2: Company Overview, 3: Business—Our Commitment to Public Benefit” and “Section 5: Status of the Filing Company, 1: Status of Shares, etc., (1): Total Number of Shares, etc., (i) Total Number of Shares.” Although our Class N common stock is not entitled to vote, it is entitled to economic rights equivalent to those of our Class A common stock, including the right to participate ratably with our Class A common stock in any dividends we may declare and in distributions upon a liquidation, dissolution, or winding up. As a result, the shares of Class N common stock issued in connection with the completion of this Offering as a result of the Preferred Stock Conversion, Convertible Notes Conversion, and the concurrent private placement will dilute the economic interests, including any dividends and any proceeds available for distribution to stockholders, of the holders of our Class A common stock, and such shares are included together with our Class A common stock in determining net tangible book value per share. The shares of Class N common stock will automatically convert into an equal number of shares of Class A common stock upon a transfer effected through: (i) a registered offering or an open market sale of such shares or (ii) a transfer to an unaffiliated third party, subject to certain limitations described in “Section 1: Overview of the Legal System in the Home Country, 1: Overview of Corporate Structure and Related Matters, (2): Corporate Arrangements under the Articles of Incorporation and Other Governing Documents of the Filing Company, (a): Summary of Information Regarding Shares—Description of Capital Stock.” While held as Class N common stock, these shares are non-voting and therefore do not impact the voting power of the holders of our Class A common stock. Upon the conversion of shares of Class N common stock into Class A common stock, however, the resulting shares of Class A common stock will be entitled to one vote per share and the issuance of such shares will dilute the voting power of the existing holders of our Class A common stock. Any shares of Class N common stock that we issue in the future would have the same effect, diluting the economic interests of the holders of our Class A common stock while

251 outstanding, as well as diluting their voting power upon conversion into Class A common stock. Future issuances of our Class A common stock and Class N common stock will not dilute the voting power of our Class F common stock. Future issuances of our Class A common stock, including upon conversion of our Class N common stock, and our Class N common stock will not dilute the voting power of our Class F common stock because our Class F common stock is entitled to a fixed 50.1% of the total voting power of our outstanding shares of capital stock as of the applicable record date with respect to matters submitted to stockholders generally. For example, if we were to issue 1,000,000 additional shares of Class A common stock, our Class F common stock would automatically be entitled to an incremental number of votes sufficient to cause the aggregate voting power of our Class F common stock to equal 50.1% of the total voting power of our outstanding shares of capital stock as of the applicable record date with respect to matters submitted to stockholders generally, or approximately 1,004,008 additional votes. Any future issuances of additional shares of Class A common stock, including upon conversion of our Class N common stock, and Class N common stock will not be subject to approval by our stockholders except as required by the listing standards of the Nasdaq Global Select Market. Future sales of our Class A common stock in the public market could cause the market price of our Class A common stock to decline. The market price of our Class A common stock may decline due to sales of a large number of shares of our Class A common stock in the market after this Offering. The potential for such sales to occur may also depress the market price of our Class A common stock. Following the completion of this Offering and the concurrent private placement, based on 6,626,640,437 shares of our Class A common stock outstanding and 5,307,329,452 shares of Class N common stock outstanding as of September 30, 2026 (after giving effect to the Preferred Stock Conversion, Convertible Notes Conversion, Initial Public Benefit Issuance, and RSU Settlement), we will have a total of 7,427,991,791 shares of Class A common stock outstanding and 5,658,680,800 shares of Class N common stock outstanding. Our directors, executive officers, and the holders of substantially all of our capital stock and securities convertible into or exchangeable for our capital stock have entered into market standoff agreements with us or have entered or will enter into lock-up agreements with Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, on behalf of the underwriters, under which they have agreed, subject to specific exceptions including specified early expiration provisions, to certain restrictions on their ability to transfer any shares of our Class A common stock or Class N common stock or securities directly or indirectly convertible into or exchangeable or exercisable for our Class A common stock or Class N common stock during the period ending (i) in the case of our co-founders and certain of our stockholders holding more than 0.5% of our fully diluted shares prior to this Offering, on the earlier of (A) 6:00 AM Eastern Time on the second full trading day immediately following the public release of our quarterly financial results for the fiscal quarter ending September 30, 2027 and (B) immediately after the close of the trading day on the 365th day after the Pricing Date, and (ii) in the case of all other such holders, on the earlier of (A) 6:00 AM Eastern Time on the second full trading day immediately following the public release of our quarterly financial results for the fiscal quarter ending March 31, 2027 and (B) immediately after the close of the trading day on the 180th day after the Pricing Date. In addition, up to 316 million shares of our Class A common stock may become eligible for sale beginning on the first trading day following the Pricing Date, and up to 3.3 billion additional shares may become eligible for sale prior to the expiration of the period described in clause (ii) above. Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC may release stockholders from the lock-up agreements, and we may, generally only with their consent, release stockholders from the market standoff agreements, in each case prior to the end of the 252 applicable period. Please refer to “Part I: Securities Information, Special Notes Regarding the Offering or Sale, 4: Lock-up and Market Standoff Agreements” for further information about these agreements, including the specified early expiration provisions. The shares of our Class N common stock to be sold in the concurrent private placement will not be subject to any market standoff agreement or lock-up agreement. These shares will be “restricted securities” under the Securities Act and may be resold only pursuant to an effective registration statement or an available exemption from registration, including Rule 144, and certain of the purchasers may have registration rights as described under “Section 1: Overview of the Legal System in the Home Country, 1: Overview of Corporate Structure and Related Matters, (2) Corporate Arrangements under the Articles of Incorporation and Other Governing Documents of the Filing Company (a) Summary of Information Regarding Shares—Description of Capital Stock—Registration Rights.” Because shares of our Class N common stock convert into shares of our Class A common stock upon a qualifying transfer, sales of these shares, or the perception that such sales may occur, could cause the market price of our Class A common stock to decline. As a result of these agreements and the provisions of our amended and restated investors’ rights agreement, dated as of May 28, 2026 (our “IRA”), as described further in “Section 1: Overview of the Legal System in the Home Country, 1: Overview of Corporate Structure and Related Matters, (2): Corporate Arrangements under the Articles of Incorporation and Other Governing Documents of the Filing Company, (a): Summary of Information Regarding Shares—Description of Capital Stock—Registration Rights,” and subject to the provisions of Rule 144 or Rule 701 under the Securities Act, additional shares of our Class A common stock (including shares issuable upon conversion of our Class N common stock) will become available for sale in the public market at various times after the date of this Offering, beginning on the first trading day following the Pricing Date. Because shares released from these restrictions will become freely tradable simultaneously with the shares sold in this Offering, purchasers of our Class A common stock in the public market following this offering may be unable to determine whether their shares were issued pursuant to the registration statement in the United States relating to this Offering. The ability to bring a claim under Section 11 or Section 12(a)(2) of the Securities Act requires that the security purchased be traceable to the allegedly defective registration statement, and tracing shares to this registration statement may be more difficult because registered and unregistered shares begin trading at approximately the same time. As a result, such purchasers may be unable to assert claims under Section 11 or Section 12(a)(2) of the Securities Act for any material misstatements or omissions in the registration statement or the U.S. prospectus. Upon completion of this Offering, stockholders owning an aggregate of up to 8,392,550,277 shares of our Class A common stock (including those issuable upon conversion of our Class N common stock) will be entitled, under our IRA, to demand registration rights. In addition, Google will be entitled to demand and Form S-3 registration rights under the Google RRA, including with respect to the Class A common stock underlying the shares it purchases in the concurrent private placement. Please refer to “Section 1: Overview of the Legal System in the Home Country, 1: Overview of Corporate Structure and Related Matters, (2) Corporate Arrangements under the Articles of Incorporation and Other Governing Documents of the Filing Company (a) Summary of Information Regarding Shares—Description of Capital Stock—Registration Rights.” In addition, we intend to file a registration statement to register shares reserved for future issuance under our equity compensation plans. Upon effectiveness of that registration statement, subject to the satisfaction of applicable vesting periods and the expiration or waiver of the lock-up and market standoff agreements referred to above, the shares issued upon exercise of outstanding stock options or settlement of RSUs will be available for immediate resale in the United States in the open market.

253 In addition, our co-founders have each pledged to dedicate 80% of their personal equity in Anthropic to philanthropic causes. These commitments are voluntary, revocable expressions of each co-founder’s philanthropic intent and do not constitute legally binding obligations. The timing, amount, recipients, structure, and manner of any donations in furtherance of this pledge are uncertain and will depend on a variety of factors, including each co-founder’s individual circumstances, tax and estate planning considerations, applicable transfer restrictions, market conditions, and philanthropic priorities at the relevant time. The co-founders may satisfy this pledge over time through a variety of means, including donations to donor-advised funds, charitable organizations, private foundations, or other philanthropic vehicles, certain of which have entered into irrevocable proxy agreements with us, as described under “5: Material Contracts —Irrevocable Proxy Agreements between the Company, Chief Executive Officer, and Daffy Charitable Fund dated as of October 6, 2025 and Irrevocable Proxy Agreements between the Company, Chief Executive Officer, and Dechomai Asset Trust dated as of December 20, 2024.” Donations of shares of our Class A common stock in furtherance of this pledge and any subsequent sales by recipients could, subject to the lock-up and market standoff agreements described above and applicable securities laws, result in the sale of a significant number of shares in the public market. Because the timing and amount of any such donations and sales cannot be predicted, any such sales, or the perception that such sales could occur, could depress the market price of our Class A common stock. These pledges relate to the co-founders’ personal economic interests in shares of our Class A common stock and do not apply to our Class F common stock or alter the Founder LLC voting structure described under “Section 5: Status of the Filing Company, 3: Status of Corporate Governance, (1): Overview of Corporate Governance— Our Governance Structure and Its Goals—Founder Voting Structure.” As such, as our co-founders make donations in furtherance of this pledge, their personal economic interests in us will decrease while their voting control through the Founder LLC will remain unchanged for so long as each co-founder continues to satisfy the minimum retained ownership condition for continued membership in the Founder LLC described in “Section 1: Overview of the Legal System in the Home Country, 1: Overview of Corporate Structure and Related Matters, (2): Corporate Arrangements under the Articles of Incorporation and Other Governing Documents of the Filing Company, (a): Summary of Information Regarding Shares—Description of Capital Stock— Founder LLC Agreement,” which may reduce the alignment between the interests of our co-founders and those of our other stockholders, or cause those interests to diverge. Sales of our Class A common stock by stockholders as lock-up restrictions end or pursuant to registration rights may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales may also cause the market price of our Class A common stock to fall and make it more difficult for you to sell shares of our Class A common stock. Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain. We do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to fund the development and growth of our business. In addition, the A&R Credit Agreement contains, and any future credit facility or financing we obtain may contain, terms limiting the amount of cash dividends that may be declared or paid on our capital stock. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and applicable contractual restrictions. As a result, stockholders should rely on sales of their Class A common stock or Class N common stock after price appreciation, if any, as the only way to realize any future gains on their investment. 254 If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about us, our business, or our market, or if they change their recommendation regarding our Class A common stock adversely, the market price and trading volume of our Class A common stock could decline. The market price and trading volume for our Class A common stock will depend in part on the research and reports that securities or industry analysts publish about us, our business, our market, or our competitors. The analysts’ estimates are based upon their own opinions and are often different from our estimates or expectations. If any of the analysts who cover us change their recommendation regarding our Class A common stock adversely, provide more favorable relative recommendations about our competitors, or publish inaccurate or unfavorable research about our business, the price of our securities would likely decline. If few securities analysts commence coverage of us, or if one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets and demand for our securities could decrease, which could cause the price and trading volume of our Class A common stock to decline.

255 4. 【Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows】 The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the section titled “Section 2: Company Overview, 1: Trends in Key Financial Indicators” and the consolidated financial statements and related notes thereto included elsewhere in this document. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements. Factors that could cause or contribute to such differences include those identified below and those discussed elsewhere in this document, particularly in the sections titled “3: Business and Other Risks” and “Part II: Corporate Information—SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.” Financial data as of and for the years ended December 31, 2023, 2024, and 2025 have been derived from our audited consolidated financial statements appearing at the end of this document. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. Overview Anthropic was founded in 2021 by a team of researchers responsible for many of the breakthroughs that define super intelligence.11 We are first and foremost a research lab—our mission is the responsible development and maintenance of advanced AI for the long-term benefit of humanity. This mission directs our focus—along with our talent and culture, our frontier and safety research, our approach to compute, and our enterprise strategy, it is one of the core advantages that set us apart. These advantages enable us to continuously advance frontier intelligence and shape the standards for its safe and responsible development. Our frontier intelligence, Claude, is delivered to customers through our models, platform, and applications. Claude has experienced the fastest enterprise adoption of any technology in history, as 11 For purposes of this document, we use the terms “super intelligence,” “SI,” “artificial intelligence,” and “AI” interchangeably. 256 demonstrated by revenue growing from $0 at commercial launch in the first quarter of 2023 to $17.0 billion for the three months ended September 30, 2026. Our Financial Model Our financial model is built on four primary drivers that define the trajectory of our results: • Adoption of Claude. The advancing intelligence and capabilities of each successive version of a Claude model drive the diffusion of Claude across the global economy. As new customers adopt Claude and existing customers expand their usage into new workflows, our revenue grows. • Compute Efficiency. We are focused on increasing the intelligence produced and revenue generated per dollar of compute invested and have delivered significant efficiency improvements. • Operating Efficiency. Our high talent density, efficient go-to-market, and how extensively our teams leverage Claude in their work help to drive improved operating margin, Adjusted Operating Margin, and revenue per employee. • Compute Investments. Investing in compute is critical to support our long-term growth, and we intend to continue making substantial investments in compute. The drivers of our financial model materialize on different timelines. The adoption of Claude and associated revenue growth, compute efficiency, and operating efficiency have each increased rapidly over time. Compute is procured and committed in advance and the expense is incurred as it is brought online and added to our fungible pool, often in large, discrete steps. The fungible pool can support all workloads dynamically, including research, model development, serving customers, and internal usage of Claude. As

257 a result, there is a lag between when investment is committed and when the full revenue associated with such investment is realized. This dynamic has produced a financial model in which our operating margin and Adjusted Operating Margin for the nine months ended September 30, 2026 have expanded significantly year over year. As significant incremental compute is brought online in future periods, the associated expense will be recognized in advance of the full revenue that the compute will ultimately support, and we expect operating margin and Adjusted Operating Margin may compress in those periods. At our current stage, this cycle is an inherent aspect of our business and will cause operating margins to fluctuate from period to period, at times meaningfully, even if the underlying economics of the business continue to improve. In addition, the majority of our compute is contracted under multi-year commitments that we typically procure 12 to 18 months in advance of availability. When customer demand or research needs exceed this long-term capacity, we procure short-term compute that currently costs significantly more than comparable compute procured under our multi-year commitments. We expect our use of short-term compute to continue to increase in the near term and to in turn compress our operating margin and Adjusted Operating Margin as a result. Adoption of Claude Each successive version of a Claude model is designed to advance the frontier with capabilities that customers value most, including coding, agentic workflows, computer use, and complex reasoning, which unlock new categories of use and drive compounding demand from new and existing customers. Claude’s intelligence is a primary driver of its diffusion and our revenue growth: because Claude leads at the AI frontier, customers rapidly adopt it, quickly see real value, and organically expand their use. We complement this intelligence-led growth with direct go-to-market and Applied AI teams and extend our reach through native availability across all three major cloud platforms—AWS, GCP, and Azure—and through partnerships with systems integrators, consultants, and data platforms. We deliver this intelligence through an integrated approach. Our Claude model family is the foundation, with model classes optimized for different points along the capability-cost-speed curve. On top of our models, Claude Platform gives developers access to the primitives we use ourselves, which they can use to build their own AI solutions. We have also built first-party applications on Claude Platform for customers that prefer a ready-to-deploy option. We believe the value of this integrated approach is reflected in the increasing number of customers that use both Claude Platform and our first-party applications. For the three months ended September 30, 2026, over 50% of our customers with $100,000 or more of revenue on a TTM basis used Claude Platform and at least one of our first-party applications, up from approximately 30% for the three months ended December 31, 2025. As more customers adopt Claude and expand their usage, we have rapidly grown our base of customers that generate meaningful revenue. We had more than 11,900 customers with $100,000 or more of revenue on a TTM basis as of September 30, 2026, up from more than 950 as of September 30, 2025. In addition, as customers further embed Claude into their most critical workflows and growth initiatives, many rapidly expand their deployments into higher revenue tiers. As of September 30, 2026, we had more than 1,900 customers with $1 million or more of revenue on a TTM basis and approximately 250 customers with $10 million or more of revenue on a TTM basis. 258 This customer momentum is driven by significant usage expansion as customers realize the value of deploying Claude across their organizations. The value that Claude delivers to customers has helped drive our Net Revenue Retention of approximately 900% as of September 30, 2026. The growth in our business reflects the degree to which enterprises are embedding Claude directly into their business-critical workflows. Despite these trends, adoption across the global economy remains nascent. As Claude’s capabilities continue to advance, we believe the addressable opportunity will expand, and Claude will continue its rapid diffusion across more enterprises. Compute Efficiency Compute is the most significant operating cost in our business, and compute efficiency is a critical determinant of our operating efficiency and revenue. Our research-driven algorithmic improvements in training and inference optimization and multi-chip compute architecture have combined to dramatically increase our compute efficiency as our revenue has scaled. The result is that we are able to continue increasing the intelligence our research can produce and the revenue our business can generate per dollar of compute investment. We define compute efficiency as maximizing the intelligence produced and revenue generated per dollar of compute invested. Three pillars drive our compute efficiency: (1) Training Efficiency. Our researchers regularly innovate compute multipliers. Increasingly, Claude itself assists in the research and engineering that produce each successive version of our models, which is a recursive dynamic we refer to as “closing the loop,” with successive versions of our models accelerating the development of the next and compounding these gains across model generations. (2) Inference Efficiency. Our researchers have delivered meaningful compute multipliers for inference—reducing the compute required to serve a given level of model performance—while our engineering teams have driven significant optimizations in how efficiently that compute is utilized in production. This allows us to provide greater value for customers and generate greater

259 revenue from our compute base over time, which is critical as we have consistently operated in a compute-constrained environment where customer demand exceeds available compute. (1) Multi-Chip Compute Approach. We train and serve Claude natively across four major chip families (AWS Trainium, Google TPUs, NVIDIA GPUs, and AMD GPUs) using a proprietary orchestration layer that enables us to optimize workloads for price and performance. This flexibility, which took years and significant investment to build and we believe is difficult to replicate at scale, expands our available compute, reduces dependence on any single vendor, and enables us to continuously route workloads to the most optimal hardware for those workloads. This foundation, paired with Claude’s increasing understanding of chip and model architectures, allows us to onboard new chip platforms in a fraction of the time this once required. Revenue per dollar of compute has expanded meaningfully, even as we have accelerated research and product velocity and expanded our internal Claude usage. For example, our revenue grew 1,127% year over year for the three months ended September 30, 2026, compared to our compute and infrastructure expenses that grew 382% during the same period. While serving our growing customer demand, we also advanced the frontier with new leading models, including Mythos 5, Fable 5, and Opus 5, and launched new products, including Claude Cowork, Claude Security, and Claude Design. In the three months ended September 30, 2026, our underlying compute efficiency improvements were partially offset by the delivery of additional compute, including $5.0 billion of compute under short-term commitments, which currently costs significantly more than comparable compute procured under our multi- year commitments. This reduced revenue per dollar of compute compared to the preceding quarter. 260 Operating Efficiency Our operating efficiency is derived from our high talent density, our efficient go-to-market, and how extensively our teams leverage Claude in their work. Claude is the common thread, amplifying the output of our employees. For example, over 90% of the contributions to our codebase in September 2026 were written by Claude. Additionally, the average daily volume of code contributed to our codebase per engineer in the three months ended September 30, 2026 was over 45 times the average daily volume in the year ended December 31, 2024. From September 30, 2025 to September 30, 2026, TTM revenue increased approximately 1,200% while headcount increased approximately 170%, driving TTM revenue per employee from $1.4 million to over $6.6 million, a reflection of extraordinary talent density and a culture built to compound it. Our go-to-market model reflects this as well—intelligence-led growth and broad distribution partnerships enable us to rapidly expand customer adoption and revenue without being limited by the rate at which we can grow our sales and marketing organization, resulting in greater sales efficiency as compared to typical enterprise technology companies. Our revenue was $33.2 billion for the nine months ended September 30, 2026, up from $2.5 billion for the nine months ended September 30, 2025. Our operating loss was $1.3 billion for the nine months ended September 30, 2026, down from $5.2 billion for the nine months ended September 30, 2025. The result of our revenue growth, compute efficiency, and operating efficiency has been a significant improvement in Adjusted Operating Income, which was $4.1 billion for the nine months ended September 30, 2026, up from an Adjusted Operating Loss of $3.1 billion for the nine months ended September 30, 2025. We expect operating margin and Adjusted Operating Margin to fluctuate over time, particularly in periods when substantial incremental compute is delivered to us and we incur the associated expenses. See the section titled “—Non-GAAP Financial Measures” for a description of and information about Adjusted Operating Income (Loss) and Adjusted Operating Margin, as well as a reconciliation of these measures to the most directly comparable financial measures calculated in accordance with GAAP. Our operating loss was $567 million for the three months ended September 30, 2026, compared to an operating income of $974 million for the three months ended June 30, 2026, primarily driven by $5.0 billion of compute under short-term commitments, which currently costs significantly more than comparable compute procured under our multi-year commitments, and $2.0 billion of non-cash charges related to our donation matching program. Adjusted Operating Income increased for the three months ended September 30, 2026 to $2.5 billion compared to $2.2 billion for the three months ended June 30, 2026, while Adjusted Operating Margin

261 decreased from 19% for the three months ended June 30, 2026 to 15% for the three months ended September 30, 2026, primarily driven by the $5.0 billion of short-term compute noted above. Compute Investments Investing in compute is a prerequisite for long-term growth. We invest in compute for research, model development, serving customers, and internal usage of Claude. Our commercial traction, research progress, and the scale of the opportunity ahead give us the conviction to continue investing aggressively in compute. An increasing portion of these investments relates to building out our own compute and infrastructure and vertically integrating across the compute supply chain to secure long-term compute at the scale required for frontier model development. These investments take the form of capital expenditures and other commitments, including lease obligations, that we incur well in advance of the related compute becoming operational and generating revenue. As a result, we expect this build-out to change the cash flow profile of our business and to be a significant use of net cash in operating and investing activities for the foreseeable future. Please refer to “—Liquidity and Capital Resources” for more information. In addition, as our compute needs have grown substantially, we are shifting from sourcing compute solely through fixed-term cloud agreements to a hybrid model that also includes leasing chips directly and hosting them in dedicated facilities operated on our behalf. We refer to this additional source of compute as Anthropic Direct, which helps to address our scaling compute requirements and we believe will provide long-term economic advantages. Anthropic Direct represents a more flexible use of capital by allowing us to separate our commitments for data center capacity from our commitments for the compute infrastructure deployed inside them. Because data centers require longer lead times but represent a smaller fraction of total compute costs, this approach enables us to secure data center capacity early while deferring larger accelerator investments until our specific compute needs are more certain. As of and subsequent to September 30, 2026, we have entered into purchase commitments and lease agreements, including short-term commitments, as well as leases not yet commenced, with an aggregate committed spend of approximately $900.9 billion. These commitments include approximately $451.6 billion expected to be incurred before December 31, 2030, and substantially all of the remainder is expected to be incurred between 2031 and 2045. Approximately $70.7 billion of these commitments are due in the 12 262 months following September 30, 2026. A significant portion of this total committed spend relates to Anthropic Direct, and we expect it to represent a growing share of our compute investments over time. The flexibility from Anthropic Direct allows us to backfill the short-term compute we procure during periods of high demand with more cost-effective, long-term compute as our dedicated infrastructure comes online. We intend to fund these investments through the revenue we generate and the capital that we raise. As of September 30, 2026, and prior to taking into account the net proceeds to us from this offering and the concurrent private placement, we had $146.6 billion of liquidity, consisting of $95.6 billion of cash and cash equivalents, $36.3 billion of short-term investments, and $14.8 billion of availability under our A&R Credit Facility (as defined below). We also maintain significant funding support from our strategic partners, including up to $77.0 billion in available financing capacity under our NPAs and up to $5.0 billion in equity commitments (of which $10.0 billion and $2.5 billion, respectively, will be reduced upon the closing of the concurrent private placement, the proceeds of which are included in the net proceeds described below). In addition, we estimate that the net proceeds to us from this offering and the concurrent private placement will be approximately $84.6 billion, based upon the assumed initial public offering price of $74.00 per share, which is the midpoint of the Initial Preliminary Price Range (or, if subsequently revised, the Revised Preliminary Price Range), and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, or approximately $93.7 billion if the underwriters’ option to purchase additional shares of our Class A common stock from us is exercised in full. How We Generate Revenue At the foundation of our business is our family of four Claude model classes—Mythos (including Fable), Opus, Sonnet, and Haiku—each optimized for a different point on the capability-cost-speed curve. Our frontier models allow customers to match the right model to each use case. Customers typically use higher- capability models for complex reasoning, coding, and agentic workflows where greater model intelligence is required. Customers also frequently adopt our full range of models, routing individual tasks to the models that are most optimized to meet their needs along the capability-cost-speed curve. The model a customer uses and the volume of usage are the primary drivers of customer spend. We establish a direct contractual relationship with the customer and offer customers the flexibility to purchase directly from us or through CSP marketplaces, and many customers utilize both channels. Pay-for-intelligence, our consumption-based revenue model, is our primary revenue model and currently represents the substantial majority of our total revenue. Under this model, customers pay for usage, which is metered in tokens and priced according to the model selected. Our pay-for-intelligence revenue is primarily generated from customers building applications incorporating Claude or utilizing our first-party applications. In addition, we offer certain of our applications on a subscription basis, serving both enterprises and prosumers. Under this model, customers pay a subscription fee for a specified level of usage and capabilities during the subscription term, which is generally 12 months or less. Depending on the model, platform, or applications chosen by our customers, they enter into pay-for- intelligence pricing, subscription-based pricing, or both. For example, when subscribers approach or exhaust the usage capacity included in their tier, they may utilize a higher subscription tier or purchase more intelligence directly, creating a seamless bridge from subscription to incremental pay-for-intelligence revenue.

263 A growing number of enterprise customers agree to non-cancelable annual or multi-year contracts with minimum spend commitments in exchange for a committed price list. These contracts result primarily in consumption-based revenue. Consumption-based revenue increased from $288 million, or 75% of total revenue, for the year ended December 31, 2024, to $3.8 billion, or 83% of total revenue, for the year ended December 31, 2025, to $26.3 billion, or 79% of total revenue, for the nine months ended September 30, 2026. Subscription-based revenue increased from $98 million, or 25% of total revenue, to $789 million, or 17% of total revenue, to $6.9 billion, or 21% of total revenue, over the same periods. The larger dollar increase in consumption- based revenue reflects the growth in customers with $100,000 or more of revenue on a TTM basis. For 2023, our revenue of $41 million was substantially all consumption-based, reflecting our early operations. We expect consumption-based revenue to continue to represent the substantial majority of total revenue for the foreseeable future. Our recent growth may reflect early-stage adoption dynamics, the nascency of the AI market, and rapid initial customer expansion that may not be sustainable over time. We expect our revenue growth rate to decline over time, and it may decline significantly and more rapidly than we anticipate as our revenue base increases and as the market matures. Our Customers and Approach to Claude Diffusion Our Customers We serve enterprises of all sizes and across industries, in nearly every region of the world. Organizations that use Claude range from the world’s largest enterprises to AI-native startups, research institutions, and mission-driven organizations working on some of the world’s most consequential problems. Customers realize value from Claude in three primary ways: more productive employees, faster processes, and embedded intelligence in their products. As enterprise customers push Claude into increasingly complex workflows, we engage with them to understand their evolving requirements, which helps shape our product roadmap. This feedback loop deepens customer relationships with each release and makes Claude more capable for all customers. Software developers have been core to our strategy: they are simultaneously the architects of applications built on our platform, and they encode their workflows and institutional knowledge into Claude-powered agents. Developers have been our earliest adopters and often most discerning users: they apply models to unanticipated use cases quickly and surface the edge cases that sharpen each successive version of a Claude model. Claude Code is now embedded in software development workflows across major organizations, with these relationships often beginning with individual engineers who recognized the value of autonomous coding agents and accelerated adoption across their enterprises. The same intelligence and capabilities we deliver to enterprises are also valuable to prosumers in their personal endeavors. These users provide strategic value as a top-of-funnel engine for our enterprise business—individuals who utilize Claude for their personal work and then champion it inside their organizations. We are seeing broad-based growth across customer use cases, from software development to financial analysis, content creation, and complex knowledge work. Claude is extensible: regardless of entry point, enterprises quickly discover that frontier intelligence applies to a wide and expanding range of tasks across their organizations. As a result, what sometimes begins as a single use case frequently expands into 264 broader adoption spanning coding, legal analysis, financial modeling, customer operations, and other knowledge-intensive work. Our Approach to Claude Diffusion A core driver of Claude’s diffusion is its intelligence—as Claude’s capabilities advance, value to customers expands, and that value drives greater adoption. Ensuring the accessibility of such intelligence is also critical, and we do that in the following ways: through our composable platform and applications that meet customers where they are, through our go-to-market and Applied AI teams directly, and through partnerships that extend our reach at scale. Intelligence-Led Growth. Our platform and applications are the primary mechanism through which Claude’s intelligence can reach users. As users begin building, brainstorming, and problem-solving with Claude, they quickly come to rely on it as a trusted partner in their work. As Claude becomes part of how people work, they experience firsthand what frontier intelligence makes possible, and such individual adoption reshapes how entire organizations operate. This pattern repeats across organizations: prosumers become internal champions, teams expand their use of Claude, and what begins as a single workflow grows into something that impacts how an entire organization operates. This pattern has been core to our revenue growth. Direct Teams. This organic adoption is complemented and enhanced through our direct go-to-market teams who help scale Claude to organizations with complex workflows and business processes. By the time our direct teams engage a customer, Claude is often already in use. Our go-to-market teams use this organic momentum to build executive sponsorship and drive enterprise-wide adoption. Applied AI Teams. Our Applied AI teams embed more deeply with select customers, building solutions that make it easier for organizations to benefit from Claude’s intelligence. They work with enterprises to design and deploy custom solutions, specialized workflows, and domain-specific implementations tailored to the customer’s own requirements. This work drives deeper adoption within individual customers and generates the feedback and information from users that help to shape our platform and product roadmap. Cloud Partnerships. Claude is accessible on all three major cloud platforms, AWS, GCP, and Azure, allowing enterprises to deploy Claude within the infrastructure, security perimeters, and commitment structures they already operate. These CSPs extend our reach through their large combined field teams that are empowered to sell our platform and applications, accelerating market adoption at a scale we believe would be difficult for any single organization to directly replicate. We have a joint go-to-market approach with these CSPs through which we establish direct contractual relationships with our customers while paying a fee to each CSP. This structure allows us to foster stronger commercial alignment with these CSPs, avoid channel conflict, set pricing, and realize the financial benefits of ongoing compute efficiency improvements. Ecosystem Partnerships. Major global systems integrators have built dedicated Claude practices with teams trained to deploy our platform and applications. Go-to-market alliances with leading data platforms embed Claude into data infrastructure that enterprises already operate, facilitating adoption of Claude within existing workflows and making it easier for enterprises to realize value from Claude. Ode with Anthropic. We recently launched an AI services company in partnership with leading private equity firms to bring Claude’s capabilities to mid-sized companies across sectors, building solutions on the Claude Platform and supporting customers over the long term. Ode with Anthropic will partner closely with our Applied AI and go-to-market teams.

265 Together, these approaches have led to a structurally efficient approach to facilitating the diffusion of Claude in the economy, with our sales, marketing, and partnerships expenses representing 17% of revenue for the nine months ended September 30, 2026. Key Factors Affecting Our Performance Remaining at the Frontier of AI We believe enterprises consistently choose the most capable and trustworthy AI systems, making our position at the frontier an important driver of our success. Our ability to rapidly grow our revenue is partially dependent on our continued delivery of more intelligent and capable models. Our experience is that as we deliver models with meaningfully improved capabilities that deliver higher intelligence per dollar spent, customers find new applications for AI across their businesses, accelerating adoption and revenue growth. This can be seen in the trajectory of our model family adoption. Successive versions of our most intelligent generally available model have delivered meaningfully greater intelligence and capabilities. With each release, we have seen most customers utilize the latest version of our models, reinforcing the direct relationship between frontier model quality and revenue generation. As we deliver more capable models, customers have expanded their usage into new use cases and increased their spending accordingly. We expect our ability to deliver innovation in intelligence and capability at the frontier to remain a key driver of revenue growth in future periods, and maintaining a leading position requires continued investment in research and compute, top technical talent, and access to capital sufficient to support our growth trajectory. Securing Sufficient Compute and Optimizing Its Utilization Our ability to continue advancing intelligence at the frontier depends on securing sufficient compute for research, model development, serving customers, and internal usage of Claude. Our ability to leverage heterogeneous compute helps us to secure compute at sufficient scale and optimal price-performance. If any of our chip partners are unable to deliver committed compute or experience delays, or if we need to procure incremental compute, we benefit from having a range of partners as opposed to being overly reliant on any one partner. The availability, timing, and cost of compute are subject to factors largely outside our control, including the concentration of chip and memory manufacturing among a limited number of suppliers and geographies, constraints on the availability of power and data center capacity, and evolving export controls. We have historically operated in a compute-constrained environment in which demand for compute has exceeded the supply available to us. In addition, certain of the CSPs on which we rely for compute are also strategic investors in us, are our customers, and offer AI models and services that compete with ours. These multifaceted relationships could give rise to conflicts of interest or competitive dynamics that adversely affect our access to compute, its cost, or the prioritization of our workloads. As our compute needs have grown substantially, we are shifting from sourcing compute solely through fixed-term cloud agreements to a hybrid model that also includes leasing chips directly and hosting them in dedicated facilities operated on our behalf. We refer to this additional source of compute as Anthropic Direct, which helps to address our scaling compute requirements and provides potential long-term economic advantages of direct hosting. Anthropic Direct provides us with a more flexible use of capital by allowing us to separate our commitments for data center capacity from our commitments for the accelerators deployed inside them. Because data centers require longer lead times but represent a smaller fraction of total compute costs, this approach enables us to secure data center capacity early while deferring larger accelerator investments until our specific compute needs are more certain. 266 Optimizing the utilization of our compute is equally important to our success in satisfying customer demand. We continuously direct compute to its highest-value use case, balancing the need to advance research and model development with the need to serve our customers and support internal usage of Claude. We rely on compute efficiencies, such as the discovery of compute multipliers, to get the most out of the compute that we procure. Our ability to effectively direct compute and drive compute efficiencies will be an important determinant of both our pace of innovation and our financial results over time. Attracting and Retaining Technical Talent Advancing the frontier and maximizing the return on our compute investment require that we attract, hire, and retain top technical talent. Talent attraction and retention start with our seven co-founders, all of whom have remained with the company. We believe our culture and mission alignment enable us to hire and retain the talent required to continuously push the frontier of AI forward in a safe and responsible way. We expect our ability to continue attracting and retaining top technical talent to remain a key determinant of our pace of innovation and our financial results in future periods. Our Continued Access to Capital We must make significant investments in compute for research, model development, serving customers, and internal usage of Claude. Our compute requires substantial upfront commitments and ongoing payments as the compute becomes available to us. Our compute commitments will continue to grow as we scale our business. Our ability to secure sufficient compute is directly linked to our ability to access capital on favorable terms, such as through equity or debt financing or cash flow from operations. In order to maintain our access to capital, we must continue to demonstrate that we are able to invest that capital in a highly productive way. The best measures of our progress are Claude’s intelligence and capability, and customer adoption of Claude. Our ability to convert compute investment into frontier model performance, and then increase customer adoption, will be a key determinant of our access to capital. Our ability to sustain access to capital depends in part on demonstrating a credible trajectory toward profitability. Our revenue growth, compute efficiency, and operating efficiency have significantly improved our operating margin and Adjusted Operating Margin, but we plan to keep investing heavily, which will adversely impact our results of operations. Our compute commitments are substantial and generally must be satisfied regardless of our revenue or utilization, while our access to additional capital depends on a number of conditions, many of which are outside our control, including market conditions and investor demand. In addition, a portion of our compute and infrastructure build-out has been funded or supported by capital or credit support provided or facilitated by certain of our CSPs and chip partners. Our ability to reduce this reliance over time depends in part on our ability to obtain financing from independent sources on our own credit. Our Ability to Diffuse Claude in the Enterprise Our financial performance depends on the pace and breadth at which AI, and in particular Claude, is adopted across the global economy. While Claude’s capabilities already address a wide range of enterprise use cases, we believe that enterprise adoption remains nascent. We believe that our ability to capture this opportunity and drive revenue growth in future periods will depend on three dynamics:

267 First, our ability to translate model improvements into accessible products and platform capabilities. In the nine months ended September 30, 2026, we launched an aggregate of 250 new model versions, platform features, and applications, including new capabilities in Claude Code, Claude Cowork, and vertical solutions for key industries. Our growth depends on continuing this pace of product innovation and reducing the friction between Claude’s capabilities and customer workflows. Our growth also depends on how quickly new capabilities reach customers, which in turn depends on the steps we take to assess and mitigate the risks of each model during development and before and after release. In the past, these steps have included delaying the release of new models and limiting their initial availability, such as our initial release of Mythos through Project Glasswing and our later release of Fable 5 as a generally-available model with safety restrictions, and in the future, as we learn more about model capabilities and behavior, could include additional measures that affect whether, how, and when we develop or release new models or capabilities. We evaluate whether to delay or restrict a release based on the results of our pre-release capability and safety evaluations and our assessment of whether available safeguards adequately mitigate the identified risks, and we may also take such steps where those evaluations are inconclusive. For more information, see the section titled “Section 2: Company Overview, 3: Business—Safety Research is Core to Our Business—Our Approach to Model Releases.” These measures, and any laws, regulations, or standards governing frontier model development that may be adopted, could cause new use cases to emerge more slowly and slow the enterprise adoption and expansion on which our revenue growth depends. We believe that enterprises prefer models that are safe and aligned, and that our continued investment in safety strengthens customer trust and supports long-term adoption. Second, our ability to expand and diversify distribution. A large portion of our growth to date has been self-service and organic. As AI adoption extends further into enterprises and more regulated industries, we are investing in direct go-to-market, Applied AI teams, and partnerships across all three major cloud platforms, systems integrators, consultants, and data platforms. We are also expanding our ability to serve international customers through the growth of regional offices and partnerships in key markets, and we expect international expansion to be a meaningful driver of revenue growth as global demand for AI accelerates. The effectiveness of these investments, and our ability to hire and retain go-to-market talent, will be a meaningful determinant of growth. Third, our ability to land new customers and expand within existing accounts. The number of customers with $100,000 or more of revenue on a TTM basis grew from approximately 20 as of December 31, 2023, to approximately 200 as of December 31, 2024, to approximately 1,500 as of December 31, 2025, and to more than 11,900 as of September 30, 2026. Total revenue from these customers grew from approximately $37 million to $220 million to $3.5 billion to $26.1 billion and represented 90%, 57%, 76%, and 74% of total revenue for the years ended December 31, 2023, 2024, and 2025, and the TTM period ended September 30, 2026, respectively. The remaining 26% of total revenue for the TTM period ended September 30, 2026 was generated by approximately 40 million customers, each with less than $100,000 of revenue on a TTM basis. In addition, as of September 30, 2026, we had more than 1,900 customers with $1 million or more of revenue on a TTM basis and approximately 250 customers with $10 million or more of revenue on a TTM basis. Despite this growth, our penetration into the largest enterprises remains early. Over 50% of the Fortune 500 and over 30% of the Global 2000 were customers with $100,000 or more of revenue on a TTM basis as of September 30, 2026. We believe we are in the early stages of our expansion within these 268 customers, with our revenue from these Fortune 500 customers representing, on average, less than 0.1% of their total expenses for the three months ended September 30, 2026. We compare this measure against our largest Fortune 500 customers, who are further along in their adoption of AI. For the three months ended September 30, 2026, revenue from our top 10 Fortune 500 customers represented, on average, less than 1% of their total expenses—still a small fraction of their overall spend, but over eight times the average of our Fortune 500 customers with $100,000 or more of revenue on a TTM basis. We believe the difference reflects the substantial runway we have to deepen adoption, both within our largest customers and within customers earlier in their adoption of Claude.12 Claude adoption is broad-based. No single customer represented more than 10% of our revenue for the nine months ended September 30, 2026. Approximately 79% of our revenue came from customers outside of our top five customers for the three months ended September 30, 2026, up from approximately 64% for the three months ended March 31, 2026. At the same time, our largest customers continue to expand. For the three months ended September 30, 2026, our revenue from each of our top five customers reached a record high. Customer Usage Patterns Our revenue is influenced by customer usage patterns, which are impacted by the frequency and capability of new model version releases, as well as seasonal trends, each of which can create variability in our results from period to period. The continuous and overlapping cadence of new model version releases is inherent to remaining at the frontier of AI development. For example, model versions released in the six months ended September 30, 2026 accounted for over 80% of our revenue for the three months ended September 30, 2026. As we have released successive versions of Claude models, we have continued to see revenue growth as new capabilities unlock additional use cases, prompting new customers to adopt Claude and existing customers to expand their usage. Our customer usage patterns have also typically exhibited seasonality, particularly around holiday and vacation periods in the summer and winter, when certain workflows slow down and overall customer activity declines. For example, developer commits and feature launches are typically slower during the code freezes that many companies schedule over holidays. Consistent with this pattern, for the two weeks ended January 2, 2026, total customer spend declined by approximately 20% compared to the prior two weeks ended December 19, 2025. However, our historical growth rates may mask the impact of seasonal trends on our results. These dynamics are inherent aspects of a pay-for-intelligence revenue model and may be important determinants of our financial results in future periods. Because of these seasonal patterns, our results of operations have varied, and are expected to continue to vary, from period to period, and our results for any one period may not be indicative of our results for any future period. As our revenue growth rate declines over time, we expect seasonal effects to become more apparent in, and to have a greater effect on, our period-to-period results, and to make it more difficult to forecast our results of operations. Our Commitment to Public Benefit Our commitment to public benefit extends to how we deploy our resources. We intend to direct a meaningful portion of our resources toward ensuring that frontier intelligence is safe and its benefits are broadly 12 For purposes of this measure, we include only Fortune 500 customers that are publicly traded and calculate the measure using total expenses as reported in their publicly available financial statements.

269 distributed, which we refer to as our public benefit initiatives. This may include significant contributions to nonprofit organizations, research institutions, and other third parties working on problems where AI can have the greatest positive impact, as well as programs designed to make Claude accessible to underserved communities, educators, and public institutions. As part of these initiatives, we contributed 846,840,960 shares of our Class N common stock, representing 5% of our fully diluted shares as of June 30, 2026 (assuming full conversion of the Amazon Notes), to the Anthropic Public Benefit Fund, our wholly owned subsidiary dedicated to the Company Purpose, which we refer to as the Initial Public Benefit Issuance. As the value we create grows, we intend for the public benefit to share meaningfully in that growth as well. To that end, our board of directors has approved a framework for additional contributions tied to future increases in our share price. Following this offering and the concurrent private placement, our board of directors, in its discretion, may issue shares of our Class N common stock to the Anthropic Public Benefit Fund (or other designee) representing up to an additional 2% of our then-outstanding shares (plus any shares subject to options, RSUs, and other convertible securities and any shares held by the Anthropic Public Benefit Fund) each time our share price appreciates 50% above the prior share price milestone, beginning with our initial public offering price. A share price milestone is reached only when our closing share price has exceeded the applicable threshold on at least 90 of the trailing 120 consecutive trading days, and our average closing share price over the 10 trading days prior to such issuance also exceeds that threshold. Although our board of directors has approved this framework, any future contributions will be made at the discretion of our board of directors. The shares that are contributed to the Anthropic Public Benefit Fund, including the Initial Public Benefit Issuance, may be transferred or donated to a third party, or otherwise sold in a registered public offering or private placement transaction in furtherance of our public benefit initiatives. Our board of directors will determine the allocations and distributions from the Anthropic Public Benefit Fund until it approves a specific governance structure for the entity, at which point decision-making authority is expected to transition to designated managers of the Anthropic Public Benefit Fund operating under that structure. The initial managers are Dario Amodei, Daniela Amodei, Jack Clark, and Dr. Neil “Buddy” Shah. The Initial Public Benefit Issuance and the additional share contribution framework represent one of the ways in which we intend to pursue the Company Purpose, but they are not the exclusive means of doing so. We expect to dedicate additional resources, and to make other business and operational decisions, in furtherance of the Company Purpose outside of, and in addition to, these equity contributions. In addition, we maintain a donation matching program through which employees can pledge a meaningful portion of their equity awards or equivalent cash proceeds to a donor-advised fund or other nonprofit organization, and we match those donations with shares of our Class N common stock. In the same way the Company Purpose defines how we direct our work as an organization, our donation matching program reflects a parallel commitment by our employees to direct the personal financial value created by that work toward the public good. We view our donation matching program as a meaningful expression of the Company Purpose and a reflection of the values that define our culture. In addition, our co-founders have each pledged to dedicate 80% of their personal equity in Anthropic to philanthropic causes, separate from and not eligible for our donation matching program. Decisions we make to advance our public benefit initiatives may, in any given period, reduce our revenue, increase our expenses, lower our Adjusted Operating Margin, contribute to dilution, and reduce our profitability on a per share basis relative to what we would otherwise report. Our public benefit-related expenses, which currently consist primarily of charitable donations under our donation matching program, were not significant before the three months ended September 30, 2026. For the nine months ended 270 September 30, 2026, expenses related to our donation matching program were $2.1 billion, representing approximately 6% of our total operating expenses for that period. However, we expect the cadence and magnitude of resources directed toward our public benefit initiatives to increase in future periods and remain a factor affecting our results of operations. Components of Results of Operations Revenue We generate revenue as customers use Claude through our platform and applications, including Claude Code, Claude Cowork, and vertical solutions for key industries. Claude is powered by our proprietary Claude model family, a set of frontier models, each with varying levels of capability, cost, and speed. Enterprise customers access our intelligence service directly from us or through CSP marketplaces, where we maintain direct contractual relationships with our customers. Depending on the model, platform, or applications chosen by our customers, they enter into pay-for- intelligence pricing, subscription-based pricing, or both. A growing number of enterprise customers agree to annual or multi-year contracts with minimum spend commitments. Revenue is recognized when customers use our intelligence service, based on the quantity of tokens consumed. Subscriptions are generally prepaid on a monthly or annual basis, and are subject to usage limits that reset over short periods, which results in revenue being recognized on a ratable basis over the subscription period, which is generally 12 months or less. We expect our revenue growth rate to decline over time and to fluctuate from period to period. Revenue growth in any period may be affected by customer usage patterns, customer adoption, the deployment of our models, platform, and applications, the pricing of our offerings, the timing and success of new model and product releases, measures we decide to implement to safely deploy new capabilities, our ability to continue meeting customer requirements, and other factors affecting demand for our models, platform, and applications, including those described in the section titled “3: Business and Other Risks—We are at an early stage of our revenue growth, we have experienced rapid growth in recent periods, and our historical growth rates are not indicative of future performance or our ability to sustain or forecast future revenue growth.” In addition, our revenue has included, and we expect will continue to include, amounts from customers that we subsequently determine are using our models, platform, and applications in violation of our usage policy or commercial terms. We believe this dynamic is common in our industry. Because detection, investigation, and enforcement take time, we recognize revenue from such customers when the related services are provided, before restricting or terminating their access. Based on our detection and review process, we estimate that revenue from such customers represented approximately 5% to 7% of our revenue for the nine months ended September 30, 2026. This estimate requires judgment and may change as our detection methodologies evolve and we identify previously undetected usage. We expect the percentage of revenue from customers using our models, platform, and applications in violation of our usage policy or commercial terms to decline in future periods as we have enhanced our detection and enforcement efforts, in particular in August and September 2026; however, the timing and magnitude of any resulting adverse effect on our revenue and revenue growth are uncertain.

271 Operating Expenses Compute and Infrastructure Compute and infrastructure expenses primarily consist of costs attributable to operating our technology infrastructure, which supports the full range of workloads for our models, including research, model development, serving customers, and internal usage of Claude. These costs primarily consist of compute fees paid to CSPs under committed and on-demand arrangements, including storage, networking, and connectivity, and related support costs, infrastructure costs associated with serving customer workloads through partner channels, colocation facility costs, equipment leases and committed power costs associated with our data center operations, and third-party application infrastructure software costs directly related to our compute operations. Beginning in 2026, as our obligations commence under compute and infrastructure leases, these expenses also include operating lease costs, amortization of finance lease assets, variable lease costs, and depreciation and amortization on owned servers, networking equipment, and related data center assets. Please refer to “Section 6: Financial Information—1: Financial Documents— Consolidated Financial Statements—Note 8: Supplemental Financial Information” for a functional presentation of our operating expenses, including cost of revenue, and a description of the workloads underlying the compute and infrastructure expenses within each functional caption. Within that functional presentation, substantially all of the cost of revenue consists of compute and infrastructure expenses associated with customer-serving workloads. Additionally, cost of revenue includes certain personnel- related costs and allocated overhead costs. Customers adopt and retain our technology based on whether our models are at the frontier of AI capability and maintaining that frontier position is essential to revenue generation. Each model release represents continuous intelligence improvements, making ongoing model development a critical factor in revenue generation. We operate an iterative cycle in which compute deployed to model development yields more capable and efficient models. Those efficiency gains free compute to serve additional customer workloads. In turn, serving our customers at scale generates feedback that informs research and model development. In this cycle, customer-serving activity and model development are each a direct input that informs the other, and we therefore view compute and infrastructure costs as critical to our ability to generate revenue within a short time of incurring such costs. We expect compute and infrastructure expenses to increase in absolute dollars and remain our largest operating expense for the foreseeable future as additional committed compute becomes available to us under multi-year arrangements with CSPs, and as we continue to invest in additional compute. These expenses are paid and recognized as compute becomes available to us, rather than when committed, and are generally fixed in the near term given the majority of our compute is contracted under multi-year commitments that we typically procure 12 to 18 months in advance of availability. When customer demand or research needs exceed this long-term capacity, we procure short-term compute that currently costs significantly more than comparable compute procured under our multi-year commitments. We deploy this committed compute as a single, shared resource across all workloads, and thus plan, incur, and assess it on a total basis rather than by individual workload. As a result, compute and infrastructure expenses as a percentage of revenue will depend primarily on how our revenue scales relative to our total committed compute cost base. In addition, as part of our public benefit initiatives, we intend to direct a meaningful portion of our resources, which may include compute, toward ensuring that the benefits of frontier intelligence are broadly accessible, and we expect to significantly scale these efforts over time. 272 Personnel Personnel expenses primarily consist of stock-based compensation, including expense related to stock options, RSUs, and restricted stock awards (“RSAs”), cash compensation, including base salaries and bonuses, employee benefits, including health and welfare benefits, and employer payroll taxes. We expect personnel expenses to increase in absolute dollars as we continue to expand our headcount to support the growth of our business. We also expect to incur additional stock-based compensation expense in connection with this offering, including for certain RSUs for which the performance condition will be satisfied upon the effectiveness of the registration statement in the United States relating to this Offering. We expect that personnel expenses may fluctuate as a percentage of revenue depending on the timing and magnitude of stock-based compensation expense, and the pace of hiring across our organization. Bartz Settlement Bartz settlement consists of the charge we recorded in 2025 to settle the Bartz litigation. Please refer to “Section 6: Financial Information—1: Financial Documents—Consolidated Financial Statements—Note 13: Commitments and Contingencies.” Sales, Marketing, and Partnerships Sales, marketing, and partnerships expenses primarily consist of fees paid to channel partners and marketing and advertising costs, including media and public relations spend. We expect sales, marketing, and partnerships expenses to increase in absolute dollars as we continue to invest in activities to drive continued adoption and expanded usage of our models. We expect that sales, marketing, and partnerships expenses may fluctuate as a percentage of revenue depending on the timing of and spend on marketing campaigns and changes in the terms of our channel partner distribution arrangements and the cost to deliver our intelligence service. Other Operating and Administrative Other operating and administrative expenses primarily consist of charitable donations expense related to our donation matching program, vendor costs related to data quality and performance evaluation services, information technology and cloud software costs, payment processing and platform fees, facility and occupancy costs, non-income taxes, professional services costs, bad debt expense, and depreciation and amortization related to non-data center assets. We expect that other operating and administrative expenses will increase in absolute dollars as our business grows and as a result of operating as a public company, including expenses related to compliance with SEC rules and regulations, the listing standards of the Nasdaq Global Select Market, additional costs for directors’ and officers’ liability insurance, and professional services. We also expect other operating and administrative expenses to fluctuate as a percentage of our revenue over time as our business grows, in part as we significantly scale our public benefit initiatives, including expanded programs to make Claude accessible to underserved communities, increased charitable donation matching, contributions to philanthropic vehicles or foundations we may establish or support in the future, and other efforts aligned with our mission.

273 Interest Income Interest income consists of interest earned on our cash and cash equivalents and short-term investments, which primarily consist of debt securities, including U.S. Treasury and agency securities, corporate debt, and commercial paper. Change in Fair Value of Convertible Notes, Derivative Liabilities, and SAFEs Change in fair value of convertible notes, derivative liabilities, and SAFEs consists of gains and losses as a result of recording our convertible promissory notes, derivative liabilities, and SAFE liabilities at fair value at the end of each reporting period. Because these instruments are marked to market, increases in our enterprise valuation drive increases in this expense. We will continue to recognize changes in the fair value of our convertible notes until they are converted into equity, repaid, or otherwise settled. For more information, please refer to “Section 6: Financial Information—1: Financial Documents—Consolidated Financial Statements—Note 4: Fair Value Measurements.” Other Income (Expense), Net Other income (expense), net consists primarily of the change in fair value of strategic investments and financial instruments, the change in fair value of certain derivative instruments in connection with an acquisition of a privately-held company in December 2025, interest expense from finance leases, and foreign currency exchange gains and losses. For more information on the acquisition, please refer to “Section 6: Financial Information—1: Financial Documents—Consolidated Financial Statements—Note 15: Business Combinations.” Provision for Income Taxes The provision for income taxes primarily consists of income taxes in certain federal, state, local, and foreign jurisdictions in which we conduct business. Our effective tax rates will vary depending on the impact of the valuation allowance and nondeductible fair value adjustments to derivatives, as well as the relative proportion of foreign income to domestic income, generation of tax credits, changes in the valuation of our deferred tax assets and liabilities, and changes in tax laws. 274 Results of Operations The following tables set forth our consolidated statements of operations data for the periods indicated: Year Ended December 31, Nine Months Ended September 30, (in millions) 2023 2024 2025 2025 2026 Revenue $ 41 $ 386 $ 4,585 $ 2,545 $ 33,242 Operating expenses: Compute and infrastructure 433 2,522 7,326 4,381 18,808 Personnel(Note 1) 95 454 1,839 1,027 4,863 Bartz settlement — — 1,500 1,500 — Sales, marketing, and partnerships 2 43 568 322 5,529 Other operating and administrative 62 347 1,412 539 5,302 Total operating expenses 592 3,366 12,645 7,769 34,502 Operating loss (551) (2,980) (8,060) (5,224) (1,260) Interest income 69 106 431 239 2,359 Change in fair value of convertible notes, derivative liabilities, and SAFEs (1,045) (5,434) (34,308) (20,107) (94,324) Other income (expense), net (2) — (8) (3) (10,397) Total other income (expense), net (978) (5,328) (33,885) (19,871) (102,362) Loss before provision for income taxes (1,529) (8,308) (41,945) (25,095) (103,622) Provision for income taxes 2 1 20 12 417 Net loss(Note 2) $ (1,531) $ (8,309) $ (41,965) $ (25,107) $ (104,039)

275 Six Months Ended June 30, (in millions) 2025 2026 Revenue $ 1,163 $ 16,286 Operating expenses: Compute and infrastructure 2,334 8,945 Personnel(Note 1) 538 3,152 Bartz settlement — — Sales, marketing, and partnerships 120 3,168 Other operating and administrative 306 1,714 Total operating expenses 3,298 16,979 Operating loss (2,135) (693) Interest income 115 1,111 Change in fair value of convertible notes, derivative liabilities, and SAFEs (10,942) (72,388) Other income (expense), net — (8,757) Total other income (expense), net (10,827) (80,034) Loss before provision for income taxes (12,962) (80,727) Provision for income taxes 7 21 Net loss(Note 2) $ (12,969) $ (80,748) ____________ (Note 1) Includes stock-based compensation expense of $29 million, $192 million, and $1.2 billion for the years ended December 31, 2023, 2024, and 2025, respectively, and $591 million and $3.3 billion for the nine months ended September 30, 2025 and 2026, respectively. (Note 2) Includes change in fair value of convertible notes, derivative liabilities, and SAFEs, which were $1.0 billion, $5.4 billion, and $34.3 billion for the years ended December 31, 2023, 2024, and 2025, respectively, and $20.1 billion and $94.3 billion for the nine months ended September 30, 2025 and 2026, respectively. These changes were primarily driven by an increase in the fair value of our outstanding convertible promissory notes resulting from an increase in our enterprise valuation during each of the respective periods. 276 The following tables set forth our consolidated statements of operations as a percentage of revenue data for the periods indicated: Year Ended December 31, Nine Months Ended September 30, 2023 2024 2025 2025 2026 Revenue 100% 100% 100% 100% 100 % Operating expenses: Compute and infrastructure 1,056 653 160 172 57 Personnel 232 118 40 40 15 Bartz settlement — — 33 59 — Sales, marketing, and partnerships 5 11 12 13 17 Other operating and administrative 151 90 31 21 16 Total operating expenses 1,444 872 276 305 104 Operating loss (1,344) (772) (176) (205) (4) Interest income 168 27 9 9 7 Change in fair value of convertible notes, derivative liabilities, and SAFEs (2,549) (1,408) (748) (790) (284) Other income (expense), net (5) — — — (31) Total other income (expense), net (2,385) (1,380) (739) (781) (308) Loss before provision for income taxes (3,729) (2,152) (915) (986) (312) Provision for income taxes 5 — — — 1 Net loss (3,734) % (2,153) % (915) % (987) % (313) %

277 Six Months Ended June 30, 2025 2026 Revenue 100% 100 % Operating expenses: Compute and infrastructure 201 55 Personnel 46 19 Bartz settlement — — Sales, marketing, and partnerships 10 19 Other operating and administrative 26 11 Total operating expenses 284 104 Operating loss (184) (4) Interest income 10 7 Change in fair value of convertible notes, derivative liabilities, and SAFEs (941) (444) Other income (expense), net — (54) Total other income (expense), net (931) (491) Loss before provision for income taxes (1,115) (496) Provision for income taxes 1 — Net loss (1,115) % (496) % _____________ Note: Totals of percentage of revenue may not foot due to rounding. Comparison of the Nine Months Ended September 30, 2025 and 2026 Revenue Nine Months Ended September 30, (in millions, except for percentages) 2025 2026 $ Change % Change Revenue $ 2,545 $ 33,242 $ 30,697 1,206 % Revenue for the nine months ended September 30, 2026 increased by $30.7 billion, or 1,206%, compared to the nine months ended September 30, 2025. Consumption-based and subscription-based revenue increased by $24.2 billion and $6.5 billion, respectively, for the nine months ended September 30, 2026 compared to the nine months ended September 30, 2025. The increase was driven by successive model and product releases that drove higher usage, expansion, and broader adoption across our offerings. The number of customers with $100,000 or more of revenue on a TTM basis grew from more than 950 as of September 30, 2025 to more than 11,900 as of September 30, 2026. Total revenue from these customers grew from $1.9 billion for the nine months ended September 30, 2025 to $24.5 billion for the nine months ended September 30, 2026 and represented approximately 75% and 74% of total revenue for the nine months ended September 30, 2025 and 2026, respectively. 278 Operating Expenses Compute and Infrastructure Nine Months Ended September 30, (in millions, except for percentages) 2025 2026 $ Change % Change Compute and infrastructure $ 4,381 $ 18,808 $ 14,427 329 % Percentage of revenue 172% 57 % Compute and infrastructure expenses for the nine months ended September 30, 2026 increased by $14.4 billion, or 329%, compared to the nine months ended September 30, 2025. The increase was driven by the delivery of committed compute throughout the first nine months of 2026 under our CSP arrangements. As our compute and infrastructure capacity grows, the associated compute and infrastructure expenses have increased accordingly. Compute and infrastructure expenses as a percentage of revenue decreased as revenue increased significantly in the nine months ended September 30, 2026 compared to the nine months ended September 30, 2025, against a compute base that was primarily committed in advance. The decrease was partially offset by the delivery of additional compute, which includes $6.5 billion of compute under short-term commitments for the nine months ended September 30, 2026, which currently costs significantly more than comparable compute procured under our multi-year commitments. Personnel Nine Months Ended September 30, (in millions, except for percentages) 2025 2026 $ Change % Change Personnel $ 1,027 $ 4,863 $ 3,836 374 % Percentage of revenue 40% 15 % Personnel expenses for the nine months ended September 30, 2026 increased by $3.8 billion, or 374%, compared to the nine months ended September 30, 2025. The increase was driven by a $2.7 billion increase in stock-based compensation expense and an $891 million increase in cash compensation, both as a result of headcount growth. Bartz Settlement Nine Months Ended September 30, (in millions, except for percentages) 2025 2026 $ Change % Change Bartz settlement $ 1,500 $ — $ (1,500) (100) % Percentage of revenue 59% — % Bartz settlement expense of $1.5 billion for the nine months ended September 30, 2025 reflects the charge related to the legal settlement of the Bartz litigation reached and accrued during the third quarter of 2025.

279 Sales, Marketing, and Partnerships Nine Months Ended September 30, (in millions, except for percentages) 2025 2026 $ Change % Change Sales, marketing, and partnerships $ 322 $ 5,529 $ 5,207 1,617 % Percentage of revenue 13% 17 % Sales, marketing, and partnerships expenses for the nine months ended September 30, 2026 increased by $5.2 billion, or 1,617%, compared to the nine months ended September 30, 2025. The increase was primarily driven by a $4.8 billion increase in fees paid to channel partners, reflecting the growth of our business. Other Operating and Administrative Nine Months Ended September 30, (in millions, except for percentages) 2025 2026 $ Change % Change Other operating and administrative $ 539 $ 5,302 $ 4,763 884 % Percentage of revenue 21% 16 % Other operating and administrative expenses for the nine months ended September 30, 2026 increased by $4.8 billion, or 884%, compared to the nine months ended September 30, 2025. The increase was primarily driven by a $2.1 billion increase in non-cash charges related to donations made under our donation matching program, a $757 million increase in vendor costs related to data quality and performance evaluation services, a $435 million increase in payment processing fees, a $428 million increase in professional services costs, and a $407 million increase in information technology and cloud software costs. Interest Income Nine Months Ended September 30, (in millions, except for percentages) 2025 2026 $ Change % Change Interest income $ 239 $ 2,359 $ 2,120 887 % Interest income for the nine months ended September 30, 2026 increased by $2.1 billion, or 887%, compared to the nine months ended September 30, 2025. The increase was primarily driven by an increase in investment income due to higher average cash and cash equivalents and short-term investments balances in the first nine months of 2026. Change in Fair Value of Convertible Notes, Derivative Liabilities, and SAFEs Nine Months Ended September 30, (in millions, except for percentages) 2025 2026 $ Change % Change Change in fair value of convertible notes, derivative liabilities, and SAFEs $ (20,107) $ (94,324) $ (74,217) 369 % Change in fair value of convertible notes, derivative liabilities, and SAFEs for the nine months ended September 30, 2026 increased by $74.2 billion, or 369%, compared to the nine months ended September 280 30, 2025. This change was primarily driven by an increase in the fair value of our outstanding convertible promissory notes resulting from an increase in our enterprise valuation from 2025 to 2026. Other Income (Expense), Net Nine Months Ended September 30, (in millions, except for percentages) 2025 2026 $ Change % Change Other income (expense), net $ (3) $ (10,397) $ (10,394) NM ______________ NM – Not meaningful. Other income (expense), net for the nine months ended September 30, 2026 decreased by $10.4 billion, compared to the nine months ended September 30, 2025. The decrease was primarily driven by the initial fair value recognition and change in fair value of the assets and liabilities recognized under the partner financing arrangements described in Note 4 to our consolidated financial statements included elsewhere in this document. Provision for Income Taxes Nine Months Ended September 30, (in millions, except for percentages) 2025 2026 $ Change % Change Provision for income taxes $ 12 $ 417 $ 405 NM ______________ NM – Not meaningful. Provision for income taxes for the nine months ended September 30, 2026 increased by $405 million, compared to the nine months ended September 30, 2025. The increase was primarily driven by higher U.S. state income taxes and higher foreign income taxes driven by increased taxable income in non-U.S. jurisdictions. Comparison of the Six Months Ended June 30, 2025 and 2026 Revenue Six Months Ended June 30, (in millions, except for percentages) 2025 2026 $ Change % Change Revenue $ 1,163 $ 16,286 $ 15,123 1,300 % Revenue for the six months ended June 30, 2026 increased by $15.1 billion, or 1,300%, compared to the six months ended June 30, 2025. Consumption-based and subscription-based revenue increased by $12.1 billion and $3.0 billion, respectively, for the six months ended June 30, 2026 compared to the six months ended June 30, 2025. The increase was driven by successive model and product releases that drove higher usage, expansion, and broader adoption across our offerings. The number of customers with $100,000 or more of revenue on a TTM basis grew from more than 600 as of June 30, 2025 to more than 6,000 as of June 30, 2026. Total revenue from these customers grew from $870 million for the six months ended June 30, 2025 to $12.0 billion for the six months ended June 30, 2026 and represented approximately 75% and 74% of total revenue for the six months ended June 30, 2025 and 2026, respectively.

281 Operating Expenses Compute and Infrastructure Six Months Ended June 30, (in millions, except for percentages) 2025 2026 $ Change % Change Compute and infrastructure $ 2,334 $ 8,945 $ 6,611 283 % Percentage of revenue 201% 55 % Compute and infrastructure expenses for the six months ended June 30, 2026 increased by $6.6 billion, or 283%, compared to the six months ended June 30, 2025. The increase was driven by the delivery of committed compute throughout the first half of 2026 under our CSP arrangements. As our compute and infrastructure capacity grows, the associated compute and infrastructure expenses have increased accordingly. Compute and infrastructure expenses as a percentage of revenue decreased as revenue increased significantly in the six months ended June 30, 2026 compared to the six months ended June 30, 2025, against a compute base that was primarily committed in advance and did not fluctuate with in-period demand. Personnel Six Months Ended June 30, (in millions, except for percentages) 2025 2026 $ Change % Change Personnel $ 538 $ 3,152 $ 2,614 486 % Percentage of revenue 46% 19 % Personnel expenses for the six months ended June 30, 2026 increased by $2.6 billion, or 486%, compared to the six months ended June 30, 2025. The increase was driven by a $1.9 billion increase in stock-based compensation expense and a $510 million increase in cash compensation, both as a result of headcount growth. Sales, Marketing, and Partnerships Six Months Ended June 30, (in millions, except for percentages) 2025 2026 $ Change % Change Sales, marketing, and partnerships $ 120 $ 3,168 $ 3,048 2,540 % Percentage of revenue 10% 19 % Sales, marketing, and partnerships expenses for the six months ended June 30, 2026 increased by $3.0 billion, or 2,540%, compared to the six months ended June 30, 2025. The increase was primarily driven by a $2.7 billion increase in fees paid to channel partners, reflecting the growth of our business, and a $273 million increase in marketing and advertising expenses, reflecting higher media spend to support product launches. Other Operating and Administrative Six Months Ended June 30, (in millions, except for percentages) 2025 2026 $ Change % Change Other operating and administrative $ 306 $ 1,714 $ 1,408 460 % Percentage of revenue 26% 11% 282 Other operating and administrative expenses for the six months ended June 30, 2026 increased by $1.4 billion, or 460%, compared to the six months ended June 30, 2025. The increase was primarily driven by a $251 million increase in vendor costs related to data quality and performance evaluation services, a $223 million increase in information technology and cloud software costs, a $222 million increase in payment processing fees, a $205 million increase in professional services costs, a $126 million increase in non-cash charges related to our donation matching program, and a $68 million increase in facility and occupancy costs. Interest Income Six Months Ended June 30, (in millions, except for percentages) 2025 2026 $ Change % Change Interest income $ 115 $ 1,111 $ 996 866 % Interest income for the six months ended June 30, 2026 increased by $996 million, or 866%, compared to the six months ended June 30, 2025. The increase was primarily driven by an increase in investment income due to higher average cash and cash equivalents balances and new short-term investments balances in the first half of 2026. Change in Fair Value of Convertible Notes, Derivative Liabilities, and SAFEs Six Months Ended June 30, (in millions, except for percentages) 2025 2026 $ Change % Change Change in fair value of convertible notes, derivative liabilities, and SAFEs $ (10,942) $ (72,388) $ (61,446) 562 % Change in fair value of convertible notes, derivative liabilities, and SAFEs for the six months ended June 30, 2026 increased by $61.4 billion, or 562%, compared to the six months ended June 30, 2025. This change was primarily driven by an increase in the fair value of our outstanding convertible promissory notes resulting from an increase in our enterprise valuation from 2025 to 2026. Other Income (Expense), Net Six Months Ended June 30, (in millions, except for percentages) 2025 2026 $ Change % Change Other income (expense), net $ — $ (8,757) $ (8,757) NM ______________ NM – Not meaningful. Other income (expense), net for the six months ended June 30, 2026 decreased by $8.8 billion compared to the six months ended June 30, 2025. The decrease was primarily driven by the initial fair value recognition and change in fair value of the assets and liabilities recognized under the note purchase agreements described in “Section 6: Financial Information—1: Financial Documents—Consolidated Financial Statements—Note 4: Fair Value Measurements.” Provision for Income Taxes Six Months Ended June 30, (in millions, except for percentages) 2025 2026 $ Change % Change Provision for income taxes $ 7 $ 21 $ 14 200%

283 Provision for income taxes was not material for the periods presented. Comparison of the Years Ended December 31, 2024 and 2025 Revenue Year Ended December 31, (in millions, except for percentages) 2024 2025 $ Change % Change Revenue $ 386 $ 4,585 $ 4,199 1,088 % Revenue for the year ended December 31, 2025 increased by $4.2 billion, or 1,088%, compared to the year ended December 31, 2024. Consumption-based and subscription-based revenue increased by approximately $3.5 billion and $691 million, respectively, for the year ended December 31, 2025 compared to the year ended December 31, 2024. The increase was driven by successive model and product releases during the year that drove higher usage, expansion, and broader adoption across our offerings. The number of customers with $100,000 or more of revenue on a TTM basis grew from approximately 200 as of December 31, 2024 to approximately 1,500 as of December 31, 2025. Total revenue from these customers grew from approximately $220 million to $3.5 billion and represented approximately 57% and 76% of total revenue for the years ended December 31, 2024 and 2025, respectively. Operating Expenses Compute and Infrastructure Year Ended December 31, (in millions, except for percentages) 2024 2025 $ Change % Change Compute and infrastructure $ 2,522 $ 7,326 $ 4,804 190 % Percentage of revenue 653% 160 % Compute and infrastructure expenses for the year ended December 31, 2025 increased by $4.8 billion, or 190%, compared to the year ended December 31, 2024. The increase was driven by the delivery of committed compute in tranches throughout 2025 under our CSP arrangements entered into in prior years. As each tranche became available to use, compute and infrastructure expenses increased accordingly. Compute and infrastructure expenses as a percentage of revenue decreased as revenue increased significantly in 2025 compared to 2024, against a compute base that was committed in advance and did not fluctuate with in-period demand. Personnel Year Ended December 31, (in millions, except for percentages) 2024 2025 $ Change % Change Personnel $ 454 $ 1,839 $ 1,385 305 % Percentage of revenue 118% 40 % Personnel expenses for the year ended December 31, 2025 increased by $1.4 billion, or 305%, compared to the year ended December 31, 2024. The increase was primarily driven by a $973 million increase in stock-based compensation expense and a $339 million increase in cash compensation, both as a result of headcount growth. 284 Bartz Settlement Year Ended December 31, (in millions, except for percentages) 2024 2025 $ Change % Change Bartz settlement $ — $ 1,500 $ 1,500 NM Percentage of revenue — % 33% ______________ NM – Not meaningful. Bartz settlement for the year ended December 31, 2025 increased by $1.5 billion compared to the year ended December 31, 2024. The increase was entirely driven by the preliminary legal settlement for Bartz reached during the period. Sales, Marketing, and Partnerships Year Ended December 31, (in millions, except for percentages) 2024 2025 $ Change % Change Sales, marketing, and partnerships $ 43 $ 568 $ 525 1,221 % Percentage of revenue 11% 12 % Sales, marketing, and partnerships expenses for the year ended December 31, 2025 increased by $525 million, or 1,221%, compared to the year ended December 31, 2024. The increase was primarily driven by a $341 million increase in fees paid to channel partners, reflecting the growth of our business, and a $170 million increase in marketing and advertising expenses, reflecting higher media and public relations spend to support product launches. Other Operating and Administrative Year Ended December 31, (in millions, except for percentages) 2024 2025 $ Change % Change Other operating and administrative $ 347 $ 1,412 $ 1,065 307 % Percentage of revenue 90% 31 % Other operating and administrative expenses for the year ended December 31, 2025 increased by $1.1 billion, or 307%, compared to the year ended December 31, 2024. The increase was primarily driven by a $541 million increase in non-cash charges related to our donation matching program, a $165 million increase in vendor costs related to data quality and performance evaluation services, and a $102 million increase in information technology and cloud software costs. Interest Income Year Ended December 31, (in millions, except for percentages) 2024 2025 $ Change % Change Interest income $ 106 $ 431 $ 325 307 % Interest income for the year ended December 31, 2025 increased by $325 million, or 307%, compared to the year ended December 31, 2024. The increase was primarily driven by a $305 million increase in investment income due to higher average cash and cash equivalents balances and new short-term investments entered into during 2025.

285 Change in Fair Value of Convertible Notes, Derivative Liabilities, and SAFEs Year Ended December 31, (in millions, except for percentages) 2024 2025 $ Change % Change Change in fair value of convertible notes, derivative liabilities, and SAFEs $ (5,434) $ (34,308) $ (28,874) 531 % Change in fair value of convertible notes, derivative liabilities, and SAFEs for the year ended December 31, 2025 increased by $28.9 billion, or 531%, compared to the year ended December 31, 2024. This change was primarily driven by an increase in the fair value of our outstanding convertible promissory notes resulting from an increase in our enterprise valuation from 2024 to 2025. Other Income (Expense), Net Year Ended December 31, (in millions, except for percentages) 2024 2025 $ Change % Change Other income (expense), net $ — $ (8) $ (8) NM ______________ NM – Not meaningful. Other income (expense), net was not material for the periods presented. Provision for Income Taxes Year Ended December 31, (in millions, except for percentages) 2024 2025 $ Change % Change Provision for income taxes $ 1 $ 20 $ 19 NM _____________ NM – Not meaningful. Provision for income taxes for the year ended December 31, 2025 increased by $19 million, compared to the year ended December 31, 2024. The increase was largely driven by an increase in foreign taxes associated with our international operations. Comparison of the Years Ended December 31, 2023 and 2024 Revenue Year Ended December 31, (in millions, except for percentages) 2023 2024 $ Change % Change Revenue $ 41 $ 386 $ 345 841 % Revenue for the year ended December 31, 2024 increased by $345 million, or 841%, compared to the year ended December 31, 2023. Consumption-based and subscription-based revenue increased by approximately $249 million and $96 million, respectively, for the year ended December 31, 2024 compared to the year ended December 31, 2023. The increase was primarily driven by growth in new customers and reflected the broader commercial availability of our AI platform following the launch of the Claude 3 family of Opus, Sonnet, and Haiku models in 2024, which expanded the range of supported use cases and drove adoption. The number of customers with $100,000 or more of revenue on a TTM basis grew from approximately 20 as of December 31, 2023 to approximately 200 as of December 31, 2024. Total revenue 286 from these customers grew from approximately $37 million to $220 million and represented approximately 90% and 57% of total revenue for the years ended December 31, 2023 and 2024, respectively. Operating Expenses Compute and Infrastructure Year Ended December 31, (in millions, except for percentages) 2023 2024 $ Change % Change Compute and infrastructure $ 433 $ 2,522 $ 2,089 482 % Percentage of revenue 1,056% 653 % Compute and infrastructure expenses for the year ended December 31, 2024 increased by $2.1 billion, or 482%, compared to the year ended December 31, 2023. The increase primarily reflected the staged delivery of committed compute under our CSP arrangements entered into in 2023, with the substantial majority of that compute delivered in tranches during 2024. Compute and infrastructure expenses as a percentage of revenue decreased as revenue scaled against a compute base that is committed in advance and does not fluctuate with in-period demand. Personnel Year Ended December 31, (in millions, except for percentages) 2023 2024 $ Change % Change Personnel $ 95 $ 454 $ 359 378 % Percentage of revenue 232% 118 % Personnel expenses for the year ended December 31, 2024 increased by $359 million, or 378%, compared to the year ended December 31, 2023. The increase was primarily driven by a $164 million increase in cash compensation and a $163 million increase in stock-based compensation expense, both as a result of headcount growth. Sales, Marketing, and Partnerships Year Ended December 31, (in millions, except for percentages) 2023 2024 $ Change % Change Sales, marketing, and partnerships $ 2 $ 43 $ 41 2,050 % Percentage of revenue 5% 11 % Sales, marketing, and partnerships expenses for the year ended December 31, 2024 increased by $41 million, or 2,050%, compared to the year ended December 31, 2023. The increase was primarily driven by a $39 million increase in marketing and advertising expenses reflecting higher media and public relations spend to support product launches. Other Operating and Administrative Year Ended December 31, (in millions, except for percentages) 2023 2024 $ Change % Change Other operating and administrative $ 62 $ 347 $ 285 460 % Percentage of revenue 151% 90%

287 Other operating and administrative expenses for the year ended December 31, 2024 increased by $285 million, or 460%, compared to the year ended December 31, 2023. The increase was primarily driven by a $165 million increase in vendor costs related to data quality and performance evaluation services, a $30 million increase in professional services costs, a $28 million increase in information technology and cloud software costs, and a $24 million increase in facility and occupancy costs due to headcount growth. Interest Income Year Ended December 31, (in millions, except for percentages) 2023 2024 $ Change % Change Interest income $ 69 $ 106 $ 37 54 % Interest income for the year ended December 31, 2024 increased by $37 million, or 54%, compared to the year ended December 31, 2023. The increase was primarily due to higher average cash and cash equivalents balances, driven by the growth of our money market funds portfolio. Change in Fair Value of Convertible Notes, Derivative Liabilities, and SAFEs Year Ended December 31, (in millions, except for percentages) 2023 2024 $ Change % Change Change in fair value of convertible notes, derivative liabilities, and SAFEs $ (1,045) $ (5,434) $ (4,389) 420 % Change in fair value of convertible notes, derivative liabilities, and SAFEs for the year ended December 31, 2024 increased by $4.4 billion, or 420%, compared to the year ended December 31, 2023. The increase was primarily driven by an increase in the fair value of our outstanding convertible promissory notes resulting from an increase in our enterprise valuation from 2023 to 2024. Other Income (Expense), Net Year Ended December 31, (in millions, except for percentages) 2023 2024 $ Change % Change Other income (expense), net $ (2) $ — $ 2 NM _______________ NM – Not meaningful. Other income (expense), net was not material for the periods presented. Provision for Income Taxes Year Ended December 31, (in millions, except for percentages) 2023 2024 $ Change % Change Provision for income taxes $ 2 $ 1 $ (1) NM ______________ NM – Not meaningful. Provision for income taxes was not material for the periods presented. 288 Non-GAAP Financial Measures To supplement our consolidated financial statements prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to facilitate analysis of our operating performance and for internal planning and forecasting purposes. We use Adjusted Operating Income (Loss), Adjusted Operating Margin, and Adjusted Net Income (Loss) to evaluate our operating performance, formulate business plans, prepare budgets and forecasts, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. By excluding certain items that management believes are not directly reflective of the ongoing operating performance of our business, we believe these non-GAAP financial measures provide investors, analysts, and others with meaningful insight and enhance their overall understanding of our business and financial performance by providing a more consistent and comparable overview of our financial performance across periods. Other companies in our industry, including those with similar business models, may define or calculate similarly titled measures in different ways, which may limit the usefulness of these measures for direct comparison. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected on our consolidated statements of operations. Thus, our non-GAAP financial measures should not be viewed in isolation or as a replacement for the most directly comparable measures prepared in accordance with GAAP. We encourage investors and others to review our business, financial condition, and results of operations in their entirety, not to rely on any single financial measure, and to view our non-GAAP financial measures in conjunction with their respective most directly comparable financial measures calculated in accordance with GAAP, as well as our consolidated financial statements and accompanying notes included elsewhere in this document.

289 Adjusted Operating Income (Loss) and Adjusted Operating Margin We define Adjusted Operating Income (Loss) as operating loss excluding (i) stock-based compensation expense, (ii) non-cash charitable contributions, and (iii) the Bartz settlement. We define Adjusted Operating Margin as Adjusted Operating Income (Loss) divided by revenue. A reconciliation of our Adjusted Operating Income (Loss) and Adjusted Operating Margin to operating loss and operating margin, the most directly comparable GAAP financial measures, respectively, is presented below: Year Ended December 31, Nine Months Ended September 30, (in millions, except for percentages) 2023 2024 2025 2025 2026 Operating loss $ (551) $ (2,980) $ (8,060) $ (5,224) $ (1,260) Stock-based compensation expense 29 192 1,165 591 3,255 Non-cash charitable contributions (Note 1) — — 541 — 2,086 Bartz settlement(Note 2) — — 1,500 1,500 — Adjusted Operating Income (Loss) $ (522) $ (2,788) $ (4,854) $ (3,133) $ 4,081 Revenue $ 41 $ 386 $ 4,585 $ 2,545 $ 33,242 Operating margin (1,344) % (772) % (176) % (205) % (4) % Adjusted Operating Margin (1,273) % (722) % (106) % (123) % 12 % Six Months Ended June 30, (in millions, except for percentages) 2025 2026 Operating loss $ (2,135) $ (693) Stock-based compensation expense 286 2,185 Non-cash charitable contributions (Note 1) — 126 Bartz settlement(Note 2) — — Adjusted Operating Income (Loss) $ (1,849) $ 1,618 Revenue $ 1,163 $ 16,286 Operating margin (184) % (4) % Adjusted Operating Margin (159) % 10% ______________ (Note 1) Relates to non-cash charges from our donation matching program settled in shares of our Class N common stock, the amount and value of which is linked to employee equity awards and recorded in other operating and administrative expenses. (Note 2) Excluded from our calculation of Adjusted Operating Income (Loss) as it is not indicative of ongoing operations. 290 Adjusted Net Income (Loss) We define Adjusted Net Income (Loss) as net loss excluding (i) stock-based compensation expense, (ii) non-cash charitable contributions, (iii) the Bartz settlement, (iv) the change in fair value of convertible notes, derivative liabilities, and SAFEs, (v) the change in fair value of certain mark-to-market financial instruments, and (vi) the related income tax effects of these adjustments. A reconciliation of Adjusted Net Income (Loss) to net loss, the most directly comparable GAAP financial measure, is presented below: Year Ended December 31, Nine Months Ended September 30, (in millions) 2023 2024 2025 2025 2026 Net loss(Note 1) $ (1,531) $ (8,309) $ (41,965) $ (25,107) $ (104,039) Stock-based compensation expense 29 192 1,165 591 3,255 Non-cash charitable contributions (Note 2) — — 541 — 2,086 Bartz settlement(Note 3) — — 1,500 1,500 — Change in fair value of convertible notes, derivative liabilities, and SAFEs 1,045 5,434 34,308 20,107 94,324 Change in fair value of certain mark- to-market financial instruments — — 3 — 10,277 Income tax effects and adjustments(Note 4) — — (7) (2) (312) Adjusted Net Income (Loss) $ (457) $ (2,683) $ (4,455) $ (2,911) $ 5,591 Six Months Ended June 30, (in millions) 2025 2026 Net loss(Note 1) $ (12,969) $ (80,748) Stock-based compensation expense 286 2,185 Non-cash charitable contributions (Note 2) — 126 Bartz settlement(Note 3) — — Change in fair value of convertible notes, derivative liabilities, and SAFEs 10,942 72,388 Change in fair value of certain mark- to-market financial instruments — 8,720 Adjusted Net Income (Loss) $ (1,741) $ 2,671 _____________ (Note 1) Includes change in fair value of convertible notes, derivative liabilities, and SAFEs, which were $1.0 billion, $5.4 billion, $34.3 billion, $20.1 billion, and $94.3 billion for the years ended December 31, 2023, 2024, and 2025, and the nine months ended September 30, 2025 and 2026, respectively, primarily driven by an increase in the fair value of our outstanding convertible promissory notes resulting from an increase in our enterprise valuation during each of the respective periods. (Note 2) Relates to non-cash charges from our donation matching program settled in shares of our Class N common stock, the amount and value of which is linked to employee equity awards and recorded in other operating and administrative expenses. (Note 3) Excluded from our calculation of Adjusted Net Income (Loss) as it is not indicative of ongoing operations. (Note 4) Represents the income tax effect of the above adjustments, which relates to stock-based compensation expense and, in certain periods, other adjustments.

291 Quarterly Results of Operations The following table sets forth our unaudited quarterly consolidated statements of operations data for each of the quarterly periods indicated. The unaudited quarterly statements of operations data has been prepared on the same basis as our audited consolidated financial statements included elsewhere in this document and includes all adjustments, consisting only of normal recurring adjustments that, in our opinion, are necessary to state fairly the results of operations for these periods. Our historical results are not necessarily indicative of the results that may be expected in the future and the results for any particular quarter are not necessarily indicative of the results to be expected for a full year or any other period. You should read the following unaudited quarterly consolidated results of operations in conjunction with our consolidated financial statements and related notes included elsewhere in this document. 292 Quarterly Consolidated Statements of Operations Three Months Ended (in millions) March 31, 2025 June 30, 2025 September 30, 2025 December 31, 2025 March 31, 2026 June 30, 2026 September 30, 2026 Revenue $ 376 $ 787 $ 1,382 $ 2,040 $ 4,731 $ 11,555 $ 16,956 Operating expenses: Compute and infrastructure 944 1,390 2,047 2,945 3,387 5,558 9,863 Personnel(Note 1) 218 320 489 812 1,295 1,857 1,711 Bartz settlement — — 1,500 — — — — Sales, marketing, and partnerships 24 96 202 246 1,033 2,135 2,361 Other operating and administrative 125 181 233 873 683 1,031 3,588 Total operating expenses 1,311 1,987 4,471 4,876 6,398 10,581 17,523 Operating income (loss) (935) (1,200) (3,089) (2,836) (1,667) 974 (567) Interest income 51 64 124 192 349 762 1,248 Change in fair value of convertible notes, derivative liabilities, and SAFEs (5,701) (5,241) (9,165) (14,201) (12,791) (59,597) (21,936) Other income (expense), net — — (3) (5) (309) (8,448) (1,640) Total other income (expense), net (5,650) (5,177) (9,044) (14,014) (12,751) (67,283) (22,328) Loss before provision for income taxes (6,585) (6,377) (12,133) (16,850) (14,418) (66,309) (22,895) Provision for income taxes 7 — 5 8 21 — 396 Net loss $ (6,592) $ (6,377) $ (12,138) $ (16,858) $ (14,439) $ (66,309) $ (23,291) ______________ (Note 1) Includes stock-based compensation expense of $105 million, $181 million, $305 million, $574 million, $924 million, $1.3 billion, and $1.1 billion for the three months ended March 31, 2025, June 30, 2025, September 30, 2025, December 31, 2025, March 31, 2026, June 30, 2026, and September 30, 2026, respectively.

293 Quarterly Consolidated Statements of Operations, as a Percentage of Revenue Three Months Ended March 31, 2025 June 30, 2025 September 30, 2025 December 31, 2025 March 31, 2026 June 30, 2026 September 30, 2026 Revenue 100% 100% 100% 100% 100% 100% 100% Operating expenses: Compute and infrastructure 251 177 148 144 72 48 58 Personnel 58 41 35 40 27 16 10 Bartz settlement — — 109 — — — — Sales, marketing, and partnerships 6 12 15 12 22 18 14 Other operating and administrative 33 23 17 43 14 9 21 Total operating expenses 349 252 324 239 135 92 103 Operating income (loss) (249) (152) (224) (139) (35) 8 (3) Interest income 14 8 9 9 7 7 7 Change in fair value of convertible notes, derivative liabilities, and SAFEs (1,516) (666) (663) (696) (270) (516) (129) Other income (expense), net — — — — (7) (73) (10) Total other income (expense), net (1,503) (658) (654) (687) (270) (582) (132) Loss before provision for income taxes (1,751) (810) (878) (826) (305) (574) (135) Provision for income taxes 2 — — — — — 2 Net loss (1,753) % (810)% (878)% (826) % (305)% (574)% (137)% ______________ Note: Totals of percentage of revenue may not foot due to rounding. 294 Quarterly Trends Revenue Revenue increased sequentially in each of the quarters presented, from $376 million for the three months ended March 31, 2025 to $17.0 billion for the three months ended September 30, 2026. The increases in each quarter were driven by successive model and product releases that drove higher usage, expansion, and broader adoption across our offerings, with both consumption-based and subscription-based revenue contributing. The number of customers with $100,000 or more of revenue on a TTM basis grew from approximately 400 as of March 31, 2025 to more than 11,900 as of September 30, 2026. For the three months ended September 30, 2025 to the three months ended December 31, 2025, the increase in revenue due to higher usage was partially offset by a decrease of approximately $70 million from price reductions introduced as part of new model versions and contractual discounts. For the three months ended June 30, 2026 to the three months ended September 30, 2026, the increase in revenue due to higher usage was partially offset by a decrease of approximately $600 million from price reductions introduced as part of new model versions and contractual discounts. Price changes did not have a material impact on the other quarterly revenue trends presented. Operating Expenses Compute and Infrastructure Compute and infrastructure expenses increased sequentially in each of the quarters presented, from $944 million for the three months ended March 31, 2025 to $9.9 billion for the three months ended September 30, 2026, driven by the delivery of committed compute under our multi-year arrangements. Because we typically procure compute 12 to 18 months in advance of availability, these expenses are generally fixed in the near term and increase as committed compute becomes available to us. Compute and infrastructure expenses as a percentage of revenue decreased from 251% for the three months ended March 31, 2025 to 48% for the three months ended June 30, 2026, as revenue growth outpaced the growth of our committed compute cost base, and increased to 58% for the three months ended September 30, 2026, reflecting the delivery of additional compute. This includes $5.0 billion of compute under short-term commitments, which currently costs significantly more than comparable compute procured under our multi-year commitments. Personnel Personnel expenses increased sequentially in each of the quarters presented through the three months ended June 30, 2026, driven by headcount growth and the associated increases in compensation, including stock-based compensation. Personnel expenses decreased in the three months ended September 30, 2026, primarily driven by lower stock-based compensation expense due to certain option awards becoming fully vested, partially offset by higher cash compensation resulting from headcount growth. Bartz settlement In the three months ended September 30, 2025, we recorded a $1.5 billion charge to settle the Bartz litigation. Please refer to “Section 6: Financial Information—1: Financial Documents—Consolidated Financial Statements—Note 13: Commitments and Contingencies.”

295 Sales, Marketing, and Partnerships Sales, marketing, and partnerships expenses increased sequentially in each of the quarters presented, with the most significant increases observed in the three months ended March 31, 2026 and June 30, 2026. The increases were primarily driven by fees paid to channel partners, reflecting the growth of our business, and increased marketing and advertising expenses, driven by higher media spend to support product launches. Sales, marketing, and partnerships expenses as a percentage of revenue decreased from 22% for the three months ended March 31, 2026 to 14% for the three months ended September 30, 2026, primarily driven by a decrease in revenue generated from sales through channel partners as a percentage of total revenue and changes in the terms of our channel partner distribution arrangements. Other Operating and Administrative Other operating and administrative expenses increased over the quarters presented, other than in the three months ended March 31, 2026, which reflected lower donation matching program charges than in the three months ended December 31, 2025. The overall increase reflected vendor costs related to data quality and performance evaluation services, information technology and cloud software costs, payment processing and platform fees, and professional services costs as our business scaled. The increases in the three months ended December 31, 2025 and September 30, 2026 were primarily driven by non-cash charges related to our donation matching program. Operating Income (Loss) Our operating loss widened in the three months ended June 30, 2025, primarily driven by the delivery of additional committed compute under our CSP arrangements, the associated expenses of which increased by more in dollars than our revenue in the period, and in the three months ended September 30, 2025, which included the Bartz settlement. Our operating loss narrowed in the three months ended December 31, 2025 and March 31, 2026, and we generated operating income of $1.0 billion for the three months ended June 30, 2026, as revenue growth outpaced the growth in total operating expenses. We incurred an operating loss of $567 million for the three months ended September 30, 2026, primarily driven by $5.0 billion of compute under short-term commitments and $2.0 billion of non-cash charges related to our donation matching program. We expect our operating results to continue to fluctuate from quarter to quarter, particularly as the amount of incremental compute we receive, and the associated expenses we incur, may vary from period to period. Interest Income Interest income increased sequentially in each of the quarters presented, from $51 million for the three months ended March 31, 2025 to $1.2 billion for the three months ended September 30, 2026, primarily driven by higher average cash and cash equivalents and short-term investments balances. Change in Fair Value of Convertible Notes, Derivative Liabilities, and SAFEs Changes in the fair value of our convertible notes, derivative liabilities, and SAFEs resulted in expense in each of the quarters presented, primarily driven by increases in the fair value of our outstanding convertible promissory notes resulting from increases in our enterprise valuation during each period. The expense was largest in the three months ended June 30, 2026, reflecting the increase in our enterprise valuation in connection with our Series H financing. We will continue to recognize changes in fair value until these instruments are converted into equity, repaid, or otherwise settled. Please refer to “Section 6: Financial 296 Information—1: Financial Documents—Consolidated Financial Statements—Note 4: Fair Value Measurements and Note 9: Convertible Notes, Revolving Credit Agreement and SAFEs.” Other Income (Expense), Net Other income (expense), net was not material for the quarters presented prior to 2026. Other income (expense), net of $(309) million, $(8.4) billion, and $(1.6) billion for the three months ended March 31, 2026, June 30, 2026, and September 30, 2026, respectively, was primarily driven by the initial fair value recognition and subsequent change in fair value of the assets and liabilities recognized under the partner financing arrangements. Please refer to “Section 6: Financial Information—1: Financial Documents— Consolidated Financial Statements—Note 4: Fair Value Measurements.” Provision for Income Taxes Provision for income taxes was not material for the quarters presented prior to the three months ended September 30, 2026. Provision for income taxes increased to $396 million for the three months ended September 30, 2026, primarily driven by higher U.S. state income taxes and higher foreign income taxes driven by increased taxable income in non-U.S. jurisdictions. Quarterly Adjusted Operating Income (Loss) and Adjusted Operating Margin Three Months Ended (in millions, except for percentages) March 31, 2025 June 30, 2025 September 30, 2025 December 31, 2025 March 31, 2026 June 30, 2026 September 30, 2026 Operating income (loss) $ (935) $ (1,200) $ (3,089) $ (2,836) $ (1,667) $ 974 $ (567) Stock-based compensation expense 105 181 305 574 924 1,261 1,070 Non-cash charitable contributions (Note 1) — — — 541 126 — 1,960 Bartz settlement(Note 2) — — 1,500 — — — — Adjusted Operating Income (Loss) $ (830) $ (1,019) $ (1,284) $ (1,721) $ (617) $ 2,235 $ 2,463 Revenue $ 376 $ 787 $ 1,382 $ 2,040 $ 4,731 $ 11,555 $ 16,956 Operating margin (249) % (152) % (224) % (139) % (35) % 8% (3) % Adjusted Operating Margin (221) % (129) % (93) % (84) % (13) % 19% 15% ______________ (Note 1) Relates to non-cash charges from our donation matching program settled in shares of our Class N common stock, the amount and value of which is linked to employee equity awards and recorded in other operating and administrative expenses. (Note 2) Excluded from our calculation of Adjusted Operating Income (Loss) as it is not indicative of ongoing operations.

297 Quarterly Adjusted Net Income (Loss) Three Months Ended (in millions) March 31, 2025 June 30, 2025 September 30, 2025 December 31, 2025 March 31, 2026 June 30, 2026 September 30, 2026 Net loss(Note 1) $ (6,592) $ (6,377) $ (12,138) $ (16,858) $ (14,439) $ (66,309) $ (23,291) Stock-based compensation expense 105 181 305 574 924 1,261 1,070 Non-cash charitable contributions (Note 2) — — — 541 126 — 1,960 Bartz settlement(Note 3) — — 1,500 — — — — Change in fair value of convertible notes, derivative liabilities, and SAFEs 5,701 5,241 9,165 14,201 12,791 59,597 21,936 Change in fair value of certain mark-to-market financial instruments — — — 3 288 8,432 1,557 Income tax effects and adjustments(Note 4) — (2) — (5) (2) (245) (65) Adjusted Net Income (Loss) $ (786) $ (957) $ (1,168) $ (1,544) $ (312) $ 2,736 $ 3,167 ______________ (Note 1) Includes change in fair value of convertible notes, derivative liabilities, and SAFEs, which were $5.7 billion, $5.2 billion, $9.2 billion, $14.2 billion, $12.8 billion, $59.6 billion, and $21.9 billion for the three months ended March 31, 2025, June 30, 2025, September 30, 2025, December 31, 2025, March 31, 2026, June 30, 2026, and September 30, 2026, respectively, primarily driven by an increase in the fair value of our outstanding convertible promissory notes resulting from an increase in our enterprise valuation during each of the respective periods. (Note 2) Relates to non-cash charges from our donation matching program settled in shares of our Class N common stock, the amount and value of which is linked to employee equity awards and recorded in other operating and administrative expenses. (Note 3) Excluded from our calculation of Adjusted Net Income (Loss) as it is not indicative of ongoing operations. (Note 4) Represents the income tax effect of the above adjustments, which relates to stock-based compensation expense and, in certain periods, other adjustments. 298 Liquidity and Capital Resources Since inception, we have financed our operations, corporate investments, and capital expenditures primarily through proceeds from the issuance of convertible promissory notes, redeemable convertible preferred stock, cash generated from sales, and SAFEs. To date, we have financed our compute and infrastructure primarily under arrangements with our CSPs, as well as through proceeds from the financing activities described above and cash generated from operations. As of September 30, 2026, we had cash and cash equivalents of $95.6 billion, $36.3 billion of short-term investments, and $14.8 billion available under the A&R Credit Facility, as described below. Cash and cash equivalents consist of cash held in checking and interest-bearing accounts, money market funds, and other highly liquid investments with original maturities of three months or less from the date of purchase. We have generated losses from our operations, as reflected in our accumulated deficit of $156.2 billion, which includes $135.1 billion related to changes in the fair value of our convertible notes driven by increases in our enterprise valuation and derivative liabilities since 2023, including $94.3 billion during the nine months ended September 30, 2026. Additionally, we have generated negative cash flows from operating and investing activities in 2023, 2024, and 2025, driven by ongoing expenditures to support business growth including investments to secure access to more compute and infrastructure capacity. We generated positive cash flows from operating activities of $6.6 billion for the nine months ended September 30, 2026. We continue to invest in our own data center infrastructure and enter into compute and infrastructure capacity arrangements to support anticipated demand for our intelligence service. Given the long lead times between contracting for, purchasing, or leasing compute and that compute becoming available to serve workloads, we secure these arrangements well in advance of anticipated demand. To secure certain data center development projects, which require significant capital commitments in advance of deployment, we have in some cases relied, and expect to continue to rely, on arrangements with financing sources or partners who guarantee the lease obligations to support the development of data center capacity that is expected to host such partners’ chips or computing infrastructure. Our ability to expand compute and infrastructure capacity through these arrangements in the future may depend on the continued willingness and ability of a limited number of CSPs, partners, and financing sources to enter into and perform under such arrangements. In some cases, we may also make payments in advance of the delivery of the equipment or infrastructure. We anticipate making significant and increased investments for the foreseeable future, including for owned or leased compute and infrastructure in advance of delivery. These investments help ensure we have the technological resources to maintain and expand our position at the frontier of AI. Our increasing efforts to build out our compute and infrastructure require substantial capital expenditures and are changing the cash flow profile of our business. Whereas the compute purchased through our CSP arrangements is generally paid for as the compute becomes available to us, we expect an increasing portion of our compute and infrastructure investment to take the form of capital expenditures and other commitments, including lease obligations, that require significant upfront payments well in advance of the related compute becoming operational. We expect our capital expenditures to increase significantly as we expand our build-out, and we expect these investments to result in significant net cash used in operating and investing activities for the foreseeable future. Our net cash used in these activities may increase regardless of whether our financial performance improves. The magnitude and timing of these investments are inherently uncertain and may change materially over short periods, including as a result of decisions to accelerate or expand our build-out, and such changes could rapidly and significantly affect our cash flows for a given period. In addition, these investments are subject to known trends and uncertainties that could adversely affect our results of operations. The compute and chips necessary for frontier model development

299 are available from a limited number of suppliers and geographies and are subject to intense competition, supply constraints, and evolving export controls, and we have historically operated in a compute- constrained environment in which demand for compute has exceeded the supply available to us. In addition, certain of the CSPs and chip partners on which we rely provide us capital or credit support, serve as our infrastructure vendors, and develop and offer AI models and services that compete with ours. These relationships could give rise to conflicts of interest that affect our access to compute, its cost, the prioritization of our workloads, or the terms on which such capital or credit support is provided. For a discussion of these and other risks, please refer to “3: Business and Other Risks.” We also intend to use a portion of the net proceeds we receive from this offering and the concurrent private placement to satisfy our anticipated tax withholding and remittance obligations of $3.8 billion related to the RSU Settlement. This amount is based upon the assumed initial public offering price of $74.00 per share, which is the midpoint of the Initial Preliminary Price Range (or, if subsequently revised, the Revised Preliminary Price Range), and an assumed 50.90% tax withholding rate. Each $1.00 increase or decrease in the assumed initial public offering price of $74.00 per share would increase or decrease, as applicable, the amount we would be required to pay to satisfy our tax withholding and remittance obligations related to the RSU Settlement by $52 million. We believe our existing available cash and cash equivalents and short-term investments, together with cash generated from sales and amounts available under our A&R Credit Facility, will be sufficient to support working capital, operating and finance lease payments, and capital expenditure requirements for at least the next 12 months from the date of this document. However, our future capital requirements will depend on many factors, including our revenue growth, the timing and extent of our investments in compute and infrastructure capacity, including additional or expanded CSP, equipment lease, and data center arrangements, the success and expansion of our sales, marketing, and business development strategies, any potential future investment in complementary businesses, products, technologies, assets, and talent, risks associated with the AI industry, and other factors described under “—Key Factors Affecting Our Performance.” As a result of these and other factors, we may be required to seek additional financing sooner than we currently anticipate. If we determine that additional financing is required, we may not be able to raise it on terms acceptable to us or at all. Any such financing, if completed, may be costly, dilutive, or lead to restrictions on how we operate our business. If we are unable to raise additional capital when required, or if we cannot expand our operations or otherwise capitalize on our business opportunities because we lack sufficient capital, our business, financial condition, results of operations, and cash flows would be adversely affected. Over the longer term, we expect to have significant cash requirements as we continue to invest in our business, primarily for compute and infrastructure, including our data center infrastructure build-out, as well as for general operating needs. We expect to fund these long-term cash requirements through a combination of cash flows from operations, proceeds from equity financings, including the net proceeds from this Offering and the concurrent private placement, proceeds from debt financings and potential future indebtedness, and financing arrangements with our partners, including under our note purchase agreements and our equipment lease and data center arrangements. Our ability to meet these requirements over the long term depends on our ability to grow our revenue and generate cash flows from operations and to access additional capital on acceptable terms. If sufficient funds are not available, we may be required to reduce, defer, or forgo planned investments, which could adversely affect our business, competitive position, and results of operations. 300 Revolving Credit Agreement In May 2025, we entered into a Credit Agreement (as amended from time to time prior to the A&R Credit Agreement (as defined below), the “Credit Agreement”) with certain lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent for the lenders, which initially provided for a $2.5 billion senior secured revolving credit facility with a $400 million letter of credit sublimit (the “Initial Credit Facility”). In September 2025, we amended the Initial Credit Facility to increase the aggregate revolving commitments to $2.75 billion, and in November 2025, we further amended the Initial Credit Facility to increase the aggregate revolving commitments to $3.25 billion. In September 2026, we entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”), which amended and restated the Credit Agreement to provide for a $15.0 billion senior secured revolving credit facility with the full amount thereof available for letters of credit (the “A&R Credit Facility”). The A&R Credit Facility will mature on September 4, 2031, subject to earlier springing maturity if more than $500 million in aggregate scheduled cash principal payments on certain of our indebtedness are required within the 91-day period preceding the date on which any such scheduled principal payment is due, and we do not have sufficient liquidity to make all such payments then due and remain in pro forma compliance with our financial covenant, subject to certain other exceptions and conditions set forth in the A&R Credit Agreement. The proceeds of the A&R Credit Facility may be used for working capital, general corporate purposes, and other lawful purposes. We may request borrowings in U.S. dollars or certain other agreed currencies, subject to the terms of the A&R Credit Agreement. As of September 30, 2026, we had no borrowings drawn under the A&R Credit Facility and $205 million of standby letters of credit outstanding. As of September 30, 2026, we were in compliance with all covenants under the A&R Credit Agreement. We may borrow, repay, and reborrow amounts under the A&R Credit Facility from time to time. We are required to pay commitment fees on the unused portion of the A&R Credit Facility and fees in connection with letters of credit. On and after the Guarantee and Collateral Release Date (as defined below), such commitment fees will vary depending on our credit ratings, as set forth in the A&R Credit Agreement. Our obligations under the A&R Credit Facility are required to be guaranteed by certain of our material subsidiaries and secured by substantially all of our assets and the assets of such subsidiary guarantors, subject to certain exceptions and exclusions set forth in the A&R Credit Agreement. The A&R Credit Agreement further provides that, on and after the date we have obtained an Investment Grade Rating (as defined in the A&R Credit Agreement) from at least two out of three of Moody’s, S&P, and Fitch, at our election, all guarantees and security interests securing the obligations under the A&R Credit Facility will be released, discharged, and terminated, subject to certain conditions set forth in the A&R Credit Agreement (such date, the “Guarantee and Collateral Release Date”). Borrowings under the A&R Credit Facility bear interest at rates based on the Alternate Base Rate (as defined in the A&R Credit Agreement), Term SOFR Rate (as defined in the A&R Credit Agreement), or other applicable benchmark rates in the case of foreign currencies, plus an applicable margin. From and after the Guarantee and Collateral Release Date, such applicable margin will vary depending on our credit ratings, as more fully set forth in the A&R Credit Agreement. In addition, the A&R Credit Agreement includes customary affirmative and negative covenants, including, but not limited to, restrictions on additional indebtedness, liens, asset sales, investments, mergers, and restricted payments. On and after the Guarantee and Collateral Release Date, the negative covenants limiting asset sales, investments, restricted payments, and affiliate transactions will cease to apply and the negative covenants restricting additional indebtedness and liens will be modified in certain respects, including to permit additional indebtedness, subject to a cap on certain indebtedness that is secured by assets that do not secure the A&R Credit Facility

301 or that is incurred or guaranteed by restricted subsidiaries that are not guarantors under the A&R Credit Facility. The A&R Credit Agreement includes a financial covenant requiring that we maintain liquidity of at least $5.0 billion as of the last day of each fiscal quarter, beginning with the fiscal quarter ending December 31, 2026. The A&R Credit Agreement also includes customary events of default, which, if triggered, could result in the acceleration of amounts due under the A&R Credit Facility and termination of the commitments thereunder. AMD Agreement In July 2026, we entered into a hardware supply framework agreement (the “Hardware Supply Agreement”) with AMD to purchase, lease, or access AMD-based Helios rack-scale systems featuring AMD Instinct™ MI450 series GPUs. Pursuant to the terms of the Hardware Supply Agreement, AMD has provided a commitment to purchase up to $5.0 billion of our Class N common stock (the “AMD Equity Commitment”), which becomes available for us to draw on in increments following the achievement of specified AMD GPU delivery and deployment milestones. In connection with the concurrent private placement, we entered into a letter agreement with AMD under which, upon the closing of the concurrent private placement, the $2.5 billion purchase price paid by AMD for shares of our Class N common stock in the concurrent private placement will satisfy a portion of the AMD Equity Commitment by reducing, on a dollar-for-dollar basis, the amount available for us to draw. As a result, following the closing of the concurrent private placement, up to $2.5 billion of the AMD Equity Commitment will remain, which will become available for us to draw only to the extent that the cumulative amount accrued based on AMD GPU delivery and deployment milestones exceeds the aggregate purchase price paid by AMD in the concurrent private placement. Based on the deployment schedule contemplated by the Hardware Supply Agreement, we expect the first of the AMD GPU delivery and deployment milestones to be achieved in 2027. Following the completion of this offering, any subsequent purchases of our Class N common stock by AMD pursuant to the Hardware Supply Agreement will be made at a price per share equal to the volume-weighted average price of our Class A common stock over the 30 trading days immediately preceding the applicable closing date of such purchase, and we must make any draw request within 12 months following the final delivery and deployment of AMD GPU capacity under the Hardware Supply Agreement. 302 Convertible Notes Overview We have entered into NPAs with each of Google (through Google LLC), Amazon (through Amazon Web Services, Inc.), and Broadcom that provide for the issuance of convertible promissory notes and, in certain cases, shares of our non-voting capital stock. Our NPAs with Google consist of agreements entered into in September 2023 and August 2024, pursuant to which all convertible promissory notes previously issued thereunder have been fully converted into non-voting redeemable convertible preferred stock and under which no additional notes may be issued, and an agreement entered into in March 2026 (“Google 2026 NPA”), which provides for potential future financing capacity, subject to certain conditions described below. Our NPAs with Amazon consist of the Amazon 2023 NPA and the Amazon 2024 NPA, pursuant to which we previously issued convertible promissory notes, approximately $6.2 billion aggregate principal amount of which remains outstanding as described below under “—Convertible Notes—Outstanding Notes,” and under which no additional notes may be issued, and the 2026 Stock Purchase and Convertible Note Facility Agreement, dated as of April 20, 2026, by and between us and Amazon (“Amazon 2026 NPA”), which provides for potential future financing capacity, subject to certain conditions described below. The Infrastructure Partner 2026 NPA provides for potential future financing capacity, if needed, subject to certain conditions described below. The principal economic terms of the NPAs that relate to our outstanding notes and potential future financing capacity are summarized in the tables below. To the extent an NPA creates an obligation to issue notes in the future, that obligation is accounted for as a derivative liability on our consolidated balance sheets until the related note is issued. For additional information, including the historical issuance and conversion of notes under these agreements, please refer to “Section 6: Financial Information—1: Financial Documents—Consolidated Financial Statements—Note 9: Convertible Notes, Revolving Credit Agreement and SAFEs and Note 16: Subsequent Events.” Outstanding Notes The following table summarizes the notes outstanding under our NPAs as of September 30, 2026, which consist entirely of non-interest-bearing rollover notes issued to Amazon under the Amazon 2023 NPA and the Amazon 2024 NPA, neither of which provides for the issuance of additional notes. Under the terms of the applicable notes, no portion of a note converts to the extent that, immediately following the conversion, Amazon would hold more than 12% of our capitalization, calculated for this purpose to include all of our outstanding capital stock on an as-converted basis together with shares underlying our outstanding equity awards and other outstanding convertible securities. Amazon may waive this limitation in its sole discretion but has elected not to do so in connection with this Offering. For purposes of the conversion of the notes in connection with this Offering, our capitalization is calculated as of October 31, 2026, as adjusted on a pro forma basis to give effect to the shares of our Class A common stock offered by us in this Offering, shares of our Class N common stock issued in the concurrent private placement, the Preferred Stock Conversion, the Class F Stock Issuance, and shares issued in connection with our acquisitions of privately-held companies (as so adjusted, the “Note Capitalization”). Prior to this Offering, the portion of each note that

303 could not convert without exceeding this ownership cap was reissued as a rollover note in lieu of the shares of our non-voting redeemable convertible preferred stock that would otherwise have been issued to Amazon. Counterparty Agreement Principal Amount Outstanding (in millions) Conversion Price Per Share(Note 1) Class N Shares Issuable on Conversion(No te 2) Amazon Amazon 2023 NPA(Note 3) $ 2,186 $ 2.0928 1,044,716,970 Amazon Amazon 2024 NPA(Note 4) 4,017 $ 5.0478 795,727,992 Total $ 6,203 1,840,444,962 ______________ (Note 1) In connection with this Offering, the notes will convert, up to Amazon’s ownership cap, which Amazon has elected not to waive, into shares of Class N common stock at the lower of the fixed conversion price per share reflected in the table and the initial price per share of Class A common stock (“IPO Price”). Following this Offering, any notes that cannot convert in connection with this Offering due to the holder’s ownership cap will convert at the end of each fiscal quarter at the lowest of such fixed price, the IPO Price, and the 10-day trailing volume-weighted average price of our Class A common stock, subject to such continued ownership cap. (Note 2) Assumes conversion at the applicable price in the column titled “Conversion Price Per Share” and represents the aggregate number of shares of Class N common stock issuable upon conversion of the notes, without giving effect to the holder’s ownership cap. The principal amount of the notes that cannot convert without exceeding the applicable ownership cap will be re-issued as a non-interest- bearing “rollover note” with substantially identical terms (other than any reduction in principal as a result of any partial conversion up to Amazon’s ownership cap). The remaining rollover notes will remain outstanding following this Offering and will automatically convert at the end of each subsequent fiscal quarter as described above, to the extent such conversion would not exceed Amazon’s ownership cap, which may be waived at Amazon’s election. The number of shares of Class N common stock issued upon conversion at the completion of this Offering, and the aggregate principal amount of notes remaining outstanding as rollover notes following this Offering, will be determined based on the final offering size and the application of the ownership cap to the Note Capitalization. (Note 3) Matures March 2034, subject to earlier repayment or conversion. (Note 4) Reflects the aggregate principal amount of notes outstanding under the Amazon 2024 NPA, which were issued across three tranches and will mature in January 2035, May 2035, and November 2035, as applicable, in each case subject to earlier repayment or conversion. Note Purchase Agreements The following table summarizes the aggregate principal amounts of notes that may be issued and the aggregate principal amounts outstanding under our undrawn NPA facilities as of September 30, 2026. The principal terms of each facility are described under the applicable counterparty heading below. Counterparty Agreement Aggregate Amount Available for Issuance (in millions) Principal Amount Outstanding (in millions) Draw Period Ends Google Google 2026 NPA $ 20,000(N ote 1) $ — December 2030 Amazon Amazon 2026 NPA $ 15,000 $ — (Note 2) Broadcom(Note 3) Infrastructure Partner 2026 NPA $ 42,000 $ — (Note 4) Total $ 77,000 $ — ______________ (Note 1) Will be reduced from $20.0 billion to $10.0 billion upon the closing of the concurrent private placement, as a result of Google’s agreement to exercise in full its option to purchase shares of our Class N common stock in a private placement concurrent with this Offering at the initial public offering price, which issuance of shares will not exceed Google’s ownership cap. See the section titled “—Google” for more information. 304 (Note 2) 30 months following the completion of this Offering, or earlier upon the termination of certain commercial agreements with Amazon. (Note 3) Broadcom may assign the Infrastructure Partner 2026 NPA to a designated financial partner, subject to our consent (not to be unreasonably withheld). (Note 4) Five years from the start of the draw period, subject to earlier termination. See the section titled “—Broadcom” for more information. Amazon The following table summarizes the principal terms of the Amazon 2026 NPA, which provides for potential future issuances of convertible promissory notes subject to the limitations described below. As described above under the section titled “—Outstanding Notes,” due to Amazon’s ownership cap, notes issued under the Amazon 2023 NPA and Amazon 2024 NPA were previously converted into non-interest-bearing rollover notes. Conversion Terms Agreement Original Principal Amount Available for Issuance Remainin g Principal Amount Available for Issuance( Note 1) Principal Amount Outstandi ng(Note 1) Interest Rate Maturity At IPO Post-IPO Amazon 2026 NPA $15.0 billion $15.0 billion(Note 2) $ — N/A 10 years from date of issuance N/A(Note 2) Each draw is settled by issuing shares of our Class N common stock at a price equal to the 30- day trailing volume-weighted average price of our Class A common stock as of the date the relevant compute capacity milestone is achieved, subject to the ownership cap. ______________ (Note 1) As of September 30, 2026. (Note 2) We do not expect any notes to be issued under the Amazon 2026 NPA prior to the completion of this Offering. Note or share issuances under the Amazon 2026 NPA may be made until the earlier of (i) 30 months after this Offering and (ii) the termination of certain commercial agreements between us and Amazon. Amounts under the Amazon 2026 NPA will become available to us in $5.0 billion increments following the achievement of the relevant compute capacity milestones pursuant to certain commercial agreements between us and Amazon, and notes issued prior to our initial public offering may be issued in $1.0 billion increments upon our draw requests. To the extent shares of our Class N common stock cannot be issued upon conversion of the notes without exceeding Amazon’s ownership cap, the principal amount of such note that could not be converted will be re-issued as a non-interest-bearing rollover note maturing 10 years from issuance and convertible into shares of our Class N common stock at the end of each fiscal quarter, with any unconverted balance payable in cash at maturity or, at Amazon’s election, by set-off against certain amounts Amazon owes us

305 under our commercial agreements. See the section titled “—Convertible Notes—Outstanding Notes” for more information on our outstanding notes issued to Amazon. In connection with certain liquidation transactions, Amazon may elect to receive cash in lieu of conversion. Upon specified events of default, we may be required to repay the outstanding principal amount of notes and accrued interest in five equal installments. Broadcom The following table summarizes the principal terms of the Infrastructure Partner 2026 NPA under which we may issue, if needed, convertible promissory notes solely to finance quarterly rent obligations under the 2026 Lease Arrangement. See the section titled “—Contractual Obligations—Infrastructure Equipment Leases.” Conversion Terms Agreement Original Principal Amount Available for Issuance Remaining Principal Amount Available for Issuance( Note 1) Principal Amount Outstandin g(Note 1) Interest Rate Maturity At IPO Post-IPO Infrastructure Partner 2026 NPA(Note 2) $42.0 billion $42.0 billion(Note 3) $ — 9.00% per annum(Note 4) 60 months from the start of the draw period for the first $24.0 billion of notes issued, 63 months for amounts exceeding $24.0 billion but less than $32.0 billion, and 57 months for amounts exceeding $32.0 billion N/A(Note 3) The holder may elect to convert any outstandin g notes into shares of our Class N common stock at a conversion price equal to 90% of the 30-day trailing volume- weighted average price of our Class A common stock(Note 4) ______________ (Note 1) As of September 30, 2026. (Note 2) Broadcom may assign the Infrastructure Partner 2026 NPA to a designated financial partner, subject to our consent (not to be unreasonably withheld). (Note 3) We do not expect any notes to be issued under the Infrastructure Partner 2026 NPA prior to the completion of this Offering. 306 (Note 4) Interest on the notes is paid in kind by capitalizing accrued interest into principal. Any notes issued during a period in which certain revenue performance conditions are not met bear interest at 13.00% per annum and convert at 85%, rather than 90%, of the applicable price. We may issue notes under the Infrastructure Partner 2026 NPA, if needed, through the fifth anniversary of the start of the draw period (which has not yet commenced and which will begin upon the serviceability of the infrastructure equipment pursuant to the terms of the 2026 Lease Arrangement), subject to earlier termination in certain circumstances, solely to finance quarterly rent payments under the 2026 Lease Arrangement. Our ability to issue notes under the Infrastructure Partner 2026 NPA is subject to various conditions, including certain revenue growth rate conditions that are significantly below our actual revenue growth rates during all quarters of 2025 and thus far in 2026, our continued compliance with the minimum liquidity requirement under the A&R Credit Agreement, and our continued performance under the Lease Arrangements (as defined below), and our ability to issue these notes terminates if these conditions are not met for a sustained period. Our obligations under the notes are guaranteed by certain of our subsidiaries and, together with such guarantees, are secured on a junior basis by the collateral securing the 2026 Lease Arrangement. Upon an early buy-out of leased equipment at our election or if Broadcom or a designated financial partner demands a stipulated loss payment under the 2026 Lease Arrangement, Broadcom or a designated financial partner may require us to settle a portion of the notes in cash or in shares of our Class N common stock at the conversion price described above. If we experience a change of control or similar liquidation event, Broadcom or a designated financial partner may elect to receive cash equal to 150% of the then- outstanding principal amount of and accrued interest on the notes or to convert such notes immediately prior to the closing of such liquidation transaction. The Infrastructure Partner 2026 NPA contains customary events of default, including payment defaults under the Lease Arrangements and cross-defaults to material indebtedness, upon which Broadcom or a designated financial partner that holds the notes may accelerate any outstanding notes and terminate any remaining commitment. In connection with the Infrastructure Partner 2026 NPA, we entered into a registration rights agreement with Broadcom with respect to any shares of Class N common stock issued upon conversion of the notes. Please refer to “Section 1: Overview of the Legal System in the Home Country, 1: Overview of Corporate Structure and Related Matters, (2) Corporate Arrangements under the Articles of Incorporation and Other Governing Documents of the Filing Company, (a) Summary of Information Regarding Shares—Description of Capital Stock—Registration Rights.”

307 Google The following table summarizes the principal terms of the Google 2026 NPA, which provides for potential future issuances of notes subject to the limitations described below. Conversion Terms Agreement Original Principal Amount Available for Issuance Remaining Principal Amount Available for Issuance( Note 1) Principal Amount Outstandin g(Note 1) Interest Rate Maturity At IPO Post-IPO Google 2026 NPA $20.0 billion $20.0 billion(Note 2) $ — N/A(Note 2) N/A(Note 2) N/A(Note 2) For post- IPO draws, Google may elect to receive either (i) a convertible promissory note on terms to be mutually agreed or (ii) shares of our Class N common stock at the 30-day trailing volume- weighted average price of our Class A common stock.(Note 3) ______________ (Note 1) As of September 30, 2026. (Note 2) We do not expect any amounts to be issued under the Google 2026 NPA prior to the completion of this Offering. If Google elects to receive any convertible promissory notes following the offering, the terms will be mutually agreed by us and Google. See the “Post- IPO” column. (Note 3) To the extent the terms of a convertible promissory note cannot be agreed by us and Google, the draw is settled in shares of Class N common stock at the 30-day trailing volume-weighted average price of our Class A common stock. Requests for note issuances under the Google 2026 NPA can be made through December 31, 2030 and are driven by the achievement of certain conditions under certain third-party compute agreements and specified TTM revenue targets, which we have historically surpassed. Each note issuance is funded over five quarterly closings unless Google elects to fund it in a single closing, and Google may elect to defer funding of revenue-linked draws. To the extent shares cannot be issued without exceeding Google’s ownership cap, which limits issuances of shares under the Google 2026 NPA to the extent such issuances would cause Google’s ownership of us to exceed 14.99% of our outstanding capitalization on a post-money, as-converted basis as calculated in accordance with the terms of the Google 2026 NPA, unless Google 308 elects to waive it in its sole discretion, the excess will be funded through a non-interest-bearing rollover note maturing 10 years from issuance and convertible into Class N common stock at the end of each fiscal quarter, with any unconverted balance payable in cash at maturity. In connection with the Google 2026 NPA, we granted Google an option to purchase up to $10.0 billion of our Class N common stock in a private placement concurrent with this Offering at the initial public offering price. Google has entered into an agreement with us pursuant to which it has agreed to exercise this option in full. Accordingly, Google will participate in the concurrent private placement and we will sell to Google $10.0 billion of our Class N common stock at a price per share equal to the initial public offering price. Based on an assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering Initial Preliminary Price Range (or, if subsequently revised, the Revised Preliminary Price Range), we would sell 135,135,135 shares of our Class N common stock to Google in the concurrent private placement. The exercise of the option reduced the remaining amount available for issuance under the Google 2026 NPA from $20.0 billion to $10.0 billion. The shares of Class A common stock issuable upon conversion of the shares of our Class N common stock to be sold to Google in the concurrent private placement are registrable securities under the Google RRA. Please refer to “Section 1: Overview of the Legal System in the Home Country, 1: Overview of Corporate Structure and Related Matters, (2) Corporate Arrangements under the Articles of Incorporation and Other Governing Documents of the Filing Company, (a) Summary of Information Regarding Shares—Description of Capital Stock—Registration Rights.” Cash Flows The following tables show a summary of our cash flows for the periods presented: Year Ended December 31, Nine Months Ended September 30, (in millions) 2023 2024 2025 2025 2026 Net cash provided by (used in) Operating activities $ (1,627) $ (5,692) $ (2,637) $ (2,024) $ 6,569 Investing activities (2) (22) (3,077) (2,007) (36,546) Financing activities 2,320 7,248 19,960 18,508 110,735 Six Months Ended June 30, (in millions) 2025 2026 Net cash provided by (used in) Operating activities $ (1,513) $ 3,929 Investing activities (49) (17,181) Financing activities 4,749 110,774 Operating Activities Net cash used in operating activities for the year ended December 31, 2025 decreased by $3.1 billion compared to the year ended December 31, 2024. The decrease was primarily driven by a decrease in prepaid hosting services reflecting the consumption during 2025 of hosting capacity that had been prepaid in prior periods and an increase in accounts payable, accrued expenses, and other current liabilities due to increased CSP costs and the timing of related payments. The decrease was partially offset by higher cash payments, including a payment related to the Bartz settlement, higher cash compensation costs from headcount growth, and an increase in accounts receivable.

309 Net cash used in operating activities for the year ended December 31, 2024 increased by $4.1 billion compared to the year ended December 31, 2023. The increase was primarily driven by an increase in prepaid hosting services due to business expansion requiring additional hosting capacity. Net cash provided by operating activities was $6.6 billion for the nine months ended September 30, 2026 as compared to cash used in operating activities of $2.0 billion for the nine months ended September 30, 2025. Our operating cash flows result primarily from cash received from our customers, offset by cash payments we make for products and services, employee compensation, operating leases, and interest. The increase in operating cash flow was primarily driven by an improvement in net loss adjusted for non-cash items, partially offset by a lower benefit from changes in working capital, primarily reflecting the timing of payments to vendors and cash receipts from customers. Working capital at any point in time is subject to many variables, including the timing of billings and cash collections, vendor payment terms, and the timing of invoice receipt and payment. Investing Activities Net cash used in investing activities for the year ended December 31, 2025 increased by $3.1 billion compared to the year ended December 31, 2024. The increase was primarily driven by increased purchases of new short-term investments, including U.S. Treasury and agency securities, and corporate debt securities, as well as higher capital expenditures related to servers, networking, and infrastructure equipment, and purchases of intangible assets. These increases were partially offset by proceeds from sales and maturities of short-term investments. Net cash used in investing activities for the year ended December 31, 2024 increased by $20 million compared to the year ended December 31, 2023. The increase was primarily driven by increased capital investments in leasehold improvements and purchases of intangible assets. Net cash used in investing activities was $36.5 billion for the nine months ended September 30, 2026 as compared to cash used in investing activities of $2.0 billion for the nine months ended September 30, 2025, which primarily reflects the increased purchases of short-term investments, including commercial paper, U.S. Treasury and agency securities and corporate debt securities, in addition to prepayments for leased assets and equipment, and higher capital expenditures related to servers, networking, and infrastructure equipment. This was partially offset by proceeds from sales and maturities of short-term investments. Financing Activities Net cash provided by financing activities for the year ended December 31, 2025 increased by $12.7 billion compared to the year ended December 31, 2024. The increase was primarily driven by increased proceeds from the issuance of redeemable convertible preferred stock, net of issuance costs. Net cash provided by financing activities for the year ended December 31, 2024 increased by $4.9 billion compared to the year ended December 31, 2023. The increase was primarily driven by increased proceeds from the issuance of convertible notes for cash and increased proceeds from the issuance of redeemable convertible preferred stock, net of issuance costs. Net cash provided by financing activities was $110.7 billion for the nine months ended September 30, 2026 as compared to cash provided by financing activities of $18.5 billion for the nine months ended September 30, 2025. Cash inflows from financing activities resulted from proceeds from the issuance of redeemable convertible preferred stock, net of issuance costs. 310 Off-Balance Sheet Arrangements Other than hosting services and lease commitments incurred in the normal course of business, funding commitments related to our equity method investments, and guaranty and cost reimbursement arrangements with developers to support data center capacity development (Please refer to “Section 6: Financial Information—1: Financial Documents—Consolidated Financial Statements—Note 3: Investments, Note 7: Leases and Note 13: Commitments and Contingencies” for more information), we did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements. Contractual Obligations In aggregate, the contractual obligations in the table below plus the short-term and subsequent commitments, as well as leases not yet commenced, each described in the paragraphs below, are approximately $900.9 billion, substantially all of which is related to compute and infrastructure. Additionally, this amount excludes payments under certain other compute and infrastructure arrangements that do not specify a fixed dollar commitment. We estimate these payments to be in the range of $150 billion to $175 billion. In general, to the extent counterparties do not fulfill obligations, such as meeting agreed upon delivery dates, we have the ability to terminate all or a portion of our obligations under such arrangements, or, under certain agreements, to obtain other specified remedies, such as service credits or adjustments to the timing of our commitments, rather than terminate. Approximately $186.2 billion of the aggregate total of our contractual obligations relates to arrangements that are subject to either exercisable termination rights or contingent conditions prior to commencement, such as the counterparty’s ability to secure financing, facilities, or regulatory approvals, as applicable. If those conditions are not met, the arrangement may be terminated. Payments under arrangements that do not specify a fixed dollar commitment. Payments under these arrangements will depend on the capacity made available and deployed, delivery timing, pricing mechanics, and the satisfaction, or our waiver, of certain other deployment conditions. Because these factors are not yet determinable, the total amount of payments under these arrangements is uncertain. We expect these amounts to be payable over time after the capacity is delivered. See the section titled “—Infrastructure Service Arrangements” below for more information, including a description of the conditions referred to above. The following table summarizes our contractual obligations as of September 30, 2026: Payments Due by Year (in millions) Total 2026 2027 2028 2029 2030 Thereaft er Operating leases(Note 1) $ 4,224 $ 57 $ 303 $ 462 $ 445 $ 466 $ 2,491 Finance leases(Note 2) 1,950 121 438 422 406 390 173 Purchase commitments(Note 3) 313,819 5,053 28,424 43,473 46,901 44,214 145,754 Total(Note 4)(Note 5) $ 319,993 $ 5,231 $ 29,165 $ 44,357 $ 47,752 $ 45,070 $ 148,418 ______________ (Note 1) Consists of operating leases for corporate offices and compute and infrastructure with a weighted-average remaining lease term of 10.3 years as of September 30, 2026. Please refer to “Section 6: Financial Information—1: Financial Documents—Consolidated Financial Statements—Note 7: Leases” for more information.

311 (Note 2) Consists of finance leases for compute and infrastructure with a weighted-average remaining lease term of 4.8 years as of September 30, 2026. Please refer to “Section 6: Financial Information—1: Financial Documents—Consolidated Financial Statements—Note 7: Leases” for more information. (Note 3) Primarily consists of future minimum payments under CSP hosting and other third-party infrastructure service agreements. The table reflects future minimum payments under our non-cancelable purchase commitments with a remaining term in excess of one year. Please refer to “Section 6: Financial Information—1: Financial Documents—Consolidated Financial Statements—Note 13: Commitments and Contingencies” for more information. (Note 4) Excludes $6.2 billion aggregate principal amount outstanding under the Amazon Notes as of September 30, 2026, which are expected to be settled in shares rather than cash. We may issue up to an additional $77.0 billion of convertible promissory notes, subject to applicable conditions. See the section titled “—Convertible Notes” for more information. (Note 5) Excludes certain other compute and infrastructure arrangements that do not specify a fixed dollar commitment, as described above. The table above reflects our contractual obligations as of September 30, 2026, and includes obligations that are fixed and determinable as of such date. The timing shown reflects the delivery schedules in our agreements as of that date. Because much of the related capacity has not yet been delivered, the timing of our payments, and in some cases the amounts, may differ from those shown. For agreements with variable terms, the amounts described above include only minimum payments and/or pricing to which we are contractually committed and exclude variable payments in excess of such minimums. The table above does not include short-term commitments that are cancelable without penalty within one year or amounts under agreements with a remaining contractual term of one year or less. Minimum payments under such contracts were approximately $17.4 billion as of September 30, 2026. Further, the table above does not include leases executed and not yet commenced as of September 30, 2026, with total estimated future undiscounted lease obligations of approximately $451.2 billion. Generally, these lease obligations are expected to commence between 2026 and 2028, with lease terms ranging from less than one year to 20 years, with a weighted-average term of approximately 10 years. In addition, the table above does not reflect commitments entered into after September 30, 2026, with aggregate future minimum payment obligations of approximately $105.7 billion, primarily consisting of data center leases and CSP hosting and other third-party infrastructure service agreements. We also entered into certain agreements after September 30, 2026 that are short-term in nature. Minimum payments under such contracts are approximately $6.6 billion. Please refer to “Section 6: Financial Information—1: Financial Documents—Consolidated Financial Statements—Note 17: Subsequent Events (Unaudited)” for more information on commitments entered into subsequent to September 30, 2026. Approximately $70.7 billion of our aggregate contractual obligations are expected to be paid in the 12 months following September 30, 2026, of which approximately $4.2 billion relates to arrangements that are subject to either contingent conditions or termination rights prior to commencement as described above. Consistent with our compute and data center strategy, we expect to continue to enter into additional arrangements to secure compute and infrastructure capacity, and to make significant related investments as we scale our business. The following describes certain of our most significant existing arrangements. We are also party to other compute infrastructure service arrangements and leases that are not described below. Infrastructure Service Arrangements In November 2025, we entered into an agreement with Microsoft, which was subsequently amended between February and November 2026, pursuant to which we committed to spend an aggregate of at least $47.2 billion and up to $49.2 billion between November 2026 and June 2033, regardless of actual usage. 312 Our commitment under such agreement is non-cancelable except in the event of Microsoft’s uncured material breach or, on a per-tranche basis, for certain undelivered tranches. In March 2026, we entered into a CSP hosting agreement with Google, which was subsequently amended between May and October 2026, pursuant to which we committed to spend at least approximately $121.3 billion between April 2026 and July 2033, regardless of actual usage. If our actual spend falls short, we must pay Google the difference as a true-up subject to certain adjustments and exceptions if available. Our commitments under such agreement are non-cancelable except in the event of Google’s uncured material breach. In addition, we also committed to procure additional TPU compute, without a fixed dollar commitment, via one of various delivery methods, including either a CSP hosting agreement with Google, direct purchase from Google with five-year financing, or direct purchase and/or lease from a third-party TPU provider with five-year financing. Such compute is expected to be delivered between 2028 and 2031 and the associated payment obligations are determined by the capacity made available, the delivery method, and the pricing and financing mechanics. We estimate the aggregate future payments for such additional compute to be approximately $125.0 billion to $150.0 billion, which are not included in the contractual obligations table above. In April 2026, we entered into an agreement with Amazon, pursuant to which we committed to spend an aggregate of at least $110.0 billion between May 2026 and April 2036, regardless of actual usage. If our actual spend falls short, we must pay Amazon the difference as a true-up subject to certain adjustments and exceptions if available. Our commitment under such agreement is non-cancelable except in the event of Amazon’s uncured material breach. Between May and October 2026, we entered into and amended several agreements with SpaceXAI, a wholly owned subsidiary of Space Exploration Technologies Corp. (collectively, the “SpaceXAI Arrangements”), to access compute powered by NVIDIA GPUs. Under the SpaceXAI Arrangements, we agreed to spend an aggregate of up to $120.5 billion over terms extending into 2029, consisting of approximately $3.1 billion in the aggregate per month once all capacity has been delivered, which we expect in December 2026, with different fees during capacity ramping periods. Following initial non-cancelable periods ending in January 2027 and March 2027 under the respective agreements, each agreement may be cancelled by either party upon 90 days’ advance written notice. Under the Hardware Supply Agreement with AMD, which became effective upon signing in July 2026 and does not have a fixed term, we committed to obtain an initial tranche of compute capacity in calendar year 2027 by purchasing AMD-based Helios rack-scale systems from approved manufacturers or by accessing such systems through third-party service providers, provided certain conditions related to deployment proposals are met, or waived by us, including certain pricing, financing and other purchase and capacity terms. The agreement does not specify a fixed dollar commitment. If we procure the full amount of this initial committed capacity, we expect aggregate expenditures to exceed $20.0 billion over the term of the agreement, which are not included in the contractual obligations table above. The agreement also provides for the potential procurement of additional capacity of up to approximately the amount of our initial commitment. Our agreement with AMD is non-cancelable by us except in the event of AMD’s uncured material breach and will automatically terminate 12 months after both parties fulfill their commitments under the agreement and all ordered AMD GPU capacity has been delivered. In August 2026, we entered into GPU services agreements (collectively, the “Nscale Services Agreements”) with Nscale to access compute powered by NVIDIA GPUs. Under the Nscale Services Agreements, we agreed to spend an aggregate of up to approximately $44.6 billion over terms extending into 2033, with

313 fees accruing only as capacity is delivered to and accepted by us. Nscale is required to use best efforts to obtain qualifying financing for the NVIDIA GPUs and data center infrastructure within a specified period following the effective date of such agreements (or such later date as may be mutually agreed by the parties and subject to additional negotiation). Otherwise, our commitment under each agreement is non-cancelable except in limited circumstances, including Nscale’s failure to meet specified delivery or service availability requirements or an uncured material breach by the applicable Nscale entity. In May, June, and August 2026, we entered into agreements (collectively, the “Lambda Agreements”) with Lambda to access compute powered by NVIDIA GPUs. Under the Lambda Agreements, we agreed to spend an aggregate of approximately $41.3 billion over terms extending into 2034, with fees accruing only as capacity is delivered to and accepted by us. Under our August 2026 agreement, which represents approximately $34.9 billion of the aggregate commitment, either party may terminate if Lambda does not secure the facility lease by a specific date. Lambda did not secure the facility lease by such date and, as a result, the August 2026 agreement is currently terminable by either party. Neither party has delivered notice of termination as of the date of this prospectus, and we do not currently intend to terminate the agreement. Except as described above, our commitment under each of the Lambda Agreements is non-cancelable except in the event of Lambda’s uncured material breach or certain other limited circumstances and, for certain of the Lambda Agreements, on a per-tranche basis if Lambda fails to meet specified delivery milestones for that tranche. Infrastructure Equipment Leases We have entered into five-year master equipment leases, including the 2026 Lease Arrangement, with Broadcom (and certain financing entities following the assignments described below), pursuant to which we receive such hardware for deployment in dedicated data center facilities operated by others on our behalf (the “Lease Arrangements”). These Lease Arrangements are accounted for as finance leases. Our rent payments over the life of these leases are equal to an aggregate of approximately $161.2 billion excluding interest, with rent payable in quarterly installments and payment obligations typically commencing upon AI infrastructure equipment becoming “ready for service” at the applicable data center facility. Rent payments may commence earlier in certain circumstances, such as when the readiness of a data center facility is delayed. The Lease Arrangements provide us with access to TPU-based compute capacity, a portion of which began to come online in 2026, with additional capacity expected to come online starting in 2027. The Lease Arrangements are non-cancelable by either party during the applicable lease period except by the lessor in the case of a default. In connection with the 2026 Lease Arrangement, we deposited cash into a restricted cash account for the benefit of Broadcom and may be required to deposit additional cash under certain circumstances for the benefit of Broadcom. Our two special purpose subsidiaries entered into agreements for the Lease Arrangements, the obligations of which are guaranteed by Anthropic, PBC, and such obligations are secured by the leased equipment. Further, we agreed to customary events of default, including cross-defaults, upon which our obligations may be accelerated. We may, if needed, finance a certain amount of our quarterly rent payments under the 2026 Lease Arrangement through the issuance of convertible promissory notes under the Infrastructure Partner 2026 NPA in certain circumstances. See the section titled “—Convertible Notes—Broadcom” for more information. In the second quarter of 2026, Broadcom assigned a portion of its rights under one of the master equipment leases to another third party. In October 2026, Broadcom assigned to a newly formed special purpose financing entity its rights and obligations with respect to a portion of the equipment under the 2026 Lease Arrangement. These assignments did not increase our aggregate rent payments under the Lease Arrangements. 314 Quantitative and Qualitative Disclosures about Market Risk We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in interest rates and foreign currency exchange rates. Interest Rate Risk As of September 30, 2026, we had $95.6 billion of cash and cash equivalents and $36.3 billion of short- term investments in a variety of securities, including money market funds, U.S. Treasury and agency securities, corporate debt securities, and commercial paper. In addition, we had $2.6 billion of restricted cash primarily due to amounts held as collateral for our lease and other obligations. Our cash, cash equivalents, and short-term investments are held for working capital purposes, and we do not enter into investments for trading or speculative purposes. A hypothetical 100 basis point increase or decrease in interest rates would have resulted in a decrease or increase, respectively, of $310 million in the market value of our cash equivalents and short-term investments as of September 30, 2026. Foreign Currency Exchange Risk We transact business globally in multiple currencies, with the vast majority of our revenue denominated in U.S. dollars and, to a lesser extent, other currencies such as euros and British pounds. Our international revenue, as well as costs and expenses denominated in foreign currencies, and intercompany transactions with our foreign subsidiaries, expose us to the risk of fluctuations in foreign currency exchange rates against the U.S. dollar. A hypothetical 10% change in foreign currency exchange rates applicable to our business would not have had a material impact on our consolidated financial statements as of September 30, 2026. We have not entered into derivative or hedging transactions, but we may enter into such arrangements in the future if our exposure to foreign currency becomes more significant.

315 Critical Accounting Estimates Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with GAAP. GAAP requires us to make certain estimates and judgments that affect the amounts reported in our financial statements. We base our estimates on historical experience, anticipated future trends, and other assumptions we believe to be reasonable under the circumstances. Because these accounting estimates require significant judgment, our actual results may differ materially from our estimates. We believe that of our significant accounting policies, which are described in “Section 6: Financial Information—1: Financial Documents—Consolidated Financial Statements—Note 1: Description of Business and Summary of Significant Accounting Policies”, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition, results of operations, and cash flows. Stock-Based Compensation We measure compensation expense for all stock-based payment awards, including stock options and RSUs, granted to employees, directors, and other service providers, based on the estimated fair value of the awards on the date of grant. The most significant input in determining the fair value of a stock option is the estimated fair value of our common stock. The estimated fair value of our common stock is also used to measure the grant-date fair value of RSUs and RSAs, including those subject to performance-based vesting conditions. Stock Options We estimate the fair value of stock options granted to employees, consultants, officers, and directors using the Black-Scholes-Merton option pricing model on the date of grant. The fair value of stock options that are expected to vest is recognized as compensation expense on a straight-line basis over the requisite service period. Forfeitures are accounted for when they occur. The Black-Scholes-Merton model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include: • Fair Value of Common Stock. Because our common stock is not yet publicly traded, we must estimate the fair value of our common stock. Our board of directors considers numerous objective and subjective factors to determine the fair value of our common stock as discussed in the section titled “—Common Stock Valuations” below. • Expected Volatility. Since we have no trading history of our common stock, the expected volatility of our underlying common stock is estimated by taking the weighted-average historical volatility of a group of comparable publicly traded companies over a period equal to the expected life of the options. • Expected Term. Expected term represents the period over which we anticipate stock-based awards to be outstanding. We estimate the expected term based on the options’ vesting term and contractual terms, such that the expected life is equal to the average of the stock-based award’s weighted-average vesting period and its contractual term. 316 • Risk-Free Rate. The expected risk-free rate assumption is based on the U.S. Treasury instruments whose term is consistent with the expected term of the stock options. • Expected Dividend Yield. The expected dividend yield is zero, as we have never declared or paid any dividends and have no current plans to do so. As of September 30, 2026, there was approximately $1.8 billion of total unrecognized compensation cost related to unvested stock options, which is expected to be recognized over a weighted-average period of 1.2 years. Restricted Stock Units and Restricted Stock Awards We have granted RSUs to our employees and non-employee service providers under our 2021 Plan. RSUs outstanding as of September 30, 2026 have both service-based and performance-based vesting conditions. The service-based vesting period for these awards is typically four years. Upon satisfaction of the performance-based condition, RSUs for which the service-based vesting condition has also been satisfied will vest immediately, and any remaining unvested RSUs will vest ratably over the remaining service period. The performance-based condition is generally satisfied upon the occurrence of a change in control event or the effective date of the registration statement in the United States relating to this Offering. As of September 30, 2026, no stock-based compensation expense had been recognized for such RSUs because the performance-based condition was not satisfied. In connection with this Offering, we will begin recording stock-based compensation expense based on the grant-date fair value of the RSUs (or, for RSUs modified as part of the RSU Modification, their modification-date fair value) using the accelerated attribution method. As of September 30, 2026, there was approximately $32.3 billion of total unrecognized stock- based compensation expense related to RSUs. Of that amount, $8.2 billion relates to RSUs for which the service-based vesting condition had been satisfied or partially satisfied. Following the completion of this Offering, stock-based compensation expense related to our RSUs will result in increases in our expenses in future periods, in particular in the quarter in which this Offering is completed, as the performance-based vesting condition applicable to a significant portion of our outstanding RSUs will be satisfied upon the effectiveness of the registration statement in the United States relating to this Offering. Upon the completion of this Offering, we will record cumulative stock-based compensation expense of approximately $14.2 billion related to RSUs outstanding as of September 30, 2026, reflecting modifications of such RSUs subsequent to September 30, 2026 at interpolated modification-date fair values based on the midpoint of the estimated offering price range set forth on the cover page of this prospectus, for which (i) the service-based vesting condition will be fully or partially satisfied as of November 19, 2026 and (ii) the performance-based vesting condition will be satisfied upon the effectiveness of the registration statement in the United States relating to this Offering. We have granted RSAs to founders, early employees, advisors, and in connection with acquisitions. The RSAs consist of awards with a service-based vesting condition. RSAs are measured at fair value of the underlying common stock on the date of grant. We record compensation cost for these awards using the straight-line method over the requisite service period. Common Stock Valuations Prior to our initial public offering, given the absence of a public trading market of our Class A common stock, and in accordance with the American Institute of Certified Public Accountants Accounting and Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation, our board of

317 directors exercised reasonable judgment and considered numerous objective and subjective factors to determine the best estimate of the fair value of our common stock, including: • contemporaneous third-party valuations of our common stock; • the prices paid for common or redeemable convertible preferred stock sold to third-party investors by us and prices paid in secondary transactions, including any tender offers; • the rights, preferences, and privileges of our redeemable convertible preferred stock relative to those of our common stock; • actual and forecasted operating and financial performance; • our stage of development; • the industry outlook; • the lack of marketability of our common stock; • the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company, given prevailing market conditions; • the history and nature of our business, industry trends, and competitive environment; and • general economic outlook, including economic growth, inflation and unemployment, interest rate environment, and global economic trends. Our board of directors determined the fair value of our common stock by first determining the enterprise value of our business and then allocating the value among the various classes of our securities to derive a per share value of our common stock. The enterprise value of our business was primarily estimated by reference to the closest round of equity financing to the date of the valuation. In allocating the enterprise value of our business among the various classes of stock prior to this Offering, we used a hybrid method based on a contingent claims analysis (“CCA”) and a common stock equivalent (“CSE”) method. The CCA is based on the Black-Scholes-Merton option pricing model, which models each class of stock as a call option with a unique claim on our assets. The CSE method presumes that all shares of redeemable convertible preferred stock convert into common stock based upon their conversion terms and other differences in the rights and preferences of the shares of redeemable convertible preferred stock are ignored. After the allocation of enterprise value to the various classes of stock, a discount for lack of marketability (“DLOM”) is applied to arrive at a fair value of the common stock. A DLOM is meant to account for the lack of opportunity to sell private company stock that is not traded on public exchanges. In making the final determination of common stock value, consideration is also given to the recent sales and/or expected sales of common stock. Application of these approaches involves the use of estimates, judgment, and assumptions that are complex and subjective, such as those regarding our expected future revenue, expenses, and future cash flows, discount rates, market multiples, the selection of comparable companies, and the probability of possible future events. Changes in any or all of these estimates and assumptions or the relationships 318 between those assumptions impact our valuations as of each valuation date and may have a material impact on the valuation of our common stock. Following this Offering, it will not be necessary to determine the fair value of our common stock, as the shares of our common stock will be traded in the public market. Fair Value of Convertible Notes, Derivative Liabilities, and SAFEs We elected to account for our convertible notes at fair value pursuant to Accounting Standards Codification (“ASC”) Topic 825, Financial Instruments. The convertible notes are recognized at their estimated fair value on our consolidated balance sheet, and changes in fair value are recorded in change in fair value of convertible notes, derivative liabilities, and SAFEs in our consolidated statement of operations. We elected the fair value option to eliminate the accounting complexity that would otherwise result from separately accounting for the liability and equity components of the convertible notes under the traditional bifurcation model. In connection with the 2023 and 2024 note purchase agreements with both Amazon and Google, we recognized derivative liabilities representing obligations to issue future convertible notes pursuant to the terms of those agreements. The derivative liabilities were measured at estimated fair value, with changes in fair value recorded in change in fair value of convertible notes, derivative liabilities, and SAFEs in the consolidated statement of operations. The estimated fair value of the convertible promissory notes is determined using a hybrid approach comprising a CCA and a CSE method. The analysis estimates the fair value of the convertible promissory notes using a scenario-based analysis that considers the probability-weighted present value of the instruments across the range of possible outcomes available to the note holders, including conversion into redeemable convertible preferred stock or Class N common stock, cash repayment at maturity, and cash settlement at a premium upon a change of control. The scenarios included consider the probability-weighted value of the instruments in the CCA and CSE framework. The application of this methodology involves the use of complex and subjective estimates, judgments, and assumptions, including the probability and timing of each settlement scenario such as a qualified equity financing, initial public offering, direct listing, or change of control; the estimated fair value of our equity securities into which the notes may convert; the applicable conversion prices, which vary by note series and are contingent on factors such as elapsed time since issuance and contractual caps and percentage discounts; and the ownership thresholds and rollover provisions that determine the extent to which principal balances convert into equity versus being reissued as rollover notes. In particular, the ownership cap and rollover mechanism—whereby conversion is capped at specified ownership thresholds and any unconverted principal balance is re-issued as a non-interest bearing rollover note that remains subject to fair value measurement—requires significant judgment in estimating what proportion of each note financing will convert versus roll over, because this determination depends on the size and structure of future equity financings that are inherently uncertain. Changes in any or all of these estimates and assumptions, or the relationships between those assumptions, impact our valuations as of each measurement date and may have a material impact on the amounts recognized in our consolidated statement of operations. The fair value option election described above also applied to the SAFEs that we issued during the year ended December 31, 2023. The SAFEs were measured at estimated fair value using the same scenario- based framework, with the monetary settlement amount fixed at inception and the number of equity shares received upon conversion being variable; consistent with the convertible notes, changes in fair value were

319 recorded in change in fair value of convertible notes, derivative liabilities, and SAFEs in the consolidated statement of operations. All SAFEs were converted into redeemable convertible preferred stock during the years ended December 31, 2023 and 2024, and no SAFEs remained outstanding as of December 31, 2024 or 2025. No SAFEs were outstanding at any point during the nine months ended September 30, 2026. Accordingly, the primary ongoing estimation exposure under the fair value option relates to the convertible notes and rollover notes described above. For additional information regarding our convertible notes, derivative liabilities, and SAFEs, including descriptions of the individual instruments, their key terms, conversion activity, and balances during the periods presented, please refer to “Section 6: Financial Information—1: Financial Documents— Consolidated Financial Statements—Note 9: Convertible Notes, Revolving Credit Agreement and SAFEs.” Leases We lease facilities and equipment, including compute and infrastructure capacity, under operating and finance leases. We determine whether an arrangement is or contains a lease at inception and evaluate the classification of our leases at lease commencement and, as necessary, upon modification. Accounting for leases requires significant judgment, including determining whether an arrangement is or contains a lease, and significant estimates, including the expected lease term, the fair value of the leased property, and our incremental borrowing rate. Given the size and duration of our lease portfolio, changes in our estimate of the fair value of the underlying leased asset, the expected lease term, or the determination of our incremental borrowing rate could result in a different lease classification or a materially different measurement of our right-of-use assets and lease liabilities. Income Taxes We account for income taxes using the asset and liability method, recognizing deferred tax assets and liabilities for temporary differences between the financial reporting and tax bases of assets and liabilities, as well as for net operating loss and credit carryforwards, measured at enacted tax rates applicable in the years of expected reversals. We establish valuation allowances when necessary to reduce deferred tax assets to amounts more-likely-than-not expected to be realized, based on the weighting of positive and negative evidence. Assessing the realizability of our deferred tax assets is an area of significant management judgment. We evaluate our deferred tax assets for recoverability based on historical taxable income, projected future taxable income, reversal patterns of existing temporary differences, and available tax planning strategies. As an AI company operating in a rapidly evolving market with significant ongoing investment in compute and infrastructure, our projections of future taxable income are inherently uncertain. Should our assessment of the recoverability of deferred tax assets change, our income tax provision would be adjusted in that period, which could materially impact our results of operations. We account for uncertain tax positions in accordance with ASC Topic 740, Income Taxes. Tax benefits from uncertain positions are recognized when it is more likely than not that the position will be sustained on examination based on its technical merits, measured at the amount that is more likely than not to be realized upon settlement. These assessments require judgment, particularly with respect to the qualification and documentation of research and development tax credits, where supporting evidence may be subject to differing interpretations. The actual outcome of these matters may differ materially from our current 320 estimates. We recognize interest and penalties related to unrecognized tax benefits within our provision for income taxes. Loss Contingencies We are involved in legal claims, proceedings, and other regulatory and administrative matters that arise in the ordinary course of business, certain of which may include speculative claims for substantial or indeterminate amounts of damages. We routinely assess each significant matter and its potential financial exposure. We record a liability when we believe it is both probable that a loss has been incurred and the amount can be reasonably estimated, and we disclose matters for which a loss is reasonably possible and the loss or range of loss can be estimated. These assessments require significant judgment in determining both the likelihood and estimated amount of potential losses. We base our accruals on the best information available at the time, taking into account the specific facts and circumstances of each matter, the merits of our defenses, and the impact of negotiations, settlements, regulatory proceedings, rulings, and advice of legal counsel. Our estimates are subject to change as additional information becomes available and as matters develop, and we have in prior periods revised our assessments based on updated information. Recent Accounting Pronouncements Please refer to “Section 6: Financial Information—1: Financial Documents—Consolidated Financial Statements—Note 1: Description of Business and Summary of Significant Accounting Policies” for a description of recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted.

321 5. 【Material Contracts】 Amended and Restated Investors’ Rights Agreement among the Company and certain holders of its capital stock, dated as of May 28, 2026 Please refer to “Section 1: Overview of the Legal System in the Home Country, 1: Overview of Corporate Structure and Related Matters, (2) Corporate Arrangements under the Articles of Incorporation and Other Governing Documents of the Filing Company (a) Summary of Information Regarding Shares—Description of Capital Stock—Registration Rights” and “Section 3: Business Conditions, 3: Business and Other Risks— Future sales of our Class A common stock in the public market could cause the market price of our Class A common stock to decline.” 2026 Stock Purchase and Convertible Note Facility Agreement between the Company and Amazon Web Services, Inc., dated as of April 20, 2026 Please refer to “Section 3: Business Conditions, 4: Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows—Liquidity and Capital Resources—Contractual Obligations—Convertible Notes—Note Purchase Agreements—Amazon” Note Purchase Agreement between the Company and Broadcom Inc., dated as of March 31, 2026, as amended on October 26, 2026. Please refer to “Section 3: Business Conditions, 4: Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows—Liquidity and Capital Resources—Contractual Obligations—Convertible Notes—Note Purchase Agreements—Broadcom” Note Purchase Agreement between the Company and Google LLC, dated as of March 31, 2026 Please refer to “Section 3: Business Conditions, 4: Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows—Liquidity and Capital Resources—Contractual Obligations—Convertible Notes—Note Purchase Agreements—Google” Registration Rights Agreement between the Company and Broadcom Inc., dated as of June 8, 2026 Please refer to “Section 1: Overview of the Legal System in the Home Country, 1: Overview of Corporate Structure and Related Matters, (2) Corporate Arrangements under the Articles of Incorporation and Other Governing Documents of the Filing Company (a) Summary of Information Regarding Shares—Description of Capital Stock—Registration Rights—Registration Rights of Broadcom.” Registration Rights Agreement between the Company and Google LLC, dated as of May 4, 2026 Please refer to “Section 1: Overview of the Legal System in the Home Country, 1: Overview of Corporate Structure and Related Matters, (2) Corporate Arrangements under the Articles of Incorporation and Other 322 Governing Documents of the Filing Company (a) Summary of Information Regarding Shares—Description of Capital Stock—Registration Rights—Registration Rights of Google.” Sublease Agreement between the Company and Salesforce, Inc., dated as of September 22, 2023 On September 22, 2023, the Company subleased approximately 230,208 rentable square feet from Salesforce, Inc. for a term beginning on the commencement date through August 30, 2028. Office Lease between the Company and 300 Howard Owner, LLC, dated as of January 29, 2026 Please refer to the first item in “Section 6: Financial Information—1: Financial Documents—Consolidated Financial Statements—Note 16: Subsequent Events—Other Matters.” Amended and Restated Credit Agreement between the Company, the several lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., dated as of September 4, 2026 Please refer to “Section 3: Business Conditions, 4: Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows—Liquidity and Capital Resources—Contractual Obligations—Revolving Credit Agreement” Master Equipment Lease Agreement between AI Infrastructure OpCo II, LLC, a wholly owned subsidiary of the Company, and Broadcom Inc., dated as of March 31, 2026 Please refer to “Section 2: Company Overview, 3: Business—Our Infrastructure—Our Data Center Strategy—Compute Infrastructure Equipment” and “Section 3: Business Conditions, 4: Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows—Liquidity and Capital Resources—Contractual Obligations—Infrastructure Equipment Leases.” Irrevocable Proxy Agreements among the Company, Chief Executive Officer, and Daffy Charitable Fund dated as of October 6, 2025 and Irrevocable Proxy Agreements among the Company, Chief Executive Officer, and Dechomai Asset Trust dated as of December 20, 2024 The Company is party to certain irrevocable proxy agreements with Daffy Charitable Fund and Dechomai Asset Trust (such entities, “DAFs”), dated as of October 6, 2025 and December 20, 2024, respectively (together, “Voting Proxy Agreements”). Each of the DAFs has entered into a master donation agreement with the Company pursuant to which the DAFs may from time to time receive donations of shares directly from the Company or from one or more of the Company’s stockholders. Neither of the DAFs holds 5% or more of the outstanding shares of any class of the Company’s voting securities. Dario Amodei, the Company’s Chief Executive Officer and a member of the Company’s board of directors, is party to the Voting Proxy Agreements as the proxyholder thereunder, pursuant to which he has the right to vote shares of the Company’s voting securities currently owned or subsequently acquired by the DAFs

323 (any such votable securities, “Voting Shares”) in his sole and absolute discretion; provided, however, that any shares of the Company’s voting securities held by the DAFs as a result of a stock transfer or donation by the Company’s Chief Executive Officer or any of such officer’s family members or affiliates will not be considered Voting Shares for purposes of the Voting Proxy Agreements. The Company’s board of directors may, from time to time, designate certain other individuals as the proxyholder subject to the terms set forth in the Voting Proxy Agreements. Stockholders’ Agreement among the Company, the LTBT and the Founder LLC Please refer to “Section 1: Overview of the Legal System in the Home Country, 1: Overview of Corporate Structure and Related Matters, (2) Corporate Arrangements under the Articles of Incorporation and Other Governing Documents of the Filing Company (c) Board of Directors, Directors and Officers” Note: This agreement is scheduled to be executed right before the completion of the Offering. Class N Common Stock Purchase Agreement, by and between the registrant and Google LLC, dated as of November 10, 2026. Please refer to “Part I: Securities Information, Special Notes Regarding the Offering or Sale, 2: Concurrent Private Placement.” Form of Class N Common Stock Purchase Agreement Please refer to “Part I: Securities Information, Special Notes Regarding the Offering or Sale, 2: Concurrent Private Placement.” Anthropic Long-Term Benefit Trust Amended and Restated Trust Agreement Please refer to “Section 5: Status of the Filing Company—3: Status of Corporate Governance, etc.—(1) Overview of Corporate Governance—Our Governance Structure and Its Goals—Long-Term Benefit Trust.” Limited Liability Company Agreement of Founder LLC Please refer to “Section 1: Overview of the Legal System in the Home Country, 1: Overview of Corporate Structure and Related Matters, (2) Corporate Arrangements under the Articles of Incorporation and Other Governing Documents of the Filing Company (a) Summary of Information Regarding Shares—Description of Capital Stock—Founder LLC Agreement.” 6. 【Research and Development Activities】 Please refer to “Section 2: Company Overview, 3: Business—Our Core Advantages—Mission & Focus,” “Section 2: Company Overview, 3: Business—Our Culture, Values, and Talent,” “Section 2: Company Overview, 3: Business—Our Core Advantages—Frontier & Safety Research,” “Section 2: Company 324 Overview, 3: Business—Research Lab Identity and the Research-to-Product Pipeline,” “Section 2: Company Overview, 3: Business—Safety Research is Core to Our Business” and “Section 6: Financial Information—1: Financial Documents—Consolidated Financial Statements—Note 8: Supplemental Financial Information—Supplemental Operating Expense Information.”

325 Section 4 【Status of Facilities】 1. 【Overview of Capital Expenditures, Etc.】 Please refer to “Section 2: Company Overview, 3: Business—Our Infrastructure” and “Section 2: Company Overview, 3: Business—Facilities.” 2. 【Status of Major Facilities】 Please refer to “1. Overview of Capital Expenditures, Etc.” 3. 【Plans for New Construction, Disposal, Etc. of Facilities】 Please refer to “Section 2: Company Overview, 3: Business—Facilities,” “Section 2: Company Overview, 3: Business—Our Infrastructure—Our Data Center Strategy,” “Section 3: Business Conditions, 4: Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows— Compute Investments” and “Section 3: Business Conditions, 4: Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows—Liquidity and Capital Resources—Contractual Obligations.” 326 Section 5 【Status of the Filing Company】 1. 【Status of Shares, etc.】 (1) 【Total Number of Shares, etc.】 (i) 【Total Number of Shares】(As of September 30, 2026) Authorized Shares (shares) (As of the completion of the Offering) Total Number of Issued Shares (shares) (as of September 30, 2026) (Note 1) (Note 2) (Note 3) Class A Common Stock 300,000,000,000 2,168,788,227 Class N Common Stock 100,000,000,000 30,643,060 Class F Common Stock 1 0 Class T Common Stock 1 1 Class E Common Stock 30,000,000,000 0 Preferred Stock 30,000,000,000 853,394,043 (Note 1) The total number of shares issued does not include treasury stock or shares subject to transfer restrictions that have not yet been determined. (Note 2) The number of issued shares of our Class A common stock, Class N common stock, Class T common stock, Class E common stock, Class F common stock and preferred stock as of September 30, 2026 does not reflect: • the automatic conversion of (i) all 438,406,253 outstanding shares of our Series A, C-1, D-1, D-2, E-1, F-1, G-1, and H-1 redeemable convertible preferred stock into 4,408,097,245 shares of Class A common stock and (ii) all 414,987,790 outstanding shares of our Series B, C-2, D-3, E-2, E-3, E-4, E-5, F-2, G-2, G-3, G-4, H-2, H-3, and H-4 redeemable convertible preferred stock into 4,153,017,914 shares of Class N common stock, immediately prior to the completion of this Offering pursuant to the terms of our amended and restated certificate of incorporation (collectively, the “Preferred Stock Conversion”); • one share of our Class F common stock that will be issued immediately prior to the completion of this Offering to the Founder LLC (Class F Stock Issuance); • the conversion of $579.3 million in aggregate principal amount of our outstanding convertible promissory notes into 276,827,518 shares of Class N common stock immediately prior to the completion of this Offering, representing the maximum number of shares issuable to Amazon Web Services, Inc. upon the completion of this Offering without causing it to exceed the applicable ownership cap, calculated based on the Note Capitalization (as defined in the “Section 3: Business Conditions, 4: Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows—Liquidity and Capital Resources—Convertible Notes— Outstanding Notes”) (the “Convertible Notes Conversion”).; • the Initial Public Benefit Issuance, the shares of which (i) are considered legally outstanding, (ii) are not considered outstanding for accounting purposes while held by our wholly owned subsidiary, and (iii) accordingly will not be reflected as outstanding in our consolidated financial statements; and • the net issuance of 49,754,965 shares of Class A common stock subject to RSUs outstanding as of September 30, 2026, for which the service-based vesting condition will be satisfied as of November 19, 2026 (U.S. time) and the performance-based vesting condition will be satisfied upon the effectiveness of the registration statement filed with the SEC in connection with the Offering, after giving effect to the withholding of 51,578,975 shares of Class A common stock subject to such RSUs to satisfy the associated estimated tax withholding and remittance obligations (based upon the assumed initial public offering price of $ 74.00 per share, which is the midpoint of the Initial Preliminary Price Range (or, if subsequently revised, the Revised Preliminary Price Range), and an assumed 50.90% tax withholding rate) (Note 3) The shares of our Class A common stock, Class N common stock, Class T common stock, Class E common stock, Class F common stock and preferred stock outstanding as of September 30, 2026 exclude the following: • 1,774,342,693 shares of our Class A common stock issuable upon the exercise of options to purchase shares of our Class A common stock outstanding as of September 30, 2026, with a weighted-average exercise price of $2.91 per share; • 1,026,660,010 shares of our Class A common stock issuable upon the vesting and settlement of RSUs outstanding as of September 30, 2026, but for which (i) the service-based vesting condition will not be satisfied as of November 19, 2026 (U.S. time) and (ii) the performance-based vesting condition, if applicable, will be satisfied upon the effectiveness of the registration statement filed with the SEC in connection with the Offering;

327 • 47,041,287 shares of our Class A common stock issuable upon the vesting and settlement of RSUs granted after September 30, 2026; • 561,963 shares of our Class A common stock and 848,882 shares of our Class N common stock issued after September 30, 2026 in connection with our acquisitions of privately-held companies; • shares of our Class A common stock to be reserved for future issuance under our 2026 Equity Incentive Plan (our “2026 Plan”), which will become effective prior to the completion of this Offering and include: (i) 1,920,580,692 shares of our Class A common stock; (ii) the number of shares of our Class A common stock equal to the total shares of Class A common stock available for issuance pursuant to our Amended and Restated 2021 Stock Plan (our “2021 Plan”) immediately prior to the termination of our 2021 Plan on the effective date of our 2026 Plan; and (iii) the number of shares of our Class A common stock equal to the total shares of Class A common stock subject to awards previously granted under our 2021 Plan that, after the effective date of our 2026 Plan, would have returned to our 2021 Plan and become available for issuance pursuant to future awards under our 2021 Plan had our 2021 Plan not terminated on the effective date of our 2026 Plan; • 128,038,713 shares of our Class A common stock to be reserved for future issuance under our 2026 Employee Stock Purchase Plan (our “ESPP”), which will become effective prior to the completion of this Offering; • 933,698,210 shares of our Class N common stock reserved for future issuance under our Donation Matching Plan (our “Donation Matching Plan”) as of September 30, 2026, which will be amended and restated prior to the completion of this Offering to provide that the maximum number of shares of Class N common stock reserved for future issuance shall equal: (i) 128,038,713 shares of our Class N common stock plus (ii) the number of shares of our Class N common stock equal to the total shares of Class N common stock available for issuance pursuant to our Donation Matching Plan immediately prior to the completion of this Offering, of which 553,441,297 shares represent the maximum number of shares issuable as matching contributions on employee donations that may be made based on employee pledges on vested equity awards outstanding as of September 30, 2026, less the Matching Issuance (as defined below) (such total, the “Vested Matching Obligation”); and • 27,991,850 shares of our Class N common stock that were issued after September 30, 2026 to match employee donations made under our Donation Matching Plan (the “Matching Issuance”). Our 2026 Plan and ESPP each provide for an annual automatic increase in the number of shares of our Class A common stock reserved thereunder, and our 2026 Plan provides for increases to the number of shares that may be granted thereunder based on awards under our 2021 Plan that expire or are cancelled or forfeited, and shares under our 2021 Plan that are tendered to or withheld by us for payment of an exercise price or for satisfying tax withholding obligations or are forfeited or otherwise repurchased by us, as more fully described in the section titled “Section 5: Status of the Filing Company—3: Status of Corporate Governance, etc.—(1) Overview of Corporate Governance—Executive Compensation—Equity Plans.” In addition, the number of shares that may be issued under our Donation Matching Plan will be increased on the first day of each fiscal year beginning with our 2027 fiscal year and ending on (and including) the first day of our 2036 fiscal year, in an amount equal to the lesser of: (i) 1% of the total number of shares of our common stock (including only all classes of common stock issued by the company that carry economic rights) outstanding on the last day of the calendar month prior to the date of such automatic increase (calculated on an as-converted basis); and (ii) such number of shares determined by our board of directors. 328 As of September 30, 2026 Class A Common Stock (Outstanding) Class N Common Stock (Outstanding) Redeemable Convertible Preferred Stock Stock Options RSUs (No Economic Rights) Class T and Class F Common Stock Historical Class A common stock 2,168,788,227 — — — — — Class N common stock — 30,643,060 — — — — Class T common stock — — — — — 1 Redeemable convertible preferred stock — — 853,394,043 — — — Stock options — — — 1,774,342,693 — — RSUs — — — — 1,127,993,950 — Total 2,168,788,227 30,643,060 853,394,043 1,774,342,693 1,127,993,950 1 Pro Forma Adjustments Preferred Stock Conversion 4,408,097,245 4,153,017,914 (853,394,043) — — — Convertible Notes Conversion — 276,827,518 — — — — RSU Settlement 49,754,965 — — — (101,333,940) — Class F Stock Issuance — — — — — 1 Class A common stock offered by us in this offering 801,351,354 — — — — — Class N common stock issued in the concurrent private placement — 351,351,348 — — — — Total 7,427,991,791 4,811,839,840 — 1,774,342,693 1,026,660,010 2 Additional Adjustments RSUs granted after September 30, 2026 — — — — 47,041,287 — Shares issued under treasury stock method(Note 1) — — (69,774,828) — — Rollover notes(Note 2) — 1,563,617,444 — — — — Acquisition Issuances 561,963 848,882 — — — —

329 Acquisition holdback shares(Note 3) 1,590,190 — — — — — Matching Issuance — 27,991,850 — — — — Vested Matching Obligation(Note 4) — 553,441,297 — — — — Initial Public Benefit Issuance — 846,840,960 — — — — Total 7,430,143,944 7,804,580,273 — 1,704,567,865 1,073,701,297 2 _____________ (Note 1) Reflects the net reduction in shares issuable upon exercise of outstanding stock options, which have a weighted-average exercise price of $2.91 per share, assuming aggregate exercise proceeds of approximately $5.2 billion are used to repurchase shares of Class A common stock at the assumed initial public offering price of $74.00 per share, which is the midpoint of the Initial Preliminary Price Range (or, if subsequently revised, the Revised Preliminary Price Range) (Note 2) For more information about the terms of our convertible promissory notes, please refer to “Section 3: Business Conditions, 4: Management’s Discussion and Analysis of Financial Condition, Operating Results, and Cash Flows—Liquidity and Capital Resources—Convertible Notes—Outstanding Notes.” (Note 3) For more information about the terms of our acquisition holdback shares, please refer to “Section 6: Financial Information—1: Financial Documents—Consolidated Financial Statements—Note 15: Business Combinations. (Note 4) Of the total shares of our Class N common stock reserved for future issuance under our Donation Matching Plan, this figure represents the maximum number of shares issuable as matching contributions on employee donations that may be made based on employee pledges on vested equity awards outstanding as of September 30, 2026, less the Matching Issuance. In May 2024, our board of directors amended our Donation Matching Plan to change the match for new employees, generally from a 3-for-1 basis for up to 50% of an employee’s equity awards to a 1-for-1 basis, for up to 25% of an employee’s initial equity award. Of the current and former employees whose pledges are attributed to these 553,441,297 shares, the approximately 20% who joined Anthropic before May 31, 2024 account for 84% of these shares, and the approximately 80% who joined after that date account for 16% of these shares. 330 (ii) 【Issued and Outstanding Shares】 (as of September 30, 2026) Registered or Bearer and par value or no-par value Class Number of Issued Shares Name of the Stock Exchange or Name of the Approved-type Financial Instruments Associations Details Registered, US$0.00001 Class A Common Stock Please refer to (i) above. N/A (Note 1) Registered, US$0.00001 Class N Common Stock Please refer to (i) above. N/A (Note 1) Registered, US$0.00001 Class F Common Stock Please refer to (i) above. N/A (Note 1) Registered, US$0.00001 Class T Common Stock Please refer to (i) above. N/A (Note 1) Registered, US$0.00001 Class E Common Stock Please refer to (i) above. N/A (Note 1) Registered, US$0.00001 Preferred Stock Please refer to (i) above. N/A (Note 1) (Note 1) Regarding the details of the Company’s shares, please refer to “Section 1: Overview of the Legal System in the Home Country, 1: Overview of Corporate Structure and Related Matters, (2) Corporate Arrangements under the Articles of Incorporation and Other Governing Documents of the Filing Company (a) Summary of Information Regarding Shares—Description of Capital Stock” in this document. (2) 【Changes in Total Number of Shares Issued and Capital Stock, Etc.】 Recent Sales of Unregistered Securities. From November 2023 through the filing date of this document, we have issued the following unregistered securities: Preferred Stock Issuances From January 2024 to May 2024, we sold an aggregate of 39,978,675 shares of our Series D-1 and D-3 redeemable convertible preferred stock to 54 accredited investors at a purchase price of $30.0045 per share, for an aggregate purchase price of approximately $1.2 billion. In January 2024, we issued 33,328 shares of our Series D-1 redeemable convertible preferred stock to one accredited investor upon conversion of a simple agreement for future equity with a principal amount of $1,000,000 at a purchase price of $30.0045 per share. In January 2024, we issued 4,443,769 shares of our Series D-2 redeemable convertible preferred stock to two accredited investors upon conversion of simple agreements for future equity with an aggregate principal amount of $120 million at a purchase price of $27.0041 per share. From January 2025 to March 2025, we sold an aggregate of 63,610,106 shares of our Series E-1 redeemable convertible preferred stock to 72 accredited investors at a purchase price of $56.0865 per share, for an aggregate purchase price of approximately $3.6 billion. From January 2025 to March 2025, we issued 95,281,934 shares of our Series E-2 non-voting redeemable convertible preferred stock to one accredited investor upon conversion of our convertible promissory notes at a purchase price of $20.9280 per share for an aggregate purchase price of approximately $2.0 billion. In January 2025, we issued 12,664,555 shares of our Series E-3 non-voting redeemable convertible preferred stock to one accredited

331 investor upon conversion of a convertible promissory note at a purchase price of $44.8692 per share for an aggregate purchase price of approximately $568 million. In January 2025, we issued 15,342,945 shares of our Series E-4 non-voting redeemable convertible preferred stock to one accredited investor upon conversion of a convertible promissory note at a purchase price of $50.4779 per share for an aggregate purchase price of approximately $774 million. In January 2025, we issued 24,243,584 shares of our Series E-5 non-voting redeemable convertible preferred stock to one accredited investor upon conversion of a convertible promissory note at a purchase price of $53.2822 per share for an aggregate purchase price of approximately $1.3 billion. From August 2025 to September 2025, we (i) sold an aggregate of 92,219,720 shares of our Series F-1 redeemable convertible preferred stock to 202 accredited investors at a purchase price of $140.9676 per share, for an aggregate purchase price of approximately $13.0 billion and (ii) issued 20,739,866 shares of our Series F-2 non-voting redeemable convertible preferred stock to one accredited investor upon conversion of our convertible promissory notes at a purchase price of $20.9280 per share for an aggregate purchase price of approximately $434 million. In October 2025, we repurchased 4,453,900 shares of our Series B redeemable convertible preferred stock from the U.S. government, to which such shares had been forfeited by former holders in legal proceedings to which we were not a party, at a purchase price of $140.9676 per share, and contemporaneously resold such shares to nine accredited investors at the same price per share, for aggregate consideration of approximately $627 million. We did not receive any net proceeds from these transactions. From January 2026 to February 2026, we sold an aggregate of 90,510,425 shares of our Series G-1 redeemable convertible preferred stock to 261 accredited investors at a purchase price of $259.1364 per share, for an aggregate purchase price of approximately $23.5 billion. From January 2026 to May 2026, we sold an aggregate of 83,928,770 shares of our Series G-2 non-voting redeemable convertible preferred stock to five accredited investors at a purchase price of $259.1364 per share, for an aggregate purchase price of approximately $21.7 billion. From January 2026 to February 2026, we issued 20,562,886 shares of our Series G-3 non-voting redeemable convertible preferred stock to one accredited investor upon conversion of our convertible promissory notes at a purchase price of $20.9280 per share, for an aggregate purchase price of approximately $430 million. In January 2026, we issued 3,321,638 shares of our Series G-4 non-voting redeemable convertible preferred stock to one accredited investor upon conversion of our convertible promissory notes at a purchase price of $233.2228 per share for an aggregate purchase price of approximately $774 million. From May 2026 to June 2026, we sold an aggregate of (i) 77,637,878 shares of our Series H-1 redeemable convertible preferred stock to 305 accredited investors at a purchase price of $589.0095 per share, for an aggregate purchase price of approximately $45.7 billion, and (ii) 33,110,291 shares of our Series H-2 non- voting redeemable convertible preferred stock to 11 accredited investors at a purchase price of $589.0095 per share, for an aggregate purchase price of approximately $19.5 billion. Convertible Note Issuances From November 2023 through the filing date of this document, we issued convertible promissory notes in an aggregate principal amount of $10.2 billion to two accredited investors. Option, RSU, and RSA Issuances From November 2023 through the filing date of this document, we granted to our directors, officers, 332 employees, consultants, and other service providers options to purchase an aggregate of 2,066,876,470 shares of our Class A common stock under our equity compensation plans at exercise prices ranging from approximately $0.6420 to $57.5360 per share. From November 2023 through the filing date of this document, we issued to our directors, officers, employees, consultants, and other service providers an aggregate of 412,076,522 shares of our Class A common stock upon the exercise of options under our equity compensation plans at exercise prices ranging from approximately $0.0859 to $24.5360 per share, for a weighted-average exercise price of $1.2127 per share. From November 2023 through the filing date of this document, we granted to our directors, officers, employees, consultants, and other service providers an aggregate of 1,218,405,567 RSUs to be settled in shares of our Class A common stock under our equity compensation plans. From November 2023 through the filing date of this document, we granted to our directors, officers, employees, consultants, and other service providers RSAs covering an aggregate of 214,960 shares of our Class A common stock under our equity compensation plans. Securities Issued in Connection with Acquisitions From November 2023 through the filing date of this document, we issued an aggregate of 37,777,793 shares of our Class A common stock, 848,882 shares of our Class N common stock, and options to purchase 376,320 shares of our Class A common stock in connection with our acquisitions of certain companies or their assets and as consideration to individuals and entities who were former service providers or stockholders of such companies. None of the foregoing transactions involved any underwriters, underwriting discounts and commissions, or any public offering. We believe the offers, sales, and issuances of the above securities were exempt from registration under the Securities Act (or Regulation D or Regulation S promulgated thereunder) by virtue of Section 4(a)(2) of the Securities Act because the issuance of securities to the recipients did not involve a public offering, or in reliance on Rule 701 because the transactions were pursuant to compensatory benefit plans or contracts relating to compensation as provided under such rule. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising. Please also refer to “Part II: Corporate Information—Section 6: Financial Information—1: Financial Documents—Consolidated Financial Statements—Note 10: Redeemable Convertible Preferred Stock, Common Stock and Stockholders’ Deficit” in this document. (3) 【Status of Share Ownership】 Please refer to (4) Major Shareholders below.

333 (4) 【Major Shareholders】 The following table sets forth certain information with respect to the beneficial ownership of the Company’s capital stock as of September 30, 2026 for: (i) each of the Company’s named executive officers; (ii) each of the Company’s directors; (iii) all of the Company’s current directors and executive officers as a group; (iv) each person, or group of persons, known by the Company to be the beneficial owner of more than 5% of the outstanding shares of any class of the Company’s voting securities; and (v) each selling stockholder. The Company has determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to the Company’s securities. Unless otherwise indicated below, to the Company’s knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the U.S. Exchange Act. The Company has based the Company’s calculation of the percentage of beneficial ownership prior to this Offering and the concurrent private placement on 6,626,640,437 shares of the Company’s Class A common stock, one share of the Company’s Class F common stock, 5,307,329,452 shares of the Company’s Class N common stock, one share of the Company’s Class T common stock outstanding as of September 30, 2026 (after giving effect to the Preferred Stock Conversion, Convertible Notes Conversion, Class F Stock Issuance, the Initial Public Benefit Issuance, and the RSU Settlement). 334 As of September 30, 2026: Shares Beneficially Owned Class A Class F Class T % of Total Voting Power(*2) Name of Beneficial Owner # % # % # % Named Executive Officers and Directors: Dario Amodei(Note 1)(*3) 240,637,980 3.6% — — — — 3.6% Shares subject to voting proxies(Note 2) 4,621,120 (*1) — — — — (*1) Total 245,259,100 3.7% — — — — 3.7% Daniela Amodei(Note 3)(*3) 241,408,940 3.6% — — — — 3.6% Krishna Rao(Note 4) 9,497,900 (*1) — — — — (*1) Reed Hastings(Note 5) 9,410 (*1) — — — — (*1) Christopher Liddell(Note 6) 9,410 (*1) — — — — (*1) Vas Narasimhan(Note 7) 176,050 (*1) — — — — (*1) Yasmin Razavi(Note 8) — — — — — — — All executive officers and directors as a group (7 persons)(Note 9) 496,360,810 7.5% — — — — 7.5% Greater than 5% Stockholders: Long-Term Benefit Trust(Note 10) — — — — 1 100% — Founder LLC(Note 11)(*3) — — — — — — — Other Selling Stockholders: Tom Brown(Note 12) (*3) 244,173,040 3.7% — — — — 3.7% Jack Clark(Note 13)(*3) 242,271,840 3.7% — — — — 3.7% Jared Kaplan(Note 14)(*3) 242,351,170 3.7% — — — — 3.7% Sam McCandlish(Note 15) (*3) 243,383,850 3.7% — — — — 3.7% Christopher Olah(Note 16) (*3) 242,882,420 3.7% — — — — 3.7%

335 After the Offering: Shares Beneficially Owned Shares of Class A Being Offered Class A Class F Class T % of Total Voting Power (*2) Name of Beneficial Owner # % # % # % Named Executive Officers and Directors: Dario Amodei(Note 1)(*3) 3,378,378 237,259,602 3.2% — — — — 1.6% Shares subject to voting proxies(Note 2) — 4,621,120 (*1) — — — — (*1) Total 3,378,378 241,880,722 3.3% — — — — 1.6% Daniela Amodei(Note 3)(*3) 3,378,378 238,030,562 3.2% — — — — 1.6% Krishna Rao(Note 4) — 9,497,900 (*1) — — — — (*1) Reed Hastings(Note 5) — 9,410 (*1) — — — — (*1) Christopher Liddell(Note 6) — 9,410 (*1) — — — — (*1) Vas Narasimhan(Note 7) — 176,050 (*1) — — — — (*1) Yasmin Razavi(Note 8) — — — — — — — — All executive officers and directors as a group (7 persons)(Note 9) 6,756,756 489,604,054 6.6% — — — — 3.3% Greater than 5% Stockholders: Long-Term Benefit Trust(Note 10) — — — — — 1 100% — Founder LLC(Note 11)(*3) — — — 1 100% — — 50.1% Other Selling Stockholders: Tom Brown(Note 12) (*3) 3,378,378 240,794,662 3.2% — — — — 1.6% Jack Clark(Note 13)(*3) 3,378,378 238,893,462 3.2% — — — — 1.6% Jared Kaplan(Note 14)(*3) 3,378,378 238,972,792 3.2% — — — — 1.6% Sam McCandlish(Note 15) (*3) 3,378,378 240,005,472 3.2% — — — — 1.6% Christopher Olah(Note 16) (*3) 3,378,378 239,504,042 3.2% — — — — 1.6% __________________ (*1) Represents beneficial ownership of less than 1%. (*2) Represents the percentage of the total votes attributable to all outstanding shares of the Company’s Class A common stock and Class F common stock. Does not include (i) the Company’s Class T common stock, which is held by the LTBT, and which generally has the authority to elect and remove the Class T directors, who together will constitute a majority of the authorized members of the Company’s board of directors, and is generally not entitled to vote with respect to matters submitted to a vote of stockholders, (ii) the Company’s Class N common stock, which is not entitled to vote on any matter that is submitted to a vote of stockholders, except as otherwise required by law, or (iii) our Class E common stock, which is not entitled to vote for the election of directors. 336 Holders of the Company’s Class A common stock are entitled to one vote per share on all matters submitted to stockholders generally. The Company’s Class F common stock is entitled to a fixed 50.1% of the voting power of the Company’s outstanding capital stock as of the applicable record date on matters submitted to stockholders generally. As a result, the voting power of the holders of Class A common stock is limited to an aggregate of 49.9% of the total outstanding voting power as of the applicable record date. Accordingly, the voting power of each holder of Class A common stock has been reduced to 49.9% of the percentage shown before the offering (taking into account the reduction of voting power due to shares sold in the offering). (*3) The Company expects that the Company’s seven co-founders, including Dr. Amodei and Ms. Amodei, will enter into the Founder LLC Agreement shortly before the effectiveness of the Registration Statement on Form S-1 filed with the SEC. The Founder LLC Agreement will provide that the share of Class F common stock will be voted, consented or not consented, in the manner determined by a vote of the Continuing Founders as prescribed by the Founder LLC Agreement, with each Continuing Founder entitled to one vote. With respect to each of the Company’s co-founders, the voting power percentage provided does not include the voting power of the Company’s Class F common stock held by the Founder LLC. The Founder LLC Agreement will not govern the voting of any shares of the Company’s Class A common stock held by the co-founders or their related holders. Each co- founder (or their related holders) will be able to vote shares of the Company’s Class A common stock held by them in their discretion, regardless of the manner in which the Founder LLC will vote the Company’s Class F common stock. For more information, please refer to “Section 1: Overview of the Legal System in the Home Country, 1: Overview of Corporate Structure and Related Matters, (2) Corporate Arrangements under the Articles of Incorporation and Other Governing Documents of the Filing Company (a) Summary of Information Regarding Shares—Description of Capital Stock—Voting Rights” and “Section 5: Status of the Filing Company—3: Status of Corporate Governance, etc.—(1) Overview of Corporate Governance—Our Governance Structure and Its Goals—Founder Voting Structure,” “—Our Co-Founders.” (Note 1) Consists of (i) 237,813,080 shares of Class A common stock held of record by Dr. Amodei or by trusts over which Dr. Amodei exercises investment or voting control, (ii) 2,185,400 shares of Class A common stock subject to stock options exercisable within 60 days of September 30, 2026, and (iii) 639,500 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of September 30, 2026. Dr. Amodei is also a member of the Founder LLC. For more information, please refer to “Section 5: Status of the Filing Company—3: Status of Corporate Governance, etc.—(1) Overview of Corporate Governance—Our Governance Structure and Its Goals—Founder Voting Structure,” “—Our Co- Founders.” (Note 2) Dr. Amodei has entered into the Voting Proxy Agreements with the DAFs (as further described elsewhere in this document), pursuant to which Dr. Amodei has the authority (and irrevocable proxy) to direct the vote and vote certain shares of Class A common stock held by the DAFs, at his discretion on all matters to be voted upon by stockholders. (Note 3) Consists of (i) 238,319,540 shares of Class A common stock held of record by Ms. Amodei or by trusts over which Ms. Amodei exercises investment or voting control, (ii) 2,185,400 shares of Class A common stock subject to stock options exercisable within 60 days of September 30, 2026, (iii) 130,550 shares of Class A common stock subject to stock options exercisable within 60 days of September 30, 2026 held by Ms. Amodei’s spouse, (iv) 639,500 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of September 30, 2026, and (v) 133,950 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of September 30, 2026 held by Ms. Amodei’s spouse. Ms. Amodei is also a member of the Founder LLC. For more information, please refer to “Section 5: Status of the Filing Company—3: Status of Corporate Governance, etc.—(1) Overview of Corporate Governance—Our Governance Structure and Its Goals—Founder Voting Structure,” “—Our Co-Founders.” (Note 4) Consists of (i) 153,960 shares of Class A common stock held of record by Mr. Rao, (ii) 7,843,940 shares of Class A common stock subject to stock options exercisable within 60 days of September 30, 2026, and (iii) 1,500,000 shares of Class A common stock subject to stock options exercisable by a trust over which Mr. Rao exercises investment or voting control within 60 days of September 30, 2026. (Note 5) Consists of 9,410 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of September 30, 2026. A donor-advised fund established by Mr. Hastings and for which Mr. Hastings provides investment recommendations has indicated an interest in purchasing shares of our Class A common stock in this offering at the initial public offering price with an aggregate purchase price of up to $300.0 million. Because these indications of interest are not binding agreements or commitments to purchase, the Overseas Underwriters could determine to sell more,

337 fewer, or no shares to this entity and this entity could determine to purchase more, fewer, or no shares in this Offering. Assuming an initial public offering price of $74.00 per share, which is the midpoint of the Initial Preliminary Price Range (or, if subsequently revised, the Revised Preliminary Price Range), if this entity were to purchase the entire $300.0 million of our Class A common stock, it would purchase an aggregate of 4,054,054 shares of our Class A common stock in this Offering. However, because Mr. Hastings expressly disclaims beneficial ownership of any such shares that may be purchased by this entity, if any shares are purchased, the number of shares of Class A common stock beneficially owned after this Offering and the percentage of common stock beneficially owned after this Offering will not differ from that set forth in the table above. (Note 6) Consists of 9,410 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of September 30, 2026. Mr. Liddell and his spouse have indicated an interest in purchasing shares of our Class A common stock in this Offering at the initial public offering price with an aggregate purchase price of up to $3.0 million through a trust. Because these indications of interest are not binding agreements or commitments to purchase, the Overseas Underwriters could determine to sell more, fewer, or no shares to such individuals or their affiliated entities and such individuals or their affiliated entities could determine to purchase more, fewer, or no shares in this Offering. Assuming an initial public offering price of $74.00 per share, which is the midpoint of the Initial Preliminary Price Range (or, if subsequently revised, the Revised Preliminary Price Range), if such individuals or affiliated entities were to purchase the entire $3.0 million of our Class A common stock, they would purchase an aggregate of 40,541 shares of our Class A common stock in this Offering. Therefore, the number of shares of Class A common stock beneficially owned by Mr. Liddell after this Offering and the percentage of Class A common stock beneficially owned by him after this offering will differ from that set forth in the table above. Assuming the purchase of these shares and no exercise by the Overseas Underwriters of their option to purchase additional shares, the percentage of Class A common stock beneficially owned by Mr. Liddell after this offering will increase by 0.0005% to 0.0007%. (Note 7) Consists of (i) 169,770 shares of Class A common stock held of record by Bodhi LLC over which Dr. Narasimhan exercises sole investment and voting control and (ii) 6,280 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of September 30, 2026. (Note 8) Excludes shares of Class A common stock held by any affiliates of Spark Capital (each, a “Spark Capital Entity”). Spark Capital Growth Fund IV, L.P. and Spark Capital Growth Founders’ Fund IV, L.P. are controlled by their general partner, Spark Growth Management Partners IV, LLC, which is governed by its five managing members, including Yasmin Razavi, who is one of the Company’s directors. Spark Capital Growth Fund V, L.P. and Spark Capital Growth Founders’ Fund V, L.P. are controlled by their general partner, Spark Growth Management Partners V, LLC, which is governed by its five managing members, including Ms. Razavi, who is one of the Company’s directors. Spark Capital Growth Fund VI, L.P. is controlled by its general partner, Spark Growth Management Partners VI, LLC, which is governed by its six managing members, including Ms. Razavi, who is one of the Company’s directors. The members of Spark Capital Growth Fund Holdings 2026, LLC are Spark Capital Growth Fund IV, L.P., Spark Capital Growth Founders’ Fund IV, L.P., Spark Capital Growth Fund V, L.P., Spark Capital Growth Founders’ Fund V, L.P. and Spark Capital Growth Fund VI, L.P. The managing members of each general partner make investment and voting decisions based on a majority vote. To the extent Ms. Razavi may be deemed to have beneficial ownership over the shares beneficially owned by any Spark Capital Entity, she expressly disclaims such beneficial ownership. The business address of each of the foregoing persons is 200 Clarendon Street, Floor 59, Boston, Massachusetts 02116. (Note 9) Consists of (i) 481,077,470 shares of Class A common stock beneficially owned by the Company’s executive officers and directors, (ii) 13,845,290 shares of Class A common stock subject to stock options exercisable within 60 days of September 30, 2026, and (iii) 1,438,050 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of September 30, 2026. (Note 10) Consists of one share of Class T common stock held of record by the LTBT. (Note 11) Consists of one share of Class F common stock held of record by the Founder LLC immediately prior to the closing of the offering. (Note 12) Consists of (i) 241,348,140 shares of Class A common stock held of record by Mr. Brown or by trusts over which Mr. Brown exercises investment or voting control, (ii) 2,185,400 shares of Class A common stock subject to stock options exercisable within 60 days of September 30, 2026, and (iii) 639,500 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of September 30, 2026. Mr. Brown co-founded Anthropic in January 2021 and serves as our Chief Compute Officer. Mr. Brown is also a member of the Founder LLC. For more information, 338 please refer to “Section 5: Status of the Filing Company—3: Status of Corporate Governance, etc.—(1) Overview of Corporate Governance—Our Governance Structure and Its Goals—Founder Voting Structure,” “—Our Co-Founders.” (Note 13) Consists of (i) 239,446,940 shares of Class A common stock held of record by Mr. Clark or by a trust over which Mr. Clark exercises sole voting control, (ii) 2,185,400 shares of Class A common stock subject to stock options exercisable within 60 days of September 30, 2026, and (iii) 639,500 shares of Class A common stock issuable upon settlement of RSUs for which the service- based vesting condition will be satisfied within 60 days of September 30, 2026. Mr. Clark co-founded Anthropic in January 2021 and leads the Anthropic Institute. Mr. Clark is also a member of the Founder LLC and is expected to serve as one of the initial managers of the Anthropic Public Benefit Fund. For more information, please refer to “Section 5: Status of the Filing Company— 3: Status of Corporate Governance, etc.—(1) Overview of Corporate Governance—Our Governance Structure and Its Goals— Founder Voting Structure,” “—Our Co-Founders,” and “Section 2: Company Overview, 3: Business—Our Commitment to Public Benefit.” (Note 14) Consists of (i) 239,526,270 shares of Class A common stock held of record by Dr. Kaplan or by trusts over which Dr. Kaplan exercises shared investment or voting control, (ii) 2,185,400 shares of Class A common stock subject to stock options exercisable within 60 days of September 30, 2026, and (iii) 639,500 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of September 30, 2026. Dr. Kaplan co-founded Anthropic in January 2021 and serves as our Chief Science Officer. Dr. Kaplan is also a member of the Founder LLC. For more information, please refer to “Section 5: Status of the Filing Company—3: Status of Corporate Governance, etc.—(1) Overview of Corporate Governance—Our Governance Structure and Its Goals—Founder Voting Structure,” “—Our Co-Founders.” (Note 15) Consists of (i) 240,558,950 shares of Class A common stock held of record by trusts over which Dr. McCandlish exercises shared investment or voting control, (ii) 2,185,400 shares of Class A common stock subject to stock options exercisable within 60 days of September 30, 2026, and (iii) 639,500 shares of Class A common stock issuable upon settlement of RSUs for which the service- based vesting condition will be satisfied within 60 days of September 30, 2026. Dr. McCandlish co-founded Anthropic in January 2021 and serves as our Chief Architect. Dr. McCandlish is also a member of the Founder LLC. For more information, please refer to “Section 5: Status of the Filing Company—3: Status of Corporate Governance, etc.—(1) Overview of Corporate Governance— Our Governance Structure and Its Goals—Founder Voting Structure,” “—Our Co-Founders.” (Note 16) Consists of (i) 240,057,520 shares of Class A common stock held of record by Mr. Olah, (ii) 2,185,400 shares of Class A common stock subject to stock options exercisable within 60 days of September 30, 2026, and (iii) 639,500 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of September 30, 2026. Mr. Olah co-founded Anthropic in January 2021 and leads our interpretability research efforts. Mr. Olah is also a member of the Founder LLC. For more information, please refer to “Section 5: Status of the Filing Company—3: Status of Corporate Governance, etc.—(1) Overview of Corporate Governance—Our Governance Structure and Its Goals—Founder Voting Structure,” “—Our Co-Founders.” 2. 【Dividend Policy】 We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to finance the operation and expansion of our business and do not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions, and other factors that our board of directors may deem relevant. In addition, the terms of the A&R Credit Agreement place certain limitations on the amount of cash dividends we can pay, even if no amounts are currently outstanding under the credit facility.

339 3. 【Status of Corporate Governance, etc.】 (1) 【Overview of Corporate Governance】 Our Governance Structure and Its Goals Our novel capital and corporate governance structure has been carefully designed and differs significantly from that of other public companies. We strive to help bring humanity safely into an era where transformative super intelligence (Note) exerts tremendous and potentially decisive influence over a broad range of human undertakings. Operating as a PBC gives our board of directors the necessary latitude to balance the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct, and the Company Purpose. In addition, a financially disinterested LTBT, which generally has the power to elect and remove a majority of the authorized members of our board of directors, is designed to supply both the incentives and insights for striking this balance appropriately. We also believe that our seven co-founders are distinctly equipped to be stewards of our mission. (Note) For purposes of this document, we use the terms “super intelligence,” “SI,” “artificial intelligence,” and “AI” interchangeably. Public Benefit Corporation We are incorporated as a PBC under Delaware law, a structure that enables our commitment to AI safety and responsibility. PBCs are a class of corporations that are intended to produce a public benefit and to operate in a responsible and sustainable manner. As a PBC, we are required to balance (i) the pecuniary interests of our stockholders, (ii) the best interests of those materially affected by our conduct, and (iii) the Company Purpose. This requires our board of directors to weigh multiple factors, including relevant long- and short-term externalities of decisions, alongside the pecuniary interests of our stockholders. To date, we have found that the safety and societal benefit of AI and consideration of the best interests of all key stakeholder groups have generally aligned with our long-term commercial success and stockholders’ long- term monetary interests. However, as a PBC, we may make decisions that we believe appropriately balance the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct, and the Company Purpose, but that negatively impact the short-, medium-, or long-term performance of our business or the market price of our Class A common stock. There is limited judicial precedent interpreting the balancing requirement applicable to PBCs under Delaware law, and there is therefore uncertainty as to how a court would view our directors’ balancing of these potentially competing interests. For a discussion of these risks, please refer to “Section 3: Business Conditions—3: Business and Other Risks—Our focus on the long-term best interests of our company as a PBC, and the duty of our directors to balance the pecuniary interests of our stockholders, the best interests of those stakeholders materially affected by our conduct, and the Company Purpose, may conflict with short-, medium-, or long-term financial interests and business performance, which may negatively impact the value of our Class A common stock” and “Section 3: Business Conditions—3: Business and Other Risks—As a Delaware public benefit corporation, we may be subject to increased litigation concerning our board of directors’ obligation to balance our stockholders’ pecuniary interests, the best interests of those materially affected by our conduct, and the Company Purpose, the occurrence of which may have an adverse impact on our business, financial condition, and results of operations.” In measuring our public benefit performance, our board of directors will consider the objectives set forth in our five mission pillars: that the technical problems of AI safety are solved, that AI safety is a universal 340 practice backstopped by law, that AI strengthens democracy and global stability, that AI expands prosperity and human flourishing, and that AI’s benefits are shared by everyone. We may also address the additional interests of our customers, partners, employees, and other stakeholder constituencies that we may identify from time to time. Neither our amended and restated certificate of incorporation nor our amended and restated bylaws will require that we measure our public benefit performance against an objective third-party standard, and our board of directors will be responsible for establishing and overseeing the standards by which to measure our public benefit performance against these objectives. We currently expect that our objectives and standards will be qualitative in nature and may evolve over time as our business grows and as our understanding of our public benefit impact develops. As required by Section 366(b) of the DGCL, we will provide our stockholders no less than biennially with a statement assessing our promotion of the Company Purpose and of the best interests of those materially affected by our conduct. The statement will set out our objectives and standards and describe the actions we have taken. We intend to make the statement available to stockholders and the public through our website. We also expect to demonstrate our progress towards these goals by continuing to publish evidence-based research on our website regarding our work and its impact. Long-Term Benefit Trust We created the LTBT, which was designed to ensure that we are managed in a manner that responsibly balances our tripartite goals as a PBC: (i) the pecuniary interests of our stockholders, (ii) the best interests of those materially affected by our conduct, and (iii) the Company Purpose. The LTBT is organized as a common law “noncharitable purpose trust” under Delaware law and governed by the Long-Term Benefit Trust Amended and Restated Trust Agreement (the “Trust Agreement”). The LTBT is intended to operate as an independent body of Trustees with expertise in AI safety, national security, public policy, and social enterprise. The LTBT’s arrangements are designed to minimize the LTBT’s and the Trustees’ exposure to our financial performance and grant the Trustees sufficient independence to ensure we are striking this balance appropriately. Through a special class of common stock, Class T common stock, the LTBT generally has the authority to elect and remove the Class T directors, who together will constitute a majority of the authorized members of our board of directors. Class T common stock has no economic rights. Decisions regarding our business and affairs are made by our board of directors. While the LTBT has significant influence over our board of directors through its ability to generally elect and remove Class T directors, neither the LTBT nor the Trustees have decision-making authority in the day-to-day management or strategy setting of the company. The LTBT’s role is to select directors who are well equipped to responsibly balance our tripartite goals as a PBC, and to support our management’s decision-making through advice and guidance. Certain actions, such as a merger, consolidation, or sale of all or substantially all of our assets, will require the approval of our board of directors pursuant to Delaware law, a majority of whom are elected by the LTBT. Election and Removal of Directors As the sole holder of Class T common stock, the LTBT generally has the authority to elect and remove the Class T directors, who together will constitute a majority of the authorized members of our board of directors. Our Class T common stock will not vote on the election or removal of directors elected by the holders of our Class A common stock and Class F common stock, who will be elected or removed solely by the holders of Class A common stock and Class F common stock, voting together. For a discussion of the members of

341 our board of directors who are currently Class T directors and those who will be Class T directors upon the completion of this Offering, see the section titled “Management—Board of Directors.” Prior to nominating or removing a director, the nominating party must provide at least 30 days’ notice to our NGC, which notice period is waivable by our NGC in its discretion. Following the completion of this Offering, our NGC will be composed of one Class T director and two directors who are not Class T directors and will act by majority vote. With respect to one of the Class T director seats (the “Specified Class T Director”), the LTBT’s ability to nominate that director, to remove that director without cause, or to change the director designated as the Specified Class T Director is subject to the concurrence of our NGC. If our NGC does not concur with such nomination, removal, or change in designation within 15 days of receiving notice, the matter will be submitted to a vote of the holders of our Class E common stock unless the LTBT elects to withdraw the notice. If submitted to a vote of the holders of Class E common stock, approval of the LTBT’s proposal will require a majority of the votes cast by our Class E common stock (subject to a quorum of a majority of outstanding Class E common stock). The LTBT may withdraw any notice of nomination, removal, or change in designation at any time before the taking of such a vote. Any Class T director, including the Specified Class T Director, may be removed for cause, which will be determined in accordance with Delaware law, without the concurrence of our NGC or the approval of the holders of our Class E common stock; provided, however, that each of the LTBT and the Founder LLC has agreed to provide 30 calendar days’ notice to the other stockholder and our NGC prior to effecting a removal of any director for cause. Changes to the LTBT and Class T Common Stock The terms of the LTBT and the rights of our Class T common stock may be amended as follows (any of which, the “Trust Amendment Threshold”): • if the Trustees are voting in favor of such amendments, upon approval of 80% of the authorized members of our board of directors and 80% of the Trustees then in office (in each case, rounded up or down to the nearest whole number (any exact 0.5 rounding up)); • if our Class F common stock remains outstanding and the Trustees are not voting in favor of such amendments: (4) until the third anniversary of the completion of this Offering, upon approval by (i) our Class F common stock acting pursuant to the unanimous approval of the Continuing Founders, (ii) a majority of the votes cast by our Class E common stock (subject to a quorum of 40% of our outstanding Class E common stock), and (iii) a majority of the votes cast by our outstanding Class A common stock (subject to a quorum of a majority of outstanding Class A common stock); or (5) at any time, upon approval by (i) our Class F common stock acting by decision of 66 2/3% of the Continuing Founders (rounded up to the nearest whole number), (ii) 75% of the votes cast by our Class E common stock (subject to a quorum of a majority of outstanding Class E common stock), and (iii) a majority of the votes cast by our Class A common stock (subject to a quorum of a majority of outstanding Class A common stock); or • if no Class F common stock remains outstanding and the Trustees are not voting in favor of such amendments, upon approval of 85% of our outstanding shares of Class A common stock. 342 In addition, our Class T common stock may be redeemed by us for no consideration upon approval of persons comprising the above thresholds for amendments of the terms of the LTBT or the rights of our Class T common stock. Trustees of the LTBT The LTBT is governed by five Trustees. The Trustees have the authority to appoint the Trustees by majority vote of the Trustees then in office and to remove the Trustees by majority vote of the total number of authorized Trustees or by the unanimous approval of the other Trustees then in office and the approval of our NGC, provided that the LTBT must provide at least 30 days’ prior written notice to our NGC before effecting any such appointment or removal. The notice period is waivable by our NGC in its discretion. Trustees may also be removed by order of the Court of Chancery of the State of Delaware upon petition by a person designated by the Trust Agreement as having the power to enforce the agreement if a Trustee has engaged in disqualifying conduct and removal would best serve the purpose of the LTBT. Trustees will serve annual terms, and there is no limit to the number of terms a Trustee may serve. Trustees are selected based on their expertise in areas relevant to the LTBT’s purpose, including AI safety, national security, public policy, social enterprise, and related fields. In practice to date, the Trustees and company executives have collaborated closely on sourcing, interviewing, and selecting Trustees. Of the five authorized seats for Trustees, one is currently vacant. Dr. Neil “Buddy” Shah has served as a Trustee and Chair of the LTBT since June 2023. Dr. Shah will also serve as an initial manager of the Anthropic Public Benefit Fund. Dr. Shah has served as Chief Executive Officer of the Clinton Health Access Initiative (“CHAI”), a global health organization focused on improving access to health services in low- and middle-income countries, since June 2022. Prior to joining CHAI, Dr. Shah served as Managing Director of GiveWell, a nonprofit organization focused on directing charitable capital to cost-effective global health and development programs, and, before that, as co-founder and Chief Executive Officer of IDinsight, a global advisory, data analytics, and research organization. He holds an A.B. in Economics from Harvard University, an M.D. with an emphasis in global health policy from Albert Einstein College of Medicine, and an M.P.A. in International Development from Harvard Kennedy School of Government. Dr. Shah was selected to serve as a Trustee because of his expertise in global health, impact measurement, and social enterprise, and his experience evaluating the long-term societal effects of large-scale programs. Richard Fontaine has served as a Trustee since April 2025. Mr. Fontaine has served as Chief Executive Officer of the Center for a New American Security (“CNAS”), a bipartisan national security research institution, since February 2019, having previously served as President of CNAS from 2012 to 2019 and as Senior Fellow from 2009 to 2012. Mr. Fontaine serves concurrently as Executive Director of the Trilateral Commission’s North America group, a position he has held since July 2019. Prior to joining CNAS and the Trilateral Commission, Mr. Fontaine served as foreign policy advisor to Senator John McCain, including as advisor to the McCain 2008 presidential campaign and subsequently as Minority Deputy Staff Director of the Senate Armed Services Committee. He has also served as Associate Director for Near Eastern Affairs at the National Security Council, and he has held positions at the U.S. Department of State and on the staff of the Senate Foreign Relations Committee. Mr. Fontaine holds a B.A. in International Relations from Tulane University and an M.A. in International Affairs from the Johns Hopkins School of Advanced International Studies.

343 Mr. Fontaine was selected to serve as a Trustee because of his extensive background in foreign policy and national security, and he will address the growing intersection between AI capabilities and geopolitical risks. Dr. Ben S. Bernanke has served as a Trustee since June 2026. Since 2014, Dr. Bernanke has been a Distinguished Fellow in Economic Studies at the Brookings Institution, a public policy research organization. Dr. Bernanke served as Chairman of the Board of Governors of the Federal Reserve System from February 2006 to January 2014, having been appointed to that position by Presidents George W. Bush and Barack Obama. Prior to serving as Federal Reserve Chairman, Dr. Bernanke served as chairman of the President’s Council of Economic Advisers and as a member of the Board of Governors of the Federal Reserve System. Before his government service, Dr. Bernanke was a professor of economics and public affairs at Princeton University, where he also chaired the Economics Department. Subsequent to his government service, Dr. Bernanke served as chair of the Global Advisory Board of and senior advisor to Pacific Investment Management Company, a global fixed income investment management firm. Dr. Bernanke holds an A.B. in Economics from Harvard University and a Ph.D. in Economics from the Massachusetts Institute of Technology. Dr. Bernanke was awarded the Nobel Prize in Economics in 2022. Dr. Bernanke was selected to serve as a Trustee because of his expertise in macroeconomics, financial systems, and institutional governance, and his experience overseeing large, consequential institutions during periods of systemic risk and uncertainty. Dr. Christopher Stubbs has served as a Trustee since October 2026. Dr. Stubbs is the Samuel C. Moncher Professor of Physics and of Astronomy at Harvard University, where he has been a member of the faculty since 2003. At Harvard, he served as Senior Advisor for AI to the Faculty of Arts and Sciences from 2024 to 2026, as Dean of Science in the Faculty of Arts and Sciences from 2018 to 2024, and as Chair of the Department of Physics from 2007 to 2010. Prior to joining Harvard, he held faculty positions at the University of California, Santa Barbara and the University of Washington. As a member of the High-Z Supernova Search Team, Dr. Stubbs shared in the discovery of the accelerating expansion of the universe, work for which he and his colleagues received the Gruber Prize in Cosmology and the Breakthrough Prize in Fundamental Physics. He also served as the inaugural project scientist of the Vera C. Rubin Observatory. Dr. Stubbs is a member of JASON, an independent group of scientists that advises the U.S. government on matters of national security. He holds a B.Sc. in Physics from the University of Virginia and a Ph.D. in Physics from the University of Washington. Dr. Stubbs was selected to serve as a Trustee because of his expertise in experimental physics and the application of AI to science and education, and his experience leading scientific projects across academia, government, and the national laboratories. Certain Relationships and Transactions with the LTBT and its Trustees We provide funding to the LTBT, which holds all of our Class T common stock, to support its operations and the compensation of its Trustees. In the years ended December 31, 2023, 2024, and 2025, we paid $2,716,750, $0, and $906,089 to the LTBT, respectively. During the nine months ended September 30, 2026, we paid $8,425,213 to the LTBT. The LTBT is accounted for as a consolidated variable interest entity (“VIE”) on our balance sheet (Please refer to “Section 6: Financial Information—1: Financial Documents— Consolidated Financial Statements—Note 1: Description of Business and Summary of Significant Accounting Policies”). The Trust Agreement limits Trustee compensation to a reasonable cash amount fixed annually by the Trustees. Each Trustee receives annual cash compensation of $400,000 for their service as a Trustee. In 344 addition, Dr. Shah receives annual cash compensation of $25,000 for his service as the Chair of the LTBT. Trustee compensation will not vary with or be conditioned upon the profits or any action or inaction of our company. The policies of the LTBT prohibit a Trustee from directly purchasing or holding any of our securities. In addition, in August 2026, we made a $450,000 charitable donation to CNAS, of which Mr. Fontaine is the Chief Executive Officer. The donation will be used to support CNAS research examining how AI is reshaping global competition, national security, international security, democratic governance, and other issues related to emerging technology and security. Founder Voting Structure We believe that our seven co-founders, Dario Amodei, Daniela Amodei, Tom Brown, Jack Clark, Jared Kaplan, Sam McCandlish, and Christopher Olah, as a group, are distinctly equipped to be stewards of our mission. Our co-founders have been instrumental in building our leadership position and establishing the mission-driven values that define our company. In addition, Dr. Amodei serves as our Chief Executive Officer and a member of our board of directors and Ms. Amodei serves as our President and Chairperson of our board of directors. Their long-term strategic vision has been critical to our success and will continue to guide our future. In our highly competitive industry, success requires visionary leadership, strong direction, and the kind of decisiveness necessary to make bold investments, pursue transformative opportunities, and compete effectively against formidable competitors, while also balancing the pecuniary interests of our stockholders with the Company Purpose and the best interests of those materially affected by our conduct. We believe that our success depends in part on establishing a capital structure that enables our co-founders, management, and board of directors to focus on strategic initiatives that create lasting value for our stakeholders, rather than facing pressure to prioritize short-term results or purely pecuniary objectives at the expense of our long-term vision and mission. Immediately prior to the completion of this Offering, we will issue a single share of Class F common stock, a special class of our common stock, to the Founder LLC, a limited liability company of which our seven co-founders will initially be the sole members and that will be managed by its members. Our Class F common stock will be entitled to an aggregate number of votes that equals 50.1% of the total voting power of our outstanding shares of capital stock as of the applicable record date with respect to matters submitted to stockholders generally, including the election of our directors other than the Class T directors. Our Class F common stock will be voted by the Founder LLC in a manner determined in accordance with the Founder LLC Agreement. Generally, the Founder LLC will vote as determined by a majority of the members of the Founder LLC entitled to vote thereunder. Our seven co-founders will initially be the sole members. Upon the incapacity or death of any of our co-founders, a successor member may be admitted to the Founder LLC until the tenth anniversary of the completion of this Offering. We refer to our seven co- founders and any successors in the Founder LLC as “Continuing Founders.” When there have been fewer than three Continuing Founders (not including any successor member who is a “Non-Qualifying Member” as defined in the Founder LLC Agreement) for 90 consecutive calendar days, a 450-day transition period will commence (the “Class F Transition Period”). Upon completion of the Class F Transition Period, all of our Class F common stock and Class E common stock then issued and outstanding will be redeemed by us for no consideration and certain other governance changes will take effect.

345 Regardless of the length of time that has elapsed since the completion of this Offering or the circumstances that resulted in the removal of a Continuing Founder, one or more successor members may be admitted to the Founder LLC during the Class F Transition Period as needed to ensure that there are three Continuing Founders serving until completion of the Class F Transition Period. The admission of any successor member during the Class F Transition Period will not cure the event that commenced the Class F Transition Period or extend the Class F Transition Period. For additional information, see the section titled “Description of Capital Stock.” A Continuing Founder will be removed from the Founder LLC upon the earliest to occur of (i) such Continuing Founder’s resignation as a member of the Founder LLC; (ii) such Continuing Founder’s death or incapacity; (iii) with respect to each of our seven original co-founders, such original co-founder’s ceasing to hold (together with such original co-founder’s related holders) on any record date for a vote of our stockholders a number of shares of Class A common stock (including shares subject to options, RSUs, and other convertible securities) equal to at least 2% of the shares of Class A common stock held by such original co-founder and their related holders as of the completion of this Offering; (iv) such Continuing Founder’s removal for “cause” (as defined in the Founder LLC Agreement), which includes specified competitive activities described in the Founder LLC Agreement; (v) with respect to any successor member admitted to the Founder LLC prior to the commencement of the Class F Transition Period, other than a successor member who is a member during the Class F Transition Period, the tenth anniversary of the completion of this Offering; or (vi) with respect to each of our seven original co-founders, the commencement of a leave of absence approved by a Supermajority of the other Continuing Founders, which may not be approved during the Class F Transition Period or if the grant of the leave of absence would itself cause the Class F Transition Period to commence. Each Continuing Founder will be entitled to one vote when determining how our Class F common stock will be voted. If a majority of the Continuing Founders cannot agree on how our Class F common stock will be voted, then our Class F common stock will generally be voted proportionately with the votes of our Class A common stock cast on the matter (subject to a quorum of a majority of outstanding Class A common stock). With respect to certain matters, our Class F common stock will be voted “for” the proposal only if a greater threshold of Continuing Founders agree, and if the greater threshold is not met, our Class F common stock will be voted “against” the proposal. Please refer to “Section 1: Overview of the Legal System in the Home Country—1: Overview of Corporate Structure and Related Matters—(2) Corporate Arrangements under the Articles of Incorporation and Other Governing Documents of the Filing Company—(a) Summary of Information Regarding Shares—Description of Capital Stock—Class F Common Stock Voting Mechanics.” The Founder LLC Agreement will not govern the voting of any shares of our Class A common stock held by the co-founders or their related holders. Each co-founder (or their related holders) will be able to vote shares of our Class A common stock held by them in their discretion, regardless of the manner in which the Founder LLC will vote our Class F common stock. The voting power of our Class F common stock will not be impacted by future issuances of our capital stock that may cause economic or voting dilution to stockholders, such as issuances for capital raising purposes, acquisitions, or employee compensation. This structure will allow the Founder LLC to determine the outcome of matters submitted to a vote of our stockholders generally, including the election of those directors not elected by the LTBT, certain amendments to our organizational documents, and the approval by our stockholders of any merger, consolidation, sale of substantially all our assets, or other major corporate transaction requiring stockholder approval. 346 Our Co-Founders Our seven co-founders co-founded Anthropic in January 2021. Each co-founder will initially be a member of the Founder LLC and a Continuing Founder for purposes of the Class F common stock structure described above. Brief biographical information about each co-founder is set forth below.13 Dario Amodei has served as our Chief Executive Officer and a member of our board of directors since co- founding Anthropic in January 2021. Please refer to “Management—Executive Officers” for Dr. Amodei’s full biographical information. Daniela Amodei has served as our President and a member of our board of directors since co-founding Anthropic in January 2021. Ms. Amodei also currently serves as the Chairperson of our board of directors. Please refer to “Management—Executive Officers” for Ms. Amodei’s full biographical information. Tom Brown co-founded Anthropic in January 2021 and serves as our Chief Compute Officer, leading the technical organization responsible for securing, scaling, and effectively using our compute resources. Prior to co-founding Anthropic, Mr. Brown led the engineering of GPT-3 at OpenAI and, along with Dario Amodei, co-invented deep RLHF, which was central to converting base LLMs into modern conversational assistants such as Claude. He holds an M.Eng. in Computer Science from the Massachusetts Institute of Technology. Jack Clark co-founded Anthropic in January 2021 and leads the Anthropic Institute, an effort to share research from across Anthropic with external partners and the public, working together to address the biggest questions posed by powerful AI systems. Prior to co-founding Anthropic, Mr. Clark served as Policy Director at OpenAI, where he was responsible for OpenAI’s engagement with governments and regulators on questions related to AI development. Before joining OpenAI, Mr. Clark was a technology journalist covering supercomputers, neural networks, and advanced technology, writing for publications including The Register and BusinessWeek. Mr. Clark also authors “Import AI,” a widely read newsletter on AI research developments. Jared Kaplan co-founded Anthropic in January 2021 and serves as our Chief Science Officer. Dr. Kaplan is a theoretical physicist and AI researcher and is one of the principal authors of the neural scaling laws that have shaped modern LLM development, which identify power-law relationships governing the performance of AI systems as a function of model size, dataset size, and compute; he also helped pioneer Constitutional AI. Prior to co-founding Anthropic, Dr. Kaplan was a researcher at OpenAI and an associate professor of physics at Johns Hopkins University, where he taught courses on the foundations of deep learning. He holds a Ph.D. in Physics from Harvard University and a bachelor’s degree in Physics and Mathematics from Stanford University. Sam McCandlish co-founded Anthropic in January 2021 and serves as our Chief Architect. Dr. McCandlish is a theoretical physicist and machine learning researcher specializing in large-scale model training and AI systems architecture. Prior to co-founding Anthropic, Dr. McCandlish made significant contributions to AI safety research at OpenAI, where he built and led a team focused on the science and scaling of machine learning; his work on Scaling Laws helped pave the way for large-scale advancements in AI, including the 13 Benjamin Mann has been an integral part of Anthropic since its founding in January 2021 and, given his role in establishing Anthropic, is often referred to as a co-founder. However, Mr. Mann is not a member of the Founder LLC nor a Continuing Founder upon the completion of this offering, and accordingly will not participate in determining how our Class F common stock is voted. Except as set forth in this paragraph, references to our “co-founders” elsewhere in this document do not include Mr. Mann.

347 development of GPT-3. He holds a Ph.D. in Physics from Stanford University and a bachelor’s degree in Mathematics and Physics from Brandeis University. Christopher Olah co-founded Anthropic in January 2021 and leads our interpretability research efforts. Prior to co-founding Anthropic, Mr. Olah led interpretability research at OpenAI and, before that, was a research scientist at Google Brain (now part of Google DeepMind). Mr. Olah is widely recognized as a foundational figure in the field of mechanistic interpretability. More broadly, his work has been widely cited across a range of topics in AI. Philanthropy We founded Anthropic on the belief that the most transformative technology in human history demands an extraordinary level of responsibility, and that responsibility extends far beyond building safe systems. We intend to direct a meaningful portion of our resources toward ensuring that frontier intelligence is safe and its benefits are broadly distributed, which we refer to as our public benefit initiatives. These initiatives include the Initial Public Benefit Issuance and the future Public Benefit Issuances. In addition, our co-founders have each pledged to dedicate 80% of their personal equity in Anthropic to philanthropic causes. For additional information regarding these pledges, including related risks, see the section titled “Section 3: Business Conditions—3: Business and Other Risks—Risks Related to Ownership of our Class A Common Stock.” Separate from the co-founders’ pledges, we also maintain a donation matching program through which employees can pledge a meaningful portion of their equity awards toward charitable giving, which we match with shares of our Class N common stock. Further, certain donor-advised funds may from time to time receive donations of shares directly from us or from one or more of our stockholders, and we are party to certain irrevocable proxy agreements with such donor-advised funds, as described under “Section 3: Business Conditions—5: Material Contracts—Irrevocable Proxy Agreements.” Class E Common Stock Our Class E common stock will not have any right to vote except on certain specified matters (or as otherwise required by law): the nomination or proposed removal of the Specified Class T Director or a change in the director designated as the Specified Class T Director (in circumstances where our NGC does not concur with the LTBT’s proposed action) and certain proposals to amend the terms of the LTBT and the rights of our Class T common stock or to redeem our Class T common stock. When voting upon a proposal to nominate or remove the Specified Class T Director or a change in the director designated as the Specified Class T Director (in circumstances where our NGC does not concur with the LTBT’s proposed action), the requisite approval of our Class E common stock will require a majority of votes cast by our Class E common stock and quorum will require the presence, in person or by proxy, of a majority of outstanding shares of Class E common stock. When voting on a proposal to amend the terms of the LTBT or the rights of our Class T common stock or to redeem our Class T common stock, in addition to the requisite approval of our Class A common stock as described more fully in the section titled “—Long-Term Benefit Trust—Changes to the LTBT and Class T Common Stock,” the requisite approval of our Class E common stock will require: • until the third anniversary of the completion of this Offering, if our Class F common stock is acting pursuant to the unanimous approval of the Continuing Founders, a majority of the votes cast by our Class E common stock (subject to a quorum of 40% of our outstanding Class E common stock); or 348 • at any time when our Class F common stock remains outstanding, 75% of the votes cast by our Class E common stock (subject to a quorum of a majority of outstanding Class E common stock). Our amended and restated certificate of incorporation, which will become effective immediately prior to the completion of this Offering, will authorize Class E common stock, which will be issued to our employees as follows: (i) one share of Class E common stock for each six months of employment completed with us and (ii) one share of Class E common stock for each share of Class A common stock that such employee has pledged to donate through our donation matching program, or any similar program we may establish in the future. The timing for issuing Class E common stock will be determined after the completion of this Offering. Our co-founders will not receive any shares of Class E common stock, and to the extent that a holder of Class E common stock later serves as a successor to any co-founder’s interest in the Founder LLC, that holder will not be able to vote any Class E common stock they hold during the period of such service. Following an employee’s separation from employment with us other than for cause, one-half of such employee’s then-outstanding shares of Class E common stock will be automatically redeemed by us annually, and all of such employee’s shares will be automatically redeemed upon such employee’s death, incapacity, termination for cause, or commencement of service with a direct competitor. All shares of Class E common stock will also be automatically redeemed at such time as no Class F common stock remains outstanding. Any redemption of Class E common stock will be made for no consideration. Board Governance Decisions regarding our business and affairs are made by our board of directors. Immediately prior to the completion of this Offering, we will enter into the Stockholders’ Agreement with the LTBT and the Founder LLC, under which they will agree to vote their shares and take other actions to give effect to the board composition, director nomination, and director removal provisions described in our governing documents. Collectively, the LTBT and the Founder LLC will have the ability to elect all members of our board of directors. Regardless of the class or classes of stock by which a director is elected, there is no limit to the number of terms a director may serve. While the LTBT has significant influence over our board of directors through its ability to generally elect and remove a majority of the authorized members of our board of directors, neither the LTBT nor the Trustees have decision-making authority in the day-to-day management or strategy setting of the company. The LTBT’s role is to select directors who are well equipped to make decisions in furtherance of the responsible balancing of the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct, and the Company Purpose, and to support our management’s decision-making through advice and guidance. The Trustees aim to choose directors who have the necessary business skills, experience, and expertise to oversee the management of our business effectively and in a manner that responsibly balances (i) the pecuniary interests of our stockholders, (ii) the best interests of those materially affected by our conduct, and (iii) the Company Purpose. The Founder LLC will also have significant influence over our business and affairs through its ability to vote our Class F common stock, which is entitled to an aggregate number of votes that equals 50.1% of the total voting power of our outstanding shares of capital stock as of the applicable record date with respect to matters submitted to stockholders generally. The Founder LLC will be able to elect and remove the directors who are not Class T directors and determine the outcome of all matters submitted to a vote of our stockholders generally (including the approval of any merger, sale of our company, or other significant corporate transaction requiring stockholder approval) for the foreseeable future.

349 We are considered a “controlled company” within the meaning of the Nasdaq Global Select Market corporate governance requirements because the LTBT, as the sole holder of our Class T common stock, generally has the power to elect a majority of the authorized members of our board of directors. As such, we are permitted to opt out of compliance with certain Nasdaq Global Select Market corporate governance requirements. Accordingly, if we elect not to comply with certain requirements, you will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq Global Select Market corporate governance requirements. Although we qualify as a “controlled company,” we do not expect to rely on this exemption except with respect to our NGC, which will not consist entirely of independent directors. Our board of directors currently consists of a majority of independent directors and our audit and compensation committees currently consist entirely of independent directors. Sunset Provisions Class T Sunset Time Class F Sunset Time Trigger The Class T Sunset Time occurs when no Class T common stock remains outstanding, including due to the redemption of our Class T common stock or an amendment to the rights of our Class T common stock that eliminates our Class T common stock, which in each case requires the approval of persons comprising the Trust Amendment Threshold. The Trust Amendment Threshold may be satisfied as follows: (1) if the Trustees are voting in favor of the action, upon approval of 80% of the authorized members of our board of directors and 80% of the Trustees then in office (in each case, rounded up or down to the nearest whole number (any exact 0.5 rounding up)); (2) if our Class F common stock remains outstanding and the Trustees are not voting in favor of the action: (1) until the third anniversary of the completion of this Offering, upon approval by (i) our Class F common stock acting pursuant to the unanimous approval of the Continuing Founders, (ii) a majority of the votes cast by our Class E common stock (subject to a quorum of 40% of our outstanding Class E common stock), and (iii) a majority of the votes cast by outstanding Class A common stock (subject to a quorum The Class F Sunset Time occurs on the earlier of (i) the time when no Class F common stock remains outstanding, including due to the redemption of our Class F common stock agreed to by a Supermajority of the Continuing Founders or upon the dissolution of the Founder LLC, and (ii) the completion of the Class F Transition Period. The Class F Transition Period commences when there have been fewer than three Continuing Founders (not including any successor member who is a “Non-Qualifying Member” as defined in the Founder LLC Agreement) for 90 consecutive calendar days. A Continuing Founder will be removed from the Founder LLC upon the earliest to occur of (i) such Continuing Founder’s resignation as a member of the Founder LLC; (ii) such Continuing Founder’s death or incapacity; (iii) with respect to each of our seven original co-founders, such original co-founder’s ceasing to hold (together with such original co-founder’s related holders) on any record date for a vote of our stockholders a number of shares of Class A common stock (including shares subject to options, RSUs, and other convertible securities) equal to at least 2% of the shares of Class A common 350 Class T Sunset Time Class F Sunset Time of a majority of outstanding Class A common stock); or (2) at any time, upon approval by (i) the Class F common stock acting by decision of 66 2/3% of the Continuing Founders (rounded up to the nearest whole number), (ii) 75% of the votes cast by our Class E common stock (subject to a quorum of a majority of outstanding Class E common stock), and (iii) a majority of the votes cast by our Class A common stock (subject to a quorum of a majority of outstanding Class A common stock); or stock held by such original co-founder and their related holders as of the completion of this Offering; (iv) such Continuing Founder’s removal for “cause,” which includes specified competitive activities described in the Founder LLC Agreement; (v) with respect to any successor member admitted to the Founder LLC prior to the commencement of the Class F Transition Period, other than a successor member who is a member during the Class F Transition Period, the tenth anniversary of the completion of this Offering; or (vi) with respect to each of our seven original co-founders, the commencement of a leave of absence approved by a Supermajority of the other Continuing Founders, which may not be approved during the Class F Transition Period or if the grant of the leave of absence would itself cause the Class F Transition Period to commence. (1) if no Class F common stock remains outstanding and the Trustees are not voting in favor of the action, upon approval of 85% of our outstanding Class A common stock. The Class T Sunset Time does not occur automatically upon the lapse of time or the occurrence of specific events. Any action resulting in the occurrence of the Class T Sunset Time requires approval of persons comprising the Trust Amendment Threshold. The Class T Sunset Time, once triggered, is not subject to extension, delay, or waiver. Removals due to resignation, death, or the occurrence of the tenth anniversary of the completion of this Offering occur automatically without any determination by any other person. Removals due to incapacity require determination by a qualified physician jointly selected by the affected Continuing Founder and a majority of the other Continuing Founders (in the case of physical or mental impairment) or determination by a Supermajority of the other Continuing Founders (in the case of wrongful imprisonment, unlawful detention, or captivity or restraint), subject to the affected Continuing Founder’s right to contest such determination. Removals due to cause require an affirmative determination by a Supermajority of the other Continuing Founders, subject to the affected Continuing Founder’s right to contest such determination

351 Class T Sunset Time Class F Sunset Time or, in the case of specified categories of cause, to cure the basis for such removal. Removals due to incapacity, cause, or the failure to maintain the minimum ownership threshold require prior written notice from the Founder LLC by action of a majority of the other Continuing Founders. If a Continuing Founder is removed due to death or incapacity during the first ten years following the completion of this Offering, a successor member may be admitted to the Founder LLC and will count toward the three Continuing Founders required to avoid triggering the Class F Transition Period until the tenth anniversary of the completion of this Offering. The Class F Sunset Time, once triggered, is not subject to extension, delay, or waiver. Changes in Voting Power and Director Election and Removal Rights Prior to the Class T Sunset Time, the LTBT, as the sole holder of Class T common stock, will generally have the authority to elect and remove the Class T directors, who constitute a majority of the authorized members of our board of directors. The share of our Class T common stock has no voting rights with respect to matters submitted to stockholders generally, except as set forth within our amended and restated certificate of incorporation, including with respect to the election of a majority of our board of directors or as required by law. Following the Class T Sunset Time, if our Class F common stock remains outstanding, our Class A common stock and Class F common stock, voting together as a single class, will elect all of our directors. Because our Class F common stock is entitled to an aggregate number of votes equal to 50.1% of the total voting power of our outstanding shares of capital stock, the Founder LLC would have the ability to determine the outcome of all Prior to the Class F Sunset Time, our Class F common stock will be entitled to an aggregate number of votes that equals 50.1% of the total voting power of our outstanding shares of capital stock as of the applicable record date and, together with our Class A common stock, voting together as a single class, will elect the directors other than the Class T directors and decide all other matters put to a vote of stockholders generally. Immediately after the Class F Sunset Time, if our Class T common stock remains outstanding, the LTBT would continue to have the authority to elect and remove the Class T directors, who would constitute a majority of the authorized members of our board of directors. However, the LTBT would no longer need to comply with the procedures for nomination, removal, or change in the Class T director designated as 352 Class T Sunset Time Class F Sunset Time matters submitted to a vote of stockholders generally, including the election of all directors. If neither our Class T common stock nor Class F common stock remains outstanding, our Class A common stock would have the ability to determine the outcome of all matters submitted to a vote of stockholders generally, including the election of all directors. the Specified Class T Director. In such a case, our Class A common stock would elect and remove the remaining directors and decide all other matters put to a vote of stockholders generally. If neither our Class T common stock nor Class F common stock remains outstanding, our Class A common stock would have the ability to determine the outcome of all matters submitted to a vote of stockholders generally, including the election of all directors. For more information about our governance structure, please refer to “Section 3: Business Conditions—3: Business and Other Risks—Risks Related to our Governance Structure” and “Section 1: Overview of the Legal System in the Home Country—1: Overview of Corporate Structure and Related Matters—(2) Corporate Arrangements under the Articles of Incorporation and Other Governing Documents of the Filing Company—(a) Summary of Information Regarding Shares—Description of Capital Stock.”

353 Management Executive Officers and Directors The following table provides information regarding our executive officers and directors as of October 31, 2026: Name Age Position(s) Electing Class(es) of Stock Following this Offering* Executive Officers: Dario Amodei 43 Chief Executive Officer, Co-Founder, and Director Classes A and F Daniela Amodei(Note 2) 39 President, Co-Founder, Chairperson, and Director Classes A and F Krishna Rao 43 Chief Financial Officer Non-Employee Directors: Reed Hastings(Note 1)(Note 2)(Note 6) 66 Director Class T Christopher Liddell(Note 1)(Note 4)(Note 5) 68 Director Class T Vas Narasimhan(Note 3)(Note 4) 50 Director Class T Yasmin Razavi(Note 2)(Note 3) 37 Director Classes A and F ______________ (1) Upon completion of this Offering, the holder of our Class T common stock will generally be entitled to elect a majority of the authorized members of our board of directors. The holders of our Class A common stock and Class F common stock, voting together as a single class, will be entitled to elect the remaining members of our board of directors. (Note 1) Member of our audit committee (Note 2) Member of our NGC (Note 3) Member of our compensation committee (Note 4) Member of our safety and risk committee (Note 5) Specified Class T Director (Note 6) Lead independent director Executive Officers Dario Amodei. Dr. Amodei has served as our Chief Executive Officer and a member of our board of directors since co-founding Anthropic in January 2021. Prior to co-founding Anthropic, Dr. Amodei served as Vice President of Research, among other positions, at OpenAI, an AI research lab, from July 2016 to December 2020. Before joining OpenAI, Dr. Amodei served as a Senior Research Scientist at Google Brain, an AI research team at Google, from October 2015 to June 2016. Dr. Amodei completed a postdoctoral fellowship at Stanford University School of Medicine. Dr. Amodei holds a Ph.D. in Biophysics from Princeton University and a B.S. in Physics from Stanford University. We believe that Dr. Amodei is qualified to serve on our board of directors because of the perspective and experience he brings from his deep expertise in the AI industry and as our Chief Executive Officer and as a co-founder. 354 Daniela Amodei. Ms. Amodei has served as our President and a member of our board of directors since co-founding Anthropic in January 2021. Ms. Amodei also currently serves as the Chairperson of our board of directors. Prior to co-founding Anthropic, Ms. Amodei held several positions at OpenAI, an AI research lab, including Vice President of Safety and Policy, Vice President of People, and Engineering Manager, between October 2018 and December 2020. Before joining OpenAI, Ms. Amodei was a Risk Manager, among other positions, at Stripe, a financial technology and payment processing company, from May 2013 to July 2018. Ms. Amodei holds a B.A. in English Literature from the University of California, Santa Cruz. We believe that Ms. Amodei is qualified to serve on our board of directors because of the perspective and experience she brings through her deep expertise in the AI industry and as our President and as a co- founder. Krishna Rao. Mr. Rao has served as our Chief Financial Officer since April 2024. Prior to joining Anthropic, Mr. Rao served as Chief Financial Officer at Fanatics Commerce, an online sports merchandise and retail platform, from May 2023 to April 2024. Before that, he served as the Chief Financial Officer of Cedar, a healthcare technology company, from July 2021 to May 2023. From October 2015 to July 2021, Mr. Rao held several key positions at Airbnb, a global vacation rental and hospitality platform, including Global Head of Corporate & Business Development and Director of Financial Planning & Analysis. Prior to Airbnb, Mr. Rao was a Principal in the Private Equity Group at Blackstone, a global investment firm, from September 2011 to September 2015. Mr. Rao began his career as a strategy consultant at Bain, a global management consulting firm, from September 2005 to July 2008. Mr. Rao holds a J.D. from Yale Law School and an A.B. in Economics from Harvard College. Non-Employee Directors Reed Hastings. Mr. Hastings has served as a member of our board of directors since May 2025. Mr. Hastings co-founded Netflix, a global streaming service, and served as Netflix’s Chief Executive Officer and President from 1999 to January 2023, Executive Chairman from January 2023 to April 2025, and Chairman of the board from April 2025 to June 2026. Prior to Netflix, Mr. Hastings founded Pure Software, a software development tools company, in 1991 and served as its Chief Executive Officer until its acquisition by Rational Software in 1997. Mr. Hastings currently serves on the board of Bloomberg, a financial data and media company. Mr. Hastings holds an M.S.C.S. in Artificial Intelligence from Stanford University and a B.A. in Mathematics from Bowdoin College. We believe that Mr. Hastings is qualified to serve as a member of our board of directors because of his extensive board experience at major technology companies, his demonstrated commitment to responsible innovation and its societal impact, his deep understanding of technology’s transformative potential, and his philanthropic focus on education and AI’s impact on humanity. Christopher Liddell. Mr. Liddell has served as a member of our board of directors since February 2026. In the private sector, Mr. Liddell has served as the Chief Financial Officer of several public companies, including Microsoft and International Paper, and served as Vice Chairman and Chief Financial Officer at General Motors. Mr. Liddell has served as a Director of Commonwealth Fusion Systems, a fusion power company, since March 2025, and as a Director of the Council on Foreign Relations, a nonpartisan U.S. think tank focused on foreign policy and international affairs, since July 2025. He also held positions with the U.S. government from January 2017 to January 2021, including serving at the White House as the Deputy Chief of Staff, Director of Strategic Initiatives, and as a member of the American Technology Council. Mr. Liddell holds a Master of Philosophy from the University of Oxford and a Bachelor of Engineering from the University of Auckland. We believe that Mr. Liddell is qualified to serve as a member of our board of directors because of his wide range of experience from his corporate and public service career and his deep expertise in the financial management of publicly listed companies.

355 Vasant “Vas” Narasimhan. Dr. Narasimhan has served as a member of our board of directors since April 2026. Dr. Narasimhan has served as the Chief Executive Officer of Novartis AG, a global medicine company, since February 2018. He joined Novartis in April 2005 and has held numerous leadership roles across the organization, including Global Head of Drug Development and Chief Medical Officer from February 2016 to January 2018 and Global Head of Development from September 2014 to February 2016. Dr. Narasimhan holds an M.D. from Harvard Medical School, an M.P.P. from the Harvard Kennedy School, and a B.A. in Biology from the University of Chicago. We believe that Dr. Narasimhan is qualified to serve as a member of our board of directors because of his extensive experience leading a large global public company in a highly regulated industry and his track record of responsibly stewarding breakthrough science at scale. Yasmin Razavi. Ms. Razavi has served as a member of our board of directors since March 2023. Ms. Razavi joined Spark Capital, a venture capital firm, in July 2017 and has served as a General Partner since March 2020. Prior to joining Spark Capital, Ms. Razavi served as an investor at Index Ventures, a venture capital firm, from August 2014 to August 2015, and as a consultant at McKinsey & Company, a business management consulting firm, from August 2012 to August 2014. Ms. Razavi holds an M.B.A. from Harvard Business School and a Bachelor of Applied Science and Engineering from the University of Toronto. We believe that Ms. Razavi is qualified to serve as a member of our board of directors because of her experience in venture capital and growth-stage investing, her deep expertise in enterprise go-to-market strategies, and her understanding of the technology sector and scaling high-growth companies. Family Relationships Dario Amodei, our Chief Executive Officer and a member of our board of directors, and Daniela Amodei, our President and Chairperson of our board of directors, are siblings. There are no other family relationships among any of our executive officers or directors. Code of Conduct Our board of directors has adopted a code of conduct that applies to all of our employees, officers, and directors, including our Chief Executive Officer, President, Chief Financial Officer, and other executive and senior financial officers. The full text of our code of conduct will be posted on the investor relations page of our website. We intend to disclose any amendments to our code of conduct, or waivers of its requirements, on our website or in filings under the Exchange Act. Board of Directors Our business and affairs are managed under the direction of our board of directors. Our board of directors currently consists of six directors. Pursuant to our current certificate of incorporation and amended and restated voting agreement, our current directors were elected as follows: • Dr. Amodei, as our Chief Executive Officer, was elected by holders of our Voting Common Stock (as defined in our current certificate of incorporation) (excluding shares of Voting Common Stock issued or issuable upon conversion of the shares of our redeemable convertible preferred stock); • Mr. Liddell was elected as the designee nominated by holders of our Voting Common Stock (excluding shares of Voting Common Stock issued or issuable upon conversion of the shares of our redeemable convertible preferred stock); • Ms. Razavi was elected by holders of our Senior Voting Preferred Stock (as defined in our current certificate of incorporation); and 356 • Ms. Amodei, Mr. Hastings, and Dr. Narasimhan were elected as the designees nominated by the LTBT as the holder of our Class T common stock. Our amended and restated voting agreement will terminate and the provisions of our current certificate of incorporation by which our directors were elected will be amended and restated in connection with this Offering. Each of our current directors will continue to serve as a director until the next annual meeting and until the election and qualification of their successor, or until their earlier death, resignation, or removal. Upon the completion of this Offering, our board of directors will consist of seven authorized directors, with one seat vacant, elected as follows: • The holder of our Class T common stock, the LTBT, will generally have the authority to elect and remove the four Class T directors, subject to the procedures described in the section titled “Our Governance Structure and Its Goals—Long-Term Benefit Trust—Election and Removal of Directors.” The initial Class T directors will be Mr. Hastings, Dr. Narasimhan, Mr. Liddell, and one vacancy. Mr. Liddell will serve as the Specified Class T Director. • The holders of our Class A common stock and Class F common stock, voting together as a single class, will have the authority to elect and remove the remaining three directors, who will initially be Dr. Amodei, Ms. Amodei, and Ms. Razavi. With respect to tie votes, in general the affirmative vote of a majority of the directors present at a meeting (at which a quorum is present) is required for an act of our board of directors. If the directors present at a meeting are evenly divided on a matter, the matter will not receive the affirmative vote of a majority of the directors present and will not be approved. However, certain matters require supermajority approval as specifically provided by Delaware law, our amended and restated certificate of incorporation, or our amended and restated bylaws. For example, any change in the number of authorized directors (prior to the Class T Sunset Time), and the designation or issuance of any series of preferred stock, will require, among other approvals, the approval of 80% of the authorized members of the board of directors. For additional information, please refer to “Section 1: Overview of the Legal System in the Home Country— 1: Overview of Corporate Structure and Related Matters—(2) Corporate Arrangements under the Articles of Incorporation and Other Governing Documents of the Filing Company—(a) Summary of Information Regarding Shares—Description of Capital Stock” and “Our Governance Structure and Its Goals” above. Director Terms Our amended and restated certificate of incorporation that will become effective immediately prior to the completion of this Offering will provide that, prior to the Class F Sunset Time, we will not have a classified board of directors, and all directors will be elected for annual terms. Each director’s term will continue until the next annual meeting and until the election and qualification of their successor, or their earlier death, resignation, or removal. Following the Class F Sunset Time, our board of directors will shift to having a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. At such time, each of our directors would be assigned by the then-current board of directors to a class. If our Class T common stock remains outstanding, the Class T directors and the remaining directors shall be allocated among the classes so that each class includes a proportionate number of Class T directors and other directors. Upon expiration of the term of a class of directors, directors for that class would each be elected for a three-year term at the annual meeting of stockholders in the year in which that term expires. As a

357 result, only one class of directors would be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term would continue until the third annual meeting of stockholders following their election and until their successor has been elected and qualified, or until their earlier death, resignation, or removal. Any increase or decrease in the number of directors would be distributed among the three classes so that, as nearly as practicable, each class would consist of one-third of our directors. Regardless of the class or classes of stock by which a director is elected, there is no limit to the number of terms a director may serve. Stockholder Meetings and Actions by Written Consent Our amended and restated certificate of incorporation that will become effective immediately prior to the completion of this Offering will provide that, for so long as our Class F common stock or Class T common stock remains outstanding, our stockholders may act by written consent with respect to certain actions, including any action to elect or remove directors. Although stockholders will have the ability to take these actions by written consent, we value the perspectives of all of our stockholders and, in accordance with the listing standards of the Nasdaq Global Select Market, we expect to hold an annual meeting of stockholders and to solicit the votes of holders of our Class A common stock in respect of relevant matters to be considered at such meeting, including the election of our directors who are not Class T directors. Board Leadership Our board of directors has appointed Daniela Amodei to serve as Chairperson of our board of directors. As Chairperson, Ms. Amodei will preside over meetings of our board of directors and stockholders, advise the Chief Executive Officer, and perform such other duties as specified in our amended and restated bylaws or as determined by our board of directors from time to time. Our board of directors has appointed Reed Hastings to serve as Lead Independent Director. As Lead Independent Director, Mr. Hastings will, among other things, preside over meetings of our independent directors, advise the Chairperson on the scheduling and agenda for board meetings and any other matters of concern to the independent directors, serve as a liaison between the Chairperson and the independent directors, and perform such other duties as specified in our amended and restated bylaws or as determined by the independent directors from time to time. Our board of directors believes that having a Lead Independent Director is an important component of sound corporate governance and provides an effective check and balance to ensure that our board of directors can operate independently of management where appropriate, including with respect to performance evaluation and compensation matters. Director Independence and Controlled Company Exemption Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment, and affiliations, our board of directors has determined that Mr. Hastings, Mr. Liddell, Dr. Narasimhan, and Ms. Razavi do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of the Nasdaq Global Select Market. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the 358 beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Person Transactions.” We are considered a “controlled company” within the meaning of the Nasdaq Global Select Market corporate governance requirements because the LTBT, as the sole holder of our Class T common stock, generally has the power to elect a majority of the authorized members of our board of directors. As a result, we may elect not to comply with certain corporate governance requirements, including: • the requirement that a majority of our board of directors consist of independent directors; • the requirement that our board of directors have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and • the requirement that our board of directors have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. If we elect not to comply with certain requirements, you will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq Global Select Market corporate governance requirements. Although we qualify as a “controlled company,” we do not expect to rely on this exemption except with respect to our NGC, which will not consist entirely of independent directors. Our board of directors currently consists of a majority of independent directors and our audit and compensation committees currently consist entirely of independent directors. In the event that we cease to be a “controlled company” and our Class A common stock continues to be listed on the Nasdaq Global Select Market, we will be required to comply with the provision that our NGC be comprised entirely of independent directors within the applicable transition period. Committees of the Board of Directors Our board of directors has established an audit committee, a compensation committee, an NGC, and a safety and risk committee. The composition and responsibilities of each of the committees of our board of directors are described below. Members will serve on these committees until their resignation or as otherwise determined by our board of directors. Audit Committee Our audit committee consists of Mr. Liddell, Mr. Hastings, and one vacancy, with Mr. Liddell serving as Chairperson. We expect to take advantage of a phase-in period under the Nasdaq Global Select Market corporate governance requirements that allows us to have at least one member on the audit committee upon the listing date of our Class A common stock, at least two members within 90 days of the listing date, and at least three members within one year of the listing date. Our audit committee will consist of three members within one year of the listing date. In addition, each member of the audit committee will meet the requirements for independence under the listing standards of the Nasdaq Global Select Market and Rule 10A-3 under the Exchange Act. Each member of our audit committee will also meet the financial literacy and sophistication requirements of the listing standards of the Nasdaq Global Select Market. We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. Our board of directors has determined that each of Mr. Liddell and Mr. Hastings meets the requirements for independence under the listing standards of the Nasdaq Global Select Market and Rule 10A-3 under the Exchange Act, and each is

359 an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. Following the completion of this Offering, our audit committee will, among other things: • select a qualified firm to serve as the independent registered public accounting firm to audit our financial statements; • help to ensure the independence and performance of the independent registered public accounting firm; • discuss the scope and results of the audit with the independent registered public accounting firm, and review, with management and the independent registered public accounting firm, our interim and year-end results of operations; • prepare the report of the audit committee for inclusion in our proxy statements to be filed with the SEC; • develop procedures for employees to submit concerns anonymously about questionable accounting or audit matters; • review our policies on risk assessment and risk management; • review related person transactions; and • approve or, as required, pre-approve, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm. Our audit committee will operate under a written charter, to be effective prior to the completion of this Offering, that satisfies the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Global Select Market. Compensation Committee Our compensation committee consists of Dr. Narasimhan and Ms. Razavi, with Dr. Narasimhan serving as Chairperson. Each member of the compensation committee will meet the requirements for independence under the listing standards of the Nasdaq Global Select Market and will be a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our board of directors has determined that each of Dr. Narasimhan and Ms. Razavi meets the requirements for independence under the listing standards of the Nasdaq Global Select Market and is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. We believe that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes- Oxley Act and all applicable SEC rules and regulations. Following the completion of this Offering, our compensation committee will, among other things: • review, approve, and determine, or make recommendations to our board of directors regarding, the compensation of our executive officers; (1) review and approve, or make recommendations to our board of directors regarding, our compensation strategy and practices with respect to our executive officers; 360 (2) administer our equity-based and other compensation plans, except with respect to non-employee members of our board of directors; (1) review and adopt, or make recommendations to our board of directors regarding, new, or amendments to existing, compensation plans, including any equity-based plans; (1) review and approve, or make recommendations to our board of directors regarding, any employment agreements, severance agreements, change in control protections, indemnification agreements, and other similar arrangements, policies, and plans for any of our executive officers; (1) to the extent it determines it is necessary or appropriate, retain any compensation consultants, outside legal counsel, or other advisors; (2) review and discuss with management the “Compensation Discussion and Analysis” required to be included in our proxy statement and annual report on Form 10-K to be filed with the SEC; and ▪ take any action that our compensation committee determines is necessary or appropriate with respect to our broad-based employee benefit plans, policies, and programs. Our compensation committee will operate under a written charter, to be effective prior to the completion of this Offering, that satisfies the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Global Select Market. Nominating and Corporate Governance Committee Our NGC consists of Ms. Amodei, Mr. Hastings, and Ms. Razavi, with Ms. Amodei serving as Chairperson. Our board of directors has determined that each of Mr. Hastings and Ms. Razavi meets the requirements for independence under the listing standards of the Nasdaq Global Select Market. We will utilize the “controlled company” exemption from having an NGC composed entirely of independent directors, and our NGC will be composed of one Class T director and two directors who are not Class T directors. We believe that the composition and functioning of our NGC complies with all applicable requirements of the Sarbanes- Oxley Act and all applicable SEC rules and regulations. Following the completion of this Offering, our NGC will, among other things: • assist our board of directors in evaluating individuals to become members of our board of directors, including through the exercise of governance rights conferred upon our NGC pursuant to our governing documents; • evaluate the performance of our board of directors and its committees; • consider and make recommendations to our board of directors regarding the skills, experience, characteristics, and other criteria for evaluating directors; • evaluate the adequacy of our corporate governance practices; and • develop and make recommendations to our board of directors regarding corporate governance guidelines and matters. In connection with our novel corporate governance structure, our NGC will also have the right to receive 30 days’ prior written notice of any nomination of persons to serve as a director by the LTBT or the Founder LLC or the proposed removal of such directors, as well as appointments and removals of the Trustees. Our

361 NGC may waive such notice periods in its discretion. With respect to the Specified Class T Director, the LTBT’s ability to nominate or remove that director or change the director designated as the Specified Class T Director is subject to the concurrence of our NGC. These procedural requirements are intended to promote collaboration between the Trustees and our leadership in identifying and sourcing candidates to serve as Trustees or members of our board of directors, and do not give our board of directors the substantive ability to limit the LTBT’s freedom to elect directors of its choosing. However, with respect to the Specified Class T Director, if our NGC does not concur with such nomination, removal, or change within 15 days of receiving notice, the matter may be submitted to a vote of the holders of our Class E common stock. When voting upon a proposal to nominate, remove, or change the Specified Class T Director, the requisite approval of our Class E common stock will require a majority of votes cast by our Class E common stock and quorum will require the presence, in person or by proxy, of a majority of the outstanding shares of Class E common stock. The LTBT may withdraw any notice of nomination or removal at any time before the taking of such a vote. Our NGC will operate under a written charter, to be effective prior to the completion of this Offering, that satisfies the applicable listing standards of the Nasdaq Global Select Market. Safety and Risk Committee Our safety and risk committee consists of two independent directors, currently Mr. Liddell and Dr. Narasimhan, with Dr. Narasimhan serving as Chairperson. Our safety and risk committee assists our board of directors in overseeing, among other things: • the safety and security of our AI models, including the policies, processes, controls, and other measures we maintain to identify, assess, and manage significant model safety and security risks; and • the other material risks we face, including legal, regulatory, cybersecurity, privacy, and compliance risks. Our safety and risk committee operates under a written charter approved by our board of directors. Compensation Committee Interlocks and Insider Participation None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee. See the section titled “Certain Relationships and Related Person Transactions” for more information about related person transactions involving members of our compensation committee or their affiliates. Non-Employee Director Compensation Mr. Hastings, Ms. Razavi, and our employee directors, Dr. Amodei and Ms. Amodei, did not receive any compensation for their services as directors for the year ended December 31, 2025. The compensation received by Dr. Amodei and Ms. Amodei as employees is set forth in the section titled “Executive Compensation—Summary Compensation Table.” 362 The following table provides information regarding the compensation of our non-employee directors for service as directors for the year ended December 31, 2025: Name(Note 1) Fees Earned or Paid in Cash ($) Total ($) Reed Hastings — — Jay Kreps(Note 2) 200,000 200,000 Christopher Liddell(Note 3) — — Vas Narasimhan(Note 4) — — Yasmin Razavi — — ______________ (Note 1) None of our non-employee directors held any outstanding equity awards as of December 31, 2025. (Note 2) Mr. Kreps resigned from our board of directors in May 2026. (Note 3) Mr. Liddell joined our board of directors in February 2026. (Note 4) Dr. Narasimhan joined our board of directors in April 2026. Prior to this Offering, we did not have a formal policy with respect to compensation payable to our non- employee directors for service as directors. Non-Employee Director Compensation Policy In September 2026, our board of directors adopted, and our stockholders approved, a formal compensation policy for our non-employee directors (the “Director Compensation Policy”), which will become effective the day immediately prior to the date of effectiveness of the registration statement in the United States relating to this Offering. In November 2026, our compensation committee recommended, and our board of directors approved, an amendment and restatement of the Director Compensation Policy to include cash compensation for our safety and risk committee. The summary set forth below describes our Director Compensation Policy, as amended and restated. Following the effectiveness of our Director Compensation Policy, each non-employee director will receive cash and equity compensation for board services as described below. We also will reimburse our non- employee directors for reasonable, customary, and properly documented expenses for travel to board and committee meetings. Cash Compensation Non-employee directors will be entitled to receive the following cash compensation for their services: • $100,000 per year for service as a board member; • $75,000 per year for service as non-executive chair of the board of directors (if applicable); • $60,000 per year for service as lead independent director (if applicable); • $40,000 per year for service as chair of the audit committee; • $20,000 per year for service as a member of the audit committee;

363 • $30,000 per year for service as chair of the compensation committee; • $15,000 per year for service as a member of the compensation committee; • $30,000 per year for service as chair of the NGC; • $15,000 per year for service as a member of the NGC; • $40,000 per year for service as chair of the safety and risk committee; and • $20,000 per year for service as a member of the safety and risk committee. Each non-employee director who serves as the chair of a committee will receive only the additional annual fee as the chair of the committee and not also the additional annual fee as a member of the committee. All cash payments to non-employee directors will be paid quarterly in arrears on a prorated basis. Equity Compensation Annual Award. Each non-employee director automatically will be granted, on the date of each annual meeting of stockholders beginning in 2027, an award of RSUs (the “Annual Award”) with a value of $325,000 (the “Annual Award Grant Value”), which value will be converted to a number of shares of our Class A common stock in accordance with then-current standard company practices using the same methodology applied to employee equity awards pursuant to the company’s equity grant policy, as most recently approved by our board of directors or a board committee that has been designated appropriate authority (the “Conversion Methodology”). An Annual Award will vest in four equal quarterly installments on each Quarterly Vesting Date (as defined below) that occurs following the grant date of the Annual Award, provided that, in any event, the Annual Award will vest in full on the day immediately before the date of our next annual meeting of stockholders that follows the grant date of the Annual Award, subject to the non-employee director continuing to be a service provider to us through the applicable vesting date. “Quarterly Vesting Date” means February 20, May 20, August 20, and November 20 of a given year. Initial Award and Pro-Rated Annual Award. Each person who first becomes a non-employee director following the effective date of the Director Compensation Policy will be automatically granted: • an award of RSUs with a value of $400,000, which value will be converted to a number of shares of our Class A common stock subject to such award using the Conversion Methodology (an “Initial Award”); and • an award of RSUs with a value equal to the Annual Award Grant Value multiplied by the fraction obtained by dividing (A) the number of full months during the period beginning on the date the individual first becomes a non-employee director and ending on the one-year anniversary of the date of our then-most recent annual meeting of stockholders by (B) 12, which will be converted to a number of shares of our Class A common stock subject to such award using the Conversion Methodology (a “Pro-Rated Annual Award”). The grant of each Initial Award and Pro-Rated Annual Award will be made effective on the first trading date on or after the date on which such individual first becomes a non-employee director (such date, the “Initial Start Date”). If an individual is a member of our board of directors and also an employee, becoming a non‑employee director due to termination of employment will not entitle the non-employee director to an Initial Award or a Pro-Rated Annual Award. 364 The Initial Award will vest as follows: 12.5% of the RSUs will vest on the six-month anniversary of the Vesting Commencement Date (as defined below) and the balance of the RSUs will vest in 14 successive equal quarterly installments on each Quarterly Vesting Date thereafter, subject to the non-employee director remaining a service provider to us through the applicable vesting date. “Vesting Commencement Date” means the first Quarterly Vesting Date that occurs on or following the Initial Start Date. The Pro-Rated Annual Award will vest in equal installments on each Quarterly Vesting Date that occurs between the Initial Start Date and the earlier of (i) our next annual meeting of stockholders that occurs after the Pro-Rated Annual Award’s grant date or (ii) the one-year anniversary of our most recent annual meeting of stockholders, provided that, in any event, the Pro-Rated Annual Award will vest in full on the day immediately before the date of our next annual meeting of stockholders that occurs after the Pro-Rated Annual Award’s grant date (for purposes of clarity, each such Quarterly Vesting Date and the final vest date that occurs on the date immediately before our next annual meeting of stockholders or one-year anniversary of our most recent annual meeting of stockholders, as applicable, will be counted as one installment such that, if there are two such Quarterly Vesting Dates, the Pro-Rated Annual Award shall vest in three equal installments), subject to the non-employee director remaining a service provider to us through the applicable vesting date. Change in Control In the event of a “change in control” (as defined in our 2026 Plan), each non-employee director will fully vest in their outstanding equity awards granted pursuant to the Director Compensation Policy under our 2026 Plan, including any Initial Award and Pro-Rated Annual Award or Annual Award, provided that the non- employee director continues to be a non-employee director through such date.

365 Executive Compensation Compensation Discussion and Analysis The purpose of this Compensation Discussion and Analysis (“CD&A”) section is to discuss our compensation philosophy, our executive compensation program, and the compensation for our named executive officers (“NEOs”). Our NEOs for the year ended December 31, 2025 were: • Dario Amodei, our Chief Executive Officer, Co-Founder, and Director; • Daniela Amodei, our President, Co-Founder, and Director; and • Krishna Rao, our Chief Financial Officer. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. See also the section titled “Part II: Corporate Information—Special Note Regarding Forward-looking Statements.” Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion. For additional information regarding the compensation programs for, and compensation provided to, our NEOs, see the section titled “—Post-Fiscal Year End Compensation Changes and Equity Awards.” Executive Summary At Anthropic, we strive to build a team that is aligned with our mission and values. Executive compensation reflects our overall compensation philosophy, which prioritizes competitive pay that targets the 90th percentile of the super intelligence (Note) development market, consistent pay for the same role, level, and location, and simplicity of plan design. In 2025, we offered a competitive mix of base salary, long-term equity incentive awards (including stock options and RSUs), and other benefits to attract and retain top talent in a competitive market environment. (Note) For purposes of this document, we use the terms “super intelligence,” “SI,” “artificial intelligence,” and “AI” interchangeably. Compensation Philosophy and Objectives Our executive compensation philosophy is to provide our executive officers with consistent cash and equity compensation for the same role, level, and location. When determining executive compensation, we review each executive’s current compensation against role- and level-specific market data. We do this bi-annually as part of our performance and compensation cycle where we review proposed market-based and promotion-based cash and equity increases for executives. We plan to continue to regularly review, and potentially adjust, our executive compensation programs to ensure they are consistent with our compensation philosophy as a public company. In determining compensation for our senior leaders, we distinguish between our seven co-founders (among whom only Dr. Amodei and Ms. Amodei are executive officers) and our other senior leaders who are not co-founders (among whom only Mr. Rao is an executive officer). Each co-founder is paid equal compensation. As a non-co-founder senior leader, Mr. Rao received base salary and equity compensation based on market data for his role and level. 366 Our executive compensation program is structured to achieve the objectives described below. We regularly review our executive compensation program to assess whether it meets these objectives and adapts to evolving economic conditions. • Competitive Pay to Attract and Retain Top Talent. We provide our executives with competitive cash and equity pay for each role, location, and level to attract mission-aligned, top executive talent. • Internal Parity. We take internal parity into account when determining executive compensation. As co-founders, Dr. Amodei and Ms. Amodei are awarded equal compensation, including any annual cash or equity increases. As a non-co-founder senior leader, Mr. Rao is compensated based on the market data from our peer group for his role, level, and location. We review market data twice a year and make adjustments to our compensation benchmarks as needed. • Aligning Executive Interests with Our Stockholders. We provide incentives that seek to align our executives’ interests with those of our stockholders through long-term equity awards, which vest over time. Compensation Governance Highlights What We Do: What We Do Not Do: ☑ Maintain a competitive, consistent, and simple compensation philosophy to attract, retain, and motivate top executive talent. ☒ Enter into employment agreements that provide for fixed terms, automatic compensation increases, or guaranteed equity grants. ☑ Focus our executive compensation program on at- risk compensation, which aligns stockholder and executive interests. ☒ Provide single-trigger change of control benefits or excessive cash severance. ☑ Deliver a majority of our NEOs’ compensation opportunities in the form of long-term equity awards. ☒ Provide our NEOs with golden parachute excise tax reimbursement or “gross-ups.” ☑ Conduct regular compensation reviews to ensure alignment with competitive market practices. ☒ Provide perquisites as a meaningful component of our executive compensation. ☑ Provide for double-trigger change of control severance provisions for only our Chief Financial Officer, and none of our other NEOs. ☒ Maintain any executive pension plans, or any retirement programs that are not generally available to all employees. ☒ Award option grants at discounted stock prices.

367 Executive Compensation Process Role of the Board of Directors and Compensation Committee Our executive compensation program has historically been overseen by the non-employee members of our board of directors, which, as a group, has made decisions regarding the compensation for our NEOs after considering recommendations from management, as further discussed below. Following the completion of this Offering, the compensation committee of our board of directors will oversee our executive compensation program and provide recommendations to our board of directors on compensation decisions for our executive officers. The compensation committee will work closely with its independent compensation consultant (engaged in connection with this Offering, as described below) and meet regularly to make decisions on our executive compensation program. We expect that our compensation committee will review a variety of market data and information, including survey data, and consider the recommendations of its independent compensation consultant when making compensation decisions. Following the completion of this Offering, the compensation committee’s responsibilities will include, among other things, reviewing and approving (or making recommendations to our board of directors, as applicable): overall compensation strategy; amounts and form of executive compensation; goals and objectives to be considered in determining the compensation of our Chief Executive Officer and other executive officers; annual and long-term incentive plans and benefit plans; board of directors compensation; whether such compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the company; annual say-on-pay vote results; annual proxy and CD&A disclosure; and compensation peer group. Role of Management Our Chief Executive Officer and our other executive officers do not set their own compensation, nor are they present when our board of directors sets their individual compensation. Our President reviews and advises on compensation for the seven co-founders but does not make specific recommendations on or participate in decisions related to her compensation or our Chief Executive Officer’s compensation. Our President also provides her evaluation and makes recommendations with respect to base salary and equity awards for each other executive officer, which are considered by our board of directors as it ultimately makes its determinations. Our people team provides further analysis and feedback as requested by our board of directors with regard to the compensation of our executives. Role of Independent Compensation Consultant In connection with this Offering, we have engaged Semler Brossy Consulting Group LLC as an independent compensation consultant to formalize our post-offering compensation programs and implement compensation arrangements that reflect our compensation philosophy described above. 368 Elements of Executive Compensation The key elements of our 2025 executive compensation program are summarized in the table below. Compensation Element Form of Compensation Guaranteed vs. At-Risk Philosophy Base Salary Cash Guaranteed Provide market-competitive fixed compensation to attract and retain key executives. Long-Term Equity Incentive Program Service-Based Options; RSUs with Service- Based and Performance- Based Vesting Conditions At-Risk The value of option and RSU awards is correlated to our stock price, promoting sustainable long-term value creation. Multi-year service vesting schedule promotes retention, long-term ownership, and continuity of leadership. Other Benefits Other N/A Aligned with market practices and serve to attract, motivate, and retain key talent. Intended to ensure the safety of our NEOs, enhance productivity, and minimize distractions.

369 Base Salary Our board of directors generally reviews the base salaries of our NEOs twice a year. The factors used to determine base salary for our executives include market data for the role, level, and location, as well as internal parity (which, for our co-founder NEOs, includes considerations related to parity with our technical leadership). From January 1, 2025 to June 15, 2025, the annual base salary for each of Dr. Amodei and Ms. Amodei was $600,000. Effective June 16, 2025, the annual base salary for each of Dr. Amodei and Ms. Amodei was increased to $700,000. The increase in the executives’ cash compensation was intended to ensure competitive and equitable compensation for our leaders. In particular, the salary increases recognized their ongoing leadership roles, while considering relative parity across executives, including our technical leadership. From January 1, 2025 to December 15, 2025, the annual base salary for Mr. Rao was $700,000, which was increased to $850,000 effective December 16, 2025. The salary increase was based on market data for Mr. Rao’s role and level, as well as internal parity for non-co-founder senior leaders who are not executive officers. Long-Term Equity Incentive Program Each year, our NEOs are eligible to receive equity awards under our 2021 Plan. By structuring the majority of our NEOs’ target total direct compensation payable in the form of equity that vests over a number of years, we create incentives for our NEOs to remain employed with Anthropic and pursue actions that will benefit our company and stockholders over the long term. On June 12, 2025, our board of directors granted 992,500 options (“2025 Options”) and 1,717,000 RSUs (“2025 RSUs”) to each of Dr. Amodei and Ms. Amodei, after carefully considering several factors, including each executive’s experience, skills, responsibilities, and impact to the company; individual and company performance; and internal parity. The 2025 Options vested in equal monthly installments over a one-year period beginning on January 1, 2025, subject to the executive’s continuous service with the company through each vest date. The 2025 Options were granted with an exercise price equal to $2.38 per share. The 2025 RSUs vest on the first date upon which both a service-based condition and a performance-based condition are satisfied. The service- based condition is satisfied as to 1/12th of the total 2025 RSUs on February 20, 2026, and on each quarterly anniversary thereafter, subject to the executive’s continuous service with the company through each service-based vest date. The performance-based vesting condition of the 2025 RSUs will be satisfied upon the effectiveness of the registration statement in the United States relating to this Offering. Perquisites and Other Executive Benefits We generally provide the same benefits to all of our employees, including our NEOs, and generally do not maintain benefit plans that cover only executive officers or provide perquisites or personal benefits to our NEOs. However, we do provide certain travel and security benefits to some of our NEOs. These benefits are described in more detail below. Our board of directors believes these benefits are reasonable and necessary, and for the benefit of our company. These benefits are intended to promote the productivity of our executives, in addition to ensuring their personal health, safety, and security. The aggregate incremental cost of providing these benefits to our NEOs is disclosed in the “All Other Compensation” column of the Summary Compensation Table. 370 Travel We maintain a Travel and Expense Policy (the “Travel Policy”), which outlines guidelines and allowances for executive travel and expenses, recognizing the needs and responsibilities of our senior leadership team. The Travel Policy governs all business-related travel and expenses for our executives, except to the extent benefits are provided through a security program authorized and/or approved by our board of directors. Dr. Amodei and Ms. Amodei are entitled to certain enhanced travel benefits recommended by the security studies on which their security program is based (discussed in the section below titled “Security Services”). The Travel Policy is reviewed annually by our management team to ensure it remains appropriate and aligned with company objectives and industry standards. To the extent required by the relevant tax laws, the value of any personal use, including any personal elements of business trips, will be treated as taxable compensation to the executive, and we do not cover, reimburse, or otherwise “gross-up” any income tax due from any applicable executive on such compensation. Except as noted in the subsection below titled “Security Services,” none of our NEOs were provided with private aviation services for personal travel in 2025. Security Services The protection of our senior leadership is a critical priority for our company and our stockholders. In connection with our security program and our evaluation of security threats, we offer security services to certain of our NEOs and may provide security services to other NEOs in the future. Such security services may include: (i) individual protection services (including the protection of family members) and home security systems and monitoring, (ii) private aviation, and (iii) private car and driver services. These safeguards are implemented due to the variety of business-related security concerns faced by our senior leaders, and they are comparable to those provided to senior leaders of comparable high-profile companies in the technology industry. In 2025, a leading security consulting firm conducted independent, third-party security studies regarding the personal and security risks of our Chief Executive Officer and our President. Based on these security studies, increased media attention for Anthropic, and the identification of bona fide business-related, heightened security concerns arising as a result of the respective positions of Dr. Amodei and Ms. Amodei within the company, our board of directors determined that enhanced personal security services were necessary to increase the safety and protection of Dr. Amodei and Ms. Amodei, and to avoid an impact to our business continuity if a security incident occurred. Our board of directors regularly assesses security concerns and reviews the security services provided to Dr. Amodei and Ms. Amodei and the cost of such services in light of such concerns, and other benefits to our company. The security measures for Dr. Amodei and Ms. Amodei in 2025 included (i) individual protection services (including during personal travel), which included the protection of family members, as well as enhanced home security systems and surveillance, (ii) private car and driver services for ground transportation, and (iii) in the case of Dr. Amodei, the use of private aircraft for both business and personal travel. Given the importance of the roles of Dr. Amodei and Ms. Amodei at Anthropic, our board of directors required the security measures described above for the benefit of our company, and we view the costs of these services as necessary and appropriate. In the “All Other Compensation” column of the Summary Compensation Table, we have disclosed the aggregate incremental cost of the security benefits that may be deemed to be perquisites under current relevant disclosure rules. We did not pay expenses for personal security for any other NEOs in 2025, except in connection with business-related travel.

371 Health and Welfare Benefits During 2025, we provided the following benefits to our NEOs on the same basis as our other eligible employees: medical; dental; vision; flexible spending account; health savings account; life insurance; short- term and long-term disability insurance; fertility benefits; mental well-being benefits; health and wellness timesaver stipend; work from home stipend; education assistance program; commuting allowance; and a 401(k) retirement plan with employer match. Executive Employment Agreements We entered into an offer letter with Mr. Rao dated March 2, 2024 (“Rao Offer Letter”), which offer letter was in effect during 2025 and was terminated in October 2026. The Rao Offer Letter provided for “at-will” employment and set forth Mr. Rao’s initial annual base salary, his eligibility to participate in our benefit plans generally, and a new hire stock option grant to purchase 14,000,000 shares of our Class A common stock under our 2021 Plan (“Rao Options”). The Rao Options vested with respect to 1/4th of the shares on the 12- month anniversary of Mr. Rao’s first day of employment with the company and 1/48th of the shares in equal monthly installments thereafter, subject to Mr. Rao’s continuous service with the company through each vest date. The Rao Offer Letter also provided for certain severance and change of control benefits. For information regarding the severance and change of control benefits for Mr. Rao during 2025, please refer to the sections below titled “Termination and Change of Control Benefits” and “Potential Payments upon Termination or Change of Control.” Upon the termination of the Rao Offer Letter, we entered into a letter agreement with Mr. Rao as described below. In addition, each NEO is subject to our standard confidential information and invention assignment agreement which provides for restrictions on employee non-solicitation (during employment and for 12 months post-termination), customer non-solicitation (during employment), confidentiality (perpetual), and assignment of intellectual property rights. Termination and Change of Control Benefits The employment of our NEOs is “at-will,” meaning we can terminate them at any time, and they can terminate their employment with us at any time. Other than Mr. Rao, our NEOs were not entitled to any severance or change of control benefits during 2025. During 2025, the Rao Offer Letter provided that if, at any time, his employment was terminated by the company without “cause” or he resigned for “good reason” (as such terms were defined in the Rao Offer Letter), then, subject to his execution of a release of claims in favor of the company and other conditions, he would be entitled to the following severance payments and benefits: (i) an amount equal to six months of his then-current base salary, (ii) payment of monthly premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for up to six months, and (iii) accelerated vesting as to 1/8 th of the Rao Options. The Rao Offer Letter further provided that if, within 30 days prior to, upon, or at any time following a “change of control” (as defined in our 2021 Plan), his employment was terminated by the company without cause or he resigned for good reason, then, subject to his execution of a release of claims in favor of the company and other conditions, 100% of any then-unvested shares subject to his then-outstanding equity awards, including the Rao Options, would accelerate and vest. If, in the change of control, his then-outstanding equity awards would otherwise have been terminated for no consideration at the closing of the change of control event, then those awards would instead have become fully vested as of immediately prior to such 372 closing. Upon the termination of the Rao Offer Letter in October 2026, we entered into a letter agreement with Mr. Rao continuing the change of control vesting acceleration benefit described herein on the same terms, without alteration. For additional information regarding the severance and change of control benefits for our NEOs, see the sections titled “—Post-Fiscal Year End Compensation Changes and Equity Awards” and “—Potential Payments upon Termination or Change of Control.” Other Compensation Governance Practices Compensation Recovery Policy We have adopted an executive compensation recoupment policy intended to comply with the requirements of Rule 10D-1 under the Exchange Act and the rules of the stock exchange on which our securities are listed (“Clawback Policy”) that will be effective upon the effectiveness of the registration statement in the United States relating to this Offering. The Clawback Policy will generally require us to recover erroneously awarded incentive-based compensation that was received by covered executive officers in the event we are required to prepare an accounting restatement due to any material non-compliance with any financial reporting requirement under the securities laws (including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Clawback Policy generally covers incentive-based compensation received on or after the effective date of the Clawback Policy and during the three-year period prior to the date we are required to prepare the financial restatement. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received based on the restated financial measure. Hedging, Pledging, and Insider Trading We are dedicated to fostering high standards of ethical business conduct and adherence to applicable laws, rules, and regulations. Accordingly, we maintain our Insider Trading Policy, which we believe is appropriately designed to foster compliance with insider trading laws, rules, and regulations, and the listing standards of the Nasdaq Global Select Market that will be applicable to us. Our Insider Trading Policy applies to all of our officers, directors, and employees, as well as designated consultants, and specifically prohibits ownership of financial instruments or participation in investment strategies that hedge the economic risk of owning our equity securities, such as prepaid variable forwards, equity swaps, and collars. Directors, officers, and other employees are prohibited from maintaining company securities in a margin account or otherwise pledging company securities as collateral for a loan, provided that certain limited exceptions may be permitted. In addition, we prohibit our executive officers, directors, and employees from purchasing or selling our securities while in possession of material, non-public information or otherwise utilizing such information for their personal benefit. We maintain a quarterly blackout window where applicable individuals may not trade. Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information We periodically grant stock options to our NEOs, employees, and other service providers. We have historically granted options on or shortly after a newly hired employee’s start date. We have historically granted refresh, promotion, or market adjustment options when and as determined by our board of directors.

373 We have no specific policy or practice regarding the timing of options or other equity grants in relation to the public disclosure of material nonpublic information by the company. Tax and Accounting Considerations Tax Considerations Section 162(m) of the Code imposes a $1 million limit on the amount of compensation that we may deduct as a business expense in any year with regard to certain of our most highly paid executive officers. While our board of directors considers the deductibility of compensation as one factor in determining executive compensation, our board of directors retains the discretion to award compensation that is not deductible as it believes that it is in our best interests to maintain flexibility in our approach to executive compensation in order to design a program that we deem to be the most effective in attracting, motivating, and retaining key executives and aligning pay with performance. Accounting Considerations Our board of directors takes accounting considerations into account in designing compensation plans and arrangements for our NEOs and other employees. We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards based on the grant date “fair value” of these awards. Summary Compensation Table The following table shows the compensation awarded, paid to, or earned by each of our NEOs for the year ended December 31, 2025: Name and Principal Position Year Salary ($) Stock Awards ($)(Note 1)( Note 2) Option Awards ($)(Note 1) All Other Compensation ( $) Total ($) Dario Amodei Chief Executive Officer, Co- Founder, and Director 2025 654,167 9,264,932 4,028,558 4,010,641 (Note 3) 17,958,298 Daniela Amodei President, Co-Founder, and Director 2025 654,167 9,264,932 4,028,558 2,461,341 (Note 4) 16,408,998 Krishna Rao Chief Financial Officer 2025 706,250 — — 14,000 (Note 5) 720,250 ______________ (Note 1) The amounts reported represent the aggregate grant-date fair value of the RSUs or options awarded to the NEOs calculated in accordance with FASB ASC Topic 718. These amounts do not reflect the actual economic value that may be realized by each NEO. The assumptions used in determining the grant-date fair value of the RSUs or options, as applicable, reported in this column are set forth in “Section 6: Financial Information—1: Financial Documents—Consolidated Financial Statements—Note 10: Redeemable Convertible Preferred Stock, Common Stock and Stockholders’ Deficit”. (Note 2) These awards reflect the grant of RSUs subject to both a service-based vesting condition and a performance-based vesting condition, each of which must be satisfied in order for an RSU to vest, as described above in the section titled “—Elements of Executive Compensation—Long-Term Equity Incentive Program.” The amount disclosed represents the aggregate grant-date fair value of 374 such RSU award, computed in accordance with FASB ASC Topic 718, based on the probable outcome of the performance-based condition as of the grant date. (Note 3) Amounts reported include: (i) $14,000 in connection with 401(k) company matching contributions; (ii) $2,745,874 in connection with personal security services that we view as an integral part of our risk management program but may be deemed to be perquisites under current relevant disclosure rules; (iii) $97,055 in costs related to Dr. Amodei’s private air travel for personal use as required by Dr. Amodei’s overall security program, including the minimal incremental costs for Dr. Amodei’s personal guests who accompanied him on certain trips as approved in advance by our board of directors; (iv) $1,153,087, representing the spread between the aggregate purchase price and the fair market value of shares repurchased from Dr. Amodei in our June 2025 tender offer; and (v) $625 representing a pro rata portion of the cost of a valuation report paid for and obtained by us from an appraisal firm (“Valuation Report”). The Valuation Report was prepared for the benefit of all employees who participated in our donation matching program, and, although Dr. Amodei did not participate in that program, he used the Valuation Report for tax reporting related to his separate charitable giving. (Note 4) Amounts reported include: (i) $14,000 in connection with 401(k) company matching contributions; (ii) $1,293,629 in connection with company-paid personal protection, home security, and transportation services that we view as an integral part of our risk management program but are considered to convey a personal benefit to Ms. Amodei under the relevant disclosure rules; (iii) $1,153,087, representing the spread between the aggregate purchase price and the fair market value of shares repurchased from Ms. Amodei in our June 2025 tender offer; and (iv) $625 representing a pro rata portion of the cost of the Valuation Report. Although Ms. Amodei did not participate in our donation matching program, she used the Valuation Report for tax reporting related to her separate charitable giving. (Note 5) Amounts reported reflect 401(k) company matching contributions. Post-Fiscal Year End Compensation Changes and Equity Awards Subsequent to the year ended December 31, 2025, we approved an adjustment to the base salaries of, granted new RSUs to, and entered into agreements providing certain severance benefits for, Dr. Amodei, Ms. Amodei, and Mr. Rao. We also paid the HSR Filing Fees (as defined below) for Dr. Amodei and Ms. Amodei. In addition, we began offering certain security services to Mr. Rao. These adjustments, awards, and benefits were made in consideration of the ongoing leadership roles of each of our NEOs and internal parity. Base Salary Effective January 16, 2026, the annual base salary for each of Dr. Amodei and Ms. Amodei was increased to $915,000. Effective February 1, 2026, the annual base salary for Mr. Rao was increased to $1,250,000. Effective July 1, 2026, the annual base salary for each of Dr. Amodei and Ms. Amodei was further increased to $1,380,000. Long-Term Equity Incentive Program On February 20, 2026, our board of directors granted 1,431,490 options to each of Dr. Amodei and Ms. Amodei and 1,122,840 options to Mr. Rao (together, the “2026 NEO Options”) and 2,374,010 RSUs to each of Dr. Amodei and Ms. Amodei and 1,862,140 RSUs to Mr. Rao (together, the “2026 NEO RSUs”). The 2026 NEO Options vest in equal monthly installments over a one-year period beginning on January 16, 2026 for each of Dr. Amodei and Ms. Amodei and on January 30, 2026 for Mr. Rao, subject to the executive’s continuous service with the company through each vest date. The 2026 NEO Options were granted with an exercise price equal to $17.66 per share. The 2026 NEO RSUs vest on the first date upon which both a service-based condition and a performance-based condition are satisfied. The service-based condition is satisfied as to 1/12th of the total 2026 NEO RSUs on May 20, 2027, and on each quarterly anniversary thereafter, subject to the executive’s continuous service with the company through each service-based vest date. The performance-based vesting condition of the 2026 NEO RSUs will be satisfied upon the effectiveness of the registration statement in the United States relating to this Offering. On July 15, 2026, our board of directors granted 537,430 RSUs (“2026 Co-Founder RSUs”) to each of Dr. Amodei and Ms. Amodei. The 2026 Co-Founder RSUs vest on the first date upon which both a service-

375 based condition and a performance-based condition are satisfied. The service-based condition is satisfied as to 1/16th of the total 2026 Co-Founder RSUs on August 20, 2026, and on each quarterly anniversary thereafter, subject to the executive’s continuous service with the company through each service-based vest date. The performance-based vesting condition of the 2026 Co-Founder RSUs will be satisfied upon the effectiveness of the registration statement in the United States relating to this Offering. On November 9, 2026, our board of directors modified the service-based vesting condition applicable to RSUs that would have satisfied such condition on November 20, 2026, pursuant to their terms, such that the condition will instead be satisfied as of November 19, 2026 (the “RSU Modification”). The RSU Modification applies to RSUs held by our NEOs and members of our board of directors, as applicable. Severance Benefits In October 2026, we entered into an Executive Severance Agreement (“Executive Severance Agreement”) with each of our NEOs that provides that, if the NEO’s employment is terminated by the company without “cause” or the NEO resigns for “good reason” (as such terms are defined in the form of Executive Severance Agreement), then, subject to their execution of a release of claims in favor of the company and other conditions, they will be entitled to the following severance payments and benefits: (i) an amount equal to 24 months of their then-current base salary for Dr. Amodei and Ms. Amodei and 12 months of his then- current base salary for Mr. Rao, (ii) an amount equal to 12 months of COBRA premium payments, and (iii) acceleration of 12 months of equity vesting for all outstanding equity awards subject to time-based vesting. We also entered into a letter agreement with Mr. Rao continuing the change of control vesting acceleration benefit previously included in the Rao Offer Letter on the same terms, without alteration. The changes described above will be reflected in our executive compensation disclosure for the year ending December 31, 2026. Perquisites and Other Executive Benefits HSR Filing Fees In October 2026, we paid directly to the FTC, on behalf of Dr. Amodei and Ms. Amodei, the filing fees that they were required to pay in connection with the filing of a notice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, each in the amount of $2.5 million (the “HSR Filing Fees”). The HSR Filing Fees were required in connection with the NEO’s acquisition and holding of our securities. Our board of directors determined that paying the HSR Filing Fees served the best interest of us and our stockholders by ensuring compliance with antitrust regulations and promoting each NEO’s retention and long-term stockholder value alignment by providing incentives for each NEO to participate in our long-term equity incentive program and work to increase the value of our securities. Security Services In 2026, we began offering certain security services to Mr. Rao and engaged a leading security consulting firm to conduct an independent, third-party security study regarding the personal and security risks of Mr. Rao. Given the importance of the role of Mr. Rao at Anthropic, we view the cost of these services as necessary and appropriate. 376 Grants of Plan-Based Awards in 2025 The following table sets forth information regarding grants of awards made to our NEOs during 2025: Estimated Future Payouts Under Equity Incentive Plan Awards Name Grant Date(Note 1) Target (#)(Note 2) All Other Option Awards: Number of Securities Underlying Options (#) Exercise or Base Price of Option Awards ($/sh) Grant Date Fair Value of Stock and Option Awards ($)(Note 3) Dario Amodei 6/12/2025 992,500 2.38 4,028,558 6/12/2025 1,717,000 9,264,932 Daniela Amodei 6/12/2025 992,500 2.38 4,028,558 6/12/2025 1,717,000 9,264,932 Krishna Rao — — — — ______________ (Note 1) All awards were granted pursuant to our 2021 Plan, the terms of which are described below under the section titled “—Equity Plans— Amended & Restated 2021 Stock Plan.” (Note 2) These awards reflect the grant of RSUs subject to both a service-based vesting condition and a performance-based vesting condition, each of which must be satisfied for the RSU to vest, as described above in the section titled “—Elements of Executive Compensation—Long-Term Equity Incentive Program.” The RSUs do not have “threshold” or “maximum” achievement levels, so the corresponding columns have been omitted. (Note 3) The amounts reported represent the aggregate grant-date fair value of the RSUs or options awarded to the NEOs calculated in accordance with FASB ASC Topic 718. These amounts do not reflect the actual economic value that may be realized by each NEO. The assumptions used in determining the grant-date fair value of the RSUs or options, as applicable, reported in this column are set forth in “Section 6: Financial Information—1: Financial Documents—Consolidated Financial Statements—Note 10: Redeemable Convertible Preferred Stock, Common Stock and Stockholders’ Deficit”.

377 Outstanding Equity Awards at 2025 Year-End The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2025: Option Awards(Note 1) Stock Awards(Note 1) Name Grant Date Number of Securities Underlying Unexercis ed Options (#) Exercisabl e Number of Securities Underlying Unexercised Options (#) Unexercisab le Option Exercis e Price ($) Option Expiratio n Date Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have N ot Vested (#) Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have N ot Vested ($)(Note 2) Dario Amodei 6/12/2025 909,790 (Note 3) 82,710 2.38 6/11/2035 1,717,000 (Note 5) 6/12/2025 30,317,069 Daniela Amodei 6/12/2025 909,790 (Note 3) 82,710 2.38 6/11/2035 1,717,000 (Note 5) 6/12/2025 30,317,069 Krishna Rao 5/31/2024 5,756,350(N ote 4) 8,166,670 1.30 5/30/203 4 ______________ (Note 1) All awards were granted pursuant to our 2021 Plan, the terms of which are described below under the section titled “—Equity Plans— Amended & Restated 2021 Stock Plan.” (Note 2) Amounts reported represent the fair market value of our Class A common stock of $17.66 per share as of December 31, 2025. (Note 3) 1/12th of the total shares subject to the option vested on the one-month anniversary of the vesting commencement date (January 1, 2025), and 1/12th of the total shares vested in equal monthly installments thereafter, subject to the NEO’s continued service with the company through each applicable vest date. (Note 4) 1/4th of the total shares subject to the option vested on the first anniversary of the vesting commencement date (April 18, 2024), and 1/48th of the total shares will vest in equal monthly installments thereafter, subject to the NEO’s continued service with the company through each applicable vest date. (Note 5) The RSUs vest on the first date upon which both a service-based condition and a performance-based condition are satisfied. The service-based condition is satisfied as to 1/12th of the RSUs on the 15-month anniversary of the vesting commencement date (November 20, 2024) and on each three-month anniversary thereafter, subject to the NEO’s continued service with the company through each applicable service-based vest date. The performance-based condition will be satisfied upon the effectiveness of the registration statement in the United States relating to this Offering. 378 Option Exercises and Stock Vested in 2025 The following table sets forth the number of shares of Class A common stock acquired during 2025 by our NEOs upon the exercise of stock options and the vesting of stock awards and the value realized upon such exercise or vesting: Option Awards Stock Awards Name Number of Securities Acquired on Exercise (#) Value Realized on Exercise ($)(Note 1) Number of Securities Acquired on Vesting (#) Value Realized on Vesting ($)(Note 2) Dario Amodei — — 5,058,340 12,013,558 Daniela Amodei — — 5,058,340 12,013,558 Krishna Rao 76,980 385,285 — — ______________ (Note 1) Based on the fair market value of our Class A common stock on the date of exercise, less the option exercise price paid for those shares, multiplied by the number of shares for which the option was exercised. (Note 2) Based on the fair market value of our Class A common stock on the vesting date, multiplied by the number of shares that vested. Employment, Severance, and Change of Control Arrangements with Our NEOs We entered into an offer letter with Mr. Rao dated March 2, 2024, which provided for “at-will” employment and included his initial base salary, a new hire stock option grant, and severance and change of control benefits. The Rao Offer Letter was in effect during 2025 and was terminated in October 2026. Specifically, the Rao Offer Letter provided that if, at any time, his employment was terminated by the company without “cause” or he resigned for “good reason” (as such terms are defined in the Rao Offer Letter), then, subject to his execution of a release of claims in favor of the company, his compliance with his confidential information and invention assignment agreement and all material company policies, and his return of company property, he would be eligible to receive the following severance payments and benefits: (i) an amount equal to six months of his then-current base salary, (ii) payment of monthly premiums for coverage under COBRA for up to six months, and (iii) accelerated vesting as to 1/8th of the Rao Options. The Rao Offer Letter further provided that if, within 30 days prior to, upon or at any time following a “change of control” (as defined in our 2021 Plan), his employment was terminated by the company without cause or he resigned for good reason, then, subject to his execution of a release of claims in favor of the company and his return of company property, 100% of any then-unvested shares subject to his then-outstanding equity awards, including the Rao Options, would accelerate and vest. If, in the change of control, his then- outstanding equity awards would otherwise have been terminated for no consideration at the closing of the change of control event, then those awards would instead become fully vested as of immediately prior to such closing. Upon the termination of the Rao Offer Letter in October 2026, we entered into a letter agreement with Mr. Rao continuing the change of control vesting acceleration benefit described herein on the same terms, without alteration. For additional information regarding the terms of the Rao Offer Letter, see the section titled “—Executive Employment Agreements.” For additional information regarding severance benefits for our NEOs, see the section titled “—Post-Fiscal Year End Compensation Changes and Equity Awards.”

379 Potential Payments upon Termination or Change of Control During 2025, Mr. Rao was eligible to receive severance benefits under the terms of the Rao Offer Letter, as discussed in the section titled “—Termination and Change of Control Benefits.” None of our other NEOs was eligible to receive severance benefits during 2025. For additional information regarding severance benefits for our NEOs, see the section titled “—Post-Fiscal Year End Compensation Changes and Equity Awards.” Potential Payments upon Termination Apart from a Change of Control The following table sets forth quantitative estimates of the benefits that would have accrued to each of our NEOs if any of their employment had been terminated by the NEO for “good reason” or by us for a reason other than “cause” (and not due to death or “disability”) (a “Qualifying Termination”), the NEO executed a release of claims in favor of the company and complied with the other conditions described above, and such Qualifying Termination had occurred on December 31, 2025: Cash Severance ($) Value of Accelerated Equity Awards ($) Continuing Health Coverage ($) Total ($) Dario Amodei — — — — Daniela Amodei — — — — Krishna Rao(Note 1) 425,000 (N ote 2) 28,626,500 (N ote 3) 16,079 (N ote 4) 29,067,579 ______________ (Note 1) “Good reason,” “cause,” and “disability” are defined in the Rao Offer Letter. (Note 2) This amount is equal to six months of Mr. Rao’s annual base salary, to be paid in a lump sum. (Note 3) This amount represents the value of acceleration of 1/8th of the total number of shares subject to the Rao Options (1,750,000 shares). This amount is based on the fair market value of our Class A common stock of $17.66 per share as of December 31, 2025, minus the option exercise price of $1.30 per share, multiplied by the number of shares subject to acceleration. (Note 4) Amount is based on a payment equal to the premium cost of continued health coverage under COBRA for a period of six months. Potential Payments upon Termination in Connection with a Change of Control The following table sets forth quantitative estimates of the benefits that would have accrued to each of our NEOs if any of their employment had been terminated by the NEO in a Qualifying Termination in connection with a “change of control” (as defined in our 2021 Plan), the NEO executed a release of claims in favor of the company and complied with the other conditions described above, and such Qualifying Termination had occurred on December 31, 2025: Cash Severance ($) Value of Accelerated Equity Awards ($) Continuing Health Coverage ($) Total ($) Dario Amodei — — — — Daniela Amodei — — — — Krishna Rao(Note 1) 425,000 (N ote 2) 133,590,388 (N ote 3) 16,079 (N ote 4) 134,031,467 380 ______________ (Note 1) “Good reason,” “cause” and “disability” are defined in the Rao Offer Letter. (Note 2) This amount is equal to six months of Mr. Rao’s annual base salary, to be paid in a lump sum. (Note 3) This amount represents the value of acceleration of 100% of the total number of unvested shares subject to the Rao Options (8,166,670 shares), which right to acceleration is triggered (i) upon Mr. Rao’s Qualifying Termination within 30 days prior to, on, or following a change of control or (ii) if Mr. Rao’s equity awards otherwise would terminate for no consideration in a change of control (without the requirement of a Qualifying Termination). This amount is based on the fair market value of our Class A common stock of $17.66 per share as of December 31, 2025, as determined by our board of directors in good faith, minus the option exercise price of $1.30 per share, multiplied by the number of shares subject to acceleration. (Note 4) Amount is based on a payment equal to the premium cost of continued health coverage under COBRA for a period of six months. Equity Plans 2026 Equity Incentive Plan General. Our 2026 Equity Incentive Plan (our “2026 Plan”) was adopted by our board of directors on September 1, 2026, and approved by our stockholders on October 22, 2026. Our 2026 Plan will become effective as of the day immediately prior to the day the registration statement in the United States relating to this Offering is effective. Share Reserve. The maximum aggregate number of shares that may be issued under our 2026 Plan is: (i) 1,920,580,692 shares of our Class A common stock; plus (ii) the number of shares of our Class A common stock equal to the total shares of Class A common stock available for issuance pursuant to our 2021 Plan immediately prior to the termination of our 2021 Plan on the effective date of our 2026 Plan; plus (iii) the number of shares of our Class A common stock equal to the total shares of Class A common stock subject to awards previously granted under our 2021 Plan that, after the effective date of our 2026 Plan, would have returned to our 2021 Plan and become available for issuance pursuant to future awards under our 2021 Plan had our 2021 Plan not terminated on the effective date of our 2026 Plan. In addition, the number of shares that may be issued under our 2026 Plan will be increased on the first day of each fiscal year beginning with our 2027 fiscal year and ending on (and including) the first day of our 2036 fiscal year, in an amount equal to the lesser of: (i) 5% of the total number of shares of our common stock (including only all classes of common stock issued by the company that carry economic rights) outstanding on the last day of the calendar month prior to the date of such automatic increase (calculated on an as-converted basis); and (ii) such number of shares determined by our board of directors. To the extent an award should expire or be forfeited or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an exchange program, the unissued shares that were subject thereto shall continue to be available under our 2026 Plan for issuance pursuant to future awards. In addition, any shares which are retained by us to satisfy exercise or purchase price or any withholding taxes shall be treated as not issued and shall continue to be available under our 2026 Plan for issuance pursuant to future awards. Shares issued under our 2026 Plan and later forfeited to us due to the failure to vest or repurchased by us at a price no greater than the original purchase price paid to us for the shares shall again be available for future grant under our 2026 Plan. To the extent an award under our 2026 Plan is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance under our 2026 Plan. Plan Administration. Our board of directors has delegated its authority to administer our 2026 Plan to our compensation committee. Subject to the provisions of our 2026 Plan, the administrator has the power to determine the terms of awards, including the recipients, the exercise price, if any, the number of shares subject to each award, the fair market value of a share of our Class A common stock, the vesting schedule

381 applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise of the award and the terms of the award agreement for use under our 2026 Plan. The administrator also has the authority, subject to the terms of our 2026 Plan, to amend existing awards, to prescribe rules and to construe and interpret our 2026 Plan and awards granted thereunder and to institute an exchange program by which outstanding awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for awards with a lower exercise price, a different type of award under our 2026 Plan or a different equity incentive plan, cash, or a combination thereof. Eligibility. Employees, members of our board of directors who are not employees, and consultants (including, without limitation, employees of a staffing agency, professional employer organization, employer of record, and similar workers) are eligible to participate in our 2026 Plan. Types of Awards. Our 2026 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, RSUs, and stock bonus awards to our employees, directors, and consultants and the employees and consultants of our subsidiaries. Stock Options. The administrator may grant incentive stock options (within the meaning of Section 422 of the Code) and/or nonstatutory stock options under our 2026 Plan, provided that incentive stock options may only be granted to our employees and the employees of our subsidiaries. The exercise price applicable to such options must generally be equal to at least the fair market value of our Class A common stock on the date of grant. The term of an incentive stock option may not exceed 10 years; provided, however, that an incentive stock option held by a participant who owns more than 10% of the total combined voting power of all classes of our stock, or of certain of our subsidiary corporations, may not have a term in excess of five years and must have an exercise price equal to at least 110% of the fair market value of our Class A common stock on the grant date. The administrator will determine the methods of payment of the exercise price applicable to an option, which may include cash, shares, or other property acceptable to the administrator. Subject to the provisions of our 2026 Plan, the administrator determines the remaining terms of the options. Such terms may include, among other things, vesting upon the achievement of specific performance goals determined by the administrator and/or continued service. After the termination of service, the participant may exercise their option, to the extent vested, for the period of time stated in their option agreement. Except in the event of a termination for cause, options generally remain outstanding to the extent exercisable for the full term of the options. In no event may an option be exercised later than the expiration of its term. The specific terms will be set forth in an award agreement. Stock Appreciation Rights. Stock appreciation rights may be granted under our 2026 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our Class A common stock between the date of grant and the exercise date. Subject to the provisions of our 2026 Plan, the administrator determines the terms of stock appreciation rights, including when such rights vest and become exercisable and whether to settle such awards in cash or with shares of our Class A common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant. The specific terms will be set forth in an award agreement. Restricted Stock. Restricted stock may be granted under our 2026 Plan. RSAs are grants of shares of our Class A common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse, in 382 accordance with terms and conditions established by the administrator. Such terms may include, among other things, vesting upon the achievement of specific performance goals determined by the administrator and/or continued service. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of RSAs generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest for any reason will be subject to our right of repurchase or forfeited by the recipient. The specific terms will be set forth in an award agreement. Restricted Stock Units. RSUs may be granted under our 2026 Plan and may include the right to dividend equivalents, as determined in the discretion of the administrator. Each RSU granted is a bookkeeping entry representing an amount equal to the fair market value of one share of our Class A common stock. The administrator determines the terms and conditions of RSUs, including the vesting criteria, which may include achievement of specified performance criteria and/or continued service. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. The administrator determines, in its sole discretion, the timing of payment and whether an award will be settled in stock, cash, or a combination thereof. The specific terms will be set forth in an award agreement. Stock Bonus Awards. Stock bonus awards may be granted under our 2026 Plan. The administrator may grant stock bonus awards in such amounts, and subject to such terms, as the administrator, in its sole discretion, will determine. A stock bonus award is an award of shares of our Class A common stock without a purchase price. All stock bonus awards may be made, but are not required to be made, pursuant to an award agreement. Payment of a stock bonus award may be made in the form of cash, shares, or a combination thereof, based on the fair market value of the shares subject to the stock bonus award on the date of payment, as determined in the sole discretion of the administrator. Outside Director Limitations. Stock awards granted during a single fiscal year under our 2026 Plan or otherwise, taken together with any cash fees paid during such fiscal year for services on our board of directors, shall not exceed $1,000,000 in total value for any non-employee director, except with respect to the first year of service in which case any stock awards granted and cash fees paid will not exceed $2,000,000 in total value (calculating the value of any such stock awards, in each case, based on the grant- date fair value of such stock awards for financial reporting purposes). Such applicable limit includes the value of any stock awards that are granted in lieu of all or a portion of any annual committee cash retainers or other similar cash-based payments. Stock awards granted to an individual while they were serving in the capacity as an employee or while they were an independent contractor but not a non-employee director will not count for purposes of the limitations described above. Non-Transferability of Awards. Unless the administrator provides otherwise, our 2026 Plan generally does not allow for the transfer of awards other than by will or the laws of descent and distribution and only the recipient of an option or stock appreciation right may exercise such an award during their lifetime. Certain Adjustments. In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend or distribution of property, including shares of a subsidiary), or reclassification of the shares, subdivision of the shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of common stock or other securities of the company or other significant corporate transaction, or other change affecting the common stock, the administrator, in order to prevent dilution, diminution, or enlargement of the benefits or potential benefits intended to be made available under our 2026 Plan, will, in such manner as it may deem equitable, adjust the number, kind, and class of securities that may be delivered under our 2026 Plan

383 and/or the number, class, kind, and price of securities covered by each outstanding award, and the terms and conditions of any outstanding award (including, without limitation, any applicable performance targets or criteria with respect thereto). Dissolution or Liquidation. In the event of a proposed winding up, dissolution, or liquidation of the company, the administrator will notify participants as soon as practicable prior to the effective date of such proposed transaction and all awards will terminate immediately prior to the consummation of such proposed transaction, to the extent not previously exercised or settled. Corporate Transaction. Our 2026 Plan provides that, in the event of certain significant corporate transactions, including: (1) a transfer of all or substantially all of our assets; (2) a merger, consolidation, or other capital reorganization or business combination transaction of the company with or into another corporation, entity, or person; or (3) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner, directly or indirectly, of more than 50% of the company’s then-outstanding capital stock, each outstanding award will be treated as the administrator determines. Such determination, without the consent of any participant, may provide that such awards will be (i) continued if we are the surviving corporation; (ii) assumed by the surviving corporation or its parent; (iii) substituted by the surviving corporation or its parent for a new award; (iv) cancelled in exchange for a payment equal to the excess of the fair market value of our shares subject to such award over the exercise price or purchase price paid for such shares; (v) subject to full or partial acceleration of vesting, settlement, payment, and/or expiration as of immediately prior to the corporate transaction; (vi) subject to full or partial lapse of forfeiture, repurchase, or reacquisition rights with respect to shares previously acquired pursuant to any awards as of immediately prior to the corporate transaction; (vii) in the case of outstanding options and/or stock appreciation rights, allowed to be exercised prior to the occurrence of the corporate transaction and terminated (for no consideration) upon the consummation of such corporate transaction if not exercised prior thereto; or (viii) cancelled in exchange for no consideration. Change in Control. The administrator may provide, in an individual award agreement or in any other written agreement between a participant and us, that the stock award will be subject to additional acceleration of vesting, settlement, payment, and/or expiration in the event of a change in control. Under our 2026 Plan, a “change in control” is generally (1) a merger, consolidation, or any other corporate reorganization in which the shares of capital stock of the company immediately before the transaction cease to represent immediately after such transaction at least a majority of the voting power of the continuing or surviving entity in substantially the same proportions immediately after such transaction as in effect before such transaction; (2) with certain limited exceptions, the consummation of the sale, transfer, or other disposition of all or substantially all of our assets; (3) a change in the effective control of the company which occurs on the date that a majority of our board members are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors prior to the date of the appointment or election; or (4) the consummation of any transaction as a result of which any person or company becomes the beneficial owner, directly or indirectly, of at least 50% of the total voting power represented by our then-outstanding voting securities. No transaction shall constitute a change in control (i) as the result of the initial effectiveness of the company’s amended and restated certificate of incorporation that will become effective immediately prior to the effectiveness of the registration statement in the United States relating to this Offering, (ii) pursuant to Section (3) above until after the time at which both the Class F Sunset Time and the Class T Sunset Time have occurred, as such terms are defined in the company’s amended and restated certificate of incorporation that will become effective immediately prior to the effectiveness of the registration statement in the United States relating to 384 this Offering, (iii) if its primary purpose is to change the jurisdiction of the company’s incorporation or to create a holding company owned in substantially the same proportions by the persons who held company securities immediately before such transactions, or (iv) if required for compliance with Section 409A of the Code, a transaction will not be a change in control unless it is also a “change in the ownership or effective control of” the company or “a change in the ownership of a substantial portion of the assets of” the company as determined under applicable Treasury regulations. Compensation Recovery Policy. Awards granted under our 2026 Plan will be subject to reduction, cancellation, forfeiture, and/or recoupment in accordance with any compensation recovery policy as may be in effect as of the date of grant of such award, or as such policy is amended or another policy is adopted to comply with applicable laws. In addition, the administrator may impose such other compensation recovery or recoupment provisions in any award agreement as it determines necessary or appropriate. Amendment or Termination. Our administrator has the authority to amend, alter, suspend, or terminate our 2026 Plan, provided such action does not materially impair the existing rights of any participant unless otherwise provided in our 2026 Plan or mutually agreed otherwise. Our 2026 Plan will continue in effect until terminated by the administrator, but no options that qualify as incentive stock options may be granted after 10 years from the earlier of the board or stockholder approval of our 2026 Plan. We will obtain stockholder approval of any amendment to our 2026 Plan as required by applicable law or listing requirements. Amended & Restated 2021 Stock Plan General. Our board of directors adopted our Amended and Restated 2021 Stock Plan (our “2021 Plan”) on January 28, 2021 and last amended our 2021 Plan effective as of May 28, 2026. Our 2021 Plan will be terminated effective as of the day immediately prior to the day the registration statement in the United States relating to this Offering becomes effective, and no new awards will be granted under our 2021 Plan following this Offering, but previously granted awards will continue to be subject to the terms and conditions of our 2021 Plan and the award agreements evidencing such awards. Share Reserve. We have reserved for issuance pursuant to our 2021 Plan an aggregate of 3,864,826,090 shares of our Class A common stock. In general, if an award granted under our 2021 Plan (i) expires or is terminated, cancelled, or otherwise forfeited by a participant, (ii) a share subject to an award is withheld in satisfaction of the exercise price and/or tax withholding due in connection with such award, or (iii) a share previously issued pursuant to an award is forfeited or repurchased at the original purchase price paid for the share, then the number of unissued shares subject to any such award, and any such withheld, forfeited, or repurchased shares, will again become available for awards under our 2021 Plan. Following the effectiveness of our 2026 Plan, such shares will again become available for awards under our 2026 Plan. Plan Administration. Our board of directors has administered our 2021 Plan before this Offering. Our board of directors has delegated its authority to administer our 2021 Plan to our compensation committee following this Offering. Types of Awards. Our 2021 Plan provides for incentive and non-statutory stock options to purchase shares of our Class A common stock, RSAs, and RSUs. As of the date of this document, we have issued stock options, restricted stock, and RSUs pursuant to our 2021 Plan.

385 Non-transferability of Awards. Unless the administrator provides otherwise, our 2021 Plan generally does not allow for the transfer of awards other than by will or the laws of descent and distribution and only the recipient of an option right may exercise such an award during their lifetime. Certain Adjustments. In the event of certain corporate events or changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under our 2021 Plan, the administrator will make adjustments to one or more of the number, kind, and class of securities that may be delivered under our 2021 Plan and/or the number, kind, class, and price of securities covered by each outstanding award. Corporate Transaction. Our 2021 Plan provides that in the event of (i) a transfer of all or substantially all of our assets, (ii) a merger, consolidation, or other capital reorganization or business combination transaction of us with or into another corporation, entity, or person, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” becomes the “beneficial owner,” directly or indirectly, of more than 50% of our then-outstanding capital stock (each, a “Corporate Transaction”), the administrator may, in its sole and absolute discretion and without the need for the consent of any participant, take one or more of the following actions contingent upon the occurrence of that Corporate Transaction with respect to outstanding awards granted under our 2021 Plan which provide for: (A) the continuation of such awards by us (if we are the surviving corporation); (B) the assumption of such awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or equity awards for such awards; (D) the cancellation of such awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares or units subject to such awards as of the closing date of such Corporate Transaction over (2) the exercise price or purchase price paid or to be paid for the shares or units representing shares subject to the awards, as applicable; or (E) the cancellation of any outstanding awards or an outstanding right to purchase restricted stock, in either case, for no consideration. Amendment or Termination. Our board of directors may amend or terminate our 2021 Plan at any time. If our board of directors amends our 2021 Plan, we will ask our stockholders to approve the amendment if such approval is necessary or desirable to comply with applicable law. No further awards will be made under our 2021 Plan after this Offering. 2026 Employee Stock Purchase Plan General. Our ESPP was adopted by our board of directors on September 1, 2026, and approved by our stockholders on October 22, 2026. Our ESPP will become effective as of the day immediately prior to the day the registration statement in the United States relating to this Offering is effective. Our ESPP includes two components: a 423 component and a non‑423 component. We intend the 423 component to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. The non-423 component authorizes grants of purchase rights that do not comply with Section 423 of the Code. Share Reserve. The maximum aggregate number of shares that may be issued under our ESPP is 128,038,713 shares of our Class A common stock. In addition, the number of shares that may be issued under our ESPP will be increased on the first day of each fiscal year beginning with our 2027 fiscal year and ending on (and including) the first day of our 2036 fiscal year, in an amount equal to the lesser of: (i) 1% of the total number of shares of our common stock (including only all classes of common stock issued by the company that carry economic rights) outstanding 386 on the last day of the calendar month prior to the date of such automatic increase (calculated on an as- converted basis); and (ii) such number of shares determined by our board of directors. Plan Administration. Our ESPP is administered by our board of directors or a committee designated by our board of directors. Our board of directors has delegated its authority to administer our ESPP to our compensation committee. Eligibility. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates and specified service providers (including non-U.S. service providers) or our designated affiliates may participate in our ESPP. Employees may have to satisfy one or more of the following service requirements before participating in the 423 components of our ESPP, as determined by the administrator, including: (1) continuous service with us or one of our affiliates for at least two years (or such lesser period of time as may be determined by our board of directors), (2) being customarily employed for more than 20 hours per week (or such lesser period of time as may be determined by our board of directors), (3) being customarily employed for more than five months per calendar year (or such lesser period of time as may be determined by our board of directors), (4) is not a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code, or (5) such other criteria as our board of directors may determine to be consistent with Section 423 of the Code. No employee may purchase shares under the 423 component of our ESPP at a rate in excess of $25,000 worth of our Class A common stock based on the fair market value per share of our Class A common stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the 423 component of our ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value under Section 424(d) of the Code. Offerings. Our ESPP is implemented through offerings pursuant to which participants are granted rights to purchase shares of our Class A common stock on specified dates during such offerings. Under our ESPP, we may specify offerings with durations of not more than 27 months and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our Class A common stock will be purchased by participants in the offering. An offering under our ESPP may be terminated under certain circumstances. The administrator will have the discretion to structure an offering so that if the fair market value of a share of our Class A common stock on the first trading day of a new purchase period within that offering is less than or equal to the fair market value of a share of our Class A common stock on the offering date for that offering, then that offering will terminate immediately as of that first trading day, and the participants in such terminated offering will be automatically enrolled in a new offering beginning on the first trading day of such new offering. Payroll Deductions. Participants who are employees may generally make contributions through payroll deductions (unless otherwise required by law or provided for in an offering). In the case of an offering under the 423 component, such percentage or maximum dollar amount of contributions may not exceed 15% of their earnings for the applicable offering. Contributions pursuant to the non-423 component will generally be made on an after-tax basis in a manner determined by the administrator. Shares of our Class A common stock will be purchased for the accounts of participants in our ESPP at a price per share that is not less than the lesser of (1) 85% of the fair market value of a share of our Class A common stock on the first date of an offering, or (2) 85% of the fair market value of a share of our Class A common stock on the date of purchase.

387 Certain Adjustments. In the event of any change that is made in, or other events that occur with respect to, our Class A common stock subject to our ESPP or subject to any purchase right without the receipt of consideration by the company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other similar equity restructuring transaction, our board of directors will make appropriate and proportionate adjustments to: (1) the class(es) and maximum number of shares reserved under our ESPP, (2) the class(es) and maximum number of shares by which the share reserve may increase automatically each year, (3) the class(es) and number of shares subject to, and purchase price applicable to, all outstanding offerings and purchase rights, and (4) the class(es) and number of shares that are subject to purchase limits under ongoing offerings. Dissolution or Liquidation. In the event of a dissolution or liquidation of the company, any offering then in progress will be shortened by setting a new purchase date prior to the consummation of such proposed dissolution or liquidation. Our board of directors will notify each participant that the purchase date has been changed and that the participant’s purchase right will be exercised automatically on the new purchase date unless prior to such date the participant has withdrawn from the offering. Corporate Transactions. Our ESPP provides that in the event of certain significant corporate transactions, including: (1) a transfer of all or substantially all of our assets; (2) a merger, consolidation, or other capital, reorganization or business combination transaction of the company with or into another corporation, entity, or person; or (3) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner, directly or indirectly, of more than 50% of our then-outstanding capital stock, a successor corporation may assume, continue, or substitute each outstanding purchase right. If the successor corporation does not assume, continue, or substitute the purchase right, the participants’ accumulated contributions will be used to purchase shares prior to the corporate transaction and the purchase rights will terminate immediately after such purchase. The administrator will notify each participant that the purchase date has been changed and that the participant’s purchase right will be exercised automatically on the new purchase date unless prior to such date the participant has withdrawn from the offering. Spin-Off. In the event of a spin-off or similar transaction, our board of directors may take actions deemed necessary or appropriate in connection with any ongoing offering, subject to compliance with applicable laws. In the absence of any such action, if an entity ceases to qualify as a related company under our ESPP, any participant in an ongoing offering employed by, or providing services to, such entity will be treated in the same manner as if the participant had terminated employment or service. Amendment or Termination. Our board of directors has the authority to amend, suspend, or terminate our ESPP at any time, except that, subject to certain exceptions described in our ESPP, no such action may materially impair outstanding rights under our ESPP. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements. 388 Certain Relationships and Related Person Transactions Limitation of Liability and Indemnification of Officers and Directors We expect to adopt an amended and restated certificate of incorporation, which will become effective immediately prior to the completion of this Offering, and which will contain provisions that limit the liability of our directors and certain officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors and certain officers will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors and officers, except liability for the following: • any breach of the director’s or officer’s duty of loyalty to our company or our stockholders; • any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; • for our directors, unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; • any transaction from which the director or officer derived an improper personal benefit; or • for our officers, any action by or in the right of the corporation. Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors and officers of corporations, then the personal liability of our directors and officers will be further limited to the greatest extent permitted by the DGCL. In addition, we expect to adopt amended and restated bylaws, which will become effective immediately prior to the completion of this Offering, and which will provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that they are or were one of our directors or officers or are or were serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws are expected to provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that they are or were one of our employees or agents or are or were serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws will also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions. Further, we have entered into or will enter into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers. The limitation of liability and indemnification provisions that are expected to be included in our amended and restated certificate of incorporation, amended and restated bylaws, and indemnification agreements that we have entered into or will enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay

389 the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. We cannot predict whether, when, or the amount of any future claims for indemnification in connection with any settlement or judgment. Under Delaware law and our amended and restated certificate of incorporation, in the absence of a conflict of interest, no failure to satisfy the balancing obligations associated with our status as a PBC shall, for purposes of the exculpation, advancement, and indemnification rights of our directors and officers, constitute an act or omission not in good faith, or a breach of the duty of loyalty. We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public company securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law. Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our board of directors. We have also agreed to enter into indemnification agreements with the Founder LLC and the LTBT providing for indemnification, to the fullest extent permitted by law, of those entities and their related persons in connection with specified matters relating to, among other things, their ownership of our capital stock and the exercise of their rights and obligations under our governance documents, without limitation of other indemnification agreements to which we may be a party. The underwriting agreement will provide for indemnification by the underwriters of us and our officers and directors for certain liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Policies and Procedures for Related Person Transactions Following the completion of this Offering, our audit committee will have the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Upon completion of this Offering, our policy regarding transactions between us and related persons will provide that a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of any class of our outstanding voting securities, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our audit committee charter that will be in effect upon completion of this Offering will provide that our audit committee shall review and approve or disapprove any related person transactions. 390 (2) 【Status of Officers】 Please refer to “(1) Overview of Corporate Governance.” (3) 【Audit Status】 (a) External and Internal Audits The primary responsibilities of the Audit Committee of the Company will include, among other things: selecting a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements; helping to ensure the independence and performance of the independent registered public accounting firm; discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, the Company’s interim and year-end results of operations; preparing the report of the audit committee for inclusion in the Company’s proxy statements to be filed with the SEC; developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters; reviewing the Company’s policies on risk assessment and risk management; reviewing related person transactions; and approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm. Ernst & Young LLP has audited the consolidated balance sheet of the Company as of December 31, 2025, the related consolidated statements of operations, comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit and cash flows for the year then ended, the notes to these consolidated financial statements. Grant Thornton LLP audited the accompanying consolidated balance sheet of the Company as of December 31, 2024, and the related consolidated statements of operations, comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for each of the years ended December 31, 2024 and 2023, and the notes to these consolidated financial statements. (b) Details of Audit Fees, Etc. Policy for Determining Audit Remuneration In accordance with SEC and PCAOB requirements regarding auditor independence, the Audit Committee is responsible for appointing the independent registered public accounting firm, determining its compensation, and overseeing its work. The Audit Committee must pre-approve all audit services, audit-related services, and permissible non-audit services (including their contractual terms) provided to the Company by the independent registered public accounting firm. The estimated amount of accounting fees and expenses, which constitute a portion of the expenses related to this Offering, is approximately $ 18,380,963. (4) 【Remuneration of Directors and Officers, etc.】 Please refer to “(1) Overview of Corporate Governance.” (5) 【Shareholding Status】 Not applicable.

391 392 Section 6 【Financial Information】 (a) The Company, pursuant to the U.S. Securities Act of 1933, as amended, files in its home country a registration statement on Form S-1. The accompanying consolidated balance sheets as at December 31, 2025 and December 31, 2024, consolidated statements of operations, consolidated statements of comprehensive loss, consolidated statements of redeemable convertible preferred stock and stockholders' deficit, consolidated statements of cash flows and notes to consolidated financial statements for each of the three years in the period ended December 31, 2025 (hereinafter referred to as the “Annual Consolidated Financial Statements”) and the accompanying consolidated balance sheets as of June 30, 2026, consolidated statements of operations, consolidated statements of comprehensive loss, consolidated statements of redeemable convertible preferred stock and stockholders' deficit, consolidated statements of cash flows and notes to interim consolidated financial information for each semi-annual period ended June 30, 2026 and June 30, 2025 (hereinafter referred to as the “Interim Consolidated Financial Information,” and together with the Annual Consolidated Financial Statements, the “Consolidated Financial Statements”) of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America using the terminology, form and method of preparation in accordance with Regulation S-X of the SEC. Major differences in accounting principles between those adopted by the Company for US GAAP reporting and those generally accepted in Japan have been hereafter explained in “4. Major Differences in Accounting Principles and Practices between the United States of America and Japan”. The accompanying Consolidated Financial Statements of the Company are prepared in accordance with Article 328, paragraph 1 of Regulation Concerning Terminology, Forms and Preparation Methods of Financial Statements, etc. (Ministry of Finance (MOF) Ordinance No.59 of 1963, hereinafter called “Regulation Concerning Financial Statements”). (b) The accompanying Annual Consolidated Financial Statements (English (original)) as of December 31, 2025, and for the year ended December 31, 2025, have been audited by Ernst & Young LLP, an independent registered public accounting firm in the United States and a Foreign Audit Firm, etc. (hereinafter referring to a Foreign Audit Firm, etc. as defined in Article 1-3, paragraph 7 of the Certified Public Accountants Law (Law No. 103 of 1948)) and the accompanying Annual Consolidated Financial Statements (English (original)) as of December 31, 2024, and for each of the years ended December 31, 2024 and 2023, have been audited by GRANT THORNTON LLP, an independent registered public accounting firm in the United States and a Foreign Audit Firm, etc. The audit reports (English (original)) of the independent registered public accounting firms, which are deemed equivalent to the audit certification stipulated in Article 193-2, paragraph 1, item 1 of the Financial Instruments and Exchange Act, are attached to this document. The Interim Consolidated Financial Information has not been audited by any independent registered public accounting firm. (c) The accompanying Annual Consolidated Financial Statements in English (original) of the Company are substantially identical to those filed with the SEC and the two audit reports in English (original) are substantially identical to the two audit reports (original) attached to the Annual Consolidated Financial Statements filed with the SEC. The Japanese version is a translation of these documents. (d) The accompanying Consolidated Financial Statements in English (original) of the Company are presented in United States dollars. Those amounts presented in Japanese yen are translated from the United States dollar amounts at the exchange rate of $1.00 = ¥157.97, the mean of the Telegraphic Transfer Selling Rate and

393 Telegraphic Transfer Buying Rate of U.S.$ against yen quoted by Mizuho Bank, Ltd. on October 1, 2026, in accordance with the provision of Article 331 of the Regulation Concerning Financial Statements. Fractions are rounded to millions of yen. The totals in Japanese yen may not be the aggregate of the sum of the relevant figures in Japanese yen due to rounding. (e) The Japanese yen amounts and the items described in “2. Major Assets, Liabilities, Revenue and Expenses” through “4. Major Differences in Accounting Principles and Practices between the United States of America and Japan” below are not included in the original consolidated financial statements and are not subject to the accounting audit described in (b) above, except for the references to the financial statements in those items in (b) above. 394 1 【Financial Documents】 Consolidated Financial Documents

395 Anthropic, PBC Consolidated Balance Sheets (In millions, except share amounts which are in thousands, and per share data) As of December 31, As of September 30, 2024 2025 2026 (unaudited) Assets Current assets: Cash and cash equivalents $ 3,141 $ 17,388 $ 95,562 Short-term investments — 2,889 36,283 Accounts receivable, net 95 909 7,892 Prepaid expenses and other current assets 2,076 2,560 1,283 Total current assets 5,312 23,746 141,020 Restricted cash 13 13 2,540 Property and equipment, net 19 146 3,061 Operating lease right-of-use assets 35 126 2,839 Goodwill — 154 595 Other assets, noncurrent 2,373 476 4,265 Total assets $ 7,752 $ 24,661 $ 154,320 Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit Current liabilities: Accounts payable, accrued expenses, and other current liabilities $ 333 $ 2,511 $ 9,426 Operating lease liabilities, current 13 37 274 Deferred revenue 28 269 1,971 Total current liabilities 374 2,817 11,671 Operating lease liabilities, noncurrent 39 80 2,536 Convertible notes payable 14,116 41,677 130,502 Other noncurrent liabilities 150 823 1,974 Total liabilities 14,679 45,397 146,683 Commitments and contingencies (Note 13) Redeemable convertible preferred stock, $0.00001 par value; 360,995, 728,289, and 1,040,441 shares authorized as of December 31, 2024 and 2025 and September 30, 2026 (unaudited), respectively; 220,219, 544,322, and 853,394 shares issued and outstanding as of December 31, 2024 and 2025 and September 30, 2026 (unaudited), respectively; aggregate liquidation preference of $2,874, $24,646, and $136,286 as of December 31, 2024 and 2025 and September 30, 2026 (unaudited), respectively 2,874 29,769 157,510 Stockholders’ deficit: Class A common stock, $0.00001 par value; 6,319,705, 8,162,757, and 10,906,112 shares authorized as of December 31, 2024 and 2025 and September 30, 2026 (unaudited), respectively; 1,779,060, 1,901,267, and 2,168,788 shares issued and outstanding as of December 31, 2024 and 2025 and September 30, 2026 (unaudited), respectively — — — 396 As of December 31, As of September 30, 2024 2025 2026 (unaudited) Class N common stock, $0.00001 par value; 2,148,900, 5,547,243, and 7,128,888 shares authorized as of December 31, 2024 and 2025 and September 30, 2026 (unaudited), respectively; no shares issued and outstanding as of December 31, 2024 and 2025, and 30,643 shares issued and outstanding as of September 30, 2026 (unaudited) — — — Class T common stock, $0.00001 par value; 0 shares authorized and issued as of December 31, 2024 and 2025 and September 30, 2026 (unaudited) — — — Additional paid-in capital 239 1,644 6,481 Accumulated other comprehensive income (loss) — 5 (161) Accumulated deficit (10,040) (52,154) (156,193) Total stockholders’ deficit (9,801) (50,505) (149,873) Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit $ 7,752 $ 24,661 $ 154,320 The accompanying notes are an integral part of these consolidated financial statements.

397 Anthropic, PBC Consolidated Statements of Operations (In millions, except share amounts which are in thousands, and per share data) Year Ended December 31, Nine Months Ended September 30, 2023 2024 2025 2025 2026 (unaudited) Revenue $ 41 $ 386 $ 4,585 $ 2,545 $ 33,242 Operating expenses: Compute and infrastructure 433 2,522 7,326 4,381 18,808 Personnel 95 454 1,839 1,027 4,863 Bartz settlement — — 1,500 1,500 — Sales, marketing, and partnerships 2 43 568 322 5,529 Other operating and administrative 62 347 1,412 539 5,302 Total operating expenses 592 3,366 12,645 7,769 34,502 Operating loss (551) (2,980) (8,060) (5,224) (1,260) Interest income 69 106 431 239 2,359 Change in fair value of convertible notes, derivative liabilities, and SAFEs (1,045) (5,434) (34,308) (20,107) (94,324) Other income (expense), net (2) — (8) (3) (10,397) Total other income (expense), net (978) (5,328) (33,885) (19,871) (102,362) Loss before provision for income taxes (1,529) (8,308) (41,945) (25,095) (103,622) Provision for income taxes 2 1 20 12 417 Net loss $ (1,531) $ (8,309) $ (41,965) $ (25,107) $ (104,039) Net loss per share attributable to common stockholders, basic and diluted $ (1.42) $ (5.43) $ (23.04) $ (13.90) $ (50.10) Weighted-average shares outstanding, basic and diluted 1,076,881 1,528,995 1,821,085 1,806,803 2,076,810 The accompanying notes are an integral part of these consolidated financial statements. 398 Anthropic, PBC Consolidated Statements of Comprehensive Loss (In millions) Year Ended December 31, Nine Months Ended September 30, 2023 2024 2025 2025 2026 (unaudited) Net loss $ (1,531) $ (8,309) $ (41,965) $ (25,107) $ (104,039) Other comprehensive income (loss): Net unrealized gain (loss) on available-for-sale securities, net of tax — — 4 3 (155) Foreign currency translation adjustments — — 1 1 (11) Other comprehensive income (loss) — — 5 4 (166) Comprehensive loss $ (1,531) $ (8,309) $ (41,960) $ (25,103) $ (104,205) The accompanying notes are an integral part of these consolidated financial statements.

3 9 9 A n th r o p ic , P B C C o n s o li d a te d S ta te m e n ts o f R e d e e m a b le C o n v e r ti b le P r e fe r r e d S to c k a n d S to c k h o ld e r s ’ D e fi c it (I n m il li o n s, e x ce p t sh a re a m o u n ts w h ic h a re i n t h o u sa n d s) R e d e e m a b le c o n v e r ti b le p r e fe r r e d s to c k C la s s A c o m m o n s to c k C la s s N c o m m o n s to c k C la s s T c o m m o n s to c k A d d it io n a l p a id -i n c a p it a l A c c u m u la te d o th e r c o m p r e h e n s iv e in c o m e A c c u m u la te d d e fi c it T o ta l s to c k h o ld e r s ’ d e fi c it S h a r e s A m o u n t S h a r e s A m o u n t S h a r e s A m o u n t S h a r e s A m o u n t B a la n ce a s o f D ec em b er 3 1, 2 0 2 2 13 6 ,0 0 5 $ 1, 10 6 1, 7 3 8 ,8 2 3 $ — — $ — — $ — $ 5 $ — $ (2 0 0 ) $ (1 9 5 ) Is su a n ce o f re d ee m a b le c o n v er ti b le p re fe rr ed s to ck , n et o f is su a n ce co st s 3 9 ,6 7 0 4 4 5 — — — — — — — — — — C o n v er si o n o f S A F E n o te i n to re d ee m a b le c o n v er ti b le p re fe rr e d st o ck 8 9 1 — — — — — — — — — — Is su a n ce o f C la ss T c o m m o n s to ck — — — — — — 0 — — — — — Is su a n ce o f C la ss A c o m m o n s to ck u p o n e x er ci se o f st o ck o p ti o n s — — 15 ,3 3 0 — — — — — 3 — — 3 S to ck -b a se d c o m p en sa ti o n e x p en se — — — — — — — — 2 9 — — 2 9 N et l o ss — — — — — — — — — — (1 ,5 3 1) (1 ,5 3 1) B a la n ce a s o f D ec em b er 3 1, 2 0 2 3 17 5 ,7 6 4 1, 5 5 2 1, 7 5 4 ,1 5 3 — — — 0 — 3 7 — (1 ,7 3 1) (1 ,6 9 4 ) Is su a n ce o f re d ee m a b le c o n v er ti b le p re fe rr ed s to ck , n et o f is su a n ce co st s 3 9 ,9 7 9 1, 18 8 — — — — — — — — — — C o n v er si o n o f S A F E n o te s in to re d ee m a b le c o n v er ti b le p re fe rr e d st o ck 4 ,4 7 6 13 4 — — — — — — — — — — Is su a n ce o f C la ss A c o m m o n s to ck u p o n e x er ci se o f st o ck o p ti o n s — — 2 4 ,9 0 7 — — — — — 10 — — 10 S to ck -b a se d c o m p en sa ti o n e x p en se — — — — — — — — 19 2 — — 19 2 N et l o ss — — — — — — — — — — (8 ,3 0 9 ) (8 ,3 0 9 ) B a la n ce a s o f D ec em b er 3 1, 2 0 2 4 2 2 0 ,2 19 2 ,8 7 4 1, 7 7 9 ,0 6 0 — — — 0 — 2 3 9 — (1 0 ,0 4 0 ) (9 ,8 0 1) Is su a n ce o f re d ee m a b le c o n v er ti b le p re fe rr ed s to ck , n et o f is su a n ce co st s 15 5 ,8 3 0 16 ,5 4 8 — — — — — — — — — — C o n v er si o n o f co n v er ti b le n o te s in to r ed ee m a b le c o n v er ti b le p re fe rr ed s to ck 16 8 ,2 7 3 10 ,3 4 7 — — — — — — — — — — Is su a n ce o f C la ss A c o m m o n s to ck u p o n e x er ci se o f st o ck o p ti o n s a n d g ra n ts o f re st ri ct ed s to ck — — 14 1, 5 4 2 — — — — — 11 1 — — 11 1 R ep u rc h a se o f o u ts ta n d in g co m m o n s to ck — — (2 7 ,9 4 2 ) — — — — — — — (1 4 9 ) (1 4 9 ) S to ck -b a se d c o m p en sa ti o n e x p en se — — — — — — — — 1, 15 8 — — 1, 15 8 E q u it y i ss u ed i n c o n n ec ti o n w it h b u si n es s a cq u is it io n — — 8 ,6 0 7 — — — — — 13 6 — — 13 6 F o re ig n c u rr en cy t ra n sl a ti o n a d ju st m en ts — — — — — — — — — 1 — 1 4 0 0 R e d e e m a b le c o n v e r ti b le p r e fe r r e d s to c k C la s s A c o m m o n s to c k C la s s N c o m m o n s to c k C la s s T c o m m o n s to c k A d d it io n a l p a id -i n c a p it a l A c c u m u la te d o th e r c o m p r e h e n s iv e in c o m e A c c u m u la te d d e fi c it T o ta l s to c k h o ld e r s ’ d e fi c it S h a r e s A m o u n t S h a r e s A m o u n t S h a r e s A m o u n t S h a r e s A m o u n t N et u n re a li ze d g a in s o n a v a il a b le - fo r- sa le s ec u ri ti es — — — — — — — — — 4 — 4 N et l o ss — — — — — — — — — — (4 1, 9 6 5 ) (4 1, 9 6 5 ) B a la n ce a s o f D ec em b er 3 1, 2 0 2 5 5 4 4 ,3 2 2 $ 2 9 ,7 6 9 1, 9 0 1, 2 6 7 $ — — $ — 0 $ — $ 1, 6 4 4 $ 5 $ (5 2 ,1 5 4 ) $ (5 0 ,5 0 5 ) T h e a cc o m p a n y in g n o te s a re a n i n te g ra l p a rt o f th es e co n so li d a te d f in a n ci a l st a te m en ts .

4 0 1 R e d e e m a b le c o n v e r ti b le p r e fe r r e d s to c k C la s s A c o m m o n s to c k C la s s N c o m m o n s to c k C la s s T c o m m o n s to c k A d d it io n a l p a id -i n c a p it a l A c c u m u la te d o th e r c o m p r e h e n s iv e in c o m e A c c u m u la te d d e fi c it T o ta l s to c k h o ld e r s ’ d e fi c it S h a r e s A m o u n t S h a r e s A m o u n t S h a r e s A m o u n t S h a r e s A m o u n t B a la n ce a s o f D ec em b er 3 1, 2 0 2 4 2 2 0 ,2 19 $ 2 ,8 7 4 1, 7 7 9 ,0 6 0 $ — — $ — 0 $ — $ 2 3 9 $ — $ (1 0 ,0 4 0 ) $ (9 ,8 0 1) Is su a n ce o f re d ee m a b le co n v er ti b le p re fe rr ed s to ck , n et o f is su a n ce c o st s (u n a u d it ed ) 15 5 ,8 3 0 16 ,5 4 8 — — — — — — — — — — C o n v er si o n o f co n v er ti b le n o te s in to r e d ee m a b le c o n v er ti b le p re fe rr ed s to ck ( u n a u d it ed ) 16 8 ,2 7 3 10 ,3 4 7 — — — — — — — — — — Is su a n ce o f C la ss A c o m m o n st o ck u p o n e x er ci se o f st o ck o p ti o n s a n d g ra n ts o f re st ri ct e d st o ck ( u n a u d it e d ) — — 9 4 ,2 8 5 — — — — — 5 9 — — 5 9 R ep u rc h a se o f o u ts ta n d in g co m m o n s to ck ( u n a u d it e d ) — — (2 7 ,9 4 2 ) — — — — — — — (1 4 9 ) (1 4 9 ) S to ck -b a se d c o m p en sa ti o n ex p e n se ( u n a u d it ed ) — — — — — — — — 5 8 4 — — 5 8 4 F o re ig n c u rr en cy t ra n sl a ti o n a d ju st m e n ts ( u n a u d it e d ) — — — — — — — — — 1 — 1 N et u n re a li ze d g a in o n a v a il a b le -f o r- sa le s e cu ri ti es (u n a u d it ed ) — — — — — — — — — 3 — 3 N et l o ss ( u n a u d it ed ) — — — — — — — — — — (2 5 ,1 0 7 ) (2 5 ,1 0 7 ) B a la n ce a s o f S ep te m b er 3 0 , 2 0 2 5 ( u n a u d it ed ) 5 4 4 ,3 2 2 $ 2 9 ,7 6 9 1, 8 4 5 ,4 0 3 $ — — $ — 0 $ — $ 8 8 2 $ 4 $ (3 5 ,2 9 6 ) $ (3 4 ,4 10 ) T h e a cc o m p a n y in g n o te s a re a n i n te g ra l p a rt o f th es e co n so li d a te d f in a n ci a l st a te m en ts . 4 0 2 R e d e e m a b le c o n v e r ti b le p r e fe r r e d s to c k C la s s A c o m m o n s to c k C la s s N c o m m o n s to c k C la s s T c o m m o n s to c k A d d it io n a l p a id -i n c a p it a l A c c u m u la te d o th e r c o m p r e h e n s iv e in c o m e ( lo s s ) A c c u m u la te d d e fi c it T o ta l s to c k h o ld e r s ’ d e fi c it S h a r e s A m o u n t S h a r e s A m o u n t S h a r e s A m o u n t S h a r e s A m o u n t B a la n ce a s o f D ec em b er 3 1, 2 0 2 5 5 4 4 ,3 2 2 $ 2 9 ,7 6 9 1, 9 0 1, 2 6 7 $ — — $ — 0 $ — $ 1, 6 4 4 $ 5 $ (5 2 ,1 5 4 ) $ (5 0 ,5 0 5 ) Is su a n ce o f re d ee m a b le co n v er ti b le p re fe rr ed s to ck , n et o f is su a n ce c o st s (u n a u d it ed ) 2 8 5 ,1 8 7 12 2 ,2 4 2 — — — — — — — — — — C o n v er si o n o f co n v er ti b le n o te s in to r e d ee m a b le c o n v er ti b le p re fe rr ed s to ck ( u n a u d it ed ) 2 3 ,8 8 5 5 ,4 9 9 — — — — — — — — — — Is su a n ce o f C la ss A c o m m o n st o ck u p o n e x er ci se o f st o ck o p ti o n s, g ra n ts o f re st ri ct ed st o ck , a n d s a le s o f co m m o n st o ck f o r ca sh ( u n a u d it ed ) — — 2 4 0 ,8 0 8 — — — — — 4 0 7 — — 4 0 7 Is su a n ce o f C la ss A c o m m o n st o ck i n c o n n e ct io n w it h a cq u is it io n s (u n a u d it ed ) — — 2 6 ,7 13 — — — — — 5 5 7 — — 5 5 7 Is su a n ce o f C la ss N c o m m o n st o ck u p o n s et tl em en t o f d o n a ti o n m a tc h in g p ro g ra m li a b il it y ( u n a u d it e d ) — — — — 3 0 ,6 4 3 — — — 6 6 7 — — 6 6 7 S to ck -b a se d c o m p en sa ti o n ex p e n se ( u n a u d it ed ) — — — — — — — — 3 ,2 5 5 — — 3 ,2 5 5 F o re ig n c u rr en cy t ra n sl a ti o n a d ju st m e n ts ( u n a u d it e d ) — — — — — — — — — (1 1) — (1 1) N et u n re a li ze d l o ss o n a v a il a b le - fo r- sa le s e cu ri ti es ( u n a u d it ed ) — — — — — — — — — (1 5 5 ) — (1 5 5 ) N et l o ss ( u n a u d it ed ) — — — — — — — — — — (1 0 4 ,0 3 9 ) (1 0 4 ,0 3 9 ) O th er ( u n a u d it e d ) — — — — — — — — (4 9 ) — — (4 9 ) B a la n ce a s o f S ep te m b er 3 0 , 2 0 2 6 ( u n a u d it ed ) 8 5 3 ,3 9 4 $ 15 7 ,5 10 2 ,1 6 8 ,7 8 8 $ — 3 0 ,6 4 3 $ — 0 $ — $ 6 ,4 8 1 $ (1 6 1) $ (1 5 6 ,1 9 3 ) $ (1 4 9 ,8 7 3 ) T h e a cc o m p a n y in g n o te s a re a n i n te g ra l p a rt o f th es e co n so li d a te d f in a n ci a l st a te m en ts .

403 Anthropic, PBC Consolidated Statements of Cash Flows (In millions) Year Ended December 31, Nine Months Ended September 30, 2023 2024 2025 2025 2026 (unaudited) Cash flows from operating activities: Net loss $ (1,531) $ (8,309) $(41,965) $(25,107) $(104,039) Adjustments to reconcile net loss to net cash provided by (used in) operating activities: Stock-based compensation expense 29 192 1,158 584 3,255 Depreciation and amortization 3 21 40 24 250 Change in fair value of convertible notes, derivative liabilities, and SAFEs 1,045 5,434 34,308 20,107 94,324 Donation matching program liability — — 541 — 2,086 Recognition and change in fair value of other financial instruments — — — — 10,277 Other — 7 11 4 (11) Changes in operating assets and liabilities: Accounts receivable, net (10) (90) (834) (500) (7,076) Prepaid expenses and other assets (1,253) (3,190) 1,771 779 1,435 Accounts payable, accrued expenses, and other liabilities 84 222 2,079 1,867 4,377 Lease liabilities (1) — 13 24 (11) Deferred revenue 7 21 241 194 1,702 Net cash provided by (used in) operating activities (1,627) (5,692) (2,637) (2,024) 6,569 Cash flows from investing activities: Purchases of property and equipment (2) (15) (131) (111) (925) Prepayments for leased assets and equipment — — (54) (51) (1,955) Purchases of short-term investments — — (3,082) (1,831) (40,318) Sales and maturities of short-term investments — — 213 9 6,900 Other investing activities — (7) (23) (23) (248) Net cash used in investing activities (2) (22) (3,077) (2,007) (36,546) Cash flows from financing activities: 404 Year Ended December 31, Nine Months Ended September 30, 2023 2024 2025 2025 2026 (unaudited) Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs 445 1,188 16,548 16,548 110,432 Principal payments for finance leases — — — — (88) Issuance of convertible notes for cash 1,750 6,050 3,450 2,050 — Proceeds from issuance of common stock 3 10 111 59 407 Repurchase of common stock — — (149) (149) — Issuance of SAFEs for cash 122 — — — — Payment of deferred offering costs — — — — (16) Net cash provided by financing activities 2,320 7,248 19,960 18,508 110,735 Effect of exchange rate changes on cash, cash equivalents, and restricted cash — — 1 1 (7) Net increase in cash, cash equivalents, and restricted cash 691 1,534 14,247 14,478 80,751 Cash, cash equivalents, and restricted cash at beginning of period 929 1,620 3,154 3,154 17,401 Cash, cash equivalents, and restricted cash at end of period $ 1,620 $ 3,154 $ 17,401 $ 17,632 $ 98,152 The accompanying notes are an integral part of these consolidated financial statements.

405 Anthropic, PBC Notes to Consolidated Financial Statements 1. Description of Business and Summary of Significant Accounting Policies Anthropic, PBC (the “Company”) is a public benefit corporation (“PBC”) incorporated under Delaware law in January 2021. The Company develops and maintains advanced artificial intelligence (“AI”) models and provides its intelligence service through its platform and applications to customers. The Company’s public benefit purpose is to responsibly develop and maintain advanced AI for the long-term benefit of humanity. The Company is headquartered in San Francisco, California. Basis of Presentation The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Company consolidates its wholly owned subsidiaries over which it exercises control, as well as variable interest entities (“VIEs”) where the Company is deemed to be the primary beneficiary. All intercompany balances and transactions between consolidated entities have been eliminated in consolidation. 406 Change in Presentation and Reclassification of Prior Periods Certain amounts reported in the Company’s prior period consolidated financial statements have been reclassified to conform to the current period presentation. During the year ended December 31, 2025, the Company changed its presentation of operating expenses from a functional classification under which cost of revenue, gross profit (loss), research and development, sales and marketing, and general and administrative were presented as separate line items, to a classification based on the nature of expenses. As a result of this change in presentation, cost of revenue, gross profit (loss), research and development, sales and marketing, and general and administrative are no longer presented as separate line items in the consolidated statements of operations. Under the new presentation, expenses are presented by major categories, including compute and infrastructure; personnel; sales, marketing, and partnerships; Bartz settlement; and other operating and administrative. In addition, the Company combined or separately presented certain captions on its consolidated balance sheets and consolidated statements of cash flows. These reclassifications and certain other prior period amounts have been recast for all prior periods presented to conform to the current period presentation. These reclassifications affect presentation only and did not impact total assets, total liabilities, total stockholders’ equity (deficit), total operating loss, net loss, or net cash provided by (used in) operating, investing, or financing activities. Unaudited Interim Consolidated Financial Information The accompanying interim consolidated balance sheet as of September 30, 2026 and the interim consolidated statements of operations, comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the nine months ended September 30, 2025 and 2026 and the related notes to such interim consolidated financial statements are unaudited. These unaudited interim consolidated financial statements are presented in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and do not include all disclosures normally required in annual consolidated financial statements prepared in accordance with GAAP. In management’s opinion, the unaudited interim consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and reflect all normal and recurring adjustments necessary for the fair statement of the Company’s financial position as of September 30, 2026 and the Company’s consolidated results of operations and cash flows for the nine months ended September 30, 2025 and 2026. The results of operations for the nine months ended September 30, 2026 are not necessarily indicative of the results to be expected for the full year or any other future interim or annual period. Stock Split On September 17, 2026, the Company effected a 10-for-1 stock split of its authorized, issued, and outstanding shares of Class A common stock and Class N common stock. The conversion rate of the Company’s redeemable convertible preferred stock was proportionately adjusted to factor in the stock split. On the same date, the Company also effected a 1-for-1,000 reverse stock split of its authorized and issued shares of Class T common stock. All share and per share information has been retroactively adjusted to reflect the stock split and reverse stock split for all periods presented. Use of Estimates The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities in the consolidated financial statements and accompanying notes. Actual results could differ materially from those estimates. Significant items subject to such estimates and assumptions include the determination of the fair value of common stock, valuation of deferred tax assets and the related valuation allowance, the potential outcome of uncertain tax positions that have been recognized in the consolidated financial statements or tax returns, valuation of the simple agreements for future equity (“SAFEs”), valuation of convertible notes, valuation of goodwill, stock-based compensation, the assessment of

407 useful lives of long-lived assets and intangible assets, contingencies, the valuation of financial instruments, and incremental borrowing rates for operating and finance leases. Concentrations of Risk Concentration of Credit Risk Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, restricted cash, accounts receivable, and short-term investments. The Company maintains cash with financial institutions of high credit quality and does not believe it is exposed to any unusual credit risk beyond the normal credit risk associated with commercial banking relationships. Deposits held with these financial institutions are in excess of the amount of Federal Deposit Insurance Corporation insured limits provided on such deposits. The Company has not experienced any losses related to these concentrations during the periods presented. The Company’s short-term investments are primarily intended to facilitate liquidity and capital preservation and consist predominantly of highly liquid investment-grade fixed-income securities, diversified among industries and individual issuers. The Company’s investment policy is designed to limit exposure from any particular issuer or institution. Significant Customers The table below sets forth concentrations of credit risk with respect to accounts receivable from major customers that accounted for 10% or more of the Company’s total accounts receivable: As of December 31, As of September 30, 2024 2025 2026 (unaudited) Customer A * 13% * Customer E * * 13% ______________ * Less than 10% of total The table below sets forth concentrations of revenue from customers that accounted for 10% or more of the Company’s total revenue: Year Ended December 31, Nine Months Ended September 30, 2023 2024 2025 2025 2026 (unaudited) Customer A * * 12% 11% * Customer B * * 12% 14% * Customer C 43% * * * * Customer D 11% * * * * ______________ * Less than 10% of total Other Concentrations Prior to 2026, the Company obtained substantially all of its compute infrastructure from three cloud service providers (“CSPs”). During the nine months ended September 30, 2026 (unaudited), the Company obtained a substantial majority of its compute infrastructure from a limited number of CSPs and other suppliers under long- term hosting and lease agreements. This created dependencies and potential vulnerabilities, in that a disruption affecting these counterparties could have adversely affected the Company’s operations. While the Company is expanding its relationships with its existing CSPs, it is also expanding its compute capacity through commitments 408 with additional CSPs and through compute procured from other sources, including leased infrastructure operated on its behalf. The Company also provides access to its intelligence service through CSP marketplaces, with CSPs acting as collection agents for the Company in these transactions. During the years ended December 31, 2023, 2024, and 2025, revenue generated from sales through CSP marketplaces to customers represented approximately 11%, 32%, and 47% of total revenue, respectively. During the nine months ended September 30, 2025 and 2026 (unaudited), revenue generated from sales through CSP marketplaces to customers represented approximately 48% and 44% of total revenue, respectively. As of December 31, 2024 and 2025 and September 30, 2026 (unaudited), net accounts receivable from sales through CSP marketplaces to customers represented 42%, 60%, and 52% of the Company’s net accounts receivable, respectively. Certain of the CSPs also hold the Company’s non-voting redeemable convertible preferred stock and convertible notes. See Notes 9 and 10 for further information. Cash and Cash Equivalents Cash and cash equivalents consist of cash held in checking and interest-bearing accounts as well as investments in money market funds and highly liquid investments with original maturities of three months or less from the date of purchase. Restricted Cash The Company’s restricted cash is classified as current or noncurrent based on the contractual or estimated term of the remaining restriction and consists of amounts pledged as collateral for the Company’s lease and other contractual obligations. These amounts are restricted from general corporate use and will be released or applied against the related obligations as the underlying conditions are satisfied. Short-Term Investments The Company’s short-term investments primarily consist of debt securities, including: U.S. Treasury and agency securities, corporate debt securities, and commercial paper. The Company determines the appropriate classification of its short-term investments at the time of purchase and reevaluates such designation at each balance sheet date. The Company has classified and accounted for its short-term investments as available-for- sale securities as the Company may sell these securities at any time for use in its current operations or for other purposes, even prior to maturity. As a result, short-term investments, including securities with stated maturities beyond 12 months, are classified within current assets in the consolidated balance sheets. Available-for-sale securities are recorded at fair value each reporting period and are periodically evaluated for impairment at the individual security level. For unrealized losses in securities that the Company intends to hold and will not-more-likely-than-not be required to sell before recovery, the Company further evaluates whether declines in fair value below amortized cost are due to credit or non-credit related factors. The Company considers credit-related impairments to be changes in value that are driven by a change in the creditor’s ability to meet its payment obligations and records an allowance and recognizes a corresponding loss in other income (expense), net when the impairment is incurred. Unrealized non-credit related losses and unrealized gains are reported as a separate component of accumulated other comprehensive income (loss) in the consolidated balance sheets until realized. Realized gains and losses are determined based on the specific identification method and are reported in other income (expense), net in the consolidated statements of operations.

409 Variable Interest Entities The Company evaluates its ownership, contractual, and other interests in entities to determine if it has a variable interest in an entity. These evaluations are complex, involve judgment, and use estimates and assumptions based on available historical and prospective information, among other factors. If the Company determines that an entity for which it holds a contractual or ownership interest is a VIE and that the Company is the primary beneficiary, the Company consolidates such entity in its consolidated financial statements. An enterprise having a controlling financial interest in a VIE must consolidate the VIE if it is considered the primary beneficiary, which is described as having both (1) the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and (2) the right to receive benefits or the obligation to absorb losses of the VIE that potentially could be significant to the VIE. The Company consolidates certain VIEs formed to finance and deploy compute and infrastructure capacity. Refer to Note 7 for further information. Long-Term Benefit Trust In 2023, the Company established the Long-Term Benefit Trust (“LTBT”). The LTBT is intended to operate as an independent body of financially disinterested trustees with expertise in AI safety, national security, public policy, and social enterprise. In connection with establishing the LTBT, the Company created a class of common stock (the “Class T common stock”) that is held exclusively by the LTBT and gives the LTBT authority to elect and remove certain of the Company’s directors. The LTBT is considered a consolidated VIE as it relies on the Company for financial support. The Company is the primary beneficiary of the VIE as it has the power to direct the activities that most significantly impact the LTBT’s economic performance, provides financial support to the LTBT, and would receive the LTBT’s financial assets (other than the Class T common stock) in the event that the LTBT terminates. The Company consolidated the VIE at inception and will perform on-going reassessments of the VIE based on any reconsideration events to reevaluate whether a change to the consolidation conclusion is required each reporting period. The consolidated balance sheets as of December 31, 2024 and 2025 and September 30, 2026 (unaudited) include assets of the LTBT, which can only be used to settle obligations and liabilities of the LTBT. As of December 31, 2024 and 2025 and September 30, 2026 (unaudited), total assets and liabilities of the LTBT were not material. Fair Value Measurements and Financial Instruments Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In accordance with Accounting Standards Codification (“ASC”) 820, Fair Value Measurement (“ASC 820”), the Company uses the fair value hierarchy, which prioritizes the inputs used to measure fair value. The hierarchy, as defined below, gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of the fair value hierarchy are set forth below: Level 1: Observable inputs such as quoted prices in active markets for identical assets or liabilities. Level 2: Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities in active markets, quoted prices in markets that are not active or inputs other than the quoted prices that are observable either directly or indirectly for the full term of the assets or liabilities. Level 3: Unobservable inputs in which there is little or no market data and that are significant to the fair value of the assets or liabilities. The Company’s financial instruments include accounts receivable, short-term investments, prepaid expenses and other current assets, other assets, accounts payable, accrued expenses, and other current liabilities, convertible notes payable, SAFE liabilities, and certain derivative contracts. The estimated fair value of other financial instruments, including cash and restricted cash, are stated at their carrying value which approximates fair value 410 due to the short time to the expected receipt or payment date. Additionally, the carrying amounts of accounts receivable, prepaid expenses and other current assets, accounts payable, accrued expenses, and other current liabilities approximate fair value due to their short-term nature. Accounts Receivable and Allowances Accounts receivable represent uncollected payments from customers and payments collected by channel partners from customers on the Company’s behalf which have not yet been remitted to the Company. Accounts receivable are recorded at the invoiced amount net of the allowance for credit losses and do not bear interest. The Company’s accounts receivable balances as of December 31, 2023, 2024, and 2025 and September 30, 2026 (unaudited) were $10 million, $95 million, $909 million, and $7.9 billion, respectively. The Company regularly monitors collections and payments from customers and maintains an allowance for credit losses for estimated losses resulting from the inability of customers or channel partners to make or remit required payments. Management estimates the Company’s allowance for credit losses by considering factors such as historical credit loss experience and current conditions, the length of time accounts receivable are past due, customer payment histories, any specific customer collection issues identified, and current market conditions which may affect customer financial condition. This assessment is performed on an aggregate basis when similar characteristics exist within a customer group and on an individual basis when specific customers with collectability risks are identified. The Company writes off accounts receivable against the allowance when management determines a balance is uncollectible and no longer actively pursues collection of the receivable. Changes in the allowance for credit losses were as follows (in millions): Year Ended December 31, Nine Months Ended September 30, 2024 2025 2026 (unaudited) Balance at beginning of period $ — $ 5 $ 17 Change in allowance for credit losses 5 20 94 Write-off of uncollectible accounts receivable — (8) (2) Balance at end of period $ 5 $ 17 $ 109 Property and Equipment, Net Property and equipment is stated at cost less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the related asset, ranging from three to five years. Leasehold improvements are amortized over the shorter of estimated useful life or the remaining lease term. The Company estimates the useful lives of property and equipment upon initial recognition and periodically evaluates the useful lives and whether events or changes in circumstances warrant a revision to the useful lives. Maintenance and repair costs that do not extend the useful life of the assets are expensed as incurred. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statements of operations in the period realized. Software Development Costs Software development costs include costs to develop advanced AI models and related software solutions used to deliver the Company’s services to external users. Software development costs also include costs to develop

411 software solely for internal use and applications used to support the Company’s operations. Model development costs are generally expensed as incurred due to the significant development uncertainty inherent in the development process. The Company capitalizes qualifying software development costs when (i) management, with relevant authority, has authorized and committed to fund the software project and (ii) it is probable that the project will be completed and the software will be used to perform its intended function. Capitalization ceases when the software is substantially complete and ready for its intended use, including the completion of all significant testing. Software development costs capitalized were not significant for the periods presented. Evaluation of Long-Lived Assets for Impairment Long-lived assets, such as property and equipment, right-of-use (“ROU”) assets, and finite-lived intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group (collectively, the “asset group”) may not be recoverable. Recoverability of asset groups to be held and used is measured by comparing the carrying amount to the estimated undiscounted future cash flows expected to be generated. If the carrying amount exceeds the undiscounted cash flows, the asset groups are determined to be impaired, and an impairment charge is recognized as the amount by which the carrying amount exceeds its fair value. Intangible Assets, Net Intangible assets which are subject to amortization are amortized on a straight-line basis over their estimated useful lives, which range from one to six years. The Company reviews intangible assets which are subject to amortization for impairment under the long-lived asset model. Goodwill Goodwill represents the excess of the purchase price in a business combination over the fair value of net tangible and intangible assets acquired. Goodwill is not subject to amortization but is tested for impairment on an annual basis, performed in the fourth quarter of each year, or whenever events or changes in circumstances indicate the carrying value of the reporting unit may be in excess of the reporting unit’s fair value. Goodwill is tested for impairment at the reporting unit level by first assessing the qualitative factors to determine whether it is more likely than not that the fair value of the Company’s single reporting unit is less than its carrying amount. Qualitative indicators assessed include consideration of macroeconomic, industry, and market conditions, the Company’s overall financial performance, and personnel or strategy changes. Based on the qualitative assessment, if the Company determines that it is more likely than not that the Company’s single reporting unit’s fair value is less than its carrying amount, a quantitative analysis is performed by comparing the fair value of the Company’s single reporting unit to its carrying value. If the carrying amount of the reporting unit exceeds its fair value, an impairment loss is recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to the reporting unit. The Company did not recognize any goodwill during the years ended December 31, 2023 and 2024. No impairment losses related to goodwill were recognized during the year ended December 31, 2025 or the nine months ended September 30, 2026 (unaudited). Acquisitions The Company accounts for acquisitions of entities or asset groups that qualify as businesses in accordance with ASC 805, Business Combinations (“ASC 805”). The purchase price of the acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the purchase price over those fair values is recorded as goodwill. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the 412 measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded in the consolidated statements of operations. Leases The Company determines if an arrangement is a lease at inception. The Company evaluates the classification of leases at commencement and, as necessary, at modification. The Company, as the lessee, classifies leases with lease terms longer than 12 months as either operating or finance. A lease is classified as a finance lease if it meets any of the finance lease classification criteria in ASC 842 at lease commencement; all other leases are classified as operating leases. The Company’s finance leases are generally those leases that allow the Company to utilize the asset for a major part of its estimated economic life, that have discounted lease payments that are substantially all the estimated fair value of the asset, or that include a purchase option which the Company is reasonably certain to exercise. The Company leases facilities and equipment under operating and finance leases. The Company determines whether an arrangement is or contains a lease at inception and records lease liabilities and right-of-use assets on its consolidated balance sheets at lease commencement. Where the Company’s leases do not provide an implicit rate, the Company determines its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The determination of the incremental borrowing rate is based on an estimate of the Company’s unsecured borrowing rate, adjusted for tenor and collateralized security features. Lease liabilities are recognized at the present value of the future lease payments at the lease commencement date. ROU assets are measured based on the corresponding lease liability adjusted for (i) payments made to the lessor at or before the commencement date, (ii) initial direct costs incurred and (iii) tenant incentives received, incurred or payable under the lease. The Company does not assume renewals or early terminations of its leases unless it is reasonably certain to exercise these options at commencement. Operating lease cost is recognized on a straight-line basis over the lease term. Finance lease ROU assets are amortized on a straight-line basis over the shorter of the estimated useful life of the underlying asset or, where title does not transfer at the end of the lease term and the Company is not reasonably certain to exercise a purchase option, the lease term, and are recognized within operating expenses based on the nature of the leased asset. The interest component of a finance lease is recognized using the effective interest method over the lease term and is presented separately from the amortization of the related ROU asset. Operating lease ROU assets and operating lease liabilities are presented separately on the consolidated balance sheets. Finance lease ROU assets are included in property and equipment, net. Finance lease liabilities are included in accounts payable, accrued expenses, and other current liabilities, and in other noncurrent liabilities. The Company’s lease agreements may contain lease and non-lease components. Non-lease components related to the asset being leased are not separated from the lease components and are accounted for as a single lease component for all existing classes of assets. The Company made an accounting policy election for lease agreements with a term of 12 months or less and does not recognize ROU assets and lease liabilities in respect of those agreements. Any payments related to short-term leases are expensed as incurred. Variable lease payments are expensed as incurred and are mainly composed of utilities, common area maintenance, and other operating expenses. Similar to other long-lived assets discussed above, management assesses ROU assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Finance lease ROU assets are assessed for impairment together with the Company’s other property and

413 equipment. For leased assets, such circumstances would include the decision to enter into a sublease for which estimated cash flows do not fully cover the costs of the associated lease. Revenue Recognition The Company generates revenue from customers, including enterprises and prosumers, utilizing its intelligence service, which enables customers to submit text, documents, and other materials (“Prompts”), and receive AI- generated results (“Results”) from its proprietary Claude model family. Prompts and Results are measured in the number of tokens consumed. The Company provides the intelligence service through its web, mobile, and desktop interfaces and APIs as well as through CSP marketplaces that distribute the intelligence service to the Company’s customers. The intelligence service is not available for on-premise download or hosting by customers. The Company accounts for revenue under ASC 606, Revenue from Contracts with Customers. Revenue is recognized based on the amount of consideration the Company expects to receive when the Company provides its intelligence service to customers. Revenue excludes amounts collected on behalf of third parties, such as sales and indirect taxes, as well as estimated concessions, credits, and refunds. The Company’s intelligence service is provided on a consumption or subscription basis. Revenue is recognized when customers use the Company’s intelligence service, based on the quantity of tokens consumed. Intelligence service provided on a subscription basis is subject to usage limits that reset over short periods, which results in revenue being recognized ratably over the subscription period, which is generally 12 months or less. Payment terms vary by customer and sales channel but are generally less than 60 days. Subscription fees are generally prepaid. Certain enterprise contracts may include minimum spend commitments. When the Company utilizes CSP marketplaces that distribute the intelligence service to customers, the customer receives the same intelligence service as is available through its web, mobile, and desktop interfaces and APIs, and the intelligence service represents a single promise in customer contracts. In these arrangements, the Company is the principal and recognizes revenue on a gross basis because the Company has a direct contractual relationship with customers, is primarily responsible for providing the intelligence service to customers, and establishes pricing. The CSPs in these arrangements do not obtain control of the Company’s intelligence service at any point prior to transfer to the customer. Deferred Revenue Deferred revenue consists of amounts billed or received in advance of the Company satisfying its performance obligations, and is recognized as revenue as services are delivered to customers. Deferred revenue relates primarily to subscriptions that are subject to usage limits that reset over short periods, which results in revenue being recognized ratably over the subscription period, which is generally 12 months or less. Compute and Infrastructure Compute and infrastructure expenses primarily consist of costs attributable to operating the Company’s technology infrastructure, which supports the full range of workloads for the Company’s models, including research, model development, serving customers, and internal usage of Claude. These costs primarily consist of cloud compute fees paid to CSPs under committed and on-demand arrangements, including storage, networking and connectivity, and related support costs, infrastructure costs associated with serving customer workloads through partner channels, colocation facility costs, equipment leases and committed power costs associated with 414 the Company’s data center operations, and third-party application infrastructure software costs directly related to the Company’s compute operations. Personnel Personnel expenses primarily consist of stock-based compensation, including expense related to stock options, restricted stock units (“RSUs”), and restricted stock awards, cash compensation, including base salaries and bonuses, employee benefits, including health and welfare benefits, and employer payroll taxes. Bartz Settlement Bartz settlement consists of the charge the Company recorded in 2025 to settle the Bartz copyright infringement suit. Refer to Note 13 for further information. Sales, Marketing, and Partnerships Sales, marketing, and partnerships expenses primarily consist of channel partner costs and marketing and advertising costs, including media and public relations spend. Advertising costs are expensed as incurred. Advertising expenses were $33 million and $147 million for the years ended December 31, 2024 and 2025, respectively. Advertising expenses incurred in 2023 were not material. Other Operating and Administrative Other operating and administrative expenses primarily consist of charitable donations expense related to the Company’s donation matching program, vendor costs related to data quality and performance evaluation services, information technology and cloud software costs, payment processing and platform fees, facility and occupancy costs, non-income taxes, professional services costs, bad debt expense, and depreciation and amortization related to non-data center assets. Stock-Based Compensation The Company’s equity incentive plan provides for the granting of stock options, RSUs, and restricted stock awards to employees, consultants, officers, and directors. The Company measures compensation cost for stock-based awards at grant-date fair value and recognizes it over the requisite service period. The Company accounts for forfeitures when they occur. The fair value of stock-based awards, granted or modified, is determined on the grant date (or modification or acquisition dates, if applicable) using appropriate valuation techniques. Stock-based compensation is included within personnel expenses in the consolidated statements of operations. The Company incurred stock-based compensation expense of $29 million, $192 million, and $1.2 billion for the years ended December 31, 2023, 2024, and 2025, respectively. The Company incurred stock-based compensation expense of $591 million and $3.3 billion for the nine months ended September 30, 2025 and 2026 (unaudited), respectively. The tax benefits recognized in the consolidated statements of operations for stock-based compensation arrangements were not material during the years ended December 31, 2023, 2024, and 2025. During the nine months ended September 30, 2025 and 2026 (unaudited), tax benefits were $2 million and $276 million, respectively. Stock Options Stock-based compensation expense is recognized on a straight-line basis over the period during which an employee is required to provide services in exchange for the award (generally the vesting period of the award). The Company determines the fair value of stock options on the date of grant using the Black-Scholes-Merton option pricing model which is impacted by the estimated fair value of the Company’s common stock, as well as

415 changes in assumptions regarding a number of highly complex and subjective variables. These variables are summarized as follows: • Fair value of common stock – Until the Company’s common stock is publicly traded, the Company must estimate the fair value of common stock. The Company’s board of directors (the “Board”) considers numerous objective and subjective factors to determine the fair value of the Company’s common stock including: contemporaneous third-party valuations of the Company’s common stock, price paid by investors for the Company’s common and redeemable convertible preferred stock, actual and forecasted operating and financial performance, market conditions, performance of comparable publicly traded companies, developments and milestones within the Company, the rights, preferences, and privileges of the Company’s common and redeemable convertible preferred stock, and the likelihood and timing of achieving a liquidity event, among other factors. • Expected volatility – Expected volatility is a measure of the amount by which the stock price is expected to fluctuate. Since the Company has no trading history of its common stock, it estimates the expected volatility of its underlying common stock as of the grant date of its stock options by taking the weighted-average historical volatility of a group of comparable publicly traded companies over a period equal to the expected life of the options. • Expected term – Expected term represents the period over which the Company anticipates stock-based awards to be outstanding. The Company estimates the expected term based on the options’ vesting term and contractual terms, such that the expected life is equal to the average of the stock-based award’s weighted-average vesting period and its contractual term. • Risk-free interest rate – The risk-free interest rate used is based on the implied yield in effect at the time of grant of U.S. Treasury securities with maturities similar to the expected term of the stock options. • Expected dividend yield – The expected dividend yield is zero, as the Company has never declared or paid any dividends and has no current plans to do so. Restricted Stock Units The Company measures and recognizes stock-based compensation expense for RSUs based on the estimated fair value of the underlying common stock on the date of grant. The Company’s RSUs vest upon the satisfaction of both service and performance conditions. The service condition for these awards is generally satisfied over a four- year vesting period. The performance condition is satisfied upon the occurrence of either (i) a qualifying change in control of the Company or (ii) a listing of the Company’s equity securities on an established securities market (including through a traditional public offering, direct listing, or business combination with a special purpose acquisition company), in each case, on or before the seventh anniversary of the grant date, as further defined in such RSU agreements. If the performance condition is not satisfied within seven years of the grant date, all unvested RSUs are forfeited. Compensation cost related to these RSUs must be recognized over the requisite service period using the accelerated attribution method, if it is probable that the performance-based vesting condition will be satisfied. The performance-based vesting condition will be deemed probable of being satisfied upon either the consummation of an acquisition or change in control or the Company’s initial public offering. As of December 31, 2025 and September 30, 2026 (unaudited), no stock-based compensation expense had been recognized for the RSUs because management determined that it is not probable that the performance condition will be achieved. 416 Redeemable Convertible Preferred Stock The Company records shares of redeemable convertible preferred stock at their respective fair values on the dates of issuance, net of issuance costs. The redeemable convertible preferred stock is recorded outside of permanent equity because it is not mandatorily redeemable and redemption is contingent upon the occurrence of certain deemed liquidation events that are not solely within the Company’s control. The Company has not adjusted the carrying values of the redeemable convertible preferred stock to the liquidation preferences of such shares because it is not probable that a deemed liquidation event would occur that would obligate the Company to pay the liquidation preferences to holders of shares of redeemable convertible preferred stock. Subsequent adjustments of the carrying values to the liquidation preferences will be made only when it becomes probable that such a deemed liquidation event will occur. Foreign Currency The functional currencies of the Company’s foreign subsidiaries are the local currency or the U.S. dollar depending on the nature of the subsidiaries’ activities. Monetary assets and liabilities, and transactions denominated in currencies other than the functional currency are remeasured to the functional currency at the exchange rate in effect at the end of the period and are recorded in the current period consolidated statements of operations. Gains and losses resulting from remeasurement are recorded in foreign exchange gains (losses), net within other income (expense), net in the consolidated statements of operations. Subsidiary assets and liabilities with non-U.S. dollar functional currencies are translated at the month-end rate, retained earnings and other equity items are translated at historical rates, and revenue and expenses are translated at average exchange rates during the year. Cumulative translation adjustments are recorded within accumulated other comprehensive income (loss), a separate component of total stockholders’ deficit in the Company’s consolidated balance sheets. Loss Contingencies The Company is periodically involved in various legal claims, proceedings and other regulatory and administrative proceedings that may arise in the ordinary course of business. Certain of these matters may include speculative claims for substantial or indeterminate amounts of damages. The Company routinely reviews the status of each significant matter and assesses its potential financial exposure. The Company records a liability when it believes that it is both probable that a loss has been incurred and the amount can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be reasonably estimated, the Company discloses the possible loss in the consolidated financial statements. Because of inherent uncertainties related to these legal matters, significant judgment is required to determine both the probability and the estimated amount of loss. These estimates have been based on the Company’s assessment of the facts and circumstances at each balance sheet date and are subject to change based on new information and future events. As additional information becomes available, the Company reassesses its potential liability and may revise its estimates. If one or more matters were resolved against the Company for amounts in excess of management’s expectations, the Company’s results of operations and financial condition, including in a particular reporting period in which any such outcome becomes probable and estimable, could be materially adversely affected. Share Repurchase Share repurchases are recorded on the trade date. When shares are immediately retired, the value of repurchased shares is deducted from stockholders’ deficit through common stock with the excess over par value recorded to accumulated deficit.

417 Income Taxes The Company uses the asset and liability method to account for income taxes. Current income tax expense or benefit represents the amount of income taxes expected to be payable or refundable for the current year. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial statement reporting and tax bases of assets and liabilities and net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are more-likely-than-not expected to be realized based on the weighting of positive and negative evidence. Future realization of deferred tax assets ultimately depends on the existence of sufficient taxable income of the appropriate character (for example, ordinary income or capital gain) within the carryback or carryforward periods available under the applicable tax law. The Company regularly reviews the deferred tax assets for recoverability based on historical taxable income, projected future taxable income, the expected timing of the reversals of existing temporary differences and tax planning strategies. The Company’s judgment regarding future profitability may change due to many factors, including future market conditions and the ability to successfully execute the business plans and/or tax planning strategies. Should there be a change in the ability to recover deferred tax assets, the Company’s income tax provision would increase or decrease in the period in which the assessment is changed. The Company treats Net CFC Tested Income (formerly referred to as Global Intangible Low-Taxed Income or “GILTI”) as a period cost. The Company accounts for uncertain tax positions in accordance with ASC 740-10, Accounting for Uncertainty in Income Taxes. The Company recognizes the tax effects of an uncertain tax position only if such position is more likely than not to be sustained based solely on its technical merits as of the reporting date and only in an amount more likely than not to be sustained upon review by the tax authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes in the consolidated statements of operations. Net Loss per Share Basic and diluted net loss per share attributable to common stockholders is computed in conformity with the two-class method required for participating securities. The two-class method requires income available to common stockholders for the period to be allocated between common stock and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Company considers all series of its redeemable convertible preferred stock to be participating securities as the holders of such stock have the right to participate on a pari passu basis in any distributions to common stockholders. The holders of the redeemable convertible preferred stock would be entitled to dividends in preference to common stockholders, at specified rates, if declared. Any remaining dividend amounts would then be distributed to the holders of common stock, restricted common stock, and the holders of the redeemable convertible preferred stock on a pro-rata basis assuming conversion of all redeemable convertible preferred stock into common stock. These participating securities do not contractually require the holders of such shares to participate in the Company’s losses. As such, net losses for the periods presented were not allocated to the Company’s participating securities. Basic net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period, less shares subject to repurchase. The diluted net loss per share is computed by giving effect to all potentially dilutive securities outstanding for the period using the treasury stock method or the if-converted method if the effect is dilutive. For periods in which the Company reports net losses, diluted net loss per share is the same as basic net loss per share, because all potentially dilutive securities are anti-dilutive. 418 Recently Adopted Accounting Pronouncements In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which requires disclosure of incremental segment information on an annual and interim basis, primarily through enhanced disclosures of segment expenses. This guidance is effective for the annual periods beginning after December 15, 2023, and for interim periods beginning after December 15, 2024 with early adoption permitted. The Company adopted ASU 2023-07, effective on January 1, 2024, applying the guidance on a retrospective basis. Refer to Note 14 for further information. In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The updates in this ASU are effective for annual periods beginning after December 15, 2024. Early adoption is permitted. The Company adopted ASU 2023-09, effective on January 1, 2025, applying guidance on a prospective basis. Refer to Note 11 for further information. In July 2025, the FASB issued ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets (“ASU 2025-05”). ASU 2025-05 provides all entities with a practical expedient when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under ASC 606. All entities may elect a practical expedient that assumes that current conditions as of the balance sheet date do not change for the remaining life of the asset. The amendments in this ASU will be effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted in both interim and annual reporting periods in which financial statements have not yet been issued or made available for issuance. The Company early adopted ASU 2025-05, effective January 1, 2025, electing the practical expedient and applying the guidance prospectively. This ASU did not have a significant impact to the Company’s consolidated financial statements. In September 2025, the FASB issued ASU 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software (“ASU 2025-06”). ASU 2025-06 modernizes the guidance for costs incurred in connection with internal-use software by removing references to prescriptive development stages. Under ASU 2025-06, an entity may begin capitalizing internal- use software costs when (a) management, with the relevant authority, implicitly or explicitly authorizes and commits to funding a computer software project and (b) it is probable that the project will be completed and the software will be used to perform the function intended (the “probable-to-complete recognition threshold”). ASU 2025-06 is effective for annual reporting periods beginning after December 15, 2027, and interim periods within those annual reporting periods; early adoption is permitted. The ASU may be adopted prospectively, retrospectively, or via a modified prospective transition. The Company early adopted ASU 2025-06, effective January 1, 2025, applying the guidance on a prospective basis. This ASU did not have a significant impact to the Company’s consolidated financial statements. Recently Issued Accounting Pronouncements Not Yet Adopted In November 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses (Subtopic 220-40) (“ASU 2024-03”), and in January 2025, the FASB issued ASU 2025-01, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date (“ASU 2025-01”). ASU 2024-03 requires enhanced disclosure in the notes to the financial statements regarding the disaggregation of certain costs and expenses. ASU 2024-03, as clarified by ASU 2025-01, is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. Upon adoption, the guidance

419 can be applied either prospectively or retrospectively. The Company is currently evaluating the impact of the new standard on the Company’s consolidated financial statements. There are other new accounting pronouncements issued by the FASB that the Company has adopted or will adopt, as applicable, and the Company does not believe any of these accounting pronouncements have had, or will have, a material impact on its consolidated financial statements or disclosures. 2. Revenue The following table presents revenue by geographical region, determined by the billing address of the customer (in millions): Year Ended December 31, Nine Months Ended September 30, 2023 2024 2025 2025 2026 (unaudited) United States $ 34 $ 263 $ 3,362 $ 1,810 $ 23,470 International 7 123 1,223 735 9,772 Total $ 41 $ 386 $ 4,585 $ 2,545 $ 33,242 The following table presents consumption-based and subscription-based revenue (in millions): Year Ended December 31, Nine Months Ended September 30, 2023 2024 2025 2025 2026 (unaudited) Consumption-based $ 39 $ 288 $ 3,796 $ 2,125 $ 26,306 Subscription-based 2 98 789 420 6,936 Total $ 41 $ 386 $ 4,585 $ 2,545 $ 33,242 Deferred Revenue Significant changes in the deferred revenue balance are as follows (in millions): Total Balance as of December 31, 2023 $ 7 Revenue recognized from deferred revenue at the beginning of the period (7) Amounts billed or received in advance and not recognized as revenue and other 28 Balance as of December 31, 2024 28 Revenue recognized from deferred revenue at the beginning of the period (28) Amounts billed or received in advance and not recognized as revenue and other 269 Balance as of December 31, 2025 269 Revenue recognized from deferred revenue at the beginning of the period (unaudited) (236) Amounts billed or received in advance and not recognized as revenue and other (unaudited) 1,938 Balance as of September 30, 2026 (unaudited) $ 1,971 Remaining Performance Obligations Remaining performance obligations represent deferred revenue and amounts that will be recognized as revenue in future periods for arrangements with non-cancelable commitments. As of September 30, 2026 (unaudited), remaining performance obligations amounted to $13.8 billion. The Company expects to recognize approximately 420 75% (unaudited) of this amount as revenue over the next 12 months and the remainder thereafter. The amount and timing of revenue recognition is driven by customer usage and the Company’s performance in accordance with contractual terms. 3. Investments Cash Equivalents and Short-Term Investments The amortized cost, gross unrealized gains and losses, and fair value of the Company’s cash equivalents and short- term investments by major security type as of December 31, 2024 and 2025 and September 30, 2026 (unaudited) consisted of the following (in millions): As of December 31, 2024 Amortized Cost Gross Unrealized Gains Gross Unrealized Losses Fair Value Cash equivalents: Money market funds $ 3,029 $ — $ — $ 3,029 Total cash equivalents $ 3,029 $ — $ — $ 3,029 As of December 31, 2025 Amortized Cost Gross Unrealized Gains Gross Unrealized Losses Fair Value Cash equivalents: Money market funds $ 16,455 $ — $ — $ 16,455 Corporate debt securities 4 — — 4 Total cash equivalents $ 16,459 $ — $ — $ 16,459 Short-term investments: Commercial paper $ 123 $ — $ — $ 123 U.S. Treasury and agency securities 2,111 3 — 2,114 Corporate debt securities 651 1 — 652 Total short-term investments $ 2,885 $ 4 $ — $ 2,889

421 As of September 30, 2026 Amortized Cost Gross Unrealized Gains Gross Unrealized Losses Fair Value (unaudited) Cash equivalents: Money market funds $ 87,675 $ — $ — $ 87,675 U.S. Treasury and agency securities 2,822 — (1) 2,821 Total cash equivalents $ 90,497 $ — $ (1) $ 90,496 Short-term investments: Commercial paper $ 1,423 $ — $ (4) $ 1,419 U.S. Treasury and agency securities 32,328 1 (121) 32,208 Corporate debt securities 2,681 — (25) 2,656 Total short-term investments $ 36,432 $ 1 $ (150) $ 36,283 Amortized cost and fair value balances exclude accrued interest receivable of $16 million and $222 million as of December 31, 2025 and September 30, 2026 (unaudited), respectively, which was included in prepaid expenses and other current assets on the consolidated balance sheets. The Company did not have an accrued interest receivable as of December 31, 2024. The Company does not measure an allowance for credit losses on accrued interest receivable, as any uncollectible accrued interest is written off in a timely manner. The contractual maturities of cash equivalents and short-term investments are as follows (in millions): As of December 31, 2025 As of September 30, 2026 Amortized Cost Fair Value Amortized Cost Fair Value (unaudited) Due within one year $ 18,632 $ 18,634 $ 115,969 $ 115,917 Due after one year through five years 712 714 10,960 10,862 Total $ 19,344 $ 19,348 $ 126,929 $ 126,779 Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. As of December 31, 2025 and September 30, 2026 (unaudited), the Company did not recognize any allowance for credit losses or impairment charges on its investments. The following table summarizes the fair value and gross unrealized losses of cash equivalents and short-term investments that are in an unrealized loss position aggregated by major security type (in millions): As of September 30, 2026 Fair Value Unrealized Loss(1) (unaudited) Commercial paper $ 1,293 $ (4) U.S. Treasury and agency securities 31,537 (122) Corporate debt securities 2,500 (25) Total $ 35,330 $ (151) 422 ______________ (1) All cash equivalents and short-term investments in an unrealized loss position have been in a continuous unrealized loss position for less than 12 months. The Company does not intend to sell, nor is it more-likely-than-not that the Company will be required to sell, cash equivalents and short-term investments with unrealized losses prior to the recovery of its amortized cost bases, which may be at maturity. As of December 31, 2025, the Company did not have cash equivalents and short-term investments in an unrealized loss position. For the year ended December 31, 2025 and the nine months ended September 30, 2025 and 2026 (unaudited), there were no material realized gains or losses from cash equivalents and short-term investments that were reclassified out of accumulated other comprehensive income (loss). Equity Method Investments The Company holds investments accounted for under the equity method of accounting where the Company can exercise significant influence, but not control, over an investee. Equity method investments are included within other assets, noncurrent, on the Company’s consolidated balance sheets, and the Company’s share of the income or losses of the equity method investees are recognized in other income (expense), net, in the Company’s consolidated statements of operations. As of September 30, 2026 (unaudited), the Company’s carrying value of such investments was not material. The Company has made additional funding commitments of up to $325 million, of which $265 million remained unfunded as of September 30, 2026 (unaudited). 4. Fair Value Measurements The following table presents information about the Company’s financial assets and liabilities measured at fair value on a recurring basis based on the fair value hierarchy as follows (in millions): As of December 31, 2024 Level 1 Level 2 Level 3 Total Assets: Cash equivalents: Money market funds $ 3,029 $ — $ — $ 3,029 Total fair value assets $ 3,029 $ — $ — $ 3,029 Liabilities: Convertible notes(1) $ — $ — $ 14,116 $ 14,116 Other noncurrent liabilities: Derivative liability — — 150 150 Total fair value liabilities $ — $ — $ 14,266 $ 14,266 As of December 31, 2025 Level 1 Level 2 Level 3 Total Assets: Cash equivalents: Money market funds $ 16,455 $ — $ — $ 16,455 Corporate debt securities — 4 — 4

423 As of December 31, 2025 Level 1 Level 2 Level 3 Total Short-term investments: Commercial paper — 123 — 123 U.S. Treasury and agency securities — 2,114 — 2,114 Corporate debt securities — 652 — 652 Other assets: Warrant rights — — 345 345 Total fair value assets $ 16,455 $ 2,893 $ 345 $ 19,693 Liabilities: Accounts payable, accrued expenses, and other current liabilities: Donation matching program liability(2) $ — $ — $ 541 $ 541 Convertible notes(1) — — 41,677 41,677 Other noncurrent liabilities: Holdback liability(3) — — 28 28 Total fair value liabilities $ — $ — $ 42,246 $ 42,246 As of September 30, 2026 Level 1 Level 2 Level 3 Total (unaudited) Assets: Cash equivalents: Money market funds $ 87,675 $ — $ — $ 87,675 U.S. Treasury and agency securities — 2,821 — 2,821 Short-term investments: Commercial paper — 1,419 — 1,419 U.S. Treasury and agency securities — 32,208 — 32,208 Corporate debt securities — 2,656 — 2,656 Other assets: Warrant rights — — 1,128 1,128 Partner financing arrangements — — 894 894 Total fair value assets $ 87,675 $ 39,104 $ 2,022 $ 128,801 Liabilities: Accounts payable, accrued expenses, and other current liabilities: Holdback liability(3) $ — $ — $ 71 $ 71 Donation matching program liability(2) — — 1,960 1,960 Convertible notes(1) — — 130,502 130,502 Total fair value liabilities $ — $ — $ 132,533 $ 132,533 ______________ (1) Recorded at fair value with changes in fair value recorded in earnings due to the election of the fair value option of accounting for financial instruments. Refer to Note 9 for further information. 424 (2) Refer to Note 10 for further information. (3) Refer to Note 15 for further information. During the years ended December 31, 2024 and 2025 and the nine months ended September 30, 2025 and 2026 (unaudited), the Company had no transfers between levels of the fair value hierarchy of its assets measured at fair value. The Company measures cash equivalents and short-term investments at fair value. Level 1 instrument valuations are based on quoted market prices of the identical underlying security. Level 2 instrument valuations are obtained from readily available pricing sources for comparable instruments, identical instruments in less active markets, or models using market observable inputs. Level 3 Assets During the year ended December 31, 2025, the Company entered into a contract to receive warrant rights to acquire common shares of a privately-held company as consideration under an agreement entered into but not yet commenced. The warrant rights are freestanding financial instruments that meet the definition of a derivative as they contain a net settlement feature. The warrants have not been designated as hedging instruments and will be granted and recognized as lease incentives upon commencement of the related arrangements and recognized as a reduction of the related ROU assets. The Company estimated the fair value of the warrant rights using a probability-weighted expected return method. In applying this method, the Company utilized Level 3 valuation inputs based on information available, including terms and features of the warrant rights and other outstanding classes of the issuer’s equity securities, observable transactions in the issuer’s securities such as its most recent financing round, estimates of equity volatility, and expected time to a liquidity event. The initial fair value of the warrant rights was recognized as a derivative asset classified within other assets on the consolidated balance sheets, with a corresponding deferred liability classified within other noncurrent liabilities. In March 2026 (unaudited), the Company entered into a note purchase agreement (the “Google 2026 NPA”) with Google LLC (“Google”), which included a commitment to sell 38.6 million shares of the Company’s Series G-2 redeemable convertible preferred stock at $259.1364 per share. In April 2026 (unaudited), the Company entered into a note purchase agreement (the “Amazon 2026 NPA”) with Amazon Web Services, Inc. (“Amazon”), which included a commitment to sell 19.3 million shares of the Company’s Series G-2 redeemable convertible preferred stock at $259.1364 per share. Refer to Note 9 and Note 16 for further information. These agreements are marked- to-market each period. Changes in fair value are recognized in other income (expense), net on the consolidated statements of operations. Assets under these note purchase agreements are recorded at fair value within other assets, noncurrent on the consolidated balance sheet. In July 2026 (unaudited), the Company entered into a hardware supply framework agreement (the “Hardware Supply Agreement”) with Advanced Micro Devices, Inc. (“AMD”) to secure AMD-based compute and infrastructure capacity. Pursuant to the terms of the Hardware Supply Agreement, AMD committed to purchase, at the Company’s election, up to $5.0 billion of the Company’s Class N common stock, if certain conditions are achieved (the “purchased put option”). The purchased put option is recorded at fair value within other assets, noncurrent. Changes in fair value are recognized in other income (expense), net. The estimated fair value of the note purchase agreements and the purchased put option (collectively, the “partner financing arrangements”) was determined by using a probability-weighted expected return method. The fair value of the underlying equity securities was determined by using a hybrid approach comprising a contingent claims analysis (“CCA”) and a common stock equivalent (“CSE”) method. Assumptions included assumed future liquidity and financing events, the terms and features of the partner financing arrangements, weights applied to each scenario, discount rates, applicable risk free rates, the fair value of the underlying equity securities, and a discount for lack of marketability.

Table of Contents Anthropic, PBC Notes to Consolidated Financial Statements (Continued) 425 Level 3 Liabilities Level 3 liabilities consist of the SAFE liabilities (Note 9), convertible notes (Note 9), derivative liabilities (Note 9), donation matching program liability (Note 10), and a holdback liability for a portion of shares issuable in the acquisition of Codeblog Corp. (“Bun”) (Note 15). There is no current market for these liabilities such that determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate. The Company recorded a $3 million change in fair value of the holdback liability during the year ended December 31, 2025 in other income (expense), net in the consolidated statements of operations. The SAFE liabilities are recorded at fair value, which is determined based on a third-party valuation utilizing a scenario-based analysis and a CCA, that considers specific scenarios that factor in timing, probability, and financing size. This model takes into account the contract terms as well as multiple inputs, such as the Company’s redeemable convertible preferred stock price, risk free interest rates, and expected volatility, some of which the Company could not corroborate with observable market data. The assumptions used in valuing the SAFE liability upon conversion on December 31, 2023 and on January 30, 2024, include volatility, risk free interest rate, and term to liquidity. Changes in the fair value measurement of the SAFE liabilities relate to the conversion scenarios and are recorded as change in fair value of convertible notes, derivative liabilities, and SAFEs in the consolidated statements of operations. All SAFEs have been converted as of December 31, 2024. The estimated fair value of the convertible notes is determined by using a hybrid approach comprising a CCA and a CSE method. The analysis estimates the fair value of the convertible notes based on the probability-weighted expected future investment returns, considering possible outcomes available to the note holder, including conversions to redeemable convertible preferred stock, Class N common stock, and maturity. Assumptions include weight applied to the CCA and CSE methods, assumed volatility, time to a liquidity event, need for and terms of financings or expected financings, and the risk free interest rate. Changes in fair value of the convertible notes are recorded as change in fair value of convertible notes, derivative liabilities, and SAFEs in the consolidated statements of operations. 426 The following table presents a summary of the changes in the fair value of the Company’s Level 3 financial instruments (in millions): Warrant Rights Partner Financing Arrangement s Donation Matching Program Liability Holdback Liability SAFEs Convertible Notes Payable Derivative Liability Balance as of December 31, 2023 $ — $ — $ — $ — $ 128 $ 1,678 $ 1,110 Additions — — — — — 5,900 150 Conversion — — — — (134) — — Change in fair value and settlement of derivative liability — — — — 6 6,538 (1,110) Balance as of December 31, 2024 — — — — — 14,116 150 Additions 345 — 541 25 — 3,450 — Conversion — — — — — (10,347) — Change in fair value and settlement of derivative liability — — — 3 — 34,458 (150) Balance as of December 31, 2025 345 — 541 28 — 41,677 — Additions (unaudited) — 2,440 1,808 — — — — Conversion (unaudited) — — — — — (5,499) — Change in fair value (unaudited) 783 (13,356) 278 43 — 94,324 — Settlement (unaudited) — 11,810 (667) — — — — Balance as of September 30, 2026 (unaudited) $ 1,128 $ 894 $ 1,960 $ 71 $ — $ 130,502 $ — Fair value measurements categorized within Level 3 are sensitive to changes in the assumptions or methodology used to determine fair value and such changes could result in a significant increase or decrease in the fair value.

427 5. Goodwill and Intangible Assets Goodwill The following table presents goodwill activity (in millions): Total Balance, as of December 31, 2024 $ — Acquisition 154 Balance, as of December 31, 2025 154 Acquisitions and other (unaudited) 441 Balance, as of September 30, 2026 (unaudited) $ 595 Intangible Assets Intangible assets consisted of the following (in millions, except years): As of December 31, 2024 Gross Carrying Amount Accumulated Amortization Net Carrying Amount Weighted- Average Remaining Useful Life (in years) Technology-related $ 3 $ — $ 3 4.5 Contract-related 5 (3) 2 0.5 Total $ 8 $ (3) $ 5 As of December 31, 2025 Gross Carrying Amount Accumulated Amortization Net Carrying Amount Weighted- Average Remaining Useful Life (in years) Technology-related $ 7 $ (1) $ 6 4.7 Contract-related 24 (10) 14 0.6 Total $ 31 $ (11) $ 20 As of September 30, 2026 Gross Carrying Amount Accumulated Amortization Net Carrying Amount Weighted- Average Remaining Useful Life (in years) (unaudited) Technology-related $ 108 $ (29) $ 79 1.7 Contract-related 31 (16) 15 1.2 Total $ 139 $ (45) $ 94 The Company recognized amortization expense related to intangible assets of $0 million, $3 million, and $13 million for the years ended December 31, 2023, 2024, and 2025, respectively, and $8 million and $50 million for the nine months ended September 30, 2025 and 2026 (unaudited), respectively. 428 The estimated aggregate future amortization expense for intangible assets subject to amortization as of December 31, 2025, is summarized below (in millions): Fiscal Year Estimated Future Amortization Expense 2026 $ 15 2027 2 2028 1 2029 1 2030 1 Total $ 20 6. Property and Equipment, Net Property and equipment, net consisted of the following (in millions): As of December 31, As of September 30, 2024 2025 2026 (unaudited) Leasehold improvements $ 16 $ 51 $ 70 Servers, networking, and infrastructure equipment — 34 2,216 Construction in progress 4 63 877 Other assets 3 10 30 Total property and equipment, gross 23 158 3,193 Less: Accumulated depreciation (4) (12) (132) Total property and equipment, net $ 19 $ 146 $ 3,061 Depreciation expense was $1 million, $3 million, and $10 million for the years ended December 31, 2023, 2024, and 2025, and $6 million and $121 million for the nine months ended September 30, 2025 and 2026 (unaudited), respectively. 7. Leases The Company has operating and finance leases for corporate offices and infrastructure equipment with various expiration dates. The leases have non-cancelable remaining terms of less than one year to 20 years, some of which include options to extend for up to 14 years.

429 The components of the Company’s lease expense were as follows (in millions): Year Ended December 31, Nine Months Ended September 30, 2023 2024 2025 2025 2026 (unaudited) Operating lease cost $ 3 $ 17 $ 22 $ 13 $ 128 Finance lease cost: Amortization of lease assets — — — — 81 Interest on lease liabilities — — — — 27 Finance lease cost — — — — 108 Short-term lease cost — — — — 11 Variable lease cost — — — — 15 Total lease cost $ 3 $ 17 $ 22 $ 13 $ 262 Weighted-average remaining lease term and discount rate for the Company’s leases were as follows: As of December 31, As of September 30, 2024 2025 2026 (unaudited) Weighted-average remaining lease term - operating leases 3.3 years 7.7 years 10.3 years Weighted-average remaining lease term - finance leases * * 4.8 years Weighted-average discount rate - operating leases 10.4% 8.1% 7.2 % Weighted-average discount rate - finance leases * * 6.6% ______________ (1) The Company did not have finance leases as of December 31, 2024 and 2025. Supplemental balance sheet information for finance leases(1) were as follows (in millions): As of September 30, 2026 (unaudited) Property and equipment, at cost $ 1,759 Accumulated depreciation (81) Property and equipment, net $ 1,678 Accounts payable, accrued expenses, and other current liabilities $ 349 Other noncurrent liabilities 1,325 Total finance lease liabilities $ 1,674 ______________ (1) The Company did not have finance leases as of December 31, 2025. 430 Maturities of lease liabilities were as follows (in millions): As of December 31, 2025 As of September 30, 2026 Operating Leases Operating Leases Finance Leases(1) (unaudited) 2026 $ 45 $ 57 $ 121 2027 35 303 438 2028 22 462 422 2029 4 445 406 2030 4 466 390 Thereafter 39 2,491 173 Total undiscounted lease payments 149 4,224 1,950 Less: imputed interest (32) (1,414) (276) Present value of lease liabilities $ 117 $ 2,810 $ 1,674 ______________ (1) The Company did not have finance leases as of December 31, 2025. Leases Not Yet Commenced As of December 31, 2025 and September 30, 2026 (unaudited), the Company had entered into lease agreements primarily related to compute and infrastructure capacity that had not yet commenced, with total estimated future undiscounted lease obligations of approximately $50.2 billion and $451.2 billion, respectively, some of which are subject to either exercisable termination rights or contingent conditions prior to commencement, such as the counterparty’s ability to secure financing, facilities, or regulatory approvals, as applicable. If those conditions are not met, the arrangement may be terminated. Generally, these lease obligations will commence between 2026 and 2028, with lease terms ranging from less than one year to 20 years. The Company may elect to satisfy a portion of its obligations by issuing convertible promissory notes. Refer to Note 9 for further information. Variable Interest Entities The Company consolidates certain VIEs formed to finance and deploy compute and infrastructure capacity. As of September 30, 2026 (unaudited), assets that are not, except as may be expressly provided in any contract or instrument entered into by these VIEs, generally available to satisfy the obligations of any person other than these VIEs were $2.7 billion, primarily included in property and equipment, net, and operating lease right-of-use assets. The Company guarantees certain consolidated VIE obligations; as a result, these VIEs’ creditors have recourse to the general credit of the Company. As of September 30, 2026 (unaudited), liabilities related to these consolidated VIEs were $2.8 billion, which primarily included $1.3 billion and $178 million of noncurrent and current operating lease liabilities, respectively, and $989 million of finance lease liabilities included in other noncurrent liabilities. In certain instances, these consolidated VIEs have variable interests in the non-consolidated lessor VIEs described below. As of September 30, 2026 (unaudited), this includes all of the operating lease liabilities within the consolidated VIEs and the related right-of-use assets, which approximates those liabilities. The Company may satisfy certain VIE rent obligations through the issuance of convertible promissory notes in lieu of cash. These VIEs guarantee the Company’s obligations under the convertible promissory note and grant the lessor a security interest in the leased assets to secure them, up to the amount of notes outstanding to the lessor. As of September 30, 2026 (unaudited), no convertible promissory notes had been issued. Refer to Note 9 for further information. As of December 31, 2025, the assets and liabilities of these consolidated VIEs were not material.

431 Certain data center and power developers with which the Company has leases and cost reimbursement arrangements are VIEs. Judgment is required to identify the activities that most significantly impact the economic performance of these VIEs based on their purpose and design. This judgment includes, but is not limited to, consideration of the expected economic life of the leased assets relative to the term of the Company’s leases, estimated fair value of the facilities, and each entity’s ability to generate cash flows during and after the lease term. Decisions pertaining to the remarketing of the assets, including but not limited to, negotiating with future lessees and sales of the assets, were determined to have the most significant impact on the economic performance of the VIEs. Because the Company has determined that it does not have the power to direct the activities that most significantly impact the economic performance of these entities, it is not the primary beneficiary. As of September 30, 2026 (unaudited), the Company’s maximum exposure to loss primarily consisted of leases and cost reimbursement arrangements and guarantees described in Note 13. Exposure from leases is limited to the net carrying value of commenced operating lease liabilities described above plus the undiscounted future obligations for leases that have not yet commenced of $156.2 billion. 8. Supplemental Financial Information Cash, Cash Equivalents, and Restricted Cash The following table reconciles cash, cash equivalents, and restricted cash reported on the Company’s consolidated balance sheets to the total amount presented in the consolidated statements of cash flows (in millions): As of December 31, As of September 30, 2024 2025 2026 (unaudited) Cash and cash equivalents $ 3,141 $ 17,388 $ 95,562 Restricted cash included in prepaid expenses and other current assets — — 50 Restricted cash(1) 13 13 2,540 Cash, cash equivalents, and restricted cash at end of period $ 3,154 $ 17,401 $ 98,152 ______________ (1) The Company may be required to restrict up to an additional $10.0 billion for future amounts due, under certain arrangements. As of September 30, 2026, no such requirements were in effect. Prepaid Expenses and Other Current Assets Prepaid expenses and other current assets consisted of the following (in millions): As of December 31, As of September 30, 2024 2025 2026 (unaudited) Prepaid expenses $ 2,073 $ 2,537 $ 790 Other 3 23 493 Total $ 2,076 $ 2,560 $ 1,283 432 Other Assets, Noncurrent Other assets, noncurrent consisted of the following (in millions): As of December 31, As of September 30, 2024 2025 2026 (unaudited) Prepaid expenses $ 2,364 $ 104 $ 684 Other 9 372 3,581 Total $ 2,373 $ 476 $ 4,265 Accounts Payable, Accrued Expenses, and Other Current Liabilities Accounts payable, accrued expenses, and other current liabilities consisted of the following (in millions): As of December 31, As of September 30, 2024 2025 2026 (unaudited) Cloud service provider payables $ 302 $ 947 $ 4,231 Accrued legal expenses 2 775 552 Accrued taxes 14 82 907 Donation matching program liability — 541 1,960 Other 15 166 1,776 Total $ 333 $ 2,511 $ 9,426 Of the total accounts payable, accrued expenses, and other current liabilities presented above, accounts payable consisted of $313 million, $284 million, and $1.5 billion as of December 31, 2024 and 2025 and September 30, 2026 (unaudited), respectively. Other Income (Expense), Net Other income (expense), net consisted of the following (in millions): Year Ended December 31, Nine Months Ended September 30, 2023 2024 2025 2025 2026 (unaudited) Recognition and change in fair value of partner financing arrangements(1) $ — $ — $ — $ — $ (11,008) Change in fair value of holdback liability — — (3) — (52) Change in fair value of warrant rights — — — — 783 Other (2) — (5) (3) (120) Total $ (2) $ — $ (8) $ (3) $ (10,397) ______________ (1) Refer to Note 4 for further information.

433 Supplemental Cash Flow Information The following table shows supplemental cash flow information (in millions): Year Ended December 31, Nine Months Ended September 30, 2023 2024 2025 2025 2026 (unaudited) Supplemental disclosure of cash flow information: Cash paid for income taxes, net of refunds $ — $ — $ 8 $ 7 $ 46 Noncash investing and financing activities: Increase in property and equipment acquired but not yet paid $ — $ 1 $ 10 $ 2 $ 345 Conversion of convertible notes into Series E-2, Series E-3, Series E-4, Series E-5 and Series F-2 non-voting redeemable convertible preferred stock $ — $ — $ 10,347 $ 10,347 $ — Conversion of convertible notes into Series G-3 and Series G-4 redeemable convertible preferred stock $ — $ — $ — $ — $ 5,499 Conversion of partner financing arrangements into Series G-2 redeemable convertible preferred stock $ — $ — $ — $ — $ 11,810 Conversion of SAFE notes into Series C-1, Series D-1, and Series D-2 redeemable convertible preferred stock $ 1 $ 134 $ — $ — $ — Issuance of Class N common stock upon settlement of donation matching program $ — $ — $ — $ — $ 667 Warrant rights $ — $ — $ 345 $ — $ — Equity issued in connection with business acquisition $ — $ — $ 136 $ — $ 557 Right-of-use assets obtained in exchange for operating lease liabilities $ 38 $ 8 $ 82 $ 24 $ 2,700 Right-of-use assets obtained in exchange for finance lease liabilities $ — $ — $ — $ — $ 1,759 434 Supplemental Operating Expense Information The following table presents the Company’s operating expenses grouped by function (in millions): Year Ended December 31, Nine Months Ended September 30, 2023 2024 2025 2025 2026 (unaudited) Cost of revenue(1) $ 26 $ 752 $ 2,773 $ 1,796 $ 4,812 Research and development(2) 422 2,275 6,338 3,594 19,240 Sales and marketing(3) 76 163 911 530 6,619 Bartz settlement — — 1,500 1,500 — General and administrative(4) 68 176 1,123 349 3,831 Total operating expenses $ 592 $ 3,366 $ 12,645 $ 7,769 $ 34,502 ______________ (1) Substantially all of cost of revenue consists of compute and infrastructure costs associated with customer-serving workloads. Additionally, cost of revenue includes certain personnel-related costs, and allocated overhead costs. (2) Research and development expenses primarily consist of compute and infrastructure costs associated with model development, research, and internal usage workloads, personnel-related costs, software expenses, and allocated overhead costs. (3) Sales and marketing expenses primarily consist of channel partner costs, marketing and advertising, personnel-related costs, compute and infrastructure costs associated with providing free access to the Company’s intelligence service, and allocated overhead costs. (4) General and administrative expenses primarily consist of the Company’s donation matching obligation, personnel-related costs, facility costs, allocated overhead costs, legal fees, and non-income-based taxes. 9. Convertible Notes, Revolving Credit Agreement and SAFEs Convertible Notes The Company has entered into note purchase agreements which provide for the issuance of one or more convertible notes. To the extent that the note purchase agreements create an obligation to issue notes in the future, these obligations are accounted for as derivative liabilities on the consolidated balance sheets until the related note is issued. Google Google 2023 Note Purchase Agreement In September 2023, the Company entered into a note purchase agreement (“Google 2023 NPA”) with Google LLC (“Google”), for the issuance of convertible promissory notes in an aggregate principal amount of up to $2.0 billion, issuable in three tranches. The Company issued the first tranche of notes in an aggregate principal amount of $500 million in September 2023, the second tranche of notes in an aggregate principal amount of $750 million in September 2024, and the third tranche of notes in an aggregate principal amount of $750 million in September 2025. The notes issued under Google 2023 NPA bore interest at a rate of 10.0% per annum, compounded annually, and payable upon maturity, 48 months after the respective issuance date. The Company also has a commercial agreement with Google for the provision of intelligence service. In connection with the Company’s Series E-1 redeemable convertible preferred stock financing in 2025, the first and second tranches of notes issued under Google 2023 NPA converted in full into an aggregate of 12.7 million shares of the Company’s Series E-3 non-voting redeemable convertible preferred stock at a conversion price of $44.8692 per share and an aggregate of 15.3 million shares of Series E-4 non-voting redeemable convertible

435 preferred stock at a conversion price of $50.4779 per share, respectively. The conversion prices reflect the contractual discounts to the Series E-1 original issuance price of $56.0865 per share. As of December 31, 2025, $750 million aggregate principal amount remained outstanding under the third tranche of notes issued under Google 2023 NPA. In January 2026, in connection with the initial closing of the Series G-1 financing, the third tranche of notes issued under Google 2023 NPA converted in full into 3.3 million shares of Series G-4 non-voting redeemable convertible preferred stock at a conversion price of $233.2228 per share. The conversion price reflects the contractual discounts to the Series G-1 price of $259.1364 per share. As of September 30, 2026 (unaudited), no amounts remain outstanding under Google 2023 NPA. Google 2024 Note Purchase Agreement In August 2024, the Company entered into an additional note purchase agreement (“Google 2024 NPA”) with Google for the issuance of a convertible promissory note in an aggregate principal amount of approximately $1.3 billion. Such note bore interest at a rate of 8.5% per annum compounded annually, and, unless earlier converted or repaid, was payable upon maturity in August 2030. In connection with the Series E-1 redeemable convertible preferred stock financing in 2025, the note issued under Google 2024 NPA was converted in full into an aggregate of 24.2 million shares of Series E-5 non-voting redeemable convertible preferred stock at a conversion price of $53.2822 per share, reflecting a contractual discount to the Series E-1 original issuance price of $56.0865 per share. As of December 31, 2025 and September 30, 2026 (unaudited), no amounts remain outstanding under Google 2024 NPA. Google 2026 Note Purchase Agreement (Unaudited) In March 2026 (unaudited), the Company entered into a note purchase agreement (“Google 2026 NPA”) under which, subject to certain conditions, up to $30.0 billion of convertible promissory notes or non-voting common stock through December 31, 2030 may be issued. Non-voting common stock would be issued at the 30-day trailing volume-weighted average price and, to the extent issued, the notes will bear interest at 9.0% per annum compounded annually, payable at maturity, and mature six years after issuance, unless earlier repaid or converted pursuant to the terms of the agreement. In May 2026 (unaudited), Google invested $10.0 billion in the Company’s Series H redeemable convertible preferred stock financing, which reduced the amount available for issuance under the Google 2026 NPA to $20.0 billion. As of September 30, 2026, no non-voting common stock or notes had been issued under the Google 2026 NPA. Amazon Amazon 2023 and 2024 Note Purchase Agreements In September 2023, the Company entered into a note purchase agreement (“Amazon 2023 NPA”) with Amazon for the issuance of convertible promissory notes in an aggregate principal amount of up to $4.0 billion issuable in two tranches. The Company issued the first tranche of notes in an aggregate principal amount of $1.2 billion in September 2023, and the second tranche of notes in an aggregate principal amount of $3.4 billion in March 2024, reflecting an issuance premium to the $2.8 billion in proceeds received for the second tranche of notes. In November 2024, the Company entered into an additional note purchase agreement (“Amazon 2024 NPA”) with Amazon for the issuance of convertible promissory notes in an aggregate principal amount of up to $4.0 billion, issuable in three tranches. The Company issued the first tranche of notes in an aggregate principal amount of $1.3 billion in November 2024, the second tranche of notes in an aggregate principal amount of $1.3 billion in May 2025, and the third tranche of notes in an aggregate principal amount of $1.4 billion in November 2025. 436 The notes issued under Amazon 2023 NPA bear interest at a rate of 8.0% per annum compounded annually and payable upon maturity, and mature 10 years after the respective issuance date, unless earlier repaid or converted. The first tranche of notes issued under Amazon 2024 NPA bears interest at a rate of 8.5% per annum, compounded annually and payable at maturity, and matures in November 2034, unless earlier repaid or converted. The second and third tranche of notes issued under Amazon 2024 NPA are each non-interest bearing and mature in May 2035 and November 2035, respectively, unless earlier repaid or converted. The notes issued under Amazon 2023 NPA and Amazon 2024 NPA are convertible into non-voting redeemable convertible preferred stock at a conversion price equal to the lesser of (i) $20.9280 per share (in the case of notes issued under Amazon 2023 NPA), or $50.4779 per share (in the case of notes issued under Amazon 2024 NPA), and (ii) the price per share in the Company’s most recent (1) preferred stock equity financing (in the case of the notes issued under Amazon 2023 NPA) or (2) qualified equity financing (in the case of the notes issued under Amazon 2024 NPA), subject, in each case, to Amazon’s ownership cap, as described below. In connection with certain liquidation transactions, Amazon may, in lieu of converting such notes at the applicable conversion price, elect to receive cash in an amount equal to the outstanding principal amount and accrued but unpaid interest thereon. Pursuant to the terms of Amazon 2024 NPA, the Company may be required to make additional cash payments to Amazon calculated as set forth in Amazon 2024 NPA in connection with certain liquidation transactions. In addition, in connection with an initial public offering, direct listing, or special purpose acquisition company transaction, any outstanding principal amount and accrued but unpaid interest thereon under the applicable Amazon NPA will automatically convert into shares of the Company’s Class N common stock at a conversion price equal to the lower of (i) $2.0928 per share, in the case of Amazon 2023 NPA, or $5.0478 per share, in the case of Amazon 2024 NPA, and (ii) the price per share of the common stock offered to the public in such transaction. Any portion of Amazon’s notes that cannot convert due to Amazon’s ownership cap will automatically convert, subject to Amazon’s ownership cap, into shares of Class N common stock at the close of each fiscal quarter following an initial public offering at a conversion price equal to the lowest of (i) the applicable conversion price set forth above, (ii) the price per share of the common stock offered to the public in connection with such initial public offering, and (iii) the then-current market price of the Company’s common stock based on a 10-day volume-weighted trailing average trading price. The notes issued under an Amazon NPA may also be settled in cash at maturity or, at Amazon’s election, by set-off against amounts Amazon owes the Company under certain commercial agreements with Amazon. Any conversion of the notes issued under an Amazon NPA is subject to Amazon’s aggregate ownership cap, which is waivable at Amazon’s option. If any portion of the notes issued under an Amazon NPA cannot be converted without exceeding the ownership cap, the portion that could not be so converted will be re-issued as a non- interest bearing convertible rollover note, with a maturity date that is 10 years from the issuance date of such rollover note. Upon the occurrence of certain events of default as specified in the applicable Amazon NPA, the Company may be required, depending on the nature of the event of default, to repay in cash the then-outstanding principal amount that has not been converted either (i) in full upon demand of the holder or (ii) in equal installments over a four-year period. In connection with the Series E-1 redeemable convertible preferred stock financing in 2025, the first and second tranches of notes issued under Amazon 2023 NPA were converted into an aggregate of 95.3 million shares of Series E-2 non-voting redeemable convertible preferred stock at a conversion price of $20.9280 per share. A portion of the notes issued under Amazon 2023 NPA did not convert pursuant to Amazon’s ownership cap, and were re-issued as a non-interest bearing rollover note with an aggregate principal amount of $3.1 billion, maturing in March 2034. The rollover note has substantially identical conversion and repayment terms as set forth above, in each case, subject to Amazon’s ownership cap. In connection with the Series E-1 redeemable convertible preferred stock financing, the conversion provisions of the notes issued under Amazon 2024 NPA were triggered. However, due to Amazon’s ownership cap, none of the notes issued under Amazon 2024 NPA converted. As a result, the first tranche was re-issued as a non-interest bearing rollover note with an aggregate

437 principal amount of $1.3 billion maturing in January 2035 and the second and third tranches remained outstanding. Such rollover note has substantially identical conversion and repayment terms as set forth above, in each case, and converts subject to Amazon’s ownership cap. Subsequently, in connection with the Company’s Series F-1 redeemable convertible preferred stock financing in 2025, a portion of the rollover note issued under Amazon 2023 NPA converted into an aggregate of 20.7 million shares of Series F-2 non-voting redeemable convertible preferred stock at a conversion price of $20.9280 per share. The remaining balance of such rollover note was re-issued as a non-interest bearing amended and restated rollover note with a principal amount of approximately $2.6 billion, maturing in March 2034. The notes issued under Amazon 2024 NPA did not convert in connection with the Series F-1 redeemable convertible preferred stock financing due to Amazon’s ownership cap. As of December 31, 2025, $2.6 billion aggregate principal amount of the amended and restated rollover note issued under Amazon 2023 NPA remains outstanding and all three tranches of notes issued under Amazon 2024 NPA, with the first tranche re-issued as a non-interest bearing rollover note, remain outstanding with an aggregate principal balance of $4.0 billion. In January and February 2026, in connection with the Company’s Series G-1 financing, a portion of the second amended and restated non-interest bearing rollover note issued under Amazon 2023 NPA was converted into an aggregate of 20.6 million shares of the Company’s Series G-3 non-voting redeemable convertible preferred stock at a price of $20.9280 per share. The remaining balance of such non-interest bearing rollover note was re-issued as a non-interest bearing amended and restated rollover note with a principal amount of approximately $2.2 billion, maturing in March 2034. The notes issued under Amazon 2024 NPA did not convert in connection with the Series G-1 redeemable convertible preferred stock financing due to Amazon’s ownership cap. As of September 30, 2026 (unaudited), the amended and restated rollover note issued under Amazon 2023 NPA remained outstanding with an aggregate principal amount of approximately $2.2 billion, and all notes issued under Amazon 2024 NPA remained outstanding with an aggregate principal balance of $4.0 billion. Amazon 2026 Note Purchase Agreement (Unaudited) In April 2026 (unaudited), the Company entered into a note purchase agreement (“Amazon 2026 NPA”) under which the Company may issue, subject to certain conditions, up to $20.0 billion of non-voting common stock or convertible promissory notes. Non-voting common stock would be issued at the 30-day trailing volume-weighted average price and, to the extent issued, the notes will bear interest at 8.0% per annum compounded annually and payable at maturity, and mature ten years after issuance, unless earlier repaid or converted pursuant to the terms of the agreement. In May 2026 (unaudited), Amazon invested $5.0 billion in the Company’s Series H redeemable convertible preferred stock financing, which reduced the amount available for issuance under the Amazon 2026 NPA to $15.0 billion. As of September 30, 2026, no non-voting common stock or notes had been issued under the Amazon 2026 NPA. Other Note Purchase Agreements 2025 In August 2025, the Company entered into a note purchase agreement under which the Company may issue, subject to certain conditions, up to $10.0 billion of convertible promissory notes solely to finance rent obligations under a compute and infrastructure equipment lease agreement. Refer to Note 7 for further information. The Company’s ability to issue notes will end upon an initial public offering of its common stock. As of December 31, 2025 and September 30, 2026 (unaudited), no amounts were outstanding under the note purchase agreement. 438 2026 (Unaudited) In March 2026, the Company entered into a second note purchase agreement under which the Company may issue, subject to certain conditions, up to $42.0 billion of convertible promissory notes solely to finance rent obligations under a compute and infrastructure agreement. Refer to Note 7 for further information. The notes will bear interest at 9.0% per annum, payable in kind. The Company’s ability to issue notes will end upon the fifth anniversary of the commencement of the draw period (which has not yet commenced and which begins once the first infrastructure equipment is ready for service pursuant to the compute and infrastructure agreement), subject to earlier termination. As of September 30, 2026, no amounts were outstanding under the note purchase agreement. Issuance costs associated with convertible notes are expensed as incurred. SAFEs During the year ended December 31, 2023, the Company issued SAFEs with an aggregate purchase amount of $122 million that entitled investors to participate in future equity financings through share-settled redemption of the amount invested. Of this amount, $1 million converted into shares of Series C-1 convertible preferred stock during the year ended December 31, 2023, and $121 million converted into shares of Series D-1 and D-2 convertible preferred stock during the year ended December 31, 2024. Conversion prices were determined based on the purchase amount divided by the per-share price of the applicable series of preferred stock, multiplied by a stipulated discount rate, if applicable. The Company determined that the SAFEs are not legal form debt (i.e., no creditors’ rights). The monetary settlement amount of the SAFEs is based upon a fixed or determinable amount known at inception, and the number of equity shares received upon conversion is variable. In such circumstances, equity classification is not appropriate because such contracts that are settled based upon a fixed amount do not expose the holder to risks and rewards similar to those of an equity-holder, therefore, the SAFEs would have been classified as marked-to- market liabilities pursuant to ASC 480. As of December 31, 2024 and 2025, as well as September 30, 2026 (unaudited), the Company had no outstanding SAFEs. Fair Value Option The Company elected to account for the SAFEs and the convertible notes using the fair value option pursuant to ASC 825 and changes in fair value related to the SAFEs and convertible notes are recorded in change in fair value of convertible notes, derivative liabilities, and SAFEs in the Company’s consolidated statements of operations (Note 4). The Company elected to account for the convertible notes using the fair value option pursuant to ASC 825 to eliminate the accounting complexity that would otherwise result from separately accounting for the liability and equity components of the convertible notes under the traditional bifurcation model. The estimated fair value of the convertible notes, derivative liabilities, and SAFEs is determined by using a scenario-based analysis that estimated the fair value of the convertible notes, derivative liabilities, and SAFEs based on the probability-weighted present value of expected future investment returns, considering possible outcomes available to the SAFE and convertible note holder, including conversions to redeemable convertible preferred stock, Class N common stock and maturity. Issuance costs were expensed as incurred and are reflected in other income (expense), net in the consolidated statements of operations. Changes in fair value of the SAFEs and convertible notes and accrued interest are recorded as change in fair value of convertible notes, derivative liabilities, and SAFEs in the consolidated statements of operations. There were no changes in fair value attributable to credit risk recognized as of December 31, 2023, 2024, and 2025, as well as September 30, 2026 (unaudited).

439 Derivative Liability As of December 31, 2024, the Company had a derivative liability representing the subsequent note tranche rights on Amazon 2024 NPA. The Company applied the terms of the subsequent note tranche rights for a written call option and purchased put option scenarios and calculated a derivative liability. The changes in the fair value of the derivative liability were recorded as change in fair value of convertible notes, derivative liabilities, and SAFEs in the consolidated statements of operations. Upon the second closing and third closing of the Amazon 2024 NPA during 2025, the related tranche rights were exercised and thus the derivative liability was settled and derecognized in full through the issuance of the convertible notes, with no remaining tranche rights outstanding as of December 31, 2025. Revolving Credit Agreement On May 14, 2025, the Company entered into a credit agreement (the “Credit Agreement”), by and among the Company, the lenders from time to time party thereto (collectively the “Lenders”), and Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent for the Lenders. The Credit Agreement provides for a senior secured revolving credit facility in an aggregate principal amount of $2.5 billion, with a $400 million letter of credit sublimit. The obligations under the Credit Agreement mature on May 14, 2030, subject to an earlier springing maturity date that is contingent upon the outstanding amount of convertible notes issued by the Company on the date that is 91 days prior to the maturity of such notes. The proceeds of the credit facility may be used for working capital, general corporate purposes, and other lawful purposes. The Company may request borrowings in U.S. dollars or certain other agreed currencies, subject to the terms of the Credit Agreement. Borrowings under the Credit Agreement bear interest at rates based on either the Alternate Base Rate, Term SOFR or other applicable benchmarks, plus an applicable margin. The Company is required to pay commitment fees on the unused portion of the credit facility and fees in connection with letters of credit. The obligations under the Credit Agreement are guaranteed by certain subsidiaries of the Company and are secured by substantially all of the assets of the Company and the subsidiary guarantors, subject to certain exceptions and exclusions set forth in the Credit Agreement. The Credit Agreement contains customary affirmative and negative covenants, including, but not limited to, restrictions on additional indebtedness, liens, asset sales, investments, mergers, and restricted payments. The Company is also subject to a financial covenant which requires the Company to maintain liquidity of at least $500 million as of the last day of each fiscal quarter. The agreement also includes customary events of default, which, if triggered, could result in the acceleration of amounts due under the credit facility. In September 2025, the Company executed an amendment to the Credit Agreement increasing the aggregate principal amount of revolving credit commitments by $250 million to $2.8 billion. In November 2025, the Company executed a second amendment to the Credit Agreement, providing incremental revolving commitments in an aggregate principal amount of $500 million. Following the second amendment, the aggregate principal amount of revolving commitments totals $3.3 billion. In February 2026 (unaudited), the Company executed a third amendment to the Credit Agreement, increasing the letter of credit sublimit by $600 million to $1.0 billion. In September 2026 (unaudited), the Company amended and restated the Credit Agreement, increasing the letter of credit sublimit to $15.0 billion, and providing incremental revolving commitments of $11.7 billion (as amended and restated, the “A&R Credit Agreement”). Following the amendment and restatement, the aggregate principal amount of revolving commitments totals $15.0 billion. The A&R Credit Agreement also extended the maturity to September 2031, subject to an earlier springing maturity date under certain conditions, and increased the minimum liquidity required under the financial covenant to $5.0 billion, beginning with the fiscal quarter ending December 31, 2026. 440 As of December 31, 2025, the Company had no borrowings drawn under the revolving credit facility, and $4 million of standby letters of credit outstanding under the credit facility. The Company was in compliance with all covenants under the Credit Agreement as of December 31, 2025. The Company recognized $5 million in access fees during the year ended December 31, 2025, which are amortized as interest expense over the term of the credit facility. As of September 30, 2026 (unaudited), the Company had no borrowings drawn under the revolving credit facility and $205 million of standby letters of credit were outstanding under the credit facility. The Company was in compliance with all covenants under the A&R Credit Agreement as of September 30, 2026 (unaudited). 10. Redeemable Convertible Preferred Stock, Common Stock and Stockholders’ Deficit Redeemable Convertible Preferred Stock Redeemable convertible preferred stock is carried at its issuance price, net of issuance costs, and comprises Series A redeemable convertible preferred stock, Series B redeemable convertible preferred stock, Series C-1 redeemable convertible preferred stock, Series C-2 redeemable convertible preferred stock, Series D-1 redeemable convertible preferred stock, Series D-2 redeemable convertible preferred stock, Series D-3 redeemable convertible preferred stock, Series E-1 redeemable convertible preferred stock, Series E-2 redeemable convertible preferred stock, Series E-3 redeemable convertible preferred stock, Series E-4 redeemable convertible preferred stock, Series E- 5 redeemable convertible preferred stock, Series F-1 redeemable convertible preferred stock, Series F-2 redeemable convertible preferred stock, Series F-3 redeemable convertible preferred stock, Series F-4 redeemable convertible preferred stock, Series G-1 redeemable convertible preferred stock, Series G-2 redeemable convertible preferred stock, Series G-3 redeemable convertible preferred stock, Series G-4 redeemable convertible preferred stock, Series H-1 redeemable convertible preferred stock, Series H-2 redeemable convertible preferred stock, Series H-3 redeemable convertible preferred stock, and Series H-4 redeemable convertible preferred stock. As of December 31, 2024, the Company’s redeemable convertible preferred stock (“redeemable convertible preferred stock”) consisted of the following (in millions, except share amounts which are reflected in thousands, and per share data): Series Shares Authorized Shares Issued and Outstanding Original Issue Price per Share Net Carrying Value Liquidation Preference Series A 48,574 48,574 $ 2.57 $ 125 $ 125 Series B 87,430 87,430 $ 11.23 982 982 Series C-1 26,397 26,397 $ 11.23 296 296 Series C-2 13,362 13,362 $ 11.23 150 150 Series D-1 66,690 35,013 $ 30.00 1,042 1,051 Series D-2 4,444 4,444 $ 27.00 133 120 Series D-3 114,098 4,999 $ 30.00 146 150 Total 360,995 220,219 $ 2,874 $ 2,874

441 As of December 31, 2025, the Company’s redeemable convertible preferred stock consisted of the following (in millions, except share amounts which are reflected in thousands, and per share data): Series Shares Authorized Shares Issued and Outstanding Original Issue Price per Share Net Carrying Value Liquidation Preference Series A 48,574 48,574 $ 2.57 $ 125 $ 125 Series B 87,430 87,430 $ 11.23 982 982 Series C-1 26,397 26,397 $ 11.23 296 296 Series C-2 13,362 13,362 $ 11.23 150 150 Series D-1 35,013 35,013 $ 30.00 1,042 1,051 Series D-2 4,444 4,444 $ 27.00 133 120 Series D-3 4,999 4,999 $ 30.00 146 150 Series E-1 63,610 63,610 $ 56.09 3,549 3,568 Series E-2 95,282 95,282 $ 20.93 4,728 1,994 Series E-3 12,664 12,664 $ 56.09 856 710 Series E-4 15,343 15,343 $ 50.48 986 774 Series E-5 24,244 24,244 $ 53.28 1,598 1,292 Series F-1 92,220 92,220 $ 140.97 12,999 13,000 Series F-2 145,774 20,740 $ 20.93 2,179 434 Series F-3 51,839 — $ 50.48 — — Series F-4 7,094 — $ 140.97 — — Total 728,289 544,322 $ 29,769 $ 24,646 442 As of September 30, 2026 (unaudited), the Company’s redeemable convertible preferred stock consisted of the following (in millions, except share amounts which are reflected in thousands, and per share data): Series Shares Authorized Shares Issued and Outstanding Original Issue Price per Share Net Carrying Value Liquidation Preference (unaudited) Series A 48,574 48,574 $ 2.57 $ 125 $ 125 Series B 87,430 87,430 $ 11.23 982 982 Series C-1 26,397 26,397 $ 11.23 296 296 Series C-2 13,362 13,362 $ 11.23 150 150 Series D-1 35,013 35,013 $ 30.00 1,042 1,051 Series D-2 4,444 4,444 $ 27.00 133 120 Series D-3 4,999 4,999 $ 30.00 146 150 Series E-1 63,610 63,610 $ 56.09 3,549 3,568 Series E-2 95,282 95,282 $ 20.93 4,728 1,994 Series E-3 12,664 12,664 $ 56.09 856 710 Series E-4 15,343 15,343 $ 50.48 986 774 Series E-5 24,244 24,244 $ 53.28 1,598 1,292 Series F-1 92,220 92,220 $ 140.97 12,999 13,000 Series F-2 20,740 20,740 $ 20.93 2,179 434 Series G-1 90,510 90,510 $ 259.14 23,454 23,455 Series G-2 83,929 83,929 $ 259.14 33,558 21,749 Series G-3 20,563 20,563 $ 20.93 4,571 430 Series G-4 3,322 3,322 $ 233.22 928 775 Series H-1 78,942 77,638 $ 589.01 45,728 45,729 Series H-2 34,808 33,110 $ 589.01 19,502 19,502 Series H-3 104,472 — $ 20.93 — — Series H-4 79,573 — $ 50.48 — — Total 1,040,441 853,394 $ 157,510 $ 136,286 Series G and Series H Financings (Unaudited) In the first quarter of 2026, the Company completed the sale of an aggregate of 90.5 million shares of Series G-1 redeemable convertible preferred stock and an aggregate of 26.0 million shares of Series G-2 non-voting redeemable convertible preferred stock at a price of $259.1364 per share, for aggregate gross proceeds of $30.2 billion. In the second quarter of 2026, the Company completed the sale of an aggregate of 57.9 million shares of Series G-2 non-voting redeemable convertible preferred stock at a price of $259.1364 per share, for aggregate proceeds of $15.0 billion. Refer to Note 4 for further information. In the second quarter of 2026, the Company also completed the sale of an aggregate of 77.6 million shares of Series H-1 redeemable convertible preferred stock and an aggregate of 33.1 million shares of Series H-2 non- voting redeemable convertible preferred stock at a price of $589.0095 per share, for aggregate gross proceeds of $65.2 billion.

443 Dividend Rights The holders of the outstanding shares of redeemable convertible preferred stock are entitled to receive, when and if declared by the Board, and prior and in preference to dividends on the Company’s common stock, dividends at the per annum rate of 6% of the applicable original issue price per share (“OIP”). Such dividends shall not be cumulative. After payment of such dividends, any additional dividends shall be distributed among the holders of common stock and redeemable convertible preferred stock in proportion to the number of shares of common stock that would be held by each such holder if all shares of redeemable convertible preferred stock were converted to common stock calculated on the record date for determination of holders entitled to such dividends. No dividends have been declared or paid through December 31, 2025 and September 30, 2026 (unaudited). Liquidation Preference In the event of any Liquidation Transaction (defined, generally, as any voluntary or involuntary liquidation, dissolution or winding up of the Company or deemed liquidation event), the holders of redeemable convertible preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, by reason of their ownership thereof, an amount per share equal to the OIP for each outstanding share of redeemable convertible preferred stock then held (as adjusted for stock splits, stock dividends, reclassifications and the like), plus any declared but unpaid dividends on such shares. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of redeemable convertible preferred stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of redeemable convertible preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive, and provided that the holders of redeemable convertible preferred stock will be treated on an as-converted basis if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of preferred stock into shares of such series of common stock. Conversion Each share of redeemable convertible preferred stock is convertible into fully paid and non-assessable shares of Class A common stock, in the case of the Series A, Series C-1, Series D-1, Series D-2, Series E-1, Series F-1, Series G-1, and Series H-1 redeemable convertible preferred stock. Each share of non-voting redeemable convertible preferred stock is convertible into fully paid and non-assessable shares of Class N common stock (non-voting common stock), in the case of the Series B, Series C-2, Series D-3, Series E-2, Series E-3, Series E-4, Series E-5, Series F-2, Series F-3, Series F-4, Series G-2, Series G-3, Series G-4, Series H-2, Series H-3, and Series H-4 non- voting redeemable convertible preferred stock. • Optional conversion – Each share of redeemable convertible preferred stock is convertible into Class A common stock or Class N common stock, as applicable, at any time after the issuance of shares at the option of the holder. The conversion rate is determined by dividing the applicable original issue price by the conversion price. As of December 31, 2024, the conversion ratio for all series of redeemable convertible preferred stock was 10:1. In connection with the Series E redeemable convertible preferred stock financing during the year ended December 31, 2025, the issuance of Series E-2 non-voting redeemable convertible preferred stock at $20.9280 per share triggered weighted-average antidilution adjustments to the conversion prices of the Series D-1, D-2, and D-3 redeemable convertible preferred stock. As of December 31, 2025, the conversion ratio for all series of redeemable convertible preferred stock was 10:1, except for the Series D-1, Series D-2, and Series D-3 redeemable convertible preferred stock, which were approximately 10.5, 10.4, and 10.5, respectively. As of September 30, 2026 (unaudited), the conversion ratio for all series of redeemable convertible preferred stock was 10:1, except for the Series D-1, Series D-2, and Series D-3, which were approximately 10.6:1, 10.4:1, and 444 10.6:1, respectively. Upon conversion, no adjustments to the conversion price shall be made for any declared but unpaid dividends on the redeemable convertible preferred stock surrendered for conversion or on the common stock delivered upon conversion. • Mandatory conversion – Each share of redeemable convertible preferred stock shall automatically convert to Class A common stock or Class N common stock, as applicable, at the applicable conversion rate upon the earlier of (i) the Company’s sale of its common stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, resulting in at least $100 million of aggregate cash gross proceeds to the Company, net of underwriting discounts and commissions, (ii) the Company’s completion of a transaction or series of related transactions (by merger, or consolidation, share exchange or otherwise with a publicly traded “special purpose acquisition company” or its subsidiary), which does not qualify as a liquidation transaction, or (iii) the date, or upon the occurrence of an event, specified by vote or written consent of holders of each of (a) the majority of the then outstanding shares of Series A redeemable convertible preferred stock, Series C-1 redeemable convertible preferred stock, Series D-1 redeemable convertible preferred stock, Series D-2 redeemable convertible preferred stock, Series E-1 redeemable convertible preferred stock, Series F-1 redeemable convertible preferred stock, Series G-1 redeemable convertible preferred stock, and Series H-1 redeemable convertible preferred stock voting together as a single class on an as- converted basis, (b) the holders of a majority of the then outstanding shares of Series C-1 redeemable convertible preferred stock, voting separately as a class, which majority must include the vote or written consent, as applicable, of certain specified stockholders, (c) a majority of the Series D-1 redeemable convertible preferred stock and Series D-2 redeemable convertible preferred stock, voting together as a single class on an as-converted basis, (d) a majority of the Series E-1 redeemable convertible preferred stock, voting separately as a class on an as-converted basis, (e) with respect to the Series F redeemable convertible preferred stock only, a majority of the Series F-1 redeemable convertible preferred stock, voting separately as a class on an as-converted basis, (f) with respect to the Series G redeemable convertible preferred stock only, a majority of the Series G-1 redeemable convertible preferred stock, voting separately as a class on an as-converted basis, and (g) with respect to the Series H redeemable convertible preferred stock only, a majority of the Series H-1 redeemable convertible preferred stock, voting separately as a class on an as-converted basis. Voting The holders of Series A, Series C-1, Series D-1, Series D-2, Series E-1, Series F-1, Series G-1, and Series H-1 redeemable convertible preferred stock shall be entitled to the same voting rights and powers as the holders of the Class A common stock and to notice of any stockholders’ meeting in accordance with the bylaws of the Company, and the holders of Class A common stock and the holders of Series A, Series C-1, Series D-1, Series D- 2, Series E-1, Series F-1, Series G-1, and Series H-1 redeemable convertible preferred stock shall vote together as a single class on all matters. Each holder of Series A, Series C-1, Series D-1, Series D-2, Series E-1, Series F-1, Series G-1, and Series H-1 redeemable convertible preferred stock shall be entitled to the number of votes equal to the number of shares of Class A common stock into which such shares of Series A, Series C-1, Series D-1, Series D-2, Series E-1, Series F-1, Series G-1, and Series H-1 redeemable convertible preferred stock, respectively, could be converted. The holders of Series B, Series C-2, Series D-3, Series E-2, Series E-3, Series E-4, Series E-5, Series F-2, Series F- 3, Series F-4, Series G-2, Series G-3, Series G-4, Series H-2, Series H-3, and Series H-4 non-voting redeemable convertible preferred stock shall not be entitled to vote and shall have no voting rights, except as required by law or as specifically set forth in the certificate of incorporation, and shall have no right to vote in any election of the Board.

445 Redemption The holders of the redeemable convertible preferred stock have no voluntary rights to redeem shares. The redeemable convertible preferred stockholders have liquidation preferences in the event of any Liquidation Transaction (defined, generally, as any voluntary or involuntary liquidation, dissolution or winding up of the Company or deemed liquidation event). Although the redeemable convertible preferred stock is not mandatorily or currently redeemable, a deemed liquidation event could constitute a redemption event outside the Company’s control. Therefore, all shares of redeemable convertible preferred stock have been presented outside of permanent equity. The Company recorded shares of redeemable convertible preferred stock issued for cash at their respective issuance price less issuance costs on the dates of issuance. Shares of redeemable convertible preferred stock issued upon conversion of convertible notes were recorded at the fair value of the respective convertible note immediately prior to conversion. The carrying values of the Company’s redeemable convertible preferred stock have not been accreted to their redemption values as the liquidation event is not considered probable of occurring. Subsequent adjustments of the carrying values to redemption values will be made only if and when it becomes probable the convertible preferred stock will become redeemable. Common Stock The Company has one class of capital stock designated “participating common stock” and another class of capital stock designated “Class T common stock.” The class of capital stock designated “participating common stock” is divided into two series, designated “Class A common stock” and “Class N common stock.” The certificate of incorporation, as amended and restated August 27, 2025, authorized the Company to issue up to 8,162.8 million shares of Class A common stock, 5,547.2 million shares of Class N common stock, and 1 share of Class T common stock. The certificate of incorporation, as amended September 17, 2026 (unaudited), authorized the Company to issue up to 10,906.1 million shares of Class A common stock, 7,128.9 million shares of Class N common stock, and one share of Class T common stock. Holders of Class A common stock are entitled to one vote per share. The holders of Class N common stock shall have no right to vote, generally, except as required by law, including no right to vote in any election of the Board, except as required by law. The holders of Class T common stock have no right to vote generally, except as required by law or specifically set forth in the certificate of incorporation. The participating common stock is subordinate to the redeemable convertible preferred stock with respect to dividend rights and rights upon liquidation, winding up, and dissolution of the Company. The Class T common stock is not mandatorily redeemable and does not entitle the holder thereof to receive dividends or any distribution of assets upon the liquidation, winding up, or dissolution of the Company or the occurrence of a Liquidation Transaction (defined, generally, as any voluntary or involuntary liquidation, dissolution or winding up of the Company or deemed liquidation event). 446 The total shares of the Company’s common stock reserved for future issuance, on an as-if converted basis are as follows (in thousands): As of December 31, As of September 30, 2024 2025 2026 (unaudited) Series A 485,744 485,744 485,744 Series B 874,304 874,304 874,304 Series C-1 263,972 263,972 263,972 Series C-2 133,617 133,617 133,617 Series D-1 350,128 368,311 370,299 Series D-2 44,438 46,132 46,314 Series D-3 49,993 52,589 52,873 Series E-1 — 636,101 636,101 Series E-2 — 952,819 952,819 Series E-3 — 126,646 126,646 Series E-4 — 153,429 153,429 Series E-5 — 242,436 242,436 Series F-1 — 922,197 922,197 Series F-2 — 207,399 207,399 Series F-3 — — — Series F-4 — — — Series G-1 — — 905,104 Series G-2 — — 839,288 Series G-3 — — 205,629 Series G-4 — — 33,216 Series H-1 — — 776,379 Series H-2 — — 331,103 Series H-3 — — — Series H-4 — — — Shares available under Donation Matching Plan 964,341 964,341 933,698 Stock options and restricted stock units outstanding 1,736,780 2,603,784 2,902,337 Shares available for future issuance 26,547 287,571 502,429 Total shares reserved for issuance 4,929,864 9,321,392 12,897,333 Equity Compensation Plan In January 2021, the Board approved the 2021 Stock Plan (the “Plan”). The Plan allows for the award of incentive stock options, non-statutory stock options, restricted stock awards, and RSUs to employees, non-employee directors, and consultants of the Company. As of December 31, 2025 and September 30, 2026 (unaudited), there were 3,112.4 million shares and 3,864.8 million shares, respectively, of common stock reserved for issuance under the Plan, with 287.6 million shares and 502.4 million shares, respectively, available to be issued. Options issued under the Plan generally are exercisable for periods not to exceed 10 years and generally vest over either four years with 25% vesting after one year and with the remainder vesting monthly thereafter in equal installments, or over one year with 100% vesting after one year. Effective January 2026 (unaudited), options issued under the Plan generally are exercisable for periods not to exceed 10 years and generally vest over either four years with 12.5% vesting after six months and with the remainder vesting monthly thereafter in equal

447 installments, or over one year with 50% vesting after six months and with the remainder vesting monthly thereafter in equal installments. Stock Options A summary of stock option activity and related information was as follows: Number of Shares (in thousands) Weighted- Average Exercise Price per Share Weighted- Average Remaining Contractual Life (in years) Aggregate Intrinsic Value (in millions) Balance as of December 31, 2023 532,827 $ 0.52 9.3 $ 416 Granted 1,279,562 $ 1.30 Exercised (24,907) $ 0.40 Cancelled and forfeited (50,702) $ 0.98 Balance as of December 31, 2024 1,736,780 $ 1.08 9.2 $ 2,248 Granted 550,591 $ 3.72 Exercised (141,478) $ 0.79 Cancelled and forfeited (163,150) $ 1.33 Balance as of December 31, 2025 1,982,743 $ 1.81 8.6 $ 31,415 Granted (unaudited) 91,180 $ 22.43 Exercised (unaudited) (238,931) $ 1.54 Cancelled and forfeited (unaudited) (60,649) $ 1.94 Balance as of September 30, 2026 (unaudited) 1,774,343 $ 2.91 8.0 $ 119,103 Vested and exercisable as of December 31, 2025 662,636 $ 1.12 8.1 $ 10,961 Vested and exercisable as of September 30, 2026 (unaudited) 1,081,672 $ 2.93 8.0 $ 72,576 The intrinsic value of a stock option is calculated as the difference between the per-share exercise price of the stock option and the estimated per-share fair value of the Company’s common stock at the measurement date. The total intrinsic value of stock options exercised during the years ended December 31, 2023, 2024, and 2025 and during the nine months ended September 30, 2026 (unaudited) was $7 million, $31 million, $1.1 billion, and $7.5 billion, respectively. The weighted-average grant-date fair value of stock options granted during the years ended December 31, 2023, 2024, and 2025 and during the nine months ended September 30, 2026 (unaudited) was $0.51 per share, $1.07 per share, $5.76 per share, and $20.11 per share, respectively. The total grant-date fair value of options vested during the years ended December 31, 2023, 2024, and 2025 and during the nine months ended September 30, 2026 (unaudited) was $12 million, $83 million, $733 million, and $3.5 billion, respectively. As of December 31, 2025 and September 30, 2026 (unaudited), there was approximately $3.2 billion and $1.8 billion, respectively, of total unrecognized compensation cost related to unvested stock options, which is expected to be recognized over a weighted-average period of 1.5 years and 1.2 years, respectively. 448 The following weighted-average assumptions were used to calculate the fair value of option grants: Year Ended December 31, Nine Months Ended September 30, 2023 2024 2025 2026 (unaudited) Fair value of common stock $0.51 - $1.08 $1.30 - $2.23 $3.45 - $16.69 $21.56 - $68.54 Expected volatility 71.6% 67.6% 66.4% 65.7 % Risk-free interest rate 4.3% 4.1% 3.9% 3.8 % Dividend yield — % — % — % — % Expected term (in years) 6.0 6.1 5.6 5.3 Restricted Stock Units The Company grants RSUs to employees and the RSUs vest upon the satisfaction of both a service condition and a performance condition. The service condition for these awards is generally satisfied over a four-year vesting period. The performance condition is satisfied upon the occurrence of an “initial event” which is defined as either (i) a qualifying change in control of the Company or (ii) a listing of the Company’s equity securities on an established securities market (including through a traditional public offering, direct listing, or business combination with a special purpose acquisition company), in each case, on or before the seventh anniversary of the grant date, as further defined in such RSU agreements. If the performance condition is not satisfied within seven years of the grant date, all unvested RSUs are forfeited. As of December 31, 2025 and September 30, 2026 (unaudited), no stock-based compensation expense had been recognized for the RSUs because management determined that it is not probable that the performance condition will be achieved. If management had determined the performance condition was probable of achievement as of December 31, 2025 and September 30, 2026 (unaudited), the Company would have recognized $671 million and $8.2 billion, respectively, of cumulative stock-based compensation expense as of the respective dates and would have had $5.2 billion and $24.1 billion, respectively, of unrecognized compensation cost that represents the RSUs that have not satisfied the service condition for vesting. As of September 30, 2026 (unaudited), unrecognized compensation cost is expected to be recognized over a weighted-average period of 2.0 years. The following table summarizes RSU activity under the Plan during the year ended December 31, 2025 and nine months ended September 30, 2026 (unaudited): Number of Shares (in thousands) Weighted- Average Grant-Date Fair Value per Share Balance as of December 31, 2024 — $ — Granted 629,385 9.42 Vested — — Forfeited or cancelled (8,344) 6.07 Balance as of December 31, 2025 621,041 9.47 Granted (unaudited) 542,915 49.38 Vested (unaudited) — — Forfeited or cancelled (unaudited) (35,962) 16.14 Balance as of September 30, 2026 (unaudited) 1,127,994 $ 28.47

449 The total intrinsic value and fair value of RSUs vested during the year ended December 31, 2025 and nine months ended September 30, 2026 (unaudited) was zero. Restricted Stock Awards (“RSAs”) In January and February 2021, the Company granted a total of 1,731.3 million RSAs to founders and early employees that vested based on the passage of time (i.e., a service condition). The Company also grants RSAs to certain non-employee service providers. The RSAs are shares of common stock that are issued and outstanding and are subject to repurchase by the Company (for a minimal amount) if the holder’s service terminates before the restricted shares vest. Compensation cost is measured at the grant-date fair value of the underlying common stock and is recognized over the vesting period. During the year ended December 31, 2024, 432.8 million RSAs vested and 36.1 million RSAs were subject to repurchase. During the year ended December 31, 2025, all remaining RSAs subject to repurchase as of the end of the prior year vested and additional RSAs granted and subject to repurchase were not material. During the nine months ended September 30, 2026 (unaudited), the Company granted 10.6 million RSAs in connection with acquisitions, substantially all of which remain unvested as of September 30, 2026. As of September 30, 2026 (unaudited), there was approximately $304 million of total unrecognized compensation cost related to unvested RSAs, which is expected to be recognized over a weighted-average period of 2.5 years. Share Repurchases During the year ended December 31, 2025, the Company repurchased and immediately retired 27.9 million shares of common stock from certain former and current service providers at a purchase price of $5.61 per share, which was in excess of the then-current fair market value at the time of repurchase. The aggregate fair value of the shares repurchased was $149 million, which was recorded as an increase in accumulated deficit. The excess of the repurchase price over the fair market value of the shares at the date of repurchase was recognized as stock- based compensation expense of $7 million in the consolidated statement of operations. In February 2026 (unaudited), the Company’s Board of Directors approved an offer by a group of third-party buyers to purchase shares of the Company’s Class A common stock at a price of $25.9136 per share from sellers that included current and former employees, non-employee service providers, and donor advised funds. The tender offer closed in April 2026, and an aggregate of 179.9 million shares were sold. Shares sold in the tender offer were sold at fair value, and accordingly, no stock-based compensation expense was recognized in connection with the transaction. Donation Matching Plan In November 2021, the Company adopted its donation matching plan (“Donation Matching Plan”) whereby eligible employees of the Company can pledge to donate to eligible nonprofit organizations, including 501(c)(3) tax exempt organizations, and have the Company match such donation on the terms set forth in the Donation Matching Plan. The Company may elect, at its sole discretion and per the terms of the Donation Matching Plan, to match the donation in shares of Class N common stock or in cash in an equivalent value. As of December 31, 2024 and 2025, 964.3 million shares of common stock were reserved for issuance under the Donation Matching Plan, and no shares are issued or outstanding. As of September 30, 2026 (unaudited), 933.7 million shares of common stock were reserved for issuance under the Donation Matching Plan. During the nine months ended September 30, 2026 (unaudited), the Company recognized $2.1 billion within other operating and administrative expense in the consolidated statements of operations for the initial recognition and change in fair value of the donation matching program liability and issued 30.6 million shares of Class N common stock upon settlement of its donation matching obligation in the first quarter of 2026 (unaudited). As of December 31, 2024 and 2025 and September 30, 2026 (unaudited), the Company accrued zero, $541 million, and $2.0 billion, respectively, within 450 accounts payable, accrued expenses, and other current liabilities on the consolidated balance sheets, representing the estimated fair value of the current obligations to match employee donations under the donation matching program based on observable and unobservable inputs, specifically considering the price of the Company’s common stock. 11. Income Taxes The Company is subject to taxation in the United States and various other state and foreign jurisdictions. The domestic and foreign components of pre-tax loss were as follows (in millions): Year Ended December 31, 2023 2024 2025 Domestic $ (1,529) $ (8,302) $ (41,881) Foreign — (6) (64) Loss before provision for income taxes $ (1,529) $ (8,308) $ (41,945) The components of the provision for income taxes were as follows (in millions): Year Ended December 31, 2023 2024 2025 Current: Federal $ — $ — $ — State — — — Foreign 2 4 17 Total current provision for income taxes 2 4 17 Deferred: Federal — — — State — — — Foreign — (3) 3 Total deferred provision for (benefit from) income taxes — (3) 3 Total provision for income taxes $ 2 $ 1 $ 20 The following is a reconciliation of the statutory federal income tax rate to the Company’s effective tax rate: Year Ended December 31, 2023 2024 U.S. Federal statutory tax rate 21.0% 21.0 % State and local income taxes, net of Federal income tax effect 3.6% 2.4 % Foreign tax effects (0.1) % — % Research and development credits 1.4% 2.2 % Changes in valuation allowances (9.4) % (12.2) % Mark to market (16.2) % (13.6) % Other (0.4) % 0.2 % Provision for income taxes (0.1) % — %

451 Year Ended December 31, 2025 Amount Percent Pre-tax book income $ (41,945) U.S. Federal statutory tax rate (8,808) 21.0 % State and local income taxes, net of Federal income tax effect(1) (47) 0.1 % Foreign tax effects 34 (0.1) % Tax credits (404) 1.0 % Changes in valuation allowances 1,870 (4.5) % Nontaxable or nondeductible items Mark to market 7,192 (17.1) % Other nondeductible expenses (no item >5%) 5 — % Changes in unrecognized tax benefits 165 (0.4) % Other 13 — % Provision for income taxes $ 20 — % ______________ (1) State taxes in California made up the majority (greater than 50%) of the tax effect in this category. The tax effects of temporary differences and related deferred tax assets and liabilities were as follows (in millions): As of December 31, 2024 2025 Deferred tax assets: Stock-based compensation $ 40 $ 279 Research and development capitalization 459 34 Net operating loss carryforwards 445 2,007 Research and development tax credit 260 656 Lease liability 10 25 Bad debt reserve 1 4 Depreciation and amortization 1 — Contingency reserve 1 312 Other accruals — 147 Valuation allowance (1,206) (3,422) Total deferred tax asset, net 11 42 Deferred tax liabilities: ROU asset (8) (28) Depreciation and amortization — (12) Other deferred tax liabilities — (2) Total deferred tax liabilities (8) (42) Net deferred tax assets $ 3 $ — In determining the need for a valuation allowance, the Company reviewed both positive and negative evidence bearing upon its ability to realize the deferred tax assets. Management has considered the Company’s history of cumulative net losses incurred since inception and has concluded that it is more likely than not that the Company will not realize the benefits of the deferred tax assets. Accordingly, a full valuation allowance was established 452 against the Company’s U.S. and foreign net deferred tax assets as of December 31, 2025. Management reevaluates the positive and negative evidence at each reporting period. A reconciliation of the beginning and ending amount of the Company’s valuation allowance is as follows (in millions): Year Ended December 31, 2023 2024 2025 Valuation allowance, beginning of year $ 56 $ 200 $ 1,206 Changes in related gross deferred tax asset 144 1,006 2,216 Valuation allowance, end of year $ 200 $ 1,206 $ 3,422 As of December 31, 2025, the Company had U.S. federal net operating loss (“NOL”) carryforwards of $8.2 billion, which do not expire, state NOL carryforwards of $4.2 billion, which begin to expire in 2033, and NOL carryforwards in Ireland of $85 million, which do not expire. As of December 31, 2025, the Company had U.S. federal and California R&D tax credit carryforwards in the amount of $656 million and $343 million, respectively. The U.S. federal R&D tax credits begin to expire in 2042 while the California R&D tax credits can be carried forward indefinitely. The Company’s ability to utilize the NOL carryforwards and R&D credit carryforwards in the future may be subject to an annual limitation due to ownership changes that have occurred or that could occur in the future in accordance with Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”), as well as similar state provisions. These ownership changes may limit the amount of NOL and R&D tax credit carryforwards that can be utilized annually to offset future taxable income and future income tax, respectively. In general, an ownership change as defined by Section 382 results from transactions increasing the ownership of certain stockholders or public groups in the stock of a corporation by more than 50% over a three-year period. The Company last completed a Section 382 analysis as of December 31, 2023, and has determined that ownership changes have taken place in October 2021 and September 2023. However, no limitations on the utilization of tax attributes were identified as of that date. A Section 382 study has not been conducted subsequent to December 31, 2023. Ownership changes that may have occurred in 2024 and 2025 may therefore subject tax attributes to a yearly limitation. A reconciliation of the beginning and ending amount of the Company’s unrecognized tax benefits during the years ended December 31, 2024, and 2025 is as follows (in millions): Year Ended December 31, 2024 2025 Balance, beginning of year $ 7 $ 101 Increases related to prior year tax positions 10 4 Increases related to current year tax positions 84 188 Balance, end of year $ 101 $ 293 The Company files tax returns in the United States and various state and foreign jurisdictions in which the Company conducts business activities. The federal and state income tax returns are subject to examination for all tax years, the tax returns in the United Kingdom are open from 2023 onwards and the Ireland tax returns are open from 2024 onwards. To the extent the Company has tax attribute carryforwards, the tax years in which the attribute was generated may still be adjusted upon examination by the Internal Revenue Service (“IRS”) or state tax authorities to the extent utilized in a future period. Additionally, the Company is subject to tax examinations

453 by tax authorities in foreign jurisdictions where it has business operations. There are currently no federal, state, or foreign audits in progress by the IRS or any other jurisdictions for any tax years. Given the Company’s full valuation allowance, none of the unrecognized tax benefits, if recognized, would affect the Company’s effective tax rate. The Company’s policy is to recognize interest and penalties related to income taxes as components of income tax expense. As of December 31, 2024 and 2025, the Company did not accrue interest and penalties related to unrecognized tax benefits. The Company considers the earnings of its foreign subsidiaries to be indefinitely reinvested and, accordingly, has not provided U.S. federal or state income taxes or foreign withholding taxes on such earnings. The Company does not expect material taxes would be due upon repatriation of these earnings. The amount of cash taxes paid by (refunded to) the Company during the year ended December 31, 2025 is as follows (in millions): Year Ended December 31, 2025 Federal $ — State — Foreign United Kingdom 10 South Korea (2) All Other Foreign — Cash taxes, net of amounts refunded $ 8 In July 2025, the United States enacted tax legislation commonly referred to as the One Big Beautiful Bill Act (the “OBBB Act”). The OBBB Act, among other things, extends certain provisions of 2017 U.S. federal tax legislation relating to federal bonus depreciation. The OBBB Act permanently reverted to pre-Tax Cuts and Jobs Act rules allowing full deduction of domestic research and experimental expenses effective for tax years beginning after December 31, 2024, and provided transition relief permitting acceleration of previously capitalized domestic R&D costs from 2022 to 2024. While these provisions resulted in a significant favorable temporary difference in the Company’s 2025 tax provision, they did not have a material effect on the Company’s consolidated financial statements for the year ended December 31, 2025, due to the Company’s full valuation allowance position on deferred tax assets. The Company will continue to monitor future developments, including regulatory guidance and interpretations, which could have a material impact as the Company’s tax position evolves. For the Nine Months Ended September 30, 2025 and 2026 (Unaudited) A summary of the Company’s provision for income taxes, loss before provision for income taxes, and effective tax rates is as follows (in millions, except percentages): Nine Months Ended September 30, 2025 2026 Provision for income taxes $ 12 $ 417 Loss before provision for income taxes $ (25,095) $ (103,622) Effective tax rate — % (0.4) % The Company’s provision for income taxes consists primarily of state taxes in the United States and foreign taxes in jurisdictions in which the Company conducts business. The Company recorded income tax expense of $12 million and $417 million for the nine months ended September 30, 2025 and 2026, respectively. The Company’s 454 effective tax rate differs from the federal statutory rate primarily as a result of the valuation allowance against its deferred tax assets. The Company regularly assesses the need for a valuation allowance on its deferred tax assets. In making this assessment, the Company considers all available evidence, both positive and negative, in determining whether its deferred tax assets are more-likely-than-not realizable in the future. The Company maintains a full valuation allowance against its net deferred tax assets in all jurisdictions other than Ireland, as it is more likely than not that these assets will not be realized.

455 12. Net Loss per Share The Company computes net loss per share utilizing the two-class method required for participating securities. The rights, including the liquidation and dividend rights, of the holders of the Company’s Class A common stock and Class N common stock are identical, except with respect to voting. As a result, the basic and diluted net loss per share of Class A common stock and Class N common stock are the same and therefore presented on a combined basis. The following table sets forth the computation of basic and diluted net loss per share, net of tax attributable to the Company’s common stockholders (in millions, except share amounts which are reflected in thousands, and per-share data): Year Ended December 31, Nine Months Ended September 30, 2023 2024 2025 2025 2026 (unaudited) Numerator: Net loss $ (1,531) $ (8,309) $ (41,965) $ (25,107) $ (104,039) Denominator: Weighted-average shares of common stock outstanding, basic and diluted 1,076,881 1,528,995 1,821,085 1,806,803 2,076,810 Net loss per share attributable to common stockholders, basic and diluted $ (1.42) $ (5.43) $ (23.04) $ (13.90) $ (50.10) 456 For the years ended December 31, 2023, 2024, and 2025 and the nine months ended September 30, 2025 and 2026 (unaudited), basic net loss per share is the same as diluted net loss per share as the inclusion of all potential shares of common stock outstanding would have been anti-dilutive. Potentially dilutive securities that were not included in the diluted per-share calculations because they would have been anti-dilutive were as follows (in thousands): Year Ended December 31, Nine Months Ended September 30, 2023 2024 2025 2025 2026 (unaudited) Redeemable convertible preferred stock 1,757,637 2,202,194 5,465,695 5,465,695 8,558,869 Convertible notes 1,137,923 1,893,289 2,046,074 2,046,074 1,840,445 Derivative liabilities 3,062,061 450,000 — — — RSAs 468,904 36,070 27 — 13,736 Stock options 532,827 1,736,780 1,982,743 1,877,399 1,774,343 Holdback liability — — 1,596 — 1,590 Donation matching program liability — — 30,643 — 27,992 Total 6,959,352 6,318,333 9,526,778 9,389,168 12,216,975 The SAFEs and certain convertible notes were excluded from the anti-dilutive securities as the potential common stock are contingently issuable and the number of shares issuable is contingent on the price at which future financing transactions occur. The table above does not include 621.0 million, 318.9 million, and 1,128.0 million RSUs outstanding as these awards are subject to a performance condition that was not considered probable for the year ended December 31, 2025 and nine months ended September 30, 2025 and 2026 (unaudited), respectively. 13. Commitments and Contingencies Purchase Commitments The Company routinely enters into non-cancelable agreements with third parties that contractually obligate the Company to purchase services. These contractual commitments primarily relate to CSP hosting and other third- party infrastructure services agreements.

457 Future minimum payments under the Company’s non-cancelable purchase commitments with a remaining term in excess of one year as of December 31, 2025 were as follows (in millions): Year Ended December 31, Amount 2026 $ 7,059 2027 11,128 2028 10,832 2029 8,304 2030 5,428 Thereafter 11,808 Total non-cancelable contractual commitments $ 54,559 As of September 30, 2026 (unaudited), expected future fixed or minimum guaranteed commitments under these agreements were approximately $313.8 billion with terms ranging from one to 20 years. The Company has also entered into compute and infrastructure agreements that do not specify a fixed or minimum dollar commitment. Payments under these agreements will depend on the capacity made available and deployed, delivery timing, and pricing, and are not yet determinable. The Company does not include any estimated obligation for these agreements in the amount above; however, such payments are expected to be significant. Cost Reimbursement Arrangements and Guarantees (unaudited) In 2026, the Company entered into cost reimbursement arrangements with developers to support their data center capacity development, including their procurement of long-lead-time equipment and materials. The Company may be required to make payments to or on behalf of the counterparties if specified trigger events occur, including the non-execution of the definitive lease agreement or the developers’ failure to obtain construction financing. These arrangements generally have remaining terms of less than one year. As of September 30, 2026, maximum potential payments under these arrangements were up to $4.2 billion, and amounts accrued under these arrangements were not material. In 2026, the Company also guaranteed the payment obligations of a data center provider under a power purchase contract. The Company would be required to pay upon a written demand from the contract counterparty following the provider’s failure to pay. The guaranty expires no later than December 31, 2038. As of September 30, 2026, maximum potential payments under the guaranty were $500 million. Legal Matters The Company is involved from time to time in claims, proceedings, and litigation, including the following: In August 2024, various authors filed suit against the Company alleging infringement of copyrighted books in the case of Bartz, et al. v. Anthropic in the U.S. District Court for the Northern District of California (“Bartz”). The complaint alleged, among other things, copyright infringement related to the use of literary works used in the training of the Company’s large language models. The complaint sought certification as a class action, unspecified amounts of damages, injunctive relief, attorneys’ fees, costs, and interest. The Company reached a settlement in the amount of $1.5 billion and the interest earned thereon, which was approved by the district court in July 2026. The Company paid $300 million during the year ended December 31, 2025 and recorded liabilities of $750 million in accounts payable, accrued expenses, and other current liabilities and $450 million in other noncurrent liabilities on the consolidated balance sheets as of December 31, 2025, and $450 million in accounts payable, accrued expenses, and other current liabilities as of September 30, 2026 (unaudited). 458 In October 2023, Concord Music Group et al. filed a complaint against the Company in the U.S. District Court for the Middle District of Tennessee (“Concord I”). The complaint alleges, among other things, that in the process of building and operating the Company models, the Company unlawfully copied and disseminated copyrighted lyrics controlled by the publishers. It also asserts a claim for unlawful removal of copyright management information. The complaint seeks unspecified amounts of damages, injunctive relief, attorneys’ fees, costs, and interest. The case was later transferred to the Northern District of California. Both parties filed motions for summary judgment and the court held a hearing on October 21, 2026. The Company disputes the allegations of wrongdoing and intends to defend itself vigorously in this matter. The Company is also subject to four copyright actions in Canada. In May and July 2025, two putative class actions were filed on behalf of purported classes of Canadian authors - one in British Columbia (“MacKinnon”) on behalf of all Canadian authors, and one in Québec (“Grescoe”) on behalf of all Québec authors - each alleging violations of Canada’s Copyright Act based on the Company’s copying and use of copyrighted books to train its large language models. Grescoe has been stayed pending a final judgment in MacKinnon. In July 2026, La Presse Inc., a Québec news publisher, filed a copyright infringement action against the Company in the Québec Superior Court alleging that the Company reproduced its journalistic works in the data used to train the Company’s models. In October 2026, a group of Canadian news publishers filed a claim against the Company in the Ontario Superior Court of Justice. The plaintiffs allege the Company copied their content from their websites to develop its Claude models. They further allege the Company breached the websites’ terms of service and circumvented technological protection measures. The Company disputes the allegations of wrongdoing and intends to defend itself vigorously in these matters. In June 2025, Reddit, Inc. filed suit against the Company in California state court alleging various claims, including breach of contract and trespass to chattels, stemming from allegations about the Company’s use of Reddit data in building and operating its models. In September 2026, the state court narrowed the case to Reddit’s breach of contract, interference with contract, and unfair competition claims. The Company disputes the allegations of wrongdoing and intends to defend itself vigorously in this matter. Between January and October 2026, several complaints were filed against the Company in the U.S. District Court for the Northern District of California by various music publishers and their affiliated entities, including Concord Music Group, Universal Music Publishing Group, ABKCO Music, BMG Rights Management (US) LLC, Round Hill Music LP, Sony Music Publishing (US) LLC, Warner Chappell Music, Inc., and others (collectively, the “Music Publisher Matters”). The complaints allege, among other things, that the Company unlawfully copied the plaintiffs’ copyrighted song lyrics and musical compositions, and assert claims for direct and indirect copyright infringement based on both the acquisition and use of copyrighted materials to train the Company’s large language models and the outputs of those models, as well as claims for removal of copyright management information. Certain of the complaints also assert claims for unauthorized downloading and distribution of copyrighted works, circumvention of technological protection measures, and violations of the Digital Millennium Copyright Act, and certain of the complaints also name two Company executives as defendants. The complaints seek unspecified amounts of damages, injunctive relief, attorneys’ fees, costs, and interest. These matters are in preliminary stages. The Company disputes the allegations of wrongdoing and intends to defend itself vigorously in these matters. The Company is subject to several putative class action complaints alleging that it markets and sells subscription plans for Claude through false, misleading, and deceptive advertising practices. These matters are generally in the early stages. The Company disputes the allegations of wrongdoing and intends to defend itself vigorously in these actions. Various authors and publishers have opted out of the class action and settlement reached in Bartz and filed individual suits against the Company, generally alleging claims of direct copyright infringement, contributory copyright infringement, and removal of copyright management information related to the use of literary works used in the training of the Company’s large language models. The Company disputes the allegations of

459 wrongdoing in these remaining opt-out actions and intends to defend itself vigorously in all matters. These proceedings remain in various stages. The Company has received notices, demands, and other communications from several authors and individual rights-holders, publishers (including, but not limited to, book, news, and music publishers), platforms and website operators, and trade associations, in the United States and other jurisdictions (collectively, “Rights- Holders”) alleging unauthorized acquisition or use of content, removal of copyright management information, violation of terms of service, and violation of copyrights. Some Rights-Holders have also sought to have their content removed from the Company’s training corpus or sought more information on how their content was used in the development of the Company’s models. Other Rights-Holders have argued that the mere crawling of their sites has harmed them. The Company expects to continue to receive similar notices from Rights-Holders, which may ultimately result in litigation against the Company. The Company disputes the allegations of wrongdoing and intends to defend itself vigorously in these matters. From time to time, the Company is subject to inquiries, investigations, subpoenas and requests for information from federal, state, and foreign governmental authorities, including the U.S. Federal Trade Commission and state attorneys general, regarding, among other things, consumer protection, data protection and privacy, and the safety and security of the Company’s products. In addition, from time to time, the Company is subject to claims, litigation, and other proceedings, including potential regulatory proceedings, involving patent and other intellectual property matters, taxes, labor and employment, competition, privacy and data protection, consumer protection, commercial disputes, and services offered by the Company, and other matters. The outcomes of the Company’s legal proceedings and other contingencies are inherently unpredictable, subject to significant uncertainties, and could be material to its operating results and cash flows for a particular period. The Company evaluates, on a regular basis, developments in its legal proceedings and other contingencies that could affect the amount of liability, including amounts in excess of any previous accruals and reasonably possible losses disclosed, and makes adjustments and changes to its accruals and disclosures as appropriate. For the matters the Company discloses that do not include an estimate of the amount of loss or range of losses, such an estimate is not possible or is immaterial, and the Company may be unable to estimate the possible loss or range of losses that could potentially result from the application of non- monetary remedies. Until the final resolution of such matters, if any of the Company’s estimates and assumptions change or prove to have been incorrect, the Company may experience losses in excess of the amounts recorded, which could have a material effect on its business, consolidated financial position, results of operations, or cash flows. Indemnification Agreements The Company enters into standard indemnification agreements in the ordinary course of business. Pursuant to these arrangements, the Company indemnifies, holds harmless, and agrees to reimburse the indemnified parties for losses suffered or incurred by the indemnified party, in connection with any trade secret, copyright, patent, independent testing and evaluation of the Company’s models, or other intellectual property infringement claim by any third party with respect to its technology. These indemnification obligations are not subject to a cap in certain instances. The term of these indemnification agreements is generally perpetual after the execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these agreements is not determinable because it involves claims that may be made against the Company in the future but have not yet been made. The Company has not incurred costs to defend lawsuits or settle claims related to these indemnification agreements. Employee Benefit Plan The Company has a qualified defined contribution plan under Section 401(k) of the Internal Revenue Code covering eligible employees. A portion of employee contributions are matched up to a fixed maximum dollar 460 amount per year per eligible employee. During the years ended December 31, 2023, 2024, and 2025, matching contributions related to the plan were $2 million, $7 million, and $15 million, respectively, and during the nine months ended September 30, 2025 and 2026 (unaudited), matching contributions were $11 million and $35 million, respectively. 14. Segment and Geographical Information The Company’s chief operating decision maker (“CODM”) is the leadership team consisting of the Company’s Chief Executive Officer and President. The Company operates its business in one operating segment and, therefore, has one reportable segment. The CODM utilizes financial information presented on a consolidated basis for purposes of making operating decisions, assessing financial performance, and allocating resources including, but not limited to, the Company’s consolidated net loss. The CODM uses consolidated net loss as the measure of segment profit or loss. The CODM uses consolidated net loss to evaluate overall financial performance, monitor budget-to-actual results, assess the return on the Company’s investments in compute and infrastructure, personnel, and other operating activities to inform decisions regarding the allocation of capital and personnel resources across the Company’s operations. There are no other expense categories regularly provided to the CODM that are not already included in the primary consolidated financial statements, except that stock-based compensation expense is separately provided to the CODM as a discrete component within the Personnel line item. Stock-based compensation expense was $29 million, $192 million, and $1.2 billion for the years ended December 31, 2023, 2024, and 2025, and $591 million and $3.3 billion for the nine months ended September 30, 2025 and 2026 (unaudited), respectively. The CODM does not evaluate operating segments using asset information. Long-lived assets, which consist of property and equipment, net, and operating lease right-of-use assets, by geographic location are based on the physical location of the assets. As of December 31, 2024, December 31, 2025, and September 30, 2026 (unaudited), approximately 94%, 95%, and 98%, respectively, of the Company’s long- lived assets were located in the United States. 15. Business Combinations 2026 Acquisition Activity (Unaudited) On May 18, 2026, the Company acquired Stainless Software, Inc., to advance developer experience and agent connectivity. This acquisition was primarily funded by shares of the Company’s Class A common stock with fair value of $295 million. The total purchase price of $306 million consisted of $12 million cash and cash equivalents, $65 million of intangible assets, $24 million of other net liabilities, and $253 million of goodwill. Goodwill primarily relates to expected synergies and assembled workforce and is not expected to be deductible for U.S. federal income tax purposes. During the nine months ended September 30, 2026, the Company completed other acquisition activity for aggregate consideration of $283 million. 2025 Acquisition Activity On December 2, 2025, the Company acquired 100% of the issued and outstanding equity interests of Bun. The acquisition primarily provides additional workforce to support the Company’s developer ecosystem initiatives and has been accounted for as a business combination. The total consideration transferred of approximately $171 million consisted of: $136 million in equity issued, including replacement of equity awards attributable to pre- combination services; a $25 million holdback liability to be settled in shares of the Company’s Class A common stock; and $10 million in cash.

461 The fair value of equity issued was determined based on the estimated fair value of the Company’s Class A common stock immediately prior to the acquisition and includes 8.6 million shares of Class A common stock issued to Bun stockholders and a number of replacement options to purchase shares of the Company’s Class A common stock issued to continuing employees that are subject to service-based vesting conditions over a three- year period, of which a portion was attributable to pre-combination services and therefore included within the total consideration noted above. Equity issued excludes 1.6 million shares of Class A common stock held back and not legally issued, which serve as partial security for the sellers’ general representation and warranty obligations. The holdback shares are subject to an 18-month holdback period, after which any remaining shares will be released to the former Bun stockholders, net of any shares necessary to satisfy breaches of the sellers’ general representations and warranties or other post-closing adjustments. The holdback shares were recorded at their acquisition date fair value and classified as a liability within Other noncurrent liabilities on the consolidated balance sheets. The holdback liability will be settled in shares of Class A common stock and is recorded at fair value through its settlement date, with changes in fair value recorded to other income (expense), net on the consolidated statements of operations. The estimate of fair value of the holdback liability used both observable and unobservable inputs, specifically considering the price of the Company’s Class A common stock and the probability of payout at the end of the holdback period. The purchase price was allocated on a preliminary basis to goodwill of $154 million and cash and cash equivalents of $17 million. Goodwill primarily relates to expected synergies and assembled workforce and is not expected to be deductible for U.S. federal income tax purposes. Pro forma results of operations have not been presented because the effects of all acquisitions, individually and in the aggregate, were not material. Acquisition-related costs were expensed as incurred within other operating and administrative expenses on the consolidated statements of operations, and were not material. 16. Subsequent Events The Company has evaluated subsequent events for recognition and measurement purposes through June 1, 2026, which is the date the consolidated financial statements were available to be issued. Equity and Financing Transactions • In January and February 2026, the Company completed the sale of an aggregate of 90.5 million shares of Series G-1 redeemable convertible preferred stock and an aggregate of 26.0 million shares of Series G-2 non-voting redeemable convertible preferred stock at a price of $259.1364 per share, for aggregate gross proceeds of $30.2 billion. • In February 2026, the Board approved an offer made by a group of third-party buyers to purchase shares of the Company’s Class A common stock at a price of $25.9136 per share from a group of sellers that included current and former employees, non-employee service providers, and donor advised funds. The transaction closed in April 2026, and an aggregate of 179.9 million shares were sold. There was no stock-based compensation expense related to this transaction. • In February 2026, the Company settled its obligation accrued as of December 31, 2025 under the Donation Matching Plan through the issuance of 30.6 million shares of Class N common stock. The liability was remeasured to fair value through the settlement date, resulting in additional other operating and administrative expense of $126 million recognized in the first quarter of 2026. • In March 2026, the Company entered into a financing arrangement, including a note purchase agreement (“Google 2026 NPA”) with Google under which Google purchased 38.6 million shares of the 462 Company’s Series G-2 non-voting redeemable convertible preferred stock for approximately $10.0 billion and will provide up to $30.0 billion of debt and/or equity financing through December 31, 2030, subject to certain conditions. • In April 2026, the Company entered into a stock purchase and convertible note facility agreement (“Amazon 2026 NPA”) with Amazon under which Amazon purchased 19.3 million shares of the Company’s Series G-2 non-voting redeemable convertible preferred stock for approximately $5.0 billion and will provide up to $20.0 billion of debt and/or equity financing in the future, subject to certain conditions. • In May 2026, the Company completed the sale of an aggregate of 75.7 million shares of Series H-1 redeemable convertible preferred stock and an aggregate of 27.6 million shares of Series H-2 non- voting redeemable convertible preferred stock at a price of $589.0095 per share, for aggregate gross proceeds of $60.8 billion, with additional sales expected in June 2026. Compute and Infrastructure Transactions • In March 2026, the Company entered into a lease agreement for a data center to be constructed. The lease is expected to commence in 2027 and is for a term of 20 years from the date the data center is delivered to the Company. • In March 2026, in connection with an agreement to lease compute and infrastructure equipment, the Company entered into a note purchase agreement under which the Company may issue, subject to certain conditions, up to $42.0 billion of convertible promissory notes in the future solely to finance rent obligations under the lease. • In March 2026, in connection with order forms executed under the Company’s amended and restated colocation and services agreement with a data center provider for a facility in the United States, the Company entered into a guaranty of the provider’s obligations under a power purchase contract in favor of the power counterparty in a maximum amount of up to $500 million. • In April 2026, the Company deposited $2.5 billion into an escrow account in connection with a compute and infrastructure lease agreement. • Subsequent to December 31, 2025, the Company entered into new, and amended existing, lease and commercial agreements primarily to secure additional compute and infrastructure capacity, with aggregate future minimum payment obligations of approximately $417 billion. These primarily consist of leases for compute equipment and data centers and purchase commitments with certain cloud providers, commencing between 2026 and 2027 with terms ranging from less than one year to 20 years. The Company also expanded certain existing commercial agreements under which it expects to secure additional compute and infrastructure capacity to be delivered between 2028 and 2031. As certain commercial terms have not yet been finalized, the Company estimates aggregate future payments under these agreements to be approximately $125 billion to $150 billion. Strategic Transactions and Partnerships • In April 2026, the Company completed the acquisition of Coefficient Bio, Inc., a developer of AI models for biological research applications. Aggregate merger consideration consisted of 15.4 million shares of the Company’s Class A common stock, a portion of which is attributable to post-combination compensation under share revesting arrangements with continuing employees. The initial accounting for the acquisition was not complete as of the date these consolidated statements were available to be issued.

463 • In May 2026, the Company completed the acquisition of Stainless Software, Inc., a provider of developer tooling for the automated generation of software development kits and Model Context Protocol servers. Aggregate merger consideration consisted of 11.6 million shares of the Company’s Class A common stock, a portion of which is attributable to post-combination compensation under share revesting arrangements with continuing employees. The initial accounting for the acquisition was not complete as of the date these consolidated statements were available to be issued. • In May 2026, the Company entered into an agreement to invest $325 million in a newly formed entity that will help accelerate AI adoption across mid-sized companies. The Company is currently evaluating the impact of the accounting for this arrangement on its consolidated financial statements. Other Matters • In January 2026, the Company entered into a lease agreement for office space in San Francisco, California. The lease has a twelve-year initial term contractually commencing in January 2027. In March 2026, the lease was deemed to have commenced for accounting purposes when the landlord made the leased building available for use by the Company to begin tenant improvements. The Company recognized an operating lease right-of-use asset of $200 million and corresponding operating lease liability of $196 million. • In January 2026, the Company modified all stock options outstanding for which the one-year cliff vesting period had not yet been achieved by adjusting the cliff vesting period to be equal to six months. The incremental expense recognized as a result of these stock option modifications was not material. • A portion of the Company’s revenue is derived from contracts with various agencies of the United States Government (“USG”). On February 27, 2026, the President of the United States ordered the USG to stop using the Company’s models and the U.S. Department of War designated the Company as a Supply-Chain Risk to National Security (the “Risk Designation”). The Company may experience material revenue losses or business disruptions attributable to these events. On March 9, 2026, the Company filed a complaint in the U.S. District Court for the Northern District of California challenging the Risk Designation as unlawful and simultaneously filed a petition for review in the U.S. Court of Appeals for the D.C. Circuit. The U.S. District Court for the Northern District of California has largely granted summary judgment in the Company’s favor, ruling that the Department of War’s actions were retaliatory acts meant to punish the Company for speech protected under the First Amendment to the United States Constitution and violated the Company’s rights under the Due Process Clause of the Fifth Amendment to the United States Constitution, and that the Secretary of War’s Risk Designation, particularly with respect to 10 U.S.C. § 3252, violated the Administrative Procedure Act because they were in excess of statutory authority, contrary to law, and arbitrary and capricious. The defendants have filed a notice of appeal of the preliminary injunction. The D.C. Circuit Court of Appeals, however, in a 2-1 split decision, has denied the Company’s petition for review, ruling that the Department of War’s Risk Designation was proper under Federal Acquisition Supply Chain Security Act (“FASCSA”) Section 4713, and that the Company’s rights under the First Amendment and Due Process Clause of the Fifth Amendment were not violated. The Company is evaluating its next steps with respect to the D.C. Circuit’s decision. 464 17. Subsequent Events (Unaudited) The Company has evaluated subsequent events for recognition and measurement purposes through November 10, 2026, the date the unaudited interim consolidated financial statements were available to be issued. Equity and Financing Transactions • Subsequent to September 30, 2026, the Company’s board of directors approved grants of approximately 47 million RSUs that vest based on a service-based condition only, generally over four years. The Company is in the process of determining the grant-date fair value of these awards. • In October 2026, the Company issued 28.0 million shares of Class N common stock upon settlement of its donation matching obligation accrued as of September 30, 2026. The liability will be remeasured to fair value through the settlement date in the fourth quarter of 2026. • In October 2026, the Company entered into amendments to the employment agreements of certain executive officers that provide for cash severance, continued health coverage and accelerated vesting of a number of outstanding equity awards upon certain conditions, modifying the executive officers’ outstanding stock options and RSUs. Because the performance-based vesting condition of the RSUs was not probable of being satisfied as of the modification date, the RSUs outstanding are expected to be remeasured at their modification-date fair value. • In October 2026, the Company amended its certificate of incorporation to increase the number of authorized shares of Class N common stock to 7,975.7 million shares, and the Company’s stockholders approved the issuance of up to 846.8 million shares of Class N common stock to a newly formed, wholly owned subsidiary of the Company in furtherance of the Company’s public benefit purpose. • In October 2026, the Company’s board of directors adopted, and its stockholders approved, the 2026 Equity Incentive Plan and the 2026 Employee Stock Purchase Plan, each effective on the day prior to the effectiveness of the registration statement of which this prospectus forms a part, with up to 2,950.0 million and 160.0 million shares of Class A common stock, respectively, initially reserved for issuance, subject to annual increases. • On November 9, 2026, the Company’s board of directors modified the service-based vesting condition applicable to approximately 67 million RSUs that would otherwise have satisfied such condition on November 20, 2026, pursuant to their terms, such that the condition will instead be satisfied as of November 19, 2026. Because the performance-based vesting condition of the affected RSUs that have such a condition was not probable of being satisfied as of the modification date, those RSUs are expected to be remeasured at their modification-date fair value. The Company expects the incremental stock- based compensation expense from this modification to be material and is in the process of determining the amount of such expense. • In November 2026, the Company entered into purchase agreements with certain strategic partners, including Google and AMD, to purchase an aggregate of $26.0 billion of the Company’s Class N common stock in a private placement at a price per share equal to the initial public offering price. The purchases are contingent upon, and will occur immediately subsequent to, the closing of the Company’s initial public offering. Google’s $10.0 billion purchase will reduce the amount available under the Google 2026 NPA to $10.0 billion. AMD’s $2.5 billion purchase will reduce its equity commitment under the Hardware Supply Agreement to $2.5 billion upon closing. Compute and Infrastructure Transactions • Subsequent to September 30, 2026, the Company entered into new, and amended existing, lease and commercial arrangements primarily to secure additional compute and infrastructure capacity, with aggregate future minimum payment obligations of approximately $106 billion, some of which are

465 subject to contingent conditions prior to commencement, such as the counterparty’s ability to secure financing, facilities, or regulatory approvals, as applicable. If those conditions are not met, the arrangement may be terminated. These arrangements generally will commence between 2026 and 2027 with terms greater than one year and up to 20 years. The Company also entered into certain agreements that are short term in nature with minimum non-cancelable payments under such contracts of approximately $7 billion. 466 Anthropic, PBC Consolidated Balance Sheets (In millions, except share amounts which are in thousands, and per share data, unaudited) June 30, December 31, 2026 2025 Assets Current assets: Cash and cash equivalents $ 112,389 $ 17,388 Short-term investments 19,262 2,889 Accounts receivable, net 5,833 909 Prepaid expenses and other current assets 496 2,560 Total current assets 137,980 23,746 Restricted cash 2,529 13 Property and equipment, net 1,187 146 Operating lease right-of-use assets 1,157 126 Goodwill 576 154 Other assets, noncurrent 3,929 476 Total assets $ 147,358 $ 24,661 Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit Current liabilities: Accounts payable, accrued expenses, and other current liabilities $ 5,422 $ 2,511 Operating lease liabilities, current 148 37 Deferred revenue 1,650 269 Total current liabilities 7,220 2,817 Operating lease liabilities, noncurrent 931 80 Convertible notes payable 108,566 41,677 Other noncurrent liabilities 750 823 Total liabilities 117,467 45,397 Commitments and contingencies (Note 11) Redeemable convertible preferred stock, $0.00001 par value; 1,040,441 and 728,289 shares authorized as of June 30, 2026 and December 31, 2025, respectively; 853,394 and 544,322 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively; aggregate liquidation preference of $136,286 and $24,646 as of June 30, 2026 and December 31, 2025, respectively 157,510 29,769

467 Anthropic, PBC Consolidated Balance Sheets (continued) (In millions, except share amounts which are in thousands, and per share data, unaudited) June 30, December 31, 2026 2025 Stockholders’ deficit: Class A common stock, $0.00001 par value; 10,991,000 and 8,162,757 shares authorized as of June 30, 2026 and December 31, 2025, respectively; 2,157,398 and 1,901,267 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively — — Class N common stock, $0.00001 par value; 7,044,000 and 5,547,243 shares authorized as of June 30, 2026 and December 31, 2025, respectively; 30,643 and no shares outstanding as of June 30, 2026 and December 31, 2025, respectively — — Class T common stock, $0.00001 par value; 0 and 0 shares authorized and issued as of June 30, 2026 and December 31, 2025, respectively — — Additional paid-in capital 5,336 1,644 Accumulated other comprehensive income (loss) (53) 5 Accumulated deficit (132,902) (52,154) Total stockholders’ deficit (127,619) (50,505) Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit $ 147,358 $ 24,661 The accompanying notes are an integral part of these consolidated financial statements. 468 Anthropic, PBC Consolidated Statements of Operations (In millions, except share amounts which are in thousands, and per share data, unaudited) Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Revenue $ 11,555 $ 787 $ 16,286 $ 1,163 Operating expenses: Compute and infrastructure 5,558 1,390 8,945 2,334 Personnel 1,857 320 3,152 538 Sales, marketing, and partnerships 2,135 96 3,168 120 Other operating and administrative 1,031 181 1,714 306 Total operating expenses 10,581 1,987 16,979 3,298 Operating income (loss) 974 (1,200) (693) (2,135) Interest income 762 64 1,111 115 Change in fair value of convertible notes and derivative liabilities (59,597) (5,241) (72,388) (10,942) Other income (expense), net (8,448) — (8,757) — Total other income (expense), net (67,283) (5,177) (80,034) (10,827) Loss before provision for income taxes (66,309) (6,377) (80,727) (12,962) Provision for income taxes — — 21 7 Net loss $ (66,309) $ (6,377) $ (80,748) $ (12,969) Net loss per share attributable to common stockholders, basic and diluted $ (31.08) $ (3.55) $ (39.88) $ (7.25) Weighted-average shares outstanding, basic and diluted 2,133,299 1,796,234 2,024,973 1,788,731 The accompanying notes are an integral part of these consolidated financial statements.

469 Anthropic, PBC Consolidated Statements of Comprehensive Loss (In millions, unaudited) Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Net loss $ (66,309) $ (6,377) $ (80,748) $ (12,969) Other comprehensive income (loss): Net unrealized loss on available-for- sale securities (29) — (49) — Foreign currency translation adjustments (10) 1 (9) 1 Other comprehensive income (loss) (39) 1 (58) 1 Comprehensive loss $ (66,348) $ (6,376) $ (80,806) $ (12,968) The accompanying notes are an integral part of these consolidated financial statements. 4 7 0 A n th ro p ic , P B C C o n so li d a te d S ta te m en ts o f R ed ee m a b le C o n v er ti b le P re fe r re d S to ck a n d S to ck h o ld er s’ D ef ic it (I n m il li o n s, e x ce p t sh ar e am o u n ts w h ic h a re i n t h o u sa n d s, u n au d it ed ) R e d e e m a b le c o n v er ti b le p r e fe rr e d s to c k C la ss A c o m m o n s to c k C la ss N c o m m o n s to c k C la ss T c o m m o n s to c k A d d it io n a l p a id -i n A c c u m u la te d o th er c o m p re h e n si v e A c c u m u la te d T o ta l st o c k h o ld er s’ S h a r e s A m o u n t S h a r e s A m o u n t S h a r e s A m o u n t S h a r e s A m o u n t c a p it a l in c o m e (l o ss ) d e fi c it d e fi c it B a la n c e a s o f M a rc h 3 1 , 2 0 2 6 6 8 4 ,7 6 1 $ 6 5 ,4 7 1 1 ,9 1 7 ,6 8 3 $ — 3 0 ,6 4 3 $ — 0 $ — $ 3 ,2 2 8 $ (1 4 ) $ (6 6 ,5 9 3 ) $ (6 3 ,3 7 9 ) Is su an ce o f re d ee m ab le c o n v er ti b le p re fe rr ed s to ck , n et o f is su an ce c o st s 1 6 8 ,6 3 3 9 2 ,0 3 9 — — — — — — — — — — Is su an ce o f C la ss A c o m m o n s to ck u p o n ex er ci se o f st o ck o p ti o n s, g ra n ts o f re st ri ct ed s to ck , an d s al es o f co m m o n st o ck f o r ca sh — — 2 1 3 ,5 1 8 — — — — — 3 1 5 — — 3 1 5 Is su an ce o f C la ss A c o m m o n s to ck i n co n n ec ti o n w it h a cq u is it io n s — — 2 6 ,1 9 7 — — — — — 5 3 2 — — 5 3 2 S to ck -b as ed c o m p en sa ti o n e x p en se — — — — — — — — 1 ,2 6 1 — — 1 ,2 6 1 F o re ig n c u rr en cy t ra n sl at io n a d ju st m en ts — — — — — — — — — (1 0 ) — (1 0 ) N et u n re al iz ed l o ss o n a v ai la b le -f o r- sa le se cu ri ti es — — — — — — — — — (2 9 ) — (2 9 ) N et l o ss — — — — — — — — — — (6 6 ,3 0 9 ) (6 6 ,3 0 9 ) B a la n c e a s o f J u n e 3 0 , 2 0 2 6 8 5 3 ,3 9 4 $ 1 5 7 ,5 1 0 2 ,1 5 7 ,3 9 8 $ — 3 0 ,6 4 3 $ — 0 $ — $ 5 ,3 3 6 $ (5 3 ) $ (1 3 2 ,9 0 2 ) $ (1 2 7 ,6 1 9 ) R e d e e m a b le c o n v er ti b le p r e fe rr e d s to c k C la ss A c o m m o n s to c k C la ss N c o m m o n s to c k C la ss T c o m m o n s to c k A d d it io n a l p a id -i n A c c u m u la te d o th er c o m p re h e n si v e A c c u m u la te d T o ta l st o c k h o ld er s’ S h a r e s A m o u n t S h a r e s A m o u n t S h a r e s A m o u n t S h a r e s A m o u n t c a p it a l in c o m e (l o ss ) d e fi c it d e fi c it B a la n c e a s o f D e c em b er 3 1 , 2 0 2 5 5 4 4 ,3 2 2 $ 2 9 ,7 6 9 1 ,9 0 1 ,2 6 7 $ — — $ — 0 $ — $ 1 ,6 4 4 $ 5 $ (5 2 ,1 5 4 ) $ (5 0 ,5 0 5 ) Is su an ce o f re d ee m ab le c o n v er ti b le p re fe rr ed s to ck , n et o f is su an ce c o st s 2 8 5 ,1 8 7 1 2 2 ,2 4 2 — — — — — — — — — — C o n v er si o n o f co n v er ti b le n o te s in to re d ee m ab le c o n v er ti b le p re fe rr ed s to ck 2 3 ,8 8 5 5 ,4 9 9 — — — — — — — — — — Is su an ce o f C la ss A c o m m o n s to ck u p o n ex er ci se o f st o ck o p ti o n s, g ra n ts o f re st ri ct ed s to ck , an d s al es o f co m m o n st o ck f o r ca sh — — 2 2 9 ,8 1 8 — — — — — 3 5 5 — — 3 5 5 Is su an ce o f C la ss A c o m m o n s to ck i n co n n ec ti o n w it h a cq u is it io n s — — 2 6 ,3 1 3 — — — — — 5 3 4 — — 5 3 4 Is su an ce o f C la ss N c o m m o n s to ck u p o n se tt le m en t o f d o n at io n m at ch in g p ro g ra m li ab il it y — — — — 3 0 ,6 4 3 — — — 6 6 7 — — 6 6 7 S to ck -b as ed c o m p en sa ti o n e x p en se — — — — — — — — 2 ,1 8 5 — — 2 ,1 8 5 F o re ig n c u rr en cy t ra n sl at io n a d ju st m en ts — — — — — — — — — (9) — (9) N et u n re al iz ed l o ss o n a v ai la b le -f o r- sa le se cu ri ti es — — — — — — — — — (4 9 ) — (4 9 ) N et l o ss — — — — — — — — — — (8 0 ,7 4 8 ) (8 0 ,7 4 8 ) O th er — — — — — — — — (4 9 ) — — (4 9 ) B a la n c e a s o f J u n e 3 0 , 2 0 2 6 8 5 3 ,3 9 4 $ 1 5 7 ,5 1 0 2 ,1 5 7 ,3 9 8 $ — 3 0 ,6 4 3 $ — 0 $ — $ 5 ,3 3 6 $ (5 3 ) $ (1 3 2 ,9 0 2 ) $ (1 2 7 ,6 1 9 )

4 7 1 T h e a cc o m p a n yi n g n o te s a re a n i n te g ra l p a rt o f th es e co n so li d a te d f in a n ci a l st a te m en ts . 4 7 2 A n th ro p ic , P B C C o n so li d a te d S ta te m en ts o f R ed ee m a b le C o n v er ti b le P re fe r re d S to ck a n d S to ck h o ld er s’ D ef ic it (I n m il li o n s, e x ce p t sh ar e am o u n ts w h ic h a re i n t h o u sa n d s, u n au d it ed ) R e d e e m a b le c o n v er ti b le p r e fe rr e d s to c k C la ss A c o m m o n s to c k C la ss N c o m m o n s to c k C la ss T c o m m o n s to c k A d d it io n a l p a id -i n A c c u m u la te d o th e r c o m p re h e n si v e A c c u m u la te d T o ta l st o c k h o ld er s’ S h a r e s A m o u n t S h a r e s A m o u n t S h a r e s A m o u n t S h a r e s A m o u n t c a p it a l in c o m e d e fi c it d e fi c it B a la n c e a s o f M a rc h 3 1 , 2 0 2 5 4 3 1 ,3 6 3 $ 1 4 ,5 9 1 1 ,7 8 6 ,2 9 2 $ — — $ — 0 $ — $ 3 4 7 $ — $ (1 6 ,6 3 2 ) $ (1 6 ,2 8 5 ) Is su an ce o f C la ss A c o m m o n s to ck u p o n ex er ci se o f st o ck o p ti o n s an d g ra n ts o f re st ri ct ed s to ck — — 7 6 ,4 7 1 — — — — — 4 6 — — 4 6 R ep u rc h as e o f o u ts ta n d in g c o m m o n st o ck — — (2 7 ,9 4 2 ) — — — — — — — (1 4 9 ) (1 4 9 ) S to ck -b as ed c o m p en sa ti o n e x p en se — — — — — — — — 1 7 4 — — 1 7 4 F o re ig n c u rr en cy t ra n sl at io n a d ju st m en ts — — — — — — — — — 1 — 1 N et l o ss — — — — — — — — — — (6 ,3 7 7 ) (6 ,3 7 7 ) B a la n c e a s o f J u n e 3 0 , 2 0 2 5 4 3 1 ,3 6 3 $ 1 4 ,5 9 1 1 ,8 3 4 ,8 2 2 $ — — $ — 0 $ — $ 5 6 7 $ 1 $ (2 3 ,1 5 8 ) $ (2 2 ,5 9 0 ) R e d e e m a b le c o n v er ti b le p r e fe rr e d s to c k C la ss A c o m m o n s to c k C la ss N c o m m o n s to c k C la ss T c o m m o n s to c k A d d it io n a l p a id -i n A c c u m u la te d o th e r c o m p re h e n si v e A c c u m u la te d T o ta l st o c k h o ld er s’ S h a r e s A m o u n t S h a r e s A m o u n t S h a r e s A m o u n t S h a r e s A m o u n t c a p it a l in c o m e d e fi c it d e fi c it B a la n c e a s o f D e c em b er 3 1 , 2 0 2 4 2 2 0 ,2 2 0 $ 2 ,8 7 4 1 ,7 7 9 ,0 6 0 $ — — $ — 0 $ — $ 2 3 9 $ — $ (1 0 ,0 4 0 ) $ (9 ,8 0 1 ) Is su an ce o f re d ee m ab le c o n v er ti b le p re fe rr ed s to ck , n et o f is su an ce c o st s 6 3 ,6 1 0 3 ,5 4 9 — — — — — — — — — — C o n v er si o n o f co n v er ti b le n o te s in to re d ee m ab le c o n v er ti b le p re fe rr ed s to ck 1 4 7 ,5 3 3 8 ,1 6 8 — — — — — — — — — — Is su an ce o f C la ss A c o m m o n s to ck u p o n ex er ci se o f st o ck o p ti o n s an d g ra n ts o f re st ri ct ed s to ck — — 8 3 ,7 0 4 — — — — — 4 9 — — 4 9 R ep u rc h as e o f o u ts ta n d in g c o m m o n s to ck — — (2 7 ,9 4 2 ) — — — — — — — (1 4 9 ) (1 4 9 ) S to ck -b as ed c o m p en sa ti o n e x p en se — — — — — — — — 2 7 9 — — 2 7 9 F o re ig n c u rr en cy t ra n sl at io n a d ju st m en ts — — — — — — — — — 1 — 1 N et l o ss — — — — — — — — — — (1 2 ,9 6 9 ) (1 2 ,9 6 9 ) B a la n c e a s o f J u n e 3 0 , 2 0 2 5 4 3 1 ,3 6 3 $ 1 4 ,5 9 1 1 ,8 3 4 ,8 2 2 $ — — $ — 0 $ — $ 5 6 7 $ 1 $ (2 3 ,1 5 8 ) $ (2 2 ,5 9 0 ) T h e a cc o m p a n yi n g n o te s a re a n i n te g ra l p a rt o f th es e co n so li d a te d f in a n ci a l st a te m en ts .

473 Anthropic, PBC Consolidated Statements of Cash Flows (In millions, unaudited) Six Months Ended June 30, 2026 2025 Cash flows from operating activities: Net loss $ (80,748) $ (12,969) Adjustments to reconcile net loss to net cash provided by (used in) operating activities: Stock-based compensation expense 2,185 279 Depreciation and amortization 97 14 Change in fair value of convertible notes and derivative liability 72,388 10,942 Change in fair value of donation matching program liability 126 — Recognition and change in fair value of other financial instruments 8,720 — Other, net (7) 5 Changes in operating assets and liabilities: Accounts receivable, net (4,982) (384) Prepaid expenses and other assets 2,094 212 Accounts payable, accrued expenses, and other liabilities 2,679 257 Lease liabilities (3) 7 Deferred revenue 1,380 124 Net cash provided by (used in) operating activities 3,929 (1,513) Cash flows from investing activities: Purchases of property and equipment (482) (18) Purchases of short-term investments (18,972) — Sales and maturities of short-term investments 2,610 — Other investing activities (337) (31) Net cash used in investing activities (17,181) (49) Cash flows from financing activities: Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs 110,432 3,549 Principal payments for finance leases (4) — Issuance of convertible notes for cash — 1,300 Proceeds from issuance of common stock 355 49 Repurchase of common stock — (149) Payment of deferred offering costs (9) — Net cash provided by financing activities 110,774 4,749 Effect of exchange rate changes on cash, cash equivalents, and restricted cash (5) 1 Net increase in cash, cash equivalents, and restricted cash 97,517 3,188 Cash, cash equivalents, and restricted cash at beginning of period 17,401 3,154 Cash, cash equivalents, and restricted cash at end of period $ 114,918 $ 6,342 The accompanying notes are an integral part of these consolidated financial statements. 474 Anthropic, PBC Notes to Interim Consolidated Financial Statements (Unaudited) 1. Description of Business and Summary of Significant Accounting Policies Anthropic, PBC (the “Company”) is a public benefit corporation (“PBC”) incorporated under Delaware law in January 2021. The Company develops and maintains advanced artificial intelligence (“AI”) models and provides its intelligence service through its platform and applications to customers. The Company’s public benefit purpose is to responsibly develop and maintain advanced AI for the long-term benefit of humanity. The Company is headquartered in San Francisco, California. Basis of Presentation The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Company consolidates its wholly owned subsidiaries over which it exercises control, as well as variable interest entities (“VIEs”) where the Company is deemed to be the primary beneficiary. All intercompany balances and transactions between consolidated entities have been eliminated in consolidation. The consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements as of and for the year ended December 31, 2025, but do not include all disclosures, including certain notes required by GAAP on an annual reporting basis. In the opinion of management, the information contained herein reflects all the adjustments of a normal, recurring nature that are necessary for the fair statement of the Company’s financial position, results of operations, comprehensive loss, cash flows and the changes in equity for the interim periods but are not necessarily indicative of the results expected for the full year or any other period. These unaudited and consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2025. Changes in Presentation and Reclassification of Prior Periods Certain amounts reported in the Company’s prior period consolidated financial statements have been reclassified to conform to the current period presentation. The Company combined certain captions on its consolidated balance sheets and consolidated statements of cash flows. These reclassifications have been recast for all prior periods presented to conform to the current period presentation. These reclassifications affect presentation only and did not impact total assets, total liabilities, total stockholders’ equity (deficit), total operating loss, net loss, or net cash provided by (used in) operating, investing, or financing activities. Stock Split On September 17, 2026, the Company effected a 10-for-1 stock split of its authorized, issued, and outstanding shares of Class A common stock and Class N common stock. The conversion rate of the Company’s redeemable convertible preferred stock was proportionately adjusted to factor in the stock split. On the same date, the Company also effected a 1-for-1,000 reverse stock split of its authorized and issued shares of Class T common stock. All share and per share information has been retroactively adjusted to reflect the stock split and reverse stock split for all periods presented. Use of Estimates The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities in the consolidated financial statements and accompanying notes. Actual results could differ materially from those estimates. Significant items subject to such estimates and assumptions include the determination of the fair value of common stock, valuation of deferred tax assets and the related valuation allowance, the potential outcome of uncertain tax positions that have been recognized in the consolidated financial statements or tax returns, valuation of convertible notes, valuation of goodwill, stock-based compensation, the assessment of useful lives of long-lived assets and intangible assets, contingencies, the valuation of financial instruments, and discount rates for operating and finance leases.

475 Concentrations of Risk Significant Customers The Company grants credit to customers in the normal course of business. The table below sets forth concentrations of credit risk with respect to accounts receivables from major customers that accounted for 10% or more of the Company’s total accounts receivable: As of June 30, 2026 December 31, 2025 Customer A 13% 13% Customer C 10% * * Less than 10% of total The table below sets forth concentrations of revenue from customers that accounted for 10% or more of the Company’s total revenue: Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Customer A * 11% * * Customer B * 18% * 18% Customer C 11% * 11% * * Less than 10% of total Other Concentration Cloud compute infrastructure capable of training and serving the Company’s models at scale is available from a limited number of providers. The Company was dependent on certain cloud service providers (“CSPs”) for the substantial majority of its compute infrastructure under long-term hosting and lease agreements. The Company also provides access to its intelligence service through cloud service provider (“CSP”) marketplaces, with CSPs acting as collection agents for the Company in these transactions. Revenue generated from sales through CSP marketplaces to customers represented 47% and 48% of total revenue for the three and six months ended June 30, 2026, respectively, and 47% and 44% of total revenue for the three and six months ended June 30, 2025, respectively. As of June 30, 2026 and December 31, 2025, net accounts receivable from sales through CSP marketplaces to customers represented 58% and 60% of the Company’s net accounts receivable, respectively. Certain CSPs also hold the Company’s non-voting redeemable convertible preferred stock and convertible notes. See Note 7 and Note 8 for further information. Restricted Cash The Company’s restricted cash is classified as noncurrent based on the contractual or estimated term of the remaining restriction and consists of amounts pledged as collateral for the Company’s lease and other contractual obligations. These amounts are restricted from general corporate use and will be released or applied against the related obligations as the underlying conditions are satisfied. Accounts Receivable and Allowances Accounts receivable represent uncollected payments from customers and payments collected by channel partners from customers on the Company’s behalf which have not yet been remitted to the Company. Accounts receivable are recorded at the invoiced amount net of the allowance for credit losses and do not bear interest. The Company monitors collections and payments from customers and maintains an allowance for credit losses for expected losses resulting from the inability of customers or channel partners to make or remit payments. The Company writes off 476 accounts receivable against the allowance when management determines a balance is uncollectible and no longer actively pursues collection of the receivable. Changes in the allowance for credit losses were as follows (in millions): Balance as of December 31, 2025 $ 17 Change in allowance for credit losses 57 Write-off of uncollectible accounts receivable (3) Balance as of June 30, 2026 $ 71 Leases The Company determines if an arrangement is a lease at inception. The Company evaluates the classification of leases at commencement and, as necessary, at modification. The Company categorizes leases with contractual terms longer than twelve months as either operating or finance. Finance leases are generally those leases that allow the Company to substantially utilize or pay for the entire asset over its estimated life. All other leases are categorized as operating leases. The Company leases facilities and equipment under operating and finance leases. The Company determines whether an arrangement is or contains a lease at inception and records lease liabilities and right-of-use assets on its consolidated balance sheets at lease commencement. Where the Company’s leases do not provide an implicit rate; the Company determines its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The determination of the incremental borrowing rate is based on an estimate of the Company’s unsecured borrowing rate, adjusted for tenor and collateralized security features. Lease liabilities are recognized at the present value of the future lease payments at the lease commencement date. ROU assets are measured based on the corresponding lease liability adjusted for (i) payments made to the lessor at or before the commencement date, (ii) initial direct costs incurred and (iii) tenant incentives received, incurred or payable under the lease. The Company does not assume renewals or early terminations of its leases unless it is reasonably certain to exercise these options at commencement. Operating lease cost is recognized on a straight-line basis over the lease term. Finance lease ROU assets are amortized on a straight-line basis over the shorter of the estimated useful life of the underlying asset or, where title does not transfer at the end of the lease term and the Company is not reasonably certain to exercise a purchase option, the lease term, and are recognized within operating expenses based on the nature of the leased asset. The interest component of a finance lease is recognized using the effective interest method over the lease term and is presented separately from the amortization of the related ROU asset. Operating lease ROU assets and operating lease liabilities are presented separately on the consolidated balance sheets. Finance lease ROU assets are included in property and equipment, net. Finance lease liabilities are included in accounts payable, accrued expenses, and other current liabilities, and in other noncurrent liabilities. The Company’s lease agreements may contain lease and non-lease components. Non-lease components related to the asset being leased are not separated from the lease components and are accounted for as a single lease component for all existing classes of assets. The Company made an accounting policy election for lease agreements with a term of 12 months or less and does not recognize ROU assets and lease liabilities in respect of those agreements. Any payments related to short-term leases are expensed as incurred. Variable lease payments are expensed as incurred and are mainly composed of utilities, common area maintenance, and other operating expenses. Similar to other long-lived assets discussed above, management assesses operating lease ROU assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Finance lease ROU assets are assessed for impairment together with the Company’s other property and equipment. For leased assets, such circumstances would include the decision to enter into a sublease for which estimated cash flows do not fully cover the costs of the associated lease. Recently Issued Accounting Pronouncements Not Yet Adopted

477 In November 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses (Subtopic 220-40) ("ASU 2024-03"), and in January 2025, the FASB issued ASU 2025-01, Income Statement-Reporting Comprehensive Income- Expense Disaggregation Disclosure (Subtopic 220-40): Clarifying the Effective Date ("ASU 2025-01"). ASU 2024-03 requires enhanced disclosure in the notes to the financial statements regarding the disaggregation of certain costs and expenses. ASU 2024-03, as clarified by ASU 2025-01, is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. Upon adoption, the guidance can be applied either prospectively or retrospectively. The Company is currently evaluating the impact of the new standard on the Company's consolidated financial statements. There are other new accounting pronouncements issued by the FASB that the Company has adopted or will adopt, as applicable, and the Company does not believe any of these accounting pronouncements have had, or will have, a material impact on its consolidated financial statements or disclosures. 2. Revenue The following table presents revenue by geographical region, determined by the billing address of the customer (in millions): Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 United States $ 8,106 $ 559 $ 11,763 $ 820 International 3,449 228 4,523 343 Total $ 11,555 $ 787 $ 16,286 $ 1,163 The following table presents consumption-based and subscription-based revenue (in millions): Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Consumption-based $ 9,140 $ 674 $ 13,064 $ 983 Subscription-based 2,415 113 3,222 180 Total $ 11,555 $ 787 $ 16,286 $ 1,163 Deferred Revenue Deferred revenue consists of amounts billed or received in advance of the Company satisfying its performance obligations, and is recognized as revenue as services are delivered to customers. Deferred revenue relates primarily to subscriptions that are subject to usage limits that reset over short periods, which results in revenue being recognized ratably over the subscription period, which is generally twelve months or less. Changes in the deferred revenue balance are as follows (in millions): Total Balance as of December 31, 2025 $ 269 Revenue recognized from deferred revenue at the beginning of the period (196) Amounts billed or received in advance and not recognized as revenue and other 1,577 Balance as of June 30, 2026 $ 1,650 Remaining Performance Obligations Remaining performance obligations represent deferred revenue and amounts that will be recognized as revenue in future periods for arrangements with non-cancelable commitments. Remaining performance obligations amounted to $10.8 billion as of June 30, 2026. The Company expects to recognize approximately 75% of this amount as revenue over the next twelve months and the remainder thereafter. The amount and timing of revenue recognition is driven by customer usage and the Company’s performance in accordance with contractual terms. 3. Investments 478 Cash Equivalents and Short-Term Investments The amortized cost, gross unrealized gains and losses, and fair value of the Company’s cash equivalents and short-term investments by major security type as of June 30, 2026 and December 31, 2025 consisted of the following (in millions): As of June 30, 2026 Amortized Cost Gross Unrealized Gains Gross Unrealized Losses Fair Value Cash equivalents: Money market funds $ 108,603 $ — $ — $ 108,603 Commercial paper 18 — — 18 U.S. Treasury and agency securities 264 — — 264 Corporate debt securities 4 — — 4 Municipal securities 8 — — 8 Total cash equivalents $ 108,897 $ — $ — $ 108,897 Short-term investments(1): Commercial paper $ 1,592 $ — $ (3) $ 1,589 U.S. Treasury and agency securities 14,818 — (33) 14,785 Corporate debt securities 2,896 — (8) 2,888 Total short-term investments $ 19,306 $ — $ (44) $ 19,262 As of December 31, 2025 Amortized Cost Gross Unrealized Gains Gross Unrealized Losses Fair Value Cash equivalents: Money market funds $ 16,455 $ — $ — $ 16,455 Corporate debt securities 4 — — 4 Total cash equivalents $ 16,459 $ — $ — $ 16,459 Short-term investments(1): Commercial paper $ 123 $ — $ — $ 123 U.S. Treasury and agency securities 2,111 3 — 2,114 Corporate debt securities 651 1 — 652 Total short-term investments $ 2,885 $ 4 $ — $ 2,889 __________________ (1) The Company has classified and accounted for its short-term investments as available-for-sale securities. As of June 30, 2026 and December 31, 2025, amortized cost and fair value balances exclude accrued interest receivable, which totaled $123 million and $16 million, respectively, and were included in prepaid expenses and other current assets on the consolidated balance sheets. The Company does not measure an allowance for credit losses on accrued interest receivable, as any uncollectible accrued interest is written off in a timely manner. The contractual maturities of cash equivalents and short-term investments are as follows (in millions): As of June 30, 2026 Amortized Cost Fair Value Due within one year $ 120,668 $ 120,654 Due after one year through five years 7,535 7,505 Total $ 128,203 $ 128,159

479 Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. As of June 30, 2026 and December 31, 2025, the Company has not recorded an allowance for credit losses on its investments. The Company has not recognized any impairment charges on its short-term investments during the three and six months ended June 30, 2026 and 2025. The following table summarizes the fair value and gross unrealized losses of short-term investments that are in an unrealized loss position aggregated by major security type (in millions): As of June 30, 2026 Fair Value Unrealized Loss(1) Commercial paper $ 1,444 $ (3) U.S. Treasury and agency securities 14,237 (33) Corporate debt securities 2,478 (8) Total $ 18,159 $ (44) __________________ (1) All of the Company’s short-term investments have been in a continuous unrealized loss position for less than 12 months. The Company does not intend to sell, nor is it more-likely-than-not that the Company will be required to sell, short-term investments with unrealized losses prior to the recovery of its amortized cost bases, which may be at maturity. As of December 31, 2025, the Company did not have short-term investments in an unrealized loss position. During the three and six months ended June 30, 2026 and 2025, there were no material realized gains or losses from cash equivalents and short-term investments that were reclassified out of accumulated other comprehensive income (loss). Equity Method Investments The Company holds investments accounted for under the equity method of accounting where the Company can exercise significant influence, but not control, over an investee. Equity method investments are included within other assets, noncurrent, on the Company’s consolidated balance sheets, and the Company’s share of the income or losses of the equity method investees are recognized in other income (expense), net, in the Company’s consolidated statements of operations. As of June 30, 2026, the Company's carrying value of such investments was not material. The Company has made funding commitments of up to $325 million, of which $265 million remained unfunded. 4. Fair Value Measurements Assets and Liabilities Measured at Fair Value on a Recurring Basis The following tables present information about the Company’s financial assets and liabilities measured at fair value on a recurring basis based on the fair value hierarchy as follows (in millions): As of June 30, 2026 Level 1 Level 2 Level 3 Total Assets: Cash equivalents: Money market funds $ 108,603 $ — $ — $ 108,603 Commercial paper — 18 — 18 U.S. Treasury and agency securities — 264 — 264 Corporate debt securities — 4 — 4 Municipal securities — 8 — 8 Short-term investments: Commercial paper — 1,589 — 1,589 U.S. Treasury and agency securities — 14,785 — 14,785 Corporate debt securities — 2,888 — 2,888 480 Other assets: Warrant rights — — 1,069 1,069 Note purchase agreements — — 2,405 2,405 Total fair value assets $ 108,603 $ 19,556 $ 3,474 $ 131,633 Liabilities: Accounts payable, accrued expenses, and other current liabilities: Holdback liability — — 58 58 Convertible notes(1) — — 108,566 108,566 Total fair value liabilities $ — $ — $ 108,624 $ 108,624 As of December 31, 2025 Level 1 Level 2 Level 3 Total Assets: Cash equivalents: Money market funds $ 16,455 $ — $ — $ 16,455 Corporate debt securities — 4 — 4 Short-term investments: Commercial paper — 123 — 123 U.S. treasury and agency securities — 2,114 — 2,114 Corporate debt securities — 652 — 652 Other assets: Warrant rights — — 345 345 Total fair value assets $ 16,455 $ 2,893 $ 345 $ 19,693 Liabilities: Accounts payable, accrued expenses, and other current liabilities: Donation matching program $ — $ — $ 541 $ 541 liability(2) Convertible notes(1) — — 41,677 41,677 Other noncurrent liabilities: Holdback liability — — 28 28 Total fair value liabilities $ — $ — $ 42,246 $ 42,246 (1) Recorded at fair value with changes in fair value recorded in earnings due to the election of the fair value option of accounting for financial instruments. Refer to Note 7 for further information. (2) Refer to Note 8 for further information. During the three and six months ended June 30, 2026, the Company had no transfers between levels of the fair value hierarchy of its assets measured at fair value. The Company measures cash equivalents and short-term investments at fair value. Level 1 instrument valuations are based on quoted market prices of the identical underlying security. Level 2 instrument valuations are obtained from readily available pricing sources for comparable instruments, identical instruments in less active markets, or models using market observable inputs. Level 3 assets consist of warrant rights and note purchase agreement assets. There is no current market for these assets such that determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate. The estimated fair value of the warrant rights is determined by using a probability-weighted expected return method using valuation inputs based on information available, including terms and features of the warrant rights and other outstanding classes of the issuer’s equity securities, observable transactions in the issuer’s securities, such as its most recent financing round, estimates of equity volatility, and expected time to a liquidity event.

481 In March 2026, the Company entered into a note purchase agreement (the “Google 2026 NPA”) with Google LLC (“Google”), which included a commitment to sell 38.6 million shares of the Company’s Series G-2 redeemable convertible preferred stock at $259.1364 per share. In April 2026, the Company entered into a note purchase agreement (the “Amazon 2026 NPA”) with Amazon Web Services Inc. (“Amazon”), which included a commitment to sell 19.3 million shares of the Company's Series G-2 redeemable convertible preferred stock at $259.1364 per share. Refer to Note 7 for further information. These agreements are marked-to-market each period. Changes in fair value are recognized in other income (expense), net on the consolidated statements of operations. Assets under these note purchase agreements are recorded at fair value with other assets, noncurrent on the consolidated balance sheet. The estimated fair value of the note purchase agreements was determined by using a probability-weighted expected return method. The fair value of the Series G-2 redeemable convertible preferred stock was determined by using a hybrid approach comprising a contingent claims analysis (“CCA”) and a common stock equivalent (“CSE”) method. Assumptions included assumptions on future liquidity and financing events, the terms and features of the agreement, weights applied to each scenario, discount rates, applicable risk free rates, the fair value of the Series G-2 redeemable convertible preferred stock, and a discount for lack of marketability. Level 3 liabilities consist of the donation matching program liability (Note 8), convertible notes payable (Note 7), and a holdback liability. There is no current market for these liabilities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate. The estimated fair value of the donation matching liability represents the current obligation to match employee donations under the Donation Matching Program based on observable and unobservable inputs, specifically considering the price of the Company’s common shares. The estimated fair value of the convertible notes is determined by using a hybrid approach comprising a CCA and a CSE method. The analysis estimates the fair value of the convertible notes based on the probability-weighted present value of expected future investment returns, considering possible outcomes available to the note holder, including conversions to redeemable convertible preferred stock, Class N common stock, and maturity. Assumptions include assumed volatility, time to a liquidity event or financing and the risk free interest rate. Changes in fair value of the convertible notes are recorded as change in fair value of convertible notes and derivative liabilities in the consolidated statements of operations. The estimated fair value of the holdback liability uses both observable and unobservable inputs, specifically considering the price of the Company’s Class A common stock and the probability of payout at the end of the holdback period. The following table presents a summary of the changes in the fair value of the Company’s Level 3 financial instruments (in millions): Warrant Rights Donation Matching Program Liability Note Purchase Agreements Convertible Notes Payable Holdback Liability Balances as of December 31, 2025 $ 345 $ 541 $ — $ 41,677 $ 28 Additions — — 2,348 — — Conversion — — — (5,499) — Change in fair value 724 126 (11,753) 72,388 30 Settlement — (667) 11,810 — — Balances as of June 30, 2026 $ 1,069 $ — $ 2,405 $ 108,566 $ 58 Fair value measurements categorized within Level 3 are sensitive to changes in the assumptions or methodology used to determine fair value and such changes could result in a significant increase or decrease in the fair value. 5. Leases 482 The Company has operating and finance leases for corporate offices and infrastructure equipment with various expiration dates. The leases have non-cancelable remaining terms of less than one year to 20 years, some of which include options to extend for up to 14 years. The components of the Company’s lease expense were as follows (in millions): Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Operating lease cost $ 42 $ 4 $ 56 $ 8 Finance lease cost: Amortization of lease assets 13 — 13 — Interest on lease liabilities 5 — 5 — Finance lease cost 18 — 18 — Short-term lease cost 5 — 7 — Variable lease cost 6 — 8 — Total lease cost $ 71 $ 4 $ 89 $ 8 Weighted-average remaining lease term and discount rate for the Company’s leases were as follows: June 30, 2026 December 31, 2025 Weighted-average remaining lease term - operating leases 10.8 years 7.7 years Weighted-average remaining lease term - finance leases 4.9 years * Weighted-average discount rate - operating leases 7.5% 8.1 % Weighted-average discount rate - finance leases 7.1% * __________________ * The Company did not have any finance leases as of December 31, 2025. Supplemental balance sheet information for finance leases(1) were as follows (in millions): June 30, 2026 Property and equipment, at cost $ 445 Accumulated depreciation (13) Property and equipment, net $ 432 Accounts payable, accrued expenses, and other current liabilities $ 86 Other noncurrent liabilities 357 Total finance lease liabilities $ 443 __________________ (1) The Company did not have any finance leases as of December 31, 2025. Maturities of lease liabilities as of June 30, 2026 are as follows (in millions): Operating Leases Finance Leases Remainder of 2026 $ 52 $ 62 2027 109 106 2028 194 106 2029 162 106 2030 173 106 Thereafter 911 37

483 Total undiscounted lease payments 1,601 523 Less: imputed interest (522) (80) Present value of lease liabilities $ 1,079 $ 443 Leases Not Yet Commenced As of June 30, 2026, the Company has entered into lease agreements primarily related to compute and infrastructure assets and data centers that had not yet commenced, with total estimated future undiscounted lease obligations of approximately $266.2 billion. These lease obligations will commence between 2026 and 2028 with lease terms ranging from less than one year to 20 years. The Company may elect to satisfy a portion of its obligations by issuing convertible promissory notes. Refer to Note 7 for further information. Leases Held Through a Consolidated Variable Interest Entity The Company consolidates certain VIEs formed to finance and deploy compute and infrastructure assets and data centers. As of June 30, 2026, assets that are not, except as may be expressly provided in any contract or instrument entered into by these VIEs, generally available to satisfy the obligations of any person other than these VIEs were $296 million, primarily included in operating lease right-of-use assets. The Company guarantees certain VIE obligations; as a result, certain VIEs' creditors have recourse to the general credit of the Company. As of June 30, 2026, liabilities related to these VIEs were $328 million, which primarily included $310 million of lease liabilities, of which $257 million were included in operating lease liabilities, noncurrent. The Company may satisfy certain VIE rent obligations through the issuance of convertible promissory notes in lieu of cash. These VIEs guarantee the Company's obligations under the convertible promissory note and granted the lessor a security interest in the leased assets to secure them, up to the amount of notes outstanding to the lessor. As of June 30, 2026, no convertible promissory notes had been issued. Refer to Note 7 for further information. As of December 31, 2025, the assets and liabilities of these consolidated VIEs were not material. 6. Supplemental Financial Information Cash, Cash Equivalents, and Restricted Cash The following table reconciles cash, cash equivalents, and restricted cash reported on the Company’s consolidated balance sheets to the total amount presented in the consolidated statements of cash flows (in millions): June 30, 2026 December 31, 2025 Cash and cash equivalents $ 112,389 $ 17,388 Restricted cash(1) 2,529 13 Cash, cash equivalents, and restricted cash at end of period $ 114,918 $ 17,401 __________________ (1) The Company may be required to restrict up to an additional $10.0 billion for future amounts due, under certain arrangements. As of June 30, 2026, no such requirements were in effect. Accounts Payable, Accrued Expenses, and Other Current Liabilities Accounts payable, accrued expenses, and other current liabilities consisted of the following (in millions): June 30, 2026 December 31, 2025 Cloud service provider payables $ 2,810 $ 947 Accrued legal expenses 1,309 775 Donation matching program liability — 541 Other 1,303 248 Total $ 5,422 $ 2,511 484 Of the total accounts payable, accrued expenses, and other current liabilities presented above, accounts payable consisted of $766 million and $284 million as of June 30, 2026 and December 31, 2025, respectively. Other Income (Expense), Net Other income (expense), net consisted of the following (in millions): Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Recognition and change in fair value of note purchase agreements(1) $ (9,123) $ — $ (9,405) $ — Change in fair value of holdback liability (33) — (39) — Change in fair value of warrant rights 724 — 724 — Other (16) — (37) — Total $ (8,448) $ — $ (8,757) $ — __________________ (1) Refer to Note 4 for further information. Supplemental Cash Flow Information The following table shows supplemental cash flow information (in millions): Six Months Ended June 30, 2026 2025 Supplemental disclosure of cash flow information: Cash paid for income taxes, net of refunds $ 34 $ 7 Noncash investing and financing activities: Increase in property and equipment acquired but not yet paid $ 148 $ 1 Conversion of convertible notes into Series E-2, Series E-3, Series E-4, Series E-5 and Series F-2 redeemable convertible preferred stock $ — $ 8,168 Conversion of convertible notes into Series G-3 and Series G-4 redeemable convertible preferred stock $ 5,499 $ — Equity issued in connection with business acquisition $ 534 $ — Right-of-use assets obtained in exchange for operating lease liabilities $ 963 $ 1 Right-of-use assets obtained in exchange for finance lease liabilities $ 445 $ — Conversion of note purchase agreements into Series G-2 redeemable convertible preferred stock $ 11,810 $ — Issuance of Class N common stock upon settlement of donation matching program $ 667 $ — Supplemental Operating Expense Information The following table presents the Company’s operating expenses grouped by function (in millions): Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Cost of revenue(1) $ 1,297 $ 674 $ 2,380 $ 1,019 Research and development(2) 6,228 1,015 9,741 1,850 Sales and marketing(3) 2,562 176 3,808 239 General and administrative(4) 494 122 1,050 190 Total operating expenses $ 10,581 $ 1,987 $ 16,979 $ 3,298 __________________

485 (1) Substantially all of cost of revenue consists of compute and infrastructure costs associated with customer-serving workloads. Additionally, cost of revenue includes certain personnel-related costs and allocated overhead costs. (2) Research and development expenses primarily consist of compute and infrastructure costs associated with model development, research, and internal usage workloads, personnel-related costs, software expenses, and allocated overhead costs. (3) Sales and marketing expenses primarily consist of channel partner costs, marketing and advertising, personnel-related costs, compute and infrastructure costs associated with providing free access to the Company’s intelligence service, and allocated overhead costs. (4) General and administrative expenses primarily consist of the Company’s donation matching obligation, personnel-related costs, facility costs, allocated overhead costs, legal fees, and non-income-based taxes. 7. Convertible Notes and Revolving Credit Agreement Convertible Notes The Company has entered into note purchase agreements which provide for the issuance of one or more convertible notes. To the extent that the note purchase agreements create an obligation to issue notes in the future, these obligations are accounted for as derivative liabilities on the consolidated balance sheets until the related note is issued. Google Google 2023 Note Purchase Agreement In September 2023, the Company entered into a note purchase agreement (“Google 2023 NPA”) with Google, for the issuance of convertible promissory notes in an aggregate principal amount of up to $2.0 billion, issuable in three tranches. The Company issued the first tranche of notes in an aggregate principal amount of $500 million in September 2023, the second tranche of notes in an aggregate principal amount of $750 million in September 2024, and the third tranche of notes in an aggregate principal amount of $750 million in September 2025. The notes issued under Google 2023 NPA bore interest at a rate of 10.0% per annum, compounded annually, and payable upon maturity, 48 months after the respective issuance date. The Company also has a commercial agreement with Google for the provision of intelligence service. In connection with the Company’s Series E-1 redeemable convertible preferred stock financing during the three months ended March 31, 2025, the first and second tranches of notes issued under Google 2023 NPA converted in full into an aggregate of 12.7 million shares of the Company’s Series E-3 non-voting redeemable convertible preferred stock at a conversion price of $44.8692 per share and an aggregate of 15.3 million shares of Series E-4 non-voting redeemable convertible preferred stock at a conversion price of $50.4779 per share, respectively. The conversion prices reflect contractual discounts to the Series E-1 original issuance price of $56.0865 per share. In January 2026, in connection with the initial closing of the Series G-1 financing, the third tranche of notes issued under Google 2023 NPA converted in full into 3.3 million shares of Series G-4 non-voting redeemable convertible preferred stock at a conversion price of $233.2228 per share. The conversion price reflects the contractual discounts to the Series G-1 original issuance price of $259.1364 per share. As of June 30, 2026, no amounts remain outstanding under Google 2023 NPA. Google 2024 Note Purchase Agreement In August 2024, the Company entered into an additional note purchase agreement (“Google 2024 NPA”) with Google for the issuance of a convertible promissory note in an aggregate principal amount of approximately $1.3 billion. Such note bore interest at a rate of 8.5% per annum compounded annually, and, unless earlier converted or repaid, was payable upon maturity in August 2030. In connection with the Series E-1 redeemable convertible preferred stock financing in the first quarter of 2025, the note issued under Google 2024 NPA was converted in full into an aggregate of 24.2 million shares of Series E-5 non-voting redeemable convertible preferred stock at a conversion price of $53.2822 per share, reflecting a contractual discount to the Series E-1 original issuance price of $56.0865 per share. As of June 30, 2026, no amounts remain outstanding under Google 2024 NPA. Google 2026 Note Purchase Agreement In March 2026, the Company entered into the Google 2026 NPA under which, subject to certain conditions, up to $30.0 billion of convertible promissory notes or non-voting common stock through December 31, 2030 may be issued. Non-voting common stock would be issued at the 30-day trailing volume-weighted average price and, to the extent issued, the notes will 486 bear interest at 9.0% per annum compounded annually, payable at maturity, and mature six years after issuance, unless earlier repaid or converted pursuant to the terms of the agreement. In May 2026, Google invested $10.0 billion in the Company’s Series H redeemable convertible preferred stock financing, which reduced the amount available for issuance under the Google 2026 NPA to $20.0 billion. As of June 30, 2026, no non- voting common stock or notes had been issued under the Google 2026 NPA. Amazon Amazon 2023 and 2024 Note Purchase Agreements In September 2023, the Company entered into a note purchase agreement (“Amazon 2023 NPA”) with Amazon, for the issuance of convertible promissory notes in an aggregate principal amount of up to $4.0 billion, issuable in two tranches. The Company issued the first tranche of notes in an aggregate principal amount of $1.2 billion in September 2023, and the second tranche of notes in an aggregate principal amount of $3.4 billion in March 2024, reflecting an issuance premium to the $2.8 billion in proceeds received for the second tranche of notes. In November 2024, the Company entered into an additional note purchase agreement (“Amazon 2024 NPA”) with Amazon for the issuance of convertible promissory notes in an aggregate principal amount of up to $4.0 billion, issuable in three tranches. The Company issued the first tranche of notes in an aggregate principal amount of $1.3 billion in November 2024, the second tranche of notes in an aggregate principal amount of $1.3 billion in May 2025, and the third tranche of notes in an aggregate principal amount of $1.4 billion in November 2025. The notes issued under Amazon 2023 NPA bear interest at a rate of 8.0% per annum compounded annually and payable upon maturity, and mature ten years after the respective issuance date, unless earlier repaid or converted. The first tranche of notes issued under Amazon 2024 NPA bear interest at a rate of 8.5% per annum, compounded annually and payable at maturity, and matures in November 2034, unless earlier repaid or converted. The second and third tranche notes issued under Amazon 2024 NPA are each non-interest bearing and mature in May 2035 and November 2035, respectively, unless earlier repaid or converted. The notes issued under Amazon 2023 NPA and Amazon 2024 NPA are convertible into non-voting redeemable convertible preferred stock at a conversion price equal to the lesser of (i) $20.9280 per share (in the case of notes issued under Amazon 2023 NPA) or $50.4779 per share (in the case of notes issued under Amazon 2024 NPA), and (ii) the price per share in the Company’s most recent (1) preferred stock equity financing (in the case of the notes issued under Amazon 2023 NPA) or (2) qualified equity financing (in the case of the notes issued under Amazon 2024 NPA), subject, in each case, to Amazon’s ownership cap, as described below. In connection with certain liquidation transactions, Amazon may, in lieu of converting such notes at the applicable conversion price, elect to receive cash in an amount equal to the outstanding principal amount and accrued but unpaid interest thereon. Pursuant to the terms of Amazon 2024 NPA, the Company may be required to make additional cash payments to Amazon calculated as set forth in Amazon 2024 NPA in connection with certain liquidation transactions. In addition, in connection with an initial public offering, direct listing, or special purpose acquisition company transaction, any outstanding principal amount and accrued but unpaid interest thereon under the applicable Amazon NPA will automatically convert into shares of the Company’s Class N common stock at a conversion price equal to the lower of (i) $2.0928 per share, in the case of Amazon 2023 NPA, or $5.0478 per share, in the case of Amazon 2024 NPA, and (ii) the price per share of the common stock offered to the public in such transaction. Any portion of Amazon’s notes that cannot convert due to Amazon’s ownership cap will automatically convert, subject to Amazon’s ownership cap, into shares of Class N common stock at the close of each fiscal quarter following an initial public offering at a conversion price equal to the lowest of (i) the applicable conversion price set forth above, (ii) the price per share of the common stock offered to the public in connection with such initial public offering, and (iii) the then-current market price of the Company’s common stock based on a ten-day volume-weighted trailing average trading price. The notes issued under an Amazon NPA may also be settled in cash at maturity or, at Amazon’s election, by set- off against amounts Amazon owes the Company under certain commercial agreements with Amazon. Any conversion of the notes issued under an Amazon NPA is subject to Amazon’s aggregate ownership cap, which is waivable at Amazon’s option. If any portion of notes issued under an Amazon NPA cannot be converted without exceeding the ownership cap, the portion that could not be so converted will be re-issued as a non-interest bearing convertible rollover note, with a maturity date that is ten years from the issuance date of such rollover note. Upon the occurrence of certain events of default as specified in the applicable Amazon NPA, the Company may be required, depending on the nature of the event of

487 default, to repay in cash the then-outstanding principal amount that has not been converted either (i) in full upon demand of the holder or (ii) in equal installments over a four-year period. In connection with the Series E-1 redeemable convertible preferred stock financing during the three months ended March 31, 2025, the first and second tranche of notes issued under Amazon 2023 NPA were converted into an aggregate of 95.3 million shares of Series E-2 non-voting redeemable convertible preferred stock at a conversion price of $20.9280 per share. A portion of the notes issued under Amazon 2023 NPA did not convert pursuant to Amazon’s ownership cap, and were re-issued as a non-interest bearing rollover note in an aggregate principal amount of $3.1 billion, maturing in March 2034. The rollover note has substantially identical conversion and repayment terms as set forth above, in each case, subject to Amazon’s ownership cap. In connection with the Series E-1 redeemable convertible preferred stock financing, the conversion provisions of the notes issued under Amazon 2024 NPA were triggered. However, due to Amazon’s ownership cap, none of the notes issued under Amazon 2024 NPA converted. As a result, the first tranche was re-issued as a non-interest bearing rollover note with an aggregate principal amount of $1.3 billion, maturing in January 2035 and the second and third tranche remained outstanding. Such rollover note has substantially identical conversion and repayment terms as set forth above, in each case, subject to Amazon’s ownership cap. Subsequently, in connection with the Company’s Series F-1 redeemable convertible preferred stock financing during the three months ended September 30, 2025, a portion of the rollover note under Amazon 2023 NPA converted into an aggregate of 20.7 million shares of Series F-2 non-voting redeemable convertible preferred stock at a conversion price of $20.9280 per share. The remaining balance of such rollover note was re-issued as a non-interest bearing amended and restated rollover note with a principal amount of approximately $2.6 billion, maturing in March 2034. The notes issued under Amazon 2024 NPA did not convert in connection with Series F-1 redeemable convertible preferred stock financing due to Amazon’s ownership cap. In the first quarter of 2026, in connection with the Company’s Series G-1 financing, a portion of the second amended and restated non-interest bearing rollover note issued under Amazon 2023 NPA was converted into an aggregate of 20.6 million shares of the Company’s Series G-3 non-voting redeemable convertible preferred stock at a conversion price of $20.9280 per share. The remaining balance of such non-interest bearing rollover note was re-issued as a non-interest bearing amended and restated rollover note with a principal amount of approximately $2.2 billion, maturing in March 2034. As of June 30, 2026, the non-interest bearing amended and restated rollover note remains outstanding. The notes issued under Amazon 2024 NPA did not convert in connection with the Series G-1 redeemable convertible preferred stock financing due to Amazon’s ownership cap. As of June 30, 2026, all notes issued under Amazon 2024 NPA remain outstanding with an aggregate principal balance of $4.0 billion. Amazon 2026 Note Purchase Agreement In April 2026, the Company entered into the Amazon 2026 NPA under which the Company may issue, subject to certain conditions, up to $20.0 billion of non-voting common stock or convertible promissory notes. Non-voting common stock would be issued at the thirty-day trailing volume-weighted average price and, to the extent issued, the notes will bear interest at 8.0% per annum, compounded annually and payable at maturity, and mature ten years after issuance, unless earlier repaid or converted pursuant to the terms of the agreement. In May 2026, Amazon invested $5.0 billion in the Company’s Series H redeemable convertible preferred stock financing, which reduced the amount available for issuance under the Amazon 2026 NPA to $15.0 billion. As of June 30, 2026, no non- voting common stock or notes had been issued under the Amazon 2026 NPA. Other Note Purchase Agreements In August 2025, the Company entered into a note purchase agreement under which the Company may issue, subject to certain conditions, up to $10.0 billion of convertible promissory notes solely to finance rent obligations under a compute and infrastructure equipment lease agreement. Refer to Note 5 for further information. The Company’s ability to issue notes will end upon an initial public offering of its common stock. As of June 30, 2026, no amounts were outstanding under the note purchase agreement. In March 2026, the Company entered into a second note purchase agreement under which the Company may issue, subject to certain conditions, up to $42.0 billion of convertible promissory notes solely to finance rent obligations under a compute and infrastructure agreement. Refer to Note 5 for further information. The notes will bear interest at 9.0% per annum, payable in kind. The Company’s ability to issue notes will end upon the fifth anniversary of the commencement of the draw period 488 (which has not yet commenced and which begins once the first infrastructure equipment is ready for service pursuant to the compute and infrastructure agreement), subject to earlier termination. As of June 30, 2026, no amounts were outstanding under the note purchase agreement. Issuance costs associated with convertible notes are expensed as incurred. Fair Value Option The Company elected to account for the convertible notes using the fair value option pursuant to Accounting Standards Codification (“ASC”) 825 to eliminate the accounting complexity that would otherwise result from separately accounting for the liability and equity components of the convertible notes under the traditional bifurcation model. Fair value changes related to convertible notes are recorded in change in fair value of convertible notes and derivative liabilities in the Company’s consolidated statements of operations (Note 4). The Company recognized losses on the change in fair value of convertible notes of $59.6 billion and $5.1 billion during the three months ended June 30, 2026 and 2025, respectively. The Company recognized losses on the change in fair value of convertible notes of $72.4 billion and $9.9 billion during the six months ended June 30, 2026 and 2025, respectively. There were no changes in fair value attributable to credit risk as of June 30, 2026 and December 31, 2025. Derivative Liability In connection with Amazon 2024 NPA in November 2024, the Company recognized a derivative liability representing the subsequent note tranche rights provided by Amazon 2024 NPA ("Amazon 2024 NPA derivative liability"). The Company applied the terms of the subsequent note tranche rights for a written call option and purchased put option scenarios to calculate the fair value of the Amazon 2024 NPA derivative liability. The changes in the fair value of the Amazon 2024 NPA derivative liability were recorded as change in fair value of convertible notes and derivative liabilities in the consolidated statements of operations. The Company recognized losses on the changes in fair value of Amazon 2024 NPA derivative liabilities of $99 million during the three months ended June 30, 2025. There was no Amazon 2024 NPA derivative liability as of June 30, 2026 and December 31, 2025. Revolving Credit Agreement On May 14, 2025, the Company entered into a credit agreement (the “Credit Agreement”), by and among the Company, the lenders from time to time party thereto (collectively the “Lenders”), and Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent for the Lenders. The Credit Agreement provides for a senior secured revolving credit facility in an aggregate principal amount of $2.5 billion, with a $400 million letter of credit sublimit. The obligations under the Credit Agreement mature on May 14, 2030, subject to an earlier springing maturity date that is contingent upon the outstanding amount of convertible notes issued by the Company on the date that is 91 days prior to the maturity of such notes. The proceeds of the credit facility may be used for working capital, general corporate purposes, and other lawful purposes. The Company may request borrowings in U.S. dollars or certain other agreed currencies, subject to the terms of the Credit Agreement. Borrowings under the Credit Agreement bear interest at rates based on either the Alternate Base Rate, Term SOFR or other applicable benchmarks, plus an applicable margin. The Company is required to pay commitment fees on the unused portion of the facility and fees in connection with letters of credit. The obligations under the Credit Agreement are guaranteed by certain subsidiaries of the Company and are secured by substantially all of the assets of the Company and the subsidiary guarantors, subject to certain exceptions and exclusions set forth in the Credit Agreement. The Credit Agreement contains customary affirmative and negative covenants, including, but not limited to, restrictions on additional indebtedness, liens, asset sales, investments, mergers, and restricted payments. The Company is also subject to a financial covenant which requires the Company to maintain liquidity of at least $500 million as of the last day of each fiscal quarter. The agreement also includes customary events of default, which, if triggered, could result in the acceleration of amounts due under the credit facility. In September 2025, the Company executed an amendment to the Credit Agreement increasing the aggregate principal amount of revolving credit commitments by $250 million to $2.8 billion. In November 2025 , the Company executed the second amendment to the Credit Agreement, providing incremental revolving commitments of $500 million. Following the second amendment, the aggregate principal amount of revolving commitments total $3.3 billion.

489 In February 2026, the Company executed a third amendment to the Credit Agreement, increasing the letter of credit sublimit by $600 million to $1.0 billion. As of June 30, 2026 and December 31, 2025, the Company had no borrowings drawn under the revolving credit facility. As of June 30, 2026, $78 million of standby letters of credit were outstanding under the credit facility. The Company was in compliance with all covenants under the Credit Agreement as of June 30, 2026 and December 31, 2025. 490 8. Redeemable Convertible Preferred Stock, Common Stock and Stockholders’ Deficit Redeemable Convertible Preferred Stock Redeemable convertible preferred stock is carried at its issuance price, net of issuance costs, and comprises Series A redeemable convertible preferred stock, Series B redeemable convertible preferred stock, Series C-1 redeemable convertible preferred stock, Series C-2 redeemable convertible preferred stock, Series D-1 redeemable convertible preferred stock, Series D-2 redeemable convertible preferred stock, Series D-3 redeemable convertible preferred stock, Series E-1 redeemable convertible preferred stock, Series E-2 redeemable convertible preferred stock, Series E-3 redeemable convertible preferred stock, Series E-4 redeemable convertible preferred stock, Series E-5 redeemable convertible preferred stock, Series F-1 redeemable convertible preferred stock, Series F-2 redeemable convertible preferred stock, Series G-1 redeemable convertible preferred stock, Series G-2 redeemable convertible preferred stock, Series G-3 redeemable convertible preferred stock, Series G-4 redeemable convertible preferred stock, Series H-1 redeemable convertible preferred stock, Series H-2 redeemable convertible preferred stock, Series H-3 redeemable convertible preferred stock, and Series H-4 redeemable convertible preferred stock. The Company’s redeemable convertible preferred stock (“redeemable convertible preferred stock” or “preferred stock”) consisted of the following (in millions, except share amounts which are reflected in thousands, and per share data): As of June 30, 2026 Series Shares Authorized Shares Issued and Outstanding Original Issue Price per Share Net Carrying Value Liquidation Preference Series A 48,574 48,574 $ 2.57 $ 125 $ 125 Series B 87,430 87,430 $ 11.23 982 982 Series C-1 26,397 26,397 $ 11.23 296 296 Series C-2 13,362 13,362 $ 11.23 150 150 Series D-1 35,013 35,013 $ 30.00 1,042 1,051 Series D-2 4,444 4,444 $ 27.00 133 120 Series D-3 4,999 4,999 $ 30.00 146 150 Series E-1 63,610 63,610 $ 56.09 3,549 3,568 Series E-2 95,282 95,282 $ 20.93 4,728 1,994 Series E-3 12,664 12,664 $ 56.09 856 710 Series E-4 15,343 15,343 $ 50.48 986 774 Series E-5 24,244 24,244 $ 53.28 1,598 1,292 Series F-1 92,220 92,220 $ 140.97 12,999 13,000 Series F-2 20,740 20,740 $ 20.93 2,179 434 Series G-1 90,510 90,510 $ 259.14 23,454 23,455 Series G-2 83,929 83,929 $ 259.14 33,558 21,749 Series G-3 20,563 20,563 $ 20.93 4,571 430 Series G-4 3,322 3,322 $ 233.22 928 775 Series H-1 78,942 77,638 $ 589.01 45,728 45,729 Series H-2 34,808 33,110 $ 589.01 19,502 19,502 Series H-3 104,472 — $ 20.93 — — Series H-4 79,573 — $ 50.48 — — Total 1,040,441 853,394 $ 157,510 $ 136,286 As of December 31, 2025 Series Shares Authorized Shares Issued and Outstanding Original Issue Price per Share Net Carrying Value Liquidation Preference Series A 48,574 48,574 $ 2.57 $ 125 $ 125

491 Series B 87,430 87,430 $ 11.23 982 982 Series C-1 26,397 26,397 $ 11.23 296 296 Series C-2 13,362 13,362 $ 11.23 150 150 Series D-1 35,013 35,013 $ 30.00 1,042 1,051 Series D-2 4,444 4,444 $ 27.00 133 120 Series D-3 4,999 4,999 $ 30.00 146 150 Series E-1 63,610 63,610 $ 56.09 3,549 3,568 Series E-2 95,282 95,282 $ 20.93 4,728 1,994 Series E-3 12,664 12,664 $ 56.09 856 710 Series E-4 15,343 15,343 $ 50.48 986 774 Series E-5 24,244 24,244 $ 53.28 1,598 1,292 Series F-1 92,220 92,220 $ 140.97 12,999 13,000 Series F-2 145,774 20,740 $ 20.93 2,179 434 Series F-3 51,839 — $ 50.48 — — Series F-4 7,094 — $ 140.97 — — Total 728,289 544,322 $ 29,769 $ 24,646 Series G and Series H Financings In the first quarter of 2026, the Company completed the sale of an aggregate of 90.5 million shares of Series G-1 redeemable convertible preferred stock and an aggregate of 26.0 million shares of Series G-2 non-voting redeemable convertible preferred stock at a price of $259.1364 per share, for aggregate gross proceeds of $30.2 billion. In the second quarter of 2026, the Company completed the sale of an aggregate of 57.9 million shares of Series G-2 non- voting redeemable convertible preferred stock at a price of $259.1364 per share, for aggregate proceeds of $15.0 billion. Refer to Note 4 for further information. In the second quarter of 2026, the Company also completed the sale of an aggregate of 77.6 million shares of Series H-1 redeemable convertible preferred stock and an aggregate of 33.1 million shares of Series H-2 non-voting redeemable convertible preferred stock at a price of $589.0095 per share, for aggregate gross proceeds of $65.2 billion. The rights and preferences of the Company’s Series G-1, Series G-2, Series G-3, and Series G-4 redeemable convertible preferred stock (collectively, the “Series G redeemable convertible preferred stock”) and the Company’s Series H-1, Series H- 2, Series H-3, and Series H-4 redeemable convertible preferred stock (collectively, the “Series H redeemable convertible preferred stock”) are consistent with prior classes of redeemable convertible preferred stock, except for the original issue price, where relevant, reflects the original issue price of each respective class of Series G redeemable convertible preferred stock and Series H redeemable convertible preferred stock. Series G-1 and Series H-1 redeemable convertible preferred stock are entitled to the number of votes equal to the number of shares of Class A common stock into which such shares could be converted. Series G-2, Series G-3, Series G-4, and Series H-2, Series H-3, and Series H-4 redeemable convertible preferred stock are not entitled to vote and have no voting rights, except as required by law or as specifically set forth in the certificate of incorporation, and have no right to vote in any election of the Board. As of June 30, 2026, the conversion ratio for all series of redeemable convertible preferred stock was 10:1, except for the Series D-1, Series D-2, and Series D-3, which were approximately 10.58:1, 10.42:1, and 10.58:1, respectively. Common Stock The Company has one class of capital stock designated “participating common stock” and another class of capital stock designated “Class T common stock”. The class of capital stock designated “participating common stock” is divided into two series, designated “Class A common stock” and “Class N common stock”. The certificate of incorporation, as amended and restated May 27, 2026, authorized the Company to issue up to 10,991.0 million shares of Class A common stock, 7,044.0 million shares of Class N common stock, and 1 share of Class T common stock. Holders of Class A common stock are entitled to one vote per share. The holders of Class N common stock shall have no right to vote, generally, except as required by law, 492 including no right to vote in any election of the Board, except as required by law. The holders of Class T common stock have no right to vote generally, except as required by law or specifically set forth in the certificate of incorporation. The participating common stock is subordinate to the redeemable convertible preferred stock with respect to dividend rights and rights upon liquidation, winding up, and dissolution of the Company. The Class T common stock is not mandatorily redeemable and does not entitle the holder thereof to receive dividends or any distribution of assets upon the liquidation, winding up, or dissolution of the Company or the occurrence of a Liquidation Transaction (defined, generally, as any voluntary or involuntary liquidation, dissolution or winding up of the Company or deemed liquidation event). The total shares of the Company’s common stock reserved for future issuance are as follows (in thousands): As of June 30, 2026 December 31, 2025 Series A 485,744 485,744 Series B 874,304 874,304 Series C-1 263,972 263,972 Series C-2 133,617 133,617 Series D-1 370,299 368,311 Series D-2 46,314 46,132 Series D-3 52,873 52,589 Series E-1 636,101 636,101 Series E-2 952,819 952,819 Series E-3 126,646 126,646 Series E-4 153,429 153,429 Series E-5 242,436 242,436 Series F-1 922,197 922,197 Series F-2 207,399 207,399 Series G-1 905,104 — Series G-2 839,288 — Series G-3 205,629 — Series G-4 33,216 — Series H-1 776,379 — Series H-2 331,103 — Series H-3 — — Series H-4 — — Shares available under donation matching plan 933,698 964,341 Stock options and restricted stock units outstanding 2,846,697 2,603,784 Shares available for future issuance 569,059 287,571 Total shares reserved for issuance 12,908,323 9,321,392 Equity Compensation Plan In January 2021, the Board approved the 2021 Stock Plan (the “Plan”). The Plan allows for the award of incentive stock options, non-statutory stock options, restricted stock awards and restricted stock unit awards to employees, non-employee directors, and consultants of the Company. As of June 30, 2026, there were 3,864.8 million shares of common stock reserved for the Plan, with 569.1 million shares available to be issued. Effective January 2026, options issued under the Plan generally are exercisable for periods not to exceed 10 years and generally vest over either four years with 12.5% vesting after six months and with the remainder vesting monthly thereafter in equal installments, or over one year with 50% vesting after six months and with the remainder vesting monthly thereafter in equal installments. Stock Options

493 A summary of stock option activity and related information was as follows: Number of Shares (in thousands) Weighted-Average Exercise Price per Share Weighted-Average Remaining Contractual Life (in years) Aggregate Intrinsic Value (in millions) Balance as of December 31, 2025 1,982,743 $ 1.81 8.6 $ 31,415 Granted 90,419 $ 22.14 Exercised (227,942) $ 1.38 Cancelled and forfeited (48,154) $ 1.87 Balance as of June 30, 2026 1,797,066 $ 2.89 8.2 $ 98,205 Vested and exercisable as of June 30, 2026 902,727 $ 2.06 8.1 $ 50,077 The intrinsic value of a stock option is calculated as the difference between the per-share exercise price of the stock option and the estimated per-share fair value of the Company’s common stock at the measurement date. The total intrinsic values of stock options exercised during the three and six months ended June 30, 2026 was $6.5 billion and $6.8 billion, respectively. The weighted-average grant-date fair value of stock options granted during the three and six months ended June 30, 2026 was $25.48 and $19.90 per share, respectively. The total grant-date fair value of options vested during the three and six months ended June 30, 2026 was $956 million and $2.0 billion, respectively. As of June 30, 2026, there was approximately $2.8 billion of total unrecognized compensation cost related to unvested stock options, which is expected to be recognized over a weighted-average period of 1.2 years. The following weighted-average assumptions were used to calculate the fair value of option grants: Six Months Ended June 30, 2026 Fair value of common stock $21.56 - $57.14 Expected volatility 65.7 % Risk-free interest rate 3.8 % Dividend yield — % Expected term (in years) 5.3 Restricted Stock Units (“RSUs”) The Company grants RSUs to employees and the RSUs vest upon the satisfaction of both a service condition and a performance condition. The service condition for these awards is generally satisfied over a four-year vesting period. The performance condition is satisfied upon the occurrence of an “initial event” which is defined as either (i) a qualifying change in control of the Company or (ii) a listing of the Company’s equity securities on an established securities market (including through a traditional public offering, direct listing, or business combination with a special purpose acquisition company), in each case, on or before the seventh anniversary of the grant date, as further defined in such RSU agreements. If the performance condition is not satisfied within seven years of the grant date, all unvested RSUs are forfeited. As of June 30, 2026, no stock-based compensation expense had been recognized for the RSUs because management determined that it is not probable that the performance condition will be achieved. If management had determined the performance condition was probable of achievement as of June 30, 2026, the Company would have recognized $2.9 billion of cumulative stock-based compensation expense as of that date and would have $23.7 billion of unrecognized compensation cost that represents the RSUs that have not satisfied the service condition for vesting, which is expected to be recognized over a weighted-average period of 2.1 years. The following table summarizes RSU activity under the Plan during the six months ended June 30, 2026: 494 Number of Shares (in thousands) Weighted-Average Grant-Date Fair Value per Share Balance as of December 31, 2025 621,041 $ 9.47 Granted 451,891 $ 46.48 Vested — $ — Forfeited or cancelled (23,301) $ 12.28 Balance as of June 30, 2026 1,049,631 $ 25.34 The total intrinsic value and fair value of RSUs vested during the three and six months ended June 30, 2026 was zero. Restricted Stock Awards (“RSAs”) During the six months ended June 30, 2026, the Company granted 10.4 million RSAs in connection with acquisitions, which remain unvested as of June 30, 2026. As of June 30, 2026, there was approximately $325 million of total unrecognized compensation cost related to unvested RSAs, which is expected to be recognized over a weighted-average period of 2.7 years. Stock-based Compensation Expense The Company recognized stock-based compensation expense of $1.3 billion and $181 million during the three months ended June 30, 2026 and 2025, respectively. The Company recognized stock-based compensation expense of $2.2 billion and $286 million during the six months ended June 30, 2026 and 2025, respectively. Stock-based compensation expense is recognized within personnel expenses in the consolidated statements of operations. During the first quarter of 2026, the Company modified all stock options outstanding for which the one-year cliff vesting period had not yet been achieved by adjusting the cliff vesting period to be equal to six months. The incremental expense recognized as a result of these stock option modifications was not material. The tax benefits recognized in the consolidated statements of operations for stock-based compensation arrangements were not material during the three and six months ended June 30, 2026 and 2025. Share Repurchases During the three and six months ended June 30, 2025, the Company repurchased and immediately retired 27.9 million shares of common stock from certain former and current service providers at a purchase price of $5.61 per share, which was in excess of the then-current fair market value at the time of repurchase. The aggregate fair value of the shares repurchased was $149 million, which was recorded as an increase in accumulated deficit. The excess of the repurchase price over the fair market value of the shares at the date of repurchase was recognized as stock-based compensation expense of $7 million in the consolidated statement of operations. The Company did not repurchase any shares during the three and six months ended June 30, 2026. In February 2026, the Company’s Board of Directors approved an offer by a group of third-party buyers to purchase shares of the Company's Class A common stock at a price of $25.9136 per share from sellers that included current and former employees, non-employee service providers, and donor advised funds. The tender offer closed in April 2026, and an aggregate of 179.9 million shares were sold. Shares sold in the tender offer were sold at fair value, and accordingly, no stock-based compensation expense was recognized in connection with the transaction. Donation Matching Plan In November 2021, the Company adopted its donation matching plan (“Donation Matching Plan”) whereby eligible employees of the Company can pledge to donate to 501(c)(3) tax exempt organizations and have the Company match such donation on the terms set forth in the Donation Matching Plan. The Company may elect, at its sole discretion and per the terms of the Donation Matching Plan, to match the donation in shares or in cash in an equivalent value. As of June 30, 2026 and December 31, 2025, 933.7 million and 964.3 million shares are reserved for issuance under the Donation Matching Plan, respectively. During the three and six months ended June 30, 2026, the Company recognized a change in fair value of zero and $126 million, respectively, of the donation matching program liability within other operating and

495 administrative expense in the consolidated statements of operations and issued 30.6 million of Class N common shares upon settlement of its donation matching obligation in the first quarter of 2026. As of June 30, 2026 and December 31, 2025, the Company accrued zero and $541 million, respectively, within accounts payable, accrued expenses, and other current liabilities on the consolidated balance sheets. This represents the estimate of fair value of the current obligations to match employee donations under the donation matching program based on observable and unobservable inputs, specifically considering the price of the Company’s common stock. As of December 31, 2025 there were no shares issued or outstanding under the Donation Matching Plan. 9. Income Taxes The Company is subject to taxation in the U.S. and various other state and foreign jurisdictions. A summary of the Company’s provision for income taxes, loss before provision for income taxes, and effective tax rates are as follows (in millions): Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Provision for income taxes $ — $ — $ 21 $ 7 Loss before provision for income taxes $ (66,309) $ (6,377) $ (80,727) $ (12,962) Effective tax rate — % — % — % (0.1)% The Company's provision for income taxes consists primarily of state taxes in the U.S. and foreign taxes in jurisdictions in which the Company conducts business. The Company recorded an income tax benefit of less than $1 million and income tax expense of less than $1 million for the three months ended June 30, 2026 and 2025, respectively, and income tax expense of $21 million and $7 million for the six months ended June 30, 2026 and 2025, respectively. The Company maintains a full valuation allowance against its net deferred tax assets as it is more likely than not that these assets will not be realized. 10. Net Loss per Share The Company computes net loss per share utilizing the two-class method required for participating securities. The rights, including the liquidation and dividend rights, of the holders of the Company’s Class A common stock and Class N common stock are identical, except with respect to voting. As a result, the basic and diluted net loss per share of Class A common stock and Class N common stock are the same and therefore presented on a combined basis. The following table sets forth the computation of basic and diluted net loss per share, net of tax attributable to the Company’s common stockholders (in millions, except share amounts which are reflected in thousands, and per-share data): Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Numerator: Net loss $ (66,309) $ (6,377) $ (80,748) $ (12,969) Denominator: Weighted-average shares of common stock outstanding, basic and diluted 2,133,299 1,796,234 2,024,973 1,788,731 Net loss per share, basic and diluted $ (31.08) $ (3.55) $ (39.88) $ (7.25) For the three and six months ended June 30, 2026 and 2025, basic net loss per share is the same as diluted net loss per share as the inclusion of all potential shares of common stock outstanding would have been anti-dilutive. Potentially dilutive securities that were not included in the diluted per-share calculations because they would have been anti-dilutive for the periods presented were as follows (in thousands): Three and Six Months Ended June 30, 2026 2025 Redeemable convertible preferred stock 8,558,869 4,333,169 Convertible notes 1,840,445 2,253,472 496 RSAs 13,529 — Stock Options 1,797,066 1,835,665 Holdback liability 1,590 — Total 12,211,499 8,422,306 The table above does not include 1,049.6 million in 2026 and 173.7 million in 2025 of RSUs outstanding as these awards are subject to a performance condition that was not considered probable. 11. Commitments and Contingencies Purchase Commitments The Company routinely enters into non-cancelable agreements with third parties that contractually obligate the Company to purchase services. These contractual commitments primarily relate to CSP hosting and other third-party infrastructure services agreements. As of June 30, 2026, expected future fixed or minimum guaranteed commitments under these agreements were approximately $265.6 billion with terms ranging from one to 20 years. Guaranty In 2026, the Company entered into guaranty and cost reimbursement arrangements with developers to support data center capacity development; including procuring long-lead time equipment and materials. The Company may be required to make payments to or on behalf of the counterparties if specified trigger events occur. As of June 30, 2026, maximum potential payments under these arrangements were up to $0.8 billion, and amounts accrued under these arrangements were not material. Legal Matters The Company is involved from time to time in claims, proceedings, and litigation, including the following: In August 2024, various authors filed suit against the Company alleging infringement of copyrighted books in the case of Bartz et al v. Anthropic in the U.S. District Court for the Northern District of California (“Bartz”). The complaint alleged, among other things, copyright infringement related to the use of literary works used in the training of the Company’s large language models. The complaint sought certification as a class action, unspecified amounts of damages, injunctive relief, attorneys’ fees, costs, and interest. The Company reached a settlement in the amount of $1.5 billion and the interest earned thereon, which was approved by the district court in July 2026. The Company paid $300 million during the year ended December 31, 2025 and recorded liabilities of $1.2 billion in accounts payable, accrued expenses, and other current liabilities on the consolidated balance sheets as of June 30, 2026. In October 2023, Concord Music Group et al. filed a complaint against the Company in the U.S. District Court for the Middle District of Tennessee (“Concord I”). The complaint alleges, among other things, that in the process of building and operating the Company models, the Company unlawfully copied and disseminated copyrighted lyrics controlled by the publishers. It also asserts a claim for unlawful removal of copyright management information. The complaint seeks unspecified amounts of damages, injunctive relief, attorneys’ fees, costs, and interest. The case was later transferred to the Northern District of California. Fact discovery in the case closed in November 2025. In March 2026, the publishers filed for a partial summary judgment. The Company responded to that motion and filed its own motion for summary judgment in April 2026. A summary judgment hearing is scheduled in October 2026. The Company disputes the allegations of wrongdoing and intends to defend itself vigorously in this matter. The Company is also subject to three copyright actions in Canada. In May and July 2025, two putative class actions were filed on behalf of purported classes of Canadian authors - one in British Columbia ("MacKinnon") on behalf of all Canadian authors, and one in Québec ("Grescoe") on behalf of all Québec authors - each alleging violations of Canada's Copyright Act based on the Company's copying and use of copyrighted books to train its large language models. Grescoe has been stayed pending a final judgment in MacKinnon. In July 2026, La Presse Inc., a Québec news publisher, filed a copyright infringement action against the Company in the Québec Superior Court alleging that the Company reproduced its journalistic works in the data used to train the Company's models. The Company disputes the allegations of wrongdoing and intends to defend itself vigorously in these matters.

497 In June 2025, Reddit, Inc. filed suit against the Company in California state court alleging various claims, including breach of contract and trespass to chattels, stemming from allegations about the Company’s use of Reddit data in building and operating its models. In July 2025, the Company filed a notice of removal of the case to federal court. The case was remanded to state court in March 2026. The Company filed a demurrer to the complaint in June 2026, a hearing on the demurrer was held in August 2026, and no order has yet been issued. The Company disputes the allegations of wrongdoing and intends to defend itself vigorously in this matter. Between January and August 2026, four complaints were filed against the Company in the U.S. District Court for the Northern District of California by various music publishers and their affiliated entities, including Concord Music Group, Universal Music Publishing Group, ABKCO Music, BMG Rights Management (US) LLC, Round Hill Music LP, Sony Music Publishing (US) LLC, and Warner Chappell Music, Inc. (collectively, the “Music Publisher Matters”). The complaints allege, among other things, that the Company unlawfully copied the plaintiffs’ copyrighted song lyrics and musical compositions, and assert claims for direct and indirect copyright infringement based on both the acquisition and use of copyrighted materials to train the Company's large language models and the outputs of those models, as well as claims for removal of copyright management information. Certain of the complaints also assert claims for unauthorized downloading and distribution of copyrighted works, circumvention of technological protection measures, and violations of the Digital Millennium Copyright Act, and certain of the complaints also name two Company executives as defendants. The complaints seek unspecified amounts of damages, injunctive relief, attorneys' fees, costs, and interest. These matters are in preliminary stages: the Company's motion to dismiss is pending in one matter, a second matter is temporarily stayed with a responsive pleading due in October 2026, and responsive pleadings have not yet been filed in the two matters commenced in August 2026. The Company disputes the allegations of wrongdoing and intends to defend itself vigorously in these matters. The Company is subject to several putative class action complaints alleging that it markets and sells subscription plans for Claude through false, misleading, and deceptive advertising practices. These matters are generally in early stages. The Company disputes the allegations of wrongdoing and intends to defend itself vigorously. Various authors have opted out of the class action and settlement reached in Bartz and filed individual suits against the Company, generally alleging claims of direct copyright infringement, contributory copyright infringement, and removal of copyright management information related to the use of literary works used in the training of the Company’s large language models. The Company disputes the allegations of wrongdoing in these remaining opt-out actions and intends to defend itself vigorously in all matters. These proceedings remain in various stages. The Company has received notices, demands, and other communications from several authors and individual rights-holders, publishers (including, but not limited to, books, news, and music publishers), platforms and website operators, and trade associations, in the United States and other jurisdictions (collectively, “Rights-Holders”) alleging unauthorized acquisition or use of content, removal of copyright management information, violation of terms of service, and violation of copyrights. Some Rights-Holders have also sought to have their content removed from the Company’s training corpus or sought more information on how their content was used in the development of the Company’s models. Other Rights-Holders have argued that the mere crawling of their sites has harmed them. The Company expects to continue to receive similar notices from Rights- Holders, which may ultimately result in litigation against the Company. The Company disputes the allegations of wrongdoing and intends to defend itself vigorously in these matters. In addition, from time to time, the Company is subject to claims, litigation, and other proceedings, including potential regulatory proceedings, involving patent and other intellectual property matters, taxes, labor and employment, competition, privacy and data protection, consumer protection, commercial disputes, and services offered by the Company, and other matters. The outcomes of the Company’s legal proceedings and other contingencies are inherently unpredictable, subject to significant uncertainties, and could be material to its operating results and cash flows for a particular period. The Company evaluates, on a regular basis, developments in its legal proceedings and other contingencies that could affect the amount of liability, including amounts in excess of any previous accruals and reasonably possible losses disclosed, and makes adjustments and changes to its accruals and disclosures as appropriate. For the matters the Company discloses that do not include an estimate of the amount of loss or range of losses, such an estimate is not possible or is immaterial, and the Company may be unable to estimate the possible loss or range of losses that could potentially result from the application of non-monetary remedies. Until the final resolution of such matters, if any of the Company’s estimates and assumptions change or prove to have been incorrect, the Company may experience losses in excess of the amounts recorded, which could have a material effect on its business, consolidated financial position, results of operations, or cash flows. 12. Business Combinations 498 On May 18, 2026, the Company acquired Stainless Software, Inc., to advance developer experience and agent connectivity. This acquisition was primarily funded by shares of the Company’s Class A common stock with fair value of $295 million. The total purchase price of $306 million consisted of $12 million cash and cash equivalents, $65 million of intangible assets, $24 million of other net liabilities, and $253 million of goodwill. Goodwill primarily relates to expected synergies and assembled workforce and is not expected to be deductible for U.S. federal income tax purposes. During the first half of 2026, the Company completed other acquisition activity for aggregate consideration of $260 million. Pro forma results of operations have not been presented because the effects of all these acquisitions, individually and in the aggregate, were not material. Acquisition-related costs were expensed as incurred and were not material. 13. Subsequent Events The Company has evaluated subsequent events for recognition and measurement purposes through October 26, 2026, the date the unaudited interim consolidated financial statements were available to be issued. Equity and Financing Transactions • Subsequent to June 30, 2026, the Company’s board of directors approved grants of approximately 91 million RSUs with an aggregate grant date fair value of $5.8 billion. The RSUs are subject to both service-based and performance-based vesting conditions. The service-based condition is generally satisfied quarterly over a period of four years, with a cliff vesting period of six months applicable to grants made to new hires, subject to the employee’s continuous service with the Company through each service-based vesting date. The performance-based vesting condition of the RSUs will be satisfied upon the effectiveness of the registration statement of which this prospectus forms a part. • In September 2026, the Company amended and restated the Credit Agreement, increasing the revolving commitments from $3.3 billion to $15.0 billion and extending the maturity to September 2031. The amendment also increases the minimum liquidity covenant from $500 million to $5.0 billion. • In September 2026, the Company amended its certificate of incorporation to effectuate a 10-for-1 stock split of its authorized, issued, and outstanding shares of Class A common stock and Class N common stock, and in connection therewith, authorized 10,906.1 million shares of Class A common stock and 7,128.9 million shares of Class N common stock. • In the third quarter of 2026, the Company recognized $2.0 billion within other operating and administrative expense on the consolidated statement of operations for the initial recognition and change in fair value of its obligation to match employee donations made in August 2026 under the Donation Matching Plan. In October 2026, the Company issued approximately 28.0 million shares of Class N common stock upon settlement of this donation matching obligation. The liability will be remeasured to fair value through the settlement date in the fourth quarter of 2026. • In October 2026, the Company entered into amendments to the employment agreements of certain executive officers that provide for cash severance, continued health coverage and accelerated vesting of a number of outstanding equity awards upon certain conditions, modifying the executive officers’ outstanding stock options and RSUs. Because the performance-based vesting condition of the RSUs was not probable of being satisfied as of the modification date, the RSUs outstanding are expected to be remeasured at their modification-date fair value. • In October 2026, the Company amended its certificate of incorporation to increase the number of authorized shares of Class N common stock to 7,975.7 million shares, and the Company’s stockholders approved the issuance of up to 846.8 million shares of Class N common stock to a newly formed, wholly owned subsidiary of the Company in furtherance of the Company’s public benefit purpose. • In October 2026, the Company’s board of directors adopted, and its stockholders approved, the 2026 Equity Incentive Plan and the 2026 Employee Stock Purchase Plan, each effective on the day prior to the effectiveness of the registration statement of which this prospectus forms a part, with up to 2,950.0 million and 160.0 million shares of Class A common stock, respectively, initially reserved for issuance, subject to annual increases. Compute and Infrastructure Transactions • In July 2026, the Company entered into a hardware supply framework agreement (the “Hardware Supply

499 Agreement”) with Advanced Micro Devices, Inc. (“AMD”) to purchase, lease, or access AMD Helios rack-scale systems featuring AMD Instinct MI450 series GPUs. Pursuant to the terms of the Hardware Supply Agreement, AMD committed to purchase up to $5.0 billion of the Company’s Class N common stock, if certain conditions are achieved. • In addition to the transactions above, subsequent to June 30, 2026, the Company entered into new, and amended existing, lease and commercial agreements primarily to secure additional compute and infrastructure capacity, with aggregate future minimum payment obligations of approximately $245 billion, with some arrangements subject to certain contractual conditions being met. These primarily consist of compute and infrastructure agreements, commencing between 2026 and 2036 with terms greater than one year and up to 20 years. The Company also entered into certain agreements that are short term in nature with minimum non-cancelable payments under such contracts of approximately $21 billion. 500 2. 【Major Assets, Liabilities, Revenue and Expenses】 Please refer to “Section 6: Financial Information—1: Financial Documents” above. 3. 【Other Matters】 (1) Subsequent Event Not applicable. (2) Litigation Please refer to “Section 6: Financial Information—1: Financial Documents—Consolidated Financial Statements— Note 13: Commitments and Contingencies.” 4. 【Major Differences in Accounting Principles and Practices between the United States of America and Japan】 The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, and accordingly, differ from those prepared in conformity with accounting principles generally accepted in Japan. Major differences are summarized below. (1) Goodwill and Other Intangible Assets In the United States of America, under the acquisition method of accounting for business combinations, the cost of an acquisition, including the fair value of liabilities assumed, in excess of the fair value of net assets acquired on the acquisition date is recorded as goodwill. In accordance with ASC 350, “Intangibles – Goodwill and Other”, goodwill and indefinite-lived intangible assets are not amortized, and are evaluated for impairment at least annually or if a triggering event occurs. ASC 350 also requires that reporting units be identified for the purpose of assessing potential future impairments of goodwill. In Japan, “Accounting Standard for Business Combinations” is applied, and under this standard goodwill is amortized on a straight-line basis or other reasonable basis over its useful life, which is not more than 20 years. However, when the amount of goodwill is not significant, it may be charged to income for the year goodwill is generated. Goodwill is also an asset governed by “Accounting Standard for Impairment of Fixed Assets,” and is required to be tested for impairment under the standard, even when it is amortized. (2) Consolidation of Variable Interest Entities In the United States of America, ASC 810, “Consolidation”, provides for the criteria for consideration in determining whether a variable interest entity should be consolidated by a business entity, and further considerations for a reporting entity to be consolidated by their primary beneficiaries. In Japan, generally, subsidiaries should be included in consolidated financial statements when (a) a majority of the other company’s voting rights are owned or (b) a significant amount of voting rights is owned along with certain

501 evidence of control over decision making of the board even if a majority of the other company’s voting rights are not owned. In addition, Practical Issues Task Force (“PITF”) No. 20 “Practical Solution on Application of Control Criteria and Influence Criteria to Investment Associations” is applied to the consolidation of investment associations. The PITF requires companies to consolidate investment associations if certain criteria in relation to control of or influence over the investment associations are met. However, there is no explicit provision regarding the consolidation of VIEs. (3) Financial Instruments with Characteristics of both Liabilities and Equity In the United States of America, ASC 480, “Distinguishing Liabilities from Equity” establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. In Japan, no comprehensive accounting standard has been established for financial instruments with characteristics of both liabilities and equity. (4) Accounting for Uncertainty in Income Taxes In the United States of America, ASC 740, “Income Taxes” clarifies the accounting and reporting for uncertainties in income tax law. This Interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. In Japan, no accounting standard has been established for uncertainty in tax position. (5) Fair Value Option In the United States of America, under ASC 825, “Financial Instruments”, an entity may decide whether to elect the fair value option for each eligible item on its election date. Alternatively, an entity may elect the fair value option according to a preexisting policy for specified types of eligible items. In Japan, there is no fair value option for financial assets and financial liabilities. (6) Leases In the United States of America, ASC 842, “Leases” (the lease standard) requires the recognition of lease assets and lease liabilities on the balance sheet for all lease obligations and disclosing key information about leasing arrangements. The new lease standard requires the recognition of lease assets and lease liabilities by lessees for arrangements that are classified as operating leases. In Japan, the “Accounting Standards for Lease” is applied. However, only finance leases are recognized on the balance sheet and operating leases are accounted for off-balance sheet. In addition, in Japan, ASBJ Statement No. 34, “Accounting Standard for Leases,” was issued on September 13, 2024. Under this standard, lessee lease transactions are not classified as finance leases or operating leases; instead, right-of-use assets and lease liabilities are recognized for all lease transactions of lessees. This standard is effective for fiscal years beginning on or after April 1, 2027, with earlier application permitted. 502 (7) Stock Compensation In the United States of America, ASC 718, “Compensation – Stock Compensation” requires that share-based payment awards, including stock options and restricted stock units, be measured based on the grant-date fair value of the award, with compensation cost recognized over the requisite service period. Excess tax benefits and tax deficiencies arising upon settlement of awards are recognized as a reduction of, or an increase to, the provision for income taxes in the period in which they occur and are classified as cash flows from operating activities. In addition, cash paid by an employer in connection with shares withheld for tax-withholding purposes is classified as a cash outflow from financing activities. In Japan, ASBJ Statement No. 8, “Accounting Standard for Share-based Payment” is applied. Under this standard, unlisted companies are permitted to measure stock options based on their intrinsic value at the grant date instead of fair value. In addition, Japanese GAAP does not contain explicit guidance corresponding to the accounting treatment of excess tax benefits and tax deficiencies related to share-based compensation, or the classification of the related cash flows, as described above under U.S. GAAP.

503 Section 7 【Trends in Foreign Exchange Rates】 Since the exchange rate between the currency used in the presentation of the Company’s financial statements (U.S. dollars) and the Japanese yen was published in two or more daily newspapers in Japan that report on current affairs during the reference fiscal year, this disclosure is omitted. 504 Section 8 【Overview of Shareholder Services, Etc. of the Filing Company in Japan】 1. 【Overview of Share Administration in Japan】 (1) Locations for Share Transfer and Transfer Agents In Japan, there is no designated location for handling transfers of Class A Common Stock, nor is there a transfer agent. Acquirers of Class A Common Stock (hereinafter referred to as “Beneficial Shareholders”) are required to enter into Foreign Securities Trading Account Terms and Conditions (hereinafter referred to as the “Terms and Conditions”) with the financial instruments business operator that served as the point of contact for the acquisition (hereinafter referred to as the “Contact Financial Instruments Business Operator”). Pursuant to these Terms and Conditions, a foreign securities trading account (hereinafter referred to as the “Trading Account”) is opened in the shareholder’s name. All matters concerning the execution of trades, settlement of trade proceeds, custody of securities, and other transactions related to the shares shall be processed through this Trading Account. In this case, all matters regarding the execution of trades, settlement of trade proceeds, and other payments related to share transactions shall be processed in accordance with the respective provisions of the relevant agreement. (2) Benefits for Beneficial Shareholders Not applicable (3) Restrictions on Transfer of Shares There are no transfer restrictions on Class A Common Stock. (4) Other Matters Concerning Share Administration (i) Custody of Share Certificates Class A common stock held through a Trading Account is registered in the name of a nominee of a local clearing organization through a custodian in the United States acting as an agent for the Contact Financial Instruments Business Operator (hereinafter referred to as the “Local Custodian”) and is kept by the Local Custodian. (ii) Record Date for Dividends, etc. The beneficial owner entitled to receive dividends, etc., from the Company is the person who beneficially owns Class A Common Stock as of the record date set by the Company’s Board of Directors for the payment of dividends, etc. (iii) End of Fiscal Year December 31 of each year (iv) Public Notice to Beneficial Owners In Japan, no public notices regarding Class A Common Stock are issued. (v) Fees for Shareholder Services Beneficial shareholders shall pay a management fee for maintaining a Trading Account as a fee and expense for the procedures and actions specified in the Terms and Conditions, in accordance with the provisions of the Contact

505 Financial Instruments Business Operator. Furthermore, beneficial shareholders may also be required to pay other expenses specified in the Terms and Conditions. 2. 【Methods for Exercising Shareholder Rights in Japan】 (1) Procedures for the Exercise of Voting Rights by Beneficial Shareholders The exercise of voting rights is carried out by the nominee of the local clearing organization through the Local Custodian, based on instructions provided by the beneficial shareholders through the Contact Financial Instruments Business Operator. However, if a beneficial shareholder does not provide instructions, the nominee of the local clearing organization will not exercise voting rights for the Class A common stock held for the benefit of such beneficial shareholder. (2) Procedures for Claiming Dividends (i) Procedures for the Payment of Cash Dividends In accordance with the Terms and Conditions, cash dividends shall be received in a lump sum by the Contact Financial Instruments Business Operator from the nominee of the local clearing organization via the Local Custodian and delivered to the beneficial shareholders through their Trading Accounts. (ii) Procedures for the Delivery of Stock Dividends, etc. Class A common stocks allocated through stock splits are registered in the name of the nominee of the local clearing organization via the Local Custodian, and the Contact Financial Instruments Business Operator processes such Class A common stocks through Trading Accounts. However, fractional shares of less than one unit will be sold by the Company’s agent or the Local Custodian acting on behalf of the Contact Financial Instruments Business Operator. The net proceeds thereof will be received in a lump sum by the Contact Financial Instruments Business Operator from the nominee of the local clearing organization or from the Local Custodian via the Local Custodian and paid to the beneficial shareholders through their Trading Accounts. Class A common stocks allocated as stock dividends will be registered in the name of the nominee of the local clearing organization via the Local Custodian, and the Contact Financial Instruments Business Operator will process or sell such Class A common stocks through Trading Accounts in accordance with its prescribed procedures and pay the net proceeds to the beneficial shareholders through their Trading Accounts. (3) Procedures for the Transfer of Shares Settlement between a beneficial shareholder and a Contact Financial Instruments Business Operator when the beneficial shareholder places a sell order for its holdings shall be made in Japanese yen or in a foreign currency within the scope handled by the Contact Financial Instruments Business Operator. The Contact Financial Instruments Business Operator shall settle Class A common stocks for over-the-counter transactions in Japan through customer deposits. In the event that the number of Class A common stocks held by a Local Custodian changes as a result of a transaction of Class A common stocks, the transfer procedures for the relevant Class A common stocks shall be carried out at the local clearing organization in which the Local Custodian participates. (4) Tax Treatment in Japan with Respect to Dividends, etc. An outline of the tax treatment in Japan concerning (i) income tax and local inhabitants tax on (x) dividends on the shares of the Company (hereinafter in this item referred to as the “Shares”) which will be received, through a payment handling agent in Japan, by a beneficial shareholder of the Company who is a Japanese resident individual and who acquired and is holding the Shares through his/her custody account opened in Japan (hereinafter in this item referred to as an “Individual Shareholder”) and (y) capital gains and losses to be 506 derived from the sale of such Shares by an Individual Shareholder, as well as (ii) inheritance tax implication in Japan when inheritance is commenced with respect to the Shares held by an Individual Shareholder, is as set forth below; provided, however, that the following descriptions with respect to income tax and local inhabitants tax, which are made on the assumptions that: (a) the Shares are listed, and (b) Individual Shareholders shall receive dividends on the Shares through payment handling agents in Japan, shall not be deemed to refer to any cases that may fail to satisfy either of the assumptions described above. The following descriptions shall be based on the Japanese tax laws and regulations, which are in force as of the date hereof, and refer solely to matters regarding tax treatment in general, which are subject to change due to amendments to any applicable laws and regulations. Furthermore, due to an application of the exemption provisions, the below-described matters may be handled differently in actual cases than as described below. Please be advised that each investor shall consult his/her own tax advisor with respect to any details of tax treatment and any concrete details of tax treatment applicable to each investor. (i) Tax on Dividends The balance of the dividends which will be received, through a payment handling agent in Japan, by an Individual Shareholder paid in the United States, less any United States withholding tax (if any) imposed thereon when such dividends are paid in the United States, will be subject to Japanese tax by way of withholding (with respect to local inhabitants tax, by way of special collection), at the normal tax rate of 20% (15% income tax and 5% local inhabitants tax), and in addition, up to December 31, 2047, the Special Reconstruction Income Tax (up to December 31, 2026, at the tax rate of 2.1% of the amount of the income tax, and from January 1, 2027 to December 31, 2047, at the tax rate of 1.1% of the amount of the income tax), and, from January 1, 2027, the Defense Special Income Tax (at the tax rate of 1% of the amount of the income tax); therefore, 20.315% in total (such withholding tax shall be hereinafter referred to as the “Payment Handling Agent Withholding Tax”). If the dividends on the Shares received by an Individual Shareholder are subject to the Payment Handling Agent Withholding Tax, the amount of such dividends may not be included in the taxable income to be reported in the final tax return, and therefore, with respect to the dividends on the Shares received by such Individual Shareholder, the Payment Handling Agent Withholding Tax may be made as the final taxation in Japan without including such dividends on the Shares in the taxable income which is subject to an aggregate taxation at the progressive rates in Japan (the combined marginal tax rate is 55% in the aggregate of income tax and local inhabitants tax plus, up to December 31, 2047, the Special Reconstruction Income Tax (up to December 31, 2026, at the tax rate of 2.1% of the amount of the income tax, and from January 1, 2027 to December 31, 2047, at the tax rate of 1.1% of the amount of the income tax), and, from January 1, 2027, the Defense Special Income Tax (at the tax rate of 1% of the amount of the income tax); therefore, the combined marginal tax rate shall be 55.945%). The Individual Shareholders will be able to select the separate self-assessment taxation with respect to dividend income on listed shares, etc. (hereinafter referred to as the “Separate Self-Assessment Taxation on Dividends”) for each taxable year, with respect to dividend income from listed shares, etc., including dividends on the Shares, in accordance with the provisions of the applicable laws and regulations. When the method of Separate Self- Assessment Taxation on Dividends is selected, the dividend income of listed shares, etc. that is subject to Separate Self-Assessment Taxation on Dividends shall not be included in the dividend income covered by the aggregate taxation procedures described above, and profit and loss aggregation in respect of such dividend income and capital loss derived from listed shares, etc. shall be permitted, in accordance with the requirements and limitations provided under the applicable laws and regulations. Furthermore, if the method of Separate Self-Assessment Taxation on Dividends is selected with respect to dividend income on listed shares, etc., including dividends on the Shares, (i) interests on specified government or company bonds, (ii) profits or losses from redemption of specified government or company bonds, and (iii) profits or losses from transfer of specified government or company bonds, shall be included, in principle, in the amounts subject to

507 the profit and loss aggregation. On the other hand, when an Individual Shareholder is subject to taxation under the aggregate taxation procedures described above, with respect to the dividends on the Shares, profit and loss aggregation in respect of such dividends and capital loss shall not be permitted. The tax rates to be applied in the event that the relevant Individual Shareholder selects the Separate Self-Assessment Taxation on Dividends with regard to the dividend income on listed shares, etc., including dividends on the Shares shall be the normal 20% (15% income tax and 5% local inhabitants tax), and in addition, up to December 31, 2047, the Special Reconstruction Income Tax (up to December 31, 2026, at the tax rate of 2.1% of the amount of the income tax, and from January 1, 2027 to December 31, 2047, at the tax rate of 1.1% of the amount of the income tax), and, from January 1, 2027, the Defense Special Income Tax (at the tax rate of 1% of the amount of the income tax), therefore the aggregate tax rate shall be 20.315%. It should be noted that, for individual local inhabitants tax for FY2024 (income for 2023) and thereafter, no taxation method different from that for income tax may be selected with respect to dividend income, etc. on listed shares, etc. In the event of final tax return for the total amount of the dividends on the Shares received by an Individual Shareholder which is subject to (a) an aggregate taxation at the progressive rates for income tax and (b) the Separate Self-Assessment Taxation on Dividends, the United States withholding tax imposed on the above- mentioned dividends on the Shares (if any) shall be subject to a foreign tax credit in accordance with the requirements and limitations provided under the applicable laws and regulations, and the amount of income tax withheld by way of the Payment Handling Agent Withholding Tax at the time of the delivery of the above-mentioned dividends on the Shares shall be deducted by the amount of income tax to be filed and paid pursuant to the requirements and limitations provided under the applicable laws and regulations. (ii) Capital Gains and Losses The tax treatment of capital gains and losses derived from a sale of the Shares by an Individual Shareholder is, in principle, the same as that of capital gains and losses derived from a purchase and sale of the listed shares, etc. of a domestic corporation. (iii) Inheritance Tax/Donation Tax In the case the Shares are inherited by, or bequeathed to, or donated to, an individual (i) who has a domicile in Japan, (ii) who does not have a domicile in Japan but is a Japanese national (limited to the cases in which such individual, a decedent or legator or a donor used to have a domicile in Japan at any time during the 10-year period preceding the commencement of the inheritance or, in the case of the bequest, the commencement of the inheritance causing such bequest or, in the case of the donation, such donation) or (iii) who does not have a domicile in Japan and is not a Japanese national (limited to the cases in which a decedent or legator or a donor had a domicile in Japan at the time of the commencement of the inheritance or, in the case of the bequest, at the time of the commencement of the inheritance causing such bequest or, in the case of the donation, at the time of such donation, or used to have a domicile in Japan at any time during the ten-year period preceding the commencement of the inheritance, or, in the case of the bequest, the commencement of the inheritance causing such bequest or, in the case of the donation, such donation), such individual is, in principle and except in certain cases (including the case in which an individual who is a temporary resident (meaning a person who, at the time of the commencement of the inheritance or at the time of the donation, has a status of residence listed in the left-hand column of Appended Table I of the Immigration Control and Refugee Recognition Act and whose total period of having a domicile in Japan within the 15-year period preceding the commencement of the inheritance or preceding the donation is 10 years or less) and has a domicile in Japan acquires the Shares by means of inheritance from, or bequest by, a foreign national decedent or foreign national legator (meaning a person who, at the time of the commencement of the inheritance, used to have the above status of residence and a domicile in Japan) or by means of donation by a foreign national donor (meaning a person who, at the time of the donation, used to have the above status of residence and a domicile in Japan)), liable for inheritance tax or donation tax in accordance with the Inheritance Tax Law of Japan; provided, however, that, in accordance with the requirements and limitations of the applicable 508 laws and regulations, such individual may be entitled to tax credit with respect to the tax amount equivalent to the inheritance tax or donation tax imposed in the foreign countries. (5) Notices to Beneficial Owners Notices and communications sent by the Company to registered shareholders shall be addressed to the local clearing organization in which the Local Custodian participates. The Local Custodian is obligated to forward these to the Contact Financial Instruments Business Operator, and the Contact Financial Instruments Business Operator is obligated to forward them to each beneficial owner. Actual costs will be billed to the beneficial shareholders. However, if a beneficial shareholder does not wish to receive such notices or communications, or if the nature of the notice or communication is of limited importance, they will not be sent but will instead be made available for inspection by the beneficial shareholders at the counter of the Contact Financial Instruments Business Operator. Section 9 【Reference Information on the Filing Company】 1. 【Information on the Parent Company, etc. of the Filing Company】 Not applicable. 2. 【Other Reference Information】 Not applicable.

509 Part III 【Information on the Filing Company’s Guarantor, Etc.】 Section 1 【Information on Guarantors】 Not applicable. Section 2 【Information on Companies Other Than the Guarantor】 Not applicable. Section 3 【Information on Indices】 Not applicable. 510 Part IV 【Special Information】 Section 1 【Recent Financial Statements】 Not applicable. Section 2 【Securities Format】

511 512 Section 3 【Recent Financial Statements or Financial Documents of the Guarantor and Affiliated Subsidiaries】 Not applicable.

513 Report Of Independent Registered Public Accounting Firm To the Stockholders and the Board of Directors of Anthropic, PBC Opinion on the Financial Statements We have audited the accompanying consolidated balance sheet of Anthropic, PBC (the Company) as of December 31, 2025, the related consolidated statement of operations, comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2025, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles. Basis for Opinion These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion. Critical Audit Matters The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate. 514 Loss Contingencies Description of the Matter As further described in Note 13 to the consolidated financial statements, the Company is involved in various legal claims, proceedings and other regulatory and administrative proceedings, certain of which may include claims for substantial or indeterminate amounts of damages. The Company’s assessment of loss contingency matters requires significant judgment in determining both the likelihood and estimated amount of potential losses. Auditing the Company’s accounting for and disclosure of certain loss contingencies was especially challenging due to the significant judgment required to evaluate management’s assessments of the probability of loss and its estimate of the potential amounts or range of such losses. How We Addressed the Matter in Our Audit We performed audit procedures that included, among others, obtaining an understanding of the identification and evaluation of loss contingencies, including the Company’s assessment of the likelihood that a loss will be incurred and its ability to reasonably estimate the loss or range of possible losses. We read the Company’s board minutes, requested and received legal counsel confirmation letters, met with legal counsel to discuss the nature of certain matters and obtained representations from management on these matters. We also evaluated the appropriateness of the related disclosures included in the consolidated financial statements. Fair Value of Convertible Notes Description of the Matter The Company accounts for its convertible promissory notes at fair value. As discussed in Note 4 to the consolidated financial statements, the estimated fair value of convertible promissory notes as of December 31, 2025, was $41.7 billion and the recognized loss for the change in the fair value of the convertible promissory notes for the year ended December 31, 2025, was $34.5 billion. The Company estimated the fair value of the convertible promissory notes using a hybrid approach comprising a contingent claims analysis method and a common stock equivalent method which involved the use of complex and subjective estimates, judgments and assumptions. Auditing the Company’s estimated fair value of convertible notes was especially challenging due to the significant judgment required to assess management’s selection of the valuation methodology, determination of the relative weight applied to the contingent claims analysis and the common stock equivalent methods, which involved key judgments and assumptions, including the Company’s stage of development, likelihood of an initial public offering (IPO), need for and terms of financings, and secondary and other market transactions. The estimated fair value of the convertible notes is particularly sensitive to changes in the relative weight applied to the two valuation methods. How We Addressed the Matter in Our Audit We performed audit procedures that included, among others, evaluating the Company’s selection of the valuation methodology, evaluating the key judgments and assumptions noted above used by the Company’s valuation specialist, and evaluating the completeness and accuracy of the underlying data supporting the key judgments and assumptions. We involved our valuation specialists to assist with our evaluation of the methodology used by the Company and the key judgments and assumptions. Specifically, we focused on the Company’s determination of the relative weight applied to the contingent claims analysis and common stock equivalent methods and the key judgments and assumptions that affected the weighting. For example, we evaluated the stage of the Company’s development, inspected the Company’s written plans and internal presentations relating to an IPO process, and evaluated secondary and other market transactions during the period and their impact on the relative weight applied to the two valuation methods by the Company. /s/ Ernst & Young LLP We have served as the Company’s auditor since 2025. San Jose, California June 1, 2026, except for the effects of the stock split described in Note 1, which is as of September 30, 2026

515 Report Of Independent Registered Public Accounting Firm Board of Directors and Stockholders Anthropic, PBC Opinion on the financial statements We have audited the accompanying consolidated balance sheet of Anthropic, PBC (a Delaware public benefit corporation) and subsidiaries (the “Company”) as of December 31, 2024, the related consolidated statements of operations, comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for each of the years ended December 31, 2024 and 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the years ended December 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America. Basis for opinion These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. /s/ GRANT THORNTON LLP We have served as the Company’s auditor from 2023 to 2025. San Francisco, California June 1, 2026 (except for the effects of the stock split described in Note 1, as to which the date is September 30, 2026)